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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CROSSTEX ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROXY STATEMENT/PROSPECTUS

CROSSTEX MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Crosstex Energy, Inc. Stockholders:

        After careful consideration, the Crosstex Energy, Inc. ("Crosstex") board of directors (the "Crosstex Board") has unanimously approved an agreement and plan of merger, referred to as the merger agreement, with Devon Energy Corporation ("Devon") and certain of its wholly owned subsidiaries. As part of the transaction, each of Crosstex and Acacia Natural Gas Corp I, Inc., a wholly owned subsidiary of Devon ("New Acacia"), will merge with subsidiaries of a new holding company named EnLink Midstream, LLC (formerly known as New Public Rangers, L.L.C.) ("EnLink Midstream") and will survive as wholly owned subsidiaries of EnLink Midstream. Upon completion of these mergers, the business of EnLink Midstream will be the combined business of Crosstex and a 50% limited partner interest in EnLink Midstream Holdings, LP (formerly known as Devon Midstream Holdings, L.P.) ("Midstream Holdings"), which, together with its subsidiaries, will own Devon's midstream assets in the Barnett Shale in North Texas, the Cana-Woodford and Arkoma-Woodford Shales in Oklahoma and Devon's economic interest in Gulf Coast Fractionators in Mont Belvieu, Texas. Pursuant to a separate contribution agreement among Devon, Crosstex Energy, L.P. (the "Partnership") and certain of their respective wholly owned subsidiaries, Devon will contribute the remaining 50% limited partner interest and all of the general partner interest in Midstream Holdings to the Partnership in exchange for limited partner interests in the Partnership.

        Pursuant to the merger agreement, a wholly owned subsidiary of EnLink Midstream will merge with and into Crosstex (the "Crosstex merger") and Crosstex stockholders (other than Devon or any of its wholly owned subsidiaries and holders of shares of Crosstex common stock with respect to which appraisal rights are properly exercised and not withdrawn or with respect to shares held in treasury) will have the right to receive (i) one common unit of EnLink Midstream (an "EnLink Midstream Common Unit") and (ii) an amount in cash equal to the quotient of (x) $100,000,000 divided by (y) the number of shares of Crosstex common stock issued and outstanding immediately prior to the effective time of the Crosstex merger, for each share of Crosstex common stock they own immediately prior to the effective time of the Crosstex merger. Based on the number of outstanding shares of Crosstex common stock on the date hereof and the number of shares of Crosstex common stock currently expected to be issued upon the settlement of outstanding Crosstex equity awards in connection with the Crosstex merger, Crosstex stockholders would receive cash consideration of approximately $2.05 per share. Shares of Crosstex common stock are traded on the NASDAQ Global Select Market under the symbol "XTXI." Upon completion of the mergers, we expect the EnLink Midstream Common Units will be listed on the New York Stock Exchange under the symbol "ENLC" and Crosstex's common stock will be delisted and cease to be publicly traded.

        In connection with the Crosstex merger, Crosstex will hold a special meeting of its stockholders to consider and vote on the adoption of the merger agreement and certain other matters. The affirmative vote of the holders of at least 67% of the shares of Crosstex common stock issued and outstanding and entitled to vote as of the record date is required to adopt the merger agreement. Certain stockholders of Crosstex have entered into voting agreements with Devon, pursuant to which they have agreed to vote all of their shares of Crosstex common stock in favor of the adoption of the merger agreement. Collectively, these stockholders currently hold approximately 19% of the outstanding shares of Crosstex common stock.

        Information about the special meeting of Crosstex stockholders, the mergers and the other business to be considered by the Crosstex stockholders at the special meeting is contained in the accompanying proxy statement/prospectus, which we urge you to read. In particular, see the section titled "Risk Factors" beginning on page 32 of the accompanying document.

        Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to submit your proxy by following the instructions contained in this proxy statement/prospectus and the accompanying proxy card.

        The Crosstex Board has unanimously (i) determined that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Crosstex stockholders and (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby. Accordingly, the Crosstex Board unanimously recommends that Crosstex stockholders vote "FOR" the proposal to adopt the merger agreement.

        The Crosstex Board also unanimously recommends that the Crosstex stockholders vote "FOR" any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement and "FOR" the approval of the advisory (non-binding) compensation proposal.

        In connection with the Crosstex Board's determination, a special committee of the Crosstex Board, comprised solely of members of the Crosstex Board who are deemed to be independent and disinterested with respect to the interests of the Partnership, determined that the agreements between Crosstex and the Partnership and the manner in which the terms and conditions of the merger agreement and the transactions contemplated thereby address and resolve certain matters relating to potential or actual conflicts between the interests of Crosstex and those of the Partnership are advisable and fair to, and in the best interests of, Crosstex and its stockholders and recommended that the Crosstex Board approve the manner in which the terms and conditions of the merger agreement and the transactions contemplated thereby address and resolve such potential or actual conflicts.

Sincerely,
Barry E. Davis President and Chief Executive Officer

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying document or determined that the accompanying document is accurate or complete. Any representation to the contrary is a criminal offense.

        This proxy statement/prospectus is dated February 5, 2014 and is first being mailed to Crosstex stockholders on or about February 6, 2014.

CROSSTEX ENERGY, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on March 7, 2014

To the Stockholders of Crosstex Energy, Inc.:

        A special meeting of stockholders of Crosstex Energy, Inc., a Delaware corporation ("Crosstex"), will be held on Friday, March 7, 2014, at 9:00 a.m., local time, at Crosstex's offices, located at 2501 Cedar Springs Rd., Dallas, Texas 75201, for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 21, 2013, as such agreement may be amended from time to time, by and among Crosstex, Devon Energy Corporation ("Devon"), Acacia Natural Gas Corp I, Inc. ("New Acacia"), EnLink Midstream, LLC (formerly known as New Public Rangers, L.L.C.) ("EnLink Midstream") and certain other wholly owned subsidiaries of Devon, pursuant to which, among other things, a wholly owned subsidiary of EnLink Midstream will merge with and into Crosstex (the "Crosstex merger"), and another wholly owned subsidiary of EnLink Midstream will merge with and into New Acacia (the "Devon merger" and, together with the Crosstex merger, the "mergers"), with Crosstex and New Acacia surviving as wholly owned subsidiaries of EnLink Midstream (the "merger agreement");

  2.
  To consider and vote upon one or more proposals to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement; and

  3.
  To consider and vote upon a proposal to approve, on an advisory (non-binding) basis, a resolution regarding the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger.

        Only holders of record of shares of Crosstex common stock at the close of business on February 5, 2014, the record date for the determination of stockholders entitled to notice of and to vote at the special meeting, are entitled to receive this notice and to vote at the special meeting or any adjournment or postponement of that meeting.

        The Crosstex board of directors (the "Crosstex Board") has unanimously (i) determined that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Crosstex stockholders and (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby. Accordingly, the Crosstex Board unanimously recommends that Crosstex stockholders vote "FOR" the proposal to adopt the merger agreement.

        The Crosstex Board also unanimously recommends that Crosstex stockholders vote "FOR" any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement and "FOR" the advisory (non-binding) compensation proposal.

        In connection with the Crosstex Board's determination, a special committee of the Crosstex Board, comprised solely of members of the Crosstex Board who are deemed to be independent and disinterested with respect to the interests of Crosstex Energy, L.P. (the "Partnership"), determined that the agreements between Crosstex and the Partnership and the manner in which the terms and conditions of the merger agreement and the transactions contemplated thereby address and resolve certain matters relating to potential or actual conflicts between the interests of Crosstex and those of the Partnership are advisable and fair to, and in the best interests of, Crosstex and its stockholders and recommended that the Crosstex Board approve the manner in which the terms and conditions of the merger agreement and the transactions contemplated thereby address and resolve such potential or actual conflicts.

        The Crosstex merger cannot be completed unless the holders of at least 67% of the shares of Crosstex common stock issued and outstanding and entitled to vote as of the record date vote to adopt the merger agreement.

        Your vote is important. All stockholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy over the Internet, by telephone or, if you receive a paper copy of a proxy or voting instruction card by mail, by completing, signing, dating and mailing the proxy or voting instruction card in the postage-paid envelope provided. If you hold your shares through a bank, broker or other nominee, you may vote your shares in accordance with the voting instruction form received from your bank, broker or other nominee. You may revoke your proxy by attending the special meeting and voting your shares of Crosstex common stock in person at the special meeting. You may also revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of Crosstex at the address provided with the proxy card at or before the special meeting or by completing and submitting a proxy with a later date.

        Please do not send any stock certificates at this time.

        Information about the special meeting of Crosstex stockholders, the Crosstex merger and the other business to be considered by the Crosstex stockholders at the special meeting is contained in the accompanying proxy statement/prospectus. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes carefully and in their entirety. If you have any questions, would like additional copies of the proxy statement/prospectus or need assistance with voting your shares of Crosstex common stock, please contact Crosstex's proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834.

By Order of the Board of Directors

Barry E. Davis President and Chief Executive Officer

February 5, 2014

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Stockholders to be Held on March 7, 2014:
The Notice of Meeting, this Proxy Statement/Prospectus
and the accompanying Proxy Card are available at
the Internet website shown on the accompanying Proxy Card.

 ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates by reference important business and financial information about Crosstex from other documents filed with the Securities and Exchange Commission, referred to as the SEC, that is not included in or delivered with this proxy statement/prospectus. See "Where You Can Find More Information" on page 236.

        Documents incorporated by reference are available to you without charge upon request. You can obtain any of these documents by requesting them in writing or by telephone at the following address and telephone number:

Crosstex Energy, Inc.
Attn: Jill McMillan
2501 Cedar Springs Rd.
Dallas, Texas 75201
(214) 721-9271

        To receive timely delivery of the requested documents in advance of the Crosstex special meeting, you should make your request no later than February 28, 2014.

ABOUT THIS DOCUMENT

        This document, which forms part of a registration statement on Form S-4 filed with the SEC by EnLink Midstream (File No. 333-192419), constitutes a prospectus of EnLink Midstream under Section 5 of the Securities Act of 1933, as amended, which is referred to as the Securities Act, with respect to the EnLink Midstream Common Units to be issued pursuant to the merger agreement. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, with respect to the special meeting of Crosstex stockholders, at which Crosstex stockholders will be asked to consider and vote on, among other matters, a proposal to adopt the merger agreement.

        You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated February 5, 2014. The information contained in this proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this proxy statement/prospectus to Crosstex stockholders nor the issuance by EnLink Midstream of its common units pursuant to the merger agreement will create any implication to the contrary.

        This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

        The information concerning EnLink Midstream and Devon and its subsidiaries contained in this proxy statement/prospectus has been provided by Devon, and the information concerning Crosstex contained in this proxy statement/prospectus or incorporated by reference has been provided by Crosstex.

        If you have any questions about the mergers or the consideration that you will receive in connection with the Crosstex merger, you may contact Crosstex's proxy solicitor at the address and telephone number listed below.

Innisfree M&A Incorporated
Stockholders may call toll free at (888) 750-5834
Banks and brokers may call collect at (212) 750-5833

i

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

        Set forth below are questions that you, as a stockholder of Crosstex Energy, Inc. ("Crosstex"), may have regarding the mergers and the Crosstex special meeting, and brief answers to those questions. You are urged to read carefully this proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus in their entirety, including the merger agreement, which is attached as Annex B to this proxy statement/prospectus, and the documents incorporated by reference into this proxy statement/prospectus, because this section may not provide all of the information that is important to you with respect to the mergers and the special meeting. You may obtain a list of the documents incorporated by reference into this proxy statement/prospectus in the section titled "Where You Can Find More Information." Any reference in this document to a page number is a reference to a page in this document.

Q:
Why am I receiving these materials?

A:
Crosstex, Crosstex Energy, L.P. (the "Partnership" and, together with Crosstex, the "Crosstex Companies") and Devon Energy Corporation ("Devon") are entering into a strategic business transaction to combine the assets of the Crosstex Companies with Devon's midstream assets in the Barnett Shale in North Texas, the Cana-Woodford and Arkoma-Woodford Shales in Oklahoma and Devon's economic interest in Gulf Coast Fractionators in Mont Belvieu, Texas (the "Midstream Business"). This combination will be effected by the mergers described herein and the contribution of the Midstream Business (the "contribution") pursuant to the contribution agreement among the Partnership, Devon and certain of their wholly owned subsidiaries (the "contribution agreement"), each as described in this proxy statement/prospectus. See "The Proposed Transactions—The Mergers" on page 63 and "The Proposed Transactions—The Midstream Business Contribution" on page 65.

Pursuant to the merger agreement among Crosstex, EnLink Midstream, LLC (formerly known as New Public Rangers, L.L.C.) ("EnLink Midstream") and Devon and certain of its wholly owned subsidiaries, a wholly owned subsidiary of EnLink Midstream will merge with and into Crosstex, which we refer to as the "Crosstex merger," and another wholly owned subsidiary of EnLink Midstream will merge with and into New Acacia, a wholly owned subsidiary of Devon (the "Devon merger" and, together with the Crosstex merger, the "mergers"), with Crosstex and New Acacia surviving as wholly owned subsidiaries of EnLink Midstream. As a result of the mergers, EnLink Midstream will own a 50% interest in the Midstream Business and, as a result of the contribution, the Partnership will own the remaining 50% interest in the Midstream Business.

In order to complete the Crosstex merger, stockholders of Crosstex must approve the adoption of the merger agreement. Pursuant to the Crosstex merger, Crosstex stockholders (other than Devon or any of its wholly owned subsidiaries and holders of shares of Crosstex common stock with respect to which appraisal rights are properly exercised and not withdrawn or with respect to shares held in treasury) will have the right to receive (i) one common unit of EnLink Midstream (an "EnLink Midstream Common Unit") (the "Crosstex Unit Consideration") and (ii) an amount in cash equal to the quotient of (x) $100,000,000 divided by (y) the number of shares of Crosstex common stock issued and outstanding immediately prior to the effective time of the Crosstex merger (the "Crosstex Cash Consideration" and, together with the Crosstex Unit Consideration, the "Crosstex Merger Consideration") for each share of Crosstex common stock they own immediately prior to the effective time of the Crosstex merger. See "Summary—Crosstex Merger Consideration" on page 11.

This document is being delivered to you as both a proxy statement of Crosstex and a prospectus of EnLink Midstream in connection with the Crosstex merger. It is the proxy statement by which the Crosstex Board is soliciting proxies from you to vote on the adoption of the merger agreement at the special meeting or at any adjournment or postponement of the special meeting. It is also the prospectus by which EnLink Midstream will issue EnLink Midstream Common Units as part of the Crosstex Merger Consideration.

Q:
What am I being asked to vote on?

A:
Crosstex stockholders are being asked to consider and vote on the following proposals:

          1.     a proposal to adopt the merger agreement (attached as Annex B to this document);

          2.     one or more proposals to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement; and

          3.     a proposal to approve, on an advisory (non-binding) basis, a resolution regarding the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger.

Q:
How does the Crosstex Board recommend that I vote on the matters to be considered at the special meeting?

A:
The Crosstex Board unanimously recommends that the stockholders of Crosstex vote:

•
"FOR" the proposal to adopt the merger agreement;

•
"FOR" any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement; and

•
"FOR" the approval of the advisory (non-binding) compensation proposal.

See "Special Meeting of Crosstex Stockholders—Crosstex's Reasons for the Crosstex Merger; Recommendation of the Crosstex Board" beginning on page 58.

In considering the recommendation of the Crosstex Board with respect to the adoption of the merger agreement, you should be aware that some of Crosstex's directors and executive officers have interests in the mergers that are different from, or in addition to, the interests of Crosstex stockholders generally. See "The Proposed Transactions—Interests of Crosstex's Executive Officers and Directors in the Mergers" beginning on page 138.

Q:
What is the amount of cash and the number of EnLink Midstream Common Units that I will be entitled to receive for my shares of Crosstex common stock?

A:
Under the merger agreement, each share of Crosstex common stock (other than shares owned by Devon or any of its wholly owned subsidiaries, treasury shares and shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive (i) one EnLink Midstream Common Unit and (ii) an amount in cash equal to the quotient of (x) $100,000,000 divided by (y) the number of shares of Crosstex common stock issued and outstanding immediately prior to the effective time of the Crosstex merger. Based on the number of outstanding shares of Crosstex common stock on the date hereof and the number of shares of Crosstex common stock expected to be issued upon the settlement of outstanding Crosstex equity awards in connection with the Crosstex merger, Crosstex stockholders would receive cash consideration of approximately $2.05 per share.

Q:
What will happen to my Crosstex stock options, restricted stock and restricted stock units in the merger?

A:
Subject to certain exceptions, Crosstex will cause all equity or equity based awards (including stock options, restricted stock and restricted stock units) granted under a Crosstex benefit plan outstanding immediately prior to the effective time of the mergers (the "Effective Time") to be fully vested and exercisable, if applicable, immediately prior to the Effective Time. Awards that are settled in cash, if any, and are not stock options, will be settled and paid to the award holder in accordance with the award agreement and the Crosstex benefit plan under which the award was granted, less any applicable taxes required to be withheld, as soon as reasonably practicable after the Effective Time, and in no event later than thirty days thereafter. Awards that consist of shares of Crosstex common stock or are settled in shares of Crosstex common stock pursuant to their terms, and are not stock options, shall be settled immediately prior to the Effective Time in accordance with the award agreement and the Crosstex benefit plan under which the award was granted, net of any applicable taxes required to be withheld, and all shares of Crosstex common stock issued upon such settlement shall be considered outstanding and have the right to be exchanged for the Crosstex Merger Consideration in the manner discussed above. Awards that constitute stock options and that remain unexercised at the Effective Time shall remain in effect in accordance with their terms, but shall be converted as of the Effective Time from awards in respect of shares of Crosstex common stock to awards in respect of EnLink Midstream Common Units. Stock options that are exercised prior to the effective time of the Crosstex merger will become issued and outstanding shares of Crosstex common stock and will be entitled to receive the Crosstex Merger Consideration as described herein.

Q:
If I am a Crosstex stockholder, will I receive dividends in the future?

A:
Before completion of the Crosstex merger, Crosstex expects to pay regular quarterly dividends on shares of Crosstex common stock at times and intervals consistent with its prior practice and as permitted by the merger agreement. Your receipt of this regular quarterly dividend will not reduce the per share Crosstex Merger Consideration you receive. Once the mergers are complete and shares of Crosstex common stock are exchanged for EnLink Midstream Common Units, when distributions are declared by the Board of Directors (the "EnLink Midstream Board") of EnLink Midstream Manager, LLC, the managing member of EnLink Midstream and a wholly owned subsidiary of Devon ("EnLink Midstream Manager"), former Crosstex stockholders will receive distributions with respect to EnLink Midstream Common Units that they receive as Crosstex Merger Consideration in accordance with EnLink Midstream's operating agreement and at the discretion of the EnLink Midstream Board. Crosstex stockholders will not receive dividends from Crosstex and distributions from EnLink Midstream for the same quarter. For additional information, please read "Summary—Unaudited Comparative Per Unit/Share Data" beginning on page 29.

Q:
What vote of stockholders is required to adopt the merger agreement?

A:
The proposal to adopt the merger agreement must be approved by the holders of at least 67% of the issued and outstanding shares of Crosstex common stock entitled to vote as of the record date. Failures to vote, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the adoption of the merger agreement. An abstention occurs when a Crosstex stockholder abstains from voting (either in person or by proxy) on the applicable proposal. Broker non-votes may occur when a person holding shares through a bank, broker or other nominee does not provide instructions as to how the shares should be voted, and the bank, broker or nominee lacks discretionary authority to vote on a particular proposal.

Concurrently with the execution of the merger agreement, funds affiliated with Blackstone/GSO Capital (together, "GSO"), Crosstex's largest stockholder, and each of Crosstex's named executive officers, who collectively with GSO own approximately 19% of the outstanding shares of Crosstex common stock, entered into voting agreements with Devon, pursuant to which they have agreed, subject to the terms set forth therein, to vote the shares of Crosstex common stock that they hold in favor of the adoption of the merger agreement and not to transfer any of their shares of

  Crosstex common stock prior to the consummation of the mergers, except under limited circumstances. See "The Proposed Transactions—Voting Agreements" on page 89.

Q:
What vote of stockholders is required to approve the other matters to be considered at the special meeting?

A:
Any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, assuming a quorum is present. Provided that the adjournment is for 30 days or less and no new record date is set, no notice of the adjourned meeting will be given other than by announcement made at the special meeting. Approval of the advisory (non-binding) resolution on the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy. If a quorum is present, abstentions, failures to vote and broker non-votes will have no effect on any proposal to adjourn the special meeting or the advisory (non-binding) compensation proposal.

Q:
What constitutes a quorum for the special meeting?

A:
A quorum requires the presence, in person or by proxy, of holders of a majority of the outstanding shares of Crosstex common stock entitled to vote at the special meeting. In connection with the special meeting, abstentions will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum.

Q:
When and where will the special meeting be held?

A:
The special meeting is scheduled to be held at Crosstex's offices, located at 2501 Cedar Springs Rd., Dallas, Texas 75201, on March 7, 2014 at 9:00 a.m., local time.

Q.
Who is entitled to vote at the special meeting?

A:
All holders of shares of Crosstex common stock who hold such shares at the close of business on February 5, 2014, which is referred to herein as the record date, are entitled to receive notice of and to vote at the special meeting and any adjournment or postponement thereof, provided that such shares remain outstanding on the date of the special meeting.

Q:
What are the expected U.S. federal income tax consequences to a Crosstex stockholder as a result of the transactions contemplated by the merger agreement?

A:
As EnLink Midstream (although formed as a limited liability company under Delaware law) will be treated as a corporation for U.S. federal income tax purposes, no gain or loss will be recognized by Crosstex stockholders as a result of the mergers, except to the extent of the cash portion of the Crosstex Merger Consideration received by them in the Crosstex merger. A Crosstex stockholder will not recognize loss in the Crosstex merger. However, the U.S. federal income tax consequences of the Crosstex merger to a Crosstex stockholder will depend on such stockholder's own personal tax situation and the foregoing discussion of tax treatment may have only limited application to certain stockholders who are subject to special tax treatment. Please read "Material U.S. Federal Income Tax Consequences of the Mergers—U.S. Federal Income Tax Treatment of the Crosstex Merger" beginning on page 182.

Q:
Are there any risks in the Crosstex merger and related transactions that I should consider?

A:
Yes. There are risks associated with all business combinations, including the mergers and the other transactions described herein. These risks are discussed in more detail in the section titled "Risk Factors" beginning on page 32.

Q:
How do I submit my proxy for the special meeting?

A:
If you were a holder of record of shares of Crosstex common stock at the close of business on the record date, you may vote in person by attending the special meeting or, to ensure that your shares are represented at the special meeting, you may authorize a proxy to vote by:

•
accessing the Internet site set forth on the proxy card and following the instructions provided on that site anytime up to 11:59 p.m. eastern time, on March 6, 2014;

•
calling the toll-free number set forth on the proxy card and following the instructions provided in the recorded message anytime up to 11:59 p.m. eastern time, on March 6, 2014; or

•
submitting your proxy card by mail by using the provided self-addressed, stamped envelope.

If you hold shares of Crosstex common stock in "street name" through a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares of Crosstex common stock are represented at the special meeting.

Q:
How many votes do I have?

A:
With respect to each proposal to be presented at the special meeting, holders of shares of Crosstex common stock as of the record date are entitled to one vote for each share of Crosstex common stock owned at the close of business on the record date. At the close of business on the record date, there were 48,021,537 shares of Crosstex common stock issued and outstanding and entitled to vote at the special meeting.

Q:
If my shares of Crosstex common stock are held in "street name" by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A:
No. If your shares of Crosstex common stock are held through a bank, broker or other nominee, you are considered the "beneficial holder" of the shares of Crosstex common stock held for you in what is known as "street name." The "record holder" of such shares is your bank, broker or other nominee, and not you. If this is the case, this proxy statement/prospectus has been forwarded to you by your bank, broker or other nominee. You must provide the record holder of your shares of Crosstex common stock with instructions on how to vote such shares. Otherwise, your bank, broker or other nominee may not vote your shares of Crosstex common stock on any of the proposals to be considered at the special meeting and a broker non-vote could result.

In connection with the special meeting, broker non-votes will have (i) the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, (ii) no effect on any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if a quorum is present and (iii) no effect on the proposal to approve, on an advisory (non-binding) basis, a resolution regarding the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger.

Please follow the voting instructions provided by your bank, broker or other nominee so that it may vote your shares of Crosstex common stock on your behalf. Please note that you may not vote your shares of Crosstex common stock held in street name by returning a proxy card directly to

  Crosstex or by voting in person at the special meeting unless you first obtain a "legal proxy" from your bank, broker or other nominee.

Q:
What will happen if I fail to vote or I abstain from voting?

A:
If you fail to vote, it will have (i) the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, (ii) no effect on any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement and (iii) no effect on the proposal to approve, on an advisory (non-binding) basis, a resolution regarding the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger.

If you attend the special meeting and abstain or mark your proxy or voting instructions to abstain, it will have (i) the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, (ii) no effect on any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement, assuming a quorum is present, and (iii) no effect on the proposal to approve, on an advisory (non-binding) basis, a resolution regarding the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger.

Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you properly complete and sign your proxy card but do not indicate how your shares of Crosstex common stock should be voted on a proposal, the shares of Crosstex common stock represented by your proxy will be voted as the Crosstex Board recommends and, therefore, "FOR" (i) the proposal to adopt the merger agreement, (ii) any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement and (iii) the proposal to approve, on an advisory (non-binding) basis, a resolution regarding the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger.

Q:
May I vote in person?

A:
Yes. If you are a Crosstex stockholder of record at the close of business on February 5, 2014, you may attend the special meeting and vote your shares of Crosstex common stock in person, in lieu of submitting your proxy by telephone or Internet or returning your signed proxy card. If you hold your shares of Crosstex common stock through a bank, broker or other nominee, you must provide a "legal proxy" at the special meeting in order to vote in person, which "legal proxy" you must obtain from your bank, broker or other nominee.

Q:
What do I do if I want to change my vote after I have delivered my proxy card?

A:
You may change your vote at any time before your shares of Crosstex common stock are voted at the special meeting. If you are the record holder of your shares of Crosstex common stock, you can revoke your proxy and change your vote in any of the following three ways:

•
by sending a written notice to the Secretary of Crosstex in time to be received before the special meeting stating that you revoke your proxy;

•
by completing, signing and dating another proxy card and returning it by mail in time to be received before the special meeting or by submitting a later dated proxy by telephone or the Internet, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

  •
  if you are a holder of record or if you hold a proxy in your favor executed by a holder of record, by attending the special meeting and voting in person.

  If your shares of Crosstex common stock are held in an account at a bank, broker or other nominee, you should contact your bank, broker or other nominee to revoke your proxy and change your vote.

Q:
What should I do if I receive more than one set of voting materials for the special meeting?

A:
You may receive more than one set of voting materials for the special meeting and the materials may include multiple proxy cards or voting instruction cards. For example, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive according to the instructions on it to ensure that all of your shares are voted.

Q:
How do I exchange my shares of Crosstex common stock for the Crosstex Merger Consideration?

A:
As soon as reasonably practicable after the effective time of the Crosstex merger, and in any event not later than the fifth business day following such effective time, the exchange agent will mail to each holder of certificated shares of Crosstex common stock (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the shares of Crosstex common stock in exchange for the Crosstex Merger Consideration. See "The Merger Agreement—Exchange of Shares of Crosstex Common Stock" on page 156. You should read these instructions carefully. Assuming that you complete and submit the letter of transmittal in accordance with such instructions and surrender your shares of Crosstex common stock for cancellation, you will not need to take any further action in order to receive the Crosstex Merger Consideration. More information on the documentation you are required to deliver to the exchange agent may be found under the section titled "The Proposed Transactions—Manner and Procedure for Exchanging Shares of Crosstex Common Stock" beginning on page 148. If you hold your shares of Crosstex common stock in book-entry form, you will not need to take any action in order to receive the Crosstex Merger Consideration. In that case, the exchange agent will issue and deliver the Crosstex Merger Consideration to you within two business days after the effective time of the Crosstex merger.

The EnLink Midstream Common Units you receive in the Crosstex merger will be issued in book-entry form (unless you expressly request to receive such units in certificated form). No interest will be paid or will accrue on any cash amounts received as Crosstex Merger Consideration.

Q:
What happens if I sell my shares of Crosstex common stock after the record date but before the special meeting?

A:
If you transfer your shares of Crosstex common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting (provided that such shares remain outstanding on the date of the special meeting), but you will not have the right to receive the Crosstex Merger Consideration to be received by Crosstex stockholders in the Crosstex merger. In order to receive the Crosstex Merger Consideration, you must hold your shares of Crosstex common stock through the effective time of the Crosstex merger.

Q:
Am I entitled to exercise appraisal rights under the General Corporation Law of the State of Delaware (the "DGCL") instead of receiving the Crosstex Merger Consideration for my shares of Crosstex common stock?

A:
Yes. Crosstex stockholders may exercise appraisal rights in connection with the Crosstex merger under Delaware law. See "The Merger Agreement—Appraisal Rights" beginning on page 157.

Q:
Is completion of the mergers subject to any conditions?

A:
Yes. In addition to the approval of the adoption of the merger agreement by Crosstex stockholders, completion of the mergers requires the satisfaction or waiver (to the extent permitted by applicable law) of the conditions specified in the merger agreement, which conditions include the receipt of the necessary governmental and regulatory approvals, the absence of a material adverse effect on the Midstream Business or Crosstex and the substantially concurrent completion of the contribution. See "The Merger Agreement—Conditions to Completion of the Mergers" beginning on page 159.

Q:
When do you expect to complete the mergers?

A:
Crosstex and Devon are working towards completing the mergers promptly. Crosstex and Devon currently expect to complete the mergers in the first quarter of 2014, subject to the receipt of Crosstex stockholder approval, governmental and regulatory approvals and other usual and customary closing conditions. However, no assurance can be given as to when, or whether, the mergers will be completed.

Q:
What happens if the mergers are not completed?

A:
If the merger agreement is not adopted by the Crosstex stockholders or if the Crosstex merger is not completed for any other reason, Crosstex stockholders will not receive any consideration for their shares of Crosstex common stock that they otherwise would have received in connection with the Crosstex merger. Instead, Crosstex would remain an independent public company and shares of Crosstex common stock would continue to be listed and traded on the NASDAQ Global Select Market ("NASDAQ"). Under specified circumstances, Crosstex may be required to pay a termination fee of $33.0 million, reimburse Devon for up to $5.0 million in expenses and reimburse the Partnership for up to $2.0 million in expenses, as described in the section titled "The Merger Agreement—Termination Fees and Expenses Payable by Crosstex" beginning on page 167.

Q:
After completion of the mergers, will I be able to vote to elect directors to the EnLink Midstream Board?

A:
No. Unitholders of EnLink Midstream do not have the ability to elect directors to the EnLink Midstream Board. In addition, your rights as unitholders of EnLink Midstream will be different from your current rights as a Crosstex stockholder in other material respects. See "Comparison of Rights of EnLink Midstream Unitholders and Crosstex Stockholders" beginning on page 218.

Q:
Who can I contact with questions about the special meeting or the mergers and related matters?

A:
If you have any questions about the special meeting, the mergers and the other matters contemplated by this document or how to submit your proxy or voting instruction card or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact Crosstex's proxy solicitor, Innisfree M&A Incorporated. Stockholders may call toll free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

SUMMARY

        This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which we refer before you decide how to vote with respect to the proposal to adopt the merger agreement. In addition, we incorporate by reference important business and financial information about Crosstex Energy, Inc. into this document. For a description of this information, see "Where You Can Find More Information." You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled "Where You Can Find More Information" in this document.

        All references in this proxy statement/prospectus to "Crosstex" refer to Crosstex Energy, Inc., a Delaware corporation; all references in this proxy statement/prospectus to the "Partnership" refer to Crosstex Energy, L.P., a publicly traded Delaware limited partnership; all references in this proxy statement/prospectus to "Crosstex Energy Services" refer to Crosstex Energy Services, L.P., a Delaware limited partnership and a wholly owned subsidiary of the Partnership; all references in this proxy statement/prospectus to the "Crosstex Companies" refer to Crosstex and the Partnership, collectively; all references in this proxy statement/prospectus to "Devon" refer to Devon Energy Corporation, a Delaware corporation; all references in this proxy statement/prospectus to "Devon Gas Services" refer to Devon Gas Services, L.P., a Delaware limited partnership and a wholly owned subsidiary of Devon; all references in this proxy statement/prospectus to "New Acacia" refer to New Acacia Natural Gas Corp I, Inc., a Delaware corporation and a wholly owned subsidiary of Devon; all references in this proxy statement/prospectus to "Midstream Holdings" refer to EnLink Midstream Holdings, LP (formerly known as Devon Midstream Holdings, L.P.), a Delaware limited partnership and a wholly owned subsidiary of Devon; all references in this proxy statement/prospectus to "Midstream Holdings GP" refer to EnLink Midstream Holdings GP, LLC (formerly known as Devon Midstream Holdings GP, L.L.C.), a Delaware limited liability company and a wholly owned subsidiary of Devon and the general partner of Midstream Holdings; all references in this proxy statement/prospectus to the "Midstream Group Entities" refer collectively to New Acacia, Midstream Holdings, Midstream Holdings GP and the other entities that will own the Midstream Business (as defined below) prior to the completion of the mergers; all references in this proxy statement/prospectus to "EnLink Midstream" refer to EnLink Midstream, LLC, a Delaware limited liability company (formerly known as New Public Rangers, L.L.C.) and, prior to the consummation of the mergers, a wholly owned subsidiary of Devon; all references in this proxy statement/prospectus to "the manager of EnLink Midstream" or "EnLink Midstream Manager" refer to EnLink Midstream Manager, LLC, a Delaware limited liability company and the manager of EnLink Midstream; all references in this proxy statement/prospectus to "Rangers Merger Sub" refer to Rangers Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of EnLink Midstream; all references in this proxy statement/prospectus to "Boomer Merger Sub" refer to Boomer Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of EnLink Midstream; all references in this proxy statement/prospectus to the "Devon Parties" shall mean Devon, Devon Gas Services, New Acacia, EnLink Midstream, Boomer Merger Sub and Rangers Merger Sub, collectively; all references in this proxy statement/prospectus to the "Midstream Business" refer to Devon's midstream assets in the Barnett Shale in North Texas, the Cana-Woodford and Arkoma-Woodford Shales in Oklahoma and Devon's economic interest in Gulf Coast Fractionators in Mont Belvieu, Texas. In addition, a glossary of some of the terms used in this proxy statement/prospectus is attached as Annex I to this proxy statement/prospectus.

 Information about the Companies

  Crosstex Energy, Inc.

        Crosstex is engaged, primarily through its partnership interests in the Partnership and its majority interest in E2, a services company focused on the Utica Shale play in the Ohio River Valley, in the gathering, transmission, processing and marketing of natural gas, natural gas liquids ("NGLs") and crude oil. Crosstex also provides crude oil, condensate and brine services to producers. Crosstex's midstream energy asset network includes approximately 3,500 miles of pipelines, ten natural gas processing plants, four fractionators, 3.1 million barrels of NGL cavern storage, rail terminals, barge terminals, truck terminals and a fleet of approximately 100 trucks. Crosstex was incorporated in Delaware on April 28, 2000, and its principal executive offices and corporate headquarters are located at 2501 Cedar Springs Rd., Dallas, Texas 75201. Crosstex's telephone number at that address is (214) 953-9500.

  EnLink Midstream, LLC

        EnLink Midstream was formed on October 16, 2013 as New Public Rangers, L.L.C., a wholly owned subsidiary of Devon, and its name was changed to EnLink Midstream, LLC on January 15, 2014. To date, EnLink Midstream has not conducted any activities other than those in connection with its formation and in connection with the transactions contemplated by the merger agreement. EnLink Midstream's principal executive offices are currently located at 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102, and the telephone number currently is (405) 235-3611. After the closing of the mergers (the "Closing"), EnLink Midstream's principal executive offices will be located at 2501 Cedar Springs Rd., Dallas, Texas 75201, and the telephone number will be (214) 953-9500.

  EnLink Midstream Holdings, LP and the Midstream Business

        Midstream Holdings was formed on November 18, 2013 as Devon Midstream Holdings, L.P., a wholly owned subsidiary of Devon to own the Midstream Business, and its name was changed to EnLink Midstream Holdings, LP on January 16, 2014. The Midstream Business consists of Devon's midstream assets in the Barnett Shale in North Texas, the Cana-Woodford and Arkoma-Woodford Shales in Oklahoma and Devon's economic interest in Gulf Coast Fractionators in Mont Belvieu, Texas. Midstream Holdings' principal executive offices are located at 333 W. Sheridan Ave., Oklahoma City, Oklahoma, 73102, and the telephone number is (405) 235-3611.

  Merger Subsidiaries

        Each of Rangers Merger Sub and Boomer Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of EnLink Midstream. Neither Rangers Merger Sub nor Boomer Merger Sub has carried on any activities to date, other than activities incidental to its formation or undertaken in connection with the transactions contemplated by the merger agreement. The principal executive offices of Rangers Merger Sub and Boomer Merger Sub are located at 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102, and the telephone number is (405) 235-3611.

The Proposed Transactions

        The Crosstex Companies and Devon are entering into a strategic business transaction to combine the assets of the Crosstex Companies with the Midstream Business. This combination will be effected pursuant to the mergers and the contribution described below.

  The Mergers

        Under the merger agreement, Rangers Merger Sub will merge with and into Crosstex, with Crosstex surviving the merger (the "Crosstex merger"), and Boomer Merger Sub will merge with and into New Acacia, with New Acacia surviving the merger (the "Devon merger" and, together with the Crosstex merger, the "mergers"). Accordingly, following the consummation of the mergers, (i) each of Crosstex and New Acacia will be wholly owned subsidiaries of EnLink Midstream, (ii) the former Crosstex stockholders will become holders of common units of EnLink Midstream ("EnLink Midstream Common Units"), and Devon and its affiliates will become holders of Class B common units of EnLink Midstream ("EnLink Midstream Class B Units"), as described in more detail below, and (iii) Crosstex will continue to own all of the equity interests of Crosstex Energy GP, LLC, the general partner of the

Partnership ("Crosstex GP"), and approximately 7% of the outstanding limited partner interests in the Partnership. In addition, at or prior to the effective time of the mergers (the "Effective Time"), New Acacia will own a 50% limited partner interest in Midstream Holdings, which, together with its subsidiaries, will own the Midstream Business.

        Please see "The Proposed Transactions—The Mergers" and "The Merger Agreement" for further information regarding the mergers and the merger agreement.

  The Midstream Business Contribution

        Concurrently with the execution of the merger agreement, the Partnership and Crosstex Energy Services entered into a contribution agreement with Devon and certain of its wholly owned subsidiaries pursuant to which the Devon entities will contribute to Crosstex Energy Services the remaining 50% limited partner interest in Midstream Holdings and all of the outstanding equity interests in Midstream Holdings GP, in exchange for the issuance by the Partnership of 120,542,441 Class B common units representing a new class of limited partnership interests in the Partnership (the "Class B Partnership Units"). The completion of the contribution transactions and the mergers are conditioned upon each other and must occur substantially concurrently.

        Accordingly, following the concurrent effectiveness of the mergers and the closing of the transactions contemplated by the contribution agreement (the "Contribution Closing"), each of EnLink Midstream and the Partnership will indirectly own 50% of Midstream Holdings, and the Partnership will indirectly own 100% of Midstream Holdings GP. In addition, upon the conversion of the Class B Partnership Units, as described herein, Devon and its affiliates will own approximately 53% of the limited partner interests in the Partnership, with approximately 39% of the outstanding limited partner interests held by the Partnership's public unitholders and approximately 7% of the outstanding limited partner interests (and the approximate 1% general partner interest) held indirectly by EnLink Midstream.

        Please see "The Proposed Transactions—The Midstream Business Contribution" and "Other Transaction Agreements—The Contribution Agreement" for further information regarding the contribution agreement.

Crosstex Merger Consideration

        At the effective time of the Crosstex merger, each share of Crosstex common stock (other than shares owned by Devon or any of its wholly owned subsidiaries, treasury shares and shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive (i) one EnLink Midstream Common Unit and (ii) an amount in cash equal to the quotient of (x) $100,000,000 divided by (y) the number of shares of Crosstex common stock issued and outstanding immediately prior to the effective time of the Crosstex merger. Based on the number of outstanding shares of Crosstex common stock on the date hereof and the number of shares of Crosstex common stock expected to be issued upon the settlement of outstanding Crosstex equity awards in connection with the Crosstex merger, Crosstex stockholders would receive cash consideration of approximately $2.05 per share.

        At the effective time of the Devon merger, the sole share of New Acacia common stock will be converted into the right to receive 115,495,669 EnLink Midstream Class B Units. Please see "The Proposed Transactions—The Mergers" on page 63.

        At the Effective Time, the former Crosstex stockholders will hold approximately 30%, in the aggregate, of the outstanding membership interests in EnLink Midstream, and Devon and its affiliates will become holders of approximately 70% of the outstanding membership interests in EnLink Midstream.

        Please see "The Proposed Transactions—The Mergers" and "The Merger Agreement" for further information regarding the mergers and the merger consideration.

Treatment of Crosstex Options and Other Equity Awards

        Subject to certain exceptions described below, Crosstex will cause all equity or equity-based awards (including stock options, restricted stock and restricted stock units) granted under a Crosstex benefit plan outstanding immediately prior to the Effective Time (collectively, the "Awards") to be fully vested and exercisable, if applicable, immediately prior to the Effective Time.

        Awards Settled in Cash (Other than Stock Options).    Awards that are settled in cash, if any, and are not stock options will be settled and paid to the Award holder in accordance with the award agreement and the Crosstex benefit plan under which the Award was granted, less any applicable taxes required to be withheld, as soon as reasonably practicable after the Effective Time, and in no event later than thirty days thereafter.

        Awards of Common Stock or Settled in Common Stock (Other than Stock Options).    Awards that consist of shares of Crosstex common stock or are settled in shares of Crosstex common stock pursuant to their terms and are not stock options will be settled immediately prior to the Effective Time in accordance with the award agreement and the Crosstex benefit plan under which the Award was granted, net of any applicable taxes required to be withheld, and all shares of Crosstex common stock issued upon such settlement shall be considered outstanding and have the right to be exchanged for the Crosstex Merger Consideration in the manner discussed above.

        Stock Options.    Awards that constitute stock options and that remain unexercised at the Effective Time shall remain in effect in accordance with their terms, but shall be converted as of the Effective Time from awards in respect of shares of Crosstex common stock to awards in respect of EnLink Midstream Common Units. Stock options that are exercised prior to the effective time of the Crosstex merger will become issued and outstanding shares of Crosstex common stock and will be entitled to receive the Crosstex Merger Consideration in the manner described above.

        Waivers.    In connection with the merger agreement and the contribution agreement, Barry E. Davis, Michael J. Garberding, Joe A. Davis, Stan Golemon and certain additional employees of the Crosstex Companies each agreed to waive certain rights with respect to the acceleration and vesting of Awards in connection with a change in control of Crosstex. As a result of such waiver, the applicable Awards will not become payable or vest solely as a result of the consummation of the transactions contemplated by the merger agreement and the contribution agreement unless a qualifying termination occurs on or after the date of the Closing (the "Closing Date"). Such Awards granted in or with respect to shares of Crosstex common stock will be converted from awards in respect of shares of Crosstex common stock to awards in respect of EnLink Midstream Common Units. Awards granted in or with respect to the Partnership's common units will be unchanged following the change in control of the Crosstex Companies. See "The Proposed Transactions—Interests of Crosstex's Executive Officers and Directors in the Mergers—Acceleration of Vesting of Equity Awards."

Risk Factors

        The proposed transactions, including the mergers, are, and upon the completion of the transactions, EnLink Midstream will be, subject to a number of risks, which are described in the section titled "Risk Factors" beginning on page 32. You should carefully read and consider these risks in deciding whether to vote in favor of the proposal to adopt of the merger agreement.

 Special Meeting of Crosstex Stockholders

        Where and when:    The special meeting of Crosstex stockholders (the "special meeting") will take place at Crosstex's offices, located at 2501 Cedar Springs Rd., Dallas, Texas 75201, on March 7, 2014 at 9:00 a.m., local time.

        What Crosstex's stockholders are being asked to vote on:    At the special meeting, Crosstex's stockholders will be asked to consider and vote on the following matters:

  •
  the proposal to adopt the merger agreement;

  •
  one or more proposals to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement; and

  •
  a proposal to approve, on an advisory (non-binding) basis, a resolution regarding the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger (the "Merger-Related Compensation Proposal").

        Who may vote:    You may vote at the special meeting if you owned shares of Crosstex common stock at the close of business on the record date for determining the stockholders entitled to vote at the special meeting, February 5, 2014 (provided that such shares remain outstanding on the date of the special meeting). You may cast one vote for each share of Crosstex common stock that you owned on the record date.

        How to vote:    Please complete and submit the enclosed proxy card as soon as possible or transmit your voting instructions by using the telephone or Internet procedures described on your proxy card.

        Vote needed to adopt the merger agreement:    The proposal to adopt the merger agreement must receive the affirmative approval of the holders of at least 67% of the issued and outstanding shares of Crosstex common stock entitled to vote as of the record date (the "Crosstex Stockholder Approval").

        Vote needed to approve any adjournment of the special meeting:    Any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon represented at the special meeting in person or by proxy and entitled to vote as of the record date, if a quorum is present. In the absence of a quorum, the holders of a majority of the shares of Crosstex common stock entitled to be voted at the special meeting may adjourn the meeting from time to time.

        Vote needed to approve the Merger-Related Compensation Proposal:    Approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority of the votes cast by the Crosstex stockholders entitled to vote thereon represented at the special meeting in person or by proxy and entitled to vote as of the record date.

Voting Agreements

        Concurrently with the execution of the merger agreement, funds affiliated with Blackstone/GSO Capital (together, "GSO"), Crosstex's largest stockholder, and each of Crosstex's named executive officers, who collectively with GSO own approximately 19% of the outstanding shares of Crosstex common stock, have entered into voting agreements with Devon, pursuant to which they have agreed, subject to the terms set forth therein, to vote the shares of Crosstex common stock that they hold in favor of the merger agreement and not to transfer any of their shares of Crosstex common stock prior to the consummation of the mergers, except under limited circumstances.

        The voting agreements expire at the earliest to occur of (i) the effective time of the Crosstex merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) a change in the recommendation of the Crosstex merger by the Crosstex Board of Directors (the "Crosstex Board") in

accordance with the merger agreement, (iv) such date and time as any amendment or change to the merger agreement is effected without the applicable stockholder's consent that decreases the consideration to be received by the Crosstex stockholders in the Crosstex merger (or, with respect to the GSO voting agreement, such date and time as any amendment or change to any of the transaction agreements is effected without GSO's consent which adversely affects GSO, including any amendment or change that decreases the merger consideration received in the Crosstex merger) or (v) with respect to the GSO voting agreement, 5:00 p.m., Dallas, Texas time on June 30, 2014.

Crosstex Reasons for the Merger; Recommendation of the Crosstex Board

        The Crosstex Board has unanimously (i) determined that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Crosstex and its stockholders and (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby. Accordingly, the Crosstex Board unanimously recommends that Crosstex stockholders vote "FOR" the proposal to adopt the merger agreement.

        In determining whether to approve the merger agreement and the transactions contemplated thereby, the Crosstex Board considered the factors described in the section entitled "The Proposed Transactions—Crosstex's Reasons for the Crosstex Merger; Recommendation of the Crosstex Board."

        In connection with the Crosstex Board's determination, a special committee of the Crosstex Board (the "Crosstex Special Committee"), comprised solely of members of the Crosstex Board who were deemed to be independent and disinterested with respect to the interests of the Partnership, considered certain aspects of the merger agreement and the transactions contemplated by the merger agreement relating to certain agreements between Crosstex and the Partnership and other potential or actual conflicts between the interests of Crosstex and those of the Partnership. The Crosstex Special Committee unanimously determined, among other things, that the agreements between Crosstex and the Partnership and the manner in which the terms and conditions of the merger agreement and the transactions contemplated thereby address and resolve such potential or actual conflicts are advisable and fair to, and in the best interests of, Crosstex and its stockholders. The Crosstex Special Committee recommended that the Crosstex Board approve the agreements between Crosstex and the Partnership and the manner in which the terms and conditions of the merger agreement and the transactions contemplated thereby address and resolve such potential or actual conflicts. In making its determination and recommendation, the Crosstex Special Committee considered the factors described in the section entitled "The Proposed Transactions—Crosstex's Reasons for the Crosstex Merger; Recommendation of the Crosstex Board."

Opinion of Crosstex's Financial Advisor

        In connection with the proposed transactions, Crosstex's financial advisor, Citigroup Global Markets Inc., referred to as Citi, delivered a written opinion, dated October 20, 2013, to the Crosstex Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Crosstex Merger Consideration to be received by holders of shares of Crosstex common stock. For purposes of Citi's opinion, Citi evaluated the Crosstex Merger Consideration after taking into account, as a single integrated transaction, the Crosstex merger, the Devon merger (through which 50% of the Midstream Business will be transferred to EnLink Midstream) and the contribution (through which the remaining 50% of the Midstream Business will be transferred to the Partnership). The full text of Citi's written opinion, dated October 20, 2013, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex F to this proxy statement/prospectus and is incorporated herein by reference. Citi's financial advisory services and opinion were provided for the information of the Crosstex Board (in its capacity as such) in connection with its evaluation of the Crosstex Merger Consideration from a financial point of view and did not address any other aspects or implications of the proposed transactions. Citi was not requested to consider, and its opinion did not address, the underlying business decision of the Crosstex Companies to effect the proposed transactions, the relative merits of the proposed transactions as compared to any alternative business strategies or opportunities that might exist for the Crosstex Companies or the effect of any other transaction in which the Crosstex Companies might engage. Citi's opinion should not be construed as creating any fiduciary duty on Citi's part to any party and such opinion is not intended to be and does not constitute a recommendation as to how any stockholder should vote or act on any matters relating to the proposed transactions or otherwise.

Opinion of the Financial Advisor to the Crosstex Special Committee

        In connection with the proposed transactions, the financial advisor to the Crosstex Special Committee, Evercore Group L.L.C., referred to as Evercore, delivered to the Crosstex Special Committee an oral opinion on October 20, 2013, confirmed by delivery of a written opinion, dated October 20, 2013, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations and qualifications described in its opinion, the Crosstex Merger Consideration to be received by the Crosstex stockholders was fair, from a financial point of view, to such stockholders. For purposes of Evercore's opinion, Evercore evaluated the Crosstex Merger Consideration after taking into account, as a single integrated transaction, the Crosstex merger, the Devon merger (through which 50% of the Midstream Business will be transferred to EnLink Midstream) and the contribution (through which the remaining 50% of the Midstream Business will be transferred to the Partnership). The full text of the written opinion of Evercore, dated as of October 20, 2013, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex G to this proxy statement/prospectus and is incorporated by reference in its entirety into this proxy statement/prospectus. Evercore's opinion was addressed to, and provided for the information and benefit of, the Crosstex Special Committee (in its capacity as such) in connection with its evaluation of the fairness of the Crosstex Merger Consideration to the Crosstex stockholders from a financial point of view, and did not address any other aspects or implications of the mergers and the contribution. Evercore's opinion should not be construed as creating any fiduciary duty on Evercore's part to any party and such opinion is not intended to be, and does not constitute, a recommendation to the Crosstex Special Committee or to any other persons in respect of the mergers, including as to how any holder of shares of Crosstex common stock should act or vote in respect of the mergers and the contribution. Evercore's opinion does not address the relative merits of the mergers as compared to any other business or financial strategies that might be available to Crosstex, nor does it address the underlying business decision of Crosstex to engage in the mergers. Evercore did not express any opinion as to the price at which shares of Crosstex common stock will trade at any time.

 Interests of Crosstex's Executive Officers and Directors in the Mergers

        In considering the recommendation of the Crosstex Board, Crosstex's stockholders should be aware that certain of the executive officers and directors of Crosstex have interests in the mergers that may differ from, or may be in addition to, the interests of Crosstex's stockholders. These interests may present such executive officers and directors with actual or potential conflicts of interest.

        The Crosstex Board was aware of these different and/or additional interests and considered them, among other matters, in its evaluations and negotiations of the merger agreement. Please see the section titled "The Proposed Transactions—Interests of Crosstex's Executive Officers and Directors in the Mergers" beginning on page 138.

Appraisal Rights

        Under Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"), holders of shares of Crosstex common stock will have the right to obtain an appraisal of the "fair value" of any or all of their shares of Crosstex common stock in connection with the Crosstex merger.

To properly demand and perfect appraisal rights, a Crosstex stockholder must not vote in favor of the adoption of the merger agreement, must continue to hold his, her or its shares of common stock through the Effective Time and must strictly comply with all of the procedures required under Section 262 of the DGCL, including submitting a written demand for appraisal to Crosstex prior to a vote being taken on the merger agreement at the special meeting. Failure to strictly comply with Section 262 of the DGCL by a Crosstex stockholder will result in the loss of that stockholder's appraisal rights. Because of the complexity of Delaware law relating to appraisal rights, if any Crosstex stockholder is considering exercising his, her or its appraisal rights, such Crosstex stockholder should seek the advice of his, her or its own legal counsel. A summary of the requirements under Section 262 of the DGCL to exercise appraisal rights is included in this document in the section titled "The Proposed Transactions—Appraisal Rights" beginning on page 149, and the text of Section 262 of the DGCL as in effect with respect to the Crosstex merger is attached as Annex H to this document.

Listing of EnLink Midstream Common Units

        EnLink Midstream Common Units are expected to trade on the New York Stock Exchange ("NYSE") under the ticker symbol "ENLC." Crosstex and Devon have agreed to use their reasonable efforts to cause the EnLink Midstream Common Units to be issued pursuant to the merger agreement to be approved for listing on the NYSE, subject to official notice of issuance.

Delisting and Deregistration of Crosstex Common Stock

        Crosstex's common stock currently trades on the NASDAQ Global Select Market ("NASDAQ") under the ticker symbol "XTXI." If the Crosstex merger is completed, Crosstex common stock will cease to be listed on the NASDAQ and will be deregistered under the Exchange Act.

Regulatory Approvals Required for the Mergers

        Crosstex and Devon have agreed to use their reasonable best efforts to obtain all governmental and regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval, or the termination or expiration of the applicable waiting period, under the Hart-Scott-Rodino Act of 1976 (the "HSR Act"). Crosstex and Devon each filed the required HSR Act notification and report forms on November 12, 2013, and the 30-day statutory waiting period expired on December 12, 2013. At any time before or after the completion of the mergers, the Department of Justice, the Federal Trade Commission or others could take action under the antitrust laws as deemed necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the mergers or to permit completion only subject to regulatory concessions or conditions. There can be no assurance that a challenge to the mergers will not be made or that, if a challenge is made, it will not prevail.

Conditions to Completion of the Mergers

        The obligations of the parties to consummate the mergers are subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

  •
  the receipt of the Crosstex Stockholder Approval;

  •
  the termination or expiration of the waiting period (and any extension thereof) applicable to the mergers under the HSR Act;

  •
  the absence of any decision, ruling or law by any governmental entity (whether temporary, preliminary or otherwise) that enjoins or otherwise prohibits or makes illegal the consummation of either of the mergers;

  •
  the effectiveness of the registration statement on Form S-4, of which this document is a part, and the absence of a stop order suspending effectiveness of such registration statement or any legal proceeding initiated for that purpose;

  •
  the authorization for listing on the NYSE of the EnLink Midstream Common Units issuable in the Crosstex merger and upon conversion of the EnLink Midstream Class B Units;

  •
  the fulfillment (or waiver) of each of the conditions to closing set forth in the contribution agreement (or the reasonable capability of each condition being fulfilled as of the closing of the transactions contemplated by the contribution agreement), as well as the willingness and ability of the parties thereto to consummate the contribution; and

  •
  the other party's performance of or compliance with, in all material respects, all of the obligations and covenants required to be performed or complied with by it under the merger agreement at or prior to the Closing Date.

        The obligations of Crosstex to complete the mergers are subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

  •
  the representations and warranties of the Devon Parties in the merger agreement being true and correct at and as of the Closing Date (or, if made as of a specific date, as of such date), subject to certain materiality thresholds;

  •
  the absence of any events since the execution date of the merger agreement (the "Execution Date") that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Midstream Group Entities, as described in "The Merger Agreement—Agreement Not to Solicit Other Offers";

  •
  the receipt of the required closing certificate from Devon, certifying that certain of the closing conditions applicable to the obligations of Crosstex have been fulfilled;

  •
  the receipt by Crosstex of the applicable Devon Party's executed signature page to the partnership agreement of Midstream Holdings and the first offer agreement, as described in "Other Transaction Agreements";

  •
  the receipt by Crosstex of the written opinion of Baker Botts L.L.P., counsel to the Crosstex Companies ("Baker Botts"), dated the Closing Date, with respect to certain U.S. federal income tax matters;

  •
  the delivery of the Crosstex Merger Consideration to the exchange agent; and

  •
  the receipt by Crosstex of evidence reasonably satisfactory to it evidencing the consummation of certain Devon reorganization transactions that must precede the mergers and the transactions contemplated by the contribution agreement.

        The obligations of the Devon Parties to complete the mergers are subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

  •
  the representations and warranties of Crosstex in the merger agreement being true and correct at and as of the Closing Date (or, if made as of a specific date, as of such date), subject to certain materiality thresholds;

  •
  the absence of any events since the Execution Date that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Crosstex, as described in "The Merger Agreement—Agreement Not to Solicit Other Offers";

  •
  the receipt of the required closing certificate from Crosstex, certifying that certain of the closing conditions to the obligations of the Devon Parties have been fulfilled;

  •
  the receipt by Devon of the Partnership's executed signature page to the partnership agreement of Midstream Holdings and EnLink Midstream's executed signature page to the EnLink Midstream registration rights agreement, as described in "Other Transaction Agreements"; and

  •
  the receipt by Devon of the written opinion of Vinson & Elkins L.L.P., counsel to the Devon Parties ("Vinson & Elkins"), dated the Closing Date, with respect to certain U.S. federal tax matters.

Expected Timing of the Mergers

        The parties currently expect to complete the transactions, including the mergers, in the first quarter of 2014, subject to the receipt of the Crosstex Stockholder Approval and required regulatory approvals and the satisfaction or waiver of the other conditions to completion of the mergers. Because many of the conditions to completion of the mergers are beyond the control of the parties, exact timing for completion of the transactions cannot be predicted with any amount of certainty.

Obligations with Respect to the Special Meeting and Recommendation to Stockholders

        Under the terms of the merger agreement, Crosstex has agreed to take all actions reasonably necessary to call, give notice of, convene and hold a special meeting of its stockholders, as soon as reasonably practicable following the date that the registration statement on Form S-4, of which this document is a part, is declared effective under the Securities Act and this proxy statement/prospectus is cleared by the SEC, and in any event within 30 days of the date this proxy statement/prospectus is mailed to the Crosstex stockholders (unless otherwise agreed by Crosstex and Devon), to consider and vote on the adoption of the merger agreement. Crosstex has agreed, subject to the Crosstex Board's right to change its recommendation in the circumstances described below, to recommend that its stockholders adopt the merger agreement (the "Crosstex Recommendation") and to use its reasonable best efforts to solicit from its stockholders votes in favor of the adoption of the merger agreement.

Agreement Not to Solicit Other Offers

        The merger agreement contains detailed provisions that restrict Crosstex, its subsidiaries and any of their respective directors, officers or other representatives from, directly or indirectly, soliciting, initiating, knowingly facilitating or knowingly encouraging any inquiries regarding, or the making or submission of any proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal (as defined in the section of this document titled "The Merger Agreement—Agreement Not to Solicit Other Offers"). The merger agreement also contains restrictions on Crosstex, its subsidiaries and any of their respective directors, officers or other representatives from participating in any discussions or negotiations regarding any unsolicited Acquisition Proposal and taking certain other related actions, subject to certain exceptions.

Obligation to Maintain Recommendation; Ability to Change Recommendation or Terminate Merger Agreement

        As discussed above, the Crosstex Board has agreed to make the Crosstex Recommendation. Except as described below, neither the Crosstex Board nor any committee thereof may take any of the following actions, each of which is considered a "Crosstex Recommendation Change": (i) fail to make, change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, the Crosstex Recommendation, (ii) fail to recommend against acceptance of any tender offer or exchange offer for the shares of Crosstex common stock within 10 business days after commencement of any such offer, (iii) adopt, approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal, (iv) make any public statement that is materially inconsistent with the Crosstex Recommendation or (v) publicly resolve or agree (whether or not publicly) to take any of the foregoing actions.

        Notwithstanding the foregoing, the Crosstex Board shall be permitted to withdraw or change its recommendation and/or terminate the merger agreement (in order to enter into a definitive written agreement with respect to a Superior Proposal (as defined in "The Merger Agreement—Agreement Not to Solicit Other Offers")) at any time prior to receipt of the Crosstex Stockholder Approval when certain specified conditions are met. Such conditions, which include the Crosstex Board's determination in good faith, after consulting with its financial advisor and outside legal advisor, that failing to change its recommendation or terminate the agreement would be inconsistent with the fiduciary duties of the Crosstex directors under applicable law, are described in "The Merger Agreement—Agreement Not to Solicit Other Offers."

Termination of the Merger Agreement

        The merger agreement may be terminated in accordance with its terms prior to the Effective Time, whether before or after receipt of the Crosstex Stockholder Approval:

  •
  by mutual written consent of Crosstex and Devon, in each case duly authorized by their respective boards of directors;

  •
  by either Crosstex or Devon if:

  •
  any governmental entity of competent jurisdiction has taken any action permanently restraining, enjoining or otherwise prohibiting the consummation of the mergers or the consummation of the Contribution Closing, and such law or other action has become final and nonappealable, provided that the terminating party has fulfilled its obligations with respect to seeking governmental approvals to complete the mergers;

  •
  if the mergers have not been completed prior to June 30, 2014, which date may be extended from time to time by the written agreement of Crosstex and Devon (such date, as extended, the "End Date"); or

  •
  if the special meeting (or any adjournment or postponement thereof) has concluded and the Crosstex Stockholder Approval has not been obtained upon a vote held at such meeting;

  •
  by Crosstex if:

  •
  any of the representations or warranties of the Devon Parties was or becomes inaccurate or any breach by any Devon Party of any covenant or other agreement of such parties contained in the merger agreement occurs and such inaccuracy or breach (i) would result in the failure of a closing condition and (ii) is not curable, or, if curable has not been cured prior to the earlier of the business day prior to the End Date or 60 days after notice of such inaccuracy or breach is provided to Devon by Crosstex, provided that Crosstex is not then in breach of any of its representations, warranties or covenants described in the merger agreement as would result in the failure of certain specified closing conditions; or

  •
  at any time prior to receipt of the Crosstex Stockholder Approval, in order to enter into a definitive written agreement with respect to a Superior Proposal (which definitive written agreement shall be entered into concurrently with or promptly following the termination of the merger agreement), provided that Crosstex has complied with its non-solicitation obligations described above and the Crosstex Board's obligation to recommend the merger agreement as described above, and that Crosstex has paid any applicable termination fees and expenses as required by the merger agreement;

  •
  by Devon if:

  •
  any of the representations or warranties of Crosstex was or becomes inaccurate or any breach by Crosstex of any covenant or other agreement of Crosstex contained in the merger agreement occurs and such inaccuracy or breach (i) would result in the failure of a closing condition and (ii) is not curable, or, if curable has not been cured prior to the earlier of the business day prior to the End Date or 60 days after notice of such inaccuracy or breach is provided by Devon to Crosstex, provided that Devon is not then in breach of any of its representations, warranties or covenants described in the merger agreement as would result in the failure of certain specified closing conditions;

    •
    a Crosstex Recommendation Change occurs;

    •
    Crosstex materially breaches its non-solicitation obligations under the merger agreement;

    •
    Crosstex materially breaches its obligations with respect to the Crosstex Recommendation or holding the special meeting; or

    •
    Crosstex or the Crosstex Board publicly announces, resolves or proposes to do any of the foregoing three items, whether or not permitted under Crosstex's non-solicitation obligations.

Finally, if the contribution agreement is terminated in accordance with its terms, the merger agreement will automatically, and without action by any party, terminate as of the date of the termination of the contribution agreement.

Termination Fees and Expenses Payable by Crosstex

        The merger agreement requires Crosstex to pay Devon a termination fee equal to $33.0 million (the "Termination Fee") if:

  •
  Devon terminates the merger agreement because a Crosstex Recommendation Change has occurred;

  •
  Devon terminates the merger agreement because Crosstex has materially breached its non-solicitation obligations under the merger agreement;

  •
  Devon terminates the merger agreement because Crosstex has materially breached its obligation with respect to making the Crosstex Recommendation or holding the special meeting pursuant to the merger agreement;

  •
  Devon terminates the merger agreement because Crosstex or the Crosstex Board has publicly announced, resolved or proposed to do any of the foregoing, whether or not permitted under Crosstex's non-solicitation obligations; or

  •
  Crosstex terminates the merger agreement, at any time prior to receipt of the Crosstex Stockholder Approval, in order to enter into a definitive written agreement with respect to a Superior Proposal.

        In addition to the Termination Fee payable if Devon terminates the merger agreement in the foregoing circumstances, Crosstex has also agreed to reimburse Devon's reasonable out-of-pocket expenses (not to exceed $5.0 million) incurred in connection with the transactions contemplated by the merger agreement (the "Devon Expenses"). However, Crosstex will have no obligation to pay the Devon Expenses if Crosstex terminates the merger agreement in order to enter into a definitive written agreement with respect to a Superior Proposal within 45 days after the Execution Date.

        If either Devon or Crosstex terminates the merger agreement because the special meeting (or any adjournment or postponement thereof) has concluded without obtaining the Crosstex Stockholder Approval, Crosstex has agreed to pay to Devon the Devon Expenses.

        Crosstex has also agreed to pay to Devon the Termination Fee and Devon Expenses (to the extent not previously paid) in the event that (i) either Devon or Crosstex terminates because the special meeting (or any adjournment or postponement thereof) has concluded without obtaining the Crosstex Stockholder Approval and (A) an Acquisition Proposal made on or after the Execution Date was publicly announced, publicly disclosed or otherwise publicly made known prior to the special meeting and (B) within 12 months after the termination, Crosstex enters into a definitive agreement with respect to an Acquisition Proposal or (ii) Devon terminates because of a breach by Crosstex of its representations, warranties or covenants that would result in the failure of a closing condition and such breach has not been cured prior to the earlier of the business day prior to the End Date or 60 days after notice thereof and (X) an Acquisition Proposal was made for Crosstex on or after the Execution Date and prior to such termination (regardless of whether such Acquisition Proposal was publicly announced, publicly disclosed or otherwise publicly made known) and (Y) within 12 months after the termination, Crosstex enters into a definitive agreement with respect to an Acquisition Proposal.

Accounting Treatment

        In accordance with accounting principles generally accepted in the United States ("GAAP"), EnLink Midstream will account for the mergers using the acquisition method of accounting for business combinations. Under the acquisition method of accounting, Midstream Holdings will be the acquirer in the mergers because its parent company, Devon, obtains control of EnLink Midstream after the mergers. Consequently, Midstream Holdings' assets and liabilities will retain their carrying values. Additionally, the Crosstex assets acquired and liabilities assumed by EnLink Midstream, as well as EnLink Midstream's non-controlling interests in the Partnership, will be recorded at their fair values measured as of the acquisition date. Any excess of the purchase price over the estimated fair values of Crosstex's net assets acquired will be recorded as goodwill.

Material U.S. Federal Income Tax Consequences of the Mergers

        Tax matters associated with the mergers are complicated. The U.S. federal income tax consequences of the Crosstex merger to a Crosstex stockholder will depend on such stockholder's own personal tax situation. The tax discussions in this proxy statement/prospectus focus on the U.S. federal income tax consequences generally applicable to individuals who are residents or citizens of the United States that hold their shares of Crosstex common stock as capital assets, and these discussions have only limited application to other stockholders, including those subject to special tax treatment. Crosstex stockholders are urged to consult their tax advisors for a full understanding of the U.S. federal, state, local and foreign tax consequences of the Crosstex merger that will be applicable to them. Crosstex expects to receive an opinion from Baker Botts to the effect that (i) no gain or loss will be recognized by Crosstex stockholders as a result of the mergers, except to the extent of the cash portion of the Crosstex Merger Consideration received by them in the Crosstex merger and (ii) none of New Acacia, Crosstex or EnLink Midstream will recognize any gain or loss as a result of the mergers. Opinions of counsel, however, are subject to certain limitations and are not binding on the Internal Revenue Service ("IRS") and no assurance can be given that the IRS would not successfully assert a contrary position regarding the mergers and the opinions of counsel.

        The U.S. federal income tax consequences described above may not apply to some stockholders of Crosstex. Please read "Material U.S. Federal Income Tax Consequences of the Mergers" beginning on page 181 for a more complete discussion of the U.S. federal income tax consequences of the mergers.

Impact of the Transactions on the Partnership's Indebtedness

        The Closing will trigger a mandatory repurchase offer under the indenture governing the Partnership's 8.875% senior notes due 2018 (the "2018 Notes"). Also, the Closing could trigger a mandatory repurchase offer under the indenture governing the Partnership's 7.125% senior notes due 2022 (the "2022 Notes") in the event of a decrease in the rating of the 2022 Notes within 90 days following the Closing Date. The Partnership expects to fulfill its obligations with respect to the mandatory repurchase offer of the 2018 Notes and, if necessary, the 2022 Notes, following the Closing in accordance with the terms of the applicable indenture. If the Partnership is unable to fund a repurchase of the 2018 Notes and, if necessary, the 2022 Notes, the counterparties may exercise their rights and remedies under the applicable indenture. Further, during the pendency of the proposed transactions, a decrease in Devon's perceived creditworthiness may have an adverse effect on the Partnership's perceived creditworthiness, possibly resulting in a downgrade of credit ratings, tightening of credit under the Partnership's existing credit facility or an increase in the Partnership's borrowing costs.

Comparison of Rights of EnLink Midstream Unitholders and Crosstex Stockholders

        The rights of Crosstex stockholders are currently governed by Crosstex's amended and restated certificate of incorporation, fourth amended and restated bylaws and the DGCL. Crosstex stockholders who receive the Crosstex Merger Consideration will become unitholders of EnLink Midstream upon completion of the Crosstex merger. Thereafter, their rights will be governed by EnLink Midstream's operating agreement, as amended and restated, and the Delaware Limited Liability Company Act (the "DLLCA"). As a result, these Crosstex stockholders will have different rights once they become unitholders of EnLink Midstream due to the differences in the governing documents of, and laws applicable to, EnLink Midstream and Crosstex. The key differences are described in the section titled "Comparison of Rights of EnLink Midstream Unitholders and Crosstex Stockholders" beginning on page 218.

Selected Combined Historical Financial Data of EnLink Midstream Holdings, LP Predecessor

        The following table presents the selected historical financial and operating data of EnLink Midstream Holdings, LP Predecessor (the "Predecessor"), whose assets comprise the Midstream Business, for the periods indicated. The selected combined historical financial data of the Predecessor are derived from the historical combined financial statements of the Predecessor and should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and its audited combined financial statements for the year ended December 31, 2012 and its unaudited combined financial statements and notes thereto for the nine months ended September 30, 2013, each of which are in Annex A to this proxy statement/prospectus. The following information is only a summary and is not necessarily indicative of the results or future operations of the Predecessor.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)					(unaudited)
	(In millions, except per unit and operating data)
Key Performance Measure
Operating margin(1)	$330.4	$267.8	$365.3	$453.8	$427.6	$366.8	$559.2
Operating Data
Throughput (thousands of MMBtu/d)	2,717.0	2,704.6	2,720.6	2,637.4	2,470.0	2,294.2	2,146.1
NGL production (MBbls/d)	85.6	68.2	71.0	69.7	62.1	59.3	51.5
Statement of Income Data
Operating revenues	$1,764.1	$1,442.6	$2,000.8	$2,623.4	$2,016.0	$1,609.1	$2,709.7
Operating expenses	(1,630.7)	(1,352.1)	(1,899.2)	(2,311.8)	(1,766.9)	(1,436.7)	(2,315.1)

Operating income	133.4	90.5	101.6	311.6	249.1	172.4	394.6
Income (loss) from equity investment	10.2	(0.2)	2.0	9.3	5.1	5.0	3.7
Income tax expense	(51.7)	(32.5)	(37.3)	(115.5)	(91.5)	(63.8)	(143.4)

Net income from continuing operations	91.9	57.8	66.3	205.4	162.7	113.6	254.9
Net income from discontinued operations	0.6	10.2	9.5	10.7	16.0	11.6	28.0

Net income	$92.5	$68.0	$75.8	$216.1	$178.7	$125.2	$282.9

Balance Sheet Data
Net property, plant and equipment	$1,868.4	$1,804.0	$1,843.2	$1,687.0	$1,574.6	$1,499.2	$1,362.3
Total assets	$2,355.7	$2,505.3	$2,535.2	$2,446.3	$2,336.0	$2,276.6	$2,130.0
Total long-term liabilities	$460.2	$452.6	$449.8	$461.0	$418.0	$318.1	$271.5
Total equity	$1,842.3	$1,978.3	$2,002.0	$1,901.3	$1,849.0	$1,869.7	$1,750.3
Cash Flow Data
Net cash flows provided by (used in):
Operating activities	$256.3	$173.2	$254.4	$401.2	$391.5
Investing activities	$(202.7)	$(264.8)	$(368.5)	$(268.6)	$(220.4)
Financing activities	$(53.6)	$91.6	$114.1	$(132.6)	$(171.1)

(1)
Operating margin is a non-GAAP financial measure. See below for additional information and a reconciliation of operating margin to operating income, which is its most directly comparable GAAP financial measure.

  Predecessor Non-GAAP Financial Measure

        The selected combined historical financial data of the Predecessor included in this proxy statement/prospectus includes operating margin, a non-GAAP financial measure.

        The Predecessor's operating margin is defined as operating revenues less product purchases and operations and maintenance expenses. The Predecessor uses operating margin as a performance measure of the core profitability of its operations. As an indicator of the Predecessor's operating performance, operating margin should not be considered an alternative to, or more meaningful than, operating income or net income as determined in accordance with GAAP. The Predecessor's operating margin may not be comparable to similarly titled measures of other companies because other entities may not calculate these amounts in the same manner.

        The following table provides a reconciliation of the Predecessor's operating margin to operating income, which is the most directly comparable GAAP financial measure:

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(in millions)
Predecessor's operating margin	$330.4	$267.8	$365.3	$453.8	$427.6	$366.8	$559.2
Add (deduct):
Depreciation and amortization	(147.1)	(117.8)	(159.8)	(144.8)	(124.9)	(136.6)	(116.4)
General and administrative	(33.7)	(31.2)	(43.6)	(40.1)	(39.4)	(44.8)	(38.6)
Non-income taxes	(13.0)	(9.7)	(13.2)	(15.3)	(13.8)	(12.5)	(9.4)
Asset impairments	(2.5)	(22.0)	(50.1)	—	—	—	—
Other, net	(0.7)	3.4	3.0	58.0	(0.4)	(0.5)	(0.2)

Operating income	$133.4	$90.5	$101.6	$311.6	$249.1	$172.4	$394.6

Selected Consolidated Historical Financial Data of Crosstex

        The following table sets forth selected historical financial and operating data of Crosstex as of and for the dates and periods indicated. Financial and operating data related to the acquisition of Crosstex's Ohio River Valley assets is included for the nine months ended September 30, 2013 and 2012 and year ended December 31, 2012. The selected historical financial data are derived from the consolidated financial statements of Crosstex and should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and its audited consolidated financial statements and notes thereto in Crosstex's Annual Report on Form 10-K for year ended December 31, 2012 and its unaudited consolidated financial statements and notes thereto in Crosstex's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which are incorporated by reference in this document. The following information is only a summary and is not necessarily indicative of the results of future operations of Crosstex.

	Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
	(In millions, except per share data)
Statement of Operations Data:
Revenues:
Midstream	$1,369.1	$1,265.3	$1,791.2	$2,013.9	$1,792.7	$1,583.6	$3,558.2
Operating costs and expenses:
Total operating costs and expenses	1,411.8	1,223.9	1,756.4	1,939.4	1,718.8	1,563.7	3,576.8

Operating income (loss)	(42.7)	41.4	34.8	74.5	73.9	19.9	(18.6)
Other income (expense):
Interest expense, net	(55.2)	(63.9)	(86.5)	(79.2)	(87.0)	(95.1)	(74.9)
Loss on extinguishment of debt	—	—	—	—	(14.7)	(4.7)	—
Equity in income (loss) of limited liability company	(0.1)	1.5	3.3	—	—	—	—
Other income	0.3	4.4	5.0	0.7	0.3	1.5	27.9

Total other expense	(55.0)	(58.0)	(78.2)	(78.5)	(101.4)	(98.3)	(47.0)

Loss before non-controlling interest before income taxes and gain on issuance of Partnership units	(97.7)	(16.6)	(43.4)	(4.0)	(27.5)	(78.4)	(65.6)
Income tax benefit (provision)	8.3	2.6	6.6	2.7	6.0	6.1	1.4
Gain on issuance of Partnership units(1)	—	—	—	—	—	—	14.7

Loss from continuing operations, net of tax	(89.4)	(14.0)	(36.8)	(1.3)	(21.5)	(72.3)	(49.5)
Discontinued Operations:
Income (loss) from discontinued operations, net of tax	—	—	—	—	—	(1.6)	21.5
Gain from sale of discontinued operations, net of tax	—	—	—	—	—	160.0	42.8

Discontinued operations, net of tax	—	—	—	—	—	158.4	64.3

Net income (loss)	(89.4)	(14.0)	(36.8)	(1.3)	(21.5)	86.1	14.8
Less: Interest of non-controlling partners in the Partnership's net income (loss)
Interest of non-controlling partners in the Partnership's continuing operations	(70.5)	(7.2)	(24.3)	4.7	(9.8)	(48.1)	(55.7)
Interest of non-controlling partners in the Partnership's discontinued operations	—	—	—	—	—	(1.1)	15.5
Interest of non-controlling partners in the Partnership's gain on sale of discontinued operations	—	—	—	—	—	119.7	30.8

Total interest of non-controlling partner in the Partnership's net income (loss)	(70.5)	(7.2)	(24.3)	4.7	(9.8)	70.5	(9.4)

Net income (loss) attributable to Crosstex	$(18.9)	$(6.8)	$(12.5)	$(6.0)	$(11.7)	$15.6	$24.2

	Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
	(In millions, except per share data and operating data)
Net income (loss) from continuing operations per common share:
Basic	$(0.38)	$(0.14)	$(0.26)	$(0.12)	$(0.24)	$(0.52)	$0.13
Diluted	$(0.38)	$(0.14)	$(0.26)	$(0.12)	$(0.24)	$(0.52)	$0.13
Dividends per share—common(2)	$0.36	$0.35	$0.47	$0.37	$0.07	$0.09	$1.32
Balance Sheet Data (end of period):
Working capital (deficit)/surplus	$(23.2)	$27.5	$(15.9)	$(16.8)	$(12.8)	$(41.8)	$(20.4)
Property and equipment, net	1,849.9	1,395.8	1,472.2	1,242.9	1,216.2	1,280.2	1,528.5
Total assets	2,692.6	2,353.9	2,426.5	1,962.6	1,991.1	2,080.2	2,546.7
Long-term and current maturities of debt	1,102.4	970.3	1,036.3	798.4	718.6	873.7	1,263.7
Capital lease obligations (including current maturities)	22.8	26.0	25.3	28.4	31.3	23.8	27.9
Interest of non-controlling partners in the Partnership	1,025.5	828.4	792.6	666.8	717.1	587.6	523.0
Stockholders' equity	1,175.9	997.0	950.2	829.2	901.5	815.9	738.4
Cash Flow Data(3):
Net cash flow provided by (used in):
Operating activities	$93.1	$42.9	$100.5	$141.3	$84.8	$78.9	$170.2
Investing activities	(448.7)	(394.4)	(490.3)	(132.1)	14.6	379.9	(186.8)
Financing activities	366.4	327.3	362.5	(1.6)	(87.4)	(462.0)	22.7
Non-GAAP Financial Measure:
Crosstex gross operating margin(4)	$300.6	$289.8	$393.8	$375.2	$338.3	$311.2	$307.8
Operating Data:
Pipeline throughput (MMBtu/d)	1,554,000	1,991,000	1,943,000	2,037,000	1,971,000	2,040,000	2,002,000
Natural gas processed (MMBtu/d)	1,058,000	1,363,000	1,350,000	1,325,000	1,366,000	1,235,000	1,608,000
NGL Fractionation (Gals/d)	1,171,000	1,284,000	1,359,000	1,109,000	922,000	686,000	956,000
Crude oil handling (Bbls/d)(5)	11,000	12,000	11,800	—	—	—	—
Brine disposal handling (Bbls/d)(5)	8,000	8,000	7,800	—	—	—	—

(1)
Crosstex recognized a gain of $14.7 million in 2008 as a result of the Partnership issuing additional units in public offerings at prices per unit greater than Crosstex's equivalent carrying value.

(2)
Dividend paid.

(3)
Cash flow data includes cash flows from discontinued operations.

(4)
Crosstex gross operating margin is defined as revenue less related cost of purchased gas, NGLs and crude oil. Please see "—Crosstex Non-GAAP Financial Measure."

(5)
Crude oil handling and brine disposal volumes include a daily average for July 2012 through December 2012, the six-month period these assets were operated by the Partnership.

  Crosstex Non-GAAP Financial Measure

        Crosstex includes gross operating margin, a non-GAAP financial measure, in this proxy statement/prospectus.

        Crosstex's gross operating margin is defined, generally, as revenues less cost of purchased gas, NGLs and crude oil. Crosstex discloses gross operating margin in addition to total revenue because it is the primary performance measure used by its management. Crosstex believes gross operating margin is an important measure because Crosstex's business is generally to purchase and resell natural gas and crude oil for a margin or to gather, process, transport or market natural gas, NGLs and crude oil for a fee. Operating expense is a separate measure used by Crosstex management to evaluate operating performance of field operations. Direct labor and supervision, property insurance, property taxes, repair and maintenance, utilities and contract services comprise the most significant portion of Crosstex's operating expenses. Crosstex does not deduct operating expenses from total revenue in calculating gross operating margin because these expenses are largely independent of the volumes Crosstex transports or processes and fluctuate depending on the activities performed during a specific period. As an indicator of Crosstex's operating performance, gross operating margin should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP. Crosstex's gross operating margin may not be comparable to similarly titled measures of other companies because other entities may not calculate these amounts in the same manner.

        The following table provides a reconciliation of Crosstex's gross operating margin to operating income (loss):

	Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(In millions)
Crosstex's gross operating margin	$300.6	$289.8	$393.8	$375.2	$338.3	$311.2	$307.8
Add (deduct):
Operating expenses	(113.6)	(93.9)	(130.9)	(111.8)	(105.1)	(110.4)	(125.8)
General and adminitrative	(53.9)	(46.7)	(65.1)	(55.5)	(51.2)	(62.5)	(72.4)
Gain (loss) on sale of property	0.2	0.4	0.3	(0.3)	13.9	0.7	1.0
Gain (loss) on derivative	(1.7)	2.0	(1.0)	(7.8)	(9.1)	3.0	8.6
Depreciation and amortization	(101.7)	(110.2)	(162.3)	(125.3)	(112.9)	(122.1)	(137.8)
Impairments	(72.6)	—	—	—	—	—	—

Operating income (loss)	$(42.7)	$41.4	$34.8	$74.5	$73.9	$19.9	$(18.6)

Selected Unaudited Pro Forma Consolidated Financial and Operating Information of EnLink Midstream

        The unaudited pro forma consolidated financial statements of EnLink Midstream are based on the historical financial statements of the Predecessor. Under the acquisition method of accounting, Midstream Holdings will be the acquirer in the transactions because its parent company, Devon, will obtain control of EnLink Midstream after the consummation of the mergers. Consequently, Midstream Holdings' assets and liabilities will retain their carrying values. Additionally, the Crosstex assets acquired and liabilities assumed by EnLink Midstream, as well as EnLink Midstream's non-controlling interests in the Partnership, will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of Crosstex's net assets acquired will be recorded as goodwill.

        The unaudited pro forma consolidated balance sheet as of September 30, 2013 assumes that the mergers, the contribution and the related transactions occurred on September 30, 2013. The unaudited pro forma consolidated statements of operations and operating data for the year ended December 31, 2012 and for the nine months ended September 30, 2013 assume that the mergers, the contribution and the related transactions occurred on January 1, 2012. The unaudited pro forma consolidated financial statements do not present EnLink Midstream's actual results of operations had the mergers, the contribution and the related transactions been completed at the dates indicated. In addition, they do not project EnLink Midstream's results of operations for any future period.

        The following table presents EnLink Midstream's selected unaudited pro forma financial and operating data for the periods indicated:

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
	(unaudited)
	(in millions, except per unit and operating data)
Key Performance Measure
Gross operating margin(1)	$763.9	$992.8
Operating Data
Pipeline throughput (MMBtu/d)	4,050,000	4,421,000
Natural gas processed (MMBtu/d)	2,259,000	2,444,000
NGL Fractionation (Gals/d)	1,171,000	1,359,000
Crude oil handling (Bbls/d)	11,000	11,800
Brine disposal handling (Bbls/d)	8,000	7,800
Statement of Income Data
Operating revenues	$1,818.9	$2,372.9
Operating expenses	(1,674.3)	(2,073.9)

Operating income	144.6	299.0
Interest expense	(41.3)	(67.9)
Income from equity investment	10.1	5.3
Income tax expense	(36.9)	(50.7)

Net income	76.5	185.7
Net income attributable to non-controlling interests	23.3	105.7

Net income attributable to EnLink Midstream	$53.2	$80.0

Net income per share:
Basic	$0.33	$0.49
Diluted	$0.33	$0.49

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
	(unaudited)
	(in millions, except per unit and operating data)
Balance Sheet Data (end of period)
Net property, plant and equipment	$3,873.2
Total assets	$8,214.7
Total long-term liabilities	$1,734.7
Total equity	$6,147.8

(1)
Gross operating margin is defined as revenue less related cost of purchased gas, NGLs and crude oil. Please see "—Crosstex Non-GAAP Financial Measure."

        The following table provides a reconciliation of pro forma gross operating margin to operating income:

	Nine Months Ended September 30, 2013	Years Ended December 31, 2012
	(In millions)
Pro forma gross operating margin	$763.9	$992.8
Add (deduct):
Operating expenses	(217.8)	(272.4)
General and adminitrative	(85.6)	(106.2)
Depreciation and amortization	(229.8)	(294.2)
Impairment	(72.6)	(16.4)
Non-income taxes	(11.9)	(12.5)
Other, net	(1.6)	7.9

Operating income	$144.6	$299.0

Unaudited Comparative Per Unit/Share Data

        The following table sets forth for the periods presented (i) the historical earnings from continuing operations and book value per share of Crosstex common stock and historical Crosstex cash dividends and (ii) the unaudited pro forma earnings and book value per unit information for EnLink Midstream after giving effect to the mergers and the contribution. Historical per share information for Midstream Holdings is not presented below as Midstream Holdings had no direct equity owners as of the periods presented, as it did not exist as a legal entity during such periods.

        You should read this information in conjunction with (i) the selected consolidated historical financial data of Crosstex and the selected combined historical financial data of the Predecessor included elsewhere in this proxy statement/prospectus, (ii) the historical consolidated financial statements of Crosstex that are incorporated by reference into this proxy statement/prospectus and related notes thereto and the historical combined financial statements of the Predecessor and related notes thereto that are included elsewhere in this proxy statement/prospectus and (iii) the unaudited pro forma consolidated financial statements of EnLink Midstream and related notes thereto that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma per unit information does not purport to represent what the actual results of operations of EnLink Midstream would have been had the mergers, the contribution and the related transactions been completed in another period or to project EnLink Midstream's results of operations that may be achieved if the mergers, the contribution and the related transactions are completed.

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
Historical—Crosstex
Earnings (loss) from continuing operations per share:
Basic	$(0.38)	$(0.26)
Diluted	$(0.38)	$(0.26)
Cash dividends(1)	$0.36	$0.47
Book value per share	$3.16	$3.33
Pro forma combined(2)—EnLink Midstream
Earnings per unit:
Basic	$0.33	$0.49
Diluted	$0.33	$0.49
Book value per unit	$16.32

(1)
Represents cash dividends per share of Crosstex common stock paid with respect to the period to which they relate.

(2)
The pro forma information includes the effect of the mergers, the contribution and the related transactions on the basis described in "Unaudited Pro Forma Consolidated Financial Statements."

Crosstex Per Share Market Price Data

        There is currently no public market for EnLink Midstream Common Units. Crosstex and Devon have agreed to use their reasonable best efforts to cause EnLink Midstream Common Units to be approved for listing on the NYSE. The proposed symbol for the EnLink Midstream Common Units is "ENLC."

        Crosstex common stock is listed on the NASDAQ under the symbol "XTXI." The following table shows (i) the high and low closing sales price per share of the Crosstex common stock, as reported by the NASDAQ, and (ii) the amount of the quarterly dividends declared on shares of Crosstex common stock for the periods indicated.

Quarter Ended	High	Low	Dividend Declared Per Common Share
March 31, 2014(1)	$38.00	$34.30	—	(2)
December 31, 2013	$36.60	$19.94	$0.15	(3)
September 30, 2013	$21.53	$18.71	$0.13
June 30, 2013	$20.94	$17.46	$0.12
March 31, 2013	$19.26	$15.00	$0.12
December 31, 2012	$14.47	$11.59	$0.12
September 30, 2012	$14.66	$11.90	$0.12
June 30, 2012	$15.43	$13.10	$0.12
March 31, 2012	$14.65	$12.56	$0.12
December 31, 2011	$14.70	$10.92	$0.11
September 30, 2011	$15.14	$8.62	$0.10
June 30, 2011	$11.90	$9.02	$0.10
March 31, 2011	$10.52	$8.41	$0.09

(1)
The high and low sales prices per share of Crosstex common stock are reported through February 4, 2014.

(2)
The dividend attributable to the quarter ending March 31, 2014 has not yet been declared or paid. Crosstex expects to declare and pay a cash dividend within 45 days following the end of the quarter.

(3)
The dividend attributable to the quarter ended December 31, 2013 is payable on February 14, 2014 to stockholders of record on January 30, 2014.

        On October 18, 2013, the last full trading day before the public announcement of the proposed business combination, the high and low sale prices for shares of Crosstex common stock, as reported by the NASDAQ, were $20.86 and $20.45, respectively.

        The following table sets forth the closing sales price of shares of Crosstex common stock, as reported by the NASDAQ on October 18, 2013, the last full trading day prior to the public announcement of the proposed business combination, and February 4, 2014, the latest practicable trading day prior to the printing of this proxy statement/prospectus:

Closing Sales Price
October 18, 2013	$20.60
February 4, 2014	$36.26

        The information in the preceding tables is historical only. The market price of shares of Crosstex common stock is subject to fluctuation. The value of EnLink Midstream Common Units that holders of shares of Crosstex common stock will receive in the proposed Crosstex merger and the value of the shares of Crosstex common stock they surrender may increase or decrease. Crosstex urges Crosstex stockholders to obtain current market quotations for shares of Crosstex common stock.

RISK FACTORS

        In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section titled "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risks before deciding whether to vote for the adoption of the merger agreement. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

 Risks Related to the Mergers

Crosstex stockholders cannot be sure of the market price of the EnLink Midstream Common Units they will receive in the Crosstex merger.

        At the time the Crosstex merger is completed, each share of Crosstex common stock (other than shares owned by Devon or any of its wholly owned subsidiaries, treasury shares or shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive (i) one EnLink Midstream Common Unit and (ii) an amount in cash equal to the quotient of (x) $100,000,000 divided by (y) the number of shares of Crosstex common stock issued and outstanding immediately prior to the effective time of the Crosstex merger. EnLink Midstream Common Units are not currently listed on a national securities exchange, although such common units are expected to be approved for listing on the NYSE prior to the completion of the mergers. Shares of Crosstex common stock are currently listed for trading on the NASDAQ. Although the exchange ratio used to determine the consideration to be issued in the Crosstex merger is fixed, we cannot predict the trading prices of EnLink Midstream Common Units following the mergers, and we can provide no assurance as to the value at which the EnLink Midstream Common Units will publicly trade. In addition, after completion of the mergers, the trading price of the EnLink Midstream Common Units will be dependent on a number of conditions, including changes in the businesses, operations, results and prospects of both Crosstex and the Midstream Group Entities and the timing of the completion, the combined company's operations and prospects, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. A number of these factors and conditions are beyond the control of Crosstex and Devon.

The exchange ratio is fixed and will not be adjusted for changes affecting Crosstex or the Midstream Business.

        The exchange ratio for shares of Crosstex common stock is fixed and will not be adjusted prior to completion of the mergers, including for changes affecting Crosstex or the Midstream Business. Such changes may affect the value of the EnLink Midstream Common Units that Crosstex stockholders will receive upon completion of the Crosstex merger or may impact the market value of Crosstex common stock prior to completion of the mergers. Market assessments of the benefits of the mergers and general and industry-specific market and economic conditions may also have an effect on the market prices of the EnLink Midstream Common Units and the Crosstex common stock. Fluctuations and developments affecting domestic and global securities markets and the likelihood that the mergers will be completed may also affect the market prices of the Crosstex common stock. Crosstex is not permitted to terminate the merger agreement solely because of changes in the market price of its common stock or the value of the Midstream Business.

Crosstex will incur substantial transaction-related costs in connection with the mergers.

        Crosstex expects that it will incur significant, non-recurring costs in connection with consummating the mergers. Crosstex currently expects to incur nonrecurring legal, accounting, financial advisor, printing and other transaction costs directly associated with the mergers of approximately $23.1 million, of which approximately $14.9 million is contingent upon the consummation of the mergers, with the remaining $8.2 million payable by Crosstex regardless of whether the mergers are completed. Further, Crosstex may incur additional costs to incentivize and retain key employees. Some of these costs are payable regardless of whether the mergers are completed.

The successful execution of the post-merger integration strategy will involve considerable risks and may not be successful.

        The success of the mergers will depend, in part, on the ability of the combined company to realize the anticipated benefits from combining the Midstream Business and the Crosstex Companies. Realizing the benefits of the mergers will depend in part on the integration of assets, operations and personnel while maintaining adequate focus on the core businesses of the combined company. We cannot assure you that any cost savings, greater economies of scale and other operational efficiencies, as well as revenue enhancement opportunities anticipated from the combination of the two businesses, will occur. The combined company's management team will face challenges inherent in efficiently managing an increased number of employees over larger geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs.

        If management of the combined company is unable to minimize the potential disruption of the combined company's ongoing business and distraction of management during the integration process, the anticipated benefits of the mergers may not be realized or may only be realized to a lesser extent than expected. In addition, the inability to manage successfully the implementation of appropriate systems, policies, benefits and compliance programs for the combined company or the geographically more diverse and substantially larger combined organization, could have an adverse effect on the combined company after the mergers. These integration matters also could have an adverse effect on each of Crosstex and Devon pending the completion of the mergers.

        The Midstream Business and the Crosstex Companies have operated and, until the completion of the mergers, will continue to operate independently. It is possible that the integration process could result in the loss of key employees, as well as the disruption of each company's ongoing businesses or inconsistencies in their standards, controls, procedures and policies. Any or all of those occurrences could adversely affect the combined company's ability to maintain relationships with customers and employees after the mergers or to achieve the anticipated benefits of the mergers.

        The combined company's operating expenses may increase significantly over the near term due to the increased headcount, expanded operations and expense or other changes related to the mergers. In addition, the actual integration may result in additional and unforeseen expenses, which could reduce the anticipated benefits of the mergers and materially and adversely affect the combined company's business, operating results and financial condition. Failure to minimize the numerous risks associated with the post-merger integration strategy may also adversely affect the trading price of EnLink Midstream Common Units.

The combined company will depend on key personnel who may not continue to work for the company.

        The combined company's future success will depend in part on its continued ability to attract, integrate, retain and motivate highly qualified personnel and on the continued service of its senior management. In connection with the Crosstex merger, previously unvested equity incentive awards currently held by Crosstex employees (other than Barry E. Davis, Michael J. Garberding, Joe A. Davis and, with respect to Stan Golemon and certain additional employees of the Crosstex Companies, other than their Waiver Awards (as defined under "The Proposed Transactions—Interests of Crosstex's Executive Officers and Directors in the Mergers—Acceleration of Vesting of Equity Awards")) will become fully vested, which may adversely affect the combined company's ability to retain such employees following the mergers. Because competition for experienced personnel in the midstream industry is intense, the combined company may not be able to find acceptable replacements with comparable skills and experience. Accordingly, if the combined company cannot successfully attract, integrate, retain and motivate a sufficient number of qualified personnel, it may harm its ability to successfully conduct its business in the future.

The pendency of the mergers could materially adversely affect the future business and operations of the Midstream Business or Crosstex or result in a loss of their respective employees.

        Uncertainty about the effect of the mergers on employees, customers and suppliers may have an adverse effect on the Midstream Business and Crosstex and, consequently, on EnLink Midstream. These uncertainties may impair Crosstex's and Devon's ability to attract, retain and motivate key personnel until the mergers are consummated and for a period of time thereafter, and could cause customers, suppliers and others who deal with Crosstex and Devon to seek to change their existing business relationships, which could negatively impact revenues, earnings and cash flows of the Midstream Business or Crosstex, as well as the market price of shares of Crosstex common stock, regardless of whether the mergers are completed. Employee retention may be particularly challenging during the pendency of the mergers because employees may experience uncertainty about their future roles with the combined company. If, despite Crosstex's and Devon's retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company, EnLink Midstream's business could be seriously harmed.

The mergers are subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all. Failure to complete the mergers, or significant delays in completing the mergers, could negatively impact Crosstex's stock price and its future business and financial results.

        The completion of the mergers is subject to a number of conditions, including the adoption of the merger agreement by the Crosstex stockholders, which make the completion and timing of the consummation of the mergers uncertain. See "The Merger Agreement—Conditions to Completion of the Mergers." Also, either Crosstex or Devon may terminate the merger agreement if the merger has not been completed on or before June 30, 2014, unless extended by mutual agreement of Crosstex and Devon.

        If the merger agreement is terminated, or if there are significant delays in completing the mergers, there may be various consequences, including:

  •
  Crosstex's business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the mergers and certain restrictions under the merger agreement, without realizing any of the anticipated benefits of completing the mergers;

  •
  Crosstex will have paid certain costs relating to the Crosstex merger, such as legal, accounting, financial advisor and printing fees, without realizing any of the anticipated benefits of completing the mergers;

  •
  the market price of shares of Crosstex common stock might decline to the extent that the current market price reflects a market assumption that the mergers will be completed;

  •
  Crosstex may experience negative reactions from the financial markets and from its customers and employees and/or could be subject to litigation related to a failure to complete the mergers or to enforce its obligations under the merger agreement;

  •
  if the merger agreement is terminated under certain circumstances, Crosstex may be required to pay a termination fee of $33.0 million plus Devon's expenses (not to exceed $5.0 million) to Devon;

  •
  under certain circumstances, Crosstex may be required to reimburse the Partnership's expenses (not to exceed $2.0 million); and

  •
  if the Crosstex Board seeks out another merger or business combination following termination of the merger agreement, Crosstex stockholders cannot be certain that Crosstex will be able to find a party willing to enter into a more or equally favorable arrangement than the terms provided for in the merger agreement.

The merger agreement includes restrictions relating to the conduct of Crosstex's business while the mergers are pending, which could adversely affect Crosstex's business and operations.

        Under the terms of the merger agreement, Crosstex is subject to certain restrictions on the conduct of its business prior to completing the mergers, which may adversely affect its ability to execute certain of its business strategies, including, subject to certain exceptions, the ability in certain cases to pay dividends on its capital stock other than its regular quarterly dividend, enter into contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures, unless Crosstex obtains the prior written consent of Devon. Such limitations could negatively affect Crosstex's business and operations prior to the completion of the mergers. See "The Merger Agreement—Conduct of Business Pending the Mergers."

Certain executive officers and directors of Crosstex have interests in the mergers that are different from, or in addition to, the interests of Crosstex stockholders generally, which could have influenced their decision to support or approve the Crosstex merger.

        Certain executive officers and directors of Crosstex are parties to agreements or participants in other arrangements that give them interests in the mergers that may be different from, or be in addition to, your interests as a stockholder of Crosstex. You should consider these interests in voting on the adoption of the merger agreement. We have described these different interests under "The Proposed Transactions—Interests of Crosstex's Executive Officers and Directors in the Mergers."

The merger agreement and voting agreements limit Crosstex's ability to pursue alternatives to the Crosstex merger, including the obligation to pay a termination fee to Devon and, under certain circumstances, to reimburse Devon and the Partnership for costs incurred related to the mergers and the contribution agreement, respectively.

        While the Crosstex Board believes that the terms of the merger agreement would not discourage another party from making an offer, the merger agreement contains provisions that make it more difficult for Crosstex to sell its business to a party other than Devon. These provisions include the general prohibition on Crosstex soliciting any Acquisition Proposal for a competing transaction. In addition, if the merger agreement is terminated in specified circumstances, including in the event Crosstex terminates the merger agreement in response to an Acquisition Proposal that the Crosstex Board determines constitutes a Superior Proposal, Crosstex would be required to pay Devon a termination fee of $33.0 million and may be responsible for reimbursing up to $5.0 million of Devon's expenses in connection with the merger agreement and up to $2.0 million of the Partnership's expenses in connection with the contribution agreement. In addition, even if Crosstex receives a Superior Proposal, it must provide Devon with the opportunity to amend its offer. See "The Merger Agreement—Agreement Not to Solicit Other Offers," "—Termination of the Merger Agreement" and "—Termination Fees and Expenses Payable by Crosstex." Further, each of Crosstex's named executive officers and GSO, its largest stockholder, have entered into voting agreements with Devon pursuant to which they have agreed to vote in favor of adoption of the merger agreement and to vote against any competing Acquisition Proposal, except in limited circumstances. See "The Proposed Transactions—Voting Agreements."

        All of the foregoing may, individually or in the aggregate, discourage a third party that might have an interest in acquiring all or a significant part of Crosstex from considering or proposing an acquisition, even if that party were prepared to pay consideration with a higher per share value than that proposed in the Crosstex merger. Furthermore, the termination fee and the expense reimbursement provisions may result in a potential competing acquiror proposing to pay a lower per share price to acquire Crosstex than it might otherwise have proposed to pay.

        In addition, the expense reimbursement and the termination fee required to be paid by Crosstex under the merger agreement may require Crosstex to seek loans or borrow amounts to enable it to pay these amounts to Devon. In either case, payment of these amounts would reduce the cash Crosstex has available for operations, growth projects or to pay dividends.

The unaudited pro forma financial statements included in this document are presented for illustrative purposes only and may not be an indication of the combined company's financial condition or results of operations following the mergers.

        The unaudited pro forma financial statements contained in this document are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates, and may not be an indication of the combined company's financial condition or results of operations following the mergers for several reasons. See "Summary—Selected Unaudited Pro Forma Consolidated Financial and Operating Information of EnLink Midstream." The actual financial condition and results of operations of the combined company following the mergers may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company's financial condition or results of operations following the mergers. Any potential decline in the combined company's financial condition or results of operations may cause significant variations in the price of EnLink Midstream Common Units after completion of the mergers.

The market price of the EnLink Midstream Common Units after the mergers may be affected by factors different from those currently affecting the market price of shares of Crosstex common stock.

        Upon completion of the Crosstex merger, Crosstex stockholders will become holders of EnLink Midstream Common Units. The Midstream Business and Crosstex's business differ in some respects. As such, there is a risk that various factors, conditions and developments which would not affect Crosstex's independent results of operations (and consequently its common stock price) prior to the mergers could negatively affect the price of EnLink Midstream Common Units following the mergers. Please see the section titled "Cautionary Statement Regarding Forward-Looking Statements" for a summary of some of the key factors that might affect EnLink Midstream and the prices at which EnLink Midstream Common Units may trade from time to time.

The market price of the EnLink Midstream Common Units could fluctuate significantly.

        The U.S. securities markets in general have experienced significant price fluctuations in recent years. If the market price of the EnLink Midstream Common Units fluctuates significantly, EnLink Midstream may become the subject of securities class action litigation which may result in substantial costs and a diversion of management's attention and resources. EnLink Midstream's future quarterly operating results may not consistently meet the expectations of securities analysts or investors, which could have a significant adverse effect on the market price of the EnLink Midstream Common Units.

Crosstex and Devon may not be able to obtain the regulatory approvals required to consummate the mergers at all or may be required to agree to material restrictions or conditions in order to obtain regulatory approvals.

        The transactions are subject to review by the Antitrust Division of the Department of Justice (referred to as the "Antitrust Division") and the Federal Trade Commission (referred to as the "FTC")

under the HSR Act. The closing of the transactions is also subject to the condition that there be no law, injunction, judgment or ruling by a governmental authority in effect enjoining, restraining, preventing or prohibiting the transactions contemplated by the merger agreement and the contribution agreement. Crosstex and Devon can provide no assurance that all required regulatory approvals will be obtained. Crosstex and Devon intend to pursue these approvals as required by and in accordance with the terms of the merger agreement. Complying with requests from such governmental agencies, including requests for additional information and documents, could delay consummation of the mergers. In connection with granting these consents and authorizations, governmental authorities may require divestitures of assets of the Midstream Business or Crosstex's assets or seek to impose conditions on EnLink Midstream's operations after completion of the mergers. Such divestitures or conditions may jeopardize or delay completion of the mergers or may reduce the anticipated benefits of the mergers. Under the terms of the merger agreement, although Devon is required to use reasonable best efforts to obtain all necessary governmental approvals, Devon is not required to agree to any divestitures or conditions in connection with such efforts. See "The Merger Agreement—Regulatory Approvals; Efforts to Closing the Mergers."

The Closing will trigger a mandatory repurchase offer under the indenture governing the Partnership's 2018 Notes and, in certain circumstances, the Partnership's 2022 Notes.

        The Closing will trigger a mandatory repurchase offer under the indenture governing the Partnership's 2018 Notes. In addition, the Closing could trigger a mandatory repurchase offer under the indenture governing the 2022 Notes in the event of a decrease in the rating of the 2022 Notes within 90 days following the Closing Date. If the Partnership is unable to fund a repurchase of the 2018 Notes and, if necessary, the 2022 Notes, the counterparties may exercise their rights and remedies under such agreements. Further, during the pendency of the proposed transactions, a decrease in Devon's perceived creditworthiness may have an adverse effect on the Partnership's perceived creditworthiness, possibly resulting in a downgrade of credit ratings, tightening of credit under the Partnership's existing credit facility or an increase in the Partnership's borrowing costs.

If Crosstex's stockholders approve the proposal to adopt the merger agreement, the date that Crosstex stockholders will receive the Crosstex Merger Consideration is uncertain.

        If the proposal to adopt the merger agreement is approved, the date that Crosstex stockholders will receive the Crosstex Merger Consideration depends on the completion date of the mergers, which is uncertain. While we expect to complete the mergers in the first quarter of 2014, the mergers may not be completed or the completion date of the mergers might be later than expected due to delays in obtaining required regulatory approvals or other unforeseen events.

Risks Related to Midstream Holdings

Midstream Holdings is dependent on Devon for substantially all of the natural gas that it gathers, processes and transports. After Midstream Holdings' five-year minimum volume commitments from Devon, a material decline in the volumes of natural gas that Midstream Holdings gathers, processes and transports for Devon could result in a material decline in its operating results and cash available for distribution.

        Midstream Holdings relies on Devon for substantially all of its natural gas supply and does not expect to materially increase volumes from third-party producers in the near term. For the year ended December 31, 2012, Devon accounted for approximately 94% of Midstream Holdings' natural gas supply. For the foreseeable future, Midstream Holdings expects its profitability to remain substantially dependent on the volume of natural gas that it gathers, processes and transports on its systems. In order to minimize volumetric exposure, Midstream Holdings will receive five-year minimum volume commitments from Devon at the Bridgeport processing facility, Bridgeport and East Johnson County gathering systems and the Cana and Northridge systems. After the expiration of these five-year minimum volume commitments, a material decline in the volume of natural gas that Midstream Holdings gathers and transports on its systems would result in a material decline in its total operating revenues and cash flow. In addition, Devon may determine in the future that drilling activity in other areas of operation is strategically more attractive. A shift in Devon's focus away from Midstream Holdings' areas of operation could result in reduced throughput on Midstream Holdings' systems after the five-year minimum volume commitments expire and cause a material decline in Midstream Holdings' total operating revenues and cash flow.

Any decrease in the volumes of natural gas that Midstream Holdings gathers, processes or transports or in the volumes of NGLs that it fractionates would adversely affect its financial condition, results of operations and cash flows to the extent not protected by minimum volume commitments.

        Midstream Holdings' financial performance depends to a large extent on the volumes of natural gas gathered, processed and transported and the volumes of NGLs fractionated on its assets. To the extent not protected by the minimum volume commitments, decreases in the volumes of natural gas gathered, processed or transported or in the volumes of NGLs fractionated by Midstream Holdings' assets would directly and adversely affect its revenues and results of operations. These volumes can be influenced by factors beyond Midstream Holdings' control, including:

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  environmental or other governmental regulations;

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  weather conditions;

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  increases in storage levels of natural gas and NGLs;

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  increased use of alternative energy sources;

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  decreased demand for natural gas and NGLs;

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  fluctuations in commodity prices, including the prices of natural gas and NGLs;

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  economic conditions;

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  supply disruptions;

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  availability of supply connected to Midstream Holdings' systems; and

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  availability and adequacy of infrastructure to gather and process supply into and out of Midstream Holdings' systems.

        The volumes of natural gas gathered, processed, and transported and volumes of NGLs fractionated on Midstream Holdings' assets also depend on the production of natural gas and NGLs from the regions that supply these systems. Supply of natural gas and NGLs can be affected by many of the factors listed above, including commodity prices and weather. In order to maintain or increase throughput levels on Midstream Holdings' systems, it must obtain new sources of natural gas. The primary factors affecting Midstream Holdings' ability to obtain non-dedicated sources of natural gas include (i) the level of successful leasing, permitting and drilling activity in its areas of operation, (ii) its ability to compete for volumes from new wells and (iii) its ability to compete successfully for volumes from sources connected to other pipelines. Midstream Holdings has no control over the level of drilling activity in its areas of operation, the amount of reserves associated with wells connected to its systems or the rate at which production from a well declines. In addition, it has no control over producers or their drilling or production decisions, which are affected by, among other things, the availability and cost of capital, levels of reserves, availability of drilling rigs and other costs of production and equipment.

Midstream Holdings' construction or purchase of new assets may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks, which could adversely affect its cash flows, results of operations and financial condition.

        The construction of additions or modifications to Midstream Holdings' existing systems and the construction or purchase of new midstream assets involves numerous regulatory, environmental, political and legal uncertainties beyond Midstream Holdings' control and may require the expenditure of significant amounts of capital. Financing may not be available on economically acceptable terms or at all. If Midstream Holdings undertakes these projects, it may not be able to complete them on schedule, at the budgeted cost or at all. Moreover, Midstream Holdings' revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, if Midstream Holdings expands a pipeline or constructs a new pipeline, the construction may occur over an extended period of time, and Midstream Holdings may not receive any material increases in revenues until the project is completed. Moreover, Midstream Holdings may construct facilities to capture anticipated future production growth in a region in which such growth does not materialize. As a result, new facilities may not be able to attract enough throughput to achieve Midstream Holdings' expected investment return, which could adversely affect its results of operations and financial condition. In addition, the construction of additions to Midstream Holdings' existing gathering and processing assets will generally require it to obtain new rights-of-way prior to constructing new pipelines or facilities. Midstream Holdings may be unable to timely obtain such rights-of-way to connect new natural gas supplies to its existing gathering lines or capitalize on other attractive expansion opportunities. Additionally, it may become more expensive for Midstream Holdings to obtain new rights-of-way or to expand or renew existing rights-of-way. If the cost of renewing or obtaining new rights-of-way increases, Midstream Holdings' cash flows could be adversely affected.

If third-party pipelines or other midstream facilities interconnected to Midstream Holdings' gathering or transportation systems become partially or fully unavailable, or if the volumes Midstream Holdings gathers, processes or transports do not meet the natural gas quality requirements of such pipelines or facilities, Midstream Holdings' operating margin and cash flow could be adversely affected.

        Midstream Holdings' gathering, processing and transportation assets connect to other pipelines or facilities owned and operated by unaffiliated third parties, including Atmos Energy, Enogex, ONEOK Partners and others. The continuing operation of, and Midstream Holdings' continuing access to, such third-party pipelines, processing facilities and other midstream facilities is not within Midstream Holdings' control. These pipelines, plants and other midstream facilities may become unavailable because of testing, turnarounds, line repair, maintenance, reduced operating pressure, lack of operating capacity, regulatory requirements and curtailments of receipt or deliveries due to insufficient capacity or because of damage from severe weather conditions or other operational issues. In addition, if the costs to Midstream Holdings to access and transport on these third-party pipelines significantly increase, Midstream Holdings' profitability could be reduced. If any such increase in costs occurs, if any of these pipelines or other midstream facilities become unable to receive, transport or process natural gas, or if the volumes Midstream Holdings gathers or transports do not meet the natural gas quality requirements of such pipelines or facilities, Midstream Holdings' operating margin and cash flow could be adversely affected.

Because of the natural decline in production from existing wells in Midstream Holdings' areas of operation, Midstream Holdings' success depends, in part, on producers replacing declining production and also on its ability to secure new sources of natural gas. Any decrease in the volumes of natural gas that Midstream Holdings gathers and processes could adversely affect its business and operating results.

        The natural gas volumes that support Midstream Holdings' business depend on the level of production from natural gas wells connected to its systems, which may be less than expected and will naturally decline over time. As a result, Midstream Holdings' cash flows associated with these wells will also decline over time. In order to maintain or increase throughput levels on Midstream Holdings' systems, it must obtain new sources of natural gas. The primary factors affecting Midstream Holdings' ability to obtain non-dedicated sources of natural gas include (i) the level of successful drilling activity in its areas of operation, (ii) its ability to compete for volumes from successful new wells and (iii) its ability to compete successfully for volumes from sources connected to other pipelines.

        Midstream Holdings has no control over the level of drilling activity in its areas of operation, the amount of reserves associated with wells connected to its systems or the rate at which production from a well declines. In addition, Midstream Holdings has no control over Devon or other producers or their drilling or production decisions, which are affected by, among other things:

  •
  the availability and cost of capital;

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  prevailing and projected natural gas and NGL prices;

  •
  demand for natural gas and NGLs;

  •
  levels of reserves;

  •
  geologic considerations;

  •
  environmental or other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; and

  •
  the costs of producing natural gas, the availability and costs of drilling rigs and other equipment.

        Fluctuations in energy prices can also greatly affect the development of natural gas reserves. Drilling and production activity generally decreases as natural gas prices decrease. Declines in natural gas prices could have a negative impact on exploration, development and production activity, and if sustained, could lead to a material decrease in such activity. Sustained reductions in exploration or production activity in Midstream Holdings' areas of operation could lead to reduced utilization of Midstream Holdings' assets.

        Due to these and other factors, even if oil and natural gas reserves are known to exist in areas served by Midstream Holdings' assets, producers may choose not to develop those reserves. If reductions in drilling activity result in Midstream Holdings' inability to maintain the current levels of throughput on its systems, those reductions could reduce Midstream Holdings' revenue and cash flow.

A change in the jurisdictional characterization of some of Midstream Holdings' assets by federal, state or local regulatory agencies or a change in policy by those agencies may result in increased regulation of such assets, which may cause Midstream Holding's revenues to decline and its operating expenses to increase.

        Most of Midstream Holdings' natural gas gathering and transportation operations are exempt from Federal Energy Regulatory Commission, or FERC, regulation under the Natural Gas Act of 1938, or the NGA. Section 1(b) of the NGA exempts natural gas gathering facilities from regulation by FERC under the NGA. Although FERC has not made any formal determinations with respect to any of Midstream Holdings' facilities, Midstream Holdings believes that the natural gas pipelines in its gathering systems meet the traditional tests FERC has used to establish whether a pipeline is a gathering pipeline not subject to FERC jurisdiction. However, the classification and regulation of some of its natural gas gathering facilities and intrastate transportation pipelines may be subject to change based on future determinations by FERC, the courts, or the United States Congress. If FERC were to consider the status of an individual facility and determine that the facility or services provided by it are not exempt from FERC regulation under the NGA, the rates for, and terms and conditions of, services provided by such facility would be subject to regulation by FERC under the NGA or the Natural Gas Policy Act of 1978, or the NGPA. Such regulation could decrease revenue, increase operating costs, and, depending upon the facility in question, could adversely affect Midstream Holdings' results of operations and cash flows.

        Other FERC regulations may indirectly impact Midstream Holdings' businesses and the markets for products derived from these businesses. FERC's policies and practices across the range of its natural gas regulatory activities, including, for example, its policies on open access transportation, ratemaking, gas quality, capacity release and market center promotion, may indirectly affect the intrastate natural gas market. Should Midstream Holdings fail to comply with all applicable FERC administered statutes, rules, regulations and orders, Midstream Holdings could be subject to substantial penalties and fines, which could have a significant adverse effect on its results of operations and cash flows. FERC has civil penalty authority under the NGA and the NGPA to impose penalties for current violations of up to $1,000,000 per day for each violation and disgorgement of profits associated with any violation.

        State regulation of natural gas gathering facilities and intrastate transportation pipelines generally includes various safety, environmental and, in some circumstances, nondiscriminatory take and common purchaser requirements, as well as complaint-based rate regulation. Texas has adopted regulations that generally allow natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to gathering and intrastate transportation pipeline access and rate discrimination. Other state regulations may not directly apply to Midstream Holdings' business, but may nonetheless affect the availability of natural gas for purchase, processing and sale, including Texas' regulation of production rates and maximum daily production allowable from natural gas wells.

        Natural gas gathering may receive greater regulatory scrutiny at both the state and federal levels. Midstream Holdings' gathering and intrastate transportation operations could be adversely affected in the future should they become subject to the application of state or federal regulation of rates and services. These operations may also be or become subject to safety and operational regulations relating to the design, installation, testing, construction, operation, replacement and management of such facilities. Midstream Holdings cannot predict what effect, if any, such changes might have on its operations, but the industry could be required to incur additional capital expenditures and increased costs depending on future legislative and regulatory changes. For more information regarding federal and state regulation of Midstream Holdings' operations, please read "Annex A—Information Concerning EnLink Midstream Holdings, LP—Business—Regulation of Operations."

The Acacia transmission system is subject to regulation by FERC pursuant to Section 311 of the NGPA, which could have an adverse impact on Midstream Holdings' ability to establish transportation rates that would allow it to recover the full cost of operating the Acacia transmission system, including a reasonable return, and cash available for distribution.

        FERC has jurisdiction over transportation rates charged by the Acacia transmission system for transporting natural gas in interstate commerce under Section 311 of the NGPA. Rates to provide such services must be "fair and equitable" under the NGPA and are subject to review and approval by FERC at least once every five years. Accordingly, such regulation may have an adverse impact on Midstream Holdings' ability to establish transportation rates that would allow it to recover the full cost of operating its Acacia transmission system, including a reasonable return. For more information regarding regulation of Midstream Holdings' operations, please read "Annex A—Information Concerning EnLink Midstream Holdings, LP—Business—Regulation of Operations."

Increased regulation of hydraulic fracturing could result in reductions or delays in natural gas production by Midstream Holdings' customers, which could adversely impact its revenues.

        An increasing percentage of Midstream Holdings' customers' oil and gas production is being developed from unconventional sources, such as deep gas shales. These reservoirs require hydraulic fracturing completion processes to release the gas from the rock so it can flow through casing to the surface. Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into the formation to stimulate production. The U.S. Environmental Protection Agency, or the EPA, is commencing a multi-year study of the potential environmental impacts of hydraulic fracturing activities. The EPA's draft final report on the study is anticipated by the end of 2014. At the same time, certain environmental groups have suggested that additional laws may be needed to more closely and uniformly regulate the hydraulic fracturing process, and legislation has been proposed by some members of Congress to provide for such regulation. Midstream Holdings cannot predict whether any such legislation will ever be enacted and if so, what its provisions would be. Additional levels of regulation or new permit requirements resulting from the adoption of new laws and regulations at the federal or state level could lead to delays, increased operating costs and process prohibitions that could reduce the volumes of natural gas that move through Midstream Holdings' gathering systems, which would adversely affect its revenues and results of operations.

Midstream Holdings may incur significant costs in complying with, or significant costs and liabilities as a result of a failure to comply with, new or existing environmental laws and regulations, and changes in environmental laws or regulations could adversely impact Midstream Holdings' customers' production and operations, which could have a significant adverse effect on its results of operations and cash flows.

        As an owner, lessee or operator of natural gas gathering, processing and transportation operations, Midstream Holdings is subject to various stringent federal, state, tribal and local laws and regulations relating to air emissions and the discharge of materials into, and protection of, the environment. Numerous governmental authorities, such as the EPA and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws, regulations and permits may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions limiting or preventing some or all of Midstream Holdings' operations. Strict joint and several liability may be incurred under these laws and regulations for the remediation or restoration of contaminated properties. Private parties, including the owners of the properties through which Midstream Holdings' gathering systems pass and facilities where its wastes are taken for reclamation or disposal, may also have the right to pursue legal actions to enforce compliance, as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage. Midstream Holdings may not be able to recover all or any of these costs from insurance. In addition, Midstream Holdings may experience a delay in obtaining or be unable to obtain required permits, which may cause it to lose potential and current customers, interrupt its operations and limit its growth and revenues, which in turn could affect its profitability. There is no assurance that changes in public policy regarding the protection of the environment will not have a significant negative impact on Midstream Holdings' operations and profitability. Please read "Annex A—Information Concerning EnLink Midstream Holdings, LP—Business—Environmental Matters" for more information.

Climate change legislation, regulatory initiatives and litigation could result in increased operating costs and reduced demand for the services Midstream Holdings provides.

        Policymakers in the U.S. are increasingly focusing on whether the emissions of greenhouse gases, or GHGs, such as carbon dioxide and methane, are contributing to harmful climatic changes. Policymakers at both the U.S. federal and state levels have introduced legislation and proposed new regulations that are designed to quantify and limit the emission of GHGs through inventories, limitations and/or taxes on GHG emissions. Legislative initiatives and discussions to date have focused on the development of cap-and-trade and/or carbon tax programs. A cap-and-trade program generally would cap overall GHG emissions on an economy-wide basis and require major sources of GHG emissions or major fuel producers to acquire and surrender emission allowances. Cap-and-trade programs could be relevant to Midstream Holdings and its operations in several ways. First, the equipment Midstream Holdings uses to process and transport oil, natural gas and NGLs emits GHGs. Midstream Holdings could therefore be subject to caps and penalties if emissions exceeded the caps. Second, the combustion of carbon-based fuels, such as the oil, natural gas and NGLs Midstream Holdings sells, emits carbon dioxide and other GHGs. Therefore, demand for Midstream Holdings' products could be reduced by the imposition of caps and penalties on its customers. Carbon taxes could likewise affect Midstream Holdings to the extent they apply to emissions from its equipment and/or emissions resulting from use of its products by its customers, which would depend on the particular program adopted. Application of caps or taxes on companies such as Midstream Holdings, based on carbon content of produced oil and gas volumes rather than on consumer emissions, could lead to penalties, fees or tax assessments for which there are no mechanisms to pass such costs through the distribution and consumption chain where fuel use or conservation choices are made. Although it presently appears unlikely that comprehensive climate legislation will be passed by either house of Congress in the near future, energy legislation and other initiatives are expected to be proposed that may be relevant to GHG emissions issues. Independent of Congress, the EPA has begun to regulate the emission of GHGs under the federal Clean Air Act. These regulations include monitoring and reporting obligations as well as pre-construction permitting requirements. In addition, almost half of the states, either individually or through multi-state regional initiatives, have begun to address GHG emissions, primarily the planned development of emission inventories or GHG cap and trade programs as described above. Finally, it should be noted that some scientists have concluded that increasing concentrations of GHGs in the Earth's atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts and floods and other climatic events. Midstream Holdings cannot predict with any certainty at this time how these possibilities may affect its operations.

Midstream Holdings may incur significant costs and liabilities as a result of pipeline integrity management program testing and any related pipeline repair or preventative or remedial measures.

        The United States Department of Transportation, or the DOT, has adopted regulations requiring pipeline operators to develop integrity management programs for transportation pipelines located where a leak or rupture could do the most harm in "high consequence areas." The regulations require operators to:

  •
  perform ongoing assessments of pipeline integrity;

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  identify and characterize applicable threats to pipeline segments that could impact a high consequence area;

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  improve data collection, integration and analysis;

  •
  repair and remediate the pipeline as necessary; and

  •
  implement preventive and mitigating actions.

        In January 2012, the President signed into law the Pipeline Safety, Regulatory Certainty, and Job Creation Act of 2011 which increases potential penalties for pipeline safety violations, gives new rulemaking authority to the DOT with respect to shut-off valves on transmission pipeline facilities constructed or entirely replaced after the rule is promulgated, requires the DOT to revise incident notification guidance, and imposes new records requirements on pipeline owners and operators. The new legislation also requires the DOT to study and report to Congress on other areas of pipeline safety, including expanding the reach of the integrity management regulations beyond high consequences areas, but restricts the DOT from promulgating expanded integrity management rules during the review period and for a period following submittal of its report to Congress unless the rulemaking is needed to address a present condition that poses a risk to public safety, property or the environment. On September 25, 2013, the Pipeline and Hazardous Materials Safety Administration, or PHMSA, released a final rule increasing the civil penalty maximums for pipeline safety violations. The rule increased the maximum penalties from $100,000 to $200,000 per day for each violation, and from $1,000,000 to $2,000,000 for a related series of violations. Additionally, PHMSA issued an Advisory Bulletin in May 2012, which advised pipeline operators of anticipated changes in annual reporting requirements and that if they are relying on design, construction, inspection, testing or other data to determine the pressures at which their pipelines should operate, the records of that data must be traceable, verifiable and complete. Locating such records and, in the absence of any such records, verifying maximum pressures through physical testing or modifying or replacing facilities to meet the demands of such pressures, could significantly increase our costs. Additionally, failure to locate such records or verify maximum pressures could result in reductions of allowable operating pressures, which would reduce available capacity on our pipeline. At the state level, several states have passed legislation or promulgated rulemaking dealing with pipeline safety.

Midstream Holdings' business involves many hazards and operational risks, some of which may not be fully covered by insurance. The occurrence of a significant accident or other event that is not fully insured could curtail Midstream Holdings' operations and have a significant adverse effect on its results of operations and financial condition.

        Midstream Holdings' operations are subject to all of the hazards inherent in the gathering, processing and transporting of natural gas and the fractionation of NGLs, including:

  •
  damage to pipelines and processing facilities, related equipment and surrounding properties caused by natural disasters, acts of terrorism and acts of third parties;

  •
  damage from construction, farm and utility equipment as well as other subsurface activity;

  •
  leaks of natural gas, NGLs and other hydrocarbons or losses of natural gas or NGLs as a result of the malfunction of equipment or facilities;

  •
  fires, ruptures and explosions; and

  •
  other hazards that could result in personal injury and loss of life, pollution and suspension of operations.

        These risks could result in substantial losses due to personal injury, loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage, and they may result in curtailment or suspension of Midstream Holdings' related operations. A natural disaster or other hazard affecting the areas in which Midstream Holdings operates could have a significant adverse effect on its operations.

        To mitigate financial losses resulting from these operational hazards, Midstream Holdings maintains comprehensive general liability insurance, as well as insurance coverage against certain losses resulting from physical damages, business interruption and pollution events that are considered sudden and accidental. However, Midstream Holdings is not fully insured against all risks inherent to its business and its insurance coverage does not provide 100 percent reimbursement of potential losses resulting from these hazards. Insurance coverage is generally not available to Midstream Holdings for pollution events that are considered gradual, and Midstream Holdings has limited or no insurance coverage for certain risks such as political risk, war and terrorism. Midstream Holdings' insurance coverage does not cover penalties or fines assessed by governmental authorities. If a significant accident or event occurs that is not fully insured, it could adversely affect Midstream Holdings' revenues, earnings and cash flows.

        In addition, Midstream Holdings may not be able to maintain or obtain insurance of the type and amount it desires at acceptable rates. As a result of market conditions, premiums and deductibles for certain of Midstream Holdings' insurance policies may increase substantially. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage.

Some of Midstream Holdings' facilities may be subject to claims by neighbors that the facilities interfere with the use or enjoyment of their property.

        Although Midstream Holdings' facilities are generally in rural areas, some may be in proximity to residences or other inhabited tracts. These neighbors may claim that Midstream Holdings' gathering, processing, transportation and fractionation assets interfere with their use or enjoyment of such property and its resale value. Midstream Holdings' may not be able to recover the costs to defend, settle or litigate these claims through insurance or increased revenues, which may materially reduce its net earnings and have a significant adverse effect on its cash flow.

Midstream Holdings does not own all of the land on which its pipelines and facilities are located, which could result in disruptions to its operations.

        Midstream Holdings does not own all of the land on which its pipelines and facilities have been constructed, and it is, therefore, subject to the possibility of more onerous terms or increased costs to retain necessary land use if it does not have valid rights-of-way or if such rights-of-way lapse or terminate. Midstream Holdings obtains the rights to construct and operate its pipelines on land owned by third parties and governmental agencies for a specific period of time. Midstream Holdings' loss of these rights, through its inability to renew right-of-way contracts or otherwise, could have a significant adverse effect on its business, results of operations, financial condition and cash flow.

Midstream Holdings' industry is highly competitive, and increased competitive pressure could adversely affect its business and operating results.

        Midstream Holdings competes with similar enterprises in the Barnett, Cana-Woodford and Arkoma-Woodford Shales for production other than from Devon. Some of Midstream Holdings' competitors may expand or construct gathering, processing and transportation systems or NGL fractionation facilities that would create additional competition for the activities it performs. In addition, Midstream Holdings' customers who are significant producers of natural gas may develop their own gathering, processing and transportation systems or NGL fractionation facilities in lieu of using Midstream Holdings' systems. Midstream Holdings' ability to renew or replace existing contracts with its customers at rates sufficient to maintain current revenues and cash flows could be adversely affected by the activities of its competitors and its customers. All of these competitive pressures could have a significant adverse effect on Midstream Holdings' business, results of operations, financial condition and cash flows.

Terrorist or cyber-attacks and threats, escalation of military activity in response to these attacks or acts of war could have a material adverse effect on Midstream Holdings' business, financial condition or results of operations.

        Terrorist attacks and threats, cyber-attacks, escalation of military activity or acts of war may have significant effects on general economic conditions, fluctuations in consumer confidence and spending and market liquidity, each of which could materially and adversely affect the business of Midstream Holdings. Future terrorist or cyber-attacks, rumors or threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions may significantly affect Midstream Holdings' operations and those of its customers. Strategic targets, such as energy-related assets, including those owned by Midstream Holdings, may be at greater risk of future attacks than other targets in the United States. Midstream Holdings does not maintain specialized insurance for possible liability resulting from a cyber-attack on its assets that may shut down all or part of its business. Disruption or significant increases in energy prices could result in government-imposed price controls. It is possible that any of these occurrences, or a combination of them, could have a material adverse effect on the business, financial condition and results of operations of Midstream Holdings.

 Risks Related to Crosstex

        Because risks specific to Crosstex's business will also affect EnLink Midstream after the mergers, you should read and consider the risk factors described in Part I, Item 1A of Crosstex's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed by Crosstex with the SEC and incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" on page 236 for the location of information incorporated by reference in this proxy statement/prospectus.

Risks Related to EnLink Midstream

Upon consummation of the mergers, Crosstex will become a wholly owned subsidiary of EnLink Midstream and Midstream Holdings will be held indirectly by EnLink Midstream and the Partnership. Accordingly, the risks specific to the business of Crosstex and Midstream Holdings will affect the combined business of EnLink Midstream.

        You should read and consider risk factors specific to the business of Crosstex and Midstream Holdings described above under "—Risks Related to Crosstex" and "—Risks Related to Midstream Holdings," respectively.

EnLink Midstream will be required to make substantial capital expenditures to increase its asset base. If EnLink Midstream is unable to obtain needed capital or financing on satisfactory terms, it could adversely affect its cash flows, results of operations and financial condition.

        In order to increase its asset base, EnLink Midstream will need to make substantial capital expenditures. To fund capital expenditures, EnLink Midstream will be required to use cash from operations, incur borrowings or sell additional common units or other securities. EnLink Midstream's ability to obtain bank financing or access the capital markets for future equity or debt offerings may be limited by its financial condition at the time of any such financing or offering and the covenants in EnLink Midstream's debt agreements at such time, as well as by general economic conditions, contingencies and uncertainties that are beyond its control. Incurring additional debt may significantly increase EnLink Midstream's interest expense and financial leverage, and issuing additional membership interests may result in significant unitholder dilution.

Debt that EnLink Midstream incurs in the future may limit its flexibility to obtain financing and to pursue other business opportunities.

        EnLink Midstream's future level of debt could have important consequences, including the following:

  •
  its ability to obtain additional financing, if necessary, for working capital, capital expenditures (including required drilling pad connections and well connections pursuant to gas gathering agreements as well as acquisitions) or other purposes may be impaired or such financing may not be available on favorable terms or at all;

  •
  its funds available for operations and future business opportunities will be reduced by that portion of its cash flow required to make interest payments on its debt;

  •
  it may be more vulnerable to competitive pressures or a downturn in its business or the economy generally; and

  •
  its flexibility in responding to changing business and economic conditions may be limited.

        EnLink Midstream's ability to service its debt will depend upon, among other things, its future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond its control. If EnLink

Midstream's operating results are not sufficient to service any future indebtedness, it will be forced to take actions such as reducing or delaying its business activities, investments or capital expenditures, selling assets or issuing equity. EnLink Midstream may not be able to effect any of these actions on satisfactory terms or at all.

Restrictions in Devon's debt instruments will limit the ability of EnLink Midstream and its subsidiaries to incur additional debt and liens.

        Upon the consummation of the mergers, EnLink Midstream will be a subsidiary of Devon under GAAP and Devon's existing debt instruments. EnLink Midstream and Crosstex understand that Devon's debt instruments restrict the ability of its subsidiaries to incur debt and liens. Due to the ownership and control of the manager of EnLink Midstream, Devon and its affiliates have the ability to prevent EnLink Midstream and its subsidiaries from taking actions that would cause Devon or any of its affiliates to violate any covenants in, or otherwise to be in default under, its debt instruments, including actions that would otherwise be considered beneficial to EnLink Midstream and its subsidiaries. In deciding whether to prevent EnLink Midstream or its subsidiaries from taking any such action, Devon will have no fiduciary duty to EnLink Midstream or its unitholders.

Risks Inherent in an Investment in EnLink Midstream

Devon will own an approximate 70% membership interest in EnLink Midstream and will control the manager of EnLink Midstream, which has sole responsibility for conducting the business of EnLink Midstream and managing its operations. The manager of EnLink Midstream and its affiliates, including Devon, have conflicts of interest with EnLink Midstream and limited duties to EnLink Midstream and may favor their own interests to your detriment.

        Following the mergers, Devon will own and control the manager of EnLink Midstream and will appoint all of the directors of the manager of EnLink Midstream, subject to, in the case of any replacement of the initial independent directors during the first three years following the Closing, the approval of a majority of the continuing independent directors and the Chief Executive Officer of EnLink Midstream. We also expect that some of the directors of the manager of EnLink Midstream will also be directors or officers of Devon. Although the manager of EnLink Midstream has a duty to manage EnLink Midstream in a manner it subjectively believes to be in, or not opposed to, the best interests of EnLink Midstream, the directors and officers of the manager of EnLink Midstream also have a duty to manage the manager of EnLink Midstream in a manner that is in the best interests of Devon, in its capacity as the sole member of the manager of EnLink Midstream. Conflicts of interest may arise between Devon and its affiliates, including the manager of EnLink Midstream, on the one hand, and EnLink Midstream and its unitholders, on the other hand. In resolving these conflicts of interest, the manager of EnLink Midstream may favor its own interests and the interests of its affiliates over the interests of unitholders of EnLink Midstream. These conflicts include, among others, the following situations:

  •
  neither the operating agreement of EnLink Midstream nor any other agreement requires Devon to pursue a business strategy that favors EnLink Midstream, to enter into any commercial agreements with EnLink Midstream or the Partnership, or, except as set forth in the first offer agreement described under "Other Transaction Agreements—First Offer Agreement," to sell any assets to EnLink Midstream or the Partnership. Devon's directors and officers have a fiduciary duty to make decisions in the best interests of the owners of Devon, which may be contrary to the interests of EnLink Midstream;

  •
  Devon may be constrained by the terms of its debt instruments from taking actions, or refraining from taking actions, that may be in the best interests of EnLink Midstream;

  •
  Devon, as the primary customer of Midstream Holdings, will have an economic incentive to cause Midstream Holdings to not seek higher transportation rates and processing fees, even if such higher rates or fees would reflect rates and fees that could be obtained in arm's-length, third-party transactions;

  •
  some officers of Devon who provide services to EnLink Midstream also will devote significant time to the business of Devon and will be compensated by Devon for the services rendered to it;

  •
  the manager of EnLink Midstream determines the amount and timing of asset purchases and sales, borrowings, issuance of additional membership interests and reserves, each of which can affect the amount of cash that is available to be distributed to unitholders;

  •
  the manager of EnLink Midstream determines which costs incurred by it are reimbursable by EnLink Midstream;

  •
  the manager of EnLink Midstream is allowed to take into account the interests of parties other than EnLink Midstream in exercising certain rights under the operating agreement of EnLink Midstream;

  •
  the operating agreement of EnLink Midstream limits the liability of, and eliminates and replaces the fiduciary duties that would otherwise be owed by, the manager of EnLink Midstream and also restricts the remedies available to the unitholders of EnLink Midstream for actions that, without the provisions of the operating agreement, might constitute breaches of fiduciary duty;

  •
  any future contracts between EnLink Midstream, on the one hand, and the manager of EnLink Midstream and its affiliates, on the other, will not be the result of arm's-length negotiations;

  •
  except in limited circumstances, the manager of EnLink Midstream will have the power and authority to conduct the business of EnLink Midstream without unitholder approval;

  •
  disputes may arise under commercial agreements between Devon and EnLink Midstream or its subsidiaries, including Midstream Holdings and the Partnership;

  •
  the manager of EnLink Midstream may exercise its right to call and purchase all of the outstanding EnLink Midstream Common Units not owned by it and its affiliates if it and its affiliates own more than 90% of the outstanding EnLink Midstream Common Units;

  •
  the manager of EnLink Midstream controls the enforcement of obligations owed to EnLink Midstream by the manager of EnLink Midstream and its affiliates, including the commercial agreements and first offer agreement with Devon; and

  •
  the manager of EnLink Midstream decides whether to retain separate counsel, accountants or others to perform services for EnLink Midstream.

Devon may compete with EnLink Midstream.

        Devon may compete with EnLink Midstream, including by developing or acquiring additional gathering and processing assets. Pursuant to the terms of the operating agreement of EnLink Midstream, the doctrine of corporate opportunity, or any analogous doctrine, does not apply to the manager of EnLink Midstream or any of its affiliates, including Devon and its executive officers and directors. Any such person or entity that becomes aware of a potential transaction, agreement, arrangement or other matter that may be an opportunity for EnLink Midstream will not have any duty to communicate or offer such opportunity to EnLink Midstream. Any such person or entity will not be liable to EnLink Midstream or to any of its members for breach of any fiduciary duty or other duty by reason of the fact that such person or entity pursues or acquires such opportunity for itself, directs such opportunity to another person or entity or does not communicate such opportunity or information to EnLink Midstream. This may create actual and potential conflicts of interest between EnLink

Midstream and affiliates of the manager of EnLink Midstream and result in less than favorable treatment of EnLink Midstream and its common unitholders. Please read "The EnLink Midstream Operating Agreement—Conflicts of Interest."

Cost reimbursements due to the manager of EnLink Midstream and its affiliates for services provided, which will be determined by the manager of EnLink Midstream, could be substantial and would reduce cash available for distribution to unitholders of EnLink Midstream.

        Prior to making distributions on the EnLink Midstream Common Units, EnLink Midstream will reimburse the manager of EnLink Midstream and its affiliates for all expenses they incur on its behalf. These expenses will include all costs incurred by the manager of EnLink Midstream and its affiliates in managing and operating EnLink Midstream, including costs for rendering corporate staff and support services to EnLink Midstream, if any. There is no limit on the amount of expenses for which the manager of EnLink Midstream and its affiliates may be reimbursed. The operating agreement of EnLink Midstream provides that the manager of EnLink Midstream will determine the expenses that are allocable to EnLink Midstream. In addition, to the extent the manager of EnLink Midstream incurs obligations on behalf of EnLink Midstream, EnLink Midstream is obligated to reimburse or indemnify its manager. If EnLink Midstream is unable or unwilling to reimburse or indemnify the manager of EnLink Midstream, the manager of EnLink Midstream may take actions to cause EnLink Midstream to make payments of these obligations and liabilities. Any such payments could reduce the amount of cash otherwise available for distribution to EnLink Midstream unitholders.

The operating agreement of EnLink Midstream replaces the fiduciary duties otherwise owed to unitholders of EnLink Midstream by the manager of EnLink Midstream with contractual standards governing its duties.

        The operating agreement of EnLink Midstream contains provisions that eliminate and replace the fiduciary standards that the manager of EnLink Midstream would otherwise be held to by state fiduciary duty law. For example, the operating agreement of EnLink Midstream permits the manager of EnLink Midstream to make a number of decisions, in its individual capacity, as opposed to in its capacity as the manager of EnLink Midstream, or otherwise, free of fiduciary duties to EnLink Midstream and its unitholders. This entitles the manager of EnLink Midstream to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, EnLink Midstream, its affiliates or its members. Examples of decisions that the manager of EnLink Midstream may make in its individual capacity include:

  •
  how to allocate business opportunities among EnLink Midstream and its other affiliates;

  •
  whether to exercise its call right;

  •
  how to exercise its voting rights with respect to any membership interests it owns;

  •
  whether or not to consent to any merger or consolidation of EnLink Midstream or any amendment to the operating agreement of EnLink Midstream; and

  •
  whether or not the manager should elect to seek the approval of the conflicts committee or the unitholders, or neither, of any conflicted transaction.

        By purchasing an EnLink Midstream Common Unit or acquiring an EnLink Midstream Common Unit in the mergers, a unitholder is treated as having consented to the provisions in the operating agreement of EnLink Midstream, including the provisions discussed above. Please read "The EnLink Midstream Operating Agreement—Conflicts of Interest and Duties—Elimination and Replacement of Fiduciary Duties."

The operating agreement of EnLink Midstream restricts the remedies available to holders of its membership interests for actions taken by the manager of EnLink Midstream that might otherwise constitute breaches of fiduciary duty.

        The operating agreement of EnLink Midstream contains provisions that restrict the remedies available to holders of EnLink Midstream Common Units for actions taken by the manager of EnLink Midstream that might otherwise constitute breaches of fiduciary duty under state fiduciary duty law. For example, the operating agreement of EnLink Midstream provides that:

  •
  whenever the manager of EnLink Midstream makes a determination or takes, or declines to take, any other action in its capacity as the manager of EnLink Midstream, the manager of EnLink Midstream is required to make such determination, or take or decline to take such other action, in good faith, and will not be subject to any other or different standard imposed by Delaware law, or any other law, rule or regulation, or at equity;

  •
  the manager of EnLink Midstream will not have any liability to EnLink Midstream or holders of EnLink Midstream Common Units for decisions made in its capacity as a managing member so long as it acted in good faith, meaning that it subjectively believed that the decision was in, or not opposed to, the best interests of EnLink Midstream;

  •
  the operating agreement of EnLink Midstream is governed by Delaware law and any claims, suits, actions or proceedings:

  •
  arising out of or relating in any way to the operating agreement of EnLink Midstream (including any claims, suits or actions to interpret, apply or enforce the provisions of the operating agreement of EnLink Midstream or the duties, obligations or liabilities among members or of members to EnLink Midstream, or the rights or powers of, or restrictions on, the members or the company);

  •
  brought in a derivative manner on behalf of EnLink Midstream;

  •
  asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of EnLink Midstream or the manager of EnLink Midstream, or owed by the manager of EnLink Midstream, to EnLink Midstream or its members;

  •
  asserting a claim arising pursuant to any provision of the DLLCA; or

  •
  asserting a claim governed by the internal affairs doctrine;

    must be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By purchasing an EnLink Midstream Common Unit, a member is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other Delaware courts) in connection with any such claims, suits, actions or proceedings;

  •
  the manager of EnLink Midstream and its officers and directors will not be liable for monetary damages to EnLink Midstream or its members resulting from any act or omission unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the manager of EnLink Midstream or its officers and directors, as the case may be, acted in bad faith or engaged in fraud or willful misconduct, or, in the case of a criminal matter, acted with knowledge that the conduct was unlawful; and

  •
  the manager of EnLink Midstream will not be in breach of its obligations under the operating agreement of EnLink Midstream or its duties to EnLink Midstream or its members if a transaction with an affiliate or the resolution of a conflict of interest is:

  •
  approved by the conflicts committee of the board of directors of the manager of EnLink Midstream, although the manager of EnLink Midstream is not obligated to seek such approval; or

  •
  approved by the vote of a majority of the outstanding EnLink Midstream Common Units, excluding any EnLink Midstream Common Units owned by the manager of EnLink Midstream and its affiliates, although the manager of EnLink Midstream is not obligated to seek such approval.

    The manager of EnLink Midstream will not have any liability to EnLink Midstream or its unitholders for decisions whether or not to seek the approval of the conflicts committee of the board of directors of the manager of EnLink Midstream or holders of a majority of the outstanding EnLink Midstream Common Units, excluding any EnLink Midstream Common Units owned by the manager of EnLink Midstream and its affiliates. If an affiliate transaction or the resolution of a conflict of interest is not approved by the holders of EnLink Midstream Common Units or the conflicts committee then it will be presumed that, in making its decision, taking any action or failing to act, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any member or EnLink Midstream, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Please read "The EnLink Midstream Operating Agreement—Conflicts of Interest."

Holders of EnLink Midstream Common Units will have limited voting rights and will not be entitled to elect the manager of EnLink Midstream or the board of directors of the manager of EnLink Midstream, which could reduce the price at which the EnLink Midstream Common Units will trade.

        Unlike the holders of common stock in a corporation, unitholders in EnLink Midstream will have only limited voting rights on matters affecting the business of EnLink Midstream and, therefore, limited ability to influence management's decisions regarding the business of EnLink Midstream. Unitholders will not elect the manager of EnLink Midstream or the board of directors of the manager of EnLink Midstream and will have no right to elect the manager of EnLink Midstream or the board of directors of the manager of EnLink Midstream on an annual or other continuing basis. The board of directors of the manager of EnLink Midstream, including its independent directors, will be chosen by the sole member of the manager of EnLink Midstream, subject, in the case of replacement of the initial independent directors during the first three years following the Closing, to the approval of a majority of the continuing independent directors and the Chief Executive Officer of EnLink Midstream. Furthermore, if unitholders are dissatisfied with the performance of the manager of EnLink Midstream, they will have very limited ability to remove the manager of EnLink Midstream. The operating agreement of EnLink Midstream also contains provisions limiting the ability of unitholders to call meetings or to acquire information about the operations of EnLink Midstream, as well as other provisions limiting the unitholders' ability to influence the manner or direction of management. As a result of these limitations, the price at which the EnLink Midstream Common Units trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

Even if unitholders of EnLink Midstream are dissatisfied, they cannot initially remove the manager of EnLink Midstream without its consent.

        The unitholders of EnLink Midstream will initially be unable to remove the manager of EnLink Midstream without its consent because the manager of EnLink Midstream and its affiliates will own sufficient units upon completion of the mergers to be able to prevent its removal. The vote of the holders of at least 66 2/3% of all outstanding units voting together as a single class is required to remove the managing member. Following the Closing, we expect that the manager of EnLink Midstream and its affiliates will own approximately 70% of the outstanding EnLink Midstream Common Units.

The operating agreement of EnLink Midstream restricts the voting rights of unitholders owning 20% or more of the EnLink Midstream Common Units.

        Unitholders' voting rights are further restricted by the operating agreement of EnLink Midstream, which provides that any units held by a person that owns 20% or more of any class of units, other than the manager of EnLink Midstream, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of the manager of EnLink Midstream, cannot vote on any matter.

Control of the manager of EnLink Midstream may be transferred to a third party without unitholder consent.

        The manager of EnLink Midstream may transfer its managing member interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders of EnLink Midstream. Furthermore, the operating agreement of EnLink Midstream does not restrict the ability of Devon to transfer all or a portion of the ownership interest in the manager of EnLink Midstream to a third party. If the managing member interest were transferred, the new owner of the manager of EnLink Midstream would then be in a position to replace the board of directors and officers of the manager of EnLink Midstream with its own choices and thereby exert significant control over the decisions made by such board of directors and officers. This effectively permits a "change of control" of the manager of EnLink Midstream without the vote or consent of the unitholders.

EnLink Midstream may issue additional units, including units that are senior to the EnLink Midstream Common Units, without your approval, which would dilute your existing ownership interests.

        The operating agreement of EnLink Midstream does not limit the number of additional membership interests that EnLink Midstream may issue at any time without the approval of its unitholders. The issuance by EnLink Midstream of additional EnLink Midstream Common Units or other equity securities of equal or senior rank will have the following effects:

  •
  each unitholder's proportionate ownership interest in EnLink Midstream will decrease;

  •
  the amount of cash available for distribution on each unit may decrease;

  •
  the relative voting strength of each previously outstanding unit may be diminished; and

  •
  the market price of the EnLink Midstream Common Units may decline.

Devon may sell EnLink Midstream Common Units in the public markets or otherwise, which sales could have an adverse impact on the trading price of the EnLink Midstream Common Units.

        After the consummation of the mergers, Devon will hold 115,495,669 EnLink Midstream Class B Units, which will convert into EnLink Midstream Common Units on a one-for-one basis on the first business day following the record date for the distribution with respect to the calendar quarter in which the closing of the mergers occurs. Additionally, EnLink Midstream has agreed to provide Devon with certain registration rights. Please read "Other Transaction Agreements—Registration Rights Agreement and Unitholder Agreement." The sale of these units could have an adverse impact on the price of the EnLink Midstream Common Units or on any trading market that may develop.

The manager of EnLink Midstream has a call right that may require unitholders to sell their EnLink Midstream Common Units at an undesirable time or price.

        If at any time the manager of EnLink Midstream and its affiliates own more than 90% of the EnLink Midstream Common Units, the manager of EnLink Midstream will have the right, but not the obligation, which it may assign to any of its affiliates or to EnLink Midstream, to acquire all, but not less than all, of the EnLink Midstream Common Units held by unaffiliated persons at a price equal to the greater of (1) the average of the daily closing price of the EnLink Midstream Common Units over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed and (2) the highest per-unit price paid by the manager of EnLink Midstream or any of its affiliates for EnLink Midstream Common Units during the 90-day period preceding the date such notice is first mailed. As a result, unitholders may be required to sell their EnLink Midstream Common Units at an undesirable time or price and may not receive any return or a negative return on their investment. Unitholders may also incur a tax liability upon a sale of their units. The manager of EnLink Midstream is not obligated to obtain a fairness opinion regarding the value of the EnLink Midstream Common Units to be repurchased by it upon exercise of the call right. There is no restriction in the operating agreement of EnLink Midstream that prevents the manager of EnLink Midstream from issuing additional EnLink Midstream Common Units and exercising its call right. If the manager of EnLink Midstream exercised its call right, the effect would be to take EnLink Midstream private. Upon consummation of the mergers and conversion of the EnLink Midstream Class B Units received by Devon, Devon will own an aggregate of approximately 70% of the EnLink Midstream Common Units. For additional information about the call right, please read "The EnLink Midstream Operating Agreement—Call Right."

Unitholders may have liability to repay distributions that were wrongfully distributed to them.

        Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under the DLLCA, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the limited liability company, other than liabilities to members on account of their membership interests and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the limited liability company. For the purpose of determining the fair value of the assets of a limited liability company, the DLLCA provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds the non-recourse liability. The DLLCA provides that a member who receives a distribution and knew at the time of the distribution that the distribution was in violation of the DLLCA will be liable to the limited liability company for the amount of the distribution for three years.

There is no existing market for the EnLink Midstream Common Units, and a trading market that will provide you with adequate liquidity may not develop. The price of EnLink Midstream Common Units may fluctuate significantly, which could cause you to lose all or part of your investment.

        Prior to the mergers, there has been no public market for the EnLink Midstream Common Units. After the mergers, only approximately 30% of the EnLink Midstream Common Units will be held by public unitholders. We do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. You may not be able to resell your EnLink Midstream Common Units at or above the trading price of your shares of Crosstex common stock immediately prior to the mergers. Additionally, the lack of liquidity may result in wide bid-ask spreads, contribute to significant fluctuations in the market price of the EnLink Midstream Common Units and limit the number of investors who are able to buy the EnLink Midstream Common Units.

        The market price of EnLink Midstream Common Units may be influenced by many factors, some of which are beyond the control of EnLink Midstream, including:

  •
  the quarterly distributions paid by EnLink Midstream with respect to the EnLink Midstream Common Units;

  •
  the quarterly or annual earnings of EnLink Midstream, or those of other companies in its industry;

  •
  the loss of Devon as a customer;

  •
  events affecting Devon;

  •
  announcements by EnLink Midstream or its competitors of significant contracts or acquisitions;

  •
  changes in accounting standards, policies, guidance, interpretations or principles;

  •
  general economic conditions;

  •
  the failure of securities analysts to cover the EnLink Midstream Common Units after the mergers or changes in financial estimates by analysts;

  •
  future sales of EnLink Midstream Common Units; and

  •
  other factors described in these "Risk Factors."

Upon completion of the mergers, EnLink Midstream will be a "controlled company" within the meaning of NYSE rules and, as a result, will qualify for, and intend to rely on, exemptions from some of the listing requirements with respect to independent directors.

        Because Devon will control more than 50% of the voting power for the election of directors of EnLink Midstream Manager upon completion of the mergers, EnLink Midstream will be a controlled company within the meaning of NYSE rules, which exempt controlled companies from the following corporate governance requirements:

  •
  the requirement that a majority of the board consist of independent directors;

  •
  the requirement that the board of directors have a nominating or corporate governance committee, composed entirely of independent directors, that is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the board, selection of board nominees for the next annual meeting of equity holders, development of corporate governance guidelines and oversight of the evaluation of the board and management;

  •
  the requirement that EnLink Midstream have a compensation committee of the board, composed entirely of independent directors, that is responsible for reviewing and approving corporate goals and objectives relevant to chief executive officer compensation, evaluation of the chief executive officer's performance in light of the goals and objectives, determination and approval of the chief executive officer's compensation, making recommendations to the board with respect to compensation of other executive officers and incentive compensation and equity-based plans that are subject to board approval and producing a report on executive compensation to be included in an annual proxy statement or Form 10-K filed with the SEC;

  •
  the requirement that EnLink Midstream conduct an annual performance evaluation of the nominating, corporate governance and compensation committees; and

  •
  the requirement that EnLink Midstream have written charters for the nominating, corporate governance and compensation committees addressing the committees' responsibilities and annual performance evaluations.

        For so long as EnLink Midstream remains a controlled company, it will not be required to have a majority of independent directors or nominating, corporate governance or compensation committees. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

Tax Risks Related to the Mergers

No ruling has been obtained with respect to the U.S. federal income tax consequences of the mergers.

        No ruling has been or will be requested from the IRS with respect to the U.S. federal income tax consequences of the mergers. Instead, Crosstex and Devon are relying on the opinions of their respective counsel as to the U.S. federal income tax consequences of the mergers, and counsel's conclusions may not be sustained if challenged by the IRS. Please read "Material U.S. Federal Income Tax Consequences of the Mergers."

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus and the documents incorporated herein by reference contain forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," or the negative of those terms or other variations of them or comparable terminology. Forward-looking statements are also found under "Unaudited Financial Projections of the Crosstex Companies." In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with the mergers, to service debt or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine actual results are beyond the ability of EnLink Midstream, Crosstex and Devon to control or predict.

        Forward-looking statements are based on the expectations and beliefs of the respective managements of Crosstex and Devon, based on information currently available, concerning future events affecting EnLink Midstream and Crosstex. Although Crosstex and Devon believe that these forward-looking statements are based on reasonable assumptions, they are subject to uncertainties and factors related to EnLink Midstream's and Crosstex's operations and business environments, all of which are difficult to predict and many of which are beyond EnLink Midstream's and Crosstex's control. Any or all of the forward-looking statements in this proxy statement/prospectus may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many factors mentioned in this proxy statement/prospectus, including the risks outlined under the caption "Risk Factors" contained in Crosstex's Exchange Act reports incorporated herein by reference, will be important in determining future results, and actual future results may vary materially. There is no assurance that the actions, events or results of the forward-looking statements will occur, or, if any of them do, when they will occur or what effect they will have on EnLink Midstream's or Crosstex's results of operations, financial condition, cash flows or distributions. In view of these uncertainties, EnLink Midstream and Crosstex caution that investors should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, EnLink Midstream and Crosstex undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

 INFORMATION ABOUT THE COMPANIES

Crosstex Energy, Inc.

        Crosstex is engaged, primarily through its partnership interests in the Partnership and its majority interest in E2, a services company focused on the Utica Shale play in the Ohio River Valley, in the gathering, transmission, processing and marketing of natural gas, NGLs and crude oil. Crosstex also provides crude oil, condensate and brine services to producers. Crosstex's midstream energy asset network includes approximately 3,500 miles of pipelines, ten natural gas processing plants, four fractionators, 3.1 million barrels of NGL cavern storage, rail terminals, barge terminals, truck terminals and a fleet of approximately 100 trucks. Crosstex was incorporated in Delaware on April 28, 2000, and its principal executive offices and corporate headquarters are located at 2501 Cedar Springs Rd., Dallas, Texas 75201. Crosstex's telephone number at that address is (214) 953-9500.

EnLink Midstream, LLC

        EnLink Midstream was formed on October 16, 2013 as New Public Rangers, L.L.C., a wholly owned subsidiary of Devon, and its name was changed to EnLink Midstream, LLC on January 15, 2014. To date, EnLink Midstream has not conducted any activities other than those in connection with its formation and in connection with the transactions contemplated by the merger agreement. EnLink Midstream's principal executive offices are currently located at 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102, and the telephone number currently is (405) 235-3611. After the Closing, EnLink Midstream's principal executive offices will be located at 2501 Cedar Springs Rd., Dallas, Texas 75201, and the telephone number will be (214) 953-9500.

EnLink Midstream Holdings, LP

        Midstream Holdings was formed on November 18, 2013 as Devon Midstream Holdings, L.P., a wholly owned subsidiary of Devon to own the Midstream Business, and its name was changed to EnLink Midstream Holdings, LP on January 16, 2014. The Midstream Business consists of Devon's midstream assets in the Barnett Shale in North Texas, the Cana-Woodford and Arkoma-Woodford Shales in Oklahoma and Devon's economic interest in Gulf Coast Fractionators in Mont Belvieu, Texas. Midstream Holdings' principal executive offices are located at 333 W. Sheridan Ave., Oklahoma City, Oklahoma, 73102, and the telephone number is (405) 235-3611.

Merger Subsidiaries

        Each of Rangers Merger Sub and Boomer Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of EnLink Midstream. Neither Rangers Merger Sub nor Boomer Merger Sub has carried on any activities to date, other than activities incidental to its formation or undertaken in connection with the transactions contemplated by the merger agreement. The principal executive offices of Rangers Merger Sub and Boomer Merger Sub are located at 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102, and the telephone number is (405) 235-3611.

SPECIAL MEETING OF CROSSTEX STOCKHOLDERS

        This section contains information about the special meeting of Crosstex stockholders that has been called to, among other things, adopt the merger agreement. This document is being furnished to Crosstex stockholders in connection with the solicitation of proxies by the Crosstex Board to be used at the special meeting. Crosstex is first mailing this document and enclosed proxy card on or about February 6, 2014.

Date, Time and Place of the Special Meeting

        A special meeting of Crosstex stockholders will be held at Crosstex's offices, located at 2501 Cedar Springs Rd., Dallas, Texas 75201 on Friday, March 7, 2014, starting at 9:00 a.m., local time (unless it is adjourned or postponed to a later date).

Admission to the Special Meeting

        All Crosstex stockholders with valid picture identification (such as a driver's license or passport) are invited to attend the special meeting. Persons who are not Crosstex stockholders may attend only if invited by Crosstex. If you own shares in "street" or "nominee" name, you must bring proof of ownership (e.g., a current broker's statement) in order to be admitted to the special meeting.

Purpose of the Special Meeting

  1.
  To consider and vote upon a proposal to adopt the merger agreement;

  2.
  To consider and vote upon one or more proposals to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement; and

  3.
  To consider and vote upon a proposal to approve, on an advisory (non-binding) basis, a resolution regarding the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger.

Crosstex's Reasons for the Crosstex Merger; Recommendation of the Crosstex Board

        The Crosstex Board has unanimously (i) determined that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Crosstex stockholders and (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby. Accordingly, the Crosstex Board unanimously recommends that Crosstex stockholders vote "FOR" the proposal to adopt the merger agreement, "FOR" any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement and "FOR" the Merger-Related Compensation Proposal.

        In determining whether to approve the merger agreement and the transactions contemplated thereby, the Crosstex Board considered the factors described in the section entitled "The Proposed Transactions—Crosstex's Reasons for the Crosstex Merger; Recommendation of the Crosstex Board."

        In connection with the Crosstex Board's determination, the Crosstex Special Committee, comprised solely of members of the Crosstex Board who were deemed to be independent and disinterested with respect to the interests of the Partnership, considered certain aspects of the merger agreement and the transactions contemplated by the merger agreement relating to agreements between Crosstex and the Partnership and other potential or actual conflicts between the interests of Crosstex and those of the Partnership. The Crosstex Special Committee determined, among other things, that the agreements between Crosstex and the Partnership and the manner in which the terms and conditions of the merger agreement and the transactions contemplated thereby address and resolve such potential or actual conflicts are advisable and fair to, and in the best interests of, Crosstex and its stockholders. The Crosstex Special Committee recommended that the Crosstex Board approve the agreements between Crosstex and the Partnership and the manner in which the terms and conditions of the merger agreement and the transactions contemplated thereby address and resolve such potential or actual conflicts. In making its determination and recommendation, the Crosstex Special Committee considered the factors described in the section entitled "The Proposed Transactions—Crosstex's Reasons for the Crosstex Merger; Recommendation of the Crosstex Board."

        Crosstex stockholders should carefully read this document in its entirety for more detailed information concerning the merger agreement and the transactions contemplated thereby. In particular, Crosstex stockholders are directed to the merger agreement, which is attached as Annex B hereto.

Record Date; Stockholders Entitled to Vote; Outstanding Shares Held

        The close of business on February 5, 2014 has been designated as the "record date" that will determine the stockholders who are entitled to receive notice of, and to vote at, the special meeting or at any adjournment or postponement of the special meeting. Only holders of record at the close of business on the record date are entitled to vote at the special meeting. At the close of business on the record date, there were 48,021,537 shares of common stock outstanding. Each holder of shares of Crosstex common stock is entitled to one vote per share of Crosstex common stock held as of the record date.

        A complete list of Crosstex stockholders entitled to vote at the special meeting will be available at the principal place of business of Crosstex during regular business hours for a period of no less than ten days before the special meeting and at the place of the Crosstex special meeting during the meeting.

Quorum

        A quorum requires the presence, in person or represented by proxy, of a majority of the outstanding shares of Crosstex common stock entitled to vote at the special meeting. Shares of Crosstex common stock will be counted as present at the special meeting if the holder is present at the meeting or has submitted a properly executed proxy card. Abstentions will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum.

Required Vote

        The proposal to adopt the merger agreement must receive the affirmative vote of the holders of at least 67% of the shares of Crosstex common stock issued and outstanding and entitled to vote as of the record date. Each share of Crosstex common stock outstanding on the record date is entitled to one vote on this proposal. Failures to vote, broker non-votes and abstentions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        Any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement requires (i) if a quorum is present, the affirmative vote of a majority of the votes cast by the Crosstex stockholders entitled to vote as of the record date, present in person or by proxy or (ii) if a quorum is not present, the affirmative vote of a majority of the shares of Crosstex common stock entitled to be voted at the meeting. Each share of Crosstex common stock outstanding on the record date is entitled to one vote on this proposal. Failures to vote, broker non-votes and abstentions will have no effect on any proposal to adjourn the special meeting, if a quorum is present. If a quorum is not present, failures to vote will have no effect on the proposal to adjourn the meeting and abstentions and broker non-votes will have the same effect as a vote "AGAINST" the proposal to adjourn the meeting.

        Approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority of the votes cast by the Crosstex stockholders entitled to vote thereon represented at the special meeting in person or by proxy and entitled to vote as of the record date. Each share of Crosstex common stock outstanding on the record date is entitled to one vote on this proposal. Failures to vote, broker non-votes and abstentions will have no effect on the Merger-Related Compensation Proposal.

Voting Agreements

        Concurrently with the execution of the merger agreement, GSO, Crosstex's largest stockholder, and each of Crosstex's named executive officers, who collectively with GSO own approximately 19% of the outstanding shares of Crosstex common stock, have entered into voting agreements with Devon, pursuant to which they have agreed, subject to the terms set forth therein, to vote the shares of the Crosstex common stock that they hold in favor of the merger agreement and not to transfer any of their shares of Crosstex common stock prior to the consummation of the mergers, except under limited circumstances.

        The voting agreements expire at the earliest to occur of (i) the effective time of the Crosstex merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) a change in recommendation of the Crosstex merger by the Crosstex Board in accordance with the merger agreement, (iv) such date and time as any amendment or change to the merger agreement is effected without the applicable stockholder's consent that decreases the consideration to be received by the Crosstex stockholders in the Crosstex merger (or, with respect to GSO, such date and time as any amendment or change to any of the transaction agreements is effected without GSO's consent which adversely affects GSO, including any amendment or change that decreases the merger consideration received in the Crosstex merger) or (v) with respect to GSO, 5:00 p.m., Dallas, Texas time on June 30, 2014.

Shares Beneficially Owned by Directors and Executive Officers

        At the close of business on the record date, the members of the Crosstex Board and executive officers of Crosstex beneficially owned an aggregate of 4,275,835 shares of Crosstex common stock. These shares represent in total approximately 8.9% of the total voting power of Crosstex's voting securities. The Crosstex Board and executive officers of Crosstex are currently expected to vote their shares in favor of all proposals.

Proxies

        You may vote in person by ballot at the special meeting or by submitting a proxy. Please submit your proxy even if you plan to attend the special meeting. If you attend the special meeting, you may vote by ballot, thereby canceling any proxy previously given.

        Voting instructions are included on your proxy card. If you properly give your proxy and submit it to Crosstex in time for it to be voted, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals or abstain from voting.

        If a proxy is returned without an indication as to how the shares of Crosstex common stock represented are to be voted with regard to a particular proposal, the shares of Crosstex common stock represented by the proxy will be voted in accordance with the recommendation of the Crosstex Board and, therefore, "FOR" the proposal to adopt the merger agreement, "FOR" any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement and "FOR" the Merger-Related Compensation Proposal.

 Abstentions

        The required vote to adopt the merger agreement is based upon the number of shares of Crosstex common stock issued and outstanding on the record date and entitled to vote, and not the number of shares of Crosstex common stock that are actually voted. Accordingly, an abstention from voting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        Any vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, if a quorum is present. If a quorum is present, an abstention, the failure to submit a proxy card or to vote by Internet, telephone or in person at the special meeting will not have an effect on the vote. If a quorum is not present, because a different voting standard applies, abstentions will have the same effect as a vote "AGAINST" any proposal to adjourn the meeting, while the failure to submit a proxy or to vote in person at the meeting will have no effect on any proposal to adjourn the meeting.

        Approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority of the votes cast by the Crosstex stockholders entitled to vote thereon, present in person or represented by proxy. Failures to vote, broker non-votes and abstentions will have no effect on the Merger-Related Compensation Proposal.

Shares Held in Street Name

        If you hold shares of Crosstex common stock through a broker, bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." The "record holder" of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Crosstex or by voting in person at the Crosstex special meeting unless you have a "legal proxy," which you must obtain from your broker, bank or other nominee. Furthermore, brokers, banks or other nominees who hold shares of Crosstex common stock on behalf of their customers may not give a proxy to Crosstex to vote those shares without specific instructions from their customers.

        If you are a Crosstex stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on any of the Crosstex proposals.

How to Submit Your Proxy

        By Telephone:    You can submit your proxy by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern time, on March 6, 2014. Easy-to-follow voice prompts allow you to vote your shares of Crosstex common stock and confirm that your instructions have been properly recorded.

        By Internet:    You can also choose to submit your proxy by going to the Internet website indicated on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

        By Mail:    To submit your proxy by mail, simply mark your proxy, date, sign and return it in the self-addressed, stamped envelope provided.

        In Person:    If you are a Crosstex stockholder of record, you may vote by ballot at the special meeting or send a representative with an acceptable proxy that has been signed and dated. If your shares of Crosstex common stock are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record (your bank, broker or other nominee), to be able to vote in person at the special meeting.

Revoking Your Proxy

        If you are the record holder of your shares of Crosstex common stock, you may revoke your proxy in any of the following three ways:

  •
  by sending a written notice to the Secretary of Crosstex in time to be received before the special meeting stating that you revoke your proxy;

  •
  by completing, signing and dating another proxy card and returning it by mail in time to be received before the special meeting or by submitting a later dated proxy by telephone or the Internet, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

  •
  if you are a holder of record, or if you hold a proxy in your favor executed by a holder of record, by attending the special meeting and voting in person.

        If your shares of Crosstex common stock are held in an account at a bank, broker or other nominee, you should contact your bank, broker or other nominee to revoke your proxy.

Adjournments and Postponements

        A meeting of Crosstex's stockholders may be adjourned from time to time by the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon represented at the special meeting either in person or by proxy and entitled to vote as of the record date, if a quorum is present. In the absence of a quorum, the holders of a majority of the shares of Crosstex common stock entitled to be voted at the special meeting may adjourn the meeting from time to time. When a meeting is adjourned to another time and place, so long as the time and place thereof are announced at the meeting at which the adjournment is taken and the adjourned meeting is held within 30 days of the original meeting date, no notice need be given of the adjourned meeting and a new record date need not be set. If the adjournment is for more than 30 days or if a new record date is fixed, a notice of the adjourned meeting must be given.

        In addition, at any time prior to convening the special meeting, the special meeting may be postponed without the approval of Crosstex stockholders. If postponed, Crosstex will publicly announce the new meeting date. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow Crosstex stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Proxy Solicitation

        Crosstex and Devon will each bear their own costs and expenses incurred in connection with the filing, printing and mailing of the document and the retention of any information agent or other service provider in connection with the mergers. This proxy solicitation is being made by Crosstex on behalf of the Crosstex Board. Crosstex has hired Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee not to exceed $20,000, plus a per call fee, for these services. Crosstex has also agreed to reimburse Innisfree for out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Innisfree against certain losses, costs and expenses. In addition to this mailing, proxies may be solicited by directors, officers or employees of Crosstex or its affiliates in person or by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services.

Other Business

        The Crosstex Board is not currently aware of any business to be acted upon at the special meeting other than the matters described in this document. If, however, other matters are properly brought before the special meeting by or at the direction of the Crosstex Board, the persons appointed as proxies will have discretion to vote or act on those matters as in their judgment is in the best interest of Crosstex and its stockholders.

 PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        As discussed throughout this proxy statement/prospectus, Crosstex is asking its stockholders to adopt the merger agreement pursuant to which, among other things, a wholly owned subsidiary of EnLink Midstream will merge with and into Crosstex, and another wholly owned subsidiary of EnLink Midstream will merge with and into New Acacia, with Crosstex and New Acacia surviving as wholly owned subsidiaries of EnLink Midstream. Please see "The Proposed Transactions" and "The Merger Agreement."

        Crosstex stockholders are urged to read this proxy statement/prospectus, including any documents incorporated by reference in this proxy statement/prospectus, and its annexes carefully and in their entirety. In particular, Crosstex stockholders are directed to the merger agreement, a copy of which is attached as Annex B hereto.

        The affirmative vote of the holders of at least 67% of the shares of Crosstex common stock issued and outstanding and entitled to vote as of the record date is required for the approval of the proposal to adopt the merger agreement.

        The Crosstex Board has unanimously (i) determined that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Crosstex stockholders and (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby. Accordingly, the Crosstex Board unanimously recommends that stockholders vote "FOR" the proposal to adopt the merger agreement.

 THE PROPOSED TRANSACTIONS

        This section of the proxy statement/prospectus describes the material aspects of the proposed transactions, including the mergers. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the documents incorporated herein by reference, including the full text of the merger agreement (which is attached as Annex B), for a more complete understanding of the mergers. In addition, important business and financial information about Crosstex is included in or incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

        The Crosstex Companies and Devon are entering into a strategic business transaction to combine the assets of the Crosstex Companies with the Midstream Business. This combination will be effected pursuant to the mergers and the contribution described below.

The Mergers

        Under the merger agreement, Rangers Merger Sub will merge with and into Crosstex, with Crosstex surviving the merger, and Boomer Merger Sub will merge with and into New Acacia, with New Acacia surviving the merger. Accordingly, following the consummation of the mergers, (i) each of Crosstex and New Acacia will be a wholly owned subsidiary of EnLink Midstream, (ii) the former Crosstex stockholders will become holders of EnLink Midstream Common Units, and Devon and its affiliates will become holders of EnLink Midstream Class B Units, as described in more detail below, (iii) Crosstex will continue to own all of the equity interests of Crosstex GP and a portion of the outstanding common units of the Partnership and (iv) New Acacia will continue to own a 50% limited partner interest in Midstream Holdings, which, together with its subsidiaries, will own the Midstream Business.

        At the Effective Time, each share of Crosstex common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Devon or any of its wholly owned subsidiaries, treasury shares and shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive (i) one EnLink Midstream Common Unit and (ii) an amount in cash equal to the quotient of (x) $100,000,000 divided by (y) the number of shares of Crosstex common stock issued and outstanding immediately prior to the effective time of the Crosstex merger. Based on the number of outstanding shares of Crosstex common stock on the date hereof and the number of shares of Crosstex common stock expected to be issued upon the settlement of outstanding Crosstex equity awards in connection with the Crosstex merger, Crosstex stockholders would receive cash consideration of approximately $2.05 per share.

        At the Effective Time, the sole share of New Acacia common stock will be converted into the right to receive 115,495,669 EnLink Midstream Class B Units. The EnLink Midstream Class B Units will be substantially similar in all respects to the EnLink Midstream Common Units, except that they will (i) not be entitled to distributions with respect to any fiscal quarter completed prior to the Closing and (ii) only be entitled to a pro rated distribution for the fiscal quarter in which the Closing occurs. The EnLink Midstream Class B Units will automatically convert into EnLink Midstream Common Units on a one-for-one basis on the first business day following the record date for distribution payments with respect to the quarter during which the Closing occurs.

        Following the consummation of the mergers, each of Crosstex and New Acacia will be wholly owned subsidiaries of EnLink Midstream. The former Crosstex stockholders will hold approximately 30%, in the aggregate, of the outstanding membership interests in EnLink Midstream, and Devon and its affiliates will hold approximately 70% of the outstanding membership interests in EnLink Midstream.

        Following completion of the mergers, EnLink Midstream Common Units are expected to be listed for trading on the NYSE under the ticker symbol "ENLC," and the Crosstex common stock will be delisted from the NASDAQ, deregistered under the Exchange Act and cease to be publicly traded. Assuming timely satisfaction of the necessary closing conditions, the Closing is expected to occur in the first quarter of 2014.

        Please see "The Merger Agreement" for further information.

        Set forth below is a diagram depicting the simplified structure of the mergers described above, reflecting approximate ownership percentages prior to the consummation of the mergers.

The Mergers

 The Midstream Business Contribution

        Concurrently with the execution of the merger agreement, the Partnership and Crosstex Energy Services entered into a contribution agreement with Devon and certain of its wholly owned subsidiaries, Devon Gas Corporation ("Devon Gas"), Devon Gas Services and Southwestern Gas Pipeline, Inc. ("Southwestern Gas Pipeline" and, together with Devon Gas Services, the "Contributors"). Under the contribution agreement, the Contributors will contribute to Crosstex Energy Services the remaining 50% limited partner interest in Midstream Holdings and all of the outstanding equity interests in Midstream Holdings GP, in exchange for the issuance by the Partnership of 120,542,441 Class B Partnership Units. The completion of the contribution transactions and the mergers are conditioned upon each other and must occur substantially concurrently.

        Accordingly, following the concurrent completion of the mergers and the Contribution Closing, each of EnLink Midstream and the Partnership will indirectly own 50% of Midstream Holdings, and the Partnership will indirectly own 100% of Midstream Holdings GP. Devon and its affiliates will effect certain reorganization transactions with respect to the entities that own the Midstream Business, such that Midstream Holdings will own the Midstream Business on or prior to the Effective Time and the Contribution Closing.

        The Class B Partnership Units will be established by an amendment to the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership and will be substantially similar in all respects to the Partnership common units, except that they will (i) not be entitled to distributions with respect to any fiscal quarter completed prior to the Contribution Closing and (ii) only be entitled to a pro rated distribution for the fiscal quarter in which the Contribution Closing occurs. The Class B Partnership Units will automatically convert into Partnership common units on a one-for-one basis on the first business day following the record date for distribution payments with respect to the quarter during which the Contribution Closing occurs. Upon conversion, Devon and its affiliates will hold approximately 53% of the outstanding limited partner interests in the Partnership, with approximately 39% of the outstanding limited partner interests held by the public unitholders and approximately 7% of the outstanding limited partner interests (and the approximate 1% general partner interest) held indirectly by EnLink Midstream.

        Please see "Other Transaction Agreements—The Contribution Agreement" for further information.

        Set forth below are diagrams depicting the simplified structure of the contribution and the resulting structure and approximate ownership percentages of the parties following the mergers and the contribution.

 The Contribution

 Resulting Structure

Background of the Transactions

        The management and Boards of Directors of the Crosstex Companies continually review the results of operations of the Crosstex Companies, as well as strategic transactions and other options to create value for the stockholders and unitholders of the Crosstex Companies. Over the last several years, the strategic objectives of the Crosstex Companies have focused on growth to achieve size and scale in their operations and strengthening their financial position. Management and the Boards of Directors of the Crosstex Companies noted the advantages that larger and well-funded peers and competitors derived from greater size and scale and a stronger balance sheet, including greater access to capital at a lower cost. Management and the Boards of Directors of the Crosstex Companies observed that peer companies with investment-grade credit ratings or near investment-grade credit ratings commanded better yields on their equity securities and lower interest rates on their debt compared to smaller, more leveraged competitors. Furthermore, during periods of stress in the financial markets, capital was more readily available to the stronger competitors compared to smaller companies.

        The Crosstex Companies also identified greater geographic and product diversity as important to obtaining stable financial and operating results, believing that stable and predictable cash flows are key to establishing investor confidence and the success of master limited partnerships ("MLPs") over time. Because the midstream energy business is cyclical in many respects, with volatile commodity prices and specific basins experiencing periods of rapid growth followed by decline, spreading investment across several geographic areas and across numerous products and services is an important strategy in reducing the impacts of these cycles.

        With these objectives in mind, management and the Boards of Directors of the Crosstex Companies reviewed and considered various alternatives over the last several years. Since 2011, management and the Boards of Directors of the Crosstex Companies have reviewed a proposal to merge with a larger midstream company, participated in several competitive processes to acquire companies with assets of significant scale and pursued merger discussions with smaller public midstream companies. Many of these endeavors included discussions with large investors regarding the potential sale of significant interests in one or both of the Crosstex Companies to fund such transactions. Citi assisted the Crosstex Companies with certain of these potential alternatives. With this background, management began identifying parties with significant midstream businesses that may desire to sell all or part of their business through an initial public offering ("IPO"), thereby continuing to participate in the business through ownership in a public company. Initially, the concept involved private companies, but it evolved to include public companies that desired to conduct an IPO of their midstream business as an independent entity.

        On February 20, 2013, Devon announced that it was considering the formation of a midstream MLP. Devon's announced plan was to segregate certain midstream assets into a new MLP and to sell interests in that entity in an IPO. Management and the Boards of Directors of the Crosstex Companies were generally aware of Devon's plans by virtue of Devon's public announcements. Consistent with its work regarding other potential transactions and using public information, management reviewed a potential combination with the Midstream Business. The initial review indicated that a combination with the Midstream Business could achieve the strategic objectives of the Crosstex Companies.

        In early March 2013, Mr. Barry E. Davis, the President and Chief Executive Officer of Crosstex, contacted Mr. John Richels, the President and Chief Executive Officer of Devon, to arrange a meeting later that month.

        On March 21, 2013, management of the Crosstex Companies met with management of Devon and presented an outline of a potential transaction. Crosstex management proposed that Devon contribute 50% of the Midstream Business to each of Crosstex and the Partnership in exchange for cash and shares of common stock and common units instead of proceeding with its plan to conduct an IPO of its Midstream Business. The presentation compared the potential benefits to Devon of such a transaction relative to the benefits to Devon of its IPO alternative. These potential benefits, as compared to Devon's IPO plan, included Devon's receipt of a controlling interest in the Crosstex Companies, enhanced diversity of assets, products and services in the combined company, the greater value Devon could realize as a result of appreciation in the value of the securities of the Crosstex Companies received as consideration for the contribution of the Midstream Business and benefits related to the structure of the Crosstex entities as dual, publicly traded MLP and general partner investment vehicles.

        On May 2, 2013, management of the Crosstex Companies met with management of Devon and further discussed the potential transaction outlined at the March 21, 2013 meeting.

        On June 21, 2013, Mr. Barry Davis met with Mr. Richels to further discuss a possible transaction.

        Throughout May and June of 2013, management of the Crosstex Companies met with three other parties and discussed the possibility of a transaction with such parties similar to that proposed to Devon. In June 2013, management of the Crosstex Companies began working with Greenhill & Co. ("Greenhill") to develop an illustrative "merge to go public" transaction with a fourth potential counterparty, which was similar in many respects to the potential transaction which had been discussed with Devon. The basic premise of the "merge to go public" transaction was that a contribution of assets to the Crosstex Companies in exchange for securities of the Crosstex Companies could be superior, from the point of view of the contributor, to an IPO of the contributed assets. On June 24, 2013, management of the Crosstex Companies and Greenhill met to discuss such a transaction, and on June 27, 2013, a summary of such transaction was sent to the fourth potential counterparty.

        In late June and early July 2013, in light of the significant expected benefits to the Crosstex Companies from the potential "merge to go public" transactions with Devon and the other counterparty, management of the Crosstex Companies determined that the Crosstex Companies could benefit from a broader, more organized process to determine whether such a transaction was available. The process would target a number of potential counterparties, each of which had MLP-qualifying assets for U.S. federal income tax purposes that could be contributed to the Crosstex Companies. Some of the parties identified and included in the process had announced intentions to undertake an IPO of their midstream assets. Management subsequently requested that Citi and Greenhill assist with such a process.

        On July 8, 2013, management representatives of the Crosstex Companies met with Citi and Greenhill to review the potential process and discussed with Citi and Greenhill potential strategic alternatives for the Crosstex Companies, a preliminary list of parties to be contacted and a possible timeline for a transaction.

        As this process was organized, Crosstex continued discussions with Devon and with certain other parties. On July 21, 2013, the Crosstex Companies and Devon executed a confidentiality agreement, and on July 25, 2013, management of the Crosstex Companies met with management of Devon, and each party made a presentation on the various assets in their respective businesses.

        The Boards of Directors of the Crosstex Companies held a joint meeting on August 1, 2013. At the meeting, Mr. Barry Davis again reviewed the strategic objectives of the Crosstex Companies, notably to grow in size, scale and diversity, and the resulting positive impacts to stockholders and unitholders. Messrs. Barry Davis and Michael Garberding then made a presentation to the Boards on potential strategic alternatives. The alternatives included continuation of the current business on a stand-alone basis, a "merge to go public" structure, a merger with another midstream company and an exit of the business through a sale to another company. Mr. Barry Davis indicated that, in his view, the option that had the greatest potential to create the most value for stockholders was a "merge to go public" transaction since such a transaction could meet the growth objectives of the Crosstex Companies and could provide stockholders and unitholders an opportunity to continue to participate in the growth of the business. Mr. Barry Davis further updated the Boards on the discussions with Devon and others regarding the "merge to go public" option with the assistance of Citi and Greenhill. The directors discussed, among other items, the potential benefits and risks of such a transaction with Devon and impediments to implementation. The directors also discussed the potential structure of such a transaction, the drivers of Devon's interest in such a transaction, whether Devon provided the desired diversity, the concentration of the Midstream Business in various producing basins and the need to consider the economics of the production supporting the Midstream Business. Mr. Barry Davis advised that, although discussions with Devon were the most advanced as compared to those with other potential counterparties, management of the Crosstex Companies recommended that a process be formalized whereby the Crosstex Companies would solicit proposals from a number of parties and evaluate them relative to other proposals and potential alternatives available to the Crosstex Companies. The Boards of Directors of the Crosstex Companies endorsed this process.

        On August 5, 2013, management of the Crosstex Companies met with Citi and Greenhill and authorized them to contact potential counterparties for a "merge to go public" transaction to assess their interest in engaging in discussions with the Crosstex Companies. Over the course of August and September 2013, Citi and Greenhill contacted 12 additional potential counterparties, other than Devon, on behalf of the Crosstex Companies. During such period, management of the Crosstex Companies, together with Citi and Greenhill, met and discussed with several counterparties a "merge to go public" transaction.

        On August 6, 2013, Mr. Barry Davis met with Mr. Richels and informed him that the Crosstex Companies were collecting the relevant diligence materials of the Crosstex Companies and considering the diligence materials regarding the Midstream Business that Crosstex needed to review. Mr. Davis also informed Mr. Richels that the Boards of Directors of the Crosstex Companies had authorized management of the Crosstex Companies to conduct a broader process to determine whether a "merge to go public" transaction was available on terms acceptable to the Crosstex Companies and that several counterparties would be contacted. Mr. Richels acknowledged the process and also reiterated Devon's intention to proceed with preparations for the IPO of the Midstream Business.

        On August 19, 2013, management of the Crosstex Companies met with management of Devon, and each party conducted additional due diligence regarding the other party's business.

        On August 26, 2013, management of the Crosstex Companies sent an initial due diligence request to Devon.

        On August 30, 2013, management of the Crosstex Companies met with Citi and Greenhill to discuss the potential interest of other parties to enter into a transaction with the Crosstex Companies and their financial ability to undertake a transaction with the Crosstex Companies.

        The Boards of Directors of the Crosstex Companies held a joint meeting on September 4, 2013. At the meeting, Mr. Barry Davis updated the Boards on the process. Mr. Barry Davis reported that Citi and/or Greenhill, at the direction of management of the Crosstex Companies, had contacted 13 companies that had been identified as potential transaction partners, including Devon. Mr. Barry Davis noted that of those 13, five were evaluating a potential transaction and eight had declined to participate in the process. The directors reviewed the potential next steps with each party and discussed each party's ability and likely interest in pursuing a strategic transaction. The Boards further discussed a potential process for a transaction and the likely need to have a special committee of the Crosstex Board in light of the potential for conflicts between Crosstex and the Partnership in a transaction involving both companies and the substantial overlap between the Boards of Directors of the Crosstex Companies. Although the Crosstex Board did not establish a special committee of the Crosstex Board at the September 4 meeting, it discussed the fact that it would likely do so if a transaction with Devon or another party continued to progress, and it determined that Messrs. James C. Crain and Robert F. Murchison would likely be appointed to such special committee of the Crosstex Board. Accordingly, the Crosstex Board authorized Messrs. Crain and Murchison to begin preparation for such an appointment, including consideration of independent legal and financial advisors.

        On September 5 and September 6, 2013, management of the Crosstex Companies met with two companies (other than Devon) regarding a potential transaction.

        On September 11, 2013, at a regularly scheduled meeting of the Devon Board of Directors, management of Devon updated the directors on various matters related to the process and timing with respect to the IPO of the Midstream Business, as well as the discussions with the Crosstex Companies with respect to a potential alternative to the IPO that had occurred up to that time. After discussion, the Board of Directors of Devon authorized management to continue the assessment of the potential transaction with the Crosstex Companies and to develop the terms of the transactions, if any, to recommend to the Board. The Devon Board of Directors also authorized management to proceed with the filing of the registration statement with respect to the IPO.

        On September 17, 2013, in anticipation of being appointed to a special committee of the Crosstex Board, Messrs. Crain and Murchison held a conference call with members of management, including Mr. Garberding, to discuss the results of the transaction evaluation process to date and the terms of a possible transaction. Also participating in the conference call were representatives of Potter Anderson & Corroon LLP ("Potter Anderson") and Evercore, each of which had been contacted by or on behalf of Messrs. Crain and Murchison to potentially serve as legal counsel and financial advisor, respectively, of a special committee of the Crosstex Board.

        On September 18, 2013, Devon delivered a draft non-binding term sheet (the "September 18 Term Sheet") to the management of the Crosstex Companies outlining a transaction with Devon. The September 18 Term Sheet provided for the following:

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  the contribution to the Crosstex Companies of 100% of the equity interests in a new company which would own the Midstream Business;

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  a $4.8 billion valuation of the Midstream Business;

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  the contribution of 50% of the Midstream Business to Crosstex in exchange for shares of Crosstex common stock valued at $2.4 billion and calculated based on the volume-weighted average price of the common stock for the 20 trading days prior to the transaction announcement;

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  the contribution of 50% of the Midstream Business to the Partnership in exchange for common units in the Partnership valued at $2.4 billion and calculated based on the volume-weighted average price of the common units for the 20 trading days prior to the transaction announcement;

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  the structuring of the transaction with Crosstex as a tax-free contribution pursuant to which Crosstex would form a new corporation ("New Rangers Inc."), which would acquire Crosstex in a reverse merger;

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  the structuring of the contribution to the Partnership as a tax-free contribution;

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  a board of directors of New Rangers Inc. consisting of nine members, including five members designated by Devon;

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  no renouncement of business opportunities pursued by Devon, other than with respect to acreage dedications and gathering and processing agreements contemplated to be made between Devon and Midstream Holdings;

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  the agreement by certain executive officers of the Crosstex Companies to waive the "Change of Control" resulting from the Devon transaction with respect to any unvested restricted shares, restricted units and options owned by such persons; and

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  the need for discussion between the Crosstex Companies and Devon regarding a name change for the Crosstex Companies, the location of the headquarters for the Crosstex Companies, the management team for the Crosstex Companies, modified or new employment contracts for key Crosstex personnel and the transfer of Devon's midstream personnel.

        On September 19, 2013, management of the Crosstex Companies discussed the September 18 Term Sheet with representatives of Baker Botts, counsel to the Crosstex Companies, and representatives of Citi and Greenhill.

        On September 20, 2013, the Boards of Directors of the Crosstex Companies met in a joint meeting with management of the Crosstex Companies and representatives of Baker Botts and Richards, Layton & Finger, PA, Delaware counsel to the Crosstex Companies ("Richards Layton"). Management of the Crosstex Companies updated the Boards on the process, including which parties were still evaluating a possible transaction with the Crosstex Companies, and reviewed the September 18 Term Sheet received from Devon. The Crosstex Board then met separately from the Board of Directors of Crosstex GP ("Partnership Board"), and counsel reviewed the potential conflicts in a transaction that involved both Crosstex and the Partnership, including the fact that (i) Crosstex owns all of the issued and outstanding equity of Crosstex GP, (ii) Crosstex owns an approximate 15% limited partnership interest in the Partnership, (iii) Messrs. Barry Davis, Leldon E. Echols, Bryan H. Lawrence and Cecil E. Martin, Jr., all of whom are members of the Crosstex Board, are also members of the Partnership Board, (iv) Mr. Barry Davis is the President and Chief Executive Officer of both Crosstex and Crosstex GP, (v) certain members of the Crosstex Board and management hold different financial interests in Crosstex compared to the Partnership, (vi) the proposed continuation of Crosstex management could present a conflict, (vii) there may be differing interests in a transaction that involved both Crosstex and the Partnership, including the relative consideration received by each entity and (viii) there may be certain agreements between Crosstex and the Partnership required or desired as a part of the transactions.

        The Crosstex Board then reviewed and discussed the independence and disinterestedness of two Crosstex directors, Messrs. Crain and Murchison, including the consideration that (i) neither Mr. Crain nor Mr. Murchison (nor any of their family members, affiliates or other related entities) had any known direct or indirect financial interest in, or any direct or indirect relationship with Devon (or Devon's affiliates or other related entities), and each was an independent director in respect thereof, (ii) Messrs. Crain and Murchison owned, directly or indirectly, (a) approximately 56,396 shares and 255,748 shares of Crosstex common stock, respectively, and (b) approximately 3,510 and 31,832 Partnership common units, respectively, and (iii) neither Mr. Crain nor Mr. Murchison was an officer or employee of Crosstex GP or the Partnership. The Crosstex Board then established the Crosstex Special Committee, comprised of Messrs. Crain and Murchison. Although the Crosstex Board did not make a delegation of any matters to be considered by the Crosstex Special Committee, the Crosstex Board discussed the fact that it would likely do so if the transaction with Devon or another party continued to progress. Accordingly, the Crosstex Board authorized the Crosstex Special Committee to begin preparation for such a delegation, including engaging legal and financial advisors. Baker Botts reviewed with the Crosstex Board the legal framework relevant to the consideration of the transactions outlined in the September 18 Term Sheet. Subsequent to the meeting, Messrs. Crain and Murchison determined to engage Potter Anderson as legal counsel to the special committee and to engage Evercore as financial advisor to the special committee, subject to negotiation of an acceptable engagement letter.

        Later on September 20, 2013, management of the Crosstex Companies met with Devon management to review and discuss the September 18 Term Sheet. The parties discussed, among other items, (i) Devon's proposed valuation of $4.8 billion for the Midstream Business, (ii) a request by the Crosstex Companies to receive a right of first offer or right of first refusal with respect to Devon's 50% interest in the Access Pipeline transportation system (the "Access Pipeline Interest"), (iii) the possible modification of the Partnership's existing natural gas gathering and processing agreement with Devon to improve the terms for the Partnership, (iv) various employee matters associated with merging Devon's midstream workforce with that of the Partnership, (v) the additional information that would be required before any decisions could be made on the resulting management of New Rangers Inc. or the Partnership and (vi) the desire by Devon to have fair representation on the resulting boards of directors of New Rangers Inc. and the Partnership. The parties discussed next steps, including the need for the Crosstex Companies to respond to the September 18 Term Sheet after receiving input from the Boards of Directors of the Crosstex Companies, additional work to be performed with respect to employee and management matters, the need to understand the proposed commercial arrangement between Devon and the Midstream Business and other necessary diligence. The parties agreed to meet the following week on September 27, 2013.

        On September 26, 2013, management of the Crosstex Companies sent Devon management a revised term sheet indicating items that would require further discussion, such as valuation and board representation of New Rangers Inc. and Crosstex GP, and requesting (i) new gas gathering and processing agreements on terms to be mutually agreed before the transaction announcement and (ii) a right of first offer on the Access Pipeline Interest.

        On September 27, 2013, management of the Crosstex Companies met with Devon management and discussed, among other items, (i) the integration of accounting, financial reporting and information technology if a transaction were to occur, (ii) various employee matters associated with merging the workforce of the Midstream Business with that of the Partnership and (iii) the desire by Devon to have fair representation on the resulting boards of directors of New Rangers Inc. and the Partnership.

        Also on September 27, 2013, a subsidiary of Devon filed a registration statement on Form S-1 for the IPO of the Midstream Business.

        On September 30, 2013, a representative for the remaining potential counterparty (other than Devon) for a "merge to go public" transaction with Crosstex contacted a representative of Citi and verbally outlined a potential transaction between such counterparty and the Crosstex Companies. Such counterparty stated that it would promptly deliver a written term sheet containing the relevant details of such a transaction so that the Crosstex Companies and their respective advisors could review its proposal; however, no term sheet was subsequently delivered.

        Also on September 30, 2013, the Boards of Directors of the Crosstex Companies met in a joint meeting with management of the Crosstex Companies and representatives of Citi, Greenhill, Baker Botts and Richards Layton. Management of the Crosstex Companies updated the Boards on the transaction process, including details of the most recent meeting with Devon. Management of the Crosstex Companies then reviewed the transaction rationale for a combination with the Midstream Business, including (i) the direct alignment with a leading independent exploration and production company, (ii) the attractive midstream operating footprint, (iii) enhanced diversification for the Crosstex Companies in basins where Devon has significant current operations, (iv) the potential for future participation in other Devon upstream development areas, (v) the increase from a small-capitalization to a large-capitalization MLP, (vi) the benefits of substantial delevering, including additional capacity for growth capital expenditure funding and for acquisitions, (vii) the increase in fee-based business as a percentage of Crosstex's total business, (viii) the potentially significant synergies of such a combination and (ix) the expected value creation post-combination. Management of the Crosstex Companies also reviewed the key risks of the Crosstex Companies as a stand-alone business, including (1) declining production behind their gathering systems, (2) the decline in gas-focused drilling due to depressed natural gas prices, (3) decreased NGL prices and processing margins, (4) potential increases in interest rates and the impact on access to capital for growth projects, (5) operational challenges, including increasing competition from larger and more diversified competitors, (6) the importance of successfully completing the previously announced Cajun-Sibon Phases I and II expansion projects and (7) the ability to identify and execute future growth projects at acceptable rates of return.

        Management of the Crosstex Companies and Citi and Greenhill then discussed certain financial aspects of the potential transaction, including the potential financial impact on the Crosstex Companies (which, based on the preliminary terms of the transaction, indicated that the transaction could be significantly accretive to distributions to the Partnership's unitholders and dividends to Crosstex stockholders, respectively, while significantly reducing the financial leverage of the Crosstex Companies) and management's projections and assumptions related to transaction structure, taxation and financing.

        The Crosstex Board then met with management of the Crosstex Companies and representatives of Baker Botts and Richards Layton, separately from the Partnership Board, and again discussed potential and actual conflicts of interest between Crosstex and the Partnership in a transaction with Devon (the "Conflict Matters"), the independence of Messrs. Crain and Murchison and a potential delegation of matters to be considered by the Crosstex Special Committee.

        At a separate meeting of the Partnership Board on the same date, the Partnership Board delegated to the Conflicts Committee of such Board (the "Conflicts Committee"), comprised of Messrs. Kyle Vann and Rhys Best, the exclusive power and authority to review and evaluate the terms and conditions, and determine the advisability, of the proposed transaction with Devon or any alternative transaction, to determine whether the proposed transaction or any alternative transaction is fair and reasonable to, and in the best interests of, the Partnership and the public common unitholders of the Partnership (other than Crosstex and its controlling affiliates) and to determine what action, if any, should be taken by the Partnership with respect to any proposed transaction or any alternative transaction and to approve or not approve any such action.

        Later on September 30, 2013, Messrs. Crain and Murchison met with representatives of Potter Anderson and Evercore to discuss their potential engagements as the respective legal counsel and financial advisor to the Crosstex Special Committee. At the meeting, management of the Crosstex Companies gave Messrs. Crain and Murchison and representatives of Potter Anderson and Evercore an overview of the transaction process and certain financial information related to the proposed transaction with Devon. Messrs. Crain and Murchison and representatives of Potter Anderson and Evercore then discussed their anticipated roles with respect to the proposed transaction with Devon, and the focused mandate of the Crosstex Special Committee with respect to the Conflict Matters.

        On October 2, 2013, Vinson & Elkins sent Baker Botts a diligence request list with respect to the Crosstex Companies and suggested that the legal teams discuss the commencement of the diligence process.

        On October 3, 2013, management of the Crosstex Companies met with management of Devon to discuss operational due diligence of each party's respective business, including gas contracts and the structure of each party's business.

        Later on October 3, 2013, the Crosstex Board met with management of the Crosstex Companies and representatives of Citi, Greenhill, Baker Botts, Richards Layton and Potter Anderson. At the meeting, representatives of Greenhill presented an implied premium analysis of the transaction with the financial terms as proposed by Devon based on (1) a post-announcement price analysis (which assessed the expected trading range of Crosstex and the Partnership immediately after the transaction announcement), (2) an IPO yield analysis (which assessed the potential stand-alone MLP valuation that Devon could achieve for the Midstream Business in an IPO) and (3) a dividend discount analysis (which assessed the present value of the pro forma distributions and dividends per Partnership common unit and share of Crosstex common stock, respectively to derive expected post-announcement trading prices). The Crosstex Board then delegated to the Crosstex Special Committee (i) the power and authority to review, evaluate, investigate and pursue, together with the Crosstex Board, the terms and conditions of the proposed transactions with Devon that relate to, involve, address or resolve such Conflict Matters, (ii) the exclusive power and authority to determine whether an issue or matter constituted a Conflict Matter and to negotiate, or to delegate to any persons the ability to negotiate, the terms and conditions of the proposed transactions with Devon that relate to, involve, address, or resolve such Conflict Matters and (iii) the power and authority to determine whether the manner in which the terms and conditions of such proposed transaction with Devon address and/or resolve such Conflict Matters is advisable and is fair to, and in the best interests of, Crosstex and its stockholders and to recommend to the Crosstex Board that it approve or reject the manner in which the terms and conditions of such proposed transactions with Devon address and/or resolve such Conflict Matters. The Crosstex Board retained the power and authority to review, evaluate and otherwise determine whether to approve or reject the proposed transactions with Devon or any other party.

        On October 4, 2013, the Crosstex Special Committee met with representatives of Potter Anderson and Evercore. At the meeting, representatives of Evercore presented their preliminary financial analysis of the proposed transaction with Devon, including their preliminary valuation of Crosstex, the Partnership and the Midstream Business. The Crosstex Special Committee and its advisors also discussed the Conflict Matters in connection with the proposed transaction with Devon, including the primary conflict related to the relative consideration proposed to be paid by Crosstex, on the one hand, and the Partnership, on the other hand, in exchange for the Midstream Business, and the anticipated accretion or dilution of cash flow available to pay dividends and distributions with respect to Crosstex stockholders, on the one hand, and the Partnership's unitholders, on the other hand, as the result of a proposed transaction with Devon.

        Later on October 4, 2013, the Crosstex Special Committee again met with representatives of Potter Anderson and Evercore. At this meeting, the Crosstex Special Committee and its advisors discussed the projections developed by management of the Crosstex Companies. Following that meeting, representatives of Evercore reviewed the projections with representatives of Greenhill regarding

Greenhill's post-announcement price analysis, IPO yield analysis and dividend discount analysis. Later, the Crosstex Special Committee and its advisors considered alternative methods to provide additional benefits to the Crosstex stockholders to offset certain potential tax liabilities to be borne by Crosstex as a result of the proposed transaction with Devon and to increase the economic benefit to Crosstex. The Crosstex Special Committee directed Evercore to evaluate alternative methods to improve the financial impact of a transaction on the Crosstex stockholders and to justify the allocation of any reduction in the consideration to be paid to Devon exclusively to the Crosstex stockholders.

        On October 6, 2013, the Crosstex Special Committee met with representatives of Potter Anderson and Evercore. At the meeting, representatives of Evercore presented their preliminary analysis with respect to certain purchase price sensitivities in connection with the proposed transaction with Devon and with respect to a special cash dividend payable only to the Crosstex stockholders in the amount of approximately $70 million to offset certain anticipated tax liabilities that would result from the proposed transaction with Devon.

        On October 7, 2013, the Crosstex Special Committee met with representatives of Potter Anderson and Evercore. The Crosstex Special Committee and its advisors further considered the appropriate method to ensure that the Crosstex stockholders would receive adequate benefits from the transaction relative to the benefits to be received by the Partnership's unitholders. The Crosstex Special Committee determined to propose that Crosstex request from Devon a special cash dividend payable exclusively to the Crosstex stockholders in an amount of approximately $70 million and that Crosstex otherwise receive the benefit of any reduction in the consideration payable to Devon in the proposed transaction.

        On October 8, 2013, the Crosstex Board met with management of the Crosstex Companies and representatives of Citi, Greenhill, Evercore, Baker Botts, Richards Layton and Potter Anderson to receive an update from the Crosstex Special Committee. At the meeting, representatives of Evercore, at the direction of the Crosstex Special Committee, presented a preliminary financial analysis which included a valuation of the Midstream Business. The Crosstex Special Committee reported its proposal regarding a special cash dividend and the allocation to Crosstex of any reduction in consideration payable to Devon. The Crosstex Board discussed the request and the appropriateness that, in light of the change of control of Crosstex as a result of the proposed transaction, Crosstex should pursue a special cash dividend for its stockholders in excess of $100 million and that the benefit of any price reduction of the implied value of the Midstream Business should be allocated to Crosstex stockholders. The Crosstex Board discussed the status of the negotiations with Devon and possible counterproposals on overall value and other open points. The Crosstex Board discussed the matters referred to the Crosstex Special Committee and the matters retained for consideration by the full Crosstex Board. The Crosstex Board discussed the need to coordinate a response with the Partnership through the Conflicts Committee. The Crosstex Board authorized Mr. Bryan H. Lawrence, the Lead Director of Crosstex (also a member of the Partnership Board) and Mr. Crain to work with management of the Crosstex Companies and with the Conflicts Committee to develop a counterproposal on behalf of both of the Crosstex Companies to Devon.

        Later on October 8, 2013, Messrs. Barry Davis and Joe Davis met with Messrs. Crain, Lawrence, Best and Vann. Such individuals discussed the transaction from the view of both Crosstex and the Partnership. The group discussed the term sheet proposed by Devon and possible counterproposals. The group also discussed certain terms between the Crosstex Companies as part of the transaction. The discussion resulted in the following terms being circulated among this group later that evening: (i) Crosstex would agree to amend the Omnibus Agreement such that it would not automatically terminate in connection with the transactions and to extend the terms of the Omnibus Agreement to apply to the Midstream Business, (ii) Crosstex would grant the Partnership a right of first offer on Crosstex's 50% of the Midstream Business, (iii) Crosstex would grant the Partnership a right of first offer on any portion of the Access Pipeline Interest acquired by Crosstex and assign the Partnership any right that Crosstex had to acquire the Access Pipeline Interest if not exercised by Crosstex,

(iv) Crosstex would attempt to negotiate with Devon for $150 million in cash to be included as part of the merger consideration in the merger with Crosstex, such that Crosstex stockholders would receive the $150 million in cash as part of the merger consideration (i.e., stockholders would receive cash plus stock in New Rangers Inc. in the transaction), (v) Crosstex would attempt to negotiate with Devon for an overall decrease in the implied value of the Midstream Business of $50 to $100 million to be shared equally by the Partnership and Crosstex and (vi) if the negotiations resulted in less than $150 million in cash consideration, any price reduction would be credited first to Crosstex until it received a total of $150 million in cash and price reduction before the Partnership would share in any further reduction or additional consideration.

        Later that evening, Mr. Kyle Vann, Chairman of the Conflicts Committee, communicated to Crosstex management that the Conflicts Committee had discussed the proposals further, among themselves and with their advisors, and concluded that they would not agree to Crosstex retaining any improvement in transaction value over approximately $70 million and that the Partnership would expect to share equally in any improvement in the transaction value over $70 million. Mr. Vann communicated that the Conflicts Committee did not object to making a counterproposal to Devon, but that the counterproposal should only include a cash adjustment, not an adjustment in the total equity value to be delivered by the Crosstex Companies, and that the proposal should not allocate the cash consideration among the Crosstex Companies or their respective equity holders.

        On October 8, 2013, Vinson & Elkins distributed initial drafts of the merger agreement and the contribution agreement to the Crosstex Companies and Baker Botts. Among other things, the initial draft provided that (i) the surviving entity in the merger with Crosstex would be a limited liability company with a manager owned by Devon, (ii) Crosstex would be required to hold a stockholder meeting even in the event that Crosstex received an unsolicited acquisition proposal that the Crosstex Board determined to be superior to the transactions contemplated by the merger agreement (referred to herein as the "force the vote" requirement), (iii) under certain circumstances, Crosstex would be required to pay a termination fee to Devon equal to approximately 4.0% of the combined equity value of the Crosstex Companies and to reimburse Devon's transaction-related expenses up to an unspecified amount and (iv) the executive officers and largest stockholder of Crosstex would be required to execute voting agreements with Devon to vote in favor of adoption of the merger agreement.

        On October 9, 2013, Mr. Barry Davis contacted Mr. Richels to affirm that the Crosstex Companies would each acquire 50% of the Midstream Business and that the $4.8 billion valuation of the Midstream Business was acceptable, but proposed that Devon contribute $200 million in cash as part of the consideration payable to the Crosstex Companies.

        Also on October 9, 2013, after consultation with management of the Crosstex Companies, Baker Botts distributed to Devon and Vinson & Elkins a discussion list on the initial drafts of the merger agreement and contribution agreement. Later on October 9, 2013, Mr. Jeff Agosta, the Executive Vice President and Chief Financial Officer of Devon, informed Mr. Garberding that Devon would be willing to contribute $100 million in cash consideration in the transaction.

        On October 10, 2013, management of the Crosstex Companies and Devon and representatives of Baker Botts and Vinson & Elkins met to discuss the list prepared by Baker Botts, including, among other items, the amount of the termination fee, and whether it should be calculated based on a percentage of the equity value of Crosstex, rather than a percentage of the equity value of the combined Crosstex Companies. Crosstex management and Baker Botts expressed Crosstex's position that, instead of the "force-the-vote" requirement, it would require the right to terminate the merger agreement in connection with a change of recommendation by the Crosstex Board or to enter into a superior acquisition proposal. In addition, Mr. Joe Davis indicated Crosstex's position that Devon's ability to match any such acquisition proposal should be limited to a single matching right. The parties then discussed Devon's proposal to structure the new public holding company as a limited liability company (EnLink Midstream), rather than a corporation, and the implications of such proposal with respect to the fiduciary duties of the board of directors of such entity or its managing member, the appraisal rights of the stockholders of Crosstex and other rights of the unitholders of EnLink Midstream.

        On October 10, 2013, Mr. Barry Davis spoke with Mr. Richels who confirmed that Devon would be willing to contribute only $100 million of cash consideration in a transaction with the Crosstex Companies.

        Later on October 10, 2013, Vinson & Elkins distributed a term sheet reflecting a proposal to structure EnLink Midstream in a manner similar to a public general partner vehicle with a limited liability company agreement that eliminated and replaced the fiduciary duties that would otherwise be owed by its managing member and provided limited voting rights to the public unitholders.

        On October 11, 2013, the Crosstex Special Committee met with representatives of Potter Anderson. At the meeting, the Crosstex Special Committee considered the status of negotiations and the terms and conditions of the proposed transaction with Devon and certain protections requested by the Conflicts Committee, including a first refusal and first offer right with respect to Crosstex's E2 business and the Access Pipeline Interest, and Crosstex's reimbursement of expenses incurred by the Partnership in the event the proposed transaction with Devon was terminated. The Crosstex Special Committee directed its counsel to seek input from management of the Crosstex Companies and Baker Botts regarding the appropriate cap on any such reimbursement obligations and regarding appropriate terms of any first refusal or first offer rights.

        Later on October 11, 2013, the Boards of Directors of the Crosstex Companies met in a joint meeting with management of the Crosstex Companies and representatives of Citi, Greenhill, Baker Botts, Richards Layton and Potter Anderson. Management of the Crosstex Companies reviewed with the Boards operational and financial information regarding the assets comprising the Midstream Business and other due diligence items. Representatives of Baker Botts then presented an overview of the terms of the draft transaction documents. The Crosstex Board then met separately with management of the Crosstex Companies and representatives of Citi, Greenhill, Baker Botts, Richards Layton and Potter Anderson. Citi discussed financial matters relating to the Midstream Business and the potential financial ability and interest of certain other midstream companies to enter into a transaction with the Crosstex Companies.

        Also on October 11, 2013, Vinson & Elkins distributed an updated overview of proposed terms for the limited liability company agreement of EnLink Midstream, including Devon's right to appoint five members of the EnLink Midstream Board of Directors for the first three years, and then all nine of the members after such time period. The terms also included the right of the managing member and its affiliates, including Devon, to acquire the public unitholders' EnLink Midstream Common Units at a market-based price at any time that they owned 80% or more of the outstanding EnLink Midstream Common Units (a "Call Right").

        After consultation with management of the Crosstex Companies and counsel for the Crosstex Special Committee and the Conflicts Committee, Baker Botts circulated revised drafts of the merger agreement and contribution agreement on October 12, 2013. Among other things, the revised draft merger agreement provided that (i) Crosstex would have the right to terminate the merger agreement if the Crosstex Board (or the Crosstex Special Committee) changed its recommendation to the Crosstex stockholders in response to a superior acquisition proposal or if failing to do so would reasonably be inconsistent with its fiduciary duties, (ii) Crosstex would have the right to terminate the merger agreement to enter into a transaction based on a competing superior proposal, (iii) Devon would have the opportunity only once to improve the terms of the merger agreement in response to a superior proposal and (iv) the termination fee payable under certain circumstances would be equal to 2.0% of the equity value of Crosstex only, with no reimbursement of Devon's expenses.

        On October 13, 2013, management of the Crosstex Companies and representatives of Baker Botts met to discuss the proposed changes to the governance and unitholder rights in EnLink Midstream, and how such changes should impact the merger consideration and other key deal terms. Management of the Crosstex Companies determined to propose that Devon include $150 million of cash consideration, with the request to keep the termination and non-solicitation provisions as reflected in the October 12, 2013 draft of the merger agreement. In addition, management of the Crosstex Companies determined to negotiate the governance of EnLink Midstream such that the minority, public unitholders of EnLink Midstream would vote on the three independent members of the Board of Directors of EnLink Midstream, to eliminate the 80% Call Right by Devon with respect to the public unitholders' EnLink Midstream Common Units and to impose traditional Delaware corporate fiduciary duties on the Board of Directors of EnLink Midstream in the case of a going private merger or similar transaction that would eliminate the public unitholders of EnLink Midstream. Baker Botts prepared a term sheet reflecting such terms, which were discussed between management of the Crosstex Companies and Devon.

        On October 14, 2013, management of the Crosstex Companies and representatives of Baker Botts and Vinson & Elkins met to discuss the term sheet, which was delivered in person to Devon and Vinson & Elkins. Afterwards, while management of the Crosstex Companies and Devon met to discuss the covenants in the transaction agreements with respect to the conduct of the respective parties' businesses and diligence matters, representatives of Crosstex and Devon management, Baker Botts and Vinson & Elkins discussed other legal issues reflected in the October 12, 2013 draft of the transaction agreements.

        Later on October 14, 2013, the Crosstex Special Committee met with representatives of Potter Anderson. At the meeting, representatives of Potter Anderson updated the Crosstex Special Committee on the terms and conditions of the proposed transaction with Devon. The Crosstex Special Committee considered the Conflicts Committee's requests that the Partnership's unitholders share in the cash consideration paid by Devon. The Crosstex Special Committee determined to reject any request to share cash consideration with the Partnership's unitholders.

        Also on October 14, 2013, the Crosstex Board met with management of the Crosstex Companies and representatives of Baker Botts, Richards Layton and Potter Anderson to receive an update on the status of the transaction. Management of the Crosstex Companies informed the Crosstex Board of Devon's insistence that the resulting successor public company for Crosstex be in the form of a limited liability company with provisions substantially the same as those found in public MLPs. Representatives for Baker Botts then reviewed for the Crosstex Board a comparison of the rights of stockholders in Crosstex to those of unitholders in EnLink Midstream (as proposed by Devon). Management of the Crosstex Companies then reviewed for the Crosstex Board the changes in the deal terms proposed to Devon earlier that day. The Crosstex Board also discussed the terms requested by the Conflicts Committee, including the Partnership's desire to be involved in the discussions regarding the form of the entity that would survive the merger with Crosstex, rights of first refusal or rights of first offer on the Midstream Business and other assets currently held by Crosstex, the continuation of the Omnibus Agreement and extension of certain arbitration provisions to the Midstream Business and other assets held by Crosstex, and the renewal of the Conflicts Committee's request to share in any cash consideration over $70 million.

        Later on October 14, 2013, Vinson & Elkins distributed drafts of the limited liability company agreements of EnLink Midstream and EnLink Midstream Manager, which drafts included the MLP-style governance terms and the 80% Call Right with respect to the public unitholders' EnLink Midstream Common Units, consistent with Devon's proposal.

        On October 15, 2013, Mr. Barry Davis had a call with Mr. Richels. On the call, Mr. Barry Davis reiterated the Crosstex Companies' request for $150 million in cash consideration and discussed the governance and election of certain directors by the minority, public unitholders. In that discussion, Mr. Richels responded that Devon was only willing to contribute $100 million in cash and it viewed its proposed governance terms as key to achieving a structure acceptable to Devon. Mr. Richels explained that Devon's IPO alternative would be structured in a manner at least as beneficial to Devon as the structure being proposed to Crosstex and that Devon's governance proposals were consistent with other, similar MLP and public general partner ("MLP/GP") structures.

        Also on October 15, 2013, Mr. Barry Davis met with Messrs. Crain, Lawrence, Best and Joe Davis. Mr. Barry Davis reviewed the discussions of the Crosstex Board from the previous evening regarding the Crosstex Board's requirement for additional consideration given the relative impact of the transaction on Crosstex and the Partnership and the change in control of Crosstex. The group discussed Devon's position regarding governance and the cash consideration. The group discussed the relative impact of the transactions on the unitholders of the Partnership and stockholders of Crosstex. The group discussed that legal advisors had reviewed the structure proposed by Devon and concluded the proposal was consistent with other MLP/GP structures in the market. The group discussed the potential benefits of the transaction to the Crosstex Companies and that compromises would be required to reach agreement. Mr. Best stated that he believed that the value proposed by Devon was within a range that may be acceptable to the Conflicts Committee provided that the parties could adequately address cost reimbursement to the Partnership in the event that Crosstex terminated the transaction for a superior proposal and that the Partnership was granted satisfactory rights of first refusal or first offer on the portion of the Midstream Business held by Crosstex and the Access Pipeline Interest. Mr. Crain discussed that the Crosstex Special Committee and the Crosstex Board were focused on receiving a cash component to improve the relative impact of the proposed transactions on Crosstex and the Partnership and to address the change in governance and control. In addition, Mr. Crain discussed the need to improve the terms proposed by Devon related to Crosstex's ability to terminate the transaction to pursue a superior proposal.

        Later on October 15, 2013, the Crosstex Special Committee met with representatives of Potter Anderson and Evercore. At the meeting, Mr. Crain reviewed the substance of the meeting held earlier that day among Messrs. Crain, Lawrence, Best, Barry Davis and Joe Davis. The Crosstex Special Committee and its advisors also discussed the Conflict Committee's request for expense reimbursement and the appropriate terms and conditions of such expense reimbursement and requests for rights of first refusal and first offer, and the Crosstex Special Committee considered the appropriate responses to those requests, including a $2 million cap on any expense reimbursement obligation. Representatives of Evercore presented their updated preliminary financial analysis with respect to the proposed transaction with Devon, which included an analysis of the tax liability accompanying the Midstream Business and an analysis of the anticipated synergies resulting from the proposed transaction with Devon.

        Also on October 15, 2013, Vinson & Elkins circulated a term sheet proposal of key deal points, including among other items, (i) $100 million in cash consideration to Crosstex, (ii) a termination fee equal to 2.5% of the market capitalization of Crosstex in the event of a change of the Crosstex Board's recommendation for a superior proposal made by a party that submitted an acquisition proposal within 30 days of the execution of the merger agreement, which fee would increase to 4.0% of the market capitalization of Crosstex for all other circumstances in which a termination fee is payable, (iii) the requirement that Crosstex reimburse Devon's expenses in all circumstances in which a termination fee is payable and in the event of a failed vote by the Crosstex stockholders to approve the merger agreement, (iv) a "force-the-vote" requirement, (v) the right of the Crosstex Board to effect a recommendation change only in the event of a superior proposal or an intervening event, (vi) the unlimited right by Devon to match any competing proposal, provided that the period to respond would decrease from three business days to one business day after the first two matching periods and (vii) a Call Right at any time that the managing member and its affiliates, including Devon, own 85% or more of the outstanding EnLink Midstream Common Units and the other governance terms and fiduciary standards proposed by Devon in the term sheet distributed by Vinson & Elkins on October 11, 2013.

        Management of the Crosstex Companies consulted with representatives of Baker Botts and Richards Layton regarding the proposed term sheet and, on the afternoon of October 15, 2013, sent Devon management a revised term sheet reflecting (i) $125 million in cash consideration to Crosstex, (ii) a termination fee equal to 2.0% of the market capitalization of Crosstex in the event of a change of the Crosstex Board's recommendation for a superior proposal made by a party that submitted an acquisition proposal within 40 days of the execution of the merger agreement, which fee would increase to 3.0% of the market capitalization of Crosstex for all other circumstances in which a termination fee is payable, (iii) the requirement that Crosstex reimburse up to $5 million of Devon's expenses only in circumstances in which the termination fee is payable after such 40-day period and in the event of a failed vote by the Crosstex stockholders to approve the merger agreement, (iv) the right to terminate the merger agreement due to a change in recommendation or to accept a superior proposal, (v) only three opportunities for Devon to match any competing proposal, (vi) a Call Right at any time that the managing member and its affiliates, including Devon, own 90% or more of the outstanding EnLink Midstream Common Units and (vii) the acceptance of the remaining terms in Devon's version of the term sheet.

        Later on October 15, 2013, Vinson & Elkins sent management of the Crosstex Companies a further revised term sheet reflecting (i) $100 million in cash consideration to Crosstex, (ii) a termination fee equal to 2.0% of the market capitalization of Crosstex in the event of a change of the Crosstex Board's recommendation for a superior proposal made by a party that submitted an acquisition proposal within 40 days of the execution of the merger agreement, which fee would increase to 3.5% of the market capitalization of Crosstex for all other circumstances in which a termination fee is payable, (iii) a "force-the-vote" requirement, (iv) the requirement that Crosstex reimburse Devon's expenses in all circumstances in which a termination fee is payable and in the event of a failed vote by the Crosstex stockholders to approve the merger agreement, (v) the unlimited right by Devon to match any competing proposal, provided that the period to respond decreased from three business days to one business day after the first two matching periods and (vi) the acceptance of the remaining terms in Crosstex's version of the term sheet.

        On October 16, 2013, Vinson & Elkins distributed revised drafts of the merger agreement and the contribution agreement, reflecting the terms proposed in Devon's latest draft of the October 15, 2013 term sheet, and the legal advisors to the parties continued to exchange drafts of the various ancillary transaction documents and agreements.

        Later on October 16, 2013, the Crosstex Board met with management of the Crosstex Companies and representatives of Baker Botts, Richards Layton and Potter Anderson to receive an update on the status of the transaction with Devon. Mr. Barry Davis summarized the key outstanding issues, including (i) Crosstex's termination rights in the event of a superior proposal or a change in recommendation by the Crosstex Board, in contrast to Devon's continued insistence on a "force-the-vote" requirement, (ii) Crosstex's request that the amount of the termination fee after a 40-day period equal 3.0% of the equity value of the Crosstex versus Devon's position of 3.5%, and (iii) Crosstex's request that Devon include $125 million of cash consideration to Crosstex, in comparison to Devon's position of $100 million in cash. The Board reconvened later on October 16 for an additional update on the status of negotiations on these items.

        In the evening on October 16, 2013, Mr. Agosta and Mr. Garberding discussed the open deal points. Mr. Agosta provided a revised term sheet in which Devon agreed to remove the "force-the-vote" requirement and to allow the Crosstex Board to terminate the merger agreement to enter into a superior proposal in exchange for, among other things, a flat termination fee equal to 3.5% of the Crosstex market capitalization and the requirement to reimburse Devon's expenses in all circumstances in which a termination fee is payable and in the event of a failed vote to approve the merger agreement by the Crosstex stockholders. Following such discussion, and consultation with Baker Botts and Richards Layton, Mr. Joe Davis approached Mr. Lyndon C. Taylor, Executive Vice President and General Counsel of Devon, regarding Crosstex's position that it would not pay a termination fee that, together with the expense reimbursement to Devon and the $2 million potential expense reimbursement to the Partnership pursuant to the expense reimbursement agreement between Crosstex and the Partnership, would equal 4.0% or more of the Crosstex market capitalization. Later that evening, representatives of Baker Botts and Vinson & Elkins met to discuss other open legal matters in the transaction agreements.

        On October 17, 2013, the Crosstex Special Committee met with representatives of Potter Anderson and Evercore. At the meeting, representatives of Potter Anderson updated the Crosstex Special Committee on the terms and conditions of the proposed transaction with Devon, including the terms and conditions of the draft merger agreement. The Crosstex Special Committee and its advisors also discussed the Conflict Committee's requests for expense reimbursement, certain rights of first refusal with respect to the transfer of certain assets, and post-closing indemnification obligations of EnLink Midstream and the Partnership. The Crosstex Special Committee preliminarily agreed to a proposed expense reimbursement agreement subject to a cap of $2 million, and directed counsel to confer with management of the Crosstex Companies and Baker Botts regarding rights of first refusal and indemnification.

        Also on October 17, 2013, the Boards of Directors of the Crosstex Companies met in a joint meeting with management of the Crosstex Companies and representatives of Citi, Greenhill, Baker Botts, Richards Layton and Potter Anderson. Management of the Crosstex Companies provided both boards with an update on the status of negotiations and an expected timeline of events for the next several days.

        In the afternoon on October 17, 2013, representatives of Crosstex, Baker Botts, Devon and Vinson & Elkins met to discuss the remaining open deal points. In those discussions, Devon declined to provide a right of first offer on the Access Pipeline Interest to the Partnership, but agreed that it would provide a right of first offer to EnLink Midstream and that EnLink Midstream would provide the Partnership with a right of first refusal in the event that EnLink Midstream acquired the asset, and agreed that EnLink Midstream would assign the Partnership the right of first offer in the event that EnLink Midstream had the opportunity to acquire the interests but declined to do so. Separately, Mr. Taylor discussed with Mr. Joe Davis a $33 million termination fee, with expense reimbursement of up to $5 million to Devon in circumstances in which a termination fee was payable upon termination after 40 days from the execution date of the merger agreement. The legal advisors to the parties continued to exchange drafts of the various ancillary transaction documents and agreements.

        On the morning of October 18, 2013, Vinson & Elkins circulated revised drafts of the merger agreement and the contribution agreement. In the afternoon on October 18, 2013, representatives of Crosstex and Baker Botts met telephonically to discuss the revised drafts and proposed response. Over the next two days, representatives of Baker Botts and Vinson & Elkins continued to exchange drafts of the transaction agreements and engaged in discussions regarding the agreements.

        Also on October 18, 2013, the Devon Board of Directors convened a telephonic meeting to review and consider the proposed transactions. Present at the meeting were members of Devon's senior management and representatives of Devon's financial advisor. At the meeting, Devon's senior management briefed the Board of Directors on negotiations that had occurred since their last update, reviewed the strategic rationale for the transactions and recommended in favor of a transaction on the terms presented. Following consideration of the terms of the proposed transactions and discussion among the directors, senior management and Devon's financial advisors, the Devon Board of Directors unanimously approved the proposed transactions and authorized management to enter into the merger agreement, the contribution agreement and the related transaction documents.

        On October 19, 2013, the Crosstex Special Committee met with representatives of Potter Anderson and Evercore to prepare for the Crosstex Special Committee meeting scheduled for the following day. Evercore reviewed with the Crosstex Special Committee its updated financial analysis of the proposed transaction. The Crosstex Special Committee and its advisors discussed the status of negotiations regarding post-closing indemnification obligations of EnLink Midstream and the Partnership, the negotiated terms and conditions of the draft expense reimbursement agreement between Crosstex and the Partnership, the terms and conditions of a draft preferential rights agreements providing for a right of first refusal with respect to the E2 assets and Access Pipeline Interest, to the extent acquired by EnLink Midstream from Devon, and a right of first refusal with respect to EnLink Midstream's interest in Midstream Holdings (the "Midstream Holdings ROFR") contained in the draft limited partnership agreement for Midstream Holdings. The Crosstex Special Committee and its advisors discussed whether and to what extent those agreements constituted Conflict Matters within the Crosstex Special Committee's mandate and the appropriate resolutions of those conflicts.

        On October 20, 2013, the Crosstex Special Committee met with representatives from Potter Anderson and Evercore. The Crosstex Special Committee and its legal advisors discussed the Crosstex Special Committee's mandate and its legal obligations in connection with the proposed transaction with Devon and the potential and actual conflicts between the interests of Crosstex and those of the Partnership. Representatives of Evercore presented their final financial analysis of the proposed transaction with Devon. The Crosstex Special Committee meeting was then adjourned in order to attend a joint meeting of the Boards of Directors of the Crosstex Companies.

        Also on October 20, 2013, the Boards of Directors of the Crosstex Companies met in a joint meeting with management of the Crosstex Companies and representatives of Citi, Greenhill, Simmons & Company International, financial advisor to the Conflicts Committee ("Simmons"), Evercore, Baker Botts, Richards Layton, Potter Anderson and Morris, Nichols, Arsht & Tunnell LLP, counsel to the Conflicts Committee ("Morris Nichols"). At the meeting, management of the Crosstex Companies, along with Greenhill, reviewed the strategic objectives of the Crosstex Companies, the achievement of those objectives through the Devon transaction, and the size and financial strength of the companies following the transactions. Representatives of Baker Botts explained and discussed with the Boards the principal terms and conditions of the merger agreement and the other transaction documents and the legal impacts of the documents once the transactions are closed.

        Immediately after the joint meeting on October 20, 2013, the Crosstex Special Committee reconvened its meeting with representatives of Potter Anderson and Evercore. At the meeting, representatives of Baker Botts reviewed and responded to questions regarding the merger agreement and other transaction documents. After representatives of Baker Botts and Evercore left the meeting, the Crosstex Special Committee made its final determinations with respect to the Conflicts Matters and the Crosstex Special Committee's satisfaction with the resolution of such matters. The representatives of Evercore then re-joined the meeting and, at the request of the Crosstex Special Committee, delivered their oral opinion to the Crosstex Special Committee, which was confirmed by delivery of a written opinion dated October 20, 2013, that, as of such date and based upon and subject to the limitations and assumptions set forth therein, the merger consideration to be received by the Crosstex stockholders pursuant to the merger agreement was fair, from a financial point of view, to such stockholders. The Crosstex Special Committee then unanimously (i) determined that the manner in which the terms and conditions of the proposed transaction addressed and resolved the Conflict Matters was advisable and fair to, and in the best interests of, Crosstex and its stockholders, (ii) recommended that the Crosstex Board approve the manner in which the terms and conditions of the proposed transaction with Devon addressed and resolved the Conflict Matters, and (iii) approved the terms and conditions of, and recommended that the Crosstex Board approve, the expense reimbursement agreement, the preferential rights agreement, and the Midstream Holdings ROFR.

        Later on October 20, 2013, the Partnership Board held a special meeting attended by all members of the Partnership Board, as well as members of management of the Partnership and representatives of Greenhill, Simmons, Baker Botts, Richards Layton and Morris Nichols. The Partnership Board received the report of the Conflicts Committee that such committee determined that the proposed transaction with Devon is in the best interest of the Partnership and to the holders of the Partnership's common units (other than Crosstex and its affiliates), and the Partnership Board approved the contribution agreement and the other transaction documents.

        Also on October 20, 2013, the Crosstex Board held a special meeting attended by all members of the Crosstex Board, as well as members of Crosstex management and representatives of Citi, Greenhill, Evercore, Baker Botts, Richards Layton and Potter Anderson. The Crosstex Board received the report of the Crosstex Special Committee that such committee determined that the manner in which the terms and conditions of the proposed transaction with Devon address and resolve the Conflict Matters is advisable and fair to, and in the best interests of, Crosstex and its stockholders and recommended that the Crosstex Board approve the manner in which the terms and conditions of the proposed transaction with Devon addressed and resolved the Conflict Matters and approve the expense reimbursement agreement, the preferential rights agreement, and Midstream Holdings ROFR. As part of the Crosstex Special Committee's report, Evercore reviewed an executive summary of its financial analysis, and at the direction of the Crosstex Special Committee, provided to the Crosstex Board its oral opinion that, as of such date and based upon and subject to the limitations and assumptions set forth therein, the Crosstex Merger Consideration to be received by the Crosstex stockholders pursuant to the merger agreement was fair, from a financial point of view, to such stockholders. Representatives of Richards Layton reviewed with the Crosstex Board the legal framework relevant to the consideration of the transaction. Also at this meeting, Citi reviewed with the Crosstex Board its financial analysis of the Crosstex Merger Consideration and delivered to the Crosstex Board an oral opinion, confirmed by delivery of a written opinion dated October 20, 2013, to the effect that, as of such date and based on and subject to various assumptions, matters considered and limitations and qualifications described in such opinion, the Crosstex Merger Consideration to be received by holders of Crosstex common stock was fair, from a financial point of view, to such stockholders. The Crosstex Board then unanimously declared the merger agreement and the related transactions advisable, fair and reasonable to Crosstex and its stockholders, approved the merger agreement and the related transactions, and recommended that the stockholders of Crosstex vote in favor of the adoption of the merger agreement.

        Early on October 21, 2013, (i) the merger agreement was finalized and executed and delivered by Crosstex, Devon and certain subsidiaries of Devon, (ii) the contribution agreement was finalized and executed and delivered by Devon, certain subsidiaries of Devon, the Partnership and Crosstex Energy Services, (iii) the voting agreements were executed by GSO, Crosstex senior management and Devon and (iv) the expense reimbursement agreement was executed by Crosstex and the Partnership.

        Following execution and delivery of the merger agreement, contribution agreement, voting agreements and expense reimbursement agreement, Devon and the Crosstex Companies issued a joint press release announcing the transactions. Various communications and the merger agreement, contribution agreement and the voting agreement were filed with the SEC on October 21, 2013 and thereafter.

Crosstex's Reasons for the Crosstex Merger; Recommendation of the Crosstex Board

        The Crosstex Board unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the Crosstex merger, are advisable and fair to, and in the best interests of, Crosstex and its stockholders, (ii) approved the merger agreement and the transactions contemplated thereby and (iii) resolved to recommend to the Crosstex stockholders that they adopt the merger agreement.

        In evaluating the Crosstex merger agreement and related transactions contemplated by the merger agreement, the Crosstex Board consulted with Crosstex's management and legal and financial advisors and, in approving and reaching its determination that the merger agreement and such transactions are advisable, fair to and in the best interests of Crosstex and its stockholders, the Crosstex Board considered the following factors that supported such determination:

  •
  the view that the transactions contemplated by the merger agreement meet the strategic objectives established by the Crosstex Board and management with respect to achieving greater size and scale of the operations of the Crosstex Companies and strengthening the Crosstex Companies' financial position;

  •
  the view that the transactions contemplated by the merger agreement represent the best transactions reasonably available to Crosstex;

  •
  the view that the per share Crosstex Merger Consideration would represent, at the time of the public announcement of the transactions, a substantial premium over the closing price of shares of Crosstex common stock as of October 18, 2013, the last trading day before the public announcement of the transactions contemplated by the merger agreement;

  •
  the amount and composition of the Crosstex Merger Consideration, including the Crosstex Cash Consideration to be allocated exclusively to Crosstex stockholders;

  •
  the determination and recommendation of the Crosstex Special Committee that the manner in which the terms and conditions of the merger agreement and the transactions contemplated thereby address and resolve the Conflict Matters is advisable and fair to, and in the best interests of, Crosstex and its stockholders;

  •
  the financial projections prepared by Crosstex's management, including the Crosstex and Partnership Moderate Growth and Higher Growth Cases and the Crosstex and Partnership Incremental Growth Cases (each as defined in and discussed below under "Unaudited Financial Projections of the Crosstex Companies"), and the judgment, advice and analysis of Crosstex's management, including their favorable recommendation of the Crosstex merger;

  •
  the limitations and risks to continuing as a stand-alone entity, including commodity risks, Crosstex's ability to access capital, operational risks and risks relating to the implementation of Crosstex's growth strategy;

  •
  the limitations and risks associated with, and the availability of, alternative transactions, including the acquisition of other midstream assets from other companies reviewing monetization alternatives, asset purchases, strategic mergers with other MLPs and an outright sale of Crosstex resulting in a change of control;

  •
  the fact that, following the transactions contemplated by the merger agreement, Crosstex stockholders will have the opportunity to participate in the significant value creation of the transactions contemplated by the merger agreement and benefit from any increases in the value of EnLink Midstream through their ownership of EnLink Midstream Common Units;

  •
  the view that the transactions contemplated by the merger agreement should result in an improved potential total return to Crosstex stockholders through the EnLink Midstream Common Units, based on valuation and accretion to distributable cash flow;

  •
  the opportunity to align with Devon, a top independent exploration and production company;

  •
  the attractive operating footprint overlap between the Midstream Business and Crosstex in select core basins, including the Barnett Shale and the Gulf Coast;

  •
  the diversification for Crosstex in basins where Devon has significant current operations, including the Cana-Woodford and Arkoma-Woodford Shales;

  •
  the potential for future participation in Devon upstream development areas, including the Permian Basin, the Rocky Mountains and Canada;

  •
  the view that the combined companies will benefit from reduced leverage and cost of capital relative to that of Crosstex, resulting in increased capacity for funding growth capital expenditures and the enhanced ability to pursue future development projects and acquisitions;

  •
  the significant operational and financial synergies to be realized following consummation of the Crosstex merger;

  •
  the fact that Crosstex considered expressions of interests from several potential strategic partners with respect to potential transactions, including strategic acquisitions and divestitures, mergers and other business combinations;

  •
  the financial presentation and opinion, dated October 20, 2013, of Citi to the Crosstex Board as to the fairness, from a financial point of view and as of the date of such opinion, of the Crosstex Merger Consideration to be received by holders of Crosstex common stock, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken, as more fully described below under "Opinion of Crosstex's Financial Advisor";

  •
  presentations to the Crosstex Special Committee by Evercore, financial advisor to the Crosstex Special Committee, regarding the financial analysis of the transactions contemplated by the merger agreement, as well as the oral opinion of Evercore rendered to the Crosstex Special Committee on October 20, 2013 (which was subsequently confirmed in writing by delivery of Evercore's written opinion dated the same date) that, as of such date, and based upon and subject to the limitations and assumptions set forth in its written opinion, the Crosstex Merger Consideration to be received by the holders of shares of Crosstex common stock was fair, from a financial point of view, to such stockholders;

  •
  the fact that holders of Crosstex common stock, generally, should not recognize any income or gain, for U.S. federal income tax purposes, solely as a result of the receipt of the portion of the Crosstex Merger Consideration payable in EnLink Midstream Common Units;

  •
  the arm's-length negotiations between the parties that resulted in the addition of the Cash Consideration to the initial offer by Devon;

  •
  the fact that the Crosstex merger is subject to the approval of holders of at least 67% of the shares of Crosstex common stock issued and outstanding and entitled to vote as of the record date, which stockholders therefore have the option to reject the Crosstex merger by voting against the proposal to adopt the merger agreement as described in this proxy statement, and that the total number of shares of Crosstex common stock that would be subject to voting agreements would represent only approximately 19% of outstanding shares of Crosstex common stock;

  •
  the fact that GSO, the beneficial owner of approximately 14.7% of outstanding shares of Crosstex common stock as of October 21, 2013, making it the largest holder of outstanding shares of Crosstex common stock, has indicated its support of the merger agreement and the transactions contemplated thereby by agreeing to vote in favor of the adoption of the merger agreement;

  •
  all of the terms and conditions of the merger agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing and the form and structure of the Crosstex Merger Consideration and the termination rights;

  •
  the terms of the merger agreement that permit Crosstex, prior to the time that Crosstex stockholders approve and adopt the merger agreement, to discuss and negotiate, under specified circumstances, an unsolicited Acquisition Proposal should one be made, if the Crosstex Board

    (or the Crosstex Special Committee) determines in good faith, after consultation with its financial advisor and outside legal counsel, that (a) failure to take such action would be inconsistent with its fiduciary duties under applicable law and (b) such Acquisition Proposal is or would be reasonably likely to lead to a Superior Proposal within the meaning of the merger agreement;

  •
  the fact that the merger agreement allows the Crosstex Board, under specified circumstances, to change or withdraw its recommendation to the Crosstex stockholders with respect to the adoption of the merger agreement in response to a Superior Proposal or Intervening Event;

  •
  the fact that the merger agreement allows the Crosstex Board, under specified circumstances, to terminate the merger agreement to enter into a Superior Proposal;

  •
  the size of the termination fee and the Crosstex Board's determination that, at 3.3% of the equity value of Crosstex on a stand-alone basis on October 20, 2013, it was reasonable in light of the benefits of the Crosstex merger and, together with the reimbursement in specified circumstances of expenses of Devon (up to $5.0 million) and the Partnership (up to $2.0 million), in the Crosstex Board's reasonable judgment, would not preclude other interested third parties from making a competing offer for Crosstex;

  •
  the availability of appraisal rights under Delaware law to holders of shares of Crosstex common stock who do not vote in favor of the adoption of the merger agreement and who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their stock as determined by the Court of Chancery of the State of Delaware; and

  •
  the likelihood, considering the terms of the merger agreement, that the Crosstex merger would be completed.

        The Crosstex Board also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by it, including the following:

  •
  the fact that there may be disruption to the operations of the Crosstex Companies following the announcement of the Crosstex merger;

  •
  the fact that, while Crosstex expects the Crosstex merger will be consummated, there can be no guarantee that all conditions to the parties' obligations to consummate the transactions contemplated by the merger agreement will be satisfied, including receipt of certain regulatory approvals, and, as a result, the Crosstex merger may not be consummated;

  •
  the terms of the merger agreement that place restrictions on the conduct of the business of the Crosstex Companies prior to the completion of the Crosstex merger, which may delay or prevent the Crosstex Companies from undertaking business opportunities that may arise pending completion of the Crosstex merger;

  •
  the risk that the Crosstex merger may be delayed or may not be completed, including the risk that the Crosstex Stockholder Approval or the required regulatory approvals may not be obtained, as well as the potential loss of value to the Crosstex stockholders and the potential negative impact on the operations and prospects of the Crosstex Companies if the Crosstex merger is delayed or is not completed for any reason;

  •
  the significant costs involved in connection with negotiating the merger agreement and completing the Crosstex merger, the substantial management time and effort required to effectuate the Crosstex merger and the related disruption to the Crosstex Companies' day-to-day operations during the pendency of the Crosstex merger;

  •
  the fact that, under certain circumstances, Crosstex may be required to pay a termination fee upon termination of the merger agreement and reimburse Devon and the Partnership for certain costs and expenses incurred in connection with negotiating the merger agreement and the contribution agreement, respectively;

  •
  that the closing of the transactions contemplated by the merger agreement, which is expected to result in Devon owning approximately 70% of the outstanding EnLink Midstream Common Units on a fully diluted basis, would discourage a third party from making an offer to acquire EnLink Midstream in the future unless Devon supported such offer, and could prevent the Crosstex stockholders from receiving any additional "control premium" following completion of the transactions contemplated by the merger agreement;

  •
  that, following completion of the transactions contemplated by the merger agreement, Devon will own approximately 70% of the outstanding EnLink Midstream Common Units on a fully diluted basis and will control the board of managers of EnLink Midstream, and will have certain other corporate governance and other rights provided in the limited liability company agreement of EnLink Midstream, which generally impose significant restrictions on unitholders' ability to influence the composition of the board of directors of EnLink Midstream Manager and the governance of EnLink Midstream following the completion of the transactions contemplated by the merger agreement;

  •
  the fact that the analyses and projections on which the Crosstex Special Committee and Crosstex Board made their respective determinations are uncertain;

  •
  the fact that, because the Devon merger is being structured as a tax-free reorganization, there will not be any step-up in the tax basis of the assets owned by New Acacia and Midstream Holdings. As a result, the depreciation and amortization deductions on such assets are expected to result in only a modest amount of tax shield and, thus, such assets are projected to produce substantial amounts of taxable income (and associated income tax liability) to EnLink Midstream; and

  •
  the risks and potentially negative factors described in "Risk Factors," including the fact that the EnLink Midstream Common Units to be received by Crosstex stockholders pursuant to the Crosstex merger will have different rights from those relating to shares of Crosstex common stock (including those described under "Comparison of Rights of EnLink Midstream Unitholders and Crosstex Stockholders"), tax risks and the risk that the failure to successfully combine the businesses of the Crosstex Companies and the Midstream Business in the expected time frame may adversely affect the future results of EnLink Midstream and the value of the EnLink Midstream Common Units that the Crosstex stockholders would receive in the Crosstex merger.

        The above discussion of the information and factors considered by the Crosstex Board is not intended to be exhaustive, but includes the material matters considered. In reaching its determination to approve the merger agreement and the transactions contemplated thereby, the Crosstex Board did not quantify, rank or assign any relative or specific weight to the foregoing factors, and individual members of the Crosstex Board may have considered various factors differently. The Crosstex Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Moreover, in considering the information and factors described above, individual members of the Crosstex Board may have given differing weights to different factors. The Crosstex Board based its recommendation on the totality of the information presented.

        In connection with the Crosstex Board's determination and recommendation described above, the Crosstex Special Committee, comprised of Messrs. James C. Crain and Robert F. Murchison, both members of the Crosstex Board who are deemed to be independent and disinterested with respect to the interests of the Partnership, considered certain aspects of the merger agreement and the transactions contemplated by the merger agreement relating to agreements between Crosstex and the Partnership and other Conflict Matters. The Crosstex Special Committee determined that the agreements between Crosstex and the Partnership and the manner in which the terms and conditions of the merger agreement and the transactions contemplated thereby address and resolve the Conflict Matters are advisable and fair to, and in the best interests of, Crosstex and its stockholders. The Crosstex Special Committee recommended that the Crosstex Board approve the agreements between Crosstex and the Partnership and the manner in which the terms and conditions of the merger agreement and the contemplated transactions address and resolve the Conflict Matters.

        In reaching its determination and making its recommendation, the Crosstex Special Committee consulted with its financial advisor and legal counsel, as well as certain members of Crosstex management and Crosstex directors not on the Crosstex Special Committee, and considered a number of factors, including the following material factors:

  •
  presentations to the Crosstex Special Committee by Evercore, financial advisor to the Crosstex Special Committee, regarding the financial analysis of the transactions contemplated by the merger agreement, as well as the oral opinion of Evercore rendered to the Crosstex Special Committee on October 20, 2013 (which was subsequently confirmed in writing by delivery of Evercore's written opinion dated the same date) that, as of such date, and based upon and subject to the various assumptions, matters considered and limitations and qualifications described in its written opinion, the Crosstex Merger Consideration to be received by the holders of shares of Crosstex common stock was fair, from a financial point of view, to such stockholders;

  •
  the various analyses undertaken by Evercore, which are described below under "—Opinion of the Financial Advisor to the Crosstex Special Committee";

  •
  the tax implications of the merger agreement and the transactions contemplated thereby;

  •
  the fact that the Crosstex Cash Consideration would be allocated exclusively to Crosstex stockholders;

  •
  the manner in which the contractual and other rights, benefits and obligations of each of Crosstex and the Partnership are addressed by the merger agreement and the transactions contemplated by the merger agreement, including, among other things:

  •
  the quality and quantity of the Crosstex Merger Consideration;

  •
  the allocation of responsibility for pre-closing costs and expenses incurred by Crosstex, on the one hand, and the Partnership, on the other hand, in connection with the merger agreement and the transactions contemplated thereby, including reimbursement of the Partnership's expenses and the obligation to pay certain fees or expenses to Devon in certain circumstances in connection with the termination of the merger agreement;

  •
  the allocation of responsibility for post-closing costs and expenses incurred by Crosstex and EnLink Midstream, on the one hand, and the Partnership, on the other hand, including indemnification obligations with respect to the directors, officers and other representatives of Crosstex, EnLink Midstream, and the Partnership; and

  •
  the provision of certain rights of first refusal (a) by Crosstex and by EnLink Midstream to the Partnership pursuant to the preferential rights agreement and (b) by New Acacia to the Partnership pursuant to the partnership agreement of Midstream Holdings, each as described under "Other Transaction Agreements."

        The above discussion of the information and factors considered by the Crosstex Special Committee is not intended to be exhaustive, but includes the material matters considered. In reaching its recommendation, the Crosstex Special Committee did not quantify, rank or assign any relative or specific weight to the foregoing factors, and individual members of the Crosstex Special Committee may have considered various factors differently. The Crosstex Special Committee did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the Crosstex Special Committee may have given differing weights to different factors. The Crosstex Special Committee based its recommendation on the totality of the information presented.

        The Crosstex Board has unanimously (i) determined that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Crosstex and its stockholders and (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby. Accordingly, the Crosstex Board unanimously recommends that Crosstex stockholders vote "FOR" the proposal to adopt the merger agreement, "FOR" any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement and "FOR" the Merger-Related Compensation Proposal.

 Voting Agreements

        Concurrently with the execution of the merger agreement, GSO, Crosstex's largest stockholder, and each of Barry E. Davis, Joe A. Davis, William W. Davis, Stan Golemon and Michael J. Garberding, Crosstex's named executive officers, who collectively with GSO own approximately 19% of the outstanding shares of Crosstex common stock, each in its or his capacity as a stockholder of Crosstex (each a "Supporting Stockholder"), entered into voting agreements with Devon, pursuant to which they have agreed, subject to the terms set forth therein, (i) to vote all shares of Crosstex common stock over which such Supporting Stockholder exercises sole or shared voting power in favor of the adoption of the merger agreement and (ii) to vote all common stock over which such Supporting Stockholder exercises sole or shared voting power against (a) any other Acquisition Proposal, (b) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Crosstex and (c) any other corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the merger agreement, (iii) to appoint Devon as such Supporting Stockholder's proxy to vote such shares of Crosstex common stock in connection with the merger agreement and (iv) not to transfer such shares of Crosstex common stock or enter into other arrangements inconsistent with the voting agreements.

        The voting agreements expire at the earliest to occur of (i) the effective time of the Crosstex merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) a change in the Crosstex Recommendation by the Crosstex Board in accordance with the merger agreement, (iv) such date and time as any amendment or change to the merger agreement is effected without the applicable stockholder's consent that decreases the consideration to be received by the Crosstex stockholders in the Crosstex merger (or, with respect to the GSO voting agreement, such date and time as any amendment or change to any of the transaction agreements is effected without GSO's consent, which amendment or change adversely affects GSO, including any amendment or change that decreases the Crosstex Merger Consideration) or (v) with respect to the GSO voting agreement, 5:00 p.m., Dallas, Texas time on June 30, 2014.

        The description of the voting agreements set forth above is qualified in its entirety by reference to the GSO voting agreement and the form of the voting agreements of the named executive officers, which are attached as Annex C-1 and Annex C-2, respectively, to this document and incorporated herein by reference.

Opinion of Crosstex's Financial Advisor

        Crosstex has retained Citi as its financial advisor in connection with the proposed transactions. In connection with this engagement, Crosstex requested that Citi evaluate the fairness, from a financial point of view, of the consideration to be received by holders of Crosstex common stock in the Crosstex merger. On October 20, 2013, at a meeting of the Crosstex Board held to evaluate the proposed transactions, Citi delivered to the Crosstex Board an oral opinion, confirmed by delivery of a written opinion dated October 20, 2013, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations and qualifications described in its opinion, the Crosstex Merger Consideration to be received by holders of Crosstex common stock was fair, from a financial point of view, to such stockholders. For purposes of Citi's opinion, Citi evaluated the Crosstex Merger Consideration after taking into account, as a single integrated transaction, the Crosstex merger, the Devon merger (through which 50% of the Midstream Business will be transferred to EnLink Midstream) and the contribution (through which the remaining 50% of the Midstream Business will be transferred to the Partnership).

        The full text of Citi's written opinion, dated October 20, 2013, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex F and is incorporated herein by reference. The description of Citi's opinion set forth below is qualified in its entirety by reference to the full text of Citi's opinion. Citi's financial advisory services and opinion were provided for the information of the Crosstex Board (in its capacity as such) in connection with its evaluation of the Crosstex Merger Consideration from a financial point of view and did not address any other aspects or implications of the proposed transactions. Citi was not requested to consider, and its opinion did not address, the underlying business decision of the Crosstex Companies to effect the proposed transactions, the relative merits of the proposed transactions as compared to any alternative business strategies or opportunities that might exist for the Crosstex Companies or the effect of any other transaction in which the Crosstex Companies might engage. Citi's opinion should not be construed as creating any fiduciary duty on Citi's part to any party and such opinion is not intended to be and does not constitute a recommendation as to how any stockholder should vote or act on any matters relating to the proposed transactions or otherwise.

        In arriving at its opinion, Citi:

  •
  reviewed drafts, dated October 20, 2013, of the merger agreement and the contribution agreement;

  •
  held discussions with certain senior officers, directors and other representatives and advisors of Crosstex and certain senior officers and other representatives and advisors of Devon concerning the businesses, operations and prospects of the Crosstex Companies and the Devon contributed assets which, for purposes of Citi's opinion, were defined as 100% of the Midstream Business and the $100 million cash contribution from Devon to EnLink Midstream to be distributed to holders of Crosstex common stock in the Crosstex merger, referred to as the Devon cash contribution;

  •
  reviewed certain publicly available business and financial information relating to the Crosstex Companies and the Devon contributed assets provided to or discussed with Citi by the respective managements of Crosstex and Devon, including financial forecasts and other information and data relating to the Crosstex Companies under alternative moderate growth and higher growth scenarios, referred to as the Crosstex and Partnership Moderate Growth and Higher Growth Cases, respectively, and the Devon contributed assets both before and after giving effect to potential tax implications on EnLink Midstream of the proposed transactions and certain potential cost savings and revenue enhancements from growth opportunities anticipated by the management of Crosstex to result from the proposed transactions, which we sometimes collectively refer to as synergies;

  •
  reviewed the financial terms of the proposed transactions as set forth in the merger agreement and the contribution agreement in relation to, among other things, current and historical market prices and trading volumes of Crosstex common stock and Partnership common units, the historical and projected cash flow and other operating data of the Crosstex Companies and the Devon contributed assets, the capitalization of the Crosstex Companies, and the financial condition of the Crosstex Companies and the Devon contributed assets;

  •
  analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of the Crosstex Companies and the Devon contributed assets;

  •
  analyzed, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the proposed transactions;

  •
  evaluated certain potential pro forma financial effects of the proposed transactions on EnLink Midstream and the Partnership utilizing financial forecasts and other information and data (including, without limitation, as to certain contemplated drop-down and acquisition transactions associated with the proposed transactions and assuming conversion of all outstanding EnLink Midstream Class B Units and Class B Partnership Units into EnLink Midstream Common Units and Partnership common units, respectively) provided to or discussed with Citi by the managements of Crosstex and Devon relating to the Crosstex Companies and the Devon contributed assets; and

  •
  conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

        In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi relating to the Crosstex Companies and the Devon contributed assets and upon the assurances of the management of Crosstex that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Citi, including, without limitation, the synergies and potential pro forma financial effects of the proposed transactions, Citi was advised by the managements of Crosstex and Devon and assumed, with Crosstex's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Crosstex's management as to the future financial performance of the Crosstex Companies under the alternative growth scenarios reflected therein and the Devon contributed assets, the potential pro forma financial effects of the proposed transactions and the other matters covered thereby. With respect to the Crosstex and Partnership Moderate Growth and Higher Growth Cases, Citi was directed by the management of Crosstex, based on such management's assessments as to the relative likelihood of achieving such growth scenarios, to rely primarily on the Crosstex and Partnership Moderate Growth Cases for purposes of Citi's analyses and opinion. Citi assumed, with Crosstex's consent, that the financial results (including, without limitation, the synergies) reflected in the financial forecasts and other information and data relied upon for purposes of Citi's analyses will be realized in the amounts and at the times projected. Citi relied, at Crosstex's direction, upon the assessments of the managements of Crosstex and Devon as to (i) existing and future relationships, agreements and arrangements with, and the ability of EnLink Midstream to retain, key customers and related contracts of, or otherwise relating to, the Crosstex Companies and the Devon contributed assets and (ii) the potential impact on the Crosstex Companies, the Devon contributed assets and EnLink Midstream of market trends and prospects relating to the natural gas and natural gas gathering, processing, transporting and fractionating industry, including assumptions of the managements of Crosstex and Devon regarding future drilling and production, volume commitments, acreage dedication with respect to certain assets, and gathering and processing rates as reflected in the financial forecasts and other information and data utilized in Citi's analyses, which are subject to significant volatility and which, if different than as assumed, could have a material impact on Citi's analyses or opinion. Citi assumed, with Crosstex's consent, that there would be no developments with respect to any such matters that would have an adverse effect on the Crosstex Companies, the Devon contributed assets, EnLink Midstream or the proposed transactions (including the contemplated benefits thereof) or that would otherwise be meaningful in any respect to Citi's analyses or opinion.

        Citi did not make, and it was not provided with, an independent evaluation or appraisal of the Devon contributed assets or related liabilities (contingent or otherwise) or of the assets and liabilities (contingent or otherwise) of the Crosstex Companies or any other entity and Citi did not make any physical inspection of the Devon contributed assets or of the properties or assets of the Crosstex Companies or any other entity. Citi assumed, with Crosstex's consent, that the Devon contributed assets represent all assets necessary for the conduct of the Midstream Business, there are appropriate reserves or other provisions with respect to, and there are no undisclosed, material liabilities of or relating to the Devon contributed assets and no liabilities unrelated to the Devon contributed assets would be assumed or incurred. Citi also assumed, with Crosstex's consent, that the proposed transactions and related transactions (including, without limitation, the Devon reorganization transactions) would be consummated in accordance with their respective terms and in compliance with all applicable laws and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the proposed transactions and related transactions, no delay, limitation, restriction or condition, including any divestiture requirements, amendments or modifications, would be imposed that would have an adverse effect on Crosstex, the Devon contributed assets, EnLink Midstream or the proposed transactions (including the contemplated benefits thereof). Citi did not express any view or opinion as to the actual value of EnLink Midstream Common Units, EnLink Midstream Class B Units or Class B Partnership Units (or, as the case may be, underlying limited liability company or limited partner interests) when issued or the prices at which such securities or other securities of EnLink Midstream, the Crosstex Companies, Devon or any other entity would trade or otherwise be transferable at any time. Citi assumed, with Crosstex's consent, that the Crosstex merger and the Devon merger, which we collectively refer to as the mergers, will qualify for U.S. federal income tax purposes as reorganizations within the meaning of Section 368(a) and/or as transactions described in Section 351 of the Internal Revenue Code of 1986, as amended. Representatives of Crosstex advised Citi, and Citi also assumed, that the final terms of the merger agreement and the contribution agreement would not vary materially from those set forth in the drafts Citi reviewed. Citi did not express any opinion with respect to accounting, tax, regulatory, legal or similar matters and it relied, with Crosstex's consent, upon the assessments of representatives of Crosstex as to such matters.

        Citi's opinion did not address any terms (other than the Crosstex Merger Consideration to the extent expressly specified in its opinion) or other aspects or implications of the proposed transactions or related transactions, including, without limitation, the form or structure of the proposed transactions, the form of the Crosstex Merger Consideration or apportionment of the aggregate consideration payable in the mergers and the contribution between Crosstex and the Partnership or among the Devon contributed assets, the Devon reorganization transactions or any voting or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the proposed transactions, any related transactions or otherwise. Citi expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the proposed transactions or related transactions, or any class of such persons, relative to the Crosstex Merger Consideration or otherwise. Citi's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of its opinion. Citi expressed no opinion or view as to any potential effects of the volatility experienced by the credit, financial and stock markets on the Crosstex Companies, the Devon contributed assets, EnLink Midstream or the proposed transactions (including the contemplated benefits thereof). The issuance of Citi's opinion was authorized by Citi's fairness opinion committee.

        The following is a summary of the material financial analyses presented to the Crosstex Board in connection with Citi's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Citi's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such analyses.

Introduction

        In evaluating the Crosstex Merger Consideration, Citi performed various financial analyses as more fully described below. With respect to the Crosstex merger, Citi performed (i) an analysis focused on a comparison of the implied per share equity value reference ranges derived for Crosstex on a standalone basis based on a selected public companies analysis and a dividend discount analysis relative to the implied per share equity value reference ranges derived for EnLink Midstream from such analyses after giving effect to the proposed transactions and (ii) a selected precedent transactions analysis focused on a comparison of the implied per share equity value reference ranges derived for Crosstex from such analysis relative to the closing price of Crosstex common stock on October 18, 2013 (the last trading day prior to public announcement of the proposed transactions).

        In its evaluation of the Devon contributed assets, Citi performed a selected public companies analysis, a selected precedent transactions analysis and a discounted cash flow analysis, each on a pre-tax and post-tax basis to account for, on a post-tax basis, the difference in the potential incremental taxes that may result from the proposed transactions assuming no usage of Crosstex's standalone net operating loss carryforwards for U.S. federal income tax purposes.

        Given that Partnership common units will be issuable in connection with the contribution, Citi also performed a selected public companies analysis and a discounted cash flow analysis of the Partnership focused on a comparison of the implied per unit equity value reference ranges derived for the Partnership from such analyses to the closing price of Partnership common units on October 18, 2013.

        Citi also performed a pro forma accretion/dilution analysis in which Citi evaluated certain potential pro forma financial effects of the proposed transactions relative to each of Crosstex and the Partnership on a standalone basis.

Crosstex Standalone Relative to EnLink Midstream Financial Analysis

        Selected Public Companies Analysis.    Citi reviewed certain pro forma financial information of EnLink Midstream and certain publicly available financial and stock market information of Crosstex and the following nine selected companies which Citi in its professional judgment considered generally relevant for comparative purposes in evaluating Crosstex and EnLink Midstream as publicly traded entities that are general partners, or GPs, of affiliated MLPs with operations in the oil, natural gas and coal industries, collectively referred to as the selected GP companies:

  •
  Kinder Morgan, Inc.

  •
  Energy Transfer Equity, L.P.

  •
  The Williams Companies, Inc.

  •
  Western Gas Equity Partners, LP

  •
  Oneok, Inc.

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  Alliance Holdings GP, L.P.

  •
  Targa Resources Corp.

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  Atlas Energy, L.P.

  •
  NuStar GP Holdings LLC

        Citi reviewed, among other things, equity values of the selected GP companies, calculated based on closing stock prices on October 18, 2013 plus net debt, as a multiple of calendar year 2014 and calendar year 2015 estimated total cash flows to the GP from LP units, GP distributions, incentive distribution rights, or IDRs, and other assets held at the GP, collectively referred to as total GP cash flow. Citi also reviewed indicative (as of October 18, 2013) dividend yields and estimated dividend yields of the selected GP companies for calendar year 2014 and calendar year 2015. The overall low to high estimated total GP cash flow multiples observed for the selected GP companies for calendar year 2014 and calendar year 2015 were 10.7x to 37.4x (with a median of 18.0x) and 10.3x to 29.8x (with a median of 15.6x), respectively. The overall low to high indicative (as of October 18, 2013) dividend yields observed for the selected GP companies were 2.1% to 9.2% (with a median of 3.8%) and overall low to high estimated dividend yields observed for the selected GP companies for calendar year 2014 and calendar year 2015 were 2.6% to 9.2% (with a median of 4.8%) and 3.3% to 9.6% (with a median of 5.4%), respectively. Citi then applied a range of selected calendar year 2014 and calendar year 2015 estimated total GP cash flow multiples of 25.0x to 30.0x and 20.0x to 25.0x, respectively, a range of selected indicative dividend yields of 3.0% to 2.2% and a range of selected calendar year 2014 and calendar year 2015 estimated dividend yields of 4.0% to 3.0% and 5.0% to 4.0%, respectively, derived from the selected GP companies to corresponding data of Crosstex and EnLink Midstream. Financial data of the selected GP companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of Crosstex and EnLink Midstream were based on internal financial forecasts and other estimates of the managements of Crosstex and Devon using the Crosstex Moderate Growth Case and Crosstex Higher Growth Case and, additionally in the case of EnLink Midstream, the Crosstex Moderate Growth Case with incremental growth opportunities assuming capital expenditures of $500 million per year and a 6.0x EBITDA investment multiple. This analysis indicated the following approximate implied per share equity value reference ranges for Crosstex, as compared to the approximate implied per share equity value reference ranges for EnLink Midstream:

Implied Per Share Equity Value Reference Ranges for Crosstex Based on:

Crosstex Moderate Growth Case	Crosstex Higher Growth Case
$17.00 - $22.00	$20.00 - $28.00

Implied Per Share Equity Value Reference Ranges for EnLink Midstream Based on:

Crosstex Moderate Growth Case	Crosstex Moderate Growth Case with Incremental Growth Opportunities	Crosstex Higher Growth Case
$25.03 - $30.03	$27.03 - $31.03	$26.03 - $34.03

        Dividend Discount Analysis.    Citi performed separate dividend discount analyses of Crosstex and EnLink Midstream by calculating the estimated present value of the dividends per share that each of Crosstex and EnLink Midstream was forecasted to generate from January 1, 2014 through December 31, 2017 under two scenarios: (1) a scenario in which Crosstex would pay a series of dividends that resulted in accretion of not more than 20% in each forecast year, and (2) a scenario in which Crosstex would pay dividends using all available cash in each forecast year and taking into account potential tax implications of remedial allocations of income from the Partnership arising from the contribution of Crosstex's interest in Midstream Holdings to the Partnership. Financial data of Crosstex and EnLink Midstream were based on internal financial forecasts and other estimates of the managements of Crosstex and Devon using the Crosstex Moderate Growth Case and Crosstex Higher

Growth Case and, additionally in the case of EnLink Midstream, the Crosstex Moderate Growth Case with incremental growth opportunities. Citi calculated terminal values for Crosstex and EnLink Midstream by applying to their respective calendar year 2017 estimated dividends per share and, in the second scenario for EnLink Midstream the cash available for dividends per share, a range of terminal value multiples of 15.0x to 20.0x. The present values (as of December 31, 2013) of the dividends per share and, in the second scenario for EnLink Midstream the cash available for dividends per share, and terminal values were then calculated using discount rates ranging from 10.5% to 12.7%. The resulting present values were then adjusted by approximately $2.03 for the per share impact of the Devon cash contribution and in the second scenario for EnLink Midstream by an incremental $(0.40) for the per share potential tax implications of remedial allocations of income. This analysis indicated the following approximate implied per share equity value reference ranges for Crosstex, as compared to the approximate implied per share equity value reference ranges for EnLink Midstream:

Implied Per Share Equity Value Reference Ranges for Crosstex Based on:

Crosstex Moderate Growth Case	Crosstex Higher Growth Case
$15.68 - $21.39	$23.28 - $31.79

Implied Per Share Equity Value Reference Ranges for EnLink Midstream Based on:

Crosstex Moderate Growth Case	Crosstex Moderate Growth Case with Incremental Growth Opportunities	Crosstex Higher Growth Case
$16.22 - $24.20	$20.84 - $28.11	$18.48 - $26.17

Crosstex Selected Precedent Transactions Analysis

        Using publicly available information, Citi reviewed financial data relating to 26 selected transactions publicly announced from February 14, 1997 to May 6, 2013 which Citi in its professional judgment considered generally relevant for comparative purposes in evaluating the Crosstex merger as transactions involving target entities that are general partners of affiliated MLPs with operations in the oil, natural gas and coal industries. The transactions selected consisted of the following four transactions with GP IDRs at the 2% to 15% tier at announcement, referred to as the selected low-tier transactions, 10 transactions with GP IDRs at the 25% to 30% tier at announcement, referred to as the selected mid-tier transactions, and 12 transactions with GP IDRs at the 45% to 50% tier at announcement, referred to as the selected high-tier transactions and which, together with the selected low-tier transactions and the selected mid-tier transactions, are collectively referred to as the selected GP transactions:

Announcement Date	Acquiror	Seller
Selected Low-Tier Transactions (GP IDRs at 2% to 15% tier at announcement)
July 28, 2006	• Suburban Propane Partners, L.P.	• Suburban Energy Services Group, LLC
June 12, 2006	• Plains All American Pipeline, L.P.	• LB Pacific, LP
November 1, 2004	• Lehman Brothers Merchant Banking	• Pacific Energy Partners, L.P.
February 14, 1997	• Kinder Morgan, Inc.	• Enron Liquids Pipeline Co.
Selected Mid-Tier Transactions (GP IDRs at 25% to 30% tier at announcement)
April 30, 2012	• Energy Transfer Partners, L.P.	• Sunoco, Inc.

Announcement Date	Acquiror	Seller
September 7, 2010	• Enterprise Products Partners L.P.	• Enterprise GP Holdings, L.P.
July 22, 2010	• Crestwood Midstream Partners, L.P. / First Reserve Corp.	• Quicksilver Resources, Inc.
May 11, 2010	• Energy Transfer Equity, L.P.	• GE Financial Services, Inc.
May 7, 2007	• Enterprise GP Holdings, L.P.	• Enterprise Products Company
March 5, 2004	• The Carlyle Group / Riverstone	• Glenmoor Ltd.
November 1, 2004	• Valero, L.P.	• Kaneb Services, LLC
November 7, 2003	• Energy Transfer Partners, L.P.	• Various utilities
June 17, 2003	• The Carlyle Group / Riverstone & Madison Dearborn Partners	• The Williams Companies, Inc.
March 6, 1998	• Kinder Morgan Energy Partners, L.P.	• Santa Fe Pacific Pipeline Partners, L.P.
Selected High-Tier Transactions (GP IDRs at 45 to 50% tier at announcement)
May 6, 2013	• Inergy, L.P.	• Crestwood Holdings Partners, LLC
December 28, 2010	• Genesis Energy, L.P.	• Quintana Capital Group and Genesis Energy, L.P. Management
September 21, 2010	• Penn Virginia Resource Partners, L.P.	• Penn Virginia GP Holdings, L.P.
September 20, 2010	• Natural Resources Partners, L.P.	• Natural Resources Partners, L.P.
August 9, 2010	• Inergy, L.P.	• Inergy Holdings, LP
June 11, 2010	• Buckeye Partners, L.P.	• Buckeye GP Holding, L.P.
February 5, 2010	• Quintana Capital Group	• Denbury Resources, Inc.
March 3, 2009	• Magellan Midstream Partners, L.P.	• Magellan Midstream Holdings, L.P.
September 5, 2007	• MarkWest Energy Partners, L.P.	• MarkWest Hydrocarbon, Inc.
February 24, 2005	• Enterprise Products Company	• Duke Energy Field Services Corp.
April 3, 2000	• Duke Energy Field Services, LLC	• Duke Energy Corp.
July 8, 1999	• KN Energy, Inc.	• Kinder Morgan, Inc.

        Citi reviewed, among other things, transaction values of the selected transactions, calculated as the purchase prices paid in such transactions, as a multiple of one-year forward estimated distributable cash flow to the GP. The overall low to high one-year forward estimated GP total distributable cash flow multiples observed were 18.0x to 78.7x (with a mean of 40.3x and median of 24.3x) for the selected low-tier transactions, 7.5x to 37.5x (with a mean of 16.8x and median of 13.9x) for the selected mid-tier transactions and 7.0x to 22.2x (with a mean of 14.3x and median of 14.9x) for the selected high-tier transactions. Citi then applied a range of one-year forward estimated GP total distributable cash flow multiples of 25.0x to 35.0x derived from the selected GP transactions to Crosstex's next 12 months estimated GP total distributable cash flows. Financial data of the selected GP transactions were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of Crosstex was based on internal financial forecasts and other estimates of the management of Crosstex using the Crosstex Moderate Growth Case and Crosstex Higher Growth Case.

This analysis indicated the following approximate implied per share equity value reference ranges for Crosstex, as compared to the closing share price of Crosstex common stock on October 18, 2013:

Implied Per Share Equity Value Reference Range for Crosstex Based on:
Crosstex Moderate Growth Case	Crosstex Higher Growth Case	Crosstex Closing Share Price on October 18, 2013
$16.50 - $23.00	$17.50 - $24.50	$20.60

Devon Contributed Assets Financial Analysis

        Selected Public Companies Analysis.    Citi reviewed certain publicly available financial and stock market information of the following 14 selected companies which Citi in its professional judgment considered generally relevant for comparative purposes in evaluating the Devon contributed assets as publicly traded companies with assets or operations in the natural gas and natural gas gathering, processing, transporting and fractionating industries, collectively referred to as the selected MLP companies:

  •
  Western Gas Equity Partners, LP

  •
  DCP Midstream Partners LP

  •
  MarkWest Energy Partners, L.P.

  •
  Regency Energy Partners LP

  •
  Crosstex Energy, L.P.

  •
  Martin Midstream Partners LP

  •
  Targa Resources Partners LP

  •
  Access Midstream Partners L.P.

  •
  PVR Partners, L.P.

  •
  EQT Midstream Partners, LP

  •
  American Midstream Partners, LP

  •
  Summit Midstream Partners, LP

  •
  Southcross Energy Partners, L.P.

  •
  Atlas Pipeline Partners, L.P.

        Citi reviewed, among other things, enterprise values of the selected MLP companies, calculated as equity values based on closing stock prices on October 18, 2013 plus net debt, as a multiple of calendar year 2014 and calendar year 2015 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. The overall low to high calendar year 2014 and calendar year 2015 estimated EBITDA multiples observed for the selected MLP companies were 10.6x to 20.4x (with a median of 12.9x) and 9.5x to 17.7x (with a median of 10.9x), respectively. Citi then applied a range of selected calendar year 2014 and calendar year 2015 estimated EBITDA multiples of 12.0x to 14.0x and 10.0x to 12.0x, respectively, derived from the selected MLP companies to corresponding data of the Devon contributed assets on a pre-tax basis. Citi also reviewed the results of this analysis on a post-tax basis after taking into account potential incremental taxes that may result from the proposed transactions, assuming no usage of Crosstex's standalone net operating loss carryforwards for U.S. federal income tax purposes, capitalized at a selected multiples range of 13.0x to 16.0x, and the grossed-up value of the Devon cash contribution to reflect the 30% pro forma equity interest of former Crosstex stockholders in EnLink Midstream. Financial data of the selected MLP companies were based on publicly available research analysts' estimates, public filings and other publicly available information.

Financial data of the Devon contributed assets was based on internal financial forecasts and other estimates of the managements of Crosstex and Devon using the Crosstex Moderate Growth Case for purposes of calculating potential incremental taxes. This analysis indicated the following approximate implied enterprise value reference ranges for the Devon contributed assets on a pre-tax and post-tax basis:

Implied Enterprise Value Reference Range for Devon Contributed Assets

Pre-Tax	Post-Tax
$4,500 - $5,500 million	$4,000 - $4,700 million

        Selected Precedent Transactions Analysis.    Using publicly available information, Citi reviewed financial data relating to the following 46 selected transactions publicly announced from May 20, 2009 to October 10, 2013 which Citi in its professional judgment considered generally relevant for comparative purposes in evaluating the transfer of the Devon contributed assets in the mergers and the contribution, consisting of 25 transactions involving companies in the gathering and processing industry with transaction values of greater than $300 million, referred to as the selected gathering and processing transactions, and 21 transactions involving pipeline drop-downs, referred to as the selected pipeline drop-down transactions and, together with the selected gathering and processing transactions, referred to as the selected transactions:

Announcement Date	Acquiror	Seller/Target
Selected Gathering and Processing Transactions
October 10, 2013	• Regency Energy Partners, L.P.	• PVR Partners, L.P.
May 6, 2013	• Inergy Midstream, L.P.	• Crestwood Midstream L.P.
April 16, 2013	• Atlas Pipeline Partners, L.P.	• TEAK Midstream, L.L.C
March 15, 2013	• CenterPoint Energy, Inc.	• OGE/ArcLight Corp. / ArcLight Capital Partners, LLC
February 27, 2013	• Regency Energy Partners, L.P.	• Southern Union Gathering Co.
January 30, 2013	• Kinder Morgan Energy Partners, L.P.	• Copano Energy, LLC
December 11, 2012	• Access Midstream Partners, L.P.	• Chesapeake Energy Corporation
December 11, 2012	• The Williams Companies, Inc.	• Global Infrastructure Partners
December 3, 2012	• Atlas Pipeline Partners, L.P.	• Cardinal Midstream, LLC
November 15, 2012	• Targa Resources Partners, L.P.	• Saddle Butte Pipeline, LLC
August 20, 2012	• Tallgrass Energy Partners, L.P.	• Kinder Morgan Energy Partners, L.P.
June 8, 2012	• Global Infrastructure Partners	• Chesapeake Midstream Partners, L.P.
May 21, 2012	• NGL Energy Partners, L.P.	• High Sierra Energy, L.P.
May 7, 2012	• MarkWest Energy Partners, L.P.	• Keystone Midstream Services, LLC
April 10, 2012	• Penn Virginia Resource Partners, L.P.	• Chief E&D Holdings, L.P.
March 19, 2012	• Williams Partners, L.P.	• Caiman Eastern Midstream, LLC
February 27, 2012	• Crestwood Midstream Partners, L.P.	• Antero Resources Appalachian Corp.

Announcement Date	Acquiror	Seller/Target
December 12, 2011	• MarkWest Energy Partners, L.P.	• The Energy & Minerals Group
May 5, 2011	• Kinder Morgan Energy Partners, L.P.	• Petrohawk Energy Corp.
March 22, 2011	• Anadarko Petroleum Corp.	• BP Plc
February 18, 2011	• Crestwood Midstream Partners, L.P.	• Frontier Gas Services, LLC
January 18, 2011	• Western Gas Partners, L.P.	• Encana Oil & Gas, Inc.
July 28, 2010	• Enbridge Energy Partners, L.P.	• Atlas Pipeline Partners, L.P.
April 13, 2010	• Kinder Morgan Energy Partners, L.P.	• Petrohawk Energy Corp.
April 1, 2010	• Enterprise Products Partners, L.P.	• M2 Midstream, LLC
Selected Pipeline Drop-Down Transactions
May 2, 2013	• Spectra Energy Partners, L.P.	• Spectra Energy Corp.
April 30, 2013	• MPLX, L.P.	• Marathon Petroleum Corp.
March 1, 2013	• Kinder Morgan Energy Partners, L.P.	• Kinder Morgan, Inc.
October 23, 2012	• Spectra Energy Partners, L.P.	• Spectra Energy Corp.
August 6, 2012	• Kinder Morgan Energy Partners, L.P.	• Kinder Morgan, Inc.
May 18, 2012	• El Paso Pipeline Partners, L.P.	• El Paso Corp.
July 5, 2011	• Energy Transfer Partners, L.P.	• Energy Transfer Equity, L.P.
June 29, 2011	• El Paso Pipeline Partners, L.P.	• El Paso Corp.
April 26, 2011	• TC Pipelines, L.P.	• TransCanada Corp.
April 21, 2011	• Williams Partners, L.P.	• The Williams Companies, Inc.
March 7, 2011	• El Paso Pipeline Partners, L.P.	• El Paso Corp.
November 30, 2010	• Spectra Energy Partners, L.P.	• Spectra Energy Corp.
November 15, 2010	• El Paso Pipeline Partners, L.P.	• El Paso Corp.
June 17, 2010	• El Paso Pipeline Partners, L.P.	• El Paso Corp.
April 30, 2010	• Regency Energy Partners, L.P.	• GE Energy Financial Services
March 25, 2010	• El Paso Pipeline Partners, L.P.	• El Paso Corp.
January 19, 2010	• Williams Partners, L.P.	• The Williams Companies, Inc.
December 1, 2009	• Holly Energy Partners, L.P.	• Holly Corp.
July 27, 2009	• El Paso Pipeline Partners, L.P.	• El Paso Corp.
June 1, 2009	• Holly Energy Partners, L.P.	• Holly Corp.
May 20, 2009	• TC Pipelines, L.P.	• TransCanada Corp.

        Citi reviewed, among other things, transaction values of the selected transactions, calculated as the purchase prices paid for the target companies involved in such transactions, as a multiple of such companies' next 12 months estimated EBITDA. The overall low to high next 12 months estimated EBITDA multiples observed for the selected transactions were 8.2x to 41.7x (with a mean of 13.7x and median of 12.4x) for the selected gathering and processing transactions, and 7.0x to 11.5x (with a mean of 9.4x and median of 9.7x) for the selected pipeline drop-down transactions. Citi then applied a range of next 12 months estimated EBITDA multiples of 10.0x to 12.0x derived from the selected transactions to corresponding data of the Devon contributed assets on a pre-tax and post-tax basis. Financial data of the selected transactions were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of the Devon contributed assets was based on internal financial forecasts and other estimates of the managements of Crosstex and Devon using the

Crosstex Moderate Growth Case. This analysis indicated the following approximate implied enterprise value reference ranges for the Devon contributed assets on a pre-tax and post-tax basis:

Implied Enterprise Value Reference Range for Devon Contributed Assets

Pre-Tax	Post-Tax
$4,200 - $5,000 million	$3,950 - $4,675 million

        Discounted Cash Flow Analysis.    Citi performed a discounted cash flow analysis of the Devon contributed assets by calculating the estimated net present value of the unlevered free cash flows that the Devon contributed assets were forecasted to generate from January 1, 2014 through December 31, 2017. Citi calculated terminal values for the Devon contributed assets by applying a range of terminal EBITDA multiples of 10.0x to 13.0x to the Devon contributed assets' calendar year 2017 estimated EBITDA. The present values (as of December 31, 2013) of the cash flows and terminal values were then calculated using discount rates ranging from 7.8% to 9.4%. Citi also reviewed the results of this analysis on a post-tax basis after taking into account the present value of potential incremental taxes that may result from the proposed transactions, assuming no usage of Crosstex's net operating loss carryforwards for U.S. federal income tax purposes, the present value of potential tax implications associated with remedial allocations of income from the Partnership arising from the contribution of the Devon assets to the Partnership and the grossed-up value of the Devon cash contribution to reflect the 30% pro forma equity interest of former Crosstex stockholders in EnLink Midstream. The terminal value of potential incremental taxes was calculated by applying a terminal multiples range of 13.0x to 16.0x. The present values of potential incremental taxes and terminal values were then calculated using discount rates ranging from 10.5% to 12.7%. The present value of potential tax implications associated with remedial allocations of income from the Partnership was calculated assuming 15 years of depreciable life and using an 11.6% discount rate. Financial data of the Devon contributed assets was based on internal financial forecasts and other estimates of the managements of Crosstex and Devon using the Crosstex Moderate Growth Case for purposes of calculating potential incremental taxes and tax implications associated with remedial allocations of income from the Partnership. This analysis indicated the following approximate implied enterprise value reference ranges for the Devon contributed assets on a pre-tax and post-tax basis:

Implied Enterprise Value Reference Range for Devon Contributed Assets (Standalone)

Pre-Tax	Post-Tax
$3,925 - $5,038 million	$3,621 - $4,592 million

        Citi also calculated an implied enterprise value reference range for the Devon contributed assets based on the discounted cash flow analysis described above after taking into account potential operating cost and financing cost savings anticipated by Crosstex management to result from the proposed transactions. This analysis indicated the following approximate implied enterprise value reference ranges for the Devon contributed assets on a pre-tax and post-tax basis:

Implied Enterprise Reference Range for Devon Contributed Assets Including Operating Cost and Financing Cost Savings

Pre-Tax	Post-Tax
$4,407 - $5,685 million	$3,989 - $5,094 million

        Citi further calculated an implied enterprise value reference range for the Devon contributed assets based on the discounted cash flow analysis described above after taking into account potential operating cost and financing cost savings as well as potential incremental growth opportunities anticipated by the management of Crosstex to result from the proposed transactions. This analysis indicated the following approximate implied enterprise value reference ranges for the Devon contributed assets on a pre-tax and post-tax basis:

Implied Enterprise Reference Range for Devon Contributed Assets Including Operating Cost and Financing Cost Savings and Incremental Growth Opportunities

Pre-Tax	Post-Tax
$5,655 - $7,789 million	$4,871 - $6,732 million

Partnership Financial Analysis

        Selected Public Companies Analysis.    In performing a selected public companies analysis of the Partnership, Citi reviewed certain publicly available financial and stock market information of the Partnership and the other selected MLP companies described above under "Devon Contributed Assets Financial Analysis—Selected Public Companies Analysis." Citi reviewed, among other things, enterprise values of the selected MLP companies, calculated as equity values based on closing stock prices on October 18, 2013 plus net debt, as a multiple of calendar year 2014 and calendar year 2015 estimated EBITDA. Citi also reviewed equity values of the selected MLP companies as a multiple of calendar year 2014 and calendar year 2015 estimated distributable cash flow. Citi further reviewed indicative (as of October 18, 2013) cash distributions per unit and estimated cash distributions per unit for the selected MLP companies for calendar year 2014 and calendar year 2015 as a percentage of the price per MLP unit, referred to as distribution yield. The overall low to high calendar year 2014 and calendar year 2015 estimated EBITDA multiples observed for the selected MLP companies were 10.6x to 20.4x (with a median of 12.9x) and 9.5x to 17.7x (with a median of 10.9x), respectively. The overall low to high calendar year 2014 and calendar year 2015 estimated distributable cash flow multiples observed for the selected MLP companies were 9.7x to 20.0x (with a median of 13.5x) and 8.9x to 18.5x (with a median of 12.0x), respectively. The overall observed low to high indicative (as of October 18, 2013) distribution yields observed for the selected MLP companies were 3.1% to 9.6% (with a median of 5.9%) and estimated distribution yields observed for the selected MLP companies for calendar year 2014 and calendar year 2015 were 4.1% to 9.6% (with a median of 6.2%), and 4.7% to 9.7% (with a median of 6.9%), respectively. Citi then applied a range of selected calendar year 2014 and calendar year 2015 estimated EBITDA multiples of 12.0x to 14.0x and 9.8x to 11.5x, respectively, a range of selected calendar year 2014 and calendar year 2015 estimated distributable cash flow multiples of 13.0x to 15.5x and 11.8x to 13.5x, respectively, a range of selected indicative distribution yields of 7.0% to 6.0% and a range of selected calendar year 2014 and calendar year 2015 estimated distribution yields of 7.5% to 6.5% and 8.3% to 7.0%, respectively, derived from the selected MLP companies to corresponding data of the Partnership. Financial data of the selected MLP companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of the Partnership was based on internal financial forecasts and other estimates of the management of Crosstex using the Partnership Moderate Growth Case and the Partnership Higher Growth Case. This analysis indicated the following approximate implied per unit equity value reference ranges for the Partnership, as compared to the per unit closing price of Partnership common units on October 18, 2013:

Implied Per Unit Equity Value Reference Range for the Partnership Based on:
Partnership Moderate Growth Case	Partnership Higher Growth Case	Partnership Per Unit Closing Price on October 18, 2013
$18.00 - $23.00	$21.00 - $26.00	$20.35

        Discounted Cash Flow Analysis.    Citi performed a discounted cash flow analysis of the Partnership by calculating the estimated net present value of the unlevered, free cash flows that the Partnership was forecasted to generate from January 1, 2014 through December 31, 2017 based on internal financial forecasts and other estimates of the management of Crosstex using the Partnership Moderate Growth Case and the Partnership Higher Growth Case. Citi calculated terminal values for the Partnership by applying a range of terminal distributable cash flow multiples of 11.0x to 14.0x to the Partnership's calendar year 2017 estimated distributable cash flow per unit. The present values (as of December 31, 2013) of the distributable cash flows and terminal values were then calculated using discount rates ranging from 8.9% to 11.7%. This analysis indicated the following approximate implied per unit equity value reference ranges for the Partnership, as compared to the per unit closing price of Partnership common units on October 18, 2013:

Implied Per Unit Equity Value Reference Range for the Partnership Based on:
Partnership Moderate Growth Case	Partnership Higher Growth Case	Partnership Per Unit Closing Price on October 18, 2013
$17.13 - $22.33	$20.01 - $26.20	$20.35

Pro Forma Accretion/Dilution Analysis

        Citi reviewed the potential pro forma financial effects of the proposed transactions on EnLink Midstream dividends per share and the Partnership's distributions per common unit for calendar years 2014 through 2017 relative to Crosstex's dividends per share and the Partnership's distributions per unit on a standalone basis during such calendar years. For purposes of this analysis, Citi assumed, per Crosstex's management, that (i) EnLink Midstream would drop-down its interest in the Midstream Business to the Partnership evenly over calendar years 2015 and 2016 at an illustrative drop-down multiple of 8.0x, financed by the Partnership entirely with equity, (ii) Devon would sell the Access Pipeline Interest to the Partnership on January 1, 2015 at an illustrative drop-down multiple of 10.0x, financed by the Partnership entirely with debt, (iii) potential annual EBITDA synergies of approximately $20 million would result from the proposed transactions and (iv) EnLink Midstream's dividends per share would be limited to 20% accretion. Financial data of the Crosstex Companies and EnLink Midstream were based on internal financial forecasts and other estimates of the managements of Crosstex and Devon using the Crosstex Moderate Growth Case and Crosstex Higher Growth Case and, additionally in the case of EnLink Midstream, the Crosstex Moderate Growth Case with incremental growth opportunities.

        Relative to Crosstex's estimated dividends per share on a standalone basis, this analysis indicated that the proposed transactions could be:

  •
  in the Crosstex Moderate Growth Case, accretive in each of calendar years 2014 through 2016 by approximately 20.0% and by approximately 1.7% in calendar year 2017;

  •
  in the Crosstex Moderate Growth Case with incremental growth opportunities, accretive in each of calendar years 2014 through 2017 by approximately 20.0%; and

  •
  in the Crosstex Higher Growth Case, accretive in calendar year 2014 by approximately 20.0% and dilutive by approximately (10.1%), (22.8%) and (25.8%) in calendar years 2015, 2016 and 2017, respectively.

        Relative to the Partnership's estimated distributions per unit on a standalone basis, this analysis indicated that the proposed transactions could be:

  •
  in the Partnership Moderate Growth Case, accretive in calendar years 2014, 2015, 2016 and 2017 by approximately 8.4%, 8.0%, 9.8% and 8.6%, respectively;

  •
  in the Partnership Moderate Growth Case with incremental growth opportunities, accretive in calendar years 2014, 2015, 2016 and 2017 by approximately 17.5%, 19.2%, 24.8% and 26.9%, respectively; and

  •
  in the Partnership Higher Growth Case, accretive in calendar years 2014, 2015, 2016 and 2017 by approximately 7.1%, 3.8%, 3.0% and 0.7%, respectively.

        The actual results achieved by EnLink Midstream may vary from projected results, and the variations may be material.

  Other Information

        Citi also observed certain additional information that was not considered part of Citi's financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

  •
  premiums paid in 55 selected C-Corp transactions announced during the last five years with equity values ranging from $750 million to $1,500 million, including 31 all-stock transactions and 24 mixed cash and stock transactions, based on closing stock prices of the target companies involved in such transactions one day and one month prior to public announcement of the relevant transaction, which transactions reflected overall one-day and one-month average premiums in the selected all-stock transactions of approximately 22.1% and 27.2%, respectively, and overall one-day and one-month average premiums in the selected mixed cash and stock transactions of approximately 33.4% and 32.6%, respectively; applying a selected range of one-day and one-month premiums of 15.0% to 30.0% to the closing price on October 18, 2013 (the last trading day prior to public announcement of the proposed transactions) of Crosstex common stock of $20.60 per share and one-month average closing price as of October 18, 2013 of Crosstex common stock of $20.81 per share indicated an implied per share equity value reference range for Crosstex of approximately $24.00 to $27.00;

  •
  applying a selected range of one-day and one-month premiums of 10.0% to 25.0% to the closing price on October 18, 2013 (the last trading day prior to public announcement of the proposed transactions) of Partnership common units of $20.35 per share and one-month average closing price as of October 18, 2013 of Partnership common units of $19.87 per unit, indicated an implied per unit equity value reference range for the Partnership of approximately $21.75 to $24.75;

  •
  closing prices of Crosstex common stock and Partnership common units during the 52-week period ended October 18, 2013, which indicated closing prices for Crosstex common stock and Partnership common units during such period of approximately $11.59 to $21.53 per share and $13.51 to $21.95 per unit, respectively; and

  •
  stock or unit price targets for Crosstex and the Partnership in publicly available Wall Street research analysts' reports discounted to present value using discount rates ranging from 10.5% to 12.7% (in the case of Crosstex) and 8.9% to 11.7% (in the case of the Partnership), which indicated low to high stock or unit price targets for Crosstex and the Partnership of approximately $21.00 to $24.00 per share and approximately $21.00 and $23.00 per unit, respectively.

Miscellaneous

        In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described above. The summary of the analyses above is not a complete description of Citi's opinion or the analyses underlying, and factors considered in connection with, Citi's opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

        In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Crosstex and Devon. No company, business or transaction reviewed is identical or directly comparable to Crosstex, the Partnership, Devon or the proposed transactions and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, business segments or transactions reviewed.

        The estimates contained in Citi's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi's analyses are inherently subject to substantial uncertainty.

        Citi was not requested to, and it did not, recommend the specific consideration payable in the proposed transactions. The type and amount of consideration payable in the proposed transactions were determined through negotiations between Crosstex and Devon, and the decision to enter into the merger agreement and the contribution agreement was solely that of the Crosstex Board. Citi's opinion was only one of many factors considered by the Crosstex Board in its evaluation of the proposed transactions and should not be viewed as determinative of the views of the Crosstex Board or management with respect to the proposed transactions or the Crosstex Merger Consideration.

        In connection with Citi's services as Crosstex's financial advisor, Crosstex has agreed to pay Citi an aggregate fee of $12 million, of which a portion was payable upon execution of the merger agreement and the contribution agreement and $9.6 million is payable contingent upon completion of the proposed transactions. In addition, Crosstex has agreed to reimburse Citi for certain expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against liabilities, including liabilities under federal securities laws, arising from Citi's engagement.

        Citi and its affiliates in the past have provided, currently are providing and in the future may provide services to Crosstex, the Partnership, Devon and their respective affiliates unrelated to the proposed transactions, for which services Citi and its affiliates received and may receive compensation, including during the two-year period prior to the date of its opinion, (i) having acted in March 2013 and currently acting as sole participant in a bilateral facility of Crosstex, as joint bookrunner with respect to certain equity and debt offerings of the Partnership in 2012 and 2013 and as co-manager of certain debt offerings of Devon in 2012 and (ii) acting as a lender under existing revolving credit facilities of the Partnership and Devon. During such two-year period, Citi received for such investment banking services unrelated to the proposed transactions aggregate fees of approximately $5.6 million from Crosstex, the Partnership and their respective affiliates and approximately $1.9 million from Devon and its affiliates. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of Crosstex, the Partnership and Devon for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Crosstex, the Partnership, Devon and their respective affiliates.

        The method of selection of Citi as Crosstex's financial advisor in connection with the proposed transactions was through the recommendation of Crosstex's management and concurrence of the Crosstex Board based on Citi's familiarity with Crosstex and its business through its historical relationship with Crosstex over the past several years and its reputation and experience. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Opinion of the Financial Advisor to the Crosstex Special Committee

        In connection with the proposed transactions, the Crosstex Special Committee retained Evercore to act as financial advisor to the Crosstex Special Committee in connection with its evaluation of the proposed transactions. In connection with this engagement, the Crosstex Special Committee requested that Evercore evaluate the fairness, from a financial point of view, of the Crosstex Merger Consideration to be received by the Crosstex stockholders in connection with the Crosstex merger. On October 20, 2013, at a meeting of the Crosstex Special Committee held to evaluate the proposed transactions, Evercore delivered to the Crosstex Special Committee an oral opinion, confirmed by delivery of a written opinion dated October 20, 2013, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations and qualifications described in its opinion, the Crosstex Merger Consideration to be received by the Crosstex stockholders was fair, from a financial point of view, to such stockholders. For purposes of Evercore's opinion, Evercore evaluated the Crosstex Merger Consideration after taking into account, as a single integrated transaction, the Crosstex merger, the Devon merger (through which 50% of Devon's Midstream Business will be transferred to EnLink Midstream) and the contribution (through which the remaining 50% of Devon's Midstream Business will be transferred to the Partnership).

        The full text of the written opinion of Evercore, dated as of October 20, 2013, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex G to this proxy statement/prospectus and is incorporated by reference in its entirety into this proxy statement/prospectus. You are urged to read Evercore's opinion carefully and in its entirety. Evercore's opinion was addressed to, and provided for the information and benefit of, the Crosstex Special Committee (in its capacity as such), and, at the request of the Crosstex Special Committee, the Crosstex Board, in connection with their evaluation of the fairness of the Crosstex Merger Consideration to the Crosstex stockholders from a financial point of view, and did not address any other aspects or implications of the mergers and the contribution. Evercore's opinion should not be construed as creating any fiduciary duty on Evercore's part to any party, and such opinion is not intended to be, and does not constitute, a recommendation to the Crosstex Special Committee or to any other persons in respect of the mergers, including as to how any holder of shares of the Crosstex common stock should act or vote in respect of the mergers and the contribution. Evercore's opinion does not address the relative merits of the mergers as compared to any other business or financial strategies that might be available to Crosstex, nor does it address the underlying business decision of Crosstex to engage in the mergers. Finally, Evercore did not express any opinion as to the price at which the Crosstex common stock will trade at any time. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex G.

        In connection with rendering its opinion and performing its related financial analysis, Evercore, among other things:

  •
  Reviewed a draft of the Merger Agreement dated October 20, 2013;

  •
  Reviewed a draft of the Contribution Agreement dated October 20, 2013;

  •
  Reviewed a draft of the First Amended and Restated Operating Agreement of EnLink Midstream dated October 17, 2013;

  •
  Reviewed a draft of the First Amended and Restated Limited Liability Company Agreement of EnLink Midstream Manager, LLC dated October 16, 2013;

  •
  Reviewed a draft of the form of Amendment No. 5 to Sixth Amended and Restated Agreement of Limited Partnership of the Partnership dated October 20, 2013;

  •
  Reviewed a draft of the Limited Liability Company Agreement of Midstream Holdings GP dated October 17, 2013;

  •
  Reviewed a draft of the First Amended and Restated Agreement of Limited Partnership of Midstream Holdings dated October 19, 2013;

  •
  Reviewed a draft of the Unitholder Agreement dated October 17, 2013

  •
  Reviewed a draft of the First Offer Agreement dated October 19, 2013;

  •
  Reviewed a draft of the Expense Reimbursement Agreement dated October 20, 2013;

  •
  Reviewed a draft of the Preferential Rights Agreement dated October 20, 2013;

  •
  Reviewed certain publicly available business, operating and financial information relating to Crosstex, the Partnership and Midstream Holdings that Evercore deemed to be relevant;

  •
  Reviewed certain non-public projected financial data relating to Crosstex, the Partnership and Midstream Holdings that were furnished to Evercore by management of Crosstex and Devon;

  •
  Reviewed certain non-public historical and projected operating data relating to Crosstex, the Partnership and Midstream Holdings that were furnished to Evercore by management of Crosstex and Devon;

  •
  Discussed the past and current operations, financial projections and current financial condition of Crosstex, the Partnership and Midstream Holdings with management of Crosstex (including management's views on the risks and uncertainties of achieving such projections);

  •
  Reviewed the reported prices and the historical trading activity of Crosstex common stock and the Partnership common units;

  •
  Performed a discounted cash flow analysis utilizing financial projections for Crosstex, the Partnership and Midstream Holdings;

  •
  Compared the financial performance of Crosstex, the Partnership and Midstream Holdings and certain of their respective market trading metrics, as applicable, with those of certain publicly traded partnerships and their securities that Evercore deemed relevant;

  •
  Compared the financial performance of Crosstex, the Partnership and Midstream Holdings and the valuation multiples implied by the mergers with those of certain other transactions that Evercore deemed relevant;

  •
  Compared the relative contribution by each of Crosstex, the Partnership and Midstream Holdings to the pro forma EnLink Midstream with the relative ownership as implied by the Crosstex Merger Consideration using certain financial metrics Evercore deemed relevant; and

  •
  Performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

        For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumed no liability therefor. With respect to the projected financial data relating to Crosstex, the Partnership and Midstream Holdings, Evercore assumed that such data had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Crosstex, the Partnership and Midstream Holdings as to the future financial performance of the companies under the alternative business assumptions reflected therein. Evercore relied, at Crosstex's direction, without independent verification, upon the assessments of the management of Crosstex as to the future financial and operating performance of EnLink Midstream, Crosstex, the Partnership and Midstream Holdings and Evercore assumed that EnLink Midstream, Crosstex, the Partnership and Midstream Holdings will realize the synergies and benefits that they expect to realize from the mergers and the contribution. Evercore expresses no view as to any projected financial data relating to Crosstex, the Partnership or Midstream Holdings or the assumptions on which they are based

        For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement and the contribution agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and the contribution agreement and that all conditions to the consummation of the mergers and the contribution will be satisfied without material waiver or modification thereof. Additionally, Evercore assumed that the mergers are consummated concurrently and that the contribution is consummated immediately following the consummation of the mergers. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the mergers and the contribution will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Crosstex, the Partnership or Midstream Holdings or the consummation of the mergers or the contribution or materially reduce the benefits of the mergers or the contribution to EnLink Midstream or the Partnership. Evercore assumed the final versions of all documents reviewed by it in draft form conform in all material respects to the drafts reviewed by it.

        Evercore did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of Crosstex, EnLink Midstream, the Partnership or Midstream Holdings, nor was Evercore furnished with any such appraisals, nor has it evaluated the solvency or fair value of Crosstex, EnLink Midstream, the Partnership and Midstream Holdings under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore's opinion is necessarily based upon information made available to it as of the date of the opinion and financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and as could be evaluated on the date of the opinion. It is understood that subsequent developments may affect Evercore's opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

        Evercore was not asked to opine upon, and expressed no opinion with respect to, any matter other than the fairness of the Crosstex Merger Consideration, from a financial point of view, as of the date of the opinion, to holders of Crosstex common stock. Evercore did not express any view on, and its opinion did not address, the fairness of the mergers to, or any consideration received in connection therewith by, the holders of any other securities, or any creditors or other constituencies, of Crosstex, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Crosstex or any of the other parties to the merger agreement, or any class of such persons, whether relative to the Crosstex Merger Consideration or otherwise. Evercore has assumed that any modification to the structure of the mergers or contribution will not vary in any respect material to its analysis. Evercore's opinion does not address the relative merits of the mergers as compared to other business or financial strategies that might be available to Crosstex, nor does it address the underlying business decision of Crosstex to engage in the mergers. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of Crosstex common stock or any business combination or other extraordinary transaction involving Crosstex. Evercore's opinion does not constitute a recommendation to the Crosstex Special Committee or to any other persons in respect of the mergers, including as to how any Crosstex stockholder should vote or act in respect of the mergers. Evercore expresses no opinion herein as to the price at which Crosstex common stock, the EnLink Midstream Common Units or the Partnership common units will trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Crosstex and its advisors with respect to legal, regulatory, accounting and tax matters.

        Set forth below is a summary of the material financial analyses performed and reviewed by Evercore with the Crosstex Special Committee on October 20, 2013 in connection with rendering its oral opinion and the preparation of its written opinion letter dated October 20, 2013. Each analysis was provided to the Crosstex Special Committee. The following summary, however, does not purport to be a complete description of the analyses performed and reviewed by Evercore. In connection with arriving at its opinion, Evercore considered all of its analyses as a whole and the order of the analyses described and the results of these analyses do not represent any relative importance or particular weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data (including the closing prices for Crosstex common stock and Partnership common units) that existed on October 18, 2013 and is not necessarily indicative of current market conditions.

        The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to fully understand the financial analyses performed by Evercore. The tables alone do not constitute a complete description of the financial analyses performed by Evercore. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore's financial analyses.

Valuation of Midstream Holdings

        Evercore performed its analyses to derive an indicative valuation range for Midstream Holdings using the financial projections of Midstream Holdings provided by Devon management and discussed below under "Unaudited Financial Projections of Midstream Holdings."

        Discounted Cash Flow Analysis.    Evercore performed a discounted cash flow analysis of Midstream Holdings by valuing the cash flows to be received by Midstream Holdings for the period between January 1, 2014 and December 31, 2018 based on the projections provided by Devon management. Additionally, Evercore performed a discounted cash flow analysis of the operational synergies as identified by Crosstex management associated with the mergers.

        Evercore calculated the implied Enterprise Value range for Midstream Holdings by using a range of discount rates with a mid-point equal to Midstream Holdings' Weighted Average Cost of Capital ("WACC"), as estimated by Evercore based on the Capital Asset Pricing Model ("CAPM"), and terminal values as of December 31, 2018, based on a range of estimated EBITDA exit multiples and perpetuity growth rates. Evercore assumed a range of discount rates of 7.0% to 8.0%, and for terminal values, a range of EBITDA multiples of 9.5x to 11.5x and a range of perpetuity growth rates of 1.5% to 2.0%. As of January 1, 2014, Evercore determined an implied Enterprise Value range of $3,328 million to $4,475 million.

        Additionally, Evercore calculated the valuation range for the operational synergies as identified by Crosstex management by using a range of discount rates with a mid-point equal to Midstream Holdings' WACC, as estimated by Evercore based on the CAPM, and terminal values as of December 31, 2018, based on a range of EBITDA exit multiples and perpetuity growth rates. Evercore assumed a range of discount rates of 7.0% to 8.0%, and for terminal values, a range of EBITDA multiples of 9.5x to 11.5x and a range of perpetuity growth rates of 1.5% to 2.0%. As of January 1, 2014, Evercore determined an implied valuation range of operational synergies of $182 million to $237 million. Adding the operational synergies value to the implied Enterprise Value range resulted in an Enterprise Value range of $3,509 million to $4,712 million. Evercore compared both Enterprise Value ranges to the implied value of Midstream Holdings implied by the mergers and the contribution of $4,700 million, which consists of Midstream Holdings assets valued at $4,800 million less a $100 million cash payment to the Crosstex stockholders.

        Precedent M&A Transaction Analysis.    Evercore reviewed selected publicly available information for corporate-level and asset-level natural gas midstream transactions over $400 million in transaction value announced between April 2010 and April 2013 and selected two corporate-level transactions and 17 asset-level transactions involving assets or companies that Evercore deemed to have certain characteristics that are similar to those of Midstream Holdings, although Evercore noted that none of the selected transactions or the selected companies that participated in the selected transactions were directly comparable to Midstream Holdings. The selected transactions are set forth in the table below.

Date Announced	Acquiror/Target (Seller)	Transaction Value ($ MM)
Corporate Transactions
10/11	Kinder Morgan, Inc. / El Paso Corporation	$37,839
06/11	Energy Transfer Equity, L.P. / Southern Union Company	9,357
Asset Transactions
04/13	Atlas Pipeline Partners, L.P. / TEAK Midstream, L.L.C.	$1,000
02/13	Regency Energy Partners LP / Southern Union Gathering Company, LLC (Southern Union Company)	1,429
02/13	Western Gas Partners, LP / 33.75% Interest in Liberty and Rome Gas Gathering Systems (Anadarko Petroleum Corporation)	490
02/13	DCP Midstream Partners LP / Additional 47.0% Interest in Eagle Ford Joint Venture and Additional Interest in the Goliad Plant (DCP Midstream LLC)	856
01/13	Summit Midstream Partners / Bear Tracker Energy, LLC	513
11/12	Targa Resources Partners LP / Saddle Butte Pipeline, LLC	950
11/12	Atlas Pipeline Partners, L.P. / Cardinal Midstream L.L.C.	600
05/12	MarkWest Energy Partners, L.P. / Keystone Midstream Services, LLC (Stonehenge Energy Resources, L.P., Rex Energy Corporation, Summit Discovery Resources II, LLC)	512
04/12	PennVirginia Resource Partners, L.P. / Chief Gathering LLC	1,253
03/12	Williams Partners L.P. / Caiman Eastern Midstream LLC	2,500
01/12	Western Gas Partners L.P. / Red Desert Complex (Anadarko Petroleum Corporation)	483
05/11	Kinder Morgan Energy Partners, L.P. / 50% Interest in KinderHawk Field Services and 25% of Eagle Ford Midstream (Petrohawk Energy Corporation)	920
03/11	Energy Transfer Partners, L.P. and Regency Energy Partners LP / Louis Dreyfus Highbridge Energy LLC	1,925
03/11	Anadarko Petroleum Corp / 93% Interest in Wattenburg Processing Plant (BP plc)	576
07/10	Enbridge Energy Partners, L.P. / Elk City Gathering and Processing System (Atlas Pipeline Partners, LP)	686
04/10	Kinder Morgan Energy Partners, L.P. / 50% interest in Haynesville Gathering & Treating Business (Petrohawk Energy)	875
04/10	Enterprise Products Partners, L.P. / M2 Midstream LLC (Yorktown Partners)	1,200
        Evercore reviewed the historical EBITDA multiples paid in the selected transactions and derived a range of relevant implied multiples of Enterprise Value, which is defined as market value of equity, plus debt and preferred stock, less cash ("Enterprise Value" or "EV"), to EBITDA of 10.0x to 12.0x. Evercore then applied this range of selected multiples to estimated 2013 EBITDA and 2014 EBITDA for Midstream Holdings provided by Devon management. Evercore discounted valuations back to January 1, 2014 based on a 7.5% WACC and subtracted the present value of future growth capital expenditures based on a 7.5% WACC. As of January 1, 2014, this analysis indicated an implied Enterprise Value range of $3,976 million to $4,774 million. Adding the operational synergies value range of $182 million to $237 million to the implied Enterprise Value range resulted in an Enterprise Value range of $4,158 million to $5,011 million. Evercore compared both Enterprise Value ranges to the implied value of Midstream Holdings implied by the mergers and the contribution of $4,700 million.

        Peer Group Trading Analysis.    Evercore performed a peer group trading analysis of Midstream Holdings by reviewing and comparing the market values and trading multiples of the following 12 publicly traded partnerships that Evercore deemed to have certain characteristics that are similar to Midstream Holdings, based on size and asset base:

  •
  Access Midstream Partners, L.P.

  •
  American Midstream Partners, LP

  •
  Atlas Pipeline Partners, L.P.

  •
  Crestwood Midstream Partners LP

  •
  DCP Midstream Partners, LP

  •
  MarkWest Energy Partners, L.P.

  •
  Regency Energy Partners LP

  •
  Southcross Energy Partners, L.P.

  •
  Summit Midstream Partners, LP

  •
  Tallgrass Energy Partners, LP

  •
  Targa Resources Partners LP

  •
  Western Gas Partners, LP

        Although the peer group was compared to Midstream Holdings for purposes of this analysis, no company or partnership used in the peer group analysis is identical or directly comparable to Midstream Holdings. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

        For each of the peer group companies, Evercore calculated the following trading multiples:

  •
  Enterprise Value/2013 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2013;

  •
  Enterprise Value/2014 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2014;

  •
  Enterprise Value/2015 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2015;

  •
  2013 Distribution Yield, which is defined as the estimated distribution per limited partner unit for the calendar year 2013 divided by the common unit price as of October 18, 2013;

  •
  2014 Distribution Yield, which is defined as the estimated distribution per limited partner unit for the calendar year 2014 divided by the common unit price as of October 18, 2013; and

  •
  2015 Distribution Yield, which is defined as the estimated distribution per limited partner unit for the calendar year 2015 divided by the common unit price as of October 18, 2013.

        The mean and median trading multiples are set forth below. The table also includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of Midstream Holdings noted by Evercore.

Benchmark	Mean	Median
EV/2013 EBITDA	16.2x	16.0x
EV/2014 EBITDA	11.5x	12.3x
EV/2015 EBITDA	9.4x	9.4x
2013 Distribution Yield	5.9%	5.7%
2014 Distribution Yield	6.5%	6.2%
2015 Distribution Yield	7.0%	7.0%

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
EV/2013 EBITDA	14.0x - 16.0x	$5,702 - $6,517
EV/2014 EBITDA	10.5x - 12.5x	$4,408 - $5,247
EV/2015 EBITDA	9.0x - 11.0x	$3,856 - $4,713
2013 Distribution Yield	6.5% - 5.5%	$3,853 - $4,553
2014 Distribution Yield	7.0% - 6.0%	$3,486 - $4,067
2015 Distribution Yield	7.5% - 6.5%	$3,656 - $4,219

        Evercore applied the relevant multiples to Midstream Holdings 2013, 2014 and 2015 EBITDA and applied the relevant yields to Midstream Holdings 2013, 2014 and 2015 Unlevered Distributable Cash Flow to determine an implied Enterprise Value range of $4,160 million to $4,886 million. Adding the operational synergies value range of $182 million to $237 million to the implied Enterprise Value range resulted in an Enterprise Value range of $4,342 million to $5,122 million. Evercore compared both Enterprise Value ranges to the implied value of Midstream Holdings implied by the mergers and the contribution of $4,700 million.

Valuation of the Partnership

        Projections of the Partnership.    Evercore performed its analyses to derive an indicative valuation range for the Partnership using the unaudited financial projections of the Partnership discussed below under "Unaudited Financial Projections of the Crosstex Companies—Unaudited Financial Projections of the Partnership" under two separate projected operating scenarios of the Partnership (the Partnership Moderate Growth Case and the Partnership Higher Growth Case).

        Discounted Cash Flow Analysis.    Evercore performed a discounted cash flow analysis of the Partnership by valuing the distributions per limited partner unit to be received by the Partnership unitholders for the period between January 1, 2014 and December 31, 2017 based on the financial projections of the Partnership provided by management of the Crosstex Companies under both the Partnership Moderate Growth Case and the Partnership Higher Growth Case. Evercore calculated the relevant value of the Partnership common units using a range of discount rates with a mid-point equal to the Partnership's Equity Cost of Capital, as estimated by Evercore based on CAPM, and terminal exit yield as of December 31, 2017, based on the Partnership's 52-week distribution yield range of 6.0% to 9.8% and its average yield of 7.5%. Evercore assumed a range of discount rates of 8.0% to 9.0% and a range of terminal exit yields of 7.0% to 8.0%. Evercore determined an implied value range of $20.13 to $22.99 per Partnership common unit under the Partnership Moderate Growth Case and an implied range of $23.10 to $26.42 per Partnership common unit under the Partnership Higher Growth Case, as compared to the closing price of $20.35 per Partnership common unit on October 18, 2013.

        Precedent M&A Transaction Analysis.    Evercore reviewed selected publicly available information for non-FERC regulated natural gas midstream transactions over $400 million in transaction value announced between April 2010 and April 2013 and selected 17 transactions involving assets that Evercore deemed to have certain characteristics that are similar to those of the Partnership, although Evercore noted that none of the selected transactions or the selected companies that participated in the selected transactions were directly comparable to the Partnership. The selected transactions are set forth in the table below.

Date Announced	Acquiror/Target (Seller)	Transaction Value ($ MM)
04/13	Atlas Pipeline Partners, L.P. / TEAK Midstream, L.L.C.	$1,000
02/13	Regency Energy Partners LP / Southern Union Gathering Company, LLC (Southern Union Company)	1,429
02/13	Western Gas Partners, LP / 33.75% Interest in Liberty and Rome Gas Gathering Systems (Anadarko Petroleum Corporation)	490
02/13	DCP Midstream Partners LP / Additional 47.0% Interest in Eagle Ford Joint Venture and Additional Interest in the Goliad Plant (DCP Midstream LLC)	856
01/13	Summit Midstream Partners / Bear Tracker Energy, LLC	513
11/12	Targa Resources Partners LP / Saddle Butte Pipeline, LLC	950
11/12	Atlas Pipeline Partners, L.P. / Cardinal Midstream L.L.C.	600
05/12	MarkWest Energy Partners, L.P. / Keystone Midstream Services, LLC (Stonehenge Energy Resources, L.P., Rex Energy Corporation, Summit Discovery Resources II, LLC)	512
04/12	PennVirginia Resource Partners, L.P. / Chief Gathering LLC	1,253
03/12	Williams Partners L.P. / Caiman Eastern Midstream LLC	2,500
01/12	Western Gas Partners L.P. / Red Desert Complex (Anadarko Petroleum Corporation)	483
05/11	Kinder Morgan Energy Partners, L.P. / 50% Interest in KinderHawk Field Services and 25% of Eagle Ford Midstream (Petrohawk Energy Corporation)	920
03/11	Energy Transfer Partners, L.P. and Regency Energy Partners LP / Louis Dreyfus Highbridge Energy LLC	1,925
03/11	Anadarko Petroleum Corp / 93% Interest in Wattenburg Processing Plant (BP plc)	576
07/10	Enbridge Energy Partners, L.P. / Elk City Gathering and Processing System (Atlas Pipeline Partners, LP)	686
04/10	Kinder Morgan Energy Partners, L.P. / 50% interest in Haynesville Gathering & Treating Business (Petrohawk Energy)	875
04/10	Enterprise Products Partners, L.P. / M2 Midstream LLC (Yorktown Partners)	1,200

        Evercore reviewed the historical EBITDA multiples paid in the selected transactions and derived a range of relevant implied multiples of Enterprise Value to EBITDA of 10.5x to 12.5x. Evercore then applied this range of selected multiples to estimated 2014 EBITDA for the Partnership under both the Partnership Moderate Growth Case and the Partnership Higher Growth Case. Evercore discounted valuations back to January 1, 2014 based on an 8.0% WACC. After adjusting for net debt and units assumed to be outstanding as of January 1, 2014, this analysis indicated equity price ranges of $13.39 to $17.79 per Partnership common unit under the Partnership Moderate Growth Case and indicated equity price ranges of $14.37 to $18.94 per Partnership common unit under the Partnership Higher Growth Case, as compared to the closing price of $20.35 per Partnership common unit on October 18, 2013.

        Peer Group Trading Analysis.    Evercore performed a peer group trading analysis of the Partnership by reviewing and comparing the market values and trading multiples of the following 12 publicly traded partnerships that Evercore deemed to have certain characteristics that are similar to the Partnership, based on size and asset base:

  •
  Access Midstream Partners, L.P.

  •
  American Midstream Partners, LP

  •
  Atlas Pipeline Partners, L.P.

  •
  Crestwood Midstream Partners LP

  •
  DCP Midstream Partners, LP

  •
  MarkWest Energy Partners, L.P.

  •
  Regency Energy Partners LP

  •
  Southcross Energy Partners, L.P.

  •
  Summit Midstream Partners, LP

  •
  Tallgrass Energy Partners, LP

  •
  Targa Resources Partners LP

  •
  Western Gas Partners, LP

        Although the peer group was compared to the Partnership for purposes of this analysis, no company or partnership used in the peer group analysis is identical or directly comparable to the Partnership. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

        For each of the peer group companies, Evercore calculated the following trading multiples:

  •
  Enterprise Value/2013 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2013;

  •
  Enterprise Value/2014 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2014;

  •
  Enterprise Value/2015 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2015;

  •
  2013 Distribution Yield, which is defined as the estimated distribution per limited partner unit for the calendar year 2013 divided by the common unit price as of October 18, 2013;

  •
  2014 Distribution Yield, which is defined as the estimated distribution per limited partner unit for the calendar year 2014 divided by the common unit price as of October 18, 2013; and

  •
  2015 Distribution Yield, which is defined as the estimated distribution per limited partner unit for the calendar year 2015 divided by the common unit price as of October 18, 2013.

The mean and median trading multiples are set forth below. The table also includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of the Partnership noted by Evercore.

Benchmark	Mean	Median
EV/2013 EBITDA	16.2x	16.0x
EV/2014 EBITDA	11.5x	12.3x
EV/2015 EBITDA	9.4x	9.4x
2013 Distribution Yield	5.9%	5.7%
2014 Distribution Yield	6.5%	6.2%
2015 Distribution Yield	7.0%	7.0%

Partnership Moderate Growth Case

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
EV/2013 EBITDA	14.0x - 16.0x	$3,171 - $3,624
EV/2014 EBITDA	10.5x - 12.5x	$2,988 - $3,558
EV/2015 EBITDA	9.0x - 11.0x	$3,300 - $4,034
2013 Distribution Yield	6.5% - 5.5%	$3,242 - $3,620
2014 Distribution Yield	7.0% - 6.0%	$3,614 - $4,023
2015 Distribution Yield	7.5% - 6.5%	$4,351 - $4,842

Partnership Higher Growth Case

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
EV/2013 EBITDA	14.0x - 16.0x	$3,131 - $3,578
EV/2014 EBITDA	10.5x - 12.5x	$3,112 - $3,704
EV/2015 EBITDA	9.0x - 11.0x	$3,956 - $4,835
2013 Distribution Yield	6.5% - 5.5%	$3,275 - $3,660
2014 Distribution Yield	7.0% - 6.0%	$3,882 - $4,337
2015 Distribution Yield	7.5% - 6.5%	$5,306 - $5,945

        Evercore applied the relevant multiples to the Partnership estimated 2013, 2014 and 2015 EBITDA and applied the relevant yields to the Partnership estimated 2013, 2014 and 2015 Distributable Cash Flow to determine a selected Enterprise Value range of $3,444 million to $3,950 million under the Partnership Moderate Growth Case and a selected Enterprise Value range of $3,777 million to $4,343 million under the Partnership Higher Growth Case. After adjusting for net debt and units assumed to be outstanding as of January 1, 2014, Evercore determined an implied equity value range of $19.04 to $23.25 per Partnership common unit under the Partnership Moderate Growth Case and an implied equity value range of $21.83 to $26.55 per Partnership common unit under the Partnership Higher Growth Case, as compared to the closing price of a Partnership common unit of $20.35 on October 18, 2013.

Valuation of Crosstex

        Projections of Crosstex.    Evercore performed its analyses to derive an indicative valuation range for the Crosstex common stock using the unaudited financial projections of Crosstex discussed below under "Unaudited Financial Projections of the Crosstex Companies—Unaudited Financial Projections of Crosstex" under two separate projected operating scenarios (the Crosstex Moderate Growth Case and the Crosstex Higher Growth Case), which incorporate the assumptions discussed below under "Opinion of Evercore to the Crosstex Special Committee—Unaudited Financial Projections of the Crosstex Companies—General."

        Discounted Cash Flow Analysis.    Evercore performed a discounted cash flow analysis of Crosstex's general partner interest by valuing the general partner incentive distribution rights ("GP IDR") cash flows to be received by Crosstex for the period between January 1, 2014 and December 31, 2017 based on the financial forecast for Crosstex provided by Crosstex management under both the Crosstex Moderate Growth Case and the Crosstex Higher Growth Case. Evercore calculated the relevant value of Crosstex's general partner interest using a range of discount rates with a mid-point equal to Crosstex's Equity Cost of Capital, as estimated by Evercore based on CAPM, and cash flow exit multiples as of December 31, 2017. Evercore assumed a range of discount rates of 14.0% to 16.0% and a range of cash flow exit multiples of 17.0x to 21.0x. As of January 1, 2014, after adjusting for the present value of selling, general and administrative expenses, other expenses and cash taxes and adjusting for outstanding shares, Evercore determined an implied value per share of Crosstex common stock of Crosstex's general partner interest in the Partnership of $9.29 to $11.94 under the Crosstex Moderate Growth Case and an implied value per share of Crosstex common stock of $20.03 to $25.80 under the Crosstex Higher Growth Case. Evercore then calculated the value of the Partnership common units owned by Crosstex based on the previously reviewed valuation of Partnership common units. Under the Crosstex Moderate Growth Case, Evercore determined the implied per share value of Partnership common units held by Crosstex to be $6.72 to $7.68 which, when combined with the general partner interest value per share of Crosstex common stock, results in a total implied value of Crosstex common stock of $16.01 to $19.61 per share, as compared to the closing price of Crosstex common stock of $20.60 on October 18, 2013. Under the Crosstex Higher Growth Case, Evercore determined the implied per share value of Partnership common units held by Crosstex to be $7.71 to $8.82 which, when combined with the general partner interest value per share of Crosstex common stock, results in a total implied value of Crosstex common stock of $27.74 to $34.62 per share, as compared to the closing price of Crosstex common stock of $20.60 on October 18, 2013.

        Precedent M&A Transaction Analysis.    To derive an implied value per share of Crosstex common stock of Crosstex's general partner interest in the Partnership, Evercore reviewed selected publicly available information for transactions of general partners of natural gas midstream business in which a controlling interest was acquired between January 1997 and May 2013 and selected 31 transactions involving general partners that Evercore deemed to have certain characteristics that are similar to those of Crosstex, although Evercore noted that none of the selected transactions or the selected general partners that participated in the selected transactions were directly comparable to Crosstex. The selected transactions are set forth in the table below.

Date Announced	Acquiror/Target	Transaction Value ($ MM)
05/13	Inergy, L.P. / Crestwood Midstream Partners LP general partner	$450
09/10	Penn Virginia Resource Partners L.P. / Penn Virginia GP Holdings, L.P.	957
09/10	Natural Resources Partners L.P. / Natural Resources Partners L.P.'s GP	864
09/10	Enterprise Products Partners L.P. / Enterprise GP Holdings L.P.	8,028
08/10	Inergy, L.P. / Inergy Holdings, L.P.	2,063
07/10	Crestwood Midstream Partners II, LLC / Quicksilver Gas Services LP's general partner	701
06/10	Buckeye Partners, L.P. / Buckeye GP Holdings L.P.	1,139
05/10	Energy Transfer Equity, L.P. / Regency Energy Partners LP	300
12/09	Quintana Capital Group / Denbury Resources Inc. (Genesis Energy, L.P.—Class A Interests)	85
04/09	Harold Hamm / Hiland Holdings GP, LP	20
03/09	Magellan Midstream Partners / Magellan Midstream Holdings	1,227
09/07	MarkWest Energy Partners / MarkWest Hydrocarbon Inc.	734
06/07	ArcLight Capital Partners, Kelso & Company, Lehman Brothers / Buckeye GP Holdings (62%)	412
06/07	GE Energy Financial Services / Regency Energy Partners LP	603
05/07	Enterprise GP Holdings LP / TEPPCO Partners, L.P.	1,100
06/06	Suburban Propane Partners, L.P. / Suburban Energy Services Group LLC	76
06/06	Plains All American Pipeline, L.P. / Pacific Energy Partners, L.P.	700
02/05	EPCO, Inc. / TEPPCO Partners, L.P.	1,100
11/04	Valero L.P. / Kaneb Services, LLC	233
09/04	ONEOK / 82.5% of Northern Border G.P.	155
03/04	Riverstone / Glenmore, Ltd (Buckeye GP)	235
11/03	Affiliates of Energy Transfer Company / Heritage Propane Partners	30
04/03	Madison Dearborn & Riverstone / Williams Energy Partners	100
05/02	Management Group / 74.1% of Alliance Resource Partners' GP (Beacon Group)	5
07/01	Investor Group / 54% of Plains All American	41
03/00	Duke Energy Field Services / TEPPCO Partners, L.P.	225
05/99	Management Group / Suburban Propane Partners, L.P.	6
04/99	Columbia Propane, L.P. / National Propane Partners, L.P.	18
03/98	El Paso Energy Corporation / Leviathan Gas Pipeline Partners, L.P.	265
10/97	Kinder Morgan Energy Partners, L.P. / Santa Fe Pacific Pipeline Partners, L.P.	85
01/97	Kinder Morgan Energy Partners, L.P. / Enron Liquids Pipeline, L.P.	10

        Evercore reviewed the historical transaction value to run rate GP IDR cash flow multiples paid in the selected transactions and derived a range of relevant implied multiples of transaction value to GP IDR cash flow of 25.0x to 30.0x. Evercore then applied this range of selected multiples to estimated 2015 GP IDR cash flow for Crosstex under both the Crosstex Moderate Growth Case and the Crosstex Higher Growth Case. Evercore discounted valuations to January 1, 2014 based on a 14.0% WACC. After adjusting for net debt and shares assumed to be outstanding as of January 1, 2014, this analysis indicated equity price ranges for the GP IDR value per share of Crosstex common stock of $7.61 to $9.23 per share under the Crosstex Moderate Growth Case and indicated equity price ranges for the GP IDR value per share of Crosstex common stock of $17.81 to $21.47 under the Crosstex Higher Growth Case. To derive an indicative value of Crosstex common stock, Evercore included the value of the Partnership common units owned by Crosstex based on the previously-reviewed valuation of Partnership common units. Under the Crosstex Moderate Growth Case and after adjusting for shares assumed to be outstanding as of January 1, 2014, Evercore determined the implied per share value of Partnership common units held by Crosstex to be $4.47 to $5.94 which, when combined with the GP IDR value per share of Crosstex common stock, results in a total implied value of Crosstex common stock of $12.08 to $15.17 per share as compared to the closing price of Crosstex common stock of $20.60 per share on October 18, 2013. Under the Crosstex Higher Growth Case and after adjusting for shares assumed to be outstanding as of January 1, 2014, Evercore determined the implied per share value of Partnership common units held by Crosstex to be $4.80 to $6.32 which, when combined with the GP IDR value per share of Crosstex common stock, results in a total implied value of Crosstex common stock of $22.60 to $27.79 per share, as compared to the closing price of Crosstex common stock of $20.60 per share on October 18, 2013.

        Peer Group Trading Analysis.    Evercore performed a peer group trading analysis of Crosstex's general partner interest in the Partnership by reviewing and comparing the market values and trading multiples of the following eight publicly traded general partnerships that Evercore deemed to have certain characteristics that are similar to Crosstex's general partner interest:

  •
  Alliance Holdings GP, L.P.

  •
  Atlas Energy, L.P.

  •
  Energy Transfer Equity, L.P.

  •
  Crestwood Equity Partners LP

  •
  Kinder Morgan, Inc.

  •
  NuStar GP Holdings, LLC

  •
  Targa Resources Corp.

  •
  Western Gas Equity Partners, LP

        Although the peer group was compared to Crosstex's general partner interest in the Partnership for purposes of this analysis, no company or partnership used in the peer group analysis is identical or directly comparable to Crosstex's general partner interest in the Partnership. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

        For each of the peer group companies, Evercore calculated the following trading multiples:

  •
  Enterprise Value/2013 GP IDR, which is defined as Enterprise Value of the general partner interest only divided by estimated GP IDR for the calendar year 2013;

  •
  Enterprise Value/2014 GP IDR, which is defined as Enterprise Value of the general partner interest only divided by estimated GP IDR for the calendar year 2014; and

  •
  Enterprise Value/2015 GP IDR, which is defined as Enterprise Value of the general partner interest only divided by estimated GP IDR for the calendar year 2015.

        The mean and median trading multiples are set forth below. The table also includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of Crosstex's general partner interest noted by Evercore.

Benchmark	Mean	Median
EV/2013 GP IDR	38.9x	23.6x
EV/2014 GP IDR	26.3x	20.4x
EV/2015 GP IDR	21.1x	19.2x

Crosstex Moderate Growth Case

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
EV/2013 GP IDR	35.0x - 45.0x	$312 - $401
EV/2014 GP IDR	25.0x - 30.0x	$348 - $418
EV/2015 GP IDR	19.0x - 24.0x	$393 - $497

Crosstex Higher Growth Case

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
EV/2013 GP IDR	35.0x - 45.0x	$344 - $442
EV/2014 GP IDR	25.0x - 30.0x	$387 - $465
EV/2015 GP IDR	19.0x - 24.0x	$889 - $1,123

        Evercore applied the relevant multiples to Crosstex's estimated GP IDR cash flow for 2013, 2014 and 2015 to determine a selected Enterprise Value range of $351 million to $438 million under the Crosstex Moderate Growth Case and an implied Enterprise Value range of $540 million to $676 million under the Crosstex Higher Growth Case. After adjusting for net debt and shares assumed to be outstanding as of January 1, 2014, Evercore determined an indicated equity price range for the GP IDR value per share of Crosstex common stock of $6.65 to $8.42 per share under the Crosstex Moderate Growth Case and an indicated equity price range for the general partner value per share of Crosstex common stock of $10.49 to $13.26 per share under the Crosstex Higher Growth Case. To derive an indicative value of the Crosstex common stock, Evercore included the value of the Partnership common units owned by Crosstex based on the previously reviewed valuation of Partnership common units. Under the Crosstex Moderate Growth Case and after adjusting for shares assumed to be outstanding as of January 1, 2014, Evercore determined the implied per share value of Partnership common units held by Crosstex to be $6.36 to $7.76 which, when combined with the GP IDR value per share of Crosstex common stock results in a total implied value of Crosstex common stock of $13.00 to $16.19 per share as compared to the closing price of Crosstex common stock of $20.60 on October 18, 2013. Under the Crosstex Higher Growth Case and after adjusting for shares assumed to be outstanding as of January 1, 2014, Evercore determined the implied per share value of Partnership common units held by Crosstex to be $7.29 to $8.86 which, when combined with the GP IDR value per share of Crosstex common stock, results in a total implied value of Crosstex common stock of $17.78 to $22.13 per share as compared to the closing price of Crosstex common stock of $20.60 per share on October 18, 2013.

Pro Forma Valuation Analysis

        Evercore performed a pro forma valuation analysis of the combined entity, EnLink Midstream, with respect to the Crosstex stockholders' pro forma ownership of EnLink Midstream, using the unaudited financial projections of Crosstex discussed below under "Unaudited Financial Projections of the Crosstex Companies—Unaudited Financial Projections of Crosstex," the unaudited financial projections of the Partnership discussed below under "Unaudited Financial Projections of the Crosstex Companies—Unaudited Financial Projections of the Partnership," and the unaudited financial projections of Midstream Holdings discussed below under "Unaudited Financial Projections of Midstream Holdings." The "Pro Forma Moderate Growth Case" and "Pro Forma Higher Growth Case" incorporate the assumptions discussed below in "—Unaudited Financial Projections of the Crosstex Companies—General." The "Incremental Higher Growth Case" uses the assumptions relating to the Partnership Incremental Growth Case and the Crosstex Incremental Growth Case described under "Unaudited Projections of the Crosstex Companies." In addition, Evercore's pro forma valuation analysis of the EnLink Midstream incorporated the following assumptions:

  •
  The consummation of the mergers and the contribution on January 1, 2014.

  •
  The contribution by indirect wholly owned subsidiaries of Devon to the Partnership of a 50% limited partner interest and 100% general partner interest in Midstream Holdings is tax-free.

  •
  Operational synergies of $20 million per year and certain financial synergies resulting from an assumed lower cost of debt financing.

  •
  Additional assumptions as to the timing and financing of future drop downs to the Partnership from Crosstex and Devon.

  •
  Growth capital expenditures are financed 100% with debt at the pro forma borrowing cost of 5.0%.

  •
  Total distribution coverage equal to the Partnership's standalone distribution coverage pro forma for the mergers and the contribution.

Valuation of the Pro Forma Partnership

        When giving effect to the mergers and the contribution, the Partnership will be referred to as the "Pro Forma Partnership." Evercore performed a valuation analysis of EnLink Midstream by valuing the pro forma equity value of the general partner interest in the Pro Forma Partnership per EnLink Midstream Common Unit, the pro forma equity value of the common units representing limited partner interests in the Pro Forma Partnership (the "Pro Forma Partnership Common Units") per EnLink Midstream Common Unit and adding in the Crosstex Cash Consideration, which is effectively the consideration received per share of Crosstex common stock.

        Discounted Cash Flow Analysis.    Evercore performed a discounted cash flow analysis of the Pro Forma Partnership by valuing the distributions per limited partner unit to be received by Pro Forma Partnership unitholders for the period between January 1, 2014 and December 31, 2017 based on the financial forecast for the Pro Forma Partnership provided by the Partnership's management under the Pro Forma Moderate Growth Case, the Pro Forma Higher Growth Case, and the Pro Forma Incremental Higher Growth Case. Evercore calculated the relevant value of a Pro Forma Partnership Common Unit using a range of discount rates with a mid-point equal to the Partnership's Equity Cost of Capital, as estimated by Evercore based on CAPM, and terminal exit yield as of December 31, 2017, based on the Partnership's 52-week distribution yield range of 6.0% to 9.8% and its average yield of 7.5%. Evercore assumed a range of discount rates of 8.0% to 9.0% and a range of terminal exit yields of 7.0% to 8.0%. Evercore determined an implied value range of $21.86 to $24.96 per Pro Forma Partnership Common Unit under the Pro Forma Moderate Growth Case, an implied range of $23.40 to $26.75 per Pro Forma Partnership Common Unit under the Pro Forma Higher Growth Case and an implied range of $26.66 to $30.50 per Pro Forma Partnership Common Unit under the Pro Forma Incremental Higher Growth Case.

        Precedent M&A Transaction Analysis.    Evercore reviewed selected publicly available information for non-FERC regulated natural gas midstream transactions over $400 million in transaction value announced between April 2010 and April 2013 and selected 17 transactions involving assets that Evercore deemed to have certain characteristics that are similar to those of the Pro Forma Partnership, although Evercore noted that none of the selected transactions or the selected companies that participated in the selected transactions were directly comparable to the Pro Forma Partnership. The selected transactions are set forth in the table below.

Date Announced	Acquiror/Target (Seller)	Transaction Value ($ MM)
04/13	Atlas Pipeline Partners, L.P. / TEAK Midstream, L.L.C.	$1,000
02/13	Regency Energy Partners LP / Southern Union Gathering Company, LLC (Southern Union Company)	1,429
02/13	Western Gas Partners, LP / 33.75% Interest in Liberty and Rome Gas Gathering Systems (Anadarko Petroleum Corporation)	490
02/13	DCP Midstream Partners LP / Additional 47.0% Interest in Eagle Ford Joint Venture and Additional Interest in the Goliad Plant (DCP Midstream LLC)	856
01/13	Summit Midstream Partners / Bear Tracker Energy, LLC	513
11/12	Targa Resources Partners LP / Saddle Butte Pipeline, LLC	950
11/12	Atlas Pipeline Partners, L.P. / Cardinal Midstream L.L.C.	600
05/12	MarkWest Energy Partners, L.P. / Keystone Midstream Services, LLC (Stonehenge Energy Resources, L.P., Rex Energy Corporation, Summit Discovery Resources II, LLC)	512
04/12	PennVirginia Resource Partners, L.P. / Chief Gathering LLC	1,253
03/12	Williams Partners L.P. / Caiman Eastern Midstream LLC	2,500
01/12	Western Gas Partners L.P. / Red Desert Complex (Anadarko Petroleum Corporation)	483
05/11	Kinder Morgan Energy Partners, L.P. / 50% Interest in KinderHawk Field Services and 25% of Eagle Ford Midstream (Petrohawk Energy Corporation)	920
03/11	Energy Transfer Partners, L.P. and Regency Energy Partners LP / Louis Dreyfus Highbridge Energy LLC	1,925
03/11	Anadarko Petroleum Corp / 93% Interest in Wattenburg Processing Plant (BP plc)	576
07/10	Enbridge Energy Partners, L.P. / Elk City Gathering and Processing System (Atlas Pipeline Partners, LP)	686
04/10	Kinder Morgan Energy Partners, L.P. / 50% interest in Haynesville Gathering & Treating Business (Petrohawk Energy)	875
04/10	Enterprise Products Partners, L.P. / M2 Midstream LLC (Yorktown Partners)	1,200

        Evercore reviewed the historical EBITDA multiples paid in the selected transactions and derived a range of relevant implied multiples of Enterprise Value to EBITDA of 10.5x to 12.5x. Evercore then applied this range of selected multiples to estimated 2014 EBITDA for the Pro Forma Partnership under the Pro Forma Moderate Growth Case, the Pro Forma Higher Growth Case, and the Pro Forma Incremental Higher Growth Case. Evercore discounted valuations back to January 1, 2014 based on an 8.0% WACC. After adjusting for net debt and units assumed to be outstanding as of January 1, 2014, this analysis indicated equity price ranges of $15.96 to $19.92 per Pro Forma Partnership Common Unit under the Partnership Moderate Growth Case, of $16.44 to $20.49 per Pro Forma Partnership Common Unit under the Pro Forma Higher Growth Case, and of $19.81 to $24.50 per Pro Forma Partnership Common Unit under the Pro Forma Incremental Higher Growth Case.

        Peer Group Trading Analysis.    Evercore performed a peer group trading analysis of the Pro Forma Partnership by reviewing and comparing the market values and trading multiples of the following 12 publicly traded partnerships that Evercore deemed to have certain characteristics that are similar to the Pro Forma Partnership, based on size and asset base:

  •
  Access Midstream Partners, L.P.

  •
  American Midstream Partners, LP

  •
  Atlas Pipeline Partners, L.P.

  •
  Crestwood Midstream Partners LP

  •
  DCP Midstream Partners, LP

  •
  MarkWest Energy Partners, L.P.

  •
  Regency Energy Partners LP

  •
  Southcross Energy Partners, L.P.

  •
  Summit Midstream Partners, LP

  •
  Tallgrass Energy Partners, LP

  •
  Targa Resources Partners LP

  •
  Western Gas Partners, LP

        Although the peer group was compared to the Pro Forma Partnership for purposes of this analysis, no company or partnership used in the peer group analysis is identical or directly comparable to the Pro Forma Partnership. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

        For each of the peer group companies, Evercore calculated the following trading multiples:

  •
  Enterprise Value/2014 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2014;

  •
  Enterprise Value/2015 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2015;

  •
  2014 Distribution Yield, which is defined as the estimated distribution per limited partner unit for the calendar year 2014 divided by the common unit price as of October 18, 2013; and

  •
  2015 Distribution Yield, which is defined as the estimated distribution per limited partner unit for the calendar year 2015 divided by the common unit price as of October 18, 2013.

        The mean and median trading multiples are set forth below. The table also includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of the Pro Forma Partnership noted by Evercore.

Benchmark	Mean	Median
EV/2014 EBITDA	11.5x	12.3x
EV/2015 EBITDA	9.4x	9.4x
2014 Distribution Yield	6.5%	6.2%
2015 Distribution Yield	7.0%	7.0%

Pro Forma Moderate Growth Case

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
EV/2014 EBITDA	10.5x - 12.5x	$5,402 - $6,431
EV/2015 EBITDA	9.0x - 11.0x	$6,909 - $8,444
2014 Distribution Yield	7.0% - 6.0%	$6,341 - $7,205
2015 Distribution Yield	7.5% - 6.5%	$8,482 - $9,609

Pro Forma Higher Growth Case

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
EV/2014 EBITDA	10.5x - 12.5x	$5,525 - $6,578
EV/2015 EBITDA	9.0x - 11.0x	$7,564 - $9,245
2014 Distribution Yield	7.0% - 6.0%	$6,603 - $7,510
2015 Distribution Yield	7.5% - 6.5%	$9,389 - $10,655

Pro Forma Incremental Higher Growth Case

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
EV/2014 EBITDA	10.5x - 12.5x	$6,400 - $7,619
EV/2015 EBITDA	9.0x - 11.0x	$9,064 - $11,079
2014 Distribution Yield	7.0% - 6.0%	$7,578 - $8,648
2015 Distribution Yield	7.5% - 6.5%	$11,121 - $12,654

        Evercore applied the relevant multiples to the Pro Forma Partnership estimated 2014 and 2015 EBITDA and applied the relevant yields to the Partnership's estimated 2014 and 2015 Distributable Cash Flow to determine a selected Enterprise Value range of $6,784 million to $7,922 million under the Pro Forma Moderate Growth Case, a selected Enterprise Value range of $7,270 million to $8,497 million under the Pro Forma Higher Growth Case, and a selected Enterprise Value range of $8,541 million to $10,000 million under the Pro Forma Incremental Higher Growth Case. After adjusting for net debt and units assumed to be outstanding as of January 1, 2014, Evercore determined an implied equity value range of $23.36 to $28.09 per Pro Forma Partnership Common Unit under the Pro Forma Moderate Growth Case, an implied equity value range of $25.39 to $30.49 per Pro Forma Partnership Common Unit under the Pro Forma Higher Growth Case, and an implied equity value range of $30.67 to $36.73 per Pro Forma Partnership Common Unit under the Pro Forma Incremental Higher Growth Case.

Valuation of Pro Forma EnLink Midstream General Partner Interests

        Discounted Cash Flow Analysis.    Evercore performed a discounted cash flow analysis of EnLink Midstream GP IDR cash flows to be received by EnLink Midstream for the period between January 1, 2014 and December 31, 2017 based on the financial forecast for EnLink Midstream provided by Crosstex management under the Pro Forma Moderate Growth Case, the Pro Forma Higher Growth Case, and the Pro Forma Incremental Higher Growth Case. Evercore calculated the relevant value of EnLink Midstream's general partner interest in the Pro Forma Partnership using a range of discount rates with a mid-point equal to Crosstex's Equity Cost of Capital, as estimated by Evercore based on CAPM, and cash flow exit multiples as of December 31, 2017. Evercore assumed a range of discount rates of 14.0% to 16.0% and a range of cash flow exit multiples of 17.0x to 21.0x. In addition to the GP IDR value, Evercore included the valuation of Midstream Holdings cash flow held at EnLink

Midstream as of January 1, 2014 under the Pro Forma Moderate Case, the Pro Forma Higher Growth Case and the Pro Forma Incremental Higher Growth Case by assuming an 11.5x EBITDA multiple applied to Midstream Holdings estimated 2014 EBITDA discounted to January 1, 2014 at an 8.0% WACC. As of January 1, 2014, after adjusting for the present value of selling, general and administrative expenses, other expenses and cash taxes and adjusting for outstanding units of EnLink Midstream, Evercore determined the implied value per EnLink Midstream Common Unit of EnLink Midstream's general partner interest in the Pro Forma Partnership to be $21.13 to $23.43 under the Pro Forma Moderate Growth Case, an implied value of $23.99 to $27.13 per EnLink Midstream Common Unit under the Pro Forma Higher Growth Case, and an implied value of $30.35 to $35.37 EnLink Midstream Common Unit under the Pro Forma Incremental Higher Growth Case.

        Evercore then calculated the value of the Pro Forma Partnership Common Units owned by EnLink Midstream based on the previously reviewed valuation. Under the Pro Forma Moderate Growth Case and after adjusting for pro forma units assumed to be outstanding as of January 1, 2014, Evercore determined the implied value of EnLink Midstream's Pro Forma Partnership Common Units to be $2.18 to $2.49 per EnLink Midstream Common Unit which, when combined with the general partner interest value per EnLink Midstream Common Unit and the Crosstex Cash Consideration, results in a total implied value of $25.35 to $27.95 per EnLink Midstream Common Unit. Under the Pro Forma Higher Growth Case and after adjusting for pro forma units assumed to be outstanding as of January 1, 2014, Evercore determined the implied value of EnLink Midstream's Pro Forma Partnership Common Units to be $2.33 to $2.67 per EnLink Midstream Common Unit which, when combined with the general partner interest value per EnLink Midstream Common Unit and the Crosstex Cash Consideration, results in a total implied value for EnLink Midstream of $28.36 to $31.83. Under the Pro Forma Incremental Higher Growth Case and after adjusting for pro forma units assumed to be outstanding as of January 1, 2014, Evercore determined the implied value of EnLink Midstream's Pro Forma Partnership Common Units to be $2.66 to $3.04 per EnLink Midstream Common Unit which, when combined with the general partner interest value per EnLink Midstream Common Unit and the Crosstex Cash Consideration, results in a total implied value for EnLink Midstream of $35.05 to $40.44 per EnLink Midstream Common Unit. Evercore compared these valuation ranges to the closing price of Crosstex common stock of $20.60 per share on October 18, 2013.

        Precedent M&A Transaction Analysis.    To derive an implied value per EnLink Midstream Common Unit of EnLink Midstream's general partner interest in the Pro Forma Partnership, Evercore reviewed selected publicly available information for transactions of general partners of natural gas midstream business in which a controlling interest was acquired between January 1997 and May 2013 and selected 31 transactions involving general partners that Evercore deemed to have certain characteristics that are similar to those of EnLink Midstream, although Evercore noted that none of the selected transactions or the selected general partners that participated in the selected transactions were directly comparable to EnLink Midstream. The selected transactions are set forth in the table below.

Date Announced	Acquiror/Target	Transaction Value ($ MM)
05/13	Inergy, L.P. / Crestwood Midstream Partners LP general partner	$450
09/10	Penn Virginia Resource Partners L.P. / Penn Virginia GP Holdings, L.P.	957
09/10	Natural Resources Partners L.P. / Natural Resources Partners L.P.'s GP	864
09/10	Enterprise Products Partners L.P. / Enterprise GP Holdings L.P.	8,028
08/10	Inergy, L.P. / Inergy Holdings, L.P.	2,063
07/10	Crestwood Midstream Partners II, LLC / Quicksilver Gas Services LP's general partner	701
06/10	Buckeye Partners, L.P. / Buckeye GP Holdings L.P.	1,139
05/10	Energy Transfer Equity, L.P. / Regency Energy Partners LP	300
12/09	Quintana Capital Group / Denbury Resources Inc. (Genesis Energy, L.P.—Class A Interests)	85
04/09	Harold Hamm / Hiland Holdings GP, LP	20
03/09	Magellan Midstream Partners / Magellan Midstream Holdings	1,227
09/07	MarkWest Energy Partners / MarkWest Hydrocarbon Inc.	734
06/07	ArcLight Capital Partners, Kelso & Company, Lehman Brothers / Buckeye GP Holdings (62%)	412
06/07	GE Energy Financial Services / Regency Energy Partners LP	603
05/07	Enterprise GP Holdings LP / TEPPCO Partners, L.P.	1,100
06/06	Suburban Propane Partners, L.P. / Suburban Energy Services Group LLC	76
06/06	Plains All American Pipeline, L.P. / Pacific Energy Partners, L.P.	700
02/05	EPCO, Inc. / TEPPCO Partners, L.P.	1,100
11/04	Valero L.P. / Kaneb Services, LLC	233
09/04	ONEOK / 82.5% of Northern Border G.P.	155
03/04	Riverstone / Glenmore, Ltd (Buckeye GP)	235
11/03	Affiliates of Energy Transfer Company / Heritage Propane Partners	30
04/03	Madison Dearborn & Riverstone / Williams Energy Partners	100
05/02	Management Group / 74.1% of Alliance Resource Partners' GP (Beacon Group)	5
07/01	Investor Group / 54% of Plains All American	41
03/00	Duke Energy Field Services / TEPPCO Partners, L.P.	225
05/99	Management Group / Suburban Propane Partners, L.P.	6
04/99	Columbia Propane, L.P. / National Propane Partners, L.P.	18
03/98	El Paso Energy Corporation / Leviathan Gas Pipeline Partners, L.P.	265
10/97	Kinder Morgan Energy Partners, L.P. / Santa Fe Pacific Pipeline Partners, L.P.	85
01/97	Kinder Morgan Energy Partners, L.P. / Enron Liquids Pipeline, L.P.	10

        Evercore reviewed the historical transaction value to run rate GP IDR cash flow multiples paid in the selected transactions and derived a range of relevant implied multiples of transaction value to GP IDR cash flow of 25.0x to 30.0x. Evercore then applied this range of selected multiples to estimated 2015 GP IDR cash flow for EnLink Midstream under the Pro Forma Moderate Growth Case, the Pro Forma Higher Growth Case, and the Pro Forma Incremental Higher Growth Case. Evercore discounted valuations back to January 1, 2014 based on a 14.0% WACC. In addition to the GP IDR value, Evercore included the valuation of Midstream Holdings cash flow held at EnLink Midstream as of January 1, 2014 under the Pro Forma Moderate Growth Case, the Pro Forma Higher Growth Case, and the Pro Forma Incremental Higher Growth Case assuming a relevant EBITDA multiple range of 10.5x to 12.5x, based on similar natural gas midstream transaction reviewed herein, applied to

Midstream Holdings' estimated 2014 EBITDA held at EnLink Midstream and discounted based on an 8.0% WACC. After adjusting for net debt and pro forma EnLink Midstream Common Units assumed to be outstanding as of January 1, 2014, this analysis indicated equity price ranges for the general partner value of EnLink Midstream of $20.35 to $24.33 per EnLink Midstream Common Unit under the Pro Forma Moderate Growth Case, $24.08 to $28.80 per EnLink Midstream Common Unit under the Pro Forma Higher Growth Case, and $29.99 to $35.90 per EnLink Midstream Common Unit under the Pro Forma Incremental Higher Growth Case. To derive an indicative value per EnLink Midstream Common Unit, Evercore included the value of the Pro Forma Partnership Common Units owned by EnLink Midstream based on the previously reviewed valuation and the Crosstex Cash Consideration. Under the Pro Forma Moderate Growth Case and after adjusting for pro forma units assumed to be outstanding as of January 1, 2014, Evercore determined the implied EnLink Midstream Common Unit value of EnLink Midstream's Pro Forma Partnership Common Units to be $1.59 to $1.99 which, when combined with the GP IDR value per unit of EnLink Midstream and the Crosstex Cash Consideration, results in a total implied value of $23.98 to $28.35 per common unit of EnLink Midstream. Under the Pro Forma Higher Growth Case and after adjusting for pro forma units assumed to be outstanding as of January 1, 2014, Evercore determined the implied value of EnLink Midstream's Pro Forma Partnership Common Units to be $1.64 to $2.04 per EnLink Midstream Common Unit which, when combined with the GP IDR value per EnLink Midstream Common Unit and the Crosstex Cash Consideration, results in a total implied value per EnLink Midstream Common Unit of $27.75 to $32.88. Under the Pro Forma Incremental Higher Growth Case and after adjusting for pro forma units assumed to be outstanding as of January 1, 2014, Evercore determined the implied per EnLink Midstream Common Unit value of EnLink Midstream's limited partner interest in the Pro Forma Partnership to be $1.97 to $2.44 which, when combined with the GP IDR value per EnLink Midstream Common Unit and the Crosstex Cash Consideration, results in a total implied value per EnLink Midstream Common Unit of $34.00 to $40.38. Evercore compared these valuation ranges to the closing price of Crosstex common stock of $20.60 per share on October 18, 2013.

        Peer Group Trading Analysis.    Evercore performed a peer group trading analysis of EnLink Midstream's general partner interest in the Pro Forma Partnership by reviewing and comparing the market values and trading multiples of the following eight publicly traded general partnerships that Evercore deemed to have certain characteristics that are similar to EnLink Midstream's general partner interest:

  •
  Alliance Holdings GP, L.P.

  •
  Atlas Energy, L.P.

  •
  Energy Transfer Equity, L.P.

  •
  Crestwood Equity Partners LP

  •
  Kinder Morgan, Inc.

  •
  NuStar GP Holdings, LLC

  •
  Targa Resources Corp.

  •
  Western Gas Equity Partners, LP

        Although the peer group was compared to EnLink Midstream's general partner interest in the Pro Forma Partnership for purposes of this analysis, no company or partnership used in the peer group analysis is identical or directly comparable to EnLink Midstream's general partner interest in the Pro Forma Partnership. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

        For each of the peer group companies, Evercore calculated the following trading multiples:

  •
  Enterprise Value /2014 GP IDR, which is defined as Enterprise Value of the general partner interest only divided by estimated GP IDR for the calendar year 2014; and

  •
  Enterprise Value /2015 GP IDR, which is defined as Enterprise Value of the general partner interest only divided by estimated GP IDR for the calendar year 2015.

        The mean and median trading multiples are set forth below. The table also includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of EnLink Midstream's general partner interest noted by Evercore.

Benchmark	Mean	Median
EV/2014 GP IDR	26.3x	20.4x
EV/2015 GP IDR	21.1x	19.2x

Pro Forma Moderate Growth Case

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
EV/2014 GP IDR	25.0x - 30.0x	$1,043 - $1,251
EV/2015 GP IDR	19.0x - 24.0x	$1,318 - $1,665

Pro Forma Higher Growth Case

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
EV/2014 GP IDR	25.0x - 30.0x	$1,047 - $1,256
EV/2015 GP IDR	19.0x - 24.0x	$1,924 - $2,430

Pro Forma Incremental Higher Growth Case

Benchmark	Reference Range	Implied Enterprise Value Range ($ MM)
EV/2014 GP IDR	25.0x - 30.0x	$1,827 - $2,192
EV/2015 GP IDR	19.0x - 24.0x	$2,886 - $3,646

        Evercore included the valuation of Midstream Holdings cash flow held at EnLink Midstream as of January 1, 2014 under the Pro Forma Moderate Growth Case, the Pro Forma Higher Growth Case, and the Pro Forma Incremental Higher Growth Case assuming a relevant EBITDA multiple range of 10.5x to 12.5x, based on similar natural gas midstream transaction reviewed herein, applied to Midstream Holdings' estimated 2014 EBITDA held at EnLink Midstream and discounted based on an 8.0% WACC. In addition to the valuation of Midstream Holdings cash flow held at EnLink Midstream, Evercore applied the relevant multiples to EnLink Midstream's estimated GP IDR cash flow for 2014 and 2015 to determine an implied Enterprise Value range of $3,384 million to $4,082 million under the Pro Forma Moderate Growth Case, an implied Enterprise Value range of $3,689 million to $4,467 million under the Pro Forma Higher Growth Case, and an implied Enterprise Value range of $4,560 million to $5,543 million under the Pro Forma Incremental Higher Growth Case. After adjusting for net debt and pro forma units assumed to be outstanding as of January 1, 2014, Evercore determined an indicated equity price range for the general partner value of $20.41 to $24.64 per EnLink Midstream Common Unit under the Pro Forma Moderate Growth Case, an indicated equity price range for the general partner value of $22.26 to $26.98 per EnLink Midstream Common Unit under the Pro Forma Higher Growth Case, an indicated equity price range for the general partner value of $27.55 to $33.52 per EnLink Midstream Common Unit under the Pro Forma Incremental Higher Growth Case. To derive an indicative value per EnLink Midstream Common Unit, Evercore included the value of the Pro Forma Partnership Common Units owned by EnLink Midstream based on the previously reviewed valuation and the Crosstex Cash Consideration. Under the Pro Forma Moderate Growth Case and after adjusting for pro forma units assumed to be outstanding as of January 1, 2014, Evercore determined the implied value of EnLink Midstream Pro Forma Partnership Common Units to be $2.33 to $2.80 per EnLink Midstream Common Unit which, when combined with the general partner value per EnLink Midstream Common Unit and the Crosstex Cash Consideration, results in a total implied value of $24.77 to $29.48 per EnLink Midstream Common Unit. Under the Pro Forma Higher Growth Case and after adjusting for pro forma units assumed to be outstanding as of January 1, 2014, Evercore determined the implied value of EnLink Midstream's Pro Forma Partnership Common Units to be $2.53 to $3.04 which, when combined with the general partner value per EnLink Midstream Common Unit and the Crosstex Cash Consideration, results in a total implied value of $26.82 to $32.05 per EnLink Midstream Common Unit. Under the Pro Forma Incremental Higher Growth Case and after adjusting for pro forma units assumed to be outstanding as of January 1, 2014, Evercore determined the implied value of EnLink Midstream Pro Forma Partnership Common Units to be $3.06 to $3.66 which, when combined with the general partner value per EnLink Midstream Common Unit and the Crosstex Cash Consideration, results in a total implied value of $32.64 to $39.21 per EnLink Midstream Common Unit. Evercore compared these valuation ranges to the closing price of Crosstex common stock of $20.60 per share on October 18, 2013.

        As previously described herein, the following table sets forth the summary valuation of Pro Forma EnLink Midstream General Partner Interests, the value of the Pro Forma Partnership Common Units owned by EnLink Midstream, and the Crosstex Cash Consideration under the various valuation methodologies:

Valuation of EnLink Midstream Common Unit
	Discounted Cash Flow Analysis			Precedent M&A Transaction Analysis			Peer Group Trading Analysis
	Pro Forma Moderate Growth Case	Pro Forma Higher Growth Case	Pro Forma Incremental Higher Growth Case	Pro Forma Moderate Growth Case	Pro Forma Higher Growth Case	Pro Forma Incremental Higher Growth Case	Pro Forma Moderate Growth Case	Pro Forma Higher Growth Case	Pro Forma Incremental Higher Growth Case
Values Associated With:
General Partner	$23.43	$27.13	$35.37	$24.33	$28.80	$35.90	$24.64	$26.98	$33.52
Pro Forma Partnership	$2.49	$2.67	$3.04	$1.99	$2.04	$2.44	$2.80	$3.04	$3.66
Crosstex Cash Consideration	$2.03	$2.03	$2.03	$2.03	$2.03	$2.03	$2.03	$2.03	$2.03

Total—High	$27.95	$31.83	$40.44	$28.35	$32.88	$40.38	$29.48	$32.05	$39.21
General Partner	$21.13	$23.99	$30.35	$20.35	$24.08	$29.99	$20.41	$22.26	$27.55
Pro Forma Partnership	$2.18	$2.33	$2.66	$1.59	$1.64	$1.97	$2.33	$2.53	$3.06
Crosstex Cash Consideration	$2.03	$2.03	$2.03	$2.03	$2.03	$2.03	$2.03	$2.03	$2.03

Total—Low	$25.35	$28.36	$35.05	$23.98	$27.75	$34.00	$24.77	$26.82	$32.64

Relative Contribution Analysis

        Evercore performed a relative contribution analysis of Crosstex and Midstream Holdings based on 2014, 2015 and 2016 estimated EBITDA and distributable cash flow under both the Crosstex Moderate Growth Case and the Crosstex Higher Growth Case. Using the selected metrics, Evercore calculated that Crosstex will contribute approximately 13.1% to 23.5% of the total pro forma entity under the Moderate Growth Case and approximately 13.8% to 34.4% of the total pro forma entity under the Crosstex Higher Growth Case. Evercore compared the results of the foregoing analyses to the pro forma ownership interests that holders of Crosstex common stock would own in EnLink Midstream of 29.9% based on the mergers and the contribution.

        Evercore performed a relative contribution analysis of the Partnership and Midstream Holdings based on 2014, 2015 and 2016 estimated EBITDA and distributable cash flow under both the Partnership Moderate Growth Case and the Partnership Higher Growth Case. Using the selected metrics, Evercore calculated that the Partnership will contribute approximately 40.9% to 54.7% of the total pro forma entity under the Partnership Moderate Growth Case and approximately 42.5% to 62.3% of the total pro forma entity under the Partnership Higher Growth Case. Evercore compared the results of the foregoing analyses to the pro forma ownership the current Partnership unitholders would own in the pro forma entity of 49.8% based on the mergers and the contribution.

        General.    The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the mergers and the contribution of the Midstream Business, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion to the Crosstex Special Committee. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore's opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the Midstream Holdings, Partnership common units or Crosstex common stock. No company or partnership used in the above analyses as a comparison is directly comparable to Midstream Holdings, the Partnership or Crosstex, and no precedent transaction used is directly comparable to the mergers. Furthermore, Evercore's analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, partnerships or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Crosstex, the Partnership or Midstream Holdings and their respective advisors.

        Evercore prepared these analyses for the information and benefit of the Crosstex Special Committee and, to the extent determined by the Crosstex Special Committee, the Crosstex Board, for the purpose of providing an opinion to the Crosstex Special Committee as to the fairness of the Crosstex Merger Consideration, from a financial point of view, to the holders of Crosstex common stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from,

Evercore's analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The issuance of the opinion was approved by an opinion committee of Evercore.

        Except as described above, the Crosstex Special Committee imposed no other instruction or limitation on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. The Crosstex Merger Consideration was determined through arm's-length negotiations between Crosstex, the Partnership and Devon. Evercore provided advice to the Crosstex Special Committee during these negotiations. Evercore did not, however, recommend any specific merger consideration to the Crosstex Special Committee, the Partnership or Midstream Holdings or recommend that any specific merger consideration constituted the only appropriate consideration for the mergers. Evercore's opinion was only one of many factors considered by the Crosstex Special Committee in its evaluation of the mergers and should not be viewed as determinative of the views of the Crosstex Special Committee with respect to the mergers.

        Under the terms of Evercore's engagement letter with the Crosstex Special Committee, Crosstex has agreed to pay Evercore a fee of $1,500,000 upon rendering its opinion. Evercore also will be entitled to receive a fee of $500,000 if the mergers are consummated. In addition, Crosstex has agreed to reimburse Evercore for its reasonable out-of-pocket expenses (including legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, officers, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of its engagement, or to contribute to payments which any of such persons might be required to make with respect to such liabilities.

        Evercore and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore and its affiliates and/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to Crosstex, EnLink Midstream, the Partnership, Devon and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        During the two-year period prior to the date of Evercore's opinion, no material relationship existed between Evercore and its affiliates and Crosstex or any other party to the Merger Agreement pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship other than in 2012, Evercore and its affiliates provided financial advisory services to Crosstex and the Crosstex Special Committee for which Evercore received a customary fee. Evercore may provide financial or other services to Crosstex, EnLink Midstream, the Partnership and Devon and their respective affiliates in the future and in connection with any such services may receive compensation.

        The Crosstex Special Committee selected Evercore to act as its financial advisor in connection with the proposed transactions based on Evercore's reputation, experience and familiarity with Crosstex and its business. Evercore is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive bids and valuations for estate, corporate and other purposes.

        In anticipation of being appointed to the Crosstex Special Committee, Messrs. James C. Crain and Robert F. Murchison contacted Evercore based on its service as a financial advisor to a special committee of the Crosstex Board in connection with an unrelated transaction in 2012. On September 20, 2013, following the establishment of the Crosstex Special Committee, Messrs. Crain and Murchison considered their prior experience with Evercore and the qualifications, experience and reputation of Evercore as a financial advisor in connection with strategic transactions, and determined to retain Evercore as the financial advisor to the Crosstex Special Committee.

Unaudited Financial Projections of Midstream Holdings

        Devon does not as a routine matter make public projections as to future operations, earnings or other results. However, in connection with the potential IPO of the Midstream Business, Devon prepared certain non-public, unaudited financial projections that were provided to the Devon Board of Directors in evaluating the potential IPO, as well as the mergers and the contribution, and to the Crosstex Board, the Crosstex Special Committee, the Partnership Board and the Conflicts Committee and their respective financial advisors, including to Citi for use in connection with its opinion to the Crosstex Board and related financial analyses (see "—Opinion of Crosstex's Financial Advisor"), and to Evercore for use in connection with its opinion to the Crosstex Special Committee and related financial analyses (see "—Opinion of the Financial Advisor to the Crosstex Special Committee").

        The accompanying financial projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation and presentation of financial projections, but, in the view of the management of Devon, were prepared on a reasonable basis, reflect the best available estimates and judgments as of the time of the preparation of such projections and present, to the best of such management's knowledge and belief, the expected course of action and the expected future financial performance of Midstream Holdings as of the time of the preparation of such projections and based on the assumptions described below. However, this information is not fact.

        Neither Devon's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections contained herein, nor have they expressed any opinion or any other form of assurance with respect to such information or its achievability, and assume no responsibility for, and disclaim any association with, such financial projections. The reports of the independent registered public accounting firms incorporated by reference into this proxy statement/prospectus relate to the historical financial information of Crosstex and Midstream Holdings. Such reports do not extend to the unaudited financial projections and should not be read to do so.

        The projections of EBITDA and capital expenditures for the years ending December 31, 2014, 2015, 2016 and 2017 treat Midstream Holdings on a stand-alone basis, after giving effect to the transactions necessary to transfer the Midstream Business into Midstream Holdings, but does not give effect to the mergers or the contribution.

        The projections are based on an operating model that assumes:

  •
  the entry by Midstream Holdings or its subsidiaries into the commercial agreements with Devon more specifically described under "Other Transaction Agreements—The Commercial Agreements"; and

  •
  annual inflation of 2.5%.

Unaudited Financial Projections of Midstream Holdings
($ in millions)

	2014E	2015E	2016E	2017E
EBITDA(1)	$420	$428	$407	$409
Capital Expenditures	$122	$96	$87	$84

(1)
EBITDA is defined as income from continuing operations before interest expense, income taxes and depreciation and amortization expense.

        While the unaudited financial projections summarized above were prepared in good faith and based on information available at the time of preparation, no assurance can be made regarding future events. The estimates and assumptions underlying the unaudited financial projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements," all of which are difficult to predict and many of which are beyond the control of Devon. There can be no assurance that the projected results or underlying assumptions will be realized, and actual results will likely differ, and may differ materially, from those reflected in the unaudited financial projections, whether or not the transactions discussed in this proxy statement/prospectus are completed. In addition, the projections are substantially dependent on the throughput volumes and fixed-fee arrangements under the commercial agreements described under "Other Transaction Agreements—The Commercial Agreements," which will not be entered into unless and until the mergers and the contribution are completed. As a result, the unaudited financial projections should not necessarily be considered predictive of actual future operating results, whether or not the mergers and the contribution are completed.

        While presented with numerical specificity, the unaudited financial projections reflect numerous estimates and assumptions made by management of Devon with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Midstream Business, all of which are difficult to predict and many of which are beyond Devon's control. In developing the projections, management of Devon made numerous material assumptions, in addition to the assumptions described above, with respect to Midstream Holdings for the period from 2014 to 2017, including:

  •
  the cash flow from existing assets and business activities;

  •
  activity levels of Midstream Holdings' customers, including Devon; and

  •
  other general business, market and financial assumptions, including commodity prices.

        Crosstex stockholders are urged not to place undue reliance on the foregoing financial projections. The summaries of the unaudited financial projections are not included in this proxy statement/prospectus in order to induce any Crosstex stockholder to vote in favor of the proposal to adopt the merger agreement. By including in this proxy statement/prospectus a summary of certain of the unaudited financial projections, neither Devon nor any of their representatives have made or are making any representation to any person regarding the ultimate performance of Midstream Holdings compared to the information contained in the financial projections. The unaudited financial projections cover multiple years and such information by its nature becomes less predictive with each succeeding year. Neither Devon nor, following completion of the mergers and the contribution (if any), EnLink Midstream undertakes any obligation, except as required by law, to update or otherwise revise the unaudited financial projections contained in this proxy statement/prospectus to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or to reflect changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

Unaudited Financial Projections of the Crosstex Companies

        The Crosstex Companies do not as a matter of course make public projections as to future sales, earnings or other results. In connection with the evaluation of a possible transaction, the management of the Crosstex Companies prepared certain non-public, unaudited financial projections that were provided to the Crosstex Board, the Crosstex Special Committee, the Partnership Board and the Conflicts Committee. These projections also were provided to Citi for use in connection with its opinion to the Crosstex Board and related financial analyses (see "—Opinion of Crosstex's Financial Advisor") and to Evercore for use in connection with its opinion to the Crosstex Special Committee and related financial analyses (see "—Opinion of the Financial Advisor to the Crosstex Special Committee"). A summary of such information is provided below.

        The accompanying financial projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation and presentation of financial projections, but, in the view of the management of the Crosstex Companies, were prepared on a reasonable basis, reflect the best currently available estimates and judgments as of the time of the preparation of such projections and present, to the best of such management's knowledge and belief, the expected course of action and the expected future financial performance of the Crosstex Companies as of the time of the preparation of such projections. However, this information is not fact.

        Neither the Crosstex Companies' independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial projections. The reports of the independent registered public accounting firms incorporated by reference into this proxy statement/prospectus relate to the historical financial information of Crosstex and Midstream Holdings, respectively. Such reports do not extend to the unaudited financial projections and should not be read to do so.

Unaudited Financial Projections of the Partnership

        The projections below, entitled the "Partnership Moderate Growth Case" and the "Partnership Higher Growth Case," reflect two scenarios of possible future growth for the fiscal years ending December 31, 2014 through December 31, 2017. In each case, the projections treat the Partnership on a stand-alone basis, without giving effect to the transactions discussed in this proxy statement/prospectus and as if such transactions had not been contemplated by the Partnership.

        The Partnership Moderate Growth Case is based on an operating model that assumes:

  •
  the continuation of the Partnership's existing business;

  •
  the successful completion of growth projects underway as of October 18, 2013, including Cajun-Sibon Phases I and II; and

  •
  the successful deployment of a moderate level of growth capital thereafter, ranging from $150 million to $250 million each year.

        The Partnership Higher Growth Case is based on an operating model that assumes, in addition to the above assumptions in the Partnership Moderate Growth Case:

  •
  the successful completion of numerous other projects the Partnership is considering, but to which customers have not committed, that have an assumed aggregate capital cost of approximately $475 million, substantially all of which would be spent in 2013 and 2014, and an assumed aggregate EBITDA contribution of $82 million and $94 million in 2015 and 2016, respectively (reflecting investment multiples of approximately 5.8x and 5.1x, respectively); and

  •
  the execution of a total of approximately $1.4 billion in unidentified, generic growth capital projects in 2015, 2016 and 2017 at a 6.0x investment multiple.

Unaudited Financial Projections of the Partnership

	Partnership Moderate Growth Case				Partnership Higher Growth Case
	2014E	2015E	2016E	2017E	2014E	2015E	2016E	2017E
	($ in millions other than per unit amounts)
EBITDA(1)	$285	$367	$398	$429	$296	$440	$520	$601
Capital Expenditures	$445	$270	$224	$176	$550	$514	$515	$615
Distributable Cash Flow	$172	$239	$260	$283	$191	$311	$373	$439
Distribution per LP Unit	$1.44	$1.53	$1.60	$1.68	$1.45	$1.70	$1.83	$1.95

(1)
EBITDA is defined as net income plus interest expense, provision for income taxes, depreciation and amortization expense, impairments, stock-based compensation, (gain) loss on non-cash derivatives, distribution from a limited liability company and non-controlling interest; less gain on sale of property and equity in income (loss) of limited liability company.

        In addition to the two scenarios discussed above, the management of the Crosstex Companies prepared the "Partnership Incremental Growth Case" that reflected, in addition to the completion of the ongoing growth projects under the Partnership Higher Growth Case, the execution of additional unidentified, generic growth projects each year assumed to have an aggregate annual cost of $500 million and generate EBITDA at a 6.0x investment multiple. The Partnership Incremental Growth Case was intended to reflect the potential benefit of the Partnership's reduced leverage and enhanced financial capacity, and as such was only considered in combination with the transactions described in this proxy statement/prospectus. Therefore, management of the Crosstex Companies did not prepare stand-alone financial projections in connection with the Partnership Incremental Growth Case.

Unaudited Financial Projections of Crosstex

        The projections below, entitled the "Crosstex Moderate Growth Case" and the "Crosstex Higher Growth Case," reflect two scenarios of possible future growth for the fiscal years ending December 31, 2014 through December 31, 2017. In each case, the projections treat Crosstex on a stand-alone basis, without giving effect to the mergers or the other transactions discussed in this proxy statement/prospectus and as if such mergers and transactions had not been contemplated by Crosstex and the Partnership.

        The Crosstex Moderate Growth Case is based on an operating model that assumes the amount of cash distributions received from the Partnership is determined based on the distribution per limited partner unit paid by the Partnership under the Partnership Moderate Growth Case.

        The Crosstex Higher Growth Case is based on an operating model that assumes the amount of cash distributions received from the Partnership is determined based on the distribution per limited partner unit paid by the Partnership under the Partnership Higher Growth Case.

Unaudited Financial Projections of Crosstex

	Crosstex Moderate Growth Case				Crosstex Higher Growth Case
	2014E	2015E	2016E	2017E	2014E	2015E	2016E	2017E
	($ in millions other than per share amounts)
Cash Available for Dividend	$34	$42	$53	$66	$35	$70	$90	$100
Dividend Per Share	$0.70	$0.86	$1.08	$1.36	$0.71	$1.41	$1.81	$2.02

        In addition to the two growth scenarios discussed above, management of the Crosstex Companies prepared a "Crosstex Incremental Growth Case" that reflected the additional amount of cash distributions that would be received by Crosstex from the Partnership under the Partnership Incremental Growth Case discussed above. The Crosstex Incremental Growth Case was intended to reflect the potential benefit of Crosstex's reduced leverage and enhanced financial capacity, and as such was only considered in combination with the transactions described in this proxy statement/prospectus. Therefore, management of the Crosstex Companies did not prepare stand-alone financial projections in connection with the Crosstex Incremental Growth Case.

General

        While the unaudited financial projections summarized above were prepared in good faith and based on information available at the time of preparation, no assurance can be made regarding future events. The estimates and assumptions underlying the unaudited financial projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements," all of which are difficult to predict and many of which are beyond the control of the Crosstex Companies. There can be no assurance that the projected results or underlying assumptions will be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited financial projections, whether or not the transactions discussed in this proxy statement/prospectus are completed. As a result, the unaudited financial projections should not necessarily be considered predictive of actual future operating results.

        While presented with numerical specificity, the unaudited financial projections reflect numerous estimates and assumptions made by management of the Crosstex Companies with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Crosstex Companies' businesses, all of which are difficult to predict and many of which are beyond the Crosstex Companies' control. In developing the projections, management of the Crosstex Companies made numerous material assumptions, in addition to the assumptions described above, with respect to the Crosstex Companies for the period from 2013 to 2017, including:

  •
  the cash flow from existing assets and business activities;

  •
  organic growth opportunities and projected volume growth and the amounts and timing of related costs and potential economic returns;

  •
  outstanding debt during applicable periods, and the availability and cost of capital; and

  •
  other general business, market and financial assumptions.

        Crosstex stockholders are urged not to place undue reliance on the foregoing financial projections. The summaries of the unaudited financial projections are not included in this proxy statement/prospectus in order to induce any Crosstex stockholder to vote in favor of the proposal to adopt the merger agreement. By including in this proxy statement/prospectus a summary of certain of the unaudited financial projections, neither the Crosstex Companies nor any of their representatives have made or are making any representation to any person regarding the ultimate performance of the Crosstex Companies compared to the information contained in the financial projections. The unaudited financial projections cover multiple years and such information by its nature becomes less predictive with each succeeding year. Neither the Crosstex Companies nor, following completion of the mergers (if any), EnLink Midstream undertakes any obligation, except as required by law, to update or otherwise revise the unaudited financial projections contained in this proxy statement/prospectus to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or to reflect changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

Security Ownership of Certain Beneficial Owners and Management

  Beneficial Ownership of the Partnership

        The following table shows the beneficial ownership of units of the Partnership as of January 15, 2014, held by:

  •
  each person who beneficially owns 5% or more of any class of units then outstanding;

  •
  all of the directors of Crosstex GP;

  •
  each named executive officer of Crosstex GP; and

  •
  all of the directors and executive officers of Crosstex GP as a group.

        Percentages reflected in the table are based upon a total of 91,523,339 common units and 16,642,947 Series A Convertible Preferred units of the Partnership outstanding as of January 15, 2014.

Name of Beneficial Owner(1)	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Series A Convertible Preferred Units Beneficially Owned	Percentage of Preferred Units Beneficially Owned	Total Units Beneficially Owned	Percentage of Total Units Beneficially Owned
Crosstex	16,414,830	17.94%	—	—	16,414,830	15.18%
GSO Crosstex Holdings, LLC(2)	902,162	0.99%	16,642,947	100.00%	17,545,109	16.22%
Kayne Anderson Capital Advisors, L.P.(3)	8,339,865	9.11%	—	—	8,339,865	7.71%
Barry E. Davis(4)	366,036	*	—	—	366,036	*
William W. Davis(4)	114,563	*	—	—	114,563	*
Joe A. Davis(4)	50,310	*	—	—	50,310	*
Stan Golemon(4)	32,215	*	—	—	32,215	*
Michael J. Garberding(4)	42,397	*	—	—	42,397	*
Rhys J. Best(5)	107,233	*	—	—	107,233	*
Leldon E. Echols(4)	19,153	*	—	—	19,153	*
Bryan H. Lawrence(4)	—	—	—	—	—	—
Cecil E. Martin(4)	27,563	*	—	—	27,563	*
D. Dwight Scott	—	—	—	—	—	—
Kyle D. Vann	75,304	*	—	—	75,304	*
All directors and executive officers as a group (11 persons)	834,874	*	—	—	834,874	*

*
Less than 1%

(1)
The address of each person listed above is 2501 Cedar Springs Rd., Suite 100, Dallas, TX 75201, except for GSO Crosstex Holdings, LLC, which is 280 Park Avenue, 11th Floor, New York, NY 10017; Kayne Anderson Capital Advisors, L.P., which is 1800 Avenue of the Stars, Third Floor, Los Angeles, CA 90067; and Mr. Lawrence, which is 410 Park Avenue, New York, NY 10022.

(2)
As reported on Schedule 13D and Form 4 filed with the SEC in joint filings with Blackstone / GSO Capital Solutions Fund LP, Blackstone / GSO Capital Solutions Associates LLC, Bennett J. Goodman, J. Albert Smith III,

  Douglas I. Ostrover, GSO Holdings I LLC, Blackstone Holdings I L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P., Blackstone Group Management L.L.C., Stephen A. Schwarzman, GSO Capital Partners LP, GSO Advisor Holdings L.L.C., GSO Special Situation Fund LP, and GSO Special Situations Overseas Master Fund Ltd. Such persons share voting and dispositive power with respect to the units.

(3)
As reported on Schedule 13G filed with the SEC in a joint filing with Richard A. Kayne. Such persons report shared voting and dispositive power with respect to the units.

(4)
These individuals each hold an ownership interest in Crosstex as indicated in the following table.

(5)
Of these units, 15,000 are held by the Best Grandchildren's Trust, 30,000 are held by the Anne E. Stone Trust, and 30,000 are held by the Paul Best Trust. The beneficiaries of these trusts are members of Mr. Best's family.

Beneficial Ownership of Crosstex

        The following table shows the beneficial ownership of shares of Crosstex common stock as of January 15, 2014, held by:

  •
  each person who beneficially owns 5% or more of the shares then outstanding;

  •
  all of the directors of Crosstex;

  •
  each named executive officer of Crosstex; and

  •
  all of the directors and executive officers of Crosstex as a group.

        Percentages reflected in the table below are based on a total of 48,021,537 shares of Crosstex common stock outstanding as of January 15, 2014.

Name of Beneficial Owner(1)	Shares of Crosstex Common Stock	Percent
GSO Crosstex Holdings, LLC(2)	7,000,000	14.58%
Chickasaw Capital Management, LLC(3)	4,149,252	8.64%
Vanguard Group, Inc.(3)	2,314,487	4.82%
Barry E. Davis	1,722,083	3.59%
William W. Davis	266,633	*
Joe A. Davis	108,843	*
Stan Golemon	46,459	*
Michael J. Garberding	50,302	*
James C. Crain(4)	52,298	*
Leldon E. Echols	22,400	*
Bryan H. Lawrence	1,720,267	3.58%
Cecil E. Martin	12,400	*
Robert F. Murchison(5)	274,150	*
All directors and executive officers as group (10 persons)	4,275,835	8.90%

*
Less than 1%.

(1)
The address of each person listed above is 2501 Cedar Springs Rd., Suite 100, Dallas, TX 75201, except for GSO Crosstex Holdings, LLC which is 345 Park Avenue, New York, NY 10154; Chickasaw Capital Management, LLC which is 6075 Poplar Ave., Suite 402 Memphis, TN 38119; Vanguard Group, Inc. which is 100 Vanguard Blvd., Malvem, PA 19355; and Mr. Lawrence, which is 410 Park Avenue, New York, NY 10022.

(2)
As reported on Schedule 13D and Form 4 filed with the SEC in joint filings with Blackstone / GSO Capital Solutions Fund LP, Blackstone / GSO Capital Solutions Associates LLC, Bennett J. Goodman, J. Albert Smith III, Douglas I. Ostrover, GSO Holdings I LLC, Blackstone Holdings I L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P., Blackstone Group

  Management L.L.C., Stephen A. Schwarzman, GSO Capital Partners LP, GSO Advisor Holdings L.L.C., GSO Special Situation Fund LP, and GSO Special Situations Overseas Master Fund Ltd. Such persons shared voting and dispositive power with respect to the shares.

(3)
As reported on Schedule 13G filed with the SEC.

(4)
1,000 of these shares are held by the James C. Crain Trust.

(5)
169,462 shares are held by Murchison Capital Partners, L.P. Mr. Murchison is the President of the Murchison Management Corp., which serves as the general partner of Murchison Capital Partners, L.P.

Interests of Devon's Executive Officers and Directors in the Mergers

  Governance Structure and Management Positions after the Mergers

        Crosstex and Devon have agreed that, after the completion of the mergers, the EnLink Midstream Board will have nine directors comprised of (i) three persons who are independent directors mutually agreed upon by Crosstex and Devon prior to the Closing, (ii) Barry E. Davis, the current Crosstex President and Chief Executive Officer, and (iii) John Richels and four other persons selected by Devon prior to the Closing. As of the date of this proxy statement/prospectus, no determination has been made as to the identity of the three independent directors to be mutually agreed upon by Crosstex and Devon and the four persons other than John Richels to be selected by Devon as described in (i) and (iii) above, respectively. In accordance with the existing practice of Crosstex, it is expected that the directors of the combined company who are also full-time employees of the combined company after the mergers will receive no additional compensation for their services as directors. Although the compensation to be paid to each non-employee and independent director of the combined company has not yet been determined, we currently anticipate that their compensation will be substantially comparable to Crosstex's current compensation structure for its non-employee and independent directors.

        John Richels serves on the Board of Directors of Devon but received no compensation for his service in such capacity for the last completed fiscal year because directors on Devon's Board of Directors that are also employees of Devon receive no additional compensation for their service as directors.

  Potential Merger-Related Compensation for Devon Named Executive Officers

        The named executive officers of Devon will not receive any compensation contingent, based on or otherwise relating to the mergers under compensation arrangements between Devon and the named executive officers within the meaning of Item 402(t) of Regulation S-K.

Interests of Crosstex's Executive Officers and Directors in the Mergers

        In considering the recommendation of the Crosstex Board to vote for the proposal to adopt the merger agreement, Crosstex's stockholders should be aware of the benefits available to the executive officers and directors of Crosstex in connection with the mergers. These individuals have certain interests in the mergers that may be different from, or in addition to, the interests of Crosstex's stockholders generally. The Crosstex Board was aware of these agreements and arrangements during its deliberations of the merits of the merger agreement and in determining to recommend to the stockholders of Crosstex that they vote to adopt the merger agreement. These agreements and arrangements are summarized below.

  Governance Structure and Management Positions after the Mergers

        The executive officers of the combined company are expected to be selected from current Crosstex executive officers along with an additional executive officer from Devon. The compensation structure for the executive officers of the combined company has not yet been determined. However, executive officers will be eligible to participate in the EnLink Midstream, LLC 2014 Long-Term Incentive Plan. See "—EnLink Midstream, LLC 2014 Long-Term Incentive Plan." For information regarding the structure of the board of directors of EnLink Midstream following the mergers, see "—Interests of Devon's Executive Officers and Directors in the Mergers—Governance Structure and Management Positions after the Mergers."

  Acceleration of Vesting of Equity Awards

        Each of the Crosstex executive officers and directors (other than Bryan H. Lawrence) own unvested equity or equity-based awards. Pursuant to the terms of the merger agreement, and in accordance with the terms of Crosstex's benefit plans, Crosstex will cause all equity or equity-based awards (including stock options, restricted stock and restricted stock units) granted under a Crosstex benefit plan outstanding immediately prior to the Effective Time to be fully vested and, if applicable, exercisable immediately prior to the Effective Time. Awards that constitute stock options and that remain unexercised at the Effective Time shall remain in effect in accordance with their terms but shall be converted as of the Effective Time from awards in respect of shares of Crosstex common stock to awards in respect of EnLink Midstream Common Units.

        Further, pursuant to the terms of the contribution agreement, all equity or equity-based awards, including unit options, restricted units, restricted incentive units and any Partnership common units or benefits measured by the value of such units, in each case issued prior to the date of the contribution agreement, pursuant to any of the Partnership's plans or programs that remain outstanding immediately prior to the Contribution Closing shall be fully vested and, if applicable, exercisable immediately prior to the Contribution Closing.

        As of January 15, 2014, the Crosstex executive officers and directors (other than Barry E. Davis, Michael J. Garberding and Joe A. Davis, each of whom entered into the waivers described below prior to such date) owned equity or equity-based awards that, upon vesting, entitle them to an aggregate of 131,993 shares of Crosstex common stock, with an aggregate value of approximately $4,288,453 (assuming a price per share of Crosstex common stock of $32.49, which is the average closing price per share of the Crosstex common stock over the five business days following the public announcement of the transactions on October 21, 2013). Further, such executive officers and directors also owned equity or equity-based awards that, upon vesting, would entitle them to an aggregate of 110,951 Partnership common units with an aggregate value of approximately $2,945,749 (assuming a price per Partnership common unit of $26.55, which is the average closing price per unit of the Partnership common units over the five business days following the public announcement of the transactions on October 21, 2013).

        Notwithstanding the foregoing, in connection with the merger agreement and the contribution agreement, Barry E. Davis, Michael J. Garberding and Joe A. Davis each agreed to waive certain rights with respect to the acceleration and vesting of awards in connection with a change in control of the Crosstex Companies. As a result of such waiver, the applicable awards will not become payable or vest solely as a result of the consummation of the agreements or the transactions contemplated thereby unless a qualifying termination occurs on or after the Closing Date. Such Awards granted in or with respect to shares of Crosstex common stock will be converted from awards in respect of shares of Crosstex common stock to awards in respect of EnLink Midstream Common Units. Awards granted in or with respect to the Partnership's common units will be unchanged following the change in control of the Crosstex Companies.

        On January 14, 2014, the Crosstex Board and the Partnership Board, upon the recommendation of their respective compensation committees, approved and authorized the Crosstex Companies to fund a cash bonus pool to provide cash awards to Messrs. Barry E. Davis, Michael J. Garberding and Joe A. Davis as consideration for the waivers described above. The aggregate amount to be awarded pursuant to this bonus pool is approximately $600,000 (the "Executive Waiver Bonus Pool") and will be allocated among these individuals prior to the Closing. Allocations of any bonus amounts to Mr. Barry E. Davis will be made by the compensation committees, and allocations to Messrs. Michael J. Garberding and Joe A. Davis will be subject to the review and approval of the compensation committees and the Crosstex Board and the Partnership Board, as applicable. Any such cash bonus awards will be contingent upon the Closing.

        Additionally, pursuant to the merger agreement and the contribution agreement, the Crosstex Companies agreed to use their reasonable best efforts to obtain waivers of accelerated vesting of awards from Messrs. William W. Davis, Stan Golemon and certain additional employees prior to the Effective Time. To satisfy such obligation, on January 14, 2014, the Crosstex Board and Partnership Board, upon the recommendation of their respective compensation committees, authorized the Crosstex Companies to approach certain employees of the Crosstex Companies, including Messrs. William W. Davis and Stan Golemon (each of whom is a named executive officer), to propose that they waive their right to accelerated vesting with respect to 50% of their currently unvested equity awards (rounded down, as necessary, to the nearest whole number of shares of Common Stock or Partnership common units, as applicable) (the "Waiver Awards") granted under the Crosstex benefit plan and the Crosstex GP benefit plan. Eligible employees who agree to the waiver are referred to herein as "Electing Employees." Each Electing Employee's Waiver Awards will be amended, effective immediately prior to the Effective Time, to provide that such awards will not vest at such time but will vest on the second anniversary of the Closing. Upon vesting, the Waiver Awards will entitle the Electing Employee to (i) the number of EnLink Midstream Common Units equal to the number of shares of Common Stock subject to the Waiver Awards and/or (ii) the number of Partnership common units equal to the number of Partnership common units subject to such Waiver Awards, as applicable. The remaining 50% of the unvested equity awards in the Crosstex Companies held by each Electing Employee will vest in accordance with the terms of the applicable benefit plan as described above.

        As consideration for agreeing to waive the right to accelerated vesting with respect to the Waiver Awards, each Electing Employee will receive (i) a new restricted incentive units award under the EnLink Midstream, LLC 2014 Long-Term Incentive Plan, which is expected to be adopted by the EnLink Midstream Board and approved by the unitholder of EnLink Midstream prior to the Closing, for a number of EnLink Midstream Common Units equal to (1) 50% of the shares of Common Stock subject to the applicable Waiver Awards plus (2) an amount of EnLink Midstream Common Units to be determined by dividing (x) the product of the Crosstex Cash Consideration and the number of shares of Common Stock subject to the applicable Waiver Awards by (y) the closing price of the EnLink Midstream Common Units on the first day of trading following the Closing (in each case rounded up, as necessary, to the nearest whole number of EnLink Midstream Common Units) and (ii) a new restricted incentive units award under the Crosstex GP benefit plan for a number of Partnership common units equal to 50% of the Partnership common units subject to the applicable Waiver Awards (rounded up, as necessary, to the nearest whole number of Partnership common units) (collectively, the "New Awards"). The New Awards will be awarded following the Closing and will vest on the second anniversary of the Closing (unless a qualifying termination (as defined in the applicable award agreement) occurs during such two-year period). As of January 31, 2014, the date by which eligible employees were required to elect whether to agree to the terms of the waiver, Mr. Stan Golemon agreed to such terms and Mr. William W. Davis did not agree to the waiver.

  Transaction Bonus Plan

        Also on January 14, 2014, the Partnership Board, upon the recommendation of its compensation committee, approved and authorized the Partnership to fund a cash bonus plan in an aggregate amount of up to $10.0 million (the "Transaction Bonus Plan") to reward a broad base of employees, including the named executive officers of Crosstex, for the transaction with Devon. Any awards made under the Transaction Bonus Plan will be contingent upon the Closing. The final amount of the Transaction Bonus Plan will be determined prior to the Closing and then will be allocated among such employees. Allocations of any bonus amounts to Mr. Barry E. Davis under the Transaction Bonus Plan will be made by the compensation committee of the Partnership Board, and allocations to the other named executive officers will be subject to the review and approval of the compensation committee of the Partnership Board and the Partnership Board.

  Employment Agreements

        All of Crosstex's executive officers and certain members of senior management entered into employment agreements with Crosstex GP as of February 28, 2012. On January 14, 2014, the Partnership Board, upon the recommendation of its compensation committee, approved and authorized amending the employment agreements of the named executive officers other than Messrs. Barry E. Davis and Stan Golemon (whose employment agreements do not expire on February 28, 2014) to extend the termination date from February 28, 2014 to August 31, 2014. Such amendments are expected to be executed prior to February 28, 2014. These employment agreements are substantially similar with certain exceptions which are set forth in the following discussion. The employment agreements restrict such employees from disclosing confidential information, soliciting other employees to accept employment with a third party or terminate their employment with Crosstex GP or its affiliates, interfering with the business of Crosstex GP and its affiliates or competing with Crosstex GP and its affiliates, in each case for a period that will continue after the termination of the employee's employment for one year for the Chief Executive Officer and for six months for the other executive officers and members of senior management. During the noncompetition period, the employees are generally prohibited from engaging in any business that competes with Crosstex GP or its affiliates in areas in which they conduct business as of the date of termination and from soliciting or inducing any of their employees to terminate their employment with Crosstex GP or its affiliates. The employment agreements provide a clawback of benefits if the confidential information or noncompetition provisions are breached by a terminated employee following a termination date. In the event of a termination, the terminated employee is required to execute a general release of the Crosstex Companies in order to receive any benefits under the employment agreements.

        Under the employment agreements, if an employee's employment is terminated without cause (as defined in the employment agreement), is terminated by the employee for good reason (as defined in the employment agreement), or is terminated due to the employee's death, disability or adjudication of legal incompetence, the employee will be entitled to receive (i) his or her base salary up to the date of termination, (ii) any unpaid annual bonus with respect to the prior year that has been earned as of or prior to the date of termination, (iii) a pro-rata portion of the higher of (x) the target amount of his or her annual bonus and (y) the projected actual bonus, in each case calculated based upon the number of days in the performance period prior to the date of termination, (iv) an amount equal to the cost to the employee for the premium for health insurance continuation under COBRA for an 18-month period, (v) such other fringe benefits (excluding any bonus, severance pay benefit, participation in the company's 401(k) employee benefit plan, or medical insurance benefit) normally provided to employees of the company and already earned or accrued as of the date of termination (collectively, the "Employment Termination Fee") and (vi) a lump sum severance amount equal to one year of the employee's then current base salary, plus one times the target annual bonus for the year of termination

(the amount listed in (vi) the "Severance Benefit"), provided; however, that the Severance Benefit for the Chief Executive Officer is multiplied by two.

        However, in the event of an executive officer's termination without cause, or a termination by the employee for good reason, within 120 days prior to, or one year following, the mergers, the Chief Executive Officer would be entitled to the Employment Termination Fee plus a lump sum severance amount equal to three times the Severance Benefit, and the Chief Operating Officer, General Counsel and Chief Financial Officer each would be entitled to the Employment Termination Fee plus a lump sum severance amount equal to two times the Severance Benefit.

        The other executive officers do not receive an increase in the Severance Benefit if they are terminated in connection with a change of control. Therefore, while the consummation of the mergers will not by itself trigger any payment under the employment agreements or provide any executive officer with the right to terminate his or her employment for "good reason," the Severance Benefit payable to the Chief Executive Officer, Chief Operating Officer, General Counsel and Chief Financial Officer would increase if their employment is terminated by the Crosstex Companies without "cause" or by the executive officer for "good reason" in the 120 days before and the one year following the mergers.

        If the payments and benefits provided to an executive officer (i) constitute a "parachute payment" as defined in Section 280G of the Code and exceed three times executive officer's "base amount" as defined under Code Section 280G(b)(3), and (ii) would be subject to the excise tax imposed by Code Section 4999, then the executive officer's payments and benefits shall be either (A) paid in full, or (B) reduced and payable only as to the maximum amount which would result in no portion of such payments and benefits being subject to excise tax under Code Section 4999, whichever results in the receipt by the executive officer on an after-tax basis of the greatest amount (taking into account the applicable federal, state and local income taxes, the excise tax imposed by Code Section 4999 and all other taxes, including any interest and penalties, payable by the executive officer).

  Potential Merger-Related Compensation for Crosstex Named Executive Officers

        The table below sets forth the amount of payments and benefits that each of Crosstex's named executive officers would receive in connection with the Crosstex merger, assuming the Crosstex merger occurred on January 15, 2014 and the contemporaneous occurrence of a qualifying termination of employment of Crosstex's named executive officers, pursuant to Item 402(t) of Regulation S-K. The parties expect to complete the Crosstex merger in the first quarter of 2014, subject to the receipt of required approvals and satisfaction of conditions. It is expected that the actual amounts payable will vary depending on the timing of the Crosstex merger and any qualifying termination, the amount of salary and bonuses being earned by the named executive officer at that time, and various assumptions relating to the excise tax imposed on an "excess parachute payments" as defined in Section 280G of the Code. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Total(4)
Barry Davis	$4,573,009	—	$28,991	$4,602,000
William Davis	$1,782,235	$3,943,269	$19,676	$5,745,180
Joe Davis	$1,675,120	—	$28,991	$1,704,111
Michael Garberding	$1,771,045	—	$28,991	$1,800,036
Stan Golemon	$615,647	$1,950,644	$19,264	$2,585,555

(1)
Each named executive officer is entitled to receive the Severance Benefit (multiplied by three for Mr. Barry Davis and multiplied by two for Messrs. Garberding, Joe Davis and

  William Davis) plus the Employment Termination Fee if he is terminated without cause, or if he terminates employment for good reason (as defined in the employment agreement), within 120 days prior to, or one year following, a change in control. The foregoing payments are considered a "double-trigger" and are subject to a clawback to the extent the named executive officers breach their confidentiality obligations, non-solicitation obligations or noncompetition obligations (described elsewhere herein) for a period that continues after the termination for one year for Mr. Barry Davis and for six months for the other named executive officers. A change in control event does not impact the payment to which Mr. Golemon would otherwise be entitled. The figures shown do not include amounts of base salary previously paid or fringe benefits previously received and do not include the cash amount payable to the employee for the cost of the premium for health insurance continuation under COBRA that is separately reported in the "Perquisites/Benefits" column. Additionally, the figures shown do not include bonus amounts that may be awarded to the named executive officers under the Executive Waiver Bonus Pool or the Transaction Bonus Plan, which have not yet been allocated or awarded.

  The following table sets forth the amount of each separate form of compensation included in the aggregate total reported in this column:

	Earned but Unpaid Bonus for Prior Year*	Pro Rata Portion of Target Bonus for Current Year†	Current Base Salary Multiplied by Multiple**	Target Annual Bonus Multiplied by Multiple**
Barry E. Davis	$492,188	$30,822	$1,800,000	$2,250,000
William W. Davis	$266,625	$14,610	$790,000	$711,000
Joe A. Davis	$236,250	$13,870	$750,000	$675,000
Michael J. Garberding	$236,250	$14,795	$800,000	$720,000
Stan Golemon	$128,250	$7,397	$300,000	$180,000
*
The figures shown assume 75% achievement of the target bonus for fiscal year 2013 and assume that the transactions have been consummated.

†
The figures shown assume 100% achievement of the target bonus for the fiscal year 2014, assume that the transactions have been consummated and represent the pro rata portion of such target bonus calculated on a daily basis through January 15, 2014.

**
The figures shown are based on the base salary and the target annual bonus that were approved for fiscal year 2014 subject to and conditioned upon the consummation of the transactions.

(2)
As described below at "The Merger Agreement—Effect on Crosstex Employee Equity-Based Awards," all unvested equity-based awards granted under a Crosstex or Crosstex GP benefit plan vest and settle on a "single-trigger" basis upon the occurrence of a change in control such as that contemplated by the merger agreement and the contribution agreement. Messrs. Barry Davis, Garberding and Joe Davis, however, waived the accelerated vesting of their respective awards under the Crosstex and Crosstex GP benefit plans. The following are the cash values of the equity awards that Messrs. Barry Davis, Joe Davis and Garberding waived, respectively: $6,867,993; $3,047,359; and $5,214,979. In addition, as described in "—Acceleration of Vesting of Equity Awards" above, Mr. Stan Golemon waived the accelerated vesting with respect to his Waiver Awards. The amounts above assume (i) a price per share of Crosstex common stock of $32.49 (the average closing price per share of Crosstex common stock over the five business days following the public announcement of the transactions on October 21, 2013), (ii) a price per Partnership common unit of $26.55 (the average closing price per unit of the Partnership common units over the five business days following the public announcement of the transactions on October 21, 2013) and (iii) the amount of the named executive officers' respective unvested equity-based awards held as of January 15, 2014. The table above includes equity awards granted under both the Crosstex and Crosstex GP benefit plans, as well as the grant of New Awards to which Mr. Stan Golemon is entitled, as described in "—Acceleration of Vesting of Equity Awards" above. The table above does not include any other grants of awards or vesting of awards which may occur following January 15, 2014, such as any annual or other post-closing equity awards that may be granted to the named executive officers, which awards have not yet been allocated or granted.

(3)
The amounts above include the estimated value of health care benefits equal to a lump sum payment of the estimated monthly cost of the benefits under COBRA for 18 months if the executive officer is terminated without cause or due to death or disability, or if he terminates employment for good reason. Such benefit is considered a "double-trigger."

(4)
The amounts above do not include the cash values of the equity awards for which Messrs. Barry Davis, Joe Davis and Garberding waived the accelerated vesting event.

  Indemnification and Directors and Officers Insurance

        EnLink Midstream agreed to honor the obligations of Crosstex pursuant to indemnification agreements between Crosstex and its officers, directors and employees entered into before the completion of the Crosstex merger. EnLink Midstream also agreed for six years after the completion of the Crosstex merger to indemnify Crosstex's officers, directors and employees before the completion of the Crosstex merger to the extent of the indemnification provisions included in Crosstex's current certificate of incorporation and bylaws. In addition, for six years after the completion of the Crosstex merger, EnLink Midstream has agreed to maintain the same directors and officers' liability insurance maintained on the date of the merger agreement by Crosstex covering those directors and officers of Crosstex who had been covered by such insurance at the time the merger agreement was executed, or, in the alternative, EnLink Midstream has agreed to maintain run-off or tail policies or endorsement policies providing coverage on substantially the same terms and conditions, for claims arising out of acts or conduct occurring on or prior to the completion of the Crosstex merger and asserted within six years after the completion of the Crosstex merger. However, EnLink Midstream is not required to pay, on an annual basis, more than 250% of the current annual premium paid by Crosstex for that insurance, and if such insurance would exceed more than 250% of the current premium paid by Crosstex, EnLink Midstream is required to purchase the maximum coverage possible for such amount.

EnLink Midstream, LLC 2014 Long-Term Incentive Plan

        Prior to the Closing, the EnLink Midstream Board intends to adopt, and obtain EnLink Midstream unitholder approval of, the EnLink Midstream, LLC 2014 Long-Term Incentive Plan (the "LTIP") to attract and retain employees, non-employee directors, and other service providers. The description of the LTIP set forth below is a summary of its material features. This summary, however, does not purport to be a complete description of all of the provisions of the LTIP and is qualified in its entirety by reference to the form of the LTIP, a copy of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part. The LTIP provides for the grant of cash and equity-based awards, including options, restricted unit awards, restricted incentive units, unit appreciation rights ("UARs"), distribution equivalent rights ("DERs"), unit awards, cash awards and performance awards.

        Unit Limits.    Subject to adjustment in accordance with the LTIP, 11,000,000 EnLink Midstream Common Units will initially be reserved for issuance pursuant to awards under the LTIP, and more specifically, that total amount may be available for awards of incentive unit options. EnLink Midstream Common Units subject to an award under the LTIP that are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including withheld to satisfy exercise prices or tax withholding obligations, will again become available for delivery pursuant to other awards under the LTIP.

        In each calendar year, during any part of which the LTIP is in effect, an employee who is a "covered employee" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), may not be granted (a) awards (other than awards designated to be paid only in cash or the settlement of which is not based on a number of EnLink Midstream Common Units) relating to more than 300,000 EnLink Midstream Common Units, subject to adjustment as provided in the LTIP, and (b) awards designated to be paid only in cash, or the settlement of which is not based on a number of EnLink Midstream Common Units, having a value determined on the date of grant in excess of $3,000,000.

        Administration.    The LTIP will be administered by the compensation committee of the EnLink Midstream Board, which is referred to herein as the "committee." The committee will be comprised of two or more individuals, each of whom qualifies as an "outside director" as defined in Section 162(m) of the Internal Revenue Code and a "non-employee director" as defined in Rule 16b-3 under the Exchange Act. Subject to the terms and conditions of the LTIP and applicable law, the committee has broad discretion to administer the LTIP, including the power to determine the employees, non-employee directors, and other service providers to whom awards will be granted, to determine the type of awards to be granted and the number of EnLink Midstream Common Units to be subject to awards and the terms and conditions of awards, to determine and interpret the terms and provisions of each award agreement, to accelerate the time of vesting or exercisability of any award and to make all other determinations and to take all other actions necessary or advisable for the administration of the LTIP.

        Eligibility.    Employees, non-employee directors and other individuals who provide services to EnLink Midstream or its affiliates may be eligible to receive awards under the LTIP. However, the committee has the sole discretion to determine which eligible individuals receive awards under the LTIP.

        General Terms and Conditions of Awards.    The committee determines the type or types of awards made under the LTIP. Each award may be embodied in an award agreement, which will contain such terms, conditions and limitations as required by the LTIP and as determined by the committee. The committee may, in its discretion, subject any award to such other terms, conditions, restrictions and/or limitations that are not inconsistent with the terms of the LTIP. Awards under the LTIP need not be uniform, and awards may be combined into a single award agreement. Awards may be granted alone, in tandem or in other combinations (subject to the terms of the LTIP), at one time and on more than one occasion to the same participant. Awards may be made to satisfy the payment obligations in respect of, or be in lieu of or in addition to, bonuses or other compensation payable to the participant.

        Options.    Options are rights to purchase a specified number of EnLink Midstream Common Units at a specified price. Generally, the exercise price of an option cannot be less than the fair market value per EnLink Midstream Common Unit on the date on which the option is granted and the term of the option cannot exceed ten years from the date of grant. Options will be exercisable on such terms as the committee determines. The committee will also determine the time or times at which, and the circumstances under which, an option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, form of consideration payable in settlement, method by or forms in which EnLink Midstream Common Units will be delivered to participants, and whether or not an option shall be in tandem with a UAR award. Under no circumstances will distributions or DERs be granted or made with respect to option awards.

        An option granted to an employee may consist of an option that complies with the requirements of Section 422 of the Internal Revenue Code, referred to in the LTIP as an "incentive unit option." In the case of an incentive unit option granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of units, the exercise price of the option must be at least 110% of the fair market value per EnLink Midstream Common Unit on the date of grant and the term of the option cannot exceed five years from the date of grant.

        Unit Appreciation Rights or UARs.    A UAR is the right to receive an amount equal to the excess of the fair market value of one EnLink Midstream Common Unit on the date of exercise over the grant price of the UAR. UARs will be exercisable on such terms as the committee determines. The committee will also determine the time or times at which and the circumstances under which a UAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which EnLink Midstream Common Units will be delivered or deemed to be delivered to participants, whether or not a UAR shall be in tandem with an option award, and any other terms and conditions of any UAR. UARs may be either freestanding or in tandem with other awards. Under no circumstances will distributions or DERs be granted or made with respect to UAR awards.

        Restricted Units.    A restricted unit is a grant of an EnLink Midstream Common Unit subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the committee. The committee may provide, in its discretion, that the distributions made by EnLink Midstream with respect to the restricted units shall be subject to the same forfeiture and other restrictions as the restricted unit and, if so restricted, such distributions shall be held, without interest, until the restricted unit vests or is forfeited with the unit distribution right being paid or forfeited at the same time, as the case may be. In addition, the committee may provide that such distributions be used to acquire additional restricted units for the participant. Under no circumstances will distributions or DERs be granted or made with respect to restricted unit awards.

        Restricted Incentive Units.    Restricted incentive units are rights to receive cash, EnLink Midstream Common Units or a combination of cash and EnLink Midstream Common Units at the end of a specified period. Restricted incentive units may be subject to restrictions, including a risk of forfeiture, as determined by the committee. The committee may, in its sole discretion, grant DERs with respect to restricted incentive units.

        Distribution Equivalent Rights or DERs.    DERs entitle a participant to receive cash or additional awards equal to the amount of any cash distributions made by EnLink Midstream with respect to an EnLink Midstream Common Unit during the period the right is outstanding. DERs may be granted as a stand-alone award or with respect to awards other than restricted units, options or UARs. Subject to Section 409A of the Internal Revenue Code, payment of a DER issued in connection with another award may be subject to the same vesting terms as the award to which it relates or different vesting terms, in the discretion of the committee.

        Unit Awards.    The LTIP permits the grant of unit awards, which are EnLink Midstream Common Units that are not subject to vesting restrictions.

        Cash Awards.    The LTIP permits the grant of cash awards, which are awards denominated and payable in cash.

        Performance Awards.    Performance awards represent a participant's right to receive an amount of cash, EnLink Midstream Common Units, or a combination of both, contingent upon the annual attainment of specified performance measures within a specified period. The committee will determine the applicable performance period, the performance goals and such other conditions that apply to each performance award. In addition, the LTIP permits, but does not require, the committee to structure any performance award made to a covered employee as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits the deductibility for federal income tax purposes of annual compensation paid to certain top executives of a company to $1 million per covered employee in a taxable year (to the extent such compensation does not constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code). Prior to the payment of any compensation based on the achievement of performance goals applicable to qualified performance awards, the committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

        Termination of Employment and Non-Competition Agreements.    The treatment of an award upon a termination of employment or any other service relationship by and between a participant and EnLink Midstream or any subsidiary thereof shall be specified in the agreement controlling such award. Additionally, each participant to whom an award is granted under the LTIP may be required to agree in writing as a condition of the granting of such award not to engage in conduct in competition with EnLink Midstream or its affiliates after the termination of such participant's employment or service with EnLink Midstream.

        Change of Control.    Subject to the terms of the applicable award agreement, upon a "change of control" (as defined in the LTIP), the committee may, in its discretion, (i) accelerate the time of exercisability of an option or UAR award or accelerate vesting for other awards, (ii) require awards to be surrendered in exchange for a cash payment or payment of other consideration including securities or other property (or no payment if the price paid in the change of control is equal to or less than the exercise price with respect to option and UAR awards), or (iii) make other adjustments to awards as the committee deems appropriate to reflect the applicable transaction or event.

        Amendment and Termination of LTIP.    The LTIP will automatically expire on the tenth anniversary of its effective date. The EnLink Midstream Board may amend or terminate the LTIP at any time, subject to any requirement of unitholder approval required by applicable law, rule or regulation. The committee may generally amend the terms of any outstanding award under the LTIP at any time. However, no action may be taken by the EnLink Midstream Board or the committee under the LTIP that would materially and adversely affect the rights of a participant under a previously granted award without the participant's consent.

        Initial Awards.    In connection with the consummation of the transactions contemplated by the merger agreement and the contribution agreement, EnLink Midstream intends to grant awards of restricted incentive units under the LTIP to its officers and certain other employees.

EnLink Midstream Board Following the Mergers

        Prior to the Closing, Devon Gas Services, as the sole member of EnLink Midstream Manager, shall take all action necessary to elect as directors of EnLink Midstream Manager, effective as of the Effective Time (i) three persons who are independent directors mutually agreed upon by Crosstex and Devon prior to the Closing, (ii) Barry E. Davis, the current President and Chief Executive Officer of Crosstex, and (iii) five persons selected by Devon prior to the Closing. Such directors will hold office in accordance with the limited liability company agreement of EnLink Midstream Manager (described under "The EnLink Midstream Operating Agreement") (the "EnLink Midstream Manager LLC Agreement"). As of the date of this proxy statement/prospectus, no determination has been made as to the identity of the three independent directors to be mutually agreed upon by Crosstex and Devon and the four persons to be selected by Devon as described in (i) and (iii) above, respectively, other than John Richels, the President and Chief Executive Officer of Devon, who is expected to serve as

Chairman of the Board of Directors of EnLink Midstream Manager. Biographical information regarding Mr. Richels is provided below.

        John Richels, 62, is an accomplished business leader with 35 years of experience in the oil and gas industry and legal profession. He has been Devon's President since 2004 and Chief Executive Officer since 2010. Mr. Richels brings to the Board an extensive knowledge of the energy industry, including his experience with Devon's assets and operations. Mr. Richels joined Devon in 1998 when Devon acquired Northstar Energy Corporation, where he held the office of Executive Vice President and Chief Financial Officer. After the acquisition, he served as Senior Vice President of Devon and President and Chief Executive Officer of Devon's Canadian subsidiary. Prior to joining Northstar, Mr. Richels was Managing Partner, Chief Operating Partner and a member of the executive committee of the Canadian-based national law firm, Bennett Jones. He joined Bennett Jones in 1978 practicing in the mergers and acquisitions, securities and corporate law areas, primarily in the oil and gas sector. During his legal career, Mr. Richels also served, on loan from Bennett Jones, as an officer of the XV Olympic Winter Games Organizing Committee in Calgary. Mr. Richels received a bachelor's degree in economics from York University. He also received a Law degree from the University of Windsor.

        Mr. Richels is currently a director of Devon Energy Corporation, TransCanada Corporation and BOK Financial Corporation. He has served on the boards of a number of other publicly traded companies. He is past chairman of the Oklahoma City National Memorial and past president of the Oklahoma City Philharmonic and the Petroleum Club of Oklahoma City. He is a member of the executive committee and board of directors of the Greater Oklahoma City Chamber of Commerce and serves on the boards of trustees of the Oklahoma City National Memorial, Oklahoma City University and SSM Health Care of Oklahoma. Mr. Richels also serves as a director and is a member of the executive committee of the American Exploration and Production Council and the Independent Petroleum Association of America and is a member of the University of Oklahoma's International Programs Center's Board of Visitors. He also served as Vice-Chairman of the board of governors of the Canadian Association of Petroleum Producers.

Certain Relationships and Related Transactions

        Please read "The EnLink Midstream Operating Agreement—Conflicts of Interest" for information about how EnLink Midstream will resolve conflicts of interest that exist or may arise in the future as a result of the relationships between the EnLink Midstream Manager and its affiliates, including Devon, on the one hand, and EnLink Midstream and its members, on the other hand.

Manner and Procedure for Exchanging Shares of Crosstex Common Stock

        Prior to the Effective Time, Devon will cause EnLink Midstream to appoint an exchange agent reasonably satisfactory to Crosstex for the purpose of exchanging shares of Crosstex common stock for the Crosstex Merger Consideration. EnLink Midstream will deposit with such exchange agent, for the benefit of the holders of shares of Crosstex common stock, the Crosstex Unit Consideration and an amount of cash sufficient to effect delivery of the Crosstex Cash Consideration to the holders of shares of Crosstex common stock.

        Promptly after the Effective Time, and in any event not later than the fifth business day following the Effective Time, the exchange agent will mail to each holder of certificated shares of Crosstex common stock (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the shares of Crosstex common stock in exchange for the Crosstex Merger Consideration. You should read these instructions carefully. Assuming that you complete and submit the letter of transmittal in accordance with such instructions and surrender your shares of Crosstex common stock for cancellation, you will not need to take any further action in order to receive the Crosstex Merger Consideration. If you hold your shares of Crosstex common stock in book-entry form, you will not need to take any action in order to receive the Crosstex Merger Consideration. In that case, the exchange agent will issue and deliver the Crosstex Merger Consideration to you within two business days after the effective time of the Crosstex merger.

        The EnLink Midstream Common Units you receive in the Crosstex merger will be issued in book-entry form (unless you expressly request to receive such units in certificated form). No interest will be paid or will accrue on any cash amounts received as Crosstex Merger Consideration.

Regulatory Approvals Required for the Merger

        Crosstex and Devon have agreed to use their reasonable best efforts to obtain all governmental and regulatory approvals required to complete the transactions contemplated by the merger agreement and the contribution agreement. These approvals include approval, or the expiration or termination of the applicable waiting period, under the HSR Act. The Crosstex Companies and Devon each filed the required HSR notification and report forms on November 12, 2013, and the 30-day statutory waiting period expired on December 12, 2013. At any time before or after the completion of the mergers, the DOJ, the FTC or others could take action under the antitrust laws as deemed necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the mergers or contribution or to permit completion only subject to regulatory concessions or conditions. There can be no assurance that a challenge to the mergers will not be made or that, if a challenge is made, it will not prevail. For additional information concerning the parties' obligations with respect to required regulatory approvals, please see "The Merger Agreement—Regulatory Approvals; Efforts to Closing Mergers."

Expected Timing of the Mergers

        The parties currently expect to complete the transactions, including the mergers, in the first quarter of 2014, subject to the receipt of the Crosstex Stockholder Approval and regulatory approvals and the satisfaction or waiver of the other conditions to the completion of the mergers. Because many of the conditions to completion of the mergers are beyond the control of the parties, exact timing for completion of the transactions cannot be predicted with any amount of certainty.

No Devon Approval

        Devon stockholders are not required to approve the mergers or the merger agreement.

Appraisal Rights

        Holders of record of shares of Crosstex common stock who make the demand described below with respect to their shares, who are continuously the record owner of such shares through the effective time of the Crosstex merger and who do not vote for the adoption of the merger agreement and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL will have the right to obtain an appraisal of the "fair value" of their shares of Crosstex common stock in connection with the Crosstex merger. This means that stockholders are entitled to obtain a judicial determination of the fair value of their shares of Crosstex common stock (exclusive of any element of value arising from the accomplishment or expectation of the Crosstex merger) determined by the Delaware Court of Chancery and entitled to receive payment based upon that valuation, together with interest, if any, to be paid upon the amount determined to be a fair value, in lieu of the Crosstex Merger Consideration. The "fair value" of your shares of Crosstex common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Crosstex Merger Consideration that you are otherwise entitled to receive under the terms of the merger agreement. Strict compliance with the statutory procedures in Section 262 of the DGCL is required.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to properly demand and perfect appraisal rights. This summary, however, is not a complete statement of law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached as Annex H hereto. The preservation and exercise of appraisal right requires strict and timely adherence to the applicable provisions of the DGCL. Failure to follow the requirements of Section 262 of the DGCL for demanding and perfecting appraisal rights may result in the loss of such rights. All references in this summary to a "stockholder" are to a record holder of shares of Crosstex common stock on the record date for the special meeting unless otherwise indicated.

        If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex H hereto and should consult your legal advisor since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. All demands for appraisal must be received prior to the vote on the adoption of the merger agreement and should be addressed to Crosstex Energy, Inc., 2501 Cedar Springs Rd., Dallas, Texas 75201, Attention: Secretary, and should be executed by, or on behalf of, the record holder of the shares of Crosstex common stock. Holders of shares of Crosstex common stock who desire to exercise their appraisal rights must not vote in favor of the adoption of the merger agreement and must continuously hold their shares of Crosstex common stock through the effective date of the Crosstex merger.

        Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This document constitutes such notice to the holders of shares of Crosstex common stock and Section 262 of the DGCL is attached to this document as Annex H.

        If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to Crosstex, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of Crosstex common stock. If you sign and return a proxy card that does not contain voting instructions or submit a proxy by telephone or through the Internet that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is revoked, be voted for the adoption of the merger agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote "AGAINST" the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting "AGAINST" the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL.

        A demand for appraisal will be sufficient if it reasonably informs Crosstex of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder's shares of Crosstex common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting "AGAINST" the adoption of the merger agreement. If you wish to exercise appraisal rights, you must be the record holder of such shares of Crosstex common stock on the date the written demand for appraisal is made and you must continue to hold such shares of record through the effective date of the Crosstex merger. Accordingly, a stockholder who is the record holder of shares of Crosstex common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective date of the Crosstex merger, will lose any right to appraisal in respect of such shares.

        Only a holder of record of shares of Crosstex common stock is entitled to assert appraisal rights for such shares registered in that holder's name. To be effective, a demand for appraisal by a stockholder must be made by, or on behalf of, such stockholder of record. Beneficial owners who do not also hold their shares of Crosstex common stock of record may not directly make appraisal demands to Crosstex. The beneficial holder must, in such cases, have the owner of record, such as a broker, bank or other nominee, submit the required demand in respect of those shares of Crosstex common stock. If shares of Crosstex common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares of Crosstex common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. If shares of Crosstex common stock are held through a broker who in turn holds the shares through a central depositary nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depositary nominee and must identify the depositary nominee as the record holder. A record owner, such as a broker, who holds shares of Crosstex common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Crosstex common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Crosstex common stock as to which appraisal is sought. Where no number of shares of Crosstex common stock is expressly mentioned, the demand will be presumed to cover all shares of Crosstex common stock held in the name of the record owner.

        If you hold your shares of Crosstex common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        If a stockholder who demands appraisal under Delaware law fails to perfect, or effectively withdraws or loses his or her rights to appraisal as provided under Delaware law, each share of Crosstex common stock held by such stockholder will be deemed to have been converted at the effective time of the Crosstex merger into the right to receive the Crosstex Merger Consideration as provided in the merger agreement. A stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his or her demand for appraisal and agree to accept the Crosstex Merger Consideration by delivering to Crosstex a written withdrawal of his or her demand for appraisal and acceptance of the Crosstex Merger Consideration within 60 days after the effective date of the Crosstex merger (or thereafter with the consent of the surviving entity). No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just.

        Within 10 days after the effective date of the Crosstex merger, the surviving entity will notify each stockholder who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement of the effective date of the Crosstex merger. Within 120 days after the Effective Date, but not thereafter, either Crosstex or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Crosstex common stock held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Crosstex common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving entity. Crosstex has no obligation to file such a petition in the event there are stockholders demanding appraisal of their shares. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal. We have no present intent to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the surviving entity will file such a petition or that it will initiate any negotiations with respect to the fair value of such shares of Crosstex common stock. Accordingly, stockholders who desire to have their shares of Crosstex common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        The costs of the appraisal action may be determined by the Delaware Court of Chancery and made payable by the parties as the Court deems equitable. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Crosstex, Crosstex will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Crosstex common stock and with whom agreements as to the value of their shares of Crosstex common stock have not been reached by Crosstex. After notice as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares of Crosstex common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.

        Within 120 days after the Effective Date, any stockholder that has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving entity a statement setting forth the aggregate number of shares of Crosstex common stock not voted in favor of the Crosstex merger and with respect to which demands for appraisal have been timely received and the aggregate number of holders of those shares. These statements must be mailed to the stockholder within 10 days after a written request by such stockholder for the information has been received by the surviving entity, or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.

        After determination of the stockholders entitled to appraisal of their shares of Crosstex common stock, the Delaware Court of Chancery will appraise the shares of Crosstex common stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Crosstex merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the Effective Date and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such stockholders of their certificates or book-entry shares.

        In determining the fair value of the shares of Crosstex common stock, the Delaware Court of Chancery is required to take into account all relevant factors. The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. Crosstex may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the shares of Crosstex common stock is less than the Crosstex Merger Consideration. Therefore, the value so determined in any appraisal proceeding could be the same as, or more or less than, the Crosstex Merger Consideration. Stockholders should also be aware that opinions of investment banking firms in connection with transactions such as the Crosstex merger are not opinions as to, and do not in any way address, fair value for purposes of Section 262 of the DGCL.

        Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

        Any stockholder who has properly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the Effective Date, be entitled to vote his, her or its shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Crosstex common stock as of a date prior to the Effective Date.

        If you desire to exercise your appraisal rights, you must not vote in favor of the adoption of the merger agreement and you must strictly comply with the procedures set forth in Section 262 of the DGCL.

        Failure to take any required step in connection with the exercise of appraisal rights may result in the termination or waiver of such rights.

Merger Expenses, Fees and Costs

        Except for (i) the payment of expenses described in "The Merger Agreement—-Termination Fees and Expenses Payable by Crosstex" below, (ii) costs and expenses of printing and mailing this proxy statement/prospectus, which shall be borne by Crosstex, and (iii) all filing and other fees paid to the SEC in connection with the registration statement and the mergers, which shall be borne equally by Crosstex and Devon, each party shall pay its own expenses incident to preparing for, entering into and carrying out the merger agreement and the consummation of the transactions contemplated by the merger agreement, whether or not the mergers are consummated.

 Accounting Treatment

        In accordance with GAAP, EnLink Midstream will account for the mergers using the acquisition method of accounting for business combinations. Under the acquisition method of accounting, Midstream Holdings will be the acquirer in the merger because its parent company, Devon, obtains control of EnLink Midstream after the mergers. Consequently, Midstream Holdings' assets and liabilities will retain their carrying values. Additionally, the Crosstex assets acquired and liabilities assumed by EnLink Midstream, as well as EnLink Midstream's non-controlling interests in the Partnership, will be recorded at their fair values measured as of the acquisition date. Any excess of the purchase price over the estimated fair values of Crosstex's net assets acquired will be recorded as goodwill.

Listing of EnLink Midstream Common Units

        EnLink Midstream Common Units are expected to trade on the NYSE under the ticker symbol "ENLC." Both Crosstex and Devon have agreed to use their reasonable best efforts to cause the EnLink Midstream Common Units issuable to stockholders of Crosstex in the Crosstex merger, the EnLink Midstream Common Units to be issued upon conversion of the EnLink Midstream Class B Units in accordance with the EnLink Midstream Limited Liability Company Agreement and such other EnLink Midstream Common Units reserved for issuance upon exercise or settlement of options and other equity awards of Crosstex to be approved for listing on the NYSE. Further, it is a condition to the Closing that the EnLink Midstream Common Units issuable in the Crosstex merger and upon conversion of the EnLink Midstream Class B Units be approved for listing on a national securities exchange, subject to official notice of issuance.

Delisting and Deregistration of Crosstex Common Stock

        Crosstex's common stock currently trades on the NASDAQ under the ticker symbol "XTXI." If the Crosstex merger is completed, Crosstex common stock will cease to be listed on the NASDAQ and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

        The following describes the material provisions of the merger agreement entered into by the parties on October 21, 2013. The following description of the merger agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of, the merger agreement, which is attached as Annex B hereto and is incorporated by reference in this proxy statement/prospectus. You should read the entire merger agreement carefully.

        The merger agreement and this summary of its terms have been included with this proxy statement/prospectus to provide you with information regarding the terms of the merger agreement and are not intended to modify or supplement any factual disclosures made about Crosstex or Devon in our public reports filed with the SEC. In particular, the merger agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Crosstex or Devon. The representations and warranties contained in the merger agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the mergers if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocate risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable to stockholders.

Structure of the Mergers

        Under the merger agreement, (i) Rangers Merger Sub will merge with and into Crosstex, with Crosstex surviving the merger and (ii) Boomer Merger Sub will merge with and into New Acacia, with New Acacia surviving the merger. Accordingly, following the consummation of the mergers, (a) each of Crosstex and New Acacia will be a wholly owned subsidiary of EnLink Midstream, (b) the former Crosstex stockholders will become holders of EnLink Midstream Common Units and Devon and its affiliates will become holders of EnLink Midstream Class B Units, as described in more detail below, and (c) Crosstex will continue to own all of the equity interests of Crosstex GP and a portion of the outstanding common units of the Partnership. In addition, prior to the Effective Time, New Acacia will own a 50% limited partner interest in Midstream Holdings, which, together with its subsidiaries, will own the Midstream Business. Following completion of the mergers, EnLink Midstream Common Units are expected to be listed for trading on the NYSE under the ticker symbol "ENLC," and the Crosstex common stock will be delisted from the NASDAQ, deregistered under the Exchange Act and cease to be publicly traded.

Closing and Effective Time of the Mergers

        Unless otherwise mutually agreed to by Crosstex and Devon, the Closing will take place on the second business day after the satisfaction or waiver of the conditions to consummation of the mergers (described under "—Conditions to Completion of the Mergers").

        Assuming timely satisfaction of the necessary closing conditions, the Closing is expected to occur in the first quarter of 2014. The Crosstex merger and Devon merger will become effective, in each case, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as Crosstex and Devon may agree and specify in the respective certificates of merger, provided that the parties will cause the mergers to become effective concurrently.

Directors and Officers

        Prior to the Closing, Devon Gas Services, as the sole member of EnLink Midstream Manager, will take all action necessary to elect as directors of EnLink Midstream Manager, effective as of the Effective Time (i) three persons who are independent directors mutually agreed upon by Crosstex and Devon prior to the Closing, (ii) Barry E. Davis, the current President and Chief Executive Officer of

Crosstex, and (iii) five persons selected by Devon prior to the Closing. Such directors will hold office in accordance with the EnLink Midstream Manager LLC Agreement. Except as otherwise determined by Devon prior to the Closing, Devon Gas Services will appoint the persons who are the officers of Crosstex immediately prior to the Effective Time as officers holding the same offices of EnLink Midstream Manager effective as of the Effective Time, each such person to hold office in accordance with the EnLink Midstream Manager LLC Agreement.

Effect of the Crosstex Merger on Shares of Crosstex Common Stock

        At the Effective Time, each share of Crosstex common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Devon or any of its wholly owned subsidiaries, treasury shares and shares with respect to which appraisal rights are properly demanded and not withdrawn) will be converted into the right to receive (i) one EnLink Midstream Common Unit and (ii) an amount in cash equal to the quotient of (x) $100,000,000 divided by (y) the number of shares of Crosstex common stock issued and outstanding immediately prior to the effective time of the Crosstex merger.

        Each share of Crosstex common stock that was issued and outstanding immediately prior to the Crosstex merger will be automatically cancelled and retired and will cease to exist. Following the consummation of the mergers, the former Crosstex stockholders will hold approximately 30%, in the aggregate, of the outstanding membership interests in EnLink Midstream.

Effect of the Devon Merger on the Shares of New Acacia

        At the Effective Time, the sole share of New Acacia common stock will be converted into the right to receive 115,495,669 EnLink Midstream Class B Units. The sole share of New Acacia common stock that was issued and outstanding immediately prior to the Devon merger will be automatically cancelled and will cease to exist. Following the consummation of the mergers, Devon and its affiliates will hold approximately 70% of the outstanding membership interests in EnLink Midstream.

        The EnLink Midstream Class B Units will be substantially similar in all respects to the EnLink Midstream Common Units, except that they will (i) not be entitled to distributions with respect to any fiscal quarter completed prior to the Closing and (ii) only be entitled to a pro rated distribution for the fiscal quarter in which the Closing occurs. The EnLink Midstream Class B Units will automatically convert into EnLink Midstream Common Units on a one-for-one basis on the first business day following the record date for distribution payments with respect to the quarter during which the Closing occurs.

Exchange of Shares of Crosstex Common Stock

        Prior to the Effective Time, Devon will cause EnLink Midstream to appoint an exchange agent reasonably satisfactory to Crosstex for the purpose of exchanging shares of Crosstex common stock for the Crosstex Merger Consideration. EnLink Midstream will deposit with such exchange agent for the benefit of the holders of shares of Crosstex common stock, the Crosstex Unit Consideration and an amount of cash sufficient to effect delivery of the Crosstex Cash Consideration to the holders of shares of Crosstex common stock.

        Promptly after the Effective Time, and in any event not later than the fifth business day following such Effective Time, the exchange agent will mail to each holder of certificated shares of Crosstex common stock (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the shares of Crosstex common stock in exchange for the Crosstex Cash Consideration and the Crosstex Unit Consideration (which will be issued in book-entry form unless the holder of Crosstex common stock specifically requests otherwise). Such holders will be paid the Crosstex Merger Consideration to which they are entitled upon the surrender to the exchange agent of such shares of Crosstex common stock and a properly completed and duly executed letter of transmittal. If you hold your shares of Crosstex common stock in book-entry form, you will not need to take any action in order to receive the Crosstex Merger Consideration. In that case, the exchange agent will issue and deliver the Crosstex Merger Consideration to you within two business days after the effective time of the Crosstex merger. No interest shall be paid or shall accrue on any Crosstex Cash Consideration.

        No dividends or distributions with respect to EnLink Midstream Common Units with a record date after the Effective Time will be paid to the holder of any unsurrendered shares of Crosstex common stock with respect to the EnLink Midstream Common Units represented by such shares until such shares of Crosstex common stock have been surrendered according to the terms of the merger agreement. Subject to applicable laws, following surrender of any such shares, the record holder of such shares will be paid, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time that have already been paid with respect to such EnLink Midstream Common Units and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to the surrender of such shares of Crosstex common stock payable with respect to such EnLink Midstream Common Units. The exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Crosstex common stock such amounts as are required to be withheld or deducted with respect to the making of such payment under any provision of local, state, federal or foreign tax laws. To the extent that amounts are withheld or deducted and paid over to the applicable governmental entity, such withheld or deducted amounts will be treated as having been paid to the holder of the shares of Crosstex common stock in respect of which such deduction and withholding was made.

        All EnLink Midstream Common Units and Crosstex Cash Consideration issued and paid upon conversion of shares of Crosstex common stock in accordance with the terms of the merger agreement will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Crosstex common stock previously represented by such shares. After the Effective Time, the stock transfer books of Crosstex will be closed, and there will be no further registration of transfers on the stock transfer books of shares of Crosstex common stock.

        Any portion of the exchange fund that remains unclaimed by former Crosstex stockholders 180 days after the Effective Time will be delivered to EnLink Midstream and such former stockholders may thereafter look only to EnLink Midstream for payment of their claim for the Crosstex Merger Consideration, without any interest thereon.

Appraisal Rights

        Shares of Crosstex common stock held by stockholders who are entitled to demand and have properly demanded appraisal rights under Section 262 of the DGCL and who have not voted for the adoption of the merger agreement and who continuously are the record owner of shares through the effective time of the Crosstex merger will not be converted into or represent the right to receive the Crosstex Merger Consideration. Such stockholders will be entitled instead to obtain an appraisal of the fair value of such shares of Crosstex common stock in accordance with the provisions of Section 262 of the DGCL. This means that stockholders are entitled to obtain a judicial determination of the fair value of their shares of Crosstex common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) determined by the Delaware Court of Chancery and entitled to receive payment based upon that valuation, together with interest, if any, in lieu of any consideration to be received under the merger agreement. This value could be more than, the same as, or less than the value of the Crosstex Merger Consideration.

        If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL, which is attached as Annex H to this proxy statement/prospectus. You are encouraged to read the provision carefully and in its entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, and since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL, Crosstex stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. If a Crosstex stockholder fails to perfect or otherwise effectively waives, withdraws or loses the right to appraisal under the DGCL, whether before or after the Effective Time, then that Crosstex stockholder will not be paid the appraised value of their shares of Crosstex common stock in accordance with the DGCL, and the shares of Crosstex common stock held by such stockholder will be converted into the right to receive, without interest, the Crosstex Merger Consideration.

Effect on Crosstex Employee Equity-Based Awards

        Subject to certain exceptions described below, Crosstex will cause all equity or equity-based Awards (including stock options, restricted stock and restricted stock units) granted under a Crosstex benefit plan outstanding immediately prior to the Effective Time to be fully vested and, if applicable, exercisable immediately prior to the Effective Time.

  Awards Settled in Cash (Other than Stock Options)

        Awards that are settled in cash, if any, and are not stock options will be settled and paid to the Award holder in accordance with the award agreement and the Crosstex benefit plan under which the Award was granted, less any applicable taxes required to be withheld, as soon as reasonably practicable after the Effective Time, and in no event later than 30 days thereafter.

  Awards of Common Stock or Settled in Common Stock (Other than Stock Options)

        Awards that consist of shares of Crosstex common stock or are settled in shares of Crosstex common stock pursuant to their terms and are not stock options will be settled immediately prior to the Effective Time in accordance with the award agreement and the Crosstex benefit plan under which the Award was granted, net of any applicable taxes required to be withheld. All shares of Crosstex common stock issued upon such settlement will be considered outstanding and have the right to be exchanged for the Crosstex Merger Consideration in the manner described above.

  Stock Options

        Awards that constitute stock options and that remain unexercised at the Effective Time will remain in effect in accordance with their terms, but will be converted at the Effective Time from Awards in respect of shares of Crosstex common stock to awards in respect of EnLink Midstream Common Units. Stock options that are exercised prior to the Effective Time will become issued and outstanding shares of Crosstex common stock and will have the right to be exchanged for the Crosstex Merger Consideration as described above.

  Waivers

        Notwithstanding the foregoing, in connection with the merger agreement, Barry E. Davis, Michael J. Garberding, Joe A. Davis, Stan Golemon and certain additional employees of the Crosstex Companies each agreed to waive certain rights with respect to the acceleration and vesting of Awards in connection with a change in control of Crosstex. As a result of this waiver, the applicable Awards will not become payable or vest solely as a result of the consummation of the mergers unless a qualifying termination occurs on or after the Closing Date. These Awards will be converted from awards in respect of shares of Crosstex common stock to Awards in respect of EnLink Midstream Common Units. Crosstex also has agreed to use its reasonable best efforts to obtain waivers from certain additional officers prior to the Effective Time. See "The Proposed Transactions—Interests of Crosstex's Executive Officers and Directors in the Mergers—Acceleration of Vesting of Equity Awards."

        For a discussion of the effect of the closing of the contribution agreement on the Partnership's equity-based awards, see "The Proposed Transactions—The Midstream Business Contribution" and "Other Transaction Agreements—The Contribution Agreement."

Conditions to Completion of the Mergers

        The obligations of the parties to consummate the mergers are subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

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  the receipt of the Crosstex Stockholder Approval;

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  the termination or expiration of the waiting period (and any extension thereof) applicable to the mergers under the HSR Act;

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  the absence of any decision, ruling or law by any governmental entity (whether temporary, preliminary or permanent) that enjoins or otherwise prohibits or makes illegal the consummation of either of the mergers;

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  the effectiveness of the registration statement on Form S-4, of which this document is a part, and the absence of a stop order suspending effectiveness of such registration statement or any legal proceeding initiated for that purpose;

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  the authorization for listing on the NYSE of the EnLink Midstream Common Units issuable in the Crosstex merger and upon conversion of the EnLink Midstream Class B Units; and

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  the fulfillment (or waiver) of each of the conditions to closing set forth in the contribution agreement (or the reasonable capability of each condition being fulfilled as of the closing of the transactions contemplated by the contribution agreement), as well as the willingness and ability of the parties thereto to consummate the contribution. Please see "Other Transaction Agreements—The Contribution Agreement" for additional information.

        The obligations of Crosstex to complete the mergers are subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

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  the representations and warranties of the Devon Parties in the merger agreement being true and correct (disregarding all qualifications or limitations as to "materiality," "material adverse effect" or other words of similar import, except with respect to the representation and warranty of the Devon Parties regarding the absence of a material adverse effect with respect to the Midstream Group Entities from January 1, 2013 through the Execution Date being true and correct as of the Execution Date) in all respects as of the Closing Date (except for representations and warranties made as of a specific date, which must have been true and correct in all respects as of such date), with only such failures to be true and correct as have not had, and would not be reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Midstream Group Entities (as described below);

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  the Devon Parties having performed or complied with, in all material respects, all agreements and covenants required by the merger agreement to be performed or complied with by the Devon Parties prior to the closing of the mergers;

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  the absence of any event since the Execution Date that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Midstream Group Entities;

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  the receipt of the required closing certificate from Devon, certifying that certain of the closing conditions applicable to the obligations of Crosstex have been fulfilled;

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  the receipt by Crosstex of the applicable Devon Party's executed signature page to the amended and restated partnership agreement of Midstream Holdings;

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  the receipt by Crosstex of the written opinion of Baker Botts or other counsel reasonably satisfactory to Crosstex, dated the Closing Date, to the effect that (i) the Devon merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and the mergers, together, will be treated as a transaction described in Section 351(a) of the Internal Revenue Code, (ii) none of New Acacia, Crosstex or EnLink Midstream will recognize any gain or loss as a result of the mergers and (iii) the Crosstex stockholders will not recognize any gain or loss as a result of the mergers except with respect to the Crosstex Cash Consideration, provided that the opinion will not extend to any holder who acquired shares of Crosstex common stock from Crosstex as consideration for services;

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  the delivery of the Crosstex Merger Consideration to the exchange agent;

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  the receipt by Crosstex of evidence reasonably satisfactory to it evidencing the consummation of certain Devon reorganization transactions that must precede the mergers and the transactions contemplated by the contribution agreement; and

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  the receipt by Crosstex of executed signature pages to the first offer agreement.

        The obligations of the Devon Parties to complete the mergers are subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

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  (i) except as set forth in (ii) below, the representations and warranties of Crosstex in the merger agreement being true and correct (disregarding all qualifications or limitations as to "materiality," "material adverse effect" or other words of similar import except in the case of the representation and warranty of Crosstex regarding the absence of a material adverse effect with respect to Crosstex from January 1, 2013 through Execution Date being true and correct as of the Execution Date) in all respects as of the Closing Date as if made on the Closing Date (except for representations and warranties made as of a specific date, which must have been true and correct in all respects as of such date), with only such failures to be true and correct as have not had, and would not be reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined below) with respect to Crosstex; and (ii) the representations and warranties of Crosstex regarding the capital structure of Crosstex and its subsidiaries being true and correct (disregarding all qualifications or limitations as to "materiality," "material adverse effect" or other words of similar import) other than in de minimis respects as of the Closing Date as if made on the Closing Date (except for representations and warranties made as of a specific date, which must have been true and correct, other than in de minimis respects, as of such date).

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  Crosstex having performed or complied with, in all material respects, all agreements or covenants required by the merger agreement to be performed or complied with by Crosstex prior to the Closing;

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  the absence of any event since the date of the Execution Date that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Crosstex;

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  the receipt of the required closing certificate from Crosstex, certifying that certain of the closing conditions applicable to the obligations of the Devon Parties have been fulfilled;

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  the receipt by Devon of the Partnership's executed signature page to the amended and restated partnership agreement of Midstream Holdings;

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  the receipt by Devon of the written opinion of Vinson & Elkins or other counsel reasonably satisfactory to Devon, dated the Closing Date, to the effect that (i) the Devon merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and the mergers, together, will be treated as a transaction described in Section 351(a) of the Internal Revenue Code, (ii) none of New Acacia, Crosstex or EnLink Midstream will recognize any gain or loss as a result of the mergers and (iii) the New Acacia stockholders will not recognize any gain or loss as a result of the mergers; and

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  receipt by Devon of a signature page to the registration rights agreement executed by EnLink Midstream.

Obligations with Respect to the Special Meeting and Recommendation to Stockholders

        Under the terms of the merger agreement, Crosstex has agreed to take all actions reasonably necessary to call, give notice of, convene and hold the special meeting, as soon as reasonably practicable following the date that the registration statement on Form S-4, of which this document is a part, is declared effective under the Securities Act and this proxy statement/prospectus is cleared by the SEC, and in any event within 30 days of the date this proxy statement/prospectus is mailed to the Crosstex stockholders, to consider the proposal to adopt the merger agreement. Crosstex has agreed, subject to the Board's right to change its recommendation in the circumstances described below, to recommend that its stockholders adopt the merger agreement and to use its reasonable best efforts to solicit from its stockholders votes in favor of the adoption of the merger agreement. Crosstex has also agreed to recommend the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement.

Agreement Not to Solicit Other Offers

  Termination of Discussions

        Crosstex agreed to, and to cause each of its subsidiaries and its and their respective directors and officers to, and to use its reasonable best efforts to cause its and their representatives to, immediately following the execution of the merger agreement, (i) cease and terminate any solicitation, knowing encouragement or knowing facilitation, discussions, negotiations or other similar activities with any person other than Devon and its affiliates that may be ongoing with respect to, or that may reasonably be expected to lead to an Acquisition Proposal (as defined below) and (ii) revoke or withdraw access of any person other than Devon and its affiliates to any data room containing any non-public information with respect to Crosstex and its subsidiaries previously furnished in connection with any activity described in clause (i).

  Non-Solicitation Obligations

        Under the terms of the merger agreement, and subject to certain exceptions summarized below, Crosstex has agreed that it will not and will cause its subsidiaries and its and their respective directors and officers not to (and it will use its reasonable best efforts to cause its and their representatives not to), directly or indirectly:

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  solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing information) any inquiries regarding, or the making or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

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  conduct or engage in any discussion or negotiations with, disclose any information or data relating to Crosstex or any of its subsidiaries to, or afford access to the business, properties, books or records of Crosstex or any of its subsidiaries with respect to, or knowingly take any other action to assist, facilitate or cooperate with any effort by any third party with respect to, or that is seeking to make or has made, any Acquisition Proposal; or

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  enter into any agreement, including any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or any other contract relating to any Acquisition Proposal.

  Exceptions to Non-Solicitation Provision

        Notwithstanding the foregoing, Crosstex and its subsidiaries and its and their representatives may conduct or engage in any discussion or negotiations with, disclose any information or data relating to Crosstex or any of its subsidiaries, or afford access to the business, properties, books or records of Crosstex or any of its subsidiaries with respect to, or knowingly take any other action to assist, facilitate or cooperate with any effort by any third party that is seeking to make or has made, after the Execution Date of the merger agreement, any Acquisition Proposal if:

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  the Crosstex Stockholder Approval has not already been obtained;

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  Crosstex has not materially breached its non-solicitation obligations under the merger agreement;

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  Crosstex's receipt of such Acquisition Proposal did not result from any breach of the non-solicitation obligations under the merger agreement; and

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  before taking any such actions, the Crosstex Board (or the special committee thereof) determines in good faith, after consultation with its financial advisor and outside legal counsel, that (i) failure to take such action would be inconsistent with the fiduciary duties of Crosstex's directors under applicable law and (ii) such Acquisition Proposal either constitutes a Superior Proposal (as defined below) or would be reasonably likely to lead to a Superior Proposal (as defined below);

except that Crosstex will not share any information or data with a third party, nor grant access to a third party, without entry into an acceptable confidentiality agreement with that party and as soon as possible (but not more than 24 hours after entering into such agreement) provide Devon a copy of such agreement.

        In addition, the Crosstex Board may comply with its obligations under Rule 14e-2(a) and Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act, or make any "stop-look-and-listen" communication to the Crosstex stockholders pursuant to Rule 14d-9(f) under the Exchange Act; provided that any action or statement taken pursuant to these obligations complies with Crosstex's covenants under the non-solicitation provisions of the merger agreement.

        Crosstex agreed to notify Devon, orally and in writing, promptly upon (and not later than 24 hours after) the receipt of an Acquisition Proposal or any request for information from any person in connection with an Acquisition Proposal. This notice is required to include the material terms and conditions of, and the identity of the person making, such Acquisition Proposal or request. Crosstex further agreed to provide to Devon copies of any written materials received in connection with the foregoing and to keep Devon reasonably informed of any material developments regarding the material terms and conditions of any Acquisition Proposal, in each case within 24 hours thereof. Crosstex has also agreed that it and its subsidiaries will not enter into any confidentiality agreement that prohibits Crosstex from providing any information to Devon in accordance with the merger agreement.

  Obligation to Maintain Recommendation

        As discussed above, the Crosstex Board has agreed to make the Crosstex Recommendation. Except as described below, neither the Crosstex Board nor any committee thereof may take any of the following actions, each of which is considered a Crosstex Recommendation Change:

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  fail to make, change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify the Crosstex Recommendation;

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  fail to recommend against acceptance of any tender offer or exchange offer for the shares of Crosstex common stock within 10 business days after commencement of any such offer;

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  adopt, approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal;

  •
  make any public statement that is materially inconsistent with the Crosstex Recommendation; or

  •
  publicly resolve or agree (whether or not publicly) to take any of these actions.

        Notwithstanding the foregoing, the Crosstex Board (or the Crosstex Special Committee) will be permitted to make a Crosstex Recommendation Change in respect of an Acquisition Proposal and/or terminate the merger agreement in order to enter into a definitive written agreement with respect to a Superior Proposal in accordance with the provisions described in the second sub-bullet under the third bullet under "—Termination of the Merger Agreement" at any time prior to the receipt of the Crosstex Stockholder Approval if, prior to taking such action, the Crosstex Board (or the Crosstex Special Committee) has determined in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and the failure to make a Crosstex Recommendation Change or terminate the merger agreement would be inconsistent with the fiduciary duties of the directors of Crosstex under applicable law. The Crosstex Board (or the Crosstex Special Committee) will also be permitted to make a Crosstex Recommendation Change in the case of an Intervening Event and in the absence of an Acquisition Proposal, if, prior to taking such action, the Crosstex Board (or the Crosstex Special Committee) has determined in good faith, after consultation with its financial advisor and outside legal counsel, that in response to an Intervening Event and in the absence of an Acquisition Proposal failure to make a Crosstex Recommendation Change in response to such Intervening Event would be inconsistent with the fiduciary duties of the directors of Crosstex under applicable law.

        Moreover, the Crosstex Board (or the Crosstex Special Committee) will not make a Crosstex Recommendation Change or terminate the merger agreement in accordance with the provisions described in the second sub-bullet under the third bullet under "—Termination of the Merger Agreement" unless prior to taking such action:

  •
  Crosstex has given Devon at least three business days' notice of its intention to take such action and provided to Devon, in the case of a Crosstex Recommendation Change or termination as a result of a Superior Proposal, the material terms and conditions of the Superior Proposal, the identity of the person making such proposal and copies of any proposed transaction agreements related to such proposal or, in the case of an Intervening Event, a detailed description of such event;

  •
  Crosstex and its representatives negotiated in good faith during the notice period described above to enable Devon to revise the terms of the merger agreement such that it would cause the Superior Proposal to no longer constitute a Superior Proposal or to revise the terms of the merger agreement or take such other action as would obviate the need for taking such action as the result of an Intervening Event, as applicable;

  •
  the Crosstex Board considered in good faith any changes proposed to the merger agreement by Devon or other actions proposed by Devon and determined in good faith, after consultation with its financial advisor and outside legal counsel, that notwithstanding the proposed changes, (i) the third-party proposal remains a Superior Proposal and failure to make a Crosstex Recommendation Change or terminate the merger agreement in accordance with the provisions described in the second sub-bullet under the third bullet under "—Termination of the Merger Agreement," as applicable, in response to the Superior Proposal would be inconsistent with the fiduciary duties of the Crosstex directors under applicable law or (ii) failure to make a Crosstex Recommendation Change in response to the Intervening Event would be inconsistent with the fiduciary duties of the Crosstex directors under applicable law, as applicable; and

  •
  Crosstex has complied in all material respects with its non-solicitation obligations under the merger agreement.

Any amendment to the financial or other material terms of a Superior Proposal after delivery of notice with respect to such Superior Proposal will require delivery of another notice and will commence a new notice period with respect to such Superior Proposal, except that after the commencement of three such notice periods, the required notice period will be one business day rather than three business days.

  Definitions of Acquisition Proposal, Intervening Event, Material Adverse Effect and Superior Proposal

        "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest relating to any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) from any third party involving: (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Crosstex or any of its subsidiaries whose assets, taken together, constitute 15% or more of Crosstex's consolidated assets, (b) any purchase (including any lease, long term supply agreement, mortgage, pledge or other arrangement having similar economic effect), directly or indirectly, in any manner of any business or assets (including equity securities or other interest in one or more subsidiaries) that constitute 15% or more of the consolidated assets of Crosstex or that generate 15% or more of Crosstex's consolidated revenues or net income, or (c) the acquisition, directly or indirectly, of beneficial ownership or control of any securities of Crosstex after which any person or group would own securities representing 15% or more of the total voting power of any class of Crosstex's securities (or that are exchangeable for or convertible into voting securities having such voting power).

        "Intervening Event" means a material event, change, development, effect, condition, circumstance, matter, occurrence or state of facts that did not exist or was not known to the Crosstex Board or the special committee thereof on the Execution Date (or if known, the consequences of which were not known or reasonably foreseeable by the Crosstex Board or the special committee thereof as of such), which material event, change, development, effect, condition, circumstance, matter, occurrence or state of facts, or any material consequences thereof, becomes known to the Crosstex Board or the Crosstex Special Committee prior to receipt of the Crosstex Stockholder Approval; provided, however, that in no event will the receipt, existence, potential for or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

        With respect to Crosstex, a "material adverse effect" means (a) a material adverse effect on the business, financial condition, or results of operations of Crosstex and its subsidiaries, taken as a whole or (b) any event that prevents or materially delays, or would be reasonably expected to prevent or materially delay, consummation by Crosstex of the transactions contemplated by the merger agreement or the performance by Crosstex of any of their material obligations under the merger agreement; provided, however, that any effect resulting from any of the following events shall not be considered when determining whether a "material adverse effect" with respect to Crosstex shall have occurred: (i) any change in general economic, political or business conditions (including general changes in commodity prices or exchange rates); (ii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including natural disasters and acts of terrorism, except, in each case, in the event, and only to the extent, of any uninsured damage or destruction to or loss of any physical properties of Crosstex and its subsidiaries; (iii) any change affecting the natural gas gathering, processing and transportation industry generally but which does not have a materially disproportionate impact on the business of Crosstex and its subsidiaries relative to other similarly situated companies in the natural gas gathering, processing and transportation industry; (iv) any change in accounting requirements or principles imposed by GAAP or any change in law after the Execution Date but which does not, in each case, have a materially disproportionate impact on the business of Crosstex and its subsidiaries relative to other similarly situated companies in the natural gas gathering, processing and transportation industry; (v) any change resulting from the execution of the merger agreement or the announcement of the transactions contemplated thereby (including any proceedings commenced or threatened by or involving any current or former member, partner or stockholder of Crosstex or any of its subsidiaries (on their own or on behalf of such entity) arising out of or related to the merger agreement or the transactions contemplated thereby); (vi) any change in the market price or trading volume of shares of Crosstex common stock or the common units of the Partnership but not the underlying cause of such change; or (vii) any change resulting from compliance by Crosstex with the terms of the merger agreement or from any action by Crosstex that is expressly permitted by the merger agreement.

        With respect to the Midstream Business, a "material adverse effect" means (a) a material adverse effect on the business, financial condition, or results of operations of the Midstream Group Entities, taken as a whole or (b) any event that prevents or materially delays, or would be reasonably expected to prevent or materially delay, consummation by the Devon Parties of the transactions contemplated by the merger agreement or the performance by the Devon Parties of any of their respective material obligations under the merger agreement; provided, however, that any effect resulting from any of the following events shall not be considered when determining whether a "material adverse effect" with respect to the Midstream Business shall have occurred: (i) any change in general economic, political or business conditions (including general changes in commodity prices or exchange rates); (ii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including natural disasters and acts of terrorism, except, in each case, in the event, and only to the extent, of any uninsured damage or destruction to or loss of any physical properties of the Midstream Group Entities; (iii) any change affecting the natural gas gathering, processing and transportation industry generally but which does not have a materially disproportionate impact on the business of the Midstream Group Entities relative to other similarly situated companies in the natural gas gathering, processing and transportation industry; (iv) any change in accounting requirements or principles imposed by GAAP or any change in law after the Execution Date but which does not, in each case, have a materially disproportionate impact on the business of the Midstream Group Entities relative to other similarly situated companies in the natural gas gathering, processing and transportation industry; (v) any change resulting from the execution of the merger agreement or the announcement of the transactions contemplated thereby (including any proceedings commenced or threatened by or involving any current or former member, partner or stockholder of any Midstream Group Entity (on their own or on behalf of such Midstream Group Entity) arising out of or related to the merger agreement or the transactions contemplated thereby); or (vi) any change resulting from compliance by the Devon Parties with the terms of the merger agreement or from any action by the Devon Parties that is expressly permitted by the merger agreement.

        "Superior Proposal" means a bona fide written Acquisition Proposal, on its most recently amended or modified terms, if amended or modified (except that references in the definition of "Acquisition Proposal" to "15%" shall be replaced with "50%") made by a third party, that the Crosstex Board (or the Crosstex Special Committee) determines in good faith (after consultation with its financial advisor and outside legal counsel) (i) would be, if consummated, more favorable to Crosstex's stockholders from a financial point of view than the mergers (taking into account all of the terms and conditions of such proposal and the merger agreement (including any changes to the terms of the merger agreement proposed by Devon in response to such offer or otherwise) and relevant legal, financial and regulatory aspects of the proposal and the conditions for completion of such proposal); and (ii) is reasonably likely to be consummated (taking into account the financial, legal, regulatory and other aspects of such proposal).

Termination of the Merger Agreement

        The merger agreement may be terminated in accordance with its terms prior to the Effective Time, whether before or after the receipt of the Crosstex Stockholder Approval:

  •
  by mutual written consent of Crosstex and Devon, in each case duly authorized by their respective boards of directors;

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  by either Crosstex or Devon if:

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  any governmental entity of competent jurisdiction has taken any action permanently restraining, enjoining or otherwise prohibiting the consummation of the mergers or the consummation of the Contribution Closing, and such law or other action has become final and nonappealable, provided that the terminating party has fulfilled its obligations with respect to seeking governmental approvals to complete the mergers, or if there will be adopted following the Execution Date any law that makes consummation of the mergers illegal or otherwise prohibited, provided that the party seeking to avail itself of such right to terminate will have used its reasonable best efforts to remove such injunction pursuant to the terms of the merger agreement;

  •
  if the mergers have not been completed prior to June 30, 2014, which date may be extended from time to time by the written agreement of Crosstex and Devon (such date, as extended, the "End Date"), provided that such right to terminate the merger agreement will not be available to any party whose failure to fulfill any of its covenants or agreements under the merger agreement has been the principal cause of, or resulted in, the failure of the mergers to occur on or before such date; or

  •
  if the special meeting (or any adjournment or postponement thereof) has concluded and the Crosstex Stockholder Approval has not been obtained upon a vote held at such meeting;

  •
  by Crosstex if:

  •
  any of the representations or warranties of the Devon Parties was or becomes inaccurate or any breach by any Devon Party of any covenant or other agreement of such parties contained in the merger agreement occurs and such inaccuracy or breach (i) would result in the failure of a closing condition and (ii) is not curable, or, if curable has not been cured prior to the earlier of the business day prior to the End Date or 60 days after notice of such inaccuracy or breach is provided to Devon by Crosstex, provided that Crosstex is not then in breach of any of its representations, warranties or covenants described in the merger agreement as would result in the failure of certain specified closing conditions; or

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  at any time prior to receipt of the Crosstex Stockholder Approval, in order to enter into a definitive written agreement with respect to a Superior Proposal (which definitive written agreement shall be entered into concurrently with or promptly following the termination of the merger agreement), provided that Crosstex has complied with its non-solicitation obligations and its obligations with respect to making the Crosstex Recommendation and holding the special meeting under the merger agreement, and that Crosstex has paid the Termination Fee and expenses as required by the merger agreement;

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  by Devon if:

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  any of the representations or warranties of Crosstex was or becomes inaccurate or any breach by Crosstex of any covenant or other agreement of the parties contained in the merger agreement occurs and such inaccuracy or breach (i) would result in the failure of a closing condition and (ii) is not curable, or, if curable has not been cured prior to the earlier of the business day prior to the End Date or 60 days after notice of such inaccuracy or breach is provided to Crosstex by Devon, provided that Devon is not then in breach of any of its representations, warranties or covenants described in the merger agreement as would result in the failure of certain specified closing conditions;

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  a Crosstex Recommendation Change has occurred, whether or not such change is permitted under Crosstex's non-solicitation obligations described above, provided that Devon will not have the right to terminate under this provision of the merger agreement if the Crosstex Stockholder Approval has been obtained;

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  Crosstex has materially breached its non-solicitation obligations under the merger agreement;

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  Crosstex has materially breached its obligations with respect to making the Crosstex Recommendation or holding the special meeting pursuant to the merger agreement; or

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  Crosstex or the Crosstex Board publicly announces, resolves or proposes to do any of the foregoing three items, whether or not permitted under Crosstex's non-solicitation obligations described above.

Finally, if the contribution agreement is terminated in accordance with its terms, the merger agreement shall automatically, and without action by any party, terminate as of the effective date of the termination of the contribution agreement.

Effect of Termination

        If the merger agreement is validly terminated, the agreement (other than any obligations to pay the Termination Fee or reimburse expenses, and certain other provisions of the merger agreement, including the enforcement of the terms of the merger agreement) will become void and there will be no liability or obligation on the part of any party, except that no party will be relieved from liability for any damages resulting from or arising out of fraud or the willful and material breach of the merger agreement.

Termination Fees and Expenses Payable by Crosstex

        The merger agreement requires Crosstex to pay Devon the Termination Fee if:

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  Devon terminates the merger agreement because a Crosstex Recommendation Change has occurred prior to receipt of the Crosstex Stockholder Approval;

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  Devon terminates the merger agreement because Crosstex has materially breached its non-solicitation obligations under the merger agreement;

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  Devon terminates the merger agreement because Crosstex has materially breached its obligation with respect to making the Crosstex Recommendation or holding the special meeting pursuant to the merger agreement;

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  Devon terminates the merger agreement because Crosstex or the Crosstex Board has publicly announced, resolved or proposed to do any of the foregoing, whether or not permitted under Crosstex's non-solicitation obligations described above; or

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  Crosstex terminates the merger agreement, at any time prior to receipt of the Crosstex Stockholder Approval, in order to enter into a definitive written agreement with respect to a Superior Proposal.

        In addition to the Termination Fee payable if Devon terminates the merger agreement in the foregoing circumstances, Crosstex has also agreed to reimburse Devon's reasonable out-of-pocket expenses, in an amount not to exceed $5.0 million, incurred in connection with the transactions contemplated by the merger agreement, provided that Crosstex will have no obligation to pay the Devon Expenses if Crosstex terminates the merger agreement in order to enter into a definitive written agreement with respect to a Superior Proposal within 45 days after the Execution Date.

        Crosstex has also agreed to pay to Devon the Termination Fee and Devon Expenses (to the extent not previously paid) if:

  •
  Devon or Crosstex terminates because the special meeting has concluded without obtaining the Crosstex Stockholder Approval and (i) an Acquisition Proposal made on or after the Execution Date was publicly announced, publicly disclosed or otherwise publicly made known prior to the special meeting and (ii) within 12 months after the termination, Crosstex enters into a definitive agreement with respect to an Acquisition Proposal (substituting "50%" for references to "15%" in the definition of Acquisition Proposal above); or

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  Devon terminates the merger agreement because of a breach by Crosstex or its representations, warranties or covenants that would result in the failure of a closing condition and such breach has not been cured prior to the earlier of the business day prior to the End Date or 60 days after notice thereof and (i) an Acquisition Proposal was made for Crosstex on or after the Execution Date and prior to such termination (regardless of whether such Acquisition Proposal was publicly announced, publicly disclosed or otherwise publicly made known) and (ii) within 12 months after the termination, Crosstex enters into a definitive agreement with respect to an Acquisition Proposal (substituting "50%" for references to "15%" in the definition of Acquisition Proposal above).

Representations and Warranties

        The merger agreement contains customary, and in most cases, reciprocal representations and warranties by Crosstex and the Devon Parties. The representations and warranties contained in the merger agreement (as well as the covenants described below in "—Conduct of Business Pending the Mergers" and "—Other Covenants and Agreements") were made solely for purposes of the merger agreement, were solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by references to Crosstex's, the Partnership's and Devon's filings with the SEC and/or confidential disclosures, made for the purposes of allocating contractual risk among the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. In addition, such representations and warranties (i) will not survive consummation of the merger, unless otherwise specified in the merger agreement, and (ii) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Crosstex's public disclosures. Crosstex and Devon will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosures as required by federal securities laws.

        The merger agreement contains representations made by Crosstex to Devon, and by Devon to Crosstex, relating to a number of matters, including the following:

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  corporate organization;

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  qualification to do business;

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  requisite corporate authority to enter into the merger agreement and complete the mergers;

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  absence of conflicts with governing documents, applicable laws or certain agreements as a result of entering into the merger agreement or completing the mergers;

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  required regulatory and other third-party consents in connection with the mergers;

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  capitalization of Crosstex and its subsidiaries or the Midstream Group Entities;

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  compliance with law;

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  financial statements;

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  absence of a material adverse effect since January 1, 2013;

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  title to property and assets;

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  sufficiency of assets and title to tangible property;

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  intellectual property;

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  environmental matters;

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  material contracts;

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  legal proceedings;

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  permits;

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  taxes;

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  employee benefits;

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  regulatory matters;

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  insurance;

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  brokers' fees;

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  required approvals of Crosstex stockholders;

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  the opinions of the financial advisors to the Crosstex Board and the Crosstex Special Committee;

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  information to be supplied in connection with this proxy statement/prospectus; and

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  investment experience.

Many of the representations and warranties contained in the merger agreement are qualified by a materiality standard, including in some cases a "material adverse effect," which is defined in the merger agreement. Generally, the representations and warranties do not survive the Closing. Moreover, the representations and warranties contained in the merger agreement are complicated and are not easily summarized. You are urged to carefully read the sections of the merger agreement, which is attached as Annex B hereto, entitled "Representations and Warranties of Crosstex" and "Representations and Warranties of the Devon Parties."

Conduct of Business Pending the Mergers

        Pursuant to the merger agreement, Crosstex and Devon have entered into customary, and in most cases reciprocal, covenants concerning the conduct of Crosstex's business and the Midstream Business, respectively, until the earlier of the consummation of the mergers or the termination of the merger agreement. Specifically, except (i) as expressly required, permitted or contemplated by the merger agreement or the contribution agreement, (ii) as required by law or the applicable regulations of any stock exchange or regulatory organization or (iii) to the extent the other party otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed), each of Crosstex and Devon, together with its subsidiaries and the Midstream Group Entities, respectively, have agreed to:

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  conduct their business in the ordinary course of business consistent with past practice;

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  use reasonable best efforts to preserve intact goodwill and relationships with customers, suppliers and others with whom they have business dealings;

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  comply in all material respects with applicable laws; and

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  use reasonable best efforts to maintain their present insurance policies or comparable coverage.

        In addition, subject to certain exceptions, Crosstex and Devon have agreed not to, or not to authorize or permit its subsidiaries or Midstream Group Entities, respectively, to:

  •
  make any material change or amendment to its organizational documents;

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  purchase any securities or ownership interests of, or make any investment in any person, other than ordinary course overnight investments consistent with its cash management policies or investments not exceeding $50 million in the aggregate (and, in the case of Crosstex, more than $10 million individually);

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  make any capital expenditures other than such expenditures (i) related to projects and other items set forth in a schedule to the merger agreement, (ii) related to projects not set forth on such schedule in an amount not greater than $10 million individually or $50 million in the aggregate and (iii) as required on an emergency basis for the safety of individuals or the environment;

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  make any material change to its tax methods, principles or elections;

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  except as required by its organizational documents (or those of certain subsidiaries), declare or pay any dividends or other distributions except (i) to any direct or indirect wholly owned subsidiary or, (ii) in the case of Crosstex or the Partnership, pay quarterly dividends or distributions to Crosstex stockholders or Partnership unitholders, respectively, in excess of specified levels relating to historical amounts;

  •
  split, combine or reclassify certain stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, such interests, except for certain transactions involving wholly owned subsidiaries;

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  repurchase, redeem or otherwise acquire any of its stock or other equity interests;

  •
  except as required by its organizational documents (or those of certain subsidiaries), issue, deliver, sell, pledge or dispose of, or authorize the issuance, delivery, sale, pledge or disposition of, any (i) capital stock or other equity interests, (ii) debt securities having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote or (iii) securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such securities, other than certain issuances involving wholly owned subsidiaries;

  •
  purchase or sell assets (including any general partner or limited partner interest or any other capital stock or other equity interests in any other person), other than purchases or sales of inventory in the ordinary course with a value not exceeding $10 million individually or $50 million in the aggregate;

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  create, incur, guarantee or assume any indebtedness other than indebtedness (i) of less than $10 million in the aggregate, or (ii) in the case of Crosstex, under the Partnership's credit agreement or the Crosstex capital credit agreement or senior notes;

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  settle any claims, demands, lawsuits or state or federal regulatory proceedings (i) for damages to the extent such settlements assess damages in excess of $10 million in the aggregate (other than any claims, demands, lawsuits or proceedings to the extent insured (net of deductibles), reserved against in the company's financial statements or covered by an indemnity obligation not subject to dispute or adjustment from a solvent indemnitor) or (ii) seeking an injunction or other equitable relief where such settlements would have or would reasonably be expected to materially impair, in the case of Crosstex, the business of Crosstex and its subsidiaries or, in the case of Devon, the Midstream Business;

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  merge with or into, or consolidate with, any other person or acquire all or substantially all of the business or assets of any other person;

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  take any action with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization or other winding up;

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  change or modify any accounting policies, except as required by GAAP or applicable law;

  •
  subject to certain exceptions, hire or engage any individual, or approve or make material modifications of the salaries, bonuses or other compensation (including incentive compensation) payable to any individual, whose base salary exceeds $250,000 per annum or adopt or make any material amendment to any employee compensation, benefit or incentive plans other than in the ordinary course of business;

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  recognize any union or establish, negotiate or become obligated under any collective bargaining agreement or other contract with any labor union;

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  terminate the employment or service relationship of any employee or independent contractor, other than where such termination is in the ordinary course of business consistent with past practice;

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  (i) materially modify, make any material amendment to or voluntarily terminate, prior to the expiration date thereof, any material contract identified as such under the merger agreement, (ii) enter into a contract after the Execution Date that would have been such a contract if entered into prior to the Execution Date or (iii) waive any material default by, or release, settle or compromise any material claim against, any other party to such contract; or

  •
  agree or commit to take any of the actions described above.

Employee Matters

        Under the terms of the merger agreement, Devon has agreed to make available for hiring on the Closing Date by EnLink Midstream all of Devon's or its subsidiaries' employees who dedicate their full employment services to the Midstream Businesses, as well as other employees mutually agreed by Crosstex and Devon (each, a "Transferring Employee"). Crosstex has agreed to make at-will employment offers to such Transferring Employees within a reasonable time period prior to the Closing

Date with such employment to be effective as of the Closing Date. Crosstex has agreed to provide to each such Transferring Employee (i) for one year following the Closing Date, a base salary or wages and bonus opportunities that are no less favorable than those provided by Devon and its affiliates immediately prior to the Closing Date and (ii) other employee benefits, plans, programs and arrangements that are substantially comparable in the aggregate to those provided to similarly situated employees of Crosstex or its affiliates as of the Closing Date.

        Crosstex and its affiliates have also agreed to provide credit for each Transferring Employee's length of service with the Midstream Group Entities for purposes of vesting, eligibility and level of benefits under all employee plans.

        Except with respect to any liabilities that transfer to Crosstex or its affiliates under applicable law, all employment and employee-benefit related liabilities, obligations, claims or losses that arise as a result of events that relate to the Transferring Employees and (i) that occur on or after the effective time of such Transferring Employee's employment with Crosstex or any of its affiliates, will be retained by Crosstex or (ii) that occur prior to the effective time of such Transferring Employee's employment with Crosstex or any of its affiliates, will be retained by Devon. Crosstex will not assume any Devon employee benefit plans.

Regulatory Approvals; Efforts to Closing the Mergers

        Under the terms of the merger agreement, each of Crosstex and Devon has agreed to use its reasonable best efforts to take all appropriate actions and to do all things necessary, proper or advisable under applicable law to complete the mergers and the other transactions contemplated by the merger agreement, including:

  •
  obtaining all necessary waivers, consents, approvals, permits, orders or authorizations (including the expiration or termination of any applicable waiting periods) from governmental entities and making all necessary registrations, declarations and filings and any other steps necessary to avoid any action or proceeding by any governmental entity;

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  obtaining all necessary waivers, consents, approvals, permits, orders or authorizations from third parties;

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  defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the transactions contemplated by the merger agreement, including seeking to have any stay, temporary restraining order or other injunctive relief or order entered by any governmental entity that could prevent or delay the mergers or the consummation of the transactions contemplated by the merger agreement vacated or reversed; and

  •
  executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to carry out the purposes of, the merger agreement.

        In addition, Crosstex and Devon have agreed to customary covenants with respect to making all registrations, declarations and filings required under antitrust and other regulatory laws, including covenants to respond promptly to inquiries received from governmental entities, notify the other party of communications with such entities and, subject to applicable law, allow the other party to review and provide comments to such communications in advance. In the event of any disagreement between the parties concerning any filing, submission, investigation, proceeding or communication with or by any governmental entity with respect to the merger agreement, the determination of Devon will be final and conclusive. In connection with such antitrust and regulatory review, Devon has the right, but not the obligation, to agree to any action that would result in (i) the sale or other disposal of any business, assets, categories of assets or products of Devon, Crosstex or their respective subsidiaries, (ii) the imposition of limitations on Devon, Crosstex, EnLink Midstream or any of their respective subsidiaries or (iii) the modification or termination of any contract between Devon, Crosstex, EnLink Midstream and their respective subsidiaries, on the one hand, and any third party on the other hand (collectively, a "Regulatory Divestiture"), provided that:

  •
  the consummation of any such Regulatory Divestiture will be contingent on the completion of the mergers;

  •
  Devon may not agree to or effect any Regulatory Divestiture that would be material to the Midstream Business and Crosstex, taken as a whole, without the prior written consent of Crosstex; and

  •
  the net proceeds of any Regulatory Divestiture with respect to the business, assets, categories of assets or products of the Midstream Business will be contributed to the applicable Midstream Group Entity immediately prior to the Effective Time.

Indemnification; Directors' and Officers' Insurance

        Under the terms of the merger agreement, EnLink Midstream has agreed to indemnify and hold harmless in the same manner as provided by Crosstex or any of its subsidiaries immediately prior to the Execution Date, each present and former director, manager, officer and employee of Crosstex and its subsidiaries and each person who served as a director, manager, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if such service was at the request of Crosstex or any of its subsidiaries (such persons, collectively, the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees and expenses and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any suit, investigation or other proceeding arising out of or pertaining to such Indemnified Party's capacity as such.

        In addition, for six years after the Effective Time, EnLink Midstream will maintain coverage of a type and amount no less favorable in the aggregate than the policies provided by the Crosstex directors' and officers' insurance policy in effect on the Execution Date, provided that EnLink Midstream will not be required to pay an annual premium for such insurance in excess of 250% of the annual premium currently paid by Crosstex for such coverage.

Other Covenants and Agreements

        The merger agreement contains additional covenants and agreements between the parties relating to the following matters, among other things:

  •
  cooperation between Crosstex and Devon in the preparation of this document and any financial statements that may be required to be filed with the SEC by any party;

  •
  the covenant to cause the party's affiliates to take certain actions to fulfill the conditions of the merger agreement and the contribution agreement;

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  Devon's covenant to not file any amendment to the registration statement with respect to the initial public offering of the Midstream Business;

  •
  granting the other party access to its officers, employees, customers, suppliers, properties and books and records as reasonably requested by such party;

  •
  each party's agreement to maintain the confidentiality of certain non-public information provided by the other party;

  •
  making certain public announcements regarding the terms of the merger agreement or the transactions contemplated thereby;

  •
  the administration and participation of the parties in any litigation relating to the transactions contemplated by the merger agreement;

  •
  taking actions to render state takeover laws to be inapplicable to the merger and the other transactions contemplated by the merger agreement; and

  •
  certain tax matters.

Other Expenses

        Except for (i) the payment of expenses described in "Termination Fees and Expenses Payable by Crosstex" above, (ii) costs and expenses of printing and mailing this proxy statement/prospectus, which will be borne by Crosstex, and (iii) all filing and other fees paid to the SEC in connection with the registration statement and the mergers, which will be borne equally by Crosstex and Devon, each party will pay its own expenses incident to preparing for, entering into and carrying out the merger agreement and the consummation of the transactions contemplated by the merger agreement, whether or not the mergers are consummated.

Waivers; Amendments

        Prior to the consummation of the mergers, the parties may extend the time for performance of the obligations of the parties or waive any of the conditions of the merger agreement, provided that such extension or waiver is set forth in writing and signed by the party granting such extension or waiver. Prior to the consummation of the mergers, the merger agreement may be amended only by a written instrument signed by all the parties to the merger agreement, whether before or after receipt of the Crosstex Stockholder Approval; provided, however, that, after any such approval, no amendment will be made for which applicable law or the rules of the relevant stock exchange requires further approval by stockholders without such further approval.

Governing Law

        The merger agreement is governed by the laws of the state of Delaware, without giving effect to any conflicts of law principles that would cause the application of the laws of any other jurisdiction.

OTHER TRANSACTION AGREEMENTS

The Contribution Agreement

        Concurrently with the execution of the merger agreement, the Partnership and Crosstex Energy Services (collectively, the "Acquirer Parties") entered into a contribution agreement with Devon and certain of its wholly owned subsidiaries, Devon Gas, Devon Gas Services and Southwestern Gas Pipeline (collectively, including Devon, the "Contributor Parties"). Under the contribution agreement, the Contributors will contribute to Crosstex Energy Services a 50% limited partner interest in Midstream Holdings and all of the outstanding equity interests in Midstream Holdings GP, in exchange for the issuance by the Partnership of 120,542,441 Class B Partnership Units. Accordingly, following the concurrent completion of the mergers and Contribution Closing, each of EnLink Midstream and the Partnership will indirectly own 50% of Midstream Holdings, and the Partnership will indirectly own 100% of Midstream Holdings GP. Devon and its affiliates will effect certain reorganization transactions with respect to the entities that own the Midstream Business, such that Midstream Holdings will own the Midstream Business on or prior to the Effective Time and the Contribution Closing.

        The Class B Partnership Units will be established by an amendment to the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership and will be substantially similar in all respects to the Partnership common units, except that they will (i) not be entitled to distributions with respect to any fiscal quarter completed prior to the Contribution Closing and (ii) only be entitled to a pro rated distribution for the fiscal quarter in which the Contribution Closing occurs. The Class B Partnership Units will automatically convert into Partnership common units on a one-for-one basis on the first business day following the record date for distribution purposes with respect to the quarter during which the Contribution Closing occurs. Upon conversion, Devon and its affiliates will hold approximately 53% of the outstanding limited partner interests in the Partnership, with approximately 39% of the outstanding limited partner interests held by the public unitholders and approximately 7% of the outstanding limited partner interests (and the approximate 1% general partner interest) held indirectly by EnLink Midstream.

        Pursuant to the terms of the contribution agreement, all equity or equity-based awards, including unit options, restricted units, restricted incentive units, phantom units and any Partnership common units or benefits measured by the value of such units, in each case issued prior to the date of the contribution agreement, pursuant to any of the Partnership's plans or programs that remain outstanding immediately prior to the Contribution Closing shall be fully vested and, if applicable, exercisable immediately prior to the Contribution Closing. Notwithstanding the foregoing, in connection with the contribution agreement, Barry E. Davis, Michael J. Garberding, Joe A. Davis, Stan Golemon and certain additional employees of the Crosstex Companies each agreed to waive certain rights with respect to the acceleration and vesting of their equity-based awards in connection with a change in control of the Crosstex Companies. As a result of such waiver, the applicable awards will not become payable or vest solely as a result of the consummation of the mergers and the contribution unless a qualifying termination occurs on or after the Contribution Closing.

        The obligations of the parties to consummate the contribution and other transactions contemplated by the contribution agreement (collectively, the "Contribution Transactions") are subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

  •
  the termination or expiration of the waiting period (and any extension thereof) applicable to the Contribution Transactions under the HSR Act;

  •
  the absence of any decision, ruling or law by any governmental entity (whether temporary, preliminary or permanent) that enjoins or otherwise prohibits or makes illegal the consummation of the contribution;

  •
  the fulfillment (or waiver) of each of the conditions to closing set forth in the merger agreement (or the reasonable capability of each condition being fulfilled as of the closing of the transactions contemplated by the merger agreement), as well as the readiness, willingness and ability of the parties to the merger agreement to consummate the mergers; and

  •
  the other party's performance or compliance with, in all material respects, all of the obligations and covenants required to be performed or complied with by such other party under the contribution agreement at or prior to the Contribution Closing.

        The obligations of the Acquirer Parties to complete the Contribution Transactions are subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

  •
  the representations and warranties of the Contributor Parties in the contribution agreement (i) being true and correct (disregarding all qualifications or limitations as to "materiality," "material adverse effect" or other words of similar import, except with respect to the representation and warranty of the Contributor Parties regarding the absence of a material adverse effect with respect to the Midstream Group Entities from January 1, 2013 through the date of the execution of the contribution agreement (the "Contribution Execution Date")) in all respects as of the date of the Contribution Closing (except for representations and warranties made as of a specific date, which must have been true and correct in all respects as of such date), with only such failures to be true and correct as have not had, and would not be reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Midstream Group Entities other than with respect to the representations and warranties described in (ii) below; and (ii) with respect to the capitalization of the Midstream Group Entities and the Contributors' ownership of Midstream Holdings being true and correct (disregarding all qualifications or limitations as to "materiality," "material adverse effect" or other words of similar import) in all material respects as of the date of the Contribution Closing (except for representations and warranties made as of a specific date, which must have been true and correct other than in de minimis respects as of such date);

  •
  the receipt by the Partnership of evidence reasonably satisfactory to it evidencing the consummation of certain Devon reorganization transactions relating to Midstream Holdings as contemplated by the contribution agreement;

  •
  the absence of any events since the Contribution Execution Date that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Midstream Group Entities;

  •
  the receipt by the Partnership of the contribution closing deliverables as described in the contribution agreement, which include, among others, the applicable Devon Party's executed signature page to the partnership agreement of Midstream Holdings, the unitholder agreement and the commercial agreements, as described below;

  •
  the receipt by the Partnership of the executed preferential rights agreement, as described below;

  •
  the receipt by the Partnership of the written opinion of Vinson & Elkins; and

  •
  the receipt of the required closing certificate from Devon, certifying that certain of the closing conditions applicable to the obligations of the Partnership have been fulfilled.

        The obligations of the Contributor Parties to complete the Contribution Transactions are subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

  •
  the representations and warranties of the Acquirer Parties in the contribution agreement (i) being true and correct (disregarding all qualifications or limitations as to "materiality," "material adverse effect" or other words of similar import, except with respect to the representation and warranty of the Acquirer Parties regarding the absence of a material adverse effect with respect to the Partnership and its subsidiaries from January 1, 2013 through the Contribution Execution Date) in all respects as of the date of the Contribution Closing (except for representations and warranties made as of a specific date, which must have been true and correct in all respects as of such date), with only such failures to be true and correct as have not had, and would not be reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Partnership and its subsidiaries, other than with respect to the representations and warranties described in (ii) below; and (ii) with respect to the issuance of the Class B Partnership Units and the capitalization of the Partnership being true and correct (disregarding all qualifications or limitations as to "materiality," "material adverse effect" or other words of similar import) in all material respects as of the date of the Contribution Closing (except for representations and warranties made as of a specific date, which must have been true and correct other than in de minimis respects as of such date);

  •
  the absence of any events since the Contribution Execution Date that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Partnership and its subsidiaries;

  •
  the receipt by Devon of the Partnership's executed signature page to the partnership agreement of Midstream Holdings and the unitholder agreement, as described below;

  •
  the receipt by Devon of the contribution closing deliverables, as described in the contribution agreement, which includes, among others, the amendment or waiver of the Partnership's credit facility with respect to the consummation of the Contribution Transactions, the amendment to the Partnership's agreement of limited partnership with respect to the terms of the Class B Partnership Units and the amendment of both the Partnership's certificate of limited partnership and Crosstex GP's certificate of formation to effect a name change;

  •
  the receipt by Devon of the written opinion of Baker Botts;

  •
  the approval for listing on the NYSE of the Partnership common units, issuable upon the conversion of the Class B Partnership Units, subject to official notice of issuance; and

  •
  the receipt of the required closing certificate from the Partnership, certifying that certain of the closing conditions to the obligations of the Contributor Parties have been fulfilled.

        The contribution agreement also contains customary termination provisions and will automatically terminate upon any termination of the merger agreement.

        The description of the contribution agreement set forth above is qualified in its entirety by reference to the contribution agreement, a copy of which is filed as Exhibit 2.1 to the Partnership's Current Report on Form 8-K filed with the SEC on October 22, 2013 and is incorporated herein by reference.

Registration Rights Agreement and Unitholder Agreement

        In connection with the merger agreement, EnLink Midstream, Devon and certain of its wholly owned subsidiaries have agreed to enter into a registration rights agreement at the Effective Time, pursuant to which EnLink Midstream will grant Devon and such subsidiaries certain registration rights relating to the registered resale of EnLink Midstream Common Units issuable upon conversion of the EnLink Midstream Class B Units. In addition, EnLink Midstream will agree to prepare and file a shelf registration statement as soon as reasonably practicable following the written request of the holders of the unregistered EnLink Midstream Common Units held by Devon and its affiliates (and their permitted transferees) and to use its reasonable best efforts to cause such registration statement to be effective, supplemented, amended or replaced until such EnLink Midstream Common Units have been sold pursuant to (a) an effective registration statement, (b) Rule 144, in a sale where the transferee does not receive restricted securities, or (c) a private transaction in which the registration rights are not assigned to the transferee, or until the EnLink Midstream Common Units otherwise cease to be outstanding. The registration rights agreement will also provide Devon and its affiliates certain customary piggyback rights and information rights.

        In connection with the contribution agreement, the Partnership, Devon and certain of Devon's wholly owned subsidiaries have agreed to enter into a unitholder agreement at the Contribution Closing, which agreement will contain registration rights relating to the unregistered Partnership common units to be issued upon conversion of the Class B Partnership Units substantially identical to those described above with respect to the registration rights agreement.

First Offer Agreement

        The merger agreement also requires that Devon and EnLink Midstream enter into a first offer agreement at the Effective Time, pursuant to which Devon will be obligated to offer EnLink Midstream a right of first offer with respect to Devon's 50% interest in the Access Pipeline Interest. The right of first offer is perpetual and subject to obtaining all required consents of governmental authorities and other third parties to the transfer of the Access Pipeline Interest.

Preferential Rights Agreement

        The contribution agreement also requires that the Partnership, Crosstex and EnLink Midstream enter into a preferential rights agreement at the Contribution Closing, pursuant to which EnLink Midstream and Crosstex will grant the Partnership a right of first refusal, for a period of 10 years, with respect to (i) Crosstex's interest in E2, and (ii) the Access Pipeline Interest, to the extent EnLink Midstream in the future obtains such interest pursuant to the first offer agreement described above. In addition, if EnLink Midstream has the opportunity to exercise its right of first offer for the Access Pipeline Interest pursuant to the first offer agreement but determines not to exercise such right, it will be required to assign such right to the Partnership.

Midstream Holdings Partnership Agreement

        In connection with the merger agreement and the contribution agreement, at the concurrent completion of the mergers and the Contribution Closing, Crosstex Energy Services, EnLink Midstream and Midstream Holdings GP will enter into the first amended and restated agreement of limited partnership of Midstream Holdings, which will provide for customary rights to and obligations of the Midstream Holdings limited partners and Midstream Holdings GP, as the general partner of Midstream Holdings. Pursuant to this partnership agreement, EnLink Midstream will grant to Crosstex Energy Services a right of first refusal, for a period of 10 years, with respect to the 50% limited partner interest in Midstream Holdings indirectly held by EnLink Midstream (through its wholly owned subsidiary, New Acacia).

Expense Reimbursement Agreement

        Concurrently with the execution of the merger agreement and the contribution agreement, Crosstex and the Partnership entered into an expense reimbursement agreement, pursuant to which Crosstex has agreed to reimburse the Partnership for its reasonable documented out-of-pocket fees and expenses incurred in connection with the merger agreement or the contribution agreement, up to a maximum of $2 million, in the event that the merger agreement is terminated under circumstances in which Crosstex is obligated to pay Devon a Termination Fee. However, Crosstex will not be required to reimburse the Partnership if (i) Crosstex terminates the merger agreement to enter into a Superior Proposal or (ii) the merger agreement is otherwise terminated and Crosstex is obligated to pay the termination fee as a result of entering into an Acquisition Proposal within 12 months of such termination, in each case if, prior to or substantially concurrent with Crosstex's execution of a definitive agreement with respect to any such transaction, the Partnership also enters into a transaction involving the acquisition of 40% or more of its consolidated assets or its outstanding common units.

The Commercial Agreements

        Concurrently with the Closing, Midstream Holdings will enter into 10-year gathering and processing agreements with certain subsidiaries of Devon pursuant to which Midstream Holdings will provide gathering, treating, compression, dehydration, stabilization, processing and fractionation services, as applicable, for natural gas delivered by Devon to Midstream Holdings' gathering systems in the Barnett, Cana-Woodford and Arkoma-Woodford Shales. These agreements provide Midstream Holdings with dedication of all of the natural gas owned or controlled by Devon and produced from or attributable to existing and future wells located on certain oil, natural gas and mineral leases covering lands within the acreage dedications, excluding properties previously dedicated to other natural gas gathering systems not owned and operated by Devon.

        Pursuant to the gathering and processing agreements, Devon has committed to deliver specified average minimum daily volumes of natural gas to Midstream Holdings' gathering systems in the Barnett, Cana-Woodford and Arkoma-Woodford Shales during each calendar quarter for a five-year period following execution. These commitments include 850 MMcf/d to the Bridgeport gathering systems, 650 MMcf/d to the Bridgeport processing facility, 125 MMcf/d to the East Johnson County gathering system, 330 MMcf/d to the Cana system and 40 MMcf/d to the Northridge system.

        If Devon delivers a volume of natural gas that is less than any of the minimum volume commitments for such calendar quarter, then Devon will make a deficiency payment according to the payment terms outlined in the agreements. Pursuant to these agreements, when a volume shortfall occurs in a calendar quarter, Devon has the right to credit any excess gathered or processed volumes from the immediately preceding quarter against the volume shortfall. If a volume shortfall occurs in a calendar quarter, Devon has the right to credit any excess gathered or processed volumes from the immediately succeeding quarter against the volume shortfall. Additionally, the agreements provide for the reduction of the minimum volume commitments in certain instances, including the occurrence of force majeure events in excess of 10 consecutive days affecting Midstream Holdings' systems.

        For any production month, Devon may elect ethane rejection by providing Midstream Holdings with a notice of election. In that event, the percentage of ethane recovered from the committed natural gas shall be based on actual recoveries that occur for such month based upon reasonable efforts to reject ethane in accordance with Midstream Holdings' operational capabilities.

        Pursuant to the gathering and processing agreements, Midstream Holdings will connect Devon wells to Midstream Holdings' gathering systems at its expense if the well is located within three miles of its gathering system. If Devon's well is greater than three miles from Midstream Holdings' gathering system, then Midstream Holdings has the right, but not the obligation, to connect the well at its sole expense. If Midstream Holdings declines to connect the well into its gathering system, Devon shall have the right, but not the obligation, to construct the appropriate facilities from the well to a mutually agreeable point on Midstream Holdings' gathering system where Midstream Holdings will provide metering facilities at the point of interconnection at Devon's expense. If neither Midstream Holdings nor Devon elects to connect any such well to a Midstream Holdings' gathering system, then upon request from Devon, Midstream Holdings shall promptly provide Devon with a release from the applicable agreement to the extent it covers such well and the dedicated interests covering such well.

        Devon is entitled to firm service. If capacity on a system is curtailed or reduced, or capacity is otherwise insufficient, Midstream Holdings will take delivery of as much Devon natural gas as is permitted in accordance with applicable law. Subject to certain limitations, Midstream Holdings may commingle Devon's natural gas with the natural gas of third parties.

        Certain quantities of Devon's natural gas will be used to fuel or power compression equipment and for operational purposes, and that natural gas may be lost, gained, and/or unaccounted for on Midstream Holdings' gathering systems. Devon will provide Midstream Holdings with its share of such fuel and natural gas lost, gained, and/or unaccounted for in proportion to all sources of natural gas into Midstream Holdings' gathering systems and Devon shall reimburse Midstream Holdings with its share of power costs in proportion to all sources of power required for its systems.

        The gathering and processing agreements are fee-based, and Midstream Holdings is paid a specified fee per MMBtu for natural gas gathered on Midstream Holdings' gathering systems and a specified fee for natural gas processed as well. The particular fees, all of which are subject to an automatic annual inflation escalator at the beginning of each year, differ from one system to another and do not contain a fee redetermination clause.

        In the event that Devon sells, transfers or otherwise disposes to a third party properties within the acreage dedications in the Barnett, Cana-Woodford or Arkoma-Woodford Shales, such third party will be subject to the existing gas gathering and processing agreement with Midstream Holdings.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

        The following is a discussion of the material U.S. federal income tax consequences of the mergers that may be relevant to Crosstex stockholders. Unless otherwise noted, the legal conclusions set forth in the discussion relating to the consequences of the mergers to Crosstex and its stockholders are the opinion of Baker Botts, counsel to Crosstex, as to the material U.S. federal income tax consequences relating to those matters. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect.

        Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Neither Crosstex nor Devon has sought a ruling from the IRS with respect to any of the tax consequences discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

        This discussion does not purport to be a complete discussion of all U.S. federal income tax consequences of the mergers. Moreover, the discussion focuses on Crosstex stockholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes) and has only limited application to corporations, estates, trusts, nonresident aliens or other stockholders subject to specialized tax treatment, such as tax-exempt institutions, employee benefit plans, foreign persons, financial institutions, insurance companies, real estate investment trusts (REITs), individual retirement accounts (IRAs), mutual funds, traders in securities that elect mark-to-market, persons who hold shares of Crosstex common stock as part of a hedge, straddle or conversion transaction, persons who acquired shares of Crosstex common stock by gift, or directors and employees of Crosstex that received (or are deemed to receive) shares of Crosstex common stock as compensation or through the exercise (or deemed exercise) of options, restricted stock units or restricted stock granted under a Crosstex equity incentive plan. Also, the discussion assumes that the shares of Crosstex common stock are held as capital assets at the time of the mergers. Accordingly, each Crosstex stockholder is urged to consult with, and depend upon, such stockholder's own tax advisor in analyzing the U.S. federal, state, local and foreign tax consequences particular to the stockholder of the mergers.

Tax Opinions Required as a Condition to Closing

        No ruling has been or will be requested from the IRS with respect to the tax consequences of the mergers. Instead, Crosstex and Devon will rely on the opinions of their respective counsel regarding the tax consequences of the mergers.

        It is a condition of Crosstex's obligation to consummate the mergers that Crosstex receive an opinion of its counsel, Baker Botts, to the effect that for U.S. federal income tax purposes:

  •
  the Devon merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and the Crosstex merger and Devon merger, together, will be treated as a transaction described in Section 351(a) of the Code;

  •
  none of New Acacia, Crosstex or EnLink Midstream will recognize any gain or loss as a result of the mergers; and

  •
  the Crosstex stockholders will not recognize any gain or loss as a result of the mergers, except to the extent of the cash portion of the Crosstex Merger Consideration received by them in the Crosstex merger.

The opinion of Baker Botts will not extend to any Crosstex stockholder who acquired shares of Crosstex common stock from Crosstex in exchange for property other than cash.

        It is a condition of Devon's obligation to consummate the mergers that Devon receives an opinion of its counsel, Vinson & Elkins, to the effect that for U.S. federal income tax purposes:

  •
  the Devon merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and the Devon merger and Crosstex merger, together, will be treated as a transaction described in Section 351(a) of the Code;

  •
  none of New Acacia, Crosstex, or EnLink Midstream will recognize any gain or loss as a result of the mergers; and

  •
  the sole stockholder of New Acacia will not recognize any gain or loss as a result of the mergers.

        The opinions of counsel will assume that the mergers will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the merger agreement and described in this proxy statement/prospectus. In addition, the tax opinions delivered to Crosstex and Devon at closing will be based upon representations of officers of Crosstex, Devon, Devon Gas Services, Rangers Merger Sub and Boomer Merger Sub and their respective affiliates. If either Crosstex or Devon waives the receipt of the requisite tax opinion as a condition to closing and the changes to the tax consequences would be material, then this proxy statement/prospectus will be amended and recirculated and stockholder approval will be resolicited.

        Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, no assurance can be given that the above-described opinions and the opinions and statements made hereafter in this proxy statement/prospectus will be sustained by a court if contested by the IRS.

U.S. Federal Income Tax Treatment of the Crosstex Merger

  Tax Treatment of Mergers to Crosstex Stockholders

        Upon the terms and subject to the conditions set forth in the merger agreement, Rangers Merger Sub will merge with and into Crosstex and all shares of Crosstex common stock (other than shares owned by Devon or any of its wholly owned subsidiaries, treasury shares and shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive EnLink Midstream Common Units and cash. For U.S. federal income tax purposes, the Crosstex merger, together with the Devon merger, will be treated as a transaction described in Section 351(a) of the Internal Revenue Code. As a result, the federal income tax consequences to a Crosstex stockholder will be as follows:

  •
  As EnLink Midstream (although formed as a limited liability company under Delaware law) will be treated as a corporation for U.S. federal income tax purposes, no gain or loss will be recognized by Crosstex stockholders as a result of the mergers, except to the extent of the cash portion of the Crosstex Merger Consideration received by them in the Crosstex merger. Any such gain will be long-term capital gain if the Crosstex stockholder has held the shares of Crosstex common stock surrendered for more than 12 months at the time of the Crosstex merger.

  •
  A Crosstex stockholder's aggregate tax basis in the shares of EnLink Midstream Common Units received in the Crosstex merger will be equal to the aggregate tax basis of the shares of Crosstex common stock surrendered, plus the amount of gain recognized by such Crosstex stockholder in the Crosstex merger (as described in the preceding paragraph), minus the amount of cash received by such Crosstex stockholder in the Crosstex merger.

  •
  A Crosstex stockholder's holding period in EnLink Midstream Common Units received in the Crosstex merger will include the holding period for the shares of Crosstex common stock surrendered in the merger.

        Under Treasury Regulation Section 1.351-3, if, immediately after the Crosstex merger, a Crosstex stockholder owns 5% or more, by vote or value, of the publicly traded EnLink Midstream Common Units, such Crosstex stockholder will be required to file a statement with its U.S. federal income tax return for the year of the consummation of the Crosstex merger. That statement must set forth the name and employer identification number of EnLink Midstream, the date of the Crosstex merger, such Crosstex stockholder's tax basis in, and the fair market value of, the shares of the Crosstex common stock that such Crosstex stockholder surrendered pursuant to the Crosstex merger. In addition, such Crosstex stockholder will be required to retain permanent records of these facts.

  Tax Treatment to Crosstex and EnLink Midstream

        Since the Crosstex merger will be characterized as a transaction described in Section 351(a) of the Internal Revenue Code, neither Crosstex nor EnLink Midstream will recognize any gain or loss as a result of the merger. EnLink Midstream's tax basis in the shares of Crosstex common stock acquired in the Crosstex merger will equal the aggregate tax bases of the Crosstex stockholders in such shares of Crosstex common stock immediately prior to the merger, plus the amount of gain recognized by the Crosstex stockholders in the Crosstex merger.

U.S. Federal Income Tax Treatment of the Devon Merger

        Upon the terms and subject to the conditions set forth in the merger agreement, Boomer Merger Sub will merge with and into New Acacia and the sole share of New Acacia common stock will be converted into the right to receive EnLink Midstream Class B Units. For U.S. federal income tax purposes, the Devon merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and the Devon merger and the Crosstex merger, together, will be treated as a transaction described in Section 351(a) of the Internal Revenue Code. As a result, neither EnLink Midstream nor New Acacia will recognize any gain or loss as a result of the Devon merger.

        There will not be any step-up or other adjustment in the tax basis of the assets owned by New Acacia and its 50% owned subsidiary, Midstream Holdings, as a result of the Devon merger. As a result, EnLink Midstream will (through New Acacia and Midstream Holdings) own assets with a value that substantially exceeds the tax basis of such assets (i.e., it will own assets with a substantial amount of "built-in gain") and, thus, the depreciation and amortization deductions on such assets are expected to result in only a modest reduction in taxable income otherwise generated from such assets.

Ownership of EnLink Midstream Common Units

        EnLink Midstream will elect to be taxed as a C corporation. Thus, Crosstex stockholders who receive EnLink Midstream Common Units will be taxed on distributions received on, and proceeds realized from a sale or other disposition of, such common units in the same manner as they are currently taxed on distributions received on, and proceeds realized from a sale or other disposition of, shares of Crosstex common stock. In particular, after the mergers:

  •
  distributions received by a holder of EnLink Midstream Common Units on such units will be taxable as dividends to the extent of any current or accumulated earnings and profits of EnLink Midstream. Distributions in excess of EnLink Midstream's current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of the holder's tax basis in its EnLink Midstream Common Units and as a capital gain to the extent of the balance; and

  •
  an EnLink Midstream unitholder who subsequently sells EnLink Midstream Common Units received in the mergers will recognize gain or loss measured by the difference between the amount realized on such sale and such holder's tax basis in the units sold.

Limitations on Crosstex NOL Carryforwards

        As of the time of the mergers, Crosstex will have substantial net operating loss ("NOL") carryforwards. Under Section 382 of the Internal Revenue Code, if a corporation undergoes an "ownership change," the amount of its pre-change NOL carryforwards that may be utilized to offset future taxable income in any given year is subject to an annual limitation. As a result of the mergers, Devon and its affiliates will, through their ownership of EnLink Midstream Class B Units, indirectly own more than 50% of Crosstex. This will result in an effective ownership change of Crosstex and, thus, will cause the use of Crosstex's pre-change NOL carryforwards to become subject to the Section 382 annual limitation.

        The Section 382 annual limitation generally is equal to the product of (i) the fair market value of the stock of the corporation immediately before the ownership change (with certain adjustments) multiplied by (ii) the "long-term tax exempt rate" in effect for the month in which the ownership change occurs (3.50% for ownership changes occurring in November 2013). Additionally, for each of the first 5 years after undergoing an ownership change, a corporation may increase this annual limitation by any "recognized built-in gains" generated during each such year. In this regard, a corporation may elect to treat as "recognized built-in gains" an amount equal to the amount of additional annual depreciation and amortization deductions the corporation would have had during each such year if, as of the ownership change date, all of such corporation's stock had been purchased by another corporation and an election under Section 338 of the Internal Revenue Code had been made. Any portion of an annual limitation that is not used in a given year may be carried forward, thereby adding to the annual limitation for the subsequent taxable year.

        Assuming that EnLink Midstream makes the election with respect to "recognized built-in gains" described in the preceding paragraph, it is not expected that the Section 382 annual limitation will materially impact EnLink Midstream's ability to utilize Crosstex's NOL carryforwards after the mergers.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

        Unless the context requires otherwise, for purposes of this pro forma presentation, all references to "we," "our," or "us" refer to EnLink Midstream and its directly owned and indirectly owned subsidiaries, including Crosstex, the Partnership and Midstream Holdings.

        The unaudited pro forma consolidated financial statements of EnLink Midstream are based on the historical financial statements of the Predecessor, which comprises all of Devon's U.S. midstream assets and operations, including minor assets that are not included in the business combination. Under the acquisition method of accounting, Midstream Holdings will be the acquirer in the transactions because its parent company, Devon, will obtain control of EnLink Midstream after the business combination. Consequently, Midstream Holdings' assets and liabilities will retain their carrying values. Additionally, the Crosstex assets acquired and liabilities assumed by EnLink Midstream, as well as EnLink Midstream's non-controlling interests in the Partnership, will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of Crosstex's net assets acquired will be recorded as goodwill.

        The unaudited pro forma consolidated balance sheet as of September 30, 2013 assumes the business combination and related transactions occurred on September 30, 2013. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013 assume the business combination and related transactions occurred on January 1, 2012. The unaudited pro forma consolidated financial statements do not present EnLink Midstream's actual results of operations had the business combination and related transactions been completed at the dates indicated. In addition, they do not project EnLink Midstream's results of operations for any future period. The unaudited pro forma consolidated financial statements reflect the following significant assumptions and transactions:

  •
  Devon will contribute midstream assets in the Barnett, Cana-Woodford and Arkoma-Woodford Shales, as well as a 38.75% economic equity interest in Gulf Coast Fractionators to Midstream Holdings;

  •
  A Devon subsidiary owning 50% of Devon's limited partner interest in Midstream Holdings and holding $100 million in cash will merge with a subsidiary of EnLink Midstream, and Devon will receive 115,495,669 EnLink Midstream Class B Units, representing an approximate 70% interest in EnLink Midstream;

  •
  Devon will contribute 50% of its limited partner interest in Midstream Holdings and all of its interest in the general partner of Midstream Holdings to a wholly owned subsidiary of the Partnership in exchange for 120,542,441 Class B Partnership Units, representing an approximate 53% limited partner interest in the Partnership;

  •
  Midstream Holdings will become a party to certain 10-year, fixed-fee gathering, processing and transportation agreements with Devon pursuant to which Devon will dedicate to Midstream Holdings specified natural gas production from certain acreage in the Barnett, Cana-Woodford and Arkoma-Woodford Shales;

  •
  EnLink Midstream will issue approximately 48.9 million EnLink Midstream Common Units and distribute an aggregate of $100 million in cash (approximately $2.05 per Crosstex share) to Crosstex public stockholders in exchange for all of Crosstex's outstanding shares; and

  •
  the Crosstex assets acquired and liabilities assumed by EnLink Midstream, as well as the non-controlling interest in the Partnership, will be recorded at their fair values with the excess purchase price over the estimated fair value of Crosstex's net assets acquired recorded as goodwill.

        The unaudited pro forma consolidated financial statements and accompanying notes have been prepared in conformity with accounting principles generally accepted in the United States of America. These accounting principles are consistent with those used in, and should be read together with, the Predecessor's historical combined financial statements and related notes, which are included elsewhere in this proxy statement/prospectus.

        The adjustments reflected in the unaudited pro forma consolidated financial statements are based on currently available information and certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments. However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the mergers, the contribution and the related transactions. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with GAAP.

 ENLINK MIDSTREAM, LLC

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	September 30, 2013
	Predecessor Historical	Adjustments for Non- Contributed Assets (a)	Predecessor Historical, As Adjusted	Crosstex Energy, Inc. Historical	Pro Forma Adjustments (b)		Pro Forma, As Adjusted
	(in millions)
Assets
Current assets:
Cash	$—	$—	$—	$13.8	$100	(c)	$13.8
					(100)	(c)
Accounts receivable	0.4	—	0.4	204.1	—		204.5
Inventories, prepaid expenses and other	8.9	(1.0)	7.9	21.8	—		29.7
Assets held for sale	9.3	(9.3)	—	—	—		—

Total current assets	18.6	(10.3)	8.3	239.7	—		248.0
Property and equipment
Gross property and equipment	3,161.6	(266.6)	2,895.0	2,424.3	(318.0)		5,001.3
Accumulated depreciation	(1,293.2)	165.1	(1,128.1)	(574.4)	574.4		(1,128.1)

Total property and equipment, net	1,868.4	(101.5)	1,766.9	1,849.9	256.4	(c)	3,873.2

Intangible assets:
Gross intangible	—	—	—	544.2	(99.1)		445.1
Accumulated amortization	—	—	—	(219.0)	219.0		—

Total intangible assets, net	—	—	—	325.2	119.9	(c)	445.1

Goodwill	401.7	—	401.7	153.8	2,814.5	(d)	3,370.0
Equity investment	55.9	—	55.9	99.6	122.3	(c)	277.8
Assets held for sale	10.5	(10.5)	—	—	—		—
Other long-term assets	0.6	—	0.6	24.4	(24.4)	(c)	0.6

Total assets	$2,355.7	$(122.3)	$2,233.4	$2,692.6	$3,288.7		$8,214.7

Liabilities and Owners' Equity
Current liabilities:
Accrued expenses and other	$52.2	$(4.5)	$47.7	$262.9	$21.6	(c)	$332.2
Current liabilities associated with assets held for sale	1.0	(1.0)	—	—	—		—

Total current liabilities	53.2	(5.5)	47.7	262.9	21.6		332.2
Long term debt	—	—	—	1,102.4	92.5	(c)	1,194.9
Asset retirement obligations	14.7	(7.1)	7.6	—	—		7.6
Deferred income taxes	443.2	(28.6)	414.6	123.5	(113.5)	(e)	424.6
Other	2.3	(2.3)	—	27.9	79.7	(c)	107.6

Total liabilities	513.4	(43.5)	469.9	1,516.7	80.3		2,066.9

Owners' equity:
Predecessor	1,839.8	(76.3)	1,763.5	—	(1,763.5)	(f)	—
Crosstex Energy, Inc.	—	—	—	150.4	(150.4)	(f)	—
EnLink Midstream (unlimited authorized, $.01 par value, with 164,380,918 units issued and outstanding)	—	—	—	—	2,661.0	(f)	2,661.0

Total owners' equity attributable to Predecessor/EnLink Midstream	1,839.8	(76.3)	1,763.5	150.4	747.1		2,661.0
Non-controlling interests	2.5	(2.5)	—	1,025.5	2,461.3	(f)	3,486.8

Total owners' equity	1,842.3	(78.8)	1,763.5	1,175.9	3,208.4		6,147.8

Total liabilities and owners' equity	$2,355.7	$(122.3)	$2,233.4	2,692.6	$3,288.7		$8,214.7

See accompanying notes to the pro forma consolidated financial statements.

ENLINK MIDSTREAM, LLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2013
	Predecessor Historical	Adjustments for Non- Contributed Assets (a)	Predecessor Historical, As Adjusted	Crosstex Energy, Inc. Historical	Pro Forma Adjustments		Pro Forma, As Adjusted
	(in millions, except per unit data)
Operating revenues:
Operating revenues—affiliates	$1,605.9	$(48.9)	$1,557.0	$—	$(1,083.1)	(g)	$473.9
Operating revenues	158.2	(22.1)	136.1	1,369.1	(160.2)	(g)	1,345.0

Total operating revenues	1,764.1	(71.0)	1,693.1	1,369.1	(1,243.3)		1,818.9

Operating expenses:
Product purchases—affiliates	1,181.6	(11.2)	1,170.4	—	(1,170.4)	(g)	—
Product purchases	125.4	(16.2)	109.2	1,068.5	(122.7)	(g)(h)	1,055.0
Operations and maintenance	92.9	(15.6)	77.3	113.6	—		190.9
Operations and maintenance—affiliates	33.8	(6.9)	26.9	—	—		26.9
Depreciation and amortization	147.1	(8.5)	138.6	101.8	(10.6)	(i)	229.8
General and administrative	33.7	(1.4)	32.3	53.3	—		85.6
Non-income taxes	13.0	(1.7)	11.3	0.6	—		11.9
Asset impairments	2.5	(2.5)	—	72.6	—		72.6
Other, net	0.7	(0.2)	0.5	1.1	—		1.6

Total operating expenses	1,630.7	(64.2)	1,566.5	1,411.5	(1,303.7)		1,674.3

Operating income	133.4	(6.8)	126.6	(42.4)	60.4		144.6
Interest expense	—	—	—	(55.2)	13.9	(j)	(41.3)
Income from equity investment	10.2	—	10.2	(0.1)	—		10.1

Income before income taxes	143.6	(6.8)	136.8	(97.7)	74.3		113.4
Income tax expense (benefit)	51.7	(2.5)	49.2	(8.3)	(4.0)	(k)	36.9

Net income from continuing operations	91.9	(4.3)	87.6	(89.4)	78.3		76.5
Non-controlling interests	—	—	—	(70.5)	93.8	(l)	23.3

Net income attributable to EnLink Midstream.	$91.9	$(4.3)	$87.6	$(18.9)	$(15.5)		$53.2

Net income (loss) per share/unit:
Basic							$0.33
Diluted							$0.33
Weighted average number of shares/units outstanding:
Basic							163.1	(m)
Diluted							163.1	(m)

See accompanying notes to the pro forma consolidated financial statements.

ENLINK MIDSTREAM, LLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2012
	Predecessor Historical	Adjustments for Non- Contributed Assets (a)	Predecessor Historical, As Adjusted	Crosstex Energy, Inc. Historical	Pro Forma Adjustments		Pro Forma, As Adjusted
	(in millions, except per unit data)
Operating revenues:
Operating revenues—affiliates	$1,816.5	$(62.6)	$1,753.9	$—	$(1,137.1)	(g)	$616.8
Operating revenues	184.3	(30.4)	153.9	1,791.2	(189.0)	(g)	1,756.1

Total operating revenues	2,000.8	(93.0)	1,907.8	1,791.2	(1,326.1)		2,372.9

Operating expenses:
Product purchases—affiliates	1,324.2	(13.9)	1,310.3	—	(1,310.3)	(g)	—
Product purchases	140.3	(22.5)	117.8	1,397.5	(135.2)	(g)(h)	1,380.1
Operations and maintenance	127.2	(19.5)	107.7	130.9	—		238.6
Operations and maintenance—affiliates	43.8	(10.0)	33.8	—	—		33.8
Depreciation and amortization	159.8	(14.4)	145.4	162.3	(13.5)	(i)	294.2
General and administrative	43.6	(1.9)	41.7	64.5	—		106.2
Non-income taxes	13.2	(1.3)	11.9	0.6	—		12.5
Asset impairments	50.1	(33.7)	16.4	—	—		16.4
Other, net	(3.0)	(0.5)	(3.5)	(4.4)	—		(7.9)

Total operating expenses	1,899.2	(117.7)	1,781.5	1,751.4	(1,459.0)		2,073.9

Operating income	101.6	24.7	126.3	39.8	132.9		299.0
Interest expense	—	—	—	(86.5)	18.6	(j)	(67.9)
Income from equity investment	2.0	—	2.0	3.3	—		5.3

Income before income taxes	103.6	24.7	128.3	(43.4)	151.5		236.4
Income tax expense (benefit)	37.3	8.9	46.2	(6.6)	11.1	(k)	50.7

Net income from continuing operations	66.3	15.8	82.1	(36.8)	140.4		185.7
Non-controlling interests	—	—	—	(24.3)	130.0	(l)	105.7

Net income attributable to EnLink Midstream	$66.3	$15.8	$82.1	$(12.5)	$10.4		$80.0

Net income (loss) per share:
Basic							$0.49
Diluted							$0.49
Weighted average number of shares outstanding:
Basic							162.9	(m)
Diluted							162.9	(m)

See accompanying notes to the pro forma consolidated financial statements.

ENLINK MIDSTREAM, LLC

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

        The unaudited pro forma consolidated financial statements give effect to the business combination and related transactions under the acquisition method of accounting. Under the acquisition method of accounting, Midstream Holdings will be the acquirer in the transactions because its parent company, Devon, will obtain control of EnLink Midstream after the business combination. Consequently, Midstream Holdings' assets and liabilities will retain their carrying values. Additionally, the Crosstex assets acquired and liabilities assumed by EnLink Midstream, as well as EnLink Midstream's non-controlling interests in the Partnership, will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of Crosstex's net assets acquired will be recorded as goodwill. The pro forma adjustments have been prepared as if the business combination and related transactions had taken place on September 30, 2013 in the case of the pro forma balance sheet and on January 1, 2012 in the case of the pro forma statements of operations. These transactions and adjustments are described in Note 3 to these unaudited pro forma consolidated financial statements.

        The unaudited pro forma consolidated financial statements should be read in conjunction with (i) the Predecessor's historical combined financial statements and related notes, as well as Management's Discussion and Analysis of Financial Condition and Results of Operations included in Annex A attached to this proxy statement/prospectus, (ii) Crosstex's Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference, and (iii) Crosstex's quarterly report on Form 10-Q for the quarter ended September 30, 2013, which is incorporated herein by reference.

2. Summary of Significant Accounting Policies

        The accounting policies used in preparing the unaudited pro forma consolidated financial statements are those used by the Predecessor as set forth in its audited historical combined financial statements contained in Annex A attached to this proxy statement/prospectus beginning on page A-47.

3. Pro Forma Adjustments and Assumptions

        The accompanying unaudited pro forma financial statements give pro forma effect to the following:

  (a)
  The creation of Midstream Holdings and the removal of all amounts related to Devon's midstream assets not being contributed to Midstream Holdings. In conjunction with the business combination, only the Predecessor's natural gas gathering and processing systems serving the Barnett, Cana-Woodford and Arkoma-Woodford Shales in Texas and Oklahoma and its 38.75% economic interest in Gulf Coast Fractionators will be contributed to Midstream Holdings. The impact of the transfer of assets from a taxable to a nontaxable entity is addressed in (e) below.

  (b)
  Adjustments to reflect the business combination under the acquisition method of accounting. Under the acquisition method of accounting, tangible and identifiable intangible assets acquired, liabilities assumed and non-controlling interests are recorded at their estimated fair values. The excess of the purchase price over the preliminary estimated fair values of net assets acquired is recorded as goodwill. The estimated fair values and asset useful lives are based on preliminary management estimates and are subject to adjustment after the closing of the business combination based upon management's final analysis prepared with the assistance of third party valuation advisors.

ENLINK MIDSTREAM, LLC

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Pro Forma Adjustments and Assumptions (Continued)

    The following table summarizes the preliminary estimate of the purchase price and its allocation to the assets acquired and liabilities assumed (in millions, except conversion ratio, share price and unit price).

Crosstex outstanding common shares:
Held by public shareholders	47.7
Restricted shares	1.5
Restricted shares not subject to conversion	(0.3)

Total subject to conversion	48.9
Conversion ratio	1.0

Converted shares	48.9
Crosstex common share price(1)	$34.96

Crosstex common shares conversion value	$1,709.0
Crosstex outstanding stock options value	1.1

Crosstex consideration	1,710.1

Midstream Holdings carryover basis:
Total carryover basis	1,763.5
Adjustment for change in Predecessor tax status	189.2

Adjusted carryover basis	1,952.7
Less: Amount attributable to non-controlling interests(2)	(1,001.8)

Midstream Holdings consideration to controlling interests	950.9

Total consideration before non-controlling interests	2,661.0

Partnership outstanding units:
Common units held by public unitholders	73.7
Preferred units held by public unitholders	16.6
Restricted units	1.2
Restricted units not subject to vesting	(0.2)

Total	91.3
Partnership common unit price(2)	$27.22

Partnership common units value	2,485.0
Midstream Holdings carryover basis attributable to non-controlling interests	1,001.8

Total fair value of non-controlling interests(2)	3,486.8

Total consideration and fair value of non-controlling interests	$6,147.8

(1)
For purposes of estimating and determining the final purchase price, the $100 million cash distribution to Crosstex's public shareholders is assumed to be included in the market price of the shares of Crosstex common stock. The final purchase price will be based on the fair value of the shares of Crosstex common stock subject to conversion as of the closing date. The estimated fair value of the shares of Crosstex common stock is based on a price that approximates the trading price as of January 15, 2014, which may

ENLINK MIDSTREAM, LLC

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Pro Forma Adjustments and Assumptions (Continued)

  vary materially from the current estimate. A 10% or 20% change in the trading price of the shares of Crosstex common stock would change the total purchase price by approximately $171.2 million or $342.0 million, respectively. The purchase price change would increase or decrease the amount of goodwill recognized from the business combination by the same amount.

(2)
Non-controlling interests in the Partnership consist of the carryover basis of Devon's approximate 53% limited partner interest in the Partnership after the business combination and the fair value of the Partnership's approximately 91.3 million common units outstanding to public unitholders after the business combination, representing an approximate 39% limited partner interest in the Partnership. The final purchase price will be based on Devon's carryover basis and the fair value of the Partnership's common units as of the closing date. The estimated fair value of the Partnership's common units is based on a price that approximates the trading price as of January 15, 2014, which may vary materially from the current estimate. A 10% or 20% change in the trading price of the Partnership's common units would change the total purchase price by approximately $248.4 million or $496.7 million, respectively. The purchase price change would increase or decrease the amount of goodwill recognized from the business combination by the same amount.

    The preliminary allocation of the purchase price is as follows (in millions):

Midstream Holdings adjusted carryover basis	$1,952.7
Crosstex fair values:
Current assets	239.7
Property, plant and equipment, net	2,106.3
Intangible assets	445.1
Equity investment	221.9
Goodwill	2,968.3
Other current liabilities	(284.5)
Long-term debt	(1,194.9)
Deferred income taxes	(199.2)
Other long-term liabilities	(107.6)

Total consideration and fair value of non-controlling interests	$6,147.8

    Crosstex's fair values are based on preliminary management estimates. Management of Crosstex considered forecasted discounted future cash flows for the Crosstex assets together with replacement costs to estimate the fair value of property, plant and equipment and the related customer relationship values included in intangible assets. The fair value of long-term debt was based on third-party market quotations for the Partnership's senior unsecured notes. The increase in accrued expenses and other long-term liabilities primarily relates to the recognition of a $99.7 million liability associated with an onerous performance obligation under a gas delivery contract. Crosstex has one gas delivery contract which requires it to deliver a specified volume of gas each month at an indexed base price. Crosstex realizes a loss on the delivery of gas under this contract each month based on current prices. The fair value

ENLINK MIDSTREAM, LLC

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Pro Forma Adjustments and Assumptions (Continued)

    of this onerous performance obligation was based on forecasted discounted cash obligations in excess of market under this gas delivery contract.

  (c)
  Adjustments necessary to reflect Crosstex's assets and liabilities at their estimated fair values. The adjustment to cash is the result of offsetting $100 million adjustments for the cash contributed by Devon, which is then distributed to Crosstex's common stockholders.

  (d)
  An adjustment to reverse Crosstex's $153.8 million of historical goodwill and an adjustment to reflect the $2,968.3 million of goodwill resulting from the business combination.

  (e)
  The elimination of corporate federal deferred income tax liabilities of $189.2 million associated with the Predecessor, partially offset by a $75.7 million increase to deferred tax liabilities for the tax effects of the purchase accounting adjustments. In conjunction with the mergers and the contribution, Midstream Holdings will be created as a partnership, and its operating subsidiaries will be nontaxable entities, except for certain state taxes. Accordingly, the 50% interest in Midstream Holdings, including its subsidiaries, owned by the Partnership will not be subject to corporate federal income taxes. The change in tax status of the Predecessor will be recognized as an income tax benefit in the period of the change.

  (f)
  The elimination of Crosstex's historical equity balances and the recognition of the business combination consideration and the non-controllings interests. Included below is a reconciliation between the historical and pro forma equity.

	Predecessor Historical, As Adjusted	Crosstex Energy, Inc. Historical	EnLink Midstream	Non-controlling Interests	Total Members' Equity
	(in millions)
Historical equity	$1,763.5	$150.4	$—	$1,025.5	$2,939.4

Pro forma adjustments:
Eliminate Crosstex Energy, Inc. Historical	—	(150.4)	—	(1,025.5)	(1,175.9)
Contribute Midstream Holdings and cash	(1,763.5)	—	1,050.9	812.6	100.0
Change in tax status	—	—	—	189.2	189.2
Issue EnLink Midstream units	—	—	1,709.0	—	1,709.0
Distribute cash to Crosstex Energy, Inc. stockholders	—	—	(100.0)	—	(100.0)
Convert Crosstex Energy, Inc. stock options	—	—	1.1	—	1.1
Non-controlling interests in the Partnership	—	—	—	2,485.0	2,485.0

Total pro forma adjustments	(1,763.5)	(150.4)	2,661.0	2,461.3	3,208.4

Pro forma equity	$—	$—	$2,661.0	$3,486.8	$6,147.8

  (g)
  Two duly authorized contract changes that pertain to the assets owned by Midstream Holdings and take effect upon completion of the business combination. The first contract change converts the natural gas processing percent-of-proceeds contracts to fixed-fee contracts. This contract change increases operating revenues as presented in the table below. The second

ENLINK MIDSTREAM, LLC

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Pro Forma Adjustments and Assumptions (Continued)

    contract change results in ceasing to take title to the natural gas gathered and processed and the NGLs fractionated. This contract change decreases both operating revenues and product purchases as presented in the following table. The entry into commercial agreements reflecting these changes is a condition to the Partnership's obligation to consummate the contribution transactions, which must be completed substantially concurrently with the mergers. Please see "Other Transaction Agreements—The Commercial Agreements" and "The Merger Agreement—Conditions to Completion of the Mergers."

    Additionally, Crosstex received revenues from Midstream Holdings during the periods presented. These revenues are reclassified from operating revenues to operating revenues-affiliates as presented in the following table.

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
	(in millions)
Operating revenues—affiliates:
Conversion to fixed-fee contracts	$32.2	$100.3
Cease taking title to products	(1,170.4)	(1,310.3)
Reclassification of affiliate revenues	55.1	72.9

Operating revenues—affiliates total pro forma adjustments	(1,083.1)	(1,137.1)

Operating revenues:
Conversion to fixed-fee contracts	4.1	1.7
Cease taking title to products	(109.2)	(117.8)
Reclassification of affiliate revenues	(55.1)	(72.9)

Operating revenues total pro forma adjustments	(160.2)	(189.0)

Total operating revenues total pro forma adjustments	$(1,243.3)	$(1,326.1)

Cease taking title to products:
Product purchases—affiliates	$(1,170.4)	$(1,310.3)
Product purchases	$(109.2)	$(117.8)
  (h)
  The adjustment to product purchases attributable to the contract changes per adjustment (g) above and the reduction of the Partnership's monthly product purchase costs in excess of market associated with an onerous performance obligation under a gas delivery contract. Included in the fair value adjustment (c) above for other current and long-term liabilities are amounts to recognize a $99.7 million total liability for this onerous performance obligation. Crosstex has one gas delivery contract which requires it to deliver a specified volume of gas each month at an indexed base price. Crosstex realizes a loss on the delivery of gas under this contract each month based on current prices. The fair value of this onerous performance obligation was based on forecasted discounted cash obligations in excess of market under this gas delivery contract. For pro forma purposes, the portion of the monthly product purchase costs in excess of market associated with this onerous performance obligation are now

ENLINK MIDSTREAM, LLC

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Pro Forma Adjustments and Assumptions (Continued)

    assumed to reduce the liability rather than be recognized as expense. The following summarizes the pro forma adjustments to product purchases.

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
	(in millions)
Contract changes in adjustment (g) above	$(109.2)	$(117.8)
Performance obligation in adjustment (h)	(13.5)	(17.4)

Product purchases total pro forma adjustment	$(122.7)	$(135.2)

  (i)
  Adjustments to depreciation and amortization resulting from the effects of the purchase accounting adjustments in (c) above and the effects of increasing the estimated useful lives used to calculate depreciation and amortization. The longer estimated useful lives correspond to the expected lives used to determine the fair values of property, plant and equipment and related identifiable intangible assets. The depreciable lives used for pro forma purposes are based on a preliminary third party valuation. Expected useful lives and amortization periods related to depreciation and amortization pro forma adjustments are as follows:

Useful Lives
Tangible Assets:
Transmission assets	20 - 30 years
Gathering systems	15 - 20 years
Gas processing plants	20 - 25 years
Other property and equipment	3 - 15 years
Intangible Assets:
Customer relationships	15 years

  The pro forma adjustments decreased historical depreciation and amortization expense by $10.6 million and $13.5 million for the nine months ended September 30, 2013 and the year ended December 31, 2013, respectively, primarily due to the $99.1 million decrease in gross intangible assets subject to amortization and the $318.0 million decrease in gross property costs subject to depreciation without a corresponding decrease in the estimated useful lives of the overall assets as a result of the purchase accounting adjustments per (c) above. Although the net impact of the purchase accounting adjustments was an increase of $119.9 million in net intangible assets and an increase of $256.4 million in net property, plant and equipment, depreciation and amortization expense for the pro forma periods did not increase because the purchase accounting adjustments allocated a significant portion of the fair value to assets acquired and/or developed during the past two years which have a longer economic life than the historical assets purchased prior to 2007.

  Crosstex's historical depreciation and amortization expense for the year ended December 31, 2012 includes $28.9 million of accelerated depreciation and amortization associated with a processing plant that was taken out of service in January 2013 due to the cancellation of a plant contract. Although no value was attributed to this cancelled contract under the fair value accounting adjustments per (c) above, the historical accelerated depreciation and amortization attributable to the plant was not considered in determining the pro forma depreciation and amortization adjustment.

ENLINK MIDSTREAM, LLC

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Pro Forma Adjustments and Assumptions (Continued)

  (j)
  Adjustments to historical interest expense were made to reduce pro forma interest expense, using the effective interest rate method, to correspond with the $92.5 million increase in long-term debt due to the fair value adjustment, which is based on third-party market quotations for the Partnership's 2018 Notes and 2022 Notes as of September 30, 2013, per (c) above. The effective pro forma interest rates for the Partnership's 2018 Notes and 2022 Notes are 6.7% and 4.75%, respectively. An increase or decrease of 1/8 of 1% in pro forma interest rates would result in a corresponding increase or decrease to pro forma interest expense of approximately $1.1 million and $1.4 million for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively. For pro forma purposes, the interest costs in excess of the fair value of the long-term debt as of September 30, 2013 are assumed to reduce the long-term debt rather than be recognized as interest expense.

  (k)
  Reflects the elimination of corporate federal income tax expense attributable to the 50% interest in Midstream Holdings that will be owned directly by the Partnership which was substantially offset by the increase in Crosstex's tax provision attributable to the increase in income before taxes due to the pro forma adjustments. In conjunction with the business combination, Midstream Holdings will be created as a partnership, and its operating subsidiaries will be nontaxable entities, except for certain state taxes. Accordingly, the 50% interest in Midstream Holdings, including its subsidiaries, owned by the Partnership will not be subject to corporate federal income taxes.

  (l)
  EnLink Midstream's pro forma net income from continuing operations includes the consolidated operations of the Partnership, including Midstream Holdings. Pro forma income attributable to non-controlling interests represents the combined limited partner interests in the Partnership owned by Devon and public unitholders. Pro forma net income attributable to EnLink Midstream includes:

  •
  the 50% limited partner interest in Midstream Holdings held by EnLink Midstream; and

  •
  the portion of the Partnership's net income associated with EnLink Midstream's (1) general partner interest, (2) limited partner interests and (3) incentive distribution rights ownership interests.

  The pro forma adjustment to non-controlling interests reflects the following:

  •
  the impacts of the pro forma adjustments to the statements of operations described above;

  •
  the recognition of the 50% limited partner interest in Midstream Holdings held by the Partnership, which is an increase from no ownership in the historical periods; and

  •
  the decrease in the direct ownership of the Partnership due to the increase in limited partner interests owned by non-controlling partners due to the transactions. The non-controlling partners' share of income increased to approximately 92% on a pro forma basis for both the nine months ended September 30, 2013 and the year ended December 31, 2012 from approximately 74% of limited partner loss for the historical year ended December 31, 2012 and approximately 81% of limited partner loss for the historical nine months ended September 30, 2013.

ENLINK MIDSTREAM, LLC

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Pro Forma Adjustments and Assumptions (Continued)

  (m)
  Basic earnings per share was computed by dividing net income by the weighted average number of pro forma common units outstanding. Adjustments to reflect basic and diluted weighted average units outstanding.

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
	(in millions)
Crosstex historical weighted average common shares	47.6	47.4

Total Crosstex shares	47.6	47.4
Pro forma adjustments:
Retirement of Crosstex common shares	(47.6)	(47.4)
One for one exchange of Crosstex common shares for EnLink Midstream units	47.6	47.4
Issuance of EnLink Midstream units	115.5	115.5

Total pro forma weighted average units outstanding	163.1	162.9

DESCRIPTION OF ENLINK MIDSTREAM COMMON UNITS

The EnLink Midstream Common Units

        The EnLink Midstream Common Units represent non-managing membership interests in EnLink Midstream. The holders of EnLink Midstream Common Units are entitled to participate in company distributions and exercise the rights and privileges available to non-managing members under the operating agreement of EnLink Midstream. For a description of the rights and privileges of members under the operating agreement of EnLink Midstream, including voting rights, see "The EnLink Midstream Operating Agreement."

Transfer Agent and Registrar

  Duties

        American Stock Transfer & Trust Company, LLC will serve as registrar and transfer agent for the EnLink Midstream Common Units. EnLink Midstream will pay all fees charged by the transfer agent for transfers of EnLink Midstream Common Units except the following, which must be paid by unitholders:

  •
  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

  •
  special charges for services requested by a common unitholder; and

  •
  other similar fees or charges.

        There will be no charge to unitholders for disbursements of cash distributions by EnLink Midstream. EnLink Midstream will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
  Resignation or Removal

        The transfer agent may resign by notice to EnLink Midstream or be removed by EnLink Midstream. The resignation or removal of the transfer agent will become effective upon appointment by EnLink Midstream of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed, the manager of EnLink Midstream may act as the transfer agent and registrar until a successor is appointed.

Transfer of EnLink Midstream Common Units

        By transfer of EnLink Midstream Common Units in accordance with the operating agreement of EnLink Midstream, each transferee of EnLink Midstream Common Units will be admitted as a non-managing member with respect to the EnLink Midstream Common Units transferred when such transfer is reflected in our books and records and such transferee becomes the record holder of the EnLink Midstream Common Units transferred. Each transferee:

  •
  represents that the transferee has the capacity, power and authority to become bound by the operating agreement of EnLink Midstream;

  •
  automatically becomes bound by the terms of the operating agreement of EnLink Midstream; and

  •
  gives the consents, acknowledgements and waivers contained in the operating agreement of EnLink Midstream, such as the approval of all transactions and agreements entered into in connection with the formation of EnLink Midstream and the mergers.

        The EnLink Midstream Board will cause any transfers to be recorded on the books and records of EnLink Midstream from time to time as necessary to ensure their accuracy.

        EnLink Midstream may, at its discretion, treat the nominee holder of an EnLink Midstream Common Unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        EnLink Midstream Common Units are securities and any transfers are subject to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a non-managing member for the transferred EnLink Midstream Common Units.

        Until an EnLink Midstream Common Unit has been transferred on the books of EnLink Midstream, the company and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

 THE ENLINK MIDSTREAM OPERATING AGREEMENT

        In this section references to the EnLink Midstream operating agreement refer to the first amended and restated operating agreement of EnLink Midstream. References to EnLink Midstream Common Units and holders of EnLink Midstream Common Units in this section include EnLink Midstream Class B Units and holders of EnLink Midstream Class B Units, respectively. Holders of EnLink Midstream Class B Units generally have the same rights as holders of EnLink Midstream Common Units, except with respect to distributions. Please read "—Cash Distributions" for more information.

 Organization and Duration

        EnLink Midstream was organized on October 16, 2013 as New Public Rangers, L.L.C., and its name was changed to EnLink Midstream, LLC on January 15, 2014. EnLink Midstream will have a perpetual existence unless terminated pursuant to the terms of the operating agreement of EnLink Midstream.

Purpose

        The purpose of EnLink Midstream, as set forth in the operating agreement of EnLink Midstream, is limited to any business activity that is approved by the manager of EnLink Midstream, in its sole discretion, and that lawfully may be conducted by a limited liability company organized under Delaware law.

        Although the manager of EnLink Midstream has the ability to cause EnLink Midstream and its subsidiaries to engage in activities other than the business of owning, operating, developing and acquiring crude oil and natural gas gathering and processing assets and the owning of equity securities in the Partnership, the manager of EnLink Midstream may decline to do so free of any duty or obligation whatsoever to EnLink Midstream or its members, including any duty to act in the best interests of EnLink Midstream or its members. The manager of EnLink Midstream is generally authorized to perform all acts it determines to be necessary or appropriate to carry out the purposes of and to conduct the business of EnLink Midstream.

Cash Distributions

        EnLink Midstream will make cash distributions, if any, to holders of its EnLink Midstream Common Units on a pro rata basis, except that the EnLink Midstream Class B Units will not receive any distributions in respect of the calendar quarter completed prior to the Closing Date and will receive a quarterly distribution with respect to the first calendar quarter in which the EnLink Midstream Class B Units are outstanding that is prorated for the portion of the quarter that they were outstanding. Please read "The Proposed Transactions—The Mergers."

        The EnLink Midstream Board may adopt a cash distribution policy, which it may change without amendment to the EnLink Midstream operating agreement.

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

Voting Rights

        The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that require the approval of a "unit majority" require the approval of a majority of the EnLink Midstream Common Units, voting as a single class.

        In voting their EnLink Midstream Common Units, affiliates of the manager of EnLink Midstream will have no duty or obligation whatsoever to EnLink Midstream or its members, including any duty to act in the best interests of EnLink Midstream or its members.

Issuance of additional units	No approval right.
Amendment of the operating agreement

Certain amendments may be made by the manager of EnLink Midstream without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read "—Amendment of the Operating Agreement."

Merger of or the sale of all or substantially all of the assets of EnLink Midstream	Unit majority in certain circumstances. Please read "—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets."
Dissolution of EnLink Midstream	Unit majority. Please read "—Dissolution."
Continuation of the business of EnLink Midstream upon dissolution	Unit majority. Please read "—Dissolution."
Withdrawal of the manager of EnLink Midstream	No approval right. Please read "—Withdrawal or Removal of the Manager of EnLink Midstream."
Removal of the manager of EnLink Midstream

Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by the manager of EnLink Midstream and its affiliates. Please read "—Withdrawal or Removal of the Manager of EnLink Midstream."

Transfer of the interest of the manager of EnLink Midstream	No approval right. Please read "—Transfer of Manager Member Interest."
Transfer of ownership interests in the manager of EnLink Midstream	No approval right. Please read "—Transfer of Ownership Interests in the Manager."

        If any person or group other than the manager of EnLink Midstream and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from the manager of EnLink Midstream or its affiliates (other than EnLink Midstream) and any transferees of that person or group approved by the manager of EnLink Midstream or to any person or group who acquires the units with the written approval of the manager of EnLink Midstream.

Applicable Law; Forum, Venue and Jurisdiction

        The operating agreement of EnLink Midstream is governed by Delaware law. The operating agreement of EnLink Midstream requires that any claims, suits, actions or proceedings:

  •
  arising out of or relating in any way to the operating agreement of EnLink Midstream (including any claims, suits or actions to interpret, apply or enforce the provisions of the operating agreement of EnLink Midstream or the duties, obligations or liabilities among the members of EnLink Midstream or its members to EnLink Midstream, or the rights or powers of, or restrictions on, EnLink Midstream or its members);

  •
  brought in a derivative manner on behalf of EnLink Midstream;

  •
  asserting a claim of breach of a fiduciary duty or other duty owed by any director, officer or other employee of EnLink Midstream or the manager of EnLink Midstream, or owed by the manager of EnLink Midstream, to EnLink Midstream or its members;

  •
  asserting a claim arising pursuant to any provision of the DLLCA; or

  •
  asserting a claim governed by the internal affairs doctrine;

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By acquiring an EnLink Midstream Common Unit in the Crosstex merger, you are irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other Delaware courts with subject matter jurisdiction) in connection with any such claims, suits, actions or proceedings.

Limited Liability

        Under the DLLCA, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the limited liability company, other than liabilities to members on account of their membership interests and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the limited liability company. For the purpose of determining the fair value of the assets of a limited liability company, the DLLCA provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds the non-recourse liability. The DLLCA provides that a member who receives a distribution and knew at the time of the distribution that the distribution was in violation of the DLLCA shall be liable to the limited liability company for the amount of the distribution for three years.

Issuance of Additional Interests

        The operating agreement of EnLink Midstream authorizes EnLink Midstream to issue an unlimited number of additional membership interests for the consideration and on the terms and conditions determined by the manager of EnLink Midstream without the approval of the unitholders.

        It is possible that EnLink Midstream will fund acquisitions through the issuance of additional EnLink Midstream Common Units or other membership interests. Holders of any additional EnLink Midstream Common Units issued by EnLink Midstream will be entitled to share equally with the then-existing holders of EnLink Midstream Common Units in distributions. In addition, the issuance of additional EnLink Midstream Common Units or other membership interests may dilute the value of the interests of the then-existing holders of EnLink Midstream Common Units in the net assets of EnLink Midstream.

        In accordance with Delaware law and the provisions of the operating agreement of EnLink Midstream, EnLink Midstream may also issue additional membership interests that, as determined by the manager of EnLink Midstream, may have rights to distributions or special voting rights to which the EnLink Midstream Common Units are not entitled. In addition, the operating agreement of EnLink Midstream does not prohibit the subsidiaries of EnLink Midstream from issuing equity interests, which may effectively rank senior to the EnLink Midstream Common Units.

        The manager of EnLink Midstream will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase from EnLink Midstream common or other membership interests whenever, and on the same terms that, EnLink Midstream issues membership interests to persons other than the manager of EnLink Midstream and its affiliates, to the extent necessary to maintain the percentage interest of the manager of EnLink Midstream and its affiliates, including such interest represented by EnLink Midstream Common Units, that existed immediately prior to each issuance. The holders of EnLink Midstream Common Units will not have preemptive rights under the operating agreement of EnLink Midstream to acquire additional EnLink Midstream Common Units or other membership interests.

Amendment of the Operating Agreement

  General

        Amendments to the operating agreement of EnLink Midstream may be proposed only by the manager of EnLink Midstream. However, to the fullest extent permitted by law, the manager of EnLink Midstream will have no duty or obligation to propose or approve any amendment and may decline to do so free of any duty or obligation whatsoever to EnLink Midstream or its members, including any duty to act in the best interests of EnLink Midstream or its members. In order to adopt a proposed amendment, other than the amendments discussed below, the manager of EnLink Midstream is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the members to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

  Prohibited Amendments

        No amendment may be made that would:

  •
  enlarge the obligations of any non-managing member without its consent, unless approved by at least a majority of the type or class of non-managing membership interests so affected; or

  •
  enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by EnLink Midstream to the manager of EnLink Midstream or any of its affiliates without the consent of the manager of EnLink Midstream, which consent may be given or withheld at its option.

        The provision of the operating agreement of EnLink Midstream preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units, voting as a single class (including units owned by the manager of EnLink Midstream and its affiliates). Upon completion of the mergers, we expect that the manager of EnLink Midstream and its affiliates will own approximately 70% of the outstanding EnLink Midstream Common Units.

  No Unitholder Approval

        The manager of EnLink Midstream may generally make amendments to the operating agreement of EnLink Midstream without the approval of any member to reflect:

  •
  a change in EnLink Midstream's name, the location of its principal place of business, its registered agent or its registered office;

  •
  the admission, substitution, withdrawal or removal of members in accordance with the operating agreement of EnLink Midstream;

  •
  a change that the manager of EnLink Midstream determines to be necessary or appropriate to qualify or continue its qualification as a limited liability company or other entity in which the members have limited liability under the laws of any state;

  •
  an amendment that is necessary, in the opinion of counsel of, EnLink Midstream to prevent EnLink Midstream or the manager of EnLink Midstream or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

  •
  an amendment that the manager of EnLink Midstream determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional membership interests or derivative instruments related to, convertible into or exchangeable for additional membership interests;

  •
  any amendment expressly permitted in the operating agreement of EnLink Midstream to be made by the manager of EnLink Midstream acting alone;

  •
  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement of EnLink Midstream;

  •
  any amendment that the manager of EnLink Midstream determines to be necessary or appropriate to reflect and account for the formation by EnLink Midstream of, or its investment in, any corporation, partnership or other entity, in connection with conduct otherwise permitted by the operating agreement of EnLink Midstream;

  •
  a change in the fiscal year or taxable period of EnLink Midstream and related changes;

  •
  conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

  •
  any other amendments substantially similar to any of the matters described in the clauses above.

        In addition, the manager of EnLink Midstream may make amendments to the operating agreement of EnLink Midstream, without the approval of any member, if the manager of EnLink Midstream determines that those amendments:

  •
  do not adversely affect the non-managing members, including any particular class of non-managing members, in any material respect;

  •
  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  are necessary or appropriate to facilitate the trading of membership interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the membership interests are or will be listed or admitted to trading;

  •
  are necessary or appropriate in connection with any action taken by the manager of EnLink Midstream relating to splits or combinations of units under the provisions of the operating agreement of EnLink Midstream; or

  •
  are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement of EnLink Midstream or are otherwise contemplated by the operating agreement of EnLink Midstream.

  Opinion of Counsel and Unitholder Approval

        Any amendment that the manager of EnLink Midstream determines adversely affects, in any material respect, one or more particular classes of members will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of members that the manager of EnLink Midstream determines are not adversely affected in any material respect. Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that would reduce the voting percentage required to take any action other than to remove the manager or call a meeting of unitholders is required to be approved by the affirmative vote of members whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced. Any amendment that would increase the percentage of units required to remove the managing member or call a meeting of unitholders must be approved by the affirmative vote of members whose aggregate outstanding units constitute not less than the percentage sought to be increased. For amendments of the type not requiring unitholder approval, the manager of EnLink Midstream will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the members in connection with any of the amendments. No other amendments to the operating agreement of EnLink Midstream will become effective without the approval of holders of at least 90% of the outstanding units, voting as a single class, unless EnLink Midstream first obtains an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of its members.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

        A merger, consolidation or conversion of EnLink Midstream requires the prior consent of the manager of EnLink Midstream. However, the manager of EnLink Midstream will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to EnLink Midstream or its members, including any duty to act in the best interests of EnLink Midstream or its members.

        In addition, the operating agreement of EnLink Midstream generally prohibits the manager of EnLink Midstream, without the prior approval of the holders of a unit majority, from causing EnLink Midstream to sell, exchange or otherwise dispose of all or substantially all of the assets of EnLink Midstream in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination. The manager of EnLink Midstream may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of EnLink Midstream without such approval. The manager of EnLink Midstream may also sell all or substantially all of the assets of EnLink Midstream under a foreclosure or other realization upon those encumbrances without such approval. Finally, the manager of EnLink Midstream may consummate any merger without the prior approval of the unitholders of EnLink Midstream if EnLink Midstream is the surviving entity in the transaction, the manager of EnLink Midstream has received an opinion of counsel regarding limited liability matters, the transaction would not result in a material amendment to the operating agreement of EnLink Midstream (other than an amendment that the manager could adopt without the consent of the members), each of the units of EnLink Midstream would be an identical unit of the company following the transaction and the membership securities to be issued do not exceed 20% of the outstanding membership interests immediately prior to the transaction.

        If the conditions specified in the operating agreement of EnLink Midstream are satisfied, the manager of EnLink Midstream may convert EnLink Midstream or any of its subsidiaries into a new limited liability entity or merge EnLink Midstream or any of its subsidiaries into, or convey all of the assets of EnLink Midstream to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in the legal form of EnLink Midstream into another limited liability entity, EnLink Midstream has received an opinion of counsel regarding limited liability matters and the manager of EnLink Midstream determines that the governing instruments of the new entity provide the members and the manager of EnLink Midstream with substantially the same rights and obligations as contained in the operating agreement of EnLink Midstream. Unitholders of EnLink Midstream will not be entitled to dissenters' rights of appraisal under the operating agreement of EnLink Midstream or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of the assets of EnLink Midstream or any other similar transaction or event.

Dissolution

        EnLink Midstream will continue as a limited liability company until dissolved under the operating agreement of EnLink Midstream. EnLink Midstream will dissolve upon:

  •
  the election of the manager of EnLink Midstream to dissolve EnLink Midstream, if approved by the holders of units representing a unit majority;

  •
  there being no members, unless EnLink Midstream is continued without dissolution in accordance with applicable Delaware law;

  •
  the entry of a decree of judicial dissolution of EnLink Midstream; or

  •
  the withdrawal or removal of the manager of EnLink Midstream or any other event that results in its ceasing to be the manager of EnLink Midstream other than by reason of a transfer of its managing member interest in accordance with the operating agreement of EnLink Midstream or its withdrawal or removal following the approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue the business of EnLink Midstream on the same terms and conditions described in the operating agreement of EnLink Midstream by appointing as a successor managing member an entity approved by the holders of units representing a unit majority, subject to the receipt by EnLink Midstream of an opinion of counsel to the effect that the action would not result in the loss of limited liability under Delaware law of any member.

Liquidation and Distribution of Proceeds

        Upon the dissolution of EnLink Midstream, unless the business of EnLink Midstream is continued, the liquidator authorized to wind up its affairs will, acting with all of the powers of the manager of EnLink Midstream that are necessary or appropriate, liquidate the assets of EnLink Midstream. The liquidator will first apply the proceeds of liquidation to the payment of EnLink Midstream's creditors and, thereafter, holders of EnLink Midstream Common Units would be entitled to share ratably in the distribution of any remaining proceeds.

Withdrawal or Removal of the Manager of EnLink Midstream

        The manager of EnLink Midstream may withdraw as managing member without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of the operating agreement of EnLink Midstream. In addition, the operating agreement of EnLink Midstream permits the manager of EnLink Midstream, in some instances, to sell or otherwise transfer all of its managing member interest in EnLink Midstream without the approval of the unitholders. Please read "—Transfer of Managing Member Interest."

        Upon withdrawal of the manager of EnLink Midstream under any circumstances, other than as a result of a transfer by the manager of EnLink Midstream of all or a part of its managing member interest in EnLink Midstream, the holders of a unit majority may select a successor to that withdrawing managing member. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability matters cannot be obtained, EnLink Midstream will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue the business of EnLink Midstream and to appoint a successor managing member. Please read "—Dissolution."

        The manager of EnLink Midstream may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by the manager of EnLink Midstream and its affiliates, and EnLink Midstream receives an opinion of counsel regarding limited liability matters. Any removal of the manager of EnLink Midstream is also subject to the approval of a successor managing member by the vote of the holders of a majority of the outstanding EnLink Midstream Common Units, voting as a class, including units held by the manager of EnLink Midstream and its affiliates. The ownership of more than 33 1/3% of the outstanding units by the manager of EnLink Midstream and its affiliates gives them the ability to prevent the manager of EnLink Midstream's removal. At the Closing, we expect that the manager of EnLink Midstream and its affiliates will own approximately 70% of the outstanding EnLink Midstream Common Units.

        In the event of the removal of the manager of EnLink Midstream under circumstances where cause exists or withdrawal of the manager of EnLink Midstream where that withdrawal violates the operating agreement of EnLink Midstream, a successor managing member will have the option to purchase the managing member interest of the departing managing member and its affiliates for a cash payment equal to the fair market value of those interests. Under all other circumstances where the manager of EnLink Midstream withdraws or is removed by the members, the departing managing member will have the option to require the successor managing member to purchase the managing member interest of the departing managing member and its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing managing member and the successor managing member. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing managing member and the successor managing member will determine the fair market value. Or, if the departing managing member and the successor managing member cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing managing member or the successor managing member, the departing managing member's managing member interest will automatically convert into EnLink Midstream Common Units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, EnLink Midstream will be required to reimburse the departing managing member for all amounts due the departing managing member, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for the benefit of EnLink Midstream by the departing managing member or its affiliates.

Transfer of Managing Member Interest

        At any time, the manager of EnLink Midstream may transfer all or any of its managing member interest to another person without the approval of any other member. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of the manager of EnLink Midstream, agree to be bound by the provisions of the operating agreement of EnLink Midstream and furnish an opinion of counsel regarding limited liability matters.

Transfer of Ownership Interests in the Manager

        At any time, the owner of the manager of EnLink Midstream may sell or transfer all or part of its ownership interests in the manager of EnLink Midstream to an affiliate or third party without the approval of the unitholders of EnLink Midstream.

Change of Management Provisions

        The operating agreement of EnLink Midstream contains specific provisions that are intended to discourage a person or group from attempting to remove EnLink Midstream Manager as the manager of EnLink Midstream or from otherwise changing the management of EnLink Midstream. Please read "—Withdrawal or Removal of Manager" for a discussion of certain consequences of the removal of the manager of EnLink Midstream. If any person or group, other than the manager of EnLink Midstream and its affiliates, acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply in certain circumstances. Please read "—Meetings; Voting."

Call Right

        If at any time the manager of EnLink Midstream and its affiliates own more than 90% of the then-issued and outstanding membership interests of any class, the manager of EnLink Midstream will have the right, which it may assign in whole or in part to any of its affiliates or to EnLink Midstream, to acquire all, but not less than all, of the membership interests of the class held by unaffiliated persons, as of a record date to be selected by the manager of EnLink Midstream, on at least 10, but not more than 60, days' notice. The purchase price in the event of this purchase is the greater of:

  •
  the highest price paid by the manager of EnLink Midstream or any of its affiliates for any membership interests of the class purchased within the 90 days preceding the date on which the manager of EnLink Midstream first mails notice of its election to purchase those membership interests; and

  •
  the average of the daily closing prices of the membership interests of such class over the 20 trading days preceding the date that is three days before the date the notice is mailed.

        As a result of the manager of EnLink Midstream's right to purchase outstanding membership interests, a holder of membership interests may have his membership interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of the members of EnLink Midstream and to act upon matters for which approvals may be solicited.

        The manager of EnLink Midstream does not anticipate that any meeting of unitholders of EnLink Midstream will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by the manager of EnLink Midstream or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit will have a vote according to his percentage interest in EnLink Midstream, although additional membership interests having special voting rights could be issued. Please read "—Issuance of Additional Interests." However, if at any time any person or group, other than the manager of EnLink Midstream and its affiliates, or a direct or subsequently approved transferee of the manager of EnLink Midstream or its affiliates and purchasers specifically approved by the manager of EnLink Midstream, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. EnLink Midstream Common Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of EnLink Midstream Common Units under the operating agreement of EnLink Midstream will be delivered to the record holder by EnLink Midstream or by the transfer agent.

Status as Member

        By transfer of EnLink Midstream Common Units in accordance with the operating agreement of EnLink Midstream, each transferee of EnLink Midstream Common Units shall be admitted as a member with respect to the EnLink Midstream Common Units transferred when such transfer and admission are reflected in the books and records of EnLink Midstream. Except as described under "—Limited Liability," the EnLink Midstream Common Units will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

        Under the operating agreement of EnLink Midstream, in most circumstances, EnLink Midstream will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  the manager of EnLink Midstream;

  •
  any departing managing member;

  •
  any person who is or was an affiliate of the manager of EnLink Midstream or any departing managing member;

  •
  any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of EnLink Midstream, its subsidiaries, the manager of EnLink Midstream, any departing managing member or any of their affiliates;

  •
  any person who is or was serving as a manager, managing member, general partners, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to EnLink Midstream or its subsidiaries; and

  •
  any person designated by the manager of EnLink Midstream because of such person's status in relation to EnLink Midstream.

        Any indemnification under these provisions will only be out of the assets of EnLink Midstream. Unless the manager of EnLink Midstream otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend monies or properties to EnLink Midstream to enable EnLink Midstream to effectuate, indemnification. EnLink Midstream may purchase insurance against liabilities asserted against and expenses incurred by persons for the activities of EnLink Midstream, regardless of whether EnLink Midstream would have the power to indemnify the person against liabilities under the operating agreement of EnLink Midstream.

Reimbursement of Expenses

        The operating agreement of EnLink Midstream requires EnLink Midstream to reimburse the manager of EnLink Midstream on a monthly basis for all direct and indirect expenses it incurs or payments it makes on behalf of EnLink Midstream and all other expenses allocable to EnLink Midstream or otherwise incurred by the manager of EnLink Midstream in connection with operating the business of EnLink Midstream. The operating agreement of EnLink Midstream does not set a limit on the amount of expenses for which the manager of EnLink Midstream and its affiliates may be reimbursed. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for EnLink Midstream or on its behalf and expenses allocated to the manager of EnLink Midstream by its affiliates. The manager of EnLink Midstream is entitled to determine the expenses that are allocable to EnLink Midstream.

Books and Reports

        The manager of EnLink Midstream is required to keep appropriate books of the business of EnLink Midstream at its principal offices. These books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP. For tax and fiscal reporting purposes, the fiscal year of EnLink Midstream is the calendar year.

        EnLink Midstream will furnish or make available to record holders of its EnLink Midstream Common Units, within 105 days after the close of each fiscal year, an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by its independent public accountants. Except for its fourth quarter, EnLink Midstream will also furnish or make available summary financial information within 50 days after the close of each quarter. EnLink Midstream will be deemed to have made any such report available if EnLink Midstream files such report with the SEC on EDGAR or makes the report available on a publicly available website which EnLink Midstream maintains.

Right to Inspect Books and Records

        The operating agreement of EnLink Midstream provides that a member can, for a purpose reasonably related to his interest as a member, upon reasonable written demand stating the purpose of such demand and at such member's own expense, have furnished to such member:

  •
  true and full information regarding the status of the business of EnLink Midstream and financial condition (provided that this obligation shall be satisfied to the extent the member is furnished the most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the SEC by EnLink Midstream pursuant to Section 13 of the Exchange Act);

  •
  a current list of the name and last known address of each record holder; and

  •
  copies of the operating agreement of EnLink Midstream, its certificate of formation, related amendments, and powers of attorney under which they have been executed.

        Under the operating agreement of EnLink Midstream, however, each of the members of EnLink Midstream and other persons who acquire interests in its membership interests, do not have rights to receive information from EnLink Midstream or any of the persons EnLink Midstream indemnify as described above under "—Indemnification" for the purpose of determining whether to pursue litigation or assist in pending litigation against EnLink Midstream or those indemnified persons relating to its affairs, except pursuant to the applicable rules of discovery relating to the litigation commenced by the person seeking information.

        The manager of EnLink Midstream may, and intends to, keep confidential from the members trade secrets or other information the disclosure of which the manager of EnLink Midstream determines is not in the best interests of EnLink Midstream, could damage EnLink Midstream or that EnLink Midstream is required by law or by agreements with third parties to keep confidential. The operating agreement of EnLink Midstream limits the right to information that a member would otherwise have under Delaware law.

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between the manager of EnLink Midstream and its affiliates, including Devon, on the one hand, and EnLink Midstream and its members, on the other hand. The directors and officers of the manager of EnLink Midstream have fiduciary duties to manage the manager of EnLink Midstream in a manner that is in the best interests of Devon, in its capacity as the sole member of the manager of EnLink Midstream. At the same time, the manager of EnLink Midstream has a duty to manage EnLink Midstream in a manner it subjectively believes is in, or not opposed to, the best interests of EnLink Midstream. The EnLink Midstream operating agreement specifically defines the remedies available to unitholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under applicable Delaware law. The DLLCA provides that Delaware limited liability companies may, in their operating agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the manager to the members and the company.

        Whenever a conflict arises between the manager of EnLink Midstream or its affiliates, on the one hand, and EnLink Midstream or its members, on the other hand, the resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all its members and shall not constitute a breach of the EnLink Midstream operating agreement, of any agreement contemplated thereby or of any duty, if the resolution or course of action in respect of such conflict of interest is:

  •
  approved by the conflicts committee of the board of directors of the manager of EnLink Midstream, although the manager of EnLink Midstream is not obligated to seek such approval; or

  •
  approved by the holders of a majority of the outstanding EnLink Midstream Common Units, excluding any such units owned by the manager of EnLink Midstream or any of its affiliates.

        The manager of EnLink Midstream may, but is not required to, seek the approval of such resolutions or courses of action from the conflicts committee of the EnLink Midstream Board or from the holders of a majority of the outstanding EnLink Midstream Common Units as described above. If the manager of EnLink Midstream does not seek approval from the conflicts committee or from holders of EnLink Midstream Common Units as described above and the EnLink Midstream Board approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, the EnLink Midstream Board acted in good faith, and in any proceeding brought by or on behalf of EnLink Midstream or any of its unitholders, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in the EnLink Midstream operating agreement, the EnLink Midstream Board or the conflicts committee of the EnLink Midstream Board may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution. Under the EnLink Midstream operating agreement, a determination, other action or failure to act by the manager of EnLink Midstream, the EnLink Midstream Board, or any committee thereof (including the conflicts committee) will be deemed to be in "good faith" if the manager of EnLink Midstream, the EnLink Midstream Board or any committee thereof (including the conflicts committee) subjectively believed such determination, other action or failure to act was in, or not opposed to, the best interests of EnLink Midstream or meets the standard otherwise specified in the EnLink Midstream operating agreement.

The directors and officers of Devon have a fiduciary duty to make decisions in the best interests of the owners of Devon, which may be contrary to the interests of EnLink Midstream.

        Because certain officers and certain directors of the manager of EnLink Midstream are also directors and/or officers of affiliates of the manager of EnLink Midstream, including Devon, they have fiduciary duties to Devon that may cause them to pursue business strategies that disproportionately benefit Devon or that otherwise are not in the best interests of EnLink Midstream.

The manager of EnLink Midstream is allowed to take into account the interests of parties other than EnLink Midstream, such as Devon, in exercising certain rights under the EnLink Midstream operating agreement.

        The EnLink Midstream operating agreement contains provisions that permissibly reduce the standards that the manager of EnLink Midstream would otherwise be held to by state fiduciary duty law. For example, the EnLink Midstream operating agreement permits the manager of EnLink Midstream to make a number of decisions in its individual capacity, as opposed to in its capacity as the manager of EnLink Midstream. This entitles the manager of EnLink Midstream to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, EnLink Midstream, its affiliates or any member. Examples include the exercise of its call right, its voting rights with respect to any units it owns and its determination whether or not to consent to any merger or consolidation.

Affiliates of the manager of EnLink Midstream may engage in competition with EnLink Midstream and neither the manager of EnLink Midstream nor its affiliates have any obligation to present business opportunities to EnLink Midstream.

        Affiliates of the manager of EnLink Midstream are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with EnLink Midstream, and the manager of EnLink Midstream or its affiliates, may acquire, develop or dispose of assets in the future without any obligation to offer EnLink Midstream the opportunity to acquire those assets, other than its rights of first offer described under "Other Transaction Agreements—First Offer Agreement."

        Under the EnLink Midstream operating agreement, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to the manager of EnLink Midstream and its affiliates. As a result, neither the manager of EnLink Midstream nor any of its affiliates have any obligation to present business opportunities to EnLink Midstream.

The EnLink Midstream operating agreement limits the liability of, and replaces the duties owed by, the manager of EnLink Midstream and also restricts the remedies available to its unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty.

        In addition to the provisions described above, the EnLink Midstream operating agreement contains provisions that restrict the remedies available to EnLink Midstream unitholders for actions that might otherwise constitute breaches of fiduciary duty. For example, the EnLink Midstream operating agreement provides that:

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  the manager of EnLink Midstream shall not have any liability to EnLink Midstream or its unitholders for decisions made in its capacity as a manager so long as it acted in good faith;

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  the manager of EnLink Midstream and its officers and directors will not be liable for monetary damages to EnLink Midstream or its members for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the manager of EnLink Midstream or those other persons acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that its conduct was unlawful; and

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  in resolving conflicts of interest, it will be presumed that in making its decision the manager of EnLink Midstream, the EnLink Midstream Board or the conflicts committee of the EnLink Midstream Board acted in good faith, and in any proceeding brought by or on behalf of any member or EnLink Midstream, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

        By acquiring an EnLink Midstream Common Unit in the mergers, you will agree to become bound by the provisions in the EnLink Midstream operating agreement, including the provisions discussed above. Please read "—Elimination and Replacement of Fiduciary Duties."

EnLink Midstream will reimburse the manager of EnLink Midstream and its affiliates for expenses.

        EnLink Midstream will reimburse the manager of EnLink Midstream and its affiliates, including Devon, for costs incurred in managing and operating EnLink Midstream. The EnLink Midstream operating agreement provides that the manager of EnLink Midstream will determine the expenses that are allocable to EnLink Midstream, and it will charge on a fully allocated cost basis for services provided to EnLink Midstream.

Holders of EnLink Midstream Common Units have no right to enforce obligations of the manager of EnLink Midstream and its affiliates under agreements with EnLink Midstream.

        Any agreements between EnLink Midstream, on the one hand, and the manager of EnLink Midstream and its affiliates, on the other, will not grant to the unitholders, separate and apart from EnLink Midstream, the right to enforce the obligations of the manager of EnLink Midstream and its affiliates in favor of EnLink Midstream. Examples of such agreements include the commercial agreements that EnLink Midstream will enter into with Devon at the closing of the mergers, as well as the agreements providing EnLink Midstream with certain rights of first offer. Please read "Other Transaction Agreements."

Contracts between EnLink Midstream, on the one hand, and the manager of EnLink Midstream and its affiliates, on the other, will not be the result of arm's-length negotiations.

        Future agreements, contracts and arrangements between EnLink Midstream and the manager of EnLink Midstream and its affiliates will not be the result of arm's-length negotiations. The manager of EnLink Midstream will determine, in good faith, the terms of any of such future transactions.

Except in limited circumstances, the manager of EnLink Midstream has the power and authority to conduct the business of EnLink Midstream without unitholder approval.

        Under the EnLink Midstream operating agreement, the manager of EnLink Midstream has full power and authority to do all things, other than those items that require unitholder approval, necessary or appropriate to conduct the business of EnLink Midstream, including, but not limited to, the following actions:

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  expending, lending, or borrowing money, assuming, guaranteeing, or otherwise contracting for, indebtedness and other liabilities, issuing evidences of indebtedness, including indebtedness that is convertible into securities of EnLink Midstream, and incurring any other obligations;

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  preparing and transmitting tax, regulatory and other filings, periodic or other reports to governmental or other agencies having jurisdiction over the business of EnLink Midstream or assets;

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  acquiring, disposing, mortgaging, pledging, encumbering, hypothecating, or exchanging the assets of EnLink Midstream or merging or otherwise combining EnLink Midstream with or into another person;

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  negotiating, executing and performing contracts, conveyance or other instruments;

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  using the assets of EnLink Midstream, including distributing cash;

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  selecting or dismissing employees and agents, outside attorneys, accountants, consultants and contractors and determining their compensation and other terms of employment or hiring;

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  maintaining insurance for the benefit of EnLink Midstream;

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  forming, acquiring an interest in, and contributing property and loaning money to, any further memberships, joint ventures, corporations, limited liability companies or other relationships;

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  controlling all matters affecting EnLink Midstream's rights and obligations, including bringing and defending actions at law or in equity or otherwise litigating, arbitrating or mediating, and incurring legal expense and settling claims and litigation;

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  indemnifying any person against liabilities and contingencies to the extent permitted by law;

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  purchasing, selling or otherwise acquiring or disposing of EnLink Midstream membership interests, or issuing additional options, rights, warrants, appreciation rights, phantom or tracking interests relating to EnLink Midstream membership interests; and

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  entering into agreements with any of its affiliates to render services to EnLink Midstream or to itself in the discharge of its duties as the manager of EnLink Midstream.

        Please read "—Voting Rights" for information regarding the voting rights of unitholders.

EnLink Midstream Common Units are subject to the manager of EnLink Midstream's call right.

        If at any time the manager of EnLink Midstream and its affiliates own more than 90% of the EnLink Midstream Common Units, the manager of EnLink Midstream will have the right, which it may assign to any of its affiliates or to EnLink Midstream, but not the obligation, to acquire all, but not less than all, of the EnLink Midstream Common Units held by unaffiliated persons at the market price calculated in accordance with the terms of the EnLink Midstream operating agreement. As a result, you may be required to sell your EnLink Midstream Common Units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon a sale of your units. The manager of EnLink Midstream is not obligated to obtain a fairness opinion regarding the value of the EnLink Midstream Common Units to be repurchased by it upon exercise of the call right. Upon consummation of the mergers, EnLink Midstream expects that the manager of EnLink Midstream and its affiliates will own, directly or indirectly, approximately 70% of the outstanding EnLink Midstream Common Units. There is no restriction in the EnLink Midstream operating agreement that prevents the manager of EnLink Midstream from issuing additional EnLink Midstream Common Units and exercising its call right. The manager of EnLink Midstream may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right. As a result, a holder of EnLink Midstream Common Units may have his EnLink Midstream Common Units purchased from him at an undesirable time or price. Please read "—Call Right."

EnLink Midstream may not choose to retain separate counsel for itself or for the holders of EnLink Midstream Common Units.

        Attorneys, independent accountants and others who will perform services for EnLink Midstream will be selected by the manager of EnLink Midstream or the conflicts committee of the EnLink Midstream Board and may perform services for the manager of EnLink Midstream and its affiliates, including Devon. EnLink Midstream may retain separate counsel for itself or the conflict committee in the event of a conflict of interest between the manager of EnLink Midstream and its affiliates, on the one hand, and EnLink Midstream or the holders of its EnLink Midstream Common Units, on the other, depending on the nature of the conflict, although EnLink Midstream may choose not to do so.

Elimination and Replacement of Fiduciary Duties

        Duties owed to unitholders by the manager of EnLink Midstream are prescribed by law and in the EnLink Midstream operating agreement. The DLLCA provides that Delaware limited liability companies may, in their operating agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the manager to members and the company.

        The EnLink Midstream operating agreement contains various provisions that eliminate and replace the fiduciary duties that might otherwise be owed by the manager of EnLink Midstream. These provisions have been negotiated to allow the manager of EnLink Midstream or its affiliates to engage in transactions with EnLink Midstream that otherwise might be prohibited by state law fiduciary standards and to take into account the interests of other parties in addition to the interests of EnLink Midstream when resolving conflicts of interest. EnLink Midstream believes this is appropriate and necessary because the EnLink Midstream Board will have a duty to manage EnLink Midstream in good faith and a duty to manage the manager of EnLink Midstream in a manner beneficial to Devon, as its owner. Without these modifications, the manager of EnLink Midstream's ability to make decisions involving conflicts of interest would be restricted. Replacing the fiduciary duty standards in this manner benefits the manager of EnLink Midstream by enabling it to take into consideration all parties involved in the proposed action. Replacing the fiduciary duty standards also strengthens the ability of the manager of EnLink Midstream to attract and retain experienced and capable directors. Replacing the fiduciary duty standards represents a detriment to the public unitholders of EnLink Midstream following the mergers, because it restricts the remedies available to the public unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permits the manager of EnLink Midstream to take into account the interests of third parties in addition to the interests of EnLink Midstream when resolving conflicts of interests.

        The following is a summary of the fiduciary duties imposed on managers of a limited liability company by the DLLCA in the absence of operating agreement provisions to the contrary, the contractual duties of the manager of EnLink Midstream contained in the EnLink Midstream operating agreement that replace the fiduciary duties that would otherwise be imposed by Delaware laws on the manager of EnLink Midstream and the rights and remedies of its unitholders with respect to these contractual duties:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in an operating agreement providing otherwise, would generally require a managing member to act for the company in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in an operating agreement providing otherwise, would generally require that any action taken or transaction engaged in be entirely fair to the company.
Operating agreement modified standards

The EnLink Midstream operating agreement contains provisions that waive or consent to conduct by the manager of EnLink Midstream and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, the EnLink Midstream operating agreement provides that when the manager of EnLink Midstream is acting in its capacity as the manager of EnLink Midstream, as opposed to in its individual capacity, it must act in "good faith" and will not be subject to any other standard under applicable law (other than the implied contractual covenant of good faith and fair dealing). In addition, when the manager of EnLink Midstream is acting in its individual capacity, as opposed to in its capacity as the manager of EnLink Midstream, it may act without any fiduciary obligation to EnLink Midstream or the unitholders whatsoever. These standards replace the obligations that the manager of EnLink Midstream would otherwise be held to.

If the manager of EnLink Midstream does not obtain approval from the conflicts committee of the board of directors of the manager of EnLink Midstream or the holders of EnLink Midstream Common Units, excluding any units owned by the manager of EnLink Midstream or its affiliates, and the EnLink Midstream Board approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, the EnLink Midstream Board, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any member or the company, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards replace the obligations that the manager of EnLink Midstream would otherwise be held to.

Rights and remedies of unitholders

The DLLCA generally provides that a member may institute legal action on behalf of the company to recover damages from a third party where a manager has refused to institute the action or where an effort to cause a manager to do so is not likely to succeed. These actions include actions against a manager for breach of its duties or of the EnLink Midstream operating agreement. In addition, the statutory or case law of some jurisdictions may permit a member to institute legal action on behalf of himself and all other similarly situated members to recover damages from a manager for violations of its fiduciary duties to the members.

Operating agreement modified standards

The DLLCA provides that, unless otherwise provided in an operating agreement, a member or other person shall not be liable to a limited liability company or to another member or to another person that is a party to or is otherwise bound by an operating agreement for breach of fiduciary duty for the member's or other person's good faith reliance on the provisions of the operating agreement. Under the EnLink Midstream operating agreement, to the extent that, at law or in equity an indemnitee has duties (including fiduciary duties) and liabilities relating thereto to EnLink Midstream or to its members, the manager of EnLink Midstream and any other indemnitee acting in connection with its business or affairs shall not be liable to EnLink Midstream or to any member for its good faith reliance on the provisions of the EnLink Midstream operating agreement.

        By acquiring EnLink Midstream Common Units as a result of the mergers, each new holder of EnLink Midstream Common Units automatically agrees to be bound by the provisions in the EnLink Midstream operating agreement, including the provisions discussed above. This is in accordance with the policy of the DLLCA favoring the principle of freedom of contract and the enforceability of operating agreements. The failure of a member to sign an operating agreement does not render the operating agreement unenforceable against that person.

        Under the EnLink Midstream operating agreement, EnLink Midstream must indemnify the manager of EnLink Midstream and its officers, directors, managers and certain other specified persons, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by the manager of EnLink Midstream or these other persons. EnLink Midstream must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith, or engaged in fraud or willful misconduct. EnLink Midstream must also provide this indemnification for criminal proceedings unless the manager of EnLink Midstream or these other persons acted with knowledge that their conduct was unlawful. Thus, the manager of EnLink Midstream could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable. Please read "—Indemnification."

COMPARISON OF RIGHTS OF ENLINK MIDSTREAM UNITHOLDERS AND
CROSSTEX STOCKHOLDERS

        The rights of Crosstex stockholders are currently governed by Crosstex's Amended and Restated Certificate of Incorporation (the "certificate of incorporation"), Fourth Amended and Restated Bylaws (the "bylaws") and the DGCL. After the Crosstex merger, the rights of Crosstex's former stockholders, who will receive EnLink Midstream Common Units, will be governed by EnLink Midstream's First Amended and Restated Operating Agreement, as amended (the "operating agreement"), which is attached as Annex E hereto, and the DLLCA.

        Set forth below is a discussion of the material differences between the rights of a holder of Crosstex common stock, on the one hand, and the rights of a holder of EnLink Midstream Common Units on the other hand.

        This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL, the DLLCA and the constituent documents of Crosstex and EnLink Midstream, as applicable. Copies of the documents referred to in this summary may be obtained as described under "Where You Can Find More Information."

EnLink Midstream	Crosstex
Authorized Units / Capital Stock

EnLink Midstream's operating agreement authorizes EnLink Midstream to issue an unlimited number of additional membership interests and other equity securities that are senior to, equal in rank with or junior to the EnLink Midstream Common Units on terms and conditions established by EnLink Midstream Manager or its properly admitted successors (as used in this comparison, the "manager") in its sole discretion without the approval of EnLink Midstream's unitholders.
Crosstex's authorized capital stock consists of 140,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
Under its certificate of incorporation, Crosstex has 10,000,000 authorized shares of "blank check" preferred stock, par value $0.01 per share. As such, the Crosstex Board has the authority, without stockholder approval, to create one or more series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant series of preferred stock authorized, and to determine the designation, powers, preferences and rights of each series, and the qualifications, limitations and restrictions of any such series. Such determination may include, without limitation, provisions with respect to voting rights, redemption, convertibility, dividends and preference on dissolution or otherwise.

EnLink Midstream	Crosstex
Voting Rights

Under EnLink Midstream's operating agreement, each record holder of an EnLink Midstream Common Unit has a vote according to such holder's percentage interest in EnLink Midstream. The holders of a majority of the outstanding EnLink Midstream Common Units, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the EnLink Midstream Common Units, in which case the quorum will be the greater percentage.
Pursuant to the DGCL, each holder of Crosstex common stock is entitled to one vote for each share of common stock held of record on all matters on which stockholders are entitled to vote. No holder of Crosstex common stock is entitled to cumulative voting. The holders of at least a majority of Crosstex's issued and outstanding shares who are entitled to vote at a meeting, present in person or represented by proxy at the meeting, will constitute a quorum.

The approval of a majority of the outstanding EnLink Midstream Common Units is required to approve certain actions, including the approval of (i) certain amendments to the operating agreement, (ii) in certain circumstances, the merger of EnLink Midstream or the sale of all or substantially all of its assets, (iii) the dissolution of the company and (iv) in certain circumstances, continuation of EnLink Midstream without dissolution when it would otherwise be dissolved.

In voting their EnLink Midstream Common Units, affiliates of the manager will have no fiduciary duty or obligation whatsoever to EnLink Midstream or the non-managing members, including any duty to act in good faith or in the best interests of EnLink Midstream or the non-managing members.
Number of Directors; Classification

EnLink Midstream does not have a board of directors. The manager, as the managing member of EnLink Midstream, manages EnLink Midstream's operations and activities. The manager will have a board of directors initially consisting of nine directors.
Crosstex's certificate of incorporation and bylaws provide that the number of directors on Crosstex's Board will not be less than three nor more than nine, which number may be established from time to time pursuant to a resolution adopted by the Crosstex Board; provided, however, that no action to increase the number of directors can be taken by the directors unless 67% of the directors then in office shall concur in such action. Crosstex's Board is divided into three classes and currently has six members.

EnLink Midstream	Crosstex
Election and Appointment of Manager / Directors
The EnLink Midstream unitholders are not entitled to elect the directors of the manager or directly or indirectly participate in the management or operation of EnLink Midstream.	Crosstex's bylaws provide that in all elections, directors will be elected by a plurality of the votes cast.
Removal of Manager / Directors

The manager may not be removed as the manager of EnLink Midstream unless (i) that removal is approved by not less than 66 2/3% of outstanding EnLink Midstream Common Units (including EnLink Midstream Common Units held by the manager and its affiliates), (ii) EnLink Midstream receives an opinion of counsel regarding limited liability and tax matters and (iii) a successor manager is approved by a majority of the outstanding EnLink Midstream Common Units (including EnLink Midstream Common Units held by the manager and its affiliates).
Under Crosstex's bylaws, directors may not be removed from office except for cause, by the affirmative vote of the holders of not less than two-thirds of the total voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.
Filling Vacancies on the Board of Directors
Not applicable.
Crosstex's bylaws provide that any newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Crosstex Board resulting from death, resignation, removal or otherwise may only be filled by a majority vote of the directors then in office, though less than a quorum or by a sole remaining director. Any director so elected shall hold office for a term that shall coincide with the term of the class as to which such director is elected and until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. When one or more directors resign from the Crosstex Board, effective at a future date, the vacancies may be filled by a majority vote of the directors then in office, including those who have submitted their resignation.

EnLink Midstream	Crosstex
Amendments to Operating Agreement / Certificate of Incorporation and Bylaws
Amendments to EnLink Midstream's operating agreement may be proposed only by or with the consent of the manager. However, the manager will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to EnLink Midstream or the non-managing members, including, to the maximum extent permitted by law, any duty to act in good faith or in the best interests of EnLink Midstream or the non-managing members.

The manager may generally amend EnLink Midstream's operating agreement without the approval of any non-managing members to reflect:

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a change in the name of the company, the location of the company's principal place of business, the company's registered agent or its registered office;

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the admission, substitution, withdrawal or removal of members in accordance with the operating agreement;

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a change that the manager determines to be necessary or appropriate for the company to qualify or to continue its qualification as a limited liability company or other entity in which the members have limited liability under the laws of any state;

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an amendment that the manager determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of membership interests or other securities in accordance with the operating agreement;

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an amendment that is necessary, in the opinion of EnLink Midstream's counsel, to prevent the company or the manager or its directors, officers, agents or trustees, from, in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

Under the DGCL, in order to amend Crosstex's certificate of incorporation, the Crosstex Board must adopt a resolution setting forth the proposed amendment and declaring its advisability and submit it to a stockholder vote. Generally, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote on the amendment is required in order for any amendment to be adopted, unless such amendment would adversely alter or change the rights of any class or series of stock, in which case the amendment must also be approved by the affirmative vote of the holders of a majority of the outstanding stock of the class or series that would be affected. However, Crosstex's certificate of incorporation provides that the affirmative vote of holders of at least 67% of outstanding stock entitled to vote must be obtained to alter, amend or repeal certain provisions of the certificate of incorporation relating to directors, change of control approval requirements, stockholder action without a meeting and related party transactions, except in certain specified circumstances.

Crosstex's bylaws generally may be amended by the stockholders upon the affirmative vote of the holders of a majority of the votes cast entitled to vote thereon, voting together as a single class, or by the Crosstex Board, upon the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. However, Crosstex's certificate of incorporation and bylaws provide that certain provisions of the bylaws relating to special meetings, notice of stockholder business, nomination of directors, indemnification and voting requirements for amendments to the bylaws may not be altered, amended or repealed without the affirmative vote of holders of at least 67% of outstanding stock entitled to vote, voting together as a single class.

EnLink Midstream	Crosstex

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any amendment expressly permitted in the operating agreement to be made by the manager acting alone;

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an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

•

any amendment that the manager determines to be necessary or appropriate to reflect and account for the formation by the company of, or its investment in, any corporation, partnership or other entity, in connection with conduct otherwise permitted by the operating agreement;

•

a change in the company's fiscal year or taxable year and related changes;

•

certain mergers, conveyances or conversions set forth in the operating agreement; and

•

any other amendments substantially similar to any of the matters described above.

In addition, the manager may make amendments to EnLink Midstream's operating agreement without the approval of any non-managing member if the manager determines that those amendments:

•

do not adversely affect the non-managing members, including any particular class, in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of membership interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the membership interests are or will be listed or admitted to trading;

•

are necessary or appropriate in connection with any action taken by the manager relating to splits or combinations of units under the provisions of the operating agreement; or

EnLink Midstream	Crosstex
• are required to effect the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.
No amendment may be made to EnLink Midstream's operating agreement that would:

•

enlarge the obligations of any non-managing member without its consent, unless approved by at least a majority of the type or class of membership interests so affected; or

•

enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by EnLink Midstream to the manager or any of its affiliates without the consent of the manager, which may be given or withheld at its option.

The provision of EnLink Midstream's operating agreement preventing the amendments having the effects described in the immediately preceding sentence can be amended upon the approval of the holders of at least 90% of the outstanding units (including units owned by the manager and its affiliates).

Proposed amendments to EnLink Midstream's operating agreement (other than those described above) must be approved by holders of a majority of EnLink Midstream's outstanding units (including units owned by the manager and its affiliates).

Generally, any amendment to EnLink Midstream's operating agreement that reduces or increases the voting percentage required to take any action must be approved by the affirmative vote of members constituting not less than the voting requirement sought to be reduced or increased. Any amendment that the manager of EnLink Midstream determines adversely affects, in any material respect, one or more particular classes of members will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of members that the manager of EnLink Midstream determines are not adversely affected in any material respect. Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected.

EnLink Midstream	Crosstex
Except as otherwise provided in EnLink Midstream's operating agreement, no amendments to the operating agreement requiring unitholder approval will become effective without the approval of holders of at least 90% of the outstanding units, voting as a single class, unless EnLink Midstream first obtains an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of its members.
Right to Call a Special Meeting of Unitholders / Stockholders
Under EnLink Midstream's operating agreement, meetings of the unitholders may be called by the manager or by non-managing members owning at least 20% of the outstanding units.	Under Crosstex's certificate of incorporation and bylaws, special meetings of the stockholders may only be called by a majority of the entire Crosstex Board.
Advance Notice Requirements for Unitholder / Stockholder Nominations and Other Proposals

EnLink Midstream's unitholders may not nominate directors for election to the manager's board of directors.
Under EnLink Midstream's operating agreement, special meetings may be called by unitholders owning at least 20% or more of the outstanding units of the class or classes for which a meeting is proposed. Such unitholders must deliver to the manager one or more requests in writing stating that the signing non-managing members wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of the request from non-managing members or within such greater time as may be reasonably necessary for EnLink Midstream to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the manager must send a notice of the meeting to the non-managing members either directly or indirectly through the transfer agent. The meeting will be held at a time and place determined by the manager on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting.
Crosstex's bylaws allow stockholders to propose business to be brought before an annual or special meeting and allow stockholders who are entitled to vote in the election of directors to nominate candidates for election to the Crosstex Board, provided that such proposals are (i) timely, which generally means being submitted (x) with respect to proposals for business at an annual meeting or director nominations, at least 120 days prior to the anniversary of the date of Crosstex's proxy statement issued in connection with the prior year's annual meeting, and (y) with respect to special meetings, at least 60 days prior to the meeting, and (ii) accompanied by the proper written notice, as set forth in Crosstex's bylaws.

EnLink Midstream	Crosstex
Preemptive Rights

The manager has the right to purchase membership interests from the company whenever, and on the same terms that, the company issues membership interests to persons other than the manager and its affiliates to the extent necessary to maintain the percentage interests of the manager and its affiliates equal to that which existed immediately prior to such issuance. The non-managing members of EnLink Midstream do not have preemptive rights.	No holder of any shares of any class or series of capital stock of Crosstex has any preemptive rights.
Redemption of Units / Common Stock

If at any time the manager and its affiliates hold more than 90% of the outstanding non-managing membership interests of any class, the manager has the right to acquire all, but not less than all, of the remaining non-managing membership interests of the class held by unaffiliated persons.	Not applicable.
Dividend Policy/Cash Distribution

EnLink Midstream's operating agreement provides that the board of directors of the manager may adopt a cash distribution policy, which may change from time to time without amending the operating agreement. All distributions will be made to the unitholders pro rata (subject to the limitation on certain distributions in respect of the EnLink Midstream Class B Units) and in accordance with the DLLCA.
The holders of Crosstex common stock are entitled to receive dividends as and when declared by the Crosstex Board out of assets legally available for such payment, subject to any preferential dividend rights of holders of any outstanding shares of preferred stock.
Action by Written Consent

Under EnLink Midstream's operating agreement, if authorized by the manager, any action that may be taken at a meeting of the non-managing members may be taken by written consent setting forth the action so taken and signed by non-managing members owning not less than the minimum percentage of the outstanding membership interests (including membership interests deemed owned by the manager) that would be necessary to authorize or take such action at a meeting at which all the non-managing members were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any national securities exchange on which the membership interests are listed for trading, in which case the rule, regulation, guideline or requirement of such national securities exchange shall govern).	Crosstex's certificate of incorporation does not allow stockholder action by written consent.

EnLink Midstream	Crosstex
Appraisal Rights
None.
Under the DGCL, stockholders who properly demand and perfect appraisal rights in connection with a merger or consolidation of the corporation (including by not voting in favor of the adoption of the merger agreement and continuing to hold their shares through the Effective Time of the merger) have the right to receive payment of the fair value of their stock in cash as appraised by the Delaware Chancery Court. Subject to certain exceptions, the DGCL provides that appraisal rights are not available to any class of stock listed on a national securities exchange or held of record by over 2,000 stockholders, unless, in either case, such stockholders are required in the merger to accept in exchange for their shares anything other than (1) shares of the surviving corporation, (2) shares of stock of another corporation which is listed on a national securities exchange or held of record by more than 2000 holders, (3) cash in lieu of fractional shares of such corporations or (4) any combination of the above.
Crosstex's certificate of incorporation and bylaws do not contain any additional provisions relating to appraisal rights.

EnLink Midstream	Crosstex
Limitation on Personal Liability of Directors and Officers

EnLink Midstream's operating agreement provides that an Indemnitee (defined below) will not be liable for monetary damages to EnLink Midstream, its members or any other persons who acquire interests in a membership interest for losses sustained or liabilities incurred as a result of any act or omission unless such person acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such person's conduct was unlawful. To the extent that, at law or in equity, an Indemnitee has duties and liabilities relating thereto to EnLink Midstream or its members, such person shall not be liable to EnLink Midstream or to its unitholders for reliance on the provisions of the operating agreement.
The DGCL permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to the corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. However, the law does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its stockholders; (ii) failing to act in good faith; (iii) obtaining an improper personal benefit from the corporation; or (iv) paying a dividend or approving a stock repurchase that was illegal under Delaware law.
Under Crosstex's certificate of incorporation, to the fullest extent permitted by the DGCL, a director of Crosstex will not be liable to Crosstex or its stockholders for monetary damages for breach of fiduciary duty as a director.
Taxation of Entity
EnLink Midstream will elect to be taxed as a corporation and be subject to U.S. federal income taxes on its taxable income.	Crosstex is subject to U.S. federal income taxes on its taxable income.
Taxation of Unitholders / Stockholders

Cash distributions to unitholders of EnLink Midstream are taxable to the unitholders to the extent distributed out of EnLink Midstream's current and accumulated "earnings and profits" (as determined under U.S. federal income tax principles). Cash distributions in excess of EnLink Midstream's current and accumulated earnings and profits are treated as a non-taxable return of capital, which reduce a unitholder's adjusted tax basis in his EnLink Midstream Common Units, and to the extent the cash distribution exceeds his or her adjusted tax basis, as gain from the sale or exchange of such units.
Cash distributions to stockholders of Crosstex are taxable to the stockholders to the extent distributed out of Crosstex's current and accumulated "earnings and profits" (as determined under U.S. federal income tax principles). Cash distributions in excess of Crosstex's current and accumulated earnings and profits are treated as a non-taxable return of capital, which reduce a stockholder's adjusted tax basis in his shares of Crosstex common stock, and to the extent the cash distribution exceeds his or her adjusted tax basis, as gain from the sale or exchange of such shares.

EnLink Midstream	Crosstex
Indemnification of Directors and Officers
Under EnLink Midstream's operating agreement, EnLink Midstream will indemnify the following persons (each, an "Indemnitee"), to the fullest extent permitted by law, in most circumstances and unless such Indemnitee has acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such Indemnitee's conduct was unlawful, from and against all losses, claims, damages or similar events:

•

the manager;

•

any departing manager;

•

any person who is or was an affiliate of the manager or any departing manager;

•

any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of EnLink Midstream, its subsidiaries, the manager, any departing managing member or any of their affiliates;

•

any person who is or was serving as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another person at the request of the manager or any departing manager; and

•

any person designated by the manager in certain circumstances.

Crosstex's certificate of incorporation and bylaws generally provide that Crosstex will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Crosstex or is or was a director or officer of Crosstex serving at Crosstex's request as a director or officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, to the fullest extent permitted by law.

Any indemnification under the operating agreement will only be out of EnLink Midstream's assets. Unless it otherwise agrees, the manager will not be personally liable for, or have any obligation to contribute or loan monies or properties to EnLink Midstream to enable EnLink Midstream to effectuate, indemnification. EnLink Midstream may purchase insurance against liabilities asserted against and expenses incurred by persons for EnLink Midstream's activities, regardless of whether EnLink Midstream would have the power to indemnify the person against liabilities under the operating agreement.

EnLink Midstream	Crosstex
Fiduciary Duties of the Manager or Officers and Directors

EnLink Midstream's operating agreement provides that, to the extent the manager or any other Indemnitee would have duties (including fiduciary duties) to the company, another member or otherwise, all such duties are eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth in the operating agreement.
Under the DGCL, directors and officers owe fiduciary duties, including a duty of loyalty and a duty of care, to the corporation and its stockholders. Such duties generally cannot be eliminated or replaced.
Transactions Involving the Manager or Officers and Directors

EnLink Midstream's operating agreement provides that, if a conflict arises between the manager and its affiliates, on the one hand, and EnLink Midstream or its members, on the other hand, the resolution or course of action in respect of such conflict of interest will be permitted and deemed approved by all of the members of EnLink Midstream and will not breach the operating agreement if the resolution or action if approved by the conflicts committee of the manager or approved by the holders of a majority of the outstanding EnLink Midstream Common Units (excluding units owned by the manager or its affiliates). If the manager does not seek the approvals described above, it will be presumed that, in making its decision, the board of directors of the manager acted in good faith, and in any proceeding brought by or on behalf of EnLink Midstream or any of its unitholders, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.
Under the DGCL, a transaction involving an interested officer or director is not void or voidable solely because of the officer's or director's interest if (i) the material facts are disclosed or made known to the board of directors (or committee thereof) and a majority of the disinterested directors vote to authorize the transaction in good faith, (ii) the material facts are disclosed or made known to the stockholders entitled to vote thereon and the transaction is specifically approved in good faith by vote of the stockholders, or (iii) the transaction is fair to the corporation at the time it is authorized, approved or ratified by the board of directors (or committee thereof) or the stockholders.

Under the operating agreement, a determination, other action or failure to act by the manager, the board of directors of the manager, or any committee thereof (including the conflicts committee) will be deemed to be in "good faith" if it was subjectively believed such determination, other action or failure to act was in, or not opposed to, the best interests of EnLink Midstream or meets the standard otherwise specified in the operating agreement.

EnLink Midstream	Crosstex
Control Share Acquisition

Under EnLink Midstream's operating agreement, any person or group (other than the manager and its affiliates or a direct or subsequently approved transferee of the manager or its affiliates) that acquires, in the aggregate, beneficial ownership of 20% or more of any class of membership interests then outstanding will lose voting rights on all of its membership interests and such membership interests may not be voted on any matter. Additionally, the membership interests will not be considered to be outstanding (unless required by law) when sending notices of a meeting of non-managing members, calculating required votes, determining the presence of a quorum or for other similar purposes.	Neither Crosstex's certificate of incorporation and bylaws, nor the DGCL includes a control share acquisition provision.

EnLink Midstream	Crosstex
Certain Business Combination Restrictions
None applicable.
Section 203 of the DGCL generally prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions, by a corporation or a subsidiary with an "interested stockholder" who beneficially owns 15% or more of a corporation's voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the transaction that will cause the person or entity to become an interested stockholder is approved by the board of directors of the corporation prior to the transaction, (ii) upon consummation of the transaction in which the person or entity becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares held by persons who are officers and also directors or shares held by specified employee benefit plans, or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the corporation's board of directors and holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares held by the interested stockholder. Delaware corporations may elect not to be governed by Section 203 of the DGCL; however, Crosstex has not made such an election.

In addition to any other vote required by the DGCL or otherwise, Crosstex's certificate of incorporation requires the affirmative vote of holders of at least 67% of the outstanding shares of voting capital stock (voting together as a single class) to approve certain business combinations with related parties (as set forth in the certificate of incorporation).

Crosstex's certificate of incorporation also provides that Crosstex shall not, without obtaining the affirmative vote of holders of at least 67% of the outstanding shares of capital stock entitled to vote (voting together as a single class), sell all or substantially all of its assets, merge or consolidate with any other entity or effect a transaction (or series of transactions) in which Crosstex's stockholders immediately prior to such transaction own immediately after such transaction less than a majority of the voting power of the surviving or acquiring entity.

EnLink Midstream	Crosstex
Source of Cash Flow

EnLink Midstream currently does not have independent operations. Accordingly, EnLink Midstream's financial performance and its ability to pay cash distributions to unitholders will be directly dependent upon the performance of Crosstex and the Midstream Group Entities following the completion of the mergers with Crosstex and New Acacia.
Crosstex is dependent on the earnings and cash flows of, and dividends, loans, advances or other distributions from its subsidiaries to generate the funds necessary to meet its obligations. The availability of distributions from such entities is subject to their earnings and capital requirements, the satisfaction of various covenants and conditions contained in financing documents by which they are bound or in their organizational documents, and in the case of the regulated subsidiaries, regulatory restrictions that limit their ability to distribute profits to Crosstex.
Crosstex directly or indirectly owns an approximate 15% limited partner interest in Crosstex Energy, L.P., as well as the incentive distribution rights.
Dissolution
EnLink Midstream will dissolve upon any of the following:

•

the withdrawal or removal of the manager or any other event that results in its ceasing to be the manager in accordance with the operating agreement, unless a successor is elected and such successor is admitted to EnLink Midstream pursuant to the operating agreement;

•

the election of the manager to dissolve EnLink Midstream, if approved by the holders of a majority of EnLink Midstream's outstanding units;

•

the entry of a decree of judicial dissolution of EnLink Midstream pursuant to the DLLCA; or

•

at any time there are no non-managing members, unless EnLink Midstream is continued without dissolution in accordance with the DLLCA.

Under the DGCL, Crosstex will dissolve upon any of the following:

•

adoption of a resolution by the Crosstex Board to dissolve and approval of such resolution by holders of a majority of Crosstex's outstanding stock entitled to vote on the proposal; or

•

the vote of all stockholders of Crosstex entitled to vote on dissolution.

PROPOSAL 2: ADJOURNMENT OF THE CROSSTEX SPECIAL MEETING

        The Crosstex special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Crosstex special meeting to approve the proposal to adopt the merger agreement. If this proposal is approved, the Crosstex special meeting could be adjourned to any date. If the Crosstex special meeting is adjourned, Crosstex could use the additional time to solicit additional proxies, including the solicitation of proxies from Crosstex stockholders who have previously voted. If the adjournment is for more than 30 days or if a new record date is fixed, a notice of the adjourned meeting must be given. See "Special Meeting of Crosstex Stockholders—Adjournments and Postponements" on page 62 for more information.

        In this proposal, Crosstex is asking its stockholders to authorize the holder of any proxy solicited by the Crosstex Board to vote in favor of granting discretionary authority to the proxyholders, and each of them individually, to adjourn the Crosstex special meeting to another time and place for the purpose of soliciting additional proxies.

        If a quorum is present at the meeting, the affirmative vote of a majority of the shares of Crosstex common stock present in person or represented by proxy and entitled to be voted at the special meeting will be required to approve the proposal. If a quorum is not present at the special meeting, the affirmative vote of a majority of the shares of Crosstex common stock entitled to vote at such meeting present in person or represented by proxy will be required to approve the proposal. See "Special Meeting of Crosstex Stockholders—Required Vote" on page 59.

        The Crosstex Board unanimously recommends that stockholders vote "FOR" any adjournment of the Crosstex special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Crosstex special meeting.

 PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED COMPENSATION

        In accordance with Section 14A of the Exchange Act, Crosstex is providing its stockholders with the opportunity to vote on an advisory (non-binding) resolution to approve the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger. The compensation that Crosstex's named executive officers may be entitled to receive from Crosstex in connection with the Crosstex merger is summarized in the table under "The Proposed Transactions—Interests of Crosstex's Executive Officers and Directors in the Mergers—Potential Merger-Related Compensation for Crosstex Named Executive Officers" and the narrative disclosure preceding such table in the section entitled "The Proposed Transactions—Interests of Crosstex's Executive Officers and Directors in the Mergers."

        The Crosstex Board encourages Crosstex stockholders to review carefully the compensation information disclosed and incorporated by reference in this proxy statement/prospectus.

        As an advisory vote, this proposal is not binding upon Crosstex, and approval of this proposal is not a condition to completion of the proposed transactions.

        Accordingly, Crosstex is seeking approval of the following resolution:

        "RESOLVED, that the compensation that will or may become payable by Crosstex to its named executive officers in connection with the Crosstex merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading "The Proposed Transactions—Interests of Crosstex's Directors and Executive Officers in the Mergers" (which disclosure includes the merger-related compensation table and related narrative disclosure regarding named executive officer compensation required pursuant to Item 402(t) of Regulation S-K), is hereby APPROVED on an advisory (non-binding) basis."

        If a quorum is present at the meeting, the affirmative vote of a majority of the votes cast by the shares of Crosstex common stock present in person or represented by proxy and entitled to be voted on the proposal at the special meeting will be required for advisory approval of the proposal.

        The Crosstex Board unanimously recommends that stockholders vote "FOR" this advisory vote on the Merger-Related Compensation Proposal.

 LEGAL MATTERS

        The validity of the EnLink Midstream Common Units to be issued in connection with the mergers and being offered hereby will be passed upon for EnLink Midstream by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins has also represented Devon in connection with the transactions described herein. Certain U.S. federal income tax consequences of the mergers will be passed upon for Crosstex by Baker Botts L.L.P., Dallas, Texas. Baker Botts L.L.P. has also represented the Crosstex Companies in connection with the transactions described herein.

EXPERTS

        The consolidated financial statements and schedule of Crosstex Energy, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Clearfield Energy, Inc. as of and for the year ended March 31, 2012 have been incorporated by reference herein in reliance upon the report of Kreischer Miller, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined financial statements of EnLink Midstream Holdings, LP Predecessor as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012 have been included in this registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere here, and upon the authority of said firm as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS

        Any nomination or proposal by a stockholder intended to be presented at the 2014 annual meeting of Crosstex stockholders must have been received by us at Crosstex's principal executive offices at 2501 Cedar Springs Road, Dallas, Texas, 75201, Attention: Corporate Secretary, no later than November 28, 2013 for inclusion in the proxy materials relating to that meeting.

        In order for a stockholder to make a nomination or to bring other business before an annual meeting of stockholders, timely notice must be received in proper written form by Crosstex's Corporate Secretary. To be timely, notice by a stockholder must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the one year anniversary of the date of the proxy statement issued in connection with the prior year's annual meeting, and not less than 60 days prior to any special meeting. To be in proper written form, notice by a stockholder to Crosstex's Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the business desired to be brought before the meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class, series and number of shares of Crosstex common stock which are beneficially owned by the stockholder and such other beneficial owner, (iv) any material interest of the stockholder and such other beneficial owner in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual or special meeting to bring such business before such meeting.

        If the consummation of the transactions contemplated by the merger agreement occurs prior to the date of the 2014 annual meeting of Crosstex stockholders, Crosstex will not hold such meeting.

 WHERE YOU CAN FIND MORE INFORMATION

        EnLink Midstream has filed with the SEC a registration statement under the Securities Act of which this proxy statement/prospectus is a part, which registers the EnLink Midstream Common Units to be issued to Crosstex stockholders in connection with the Crosstex merger. The registration statement, including the exhibits and schedules attached to the registration statement, contains additional relevant information about EnLink Midstream and the EnLink Midstream Common Units. The rules and regulations of the SEC allow Crosstex to omit certain information that is included in the registration statement from this proxy statement/prospectus.

        Crosstex files annual, quarterly and special reports and other information with the SEC. Crosstex also files proxy statements with the SEC. The SEC allows Crosstex to "incorporate by reference" into this proxy statement/prospectus the information they file with the SEC, which means that they can disclose important information to you by referring you to those documents. This proxy statement/prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this proxy statement/prospectus, and information that Crosstex files later with the SEC will automatically update and supersede this information as well as the information included in this proxy statement/prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement/prospectus. Crosstex incorporates by reference the documents listed below and any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Closing, excluding any information therein that was furnished to (and not filed with) the SEC. In addition, all documents filed by Crosstex pursuant to the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to the effectiveness of the registration statement, and that is deemed "filed" with the SEC, shall be deemed to be incorporated by reference into this proxy statement/prospectus. Accordingly, before you submit your proxy or otherwise vote on the proposals described in this proxy statement/prospectus, you should check for reports Crosstex may have filed with the SEC after the date of this proxy statement/prospectus.

Crosstex's Filings

  •
  annual report on Form 10-K for the year ended December 31, 2012;

  •
  quarterly reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

  •
  current reports on Form 8-K filed on January 10, 2013, January 29, 2013, March 1, 2013, March 6, 2013, May 9, 2013, May 10, 2013, May 13, 2013, May 17, 2013, June 12, 2013, August 2, 2013, August 30, 2013, October 21, 2013, October 22, 2013, December 13, 2013, January 14, 2014, January 17, 2014 and January 22, 2014;

  •
  the audited historical financial statements of Clearfield Energy, Inc. and its subsidiaries included in Item 9.01(a) of Crosstex's amended current report on Form 8-K/A filed on August 1, 2012; and

  •
  the description of Crosstex common stock in Crosstex's Registration Statement on Form 8-A (File No. 000-50536) filed pursuant to the Securities Exchange Act of 1934 on December 31, 2003.

        Crosstex will provide a copy of any document incorporated by reference in this proxy statement/prospectus and any exhibit specifically incorporated by reference in the documents it incorporates by reference, without charge, by written or oral request directed to Crosstex at the following address and telephone number:

Crosstex Energy, Inc.
Attn: Jill McMillan
2501 Cedar Springs Rd.
Dallas, Texas 75201
(214) 721-9271

        Crosstex also makes available free of charge on its Internet website at www.crosstexenergy.com the reports and other information filed by Crosstex with the SEC, as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. Neither Crosstex's website, nor the information contained on its website, is part of this proxy statement/prospectus or the documents incorporated by reference.

        The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find information that EnLink Midstream and Crosstex file with the SEC by reference to their names or to their SEC file numbers. You also may read and copy any document EnLink Midstream or Crosstex files with the SEC at the SEC's public reference room located at:

  100 F Street, N.E.
  Room 1580
  Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information about the public reference room and its copy charges.

        The information concerning EnLink Midstream and Midstream Holdings contained in this proxy statement/prospectus has been provided by Devon, and the information concerning Crosstex contained in this proxy statement/prospectus or incorporated by reference has been provided by Crosstex.

        In order to receive timely delivery of requested documents in advance of the Crosstex special meeting, your request should be received no later than February 28, 2014. If you request any documents, EnLink Midstream or Crosstex will mail them to you by first class mail, or another equally prompt means, within one business day after receipt of your request.

        None of Devon, EnLink Midstream or Crosstex has authorized anyone to give any information or make any representation about the transactions, the mergers, Devon, EnLink Midstream or Crosstex that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference. Therefore, if any one distributes this type of information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or you are a person to whom it is unlawful to direct these types or activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of its date, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

ANNEX A
INFORMATION CONCERNING ENLINK MIDSTREAM HOLDINGS, LP

BUSINESS

Overview

        EnLink Midstream Holdings, LP (formerly known as Devon Midstream Holdings, L.P.) ("Midstream Holdings") is a limited partnership recently formed by Devon to own, operate, develop and acquire midstream assets in North America. Midstream Holdings will gather, process and transport natural gas, primarily for Devon, pursuant to long-term contracts that include fee-based rates, annual rate escalators and primary terms of 10 years. Midstream Holdings will also fractionate NGLs into component NGL products. Under its gathering and processing agreements, Midstream Holdings will not have direct exposure to natural gas and NGL prices because it will not take title to the natural gas that it will gather, process and transport or the NGLs that it will fractionate. Its midstream assets are integral to the success of Devon's oil and natural gas exploration and production operations.

        Midstream Holdings will own substantially all of Devon's U.S. midstream assets, consisting of natural gas gathering and transportation systems, natural gas processing facilities and NGL fractionation facilities located in Texas and Oklahoma. Midstream Holdings' primary assets will consist of three processing facilities with 1.3 Bcf/d of natural gas processing capacity, approximately 3,685 miles of pipelines with aggregate capacity of 2.9 Bcf/d and fractionation facilities with up to 160 MBbls/d of aggregate NGL fractionation capacity. These assets include the following systems and facilities.

  •
  Barnett assets—Midstream Holdings will own the following midstream assets in the Barnett Shale:

  •
  Bridgeport processing facility—This natural gas processing facility is one of the largest processing plants in the U.S. with 790 MMcf/d of processing capacity, 63 MBbls/d of NGL production capacity and 15 MBbls/d of NGL fractionation capacity.

  •
  Bridgeport rich gathering system—This rich natural gas gathering system consists of approximately 2,442 miles of low- and intermediate-pressure pipeline segments with approximately 145,000 horsepower of compression.

  •
  Bridgeport lean gathering system—This lean natural gas gathering system consists of approximately 300 miles of low-, intermediate- and high-pressure pipeline segments with approximately 59,000 horsepower of compression.

  •
  Acacia transmission system—This transmission system consists of approximately 120 miles of pipeline, associated storage and approximately 17,000 horsepower of compression and interconnects the tailgate of the Bridgeport processing facility and the Bridgeport lean gathering system to intrastate pipelines as well as two local power plants.

  •
  East Johnson County gathering system—This natural gas gathering system consists of approximately 270 miles of low-, intermediate- and high-pressure pipeline segments with approximately 41,000 horsepower of compression.

  •
  Cana system—This natural gas gathering and processing system is located in the Cana-Woodford Shale in West Central Oklahoma and consists of a 350 MMcf/d processing facility, 30 MBbls/d of NGL production capacity and approximately 413 miles of associated low-, intermediate- and high-pressure pipeline segments with approximately 92,500 horsepower of compression.

  •
  Northridge system—This natural gas gathering and processing system is located in the Arkoma-Woodford Shale in Southeastern Oklahoma and consists of a 200 MMcf/d processing facility, 17 MBbls/d of NGL production capacity and approximately 140 miles of associated low-, intermediate- and high-pressure pipeline segments with approximately 18,000 horsepower of compression.

  •
  Gulf Coast Fractionators—Midstream Holdings will own a 38.75% economic interest in Gulf Coast Fractionators, an NGL fractionator located on the Texas Gulf Coast at the Mont Belvieu hub. This facility has a capacity of approximately 120 MBbls/d to 145 MBbls/d depending on the composition of the inlet NGL stream.

About Devon

        Devon (NYSE: DVN) is a leading independent energy company engaged primarily in the exploration, development and production of crude oil, natural gas and NGLs. Devon's operations are concentrated in various onshore areas in the U.S. and Canada. As of November 1, 2013, Devon had a total equity market capitalization of over $25 billion and an investment-grade credit rating.

        Devon will dedicate approximately 795,000 net acres to Midstream Holdings pursuant to various gathering and processing agreements. Please read "—Midstream Holdings' Contractual Relationship with Devon" below. Devon had approximately 2.2 BBoe of proved reserves in the U.S. as of December 31, 2012, of which approximately 1.3 BBoe, or 59%, was associated with this dedicated acreage. For the nine months ended September 30, 2013, Devon's average U.S. production was 515 MBoe/d, with approximately 240 MBoe/d, or 47%, associated with this dedicated acreage.

        Devon is the largest natural gas producer in the Barnett and Cana-Woodford Shales, the largest NGL producer in the Barnett Shale and one of the largest NGL producers in the Cana-Woodford Shale. In 2012, Devon drilled 322 gross wells in the Barnett Shale with exploration and production capital expenditures of $920 million and drilled 164 gross wells in the Cana-Woodford Shale with exploration and production capital expenditures of approximately $900 million. As of December 31, 2012, Devon held 620,000 net acres in the Barnett Shale, 260,000 net acres in the Cana-Woodford Shale and 60,000 net acres in the Arkoma-Woodford Shale. Devon has drilled over 5,000 gross wells in the Barnett Shale since 2002 and in 2013 expects to drill approximately 153 gross wells with budgeted exploration and production capital expenditures of approximately $540 million. In the Cana-Woodford Shale, Devon has drilled more than 600 gross wells to date and in 2013 expects to drill approximately 100 gross wells with budgeted exploration and production capital expenditures of approximately $425 million. In addition to its current drilling schedule, Devon has identified thousands of additional drilling locations in each of these areas.

Business Strategies

        Midstream Holdings' principal business objective is to enhance value over time while ensuring the ongoing stability of its business. Midstream Holdings expects to achieve this objective through the following business strategies:

        Grow organically in support of Devon's upstream portfolio development.    As Devon develops the approximately 795,000 net acres dedicated to Midstream Holdings' systems, Midstream Holdings expects its gathering, processing and transportation volumes to grow. For example, Devon expects to drill 253 gross wells in each of the Barnett and Cana-Woodford Shales in 2013, with total capital expenditures of over $965 million. Substantially all volumes resulting from Devon's 2013 capital program in these areas are dedicated to Midstream Holdings, and Midstream Holdings will benefit from Devon's continued development of these areas, through its long-term acreage dedications and fee-based contracts with Devon. Midstream Holdings also expects to target economically attractive organic growth and greenfield construction opportunities in areas where Devon has significant undeveloped acreage that is not currently dedicated to any midstream system and that may require additional midstream infrastructure. In addition, Devon is economically incentivized to provide Midstream Holdings opportunities to support its exploration and production operations in new geographic areas it develops or acquires from third parties. Devon is under no obligation, however, to develop the acreage dedicated to Midstream Holdings or dedicate any additional acreage to Midstream Holdings.

        Maximize value through long-term fixed-fee contracts and minimum volume commitments from Devon.    Midstream Holdings will enter into 10-year fixed-fee contracts with annual rate escalators covering all of its gathering and processing facilities. Additionally, in order to minimize volumetric exposure, these contracts will include five-year minimum volume commitments at the Bridgeport processing facility, Bridgeport and East Johnson County gathering systems and Cana and Northridge systems.

Competitive Strengths

        Midstream Holdings believes that it will be able to successfully execute its business strategies because of the following competitive strengths:

        Significant relationship with Devon.    Midstream Holdings' relationship with Devon provides it with access to Devon's extensive operational and commercial expertise, which Midstream Holdings believes will facilitate the execution of its business strategies and allow it to enhance value over time. Midstream Holdings believes Devon is incentivized to promote and support Midstream Holdings' business plan and to pursue projects that enhance the overall value of its business.

  •
  Retained interest in Midstream Holdings—Because of Devon's retained interest in Midstream Holdings, Devon is positioned to directly benefit from growth of the volumes on Midstream Holdings' systems from both Devon and third parties and its accretive acquisition of other midstream assets from Devon and third parties.

  •
  Long-term natural gas gathering and processing contracts—Midstream Holdings will enter into 10-year gathering and processing agreements with Devon pursuant to which Devon has agreed to provide Midstream Holdings with acreage dedications within the Barnett, Cana-Woodford and Arkoma-Woodford Shales. These agreements also include five-year minimum volume commitments and annual rate escalators. Please read "—Midstream Holdings' Contractual Relationship with Devon" below.

        Strategically-located midstream assets.    Midstream Holdings will own substantially all of Devon's U.S. midstream asset portfolio, which is primarily located in the Barnett, Cana-Woodford and Arkoma-Woodford Shales. All of Midstream Holdings' assets have access to major natural gas and NGL markets through connections to interstate and intrastate pipelines. Furthermore, Midstream Holdings' areas of operation are proximate to well-developed natural gas and NGL midstream infrastructure and oilfield services providers, which it believes reduces the risk of production delays and facilitates adequate takeaway capacity.

 Midstream Holdings' Contractual Relationship with Devon

        Upon the consummation of the mergers, Midstream Holdings will enter into a 10-year transportation contract with Devon for the Acacia transmission system as well as the following additional fee-based agreements with Devon:

Contract	Contract Term (Years)	Minimum Gathering Volume Commitment (MMcf/d)	Minimum Processing Volume Commitment (MMcf/d)	Minimum Volume Commitment Term (Years)	Annual Rate Escalators
Bridgeport gathering and processing contract(1)	10	850	650	5	CPI
East Johnson County gathering contract	10	125	—	5	CPI
Northridge gathering and processing contract	10	40	40	5	CPI
Cana gathering and processing contract	10	330	330	5	CPI

(1)
The Bridgeport gathering and processing contract includes volume commitments to the Bridgeport processing facility, as well as the Bridgeport gathering systems.

Midstream Holdings' Assets

        Midstream Holdings' assets will include natural gas gathering, processing and transmission systems as well as NGL fractionation facilities. Midstream Holdings will gather natural gas from the wellhead and central receipt points on its systems, deliver it to its facilities for processing and deliver the residue natural gas to intrastate or interstate pipelines, including Midstream Holdings' Acacia transmission system, for transmission to downstream markets and wholesale customers such as power plants, industrial customers and local distribution companies. Most raw mix NGLs produced from Midstream Holdings' Bridgeport facility are shipped though interstate pipelines to Gulf Coast Fractionators for fractionation, with minimal volumes sold locally.

        Midstream Holdings' gathering and transmission network will consist of approximately 3,865 miles of pipelines that, in the aggregate, collect wellhead natural gas from approximately 5,735 receipt points. Midstream Holdings' gathering systems will all include compression, allowing each system to operate at lower pressures and provide sufficient discharge pressure from the compressor to deliver natural gas into higher pressure pipeline systems.

        Midstream Holdings' gathering, processing and transmission assets will consist of its Barnett assets and Cana and Northridge systems shown on the following map:

        The following table provides information relating to the primary gathering systems of Midstream Holdings:

					Nine Months Ended September 30, 2013
			Compression(3)			Average Throughput (Thousands of MMBtu/d)
	Approximate Length (Miles)	Approximate Receipt Points			Estimated Capacity (MMcf/d)			Devon Volume %
Gathering and Transmission Pipelines			(Units)	(HP)
Barnett Assets:
Bridgeport rich	2,442	3,830	87	144,959	800	863.0	(1)	92
Bridgeport lean	300	910	23	58,782	350	265.5		98
Acacia	120	5	7	16,622	920	743.5		100
East Johnson County	270	550	18	40,903	260	240.4		93
Cana	413	280	21	92,499	530	313.1		100
Northridge	140	160	7	17,895	75	70.6		100

Total	3,685	5,735	163	371,660	2,935	2,496.1		95	(2)

(1)
Natural gas gathered by the Bridgeport rich gathering system contains approximately 1.1 to 1.2 Btu per cubic foot before processing.

(2)
Represents a weighted average of the percent of throughput attributable to Devon.

(3)
Includes power generation units.

        The following table provides information relating to Midstream Holdings' processing and fractionation facilities.

				Nine Months Ended September 30, 2013
		Estimated NGL Production Capacity (MBbls/d)	Estimated NGL Fractionation Capacity (MBbls/d)
Processing and Fractionation Facilities	Processing Capacity (MMcf/d)			Average Inlet (MMcf/d)		Devon Volume %
Bridgeport	790	63	15	694		92
Cana	350	30	0	233		100
Northridge	200	17	0	111		52
Gulf Coast Fractionators(1)	N/A	N/A	120 to 145	117	(2)	63

Total	1,340	110	135 to 160	1,155	(3)	87	(4)

(1)
Midstream Holdings owns a 38.75% economic interest in Gulf Coast Fractionators.

(2)
Average inlet for Gulf Coast Fractionators is in MBbls/d.

(3)
Excludes Gulf Coast Fractionators.

(4)
Excludes Gulf Coast Fractionators and represents a weighted average of the percentage of volumes attributable to Devon.

Barnett Assets

        The Barnett assets consist of a processing facility, a transmission system, one rich gathering system and two lean gathering systems. For the nine months ended September 30, 2013, the Barnett assets gathered and transported an average of 2.1 million MMBtu/d and processed natural gas resulting in 0.6 million MMBtu/d of residue natural gas and 57 MBbls/d of raw mix NGLs. The Barnett assets include:

  •
  Bridgeport processing facility—This natural gas processing facility is one of the largest processing plants in the U.S. with 790 MMcf/d of processing capacity, 63 MBbls/d of NGL production capacity and 15 MBbls/d of NGL fractionation capacity.

  •
  Bridgeport rich gathering system—This rich natural gas gathering system consists of approximately 2,442 miles of low- and intermediate-pressure pipeline segments with approximately 145,000 horsepower of compression. A substantial majority of the natural gas gathered on the system is delivered to the Bridgeport processing facility.

  •
  Bridgeport lean gathering system—This lean natural gas gathering system consists of approximately 300 miles of low-, intermediate- and high-pressure pipeline segments with approximately 59,000 horsepower of compression. Natural gas gathered on this system is delivered to the Acacia transmission system and intrastate pipelines without processing.

  •
  Acacia transmission system—This transmission system consists of approximately 120 miles of pipeline, associated storage and approximately 17,000 horsepower of compression and interconnects the tailgate of the Bridgeport processing facility and the Bridgeport lean gathering system to intrastate pipelines as well as two local power plants.

  •
  East Johnson County gathering system—This natural gas gathering system consists of approximately 270 miles of low-, intermediate- and high-pressure pipeline segments with approximately 41,000 horsepower of compression. Natural gas gathered on this system is delivered to intrastate pipelines without processing.

        The following map identifies the locations of the principal assets comprising Midstream Holdings' Barnett assets:

Bridgeport processing facility

        The Bridgeport natural gas processing facility, which Devon acquired in 2002, is located in Wise County, Texas, approximately 40 miles northwest of Fort Worth, Texas and has been expanded several times as a result of growth in Barnett Shale natural gas production. In addition to gas processing, the Bridgeport processing facility complex includes units that process and upgrade condensate, fractionate NGLs and serve local and regional NGL markets via truck and rail service. Since 2002, Devon has invested in additional upgrades and expansions at the Bridgeport processing facility that have increased processing capacity by approximately 140 MMcf/d of natural gas and 9 MBbls/d of NGLs.

        The Bridgeport processing facility presently consists of seven cryogenic turboexpander plants that have an aggregate throughput design capacity of 790 MMcf/d of natural gas. For the nine months ended September 30, 2013, inlet volumes averaged 694 MMcf/d of natural gas resulting in 57.2 MBbls/d of raw mix NGLs produced, together with 631,400 MMBtu/d of residue natural gas. For the year ended December 31, 2012, inlet volumes averaged 649 MMcf/d of natural gas resulting in 49 MBbls/d of raw mix NGLs produced, together with 613,100 MMBtu/d of residue natural gas.

        The Bridgeport processing facility is designed to recover raw mix NGLs including ethane, propane, isobutane, normal butane and natural gasoline from the inlet natural gas stream. The processing facility also has the ability to "reject ethane" by not recovering ethane from the natural gas inlet stream but instead leaving it in the residue natural gas stream. Ethane rejection may occur when the value of ethane is greater as a component of the residue natural gas stream than as a purity liquid product. This ability to either recover or reject ethane allows Devon and other customers to sell ethane in its most valuable state depending on market conditions. A portion of the NGL stream is fractionated through an associated 15 MBbls/d fractionator that extracts NGL purity products from the raw NGL mix. The processing facility's fractionation capability allows Devon to maximize the value of its NGL production at Bridgeport by having the ability to sell propane, butanes and natural gasoline to local area markets via truck or rail loading facilities located at the processing facility.

        Customers.    Devon is the largest customer of the Bridgeport processing facility with approximately 638 MMcf/d and 592 MMcf/d of natural gas processed for the nine months ended September 30, 2013 and the year ended December 31, 2012 respectively, which represented approximately 92% and 91% of the total volumes processed at the facility during such periods, respectively.

        Contracts.    Devon and Midstream Holdings will enter into a 10-year, fixed-fee gathering and processing agreement that will cover gathering services on the Bridgeport rich and Bridgeport lean gathering systems and processing services at the Bridgeport processing facility. This contractual arrangement will include a five-year minimum volume commitment from Devon of 650 MMcf/d of natural gas delivered to the processing facility as well as annual rate escalators.

        Delivery Points.    The Bridgeport processing facility delivers its residue natural gas to the Acacia transmission system. The majority of raw mix NGLs produced from the Bridgeport facility are delivered via Chevron Pipe Line Company's West Texas LPG pipeline and ONEOK Partners' Arbuckle NGL pipeline to Gulf Coast Fractionators for fractionation, while some NGLs are fractionated at the plant and sold locally.

Bridgeport rich gathering system

        The Bridgeport rich gathering system is comprised of a network of pipelines, compressors and related equipment that collects raw natural gas from producers within a five-county area in the Barnett Shale that includes Jack, Wise, Denton, Parker and Tarrant counties. The Bridgeport rich gathering system presently consists of approximately 2,442 miles of low- and intermediate-pressure pipeline segments with approximately 145,000 horsepower of compression. The rich gathering system isolates liquids-rich natural gas for processing and NGL recovery. As of September 30, 2013, approximately 3,830 natural gas meters were connected to this system. For the nine months ended September 30, 2013 and the year ended December 31, 2012, the Bridgeport rich gathering system gathered approximately 863,000 MMBtu/d and 818,400 MMBtu/d of natural gas, respectively.

        Customers.    Devon is the largest customer on the Bridgeport rich gathering system with approximately 794,000 MMBtu/d and 745,200 MMBtu/d of natural gas gathered for the nine months ended September 30, 2013 and the year ended December 31, 2012 respectively, which represented approximately 92% and 91% of the total throughput on the system during such periods, respectively.

        Contracts.    Devon and Midstream Holdings will enter into a 10-year, fixed-fee gathering and processing agreement that will cover gathering services on the Bridgeport rich and Bridgeport lean gathering systems and processing services at the Bridgeport processing facility. This contractual arrangement will include a five-year minimum volume commitment of a combined 850 MMcf/d of natural gas delivered for gathering into the Bridgeport rich and Bridgeport lean gathering systems as well as annual rate escalators.

        Delivery Points.    The substantial majority of the natural gas in the system is delivered to the Bridgeport processing facility for processing with limited volumes being delivered to Crosstex, Enbridge Energy Partners and Targa Resources Partners processing facilities. The residue natural gas from the Bridgeport processing facility is connected to the Natural Gas Pipeline of America, the Brazos Electric power plant and the Acacia transmission system. NGL production is delivered to Gulf Coast Fractionators for fractionation through Chevron Pipe Line Company's West Texas LPG pipeline and ONEOK Partners' Arbuckle NGL pipeline, both of which are connected to the outlet of the Bridgeport processing facility. NGLs can also be trucked and loaded onto railcars at the Bridgeport processing facility.

Bridgeport lean gathering system

        The Bridgeport lean gathering system is comprised of a network of pipelines, compressors and related equipment that collects raw natural gas from producers within a three-county area in the Barnett Shale that includes Wise, Denton and Tarrant counties.

        The Bridgeport lean gathering system presently consists of approximately 300 miles of low-, intermediate- and high-pressure pipeline segments with approximately 59,000 horsepower of compression. As of September 30, 2013, there were approximately 910 natural gas meters connected to this system. Gas gathered on this system is not processed. For the nine months ended September 30, 2013 and the year ended December 31, 2012, the Bridgeport lean gathering system gathered approximately 265,500 MMBtu/d and 298,000 MMBtu/d of natural gas, respectively.

        Customers.    Devon is the largest customer on the Bridgeport lean gathering system with approximately 260,200 MMBtu/d and 290,800 MMBtu/d of natural gas gathered for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, which represented approximately 98% of the total throughput on the system during both periods.

        Contracts.    Devon and Midstream Holdings will enter into a 10-year, fixed-fee gathering and processing agreement that will cover gathering services on the Bridgeport rich and Bridgeport lean gathering systems and processing services at the Bridgeport processing facility. This contractual arrangement will include a five-year minimum volume commitment of a combined 850 MMcf/d of natural gas delivered for gathering into the Bridgeport rich and Bridgeport lean gathering systems as well as annual rate escalators.

        Delivery Points.    The Bridgeport lean system delivers natural gas to the Acacia transmission system, Atmos Energy, Crosstex and Enterprise Product Partners.

Acacia transmission system

        The Acacia transmission system connects the Bridgeport processing facility tailgate and the Bridgeport lean gathering system to intrastate pipelines in North Texas and two local power plants. The system is comprised of a network of pipelines, associated storage and related equipment that collects natural gas from the Bridgeport processing facility and Bridgeport lean gathering system and consists of approximately 120 miles of pipeline with approximately 17,000 horsepower of compression. For the nine months ended September 30, 2013 and the year ended December 31, 2012, the Acacia transmission system gathered approximately 743,500 MMBtu/d and 732,700 MMBtu/d of natural gas, respectively.

        Customers.    Devon is the only customer on the Acacia transmission system.

        Contracts.    Devon and Midstream Holdings will enter into a 10-year transportation agreement that will cover transmission services on the Acacia transmission pipeline. This contractual arrangement will include annual rate escalators.

        Delivery Points.    The Acacia transmission system has the ability to deliver natural gas to Atmos Energy, Brazos Electric, Enbridge Energy Partners, Energy Transfer Partners, Enterprise Product Partners and GDF Suez.

East Johnson County gathering system

        The East Johnson County gathering system, which was placed into service by Devon in 2003, is comprised of a network of pipelines and related equipment that collects raw natural gas from producers operating in the Barnett Shale in North Texas. The East Johnson County gathering system presently consists of approximately 270 miles of pipeline segments with approximately 41,000 horsepower of compression. As of September 30, 2013, there were approximately 550 natural gas meters connected to this system. For the nine months ended September 30, 2013 and the year ended December 31, 2012, the East Johnson County gathering system gathered approximately 240,400 MMBtu/d and 277,800 MMBtu/d of natural gas, respectively.

        Customers.    Devon is the largest customer on the East Johnson County gathering system with approximately 223,500 MMBtu/d and 259,100 MMBtu/d of natural gas gathered for the nine months ended September 30, 2013 and the year ended December 31, 2012, which represented approximately 93% of the total throughput on the system during both periods.

        Contracts.    Devon and Midstream Holdings will enter into a 10-year, fixed-fee gathering agreement that will cover gathering services on the East Johnson County gathering system. This contractual arrangement will include a five-year minimum volume commitment of 125 MMcf/d of natural gas delivered for gathering into the East Johnson County gathering system as well as annual rate escalators.

        Delivery Points.    The East Johnson County system delivers natural gas to Atmos Energy and Enterprise Product Partners.

Cana System

        The Cana system includes an approximately 413-mile gathering system, a multi-train 350 MMcf/d cryogenic processing plant, NGL capacity of 30 MBbls/d and a condensate stabilization facility located in the Cana-Woodford Shale in West Central Oklahoma. For the nine months ended September 30, 2013, the Cana system gathered approximately 313,100 MMBtu/d of gas and produced 17 MBbls/d of NGLs.

        The following map identifies the locations of the principal assets comprising Midstream Holdings' Cana system:

Cana processing facility

        Operations at the Cana natural gas processing facility began in 2010, with 200 MMcf/d of processing capacity and 19 MBbls/d of NGL production capacity. Since 2010, Devon has invested in upgrades and expansions to the Cana processing facility, which have increased processing capacity by approximately 150 MMcf/d of natural gas and NGL production capacity by 11 MBbls/d.

        For the nine months ended September 30, 2013, inlet volumes averaged 233 MMcf/d of natural gas resulting in 17 MBbls/d of raw mix NGLs being produced, together with 240,200 MMBtu/d of residue natural gas. For the year ended December 31, 2012, inlet volumes at the Cana processing facility averaged 209 MMcf/d of natural gas resulting in 12 MBbls/d of raw mix NGLs being produced, together with 209,700 MMBtu/d of residue natural gas.

        The Cana processing facility produces raw mix NGLs that are delivered to Mont Belvieu, Texas for fractionation through ONEOK Partners' Arbuckle NGL pipeline. Similar to the Bridgeport processing facility, the cryogenic turboexpander plants at this facility have the ability to reject ethane, allowing Devon and other customers to sell ethane in its most valuable state depending on market conditions.

        Customers.    Devon is the only customer of the Cana processing facility.

        Contracts.    Devon and Midstream Holdings will enter into a 10-year, fixed-fee gathering and processing agreement that will cover gathering services on the Cana gathering system and processing services at the Cana processing facility. This contractual arrangement will include a five-year minimum volume commitment from Devon of 330 MMcf/d of natural gas delivered to the processing facility as well as annual rate escalators.

        Delivery Points.    The residue natural gas from the Cana processing facility is delivered to Enogex and ONEOK Partners. The raw mix NGLs produced by the processing facility are delivered through ONEOK Partners' Arbuckle NGL pipeline to Mont Belvieu, Texas for fractionation.

Cana gathering system

        The Cana gathering system, which was placed into service by Devon in 2010, is comprised of a network of pipelines, compressors and related equipment that collects raw natural gas from producers operating in the Cana-Woodford Shale. The Cana gathering system presently consists of approximately 413 miles of pipeline segments with approximately 92,500 horsepower of compression. As of September 30, 2013, there were approximately 280 natural gas meters connected to this system. For the nine months ended September 30, 2013 and the year ended December 31, 2012, the Cana gathering system gathered approximately 313,100 MMBtu/d and 265,700 MMBtu/d of natural gas, respectively.

        Customers.    Devon is the only customer of the Cana gathering system.

        Contracts.    Devon and Midstream Holdings will enter into a 10-year, fixed-fee gathering and processing agreement that will cover gathering services on the Cana gathering system and processing services at the Cana processing facility. This contractual arrangement will include a five-year minimum volume commitment from Devon of 330 MMcf/d of natural gas delivered to the processing facility as well as annual rate escalators.

        Delivery Points.    The substantial majority of the natural gas in the Cana system is delivered to the Cana processing facility for processing with limited volumes being delivered to DCP Midstream, Enogex and Mustang Fuel Company processing facilities.

Northridge System

        The Northridge system includes an approximate 140-mile gathering system, a 200 MMcf/d cryogenic processing plant and NGL capacity of 17 MBbls/d located in the Arkoma-Woodford Shale in Southeastern Oklahoma. For the nine months ended September 30, 2013, the Northridge system gathered 70,600 MMBtu/d of gas and produced 9 MBbls/d of NGLs. Approximately 45% of the gas processed at the Northridge facility is not gathered by Midstream Holdings but is received on an interruptible basis from third parties who deliver the gas directly to the processing facility.

        The following map identifies the locations of the principal assets comprising Midstream Holdings' Northridge system:

Northridge processing facility

        Operations at the Northridge natural gas processing facility began in 2008, with 200 MMcf/d of processing capacity and 17 MBbls/d of NGL production capacity.

        For the nine months ended September 30, 2013, inlet volumes averaged approximately 110 MMcf/d of natural gas resulting in approximately 9 MBbls/d of raw mix NGLs being produced, together with 53,400 MMBtu/d of residue natural gas. For the year ended December 31, 2012, inlet volumes at the Northridge processing facility averaged 94 MMcf/d resulting in approximately 7 MBbls/d of raw mix NGLs being produced, together with approximately 65,500 MMBtu/d of residue natural gas.

        The Northridge processing facility produces raw mix NGLs that are delivered to Mont Belvieu, Texas for fractionation. Similar to the Bridgeport and Cana processing facilities, the cryogenic turboexpander plant at this facility has the ability to reject ethane, allowing Devon and other customers to sell ethane in its most valuable state depending on market conditions.

        Customers.    Devon is the largest customer of the Northridge processing facility with approximately 65 MMcf/d and 71 MMcf/d of natural gas processed for the nine months ended September 30, 2013 and the year ended December 31, 2012 respectively, which represented approximately 52% and 75% of the total volumes processed at the facility during such periods, respectively.

        Contracts.    Devon and Midstream Holdings will enter into a 10-year fixed-fee gathering and processing agreement that will cover gathering services for the Northridge gathering system and processing services at the Northridge processing facility. This contractual arrangement will include a five-year minimum volume commitment of 40 MMcf/d of natural gas delivered to the processing facility as well as annual rate escalators.

        Delivery Points.    The residue natural gas from the Northridge processing facility is delivered to Centerpoint, Enogex and MarkWest. Raw mix NGLs produced by the processing facility are delivered through a ONEOK Partners NGL pipeline to Mont Belvieu, Texas for fractionation.

Northridge gathering system

        The Northridge gathering system, which was placed into service by Devon in 2007, is comprised of a network of pipelines and related equipment that collects raw natural gas from producers operating in the Arkoma-Woodford Shale in Southeastern Oklahoma. The Northridge gathering system presently consists of approximately 140 miles of pipeline segments with approximately 18,000 horsepower of compression installed. As of September 30, 2013, there were approximately 160 natural gas meters connected to this system. For the nine months ended September 30, 2013 and the year ended December 31, 2012, the Northridge gathering system gathered approximately 70,600 MMBtu/d and 85,000 MMBtu/d of natural gas, respectively.

        Customers.    Devon is the only customer on the Northridge gathering system.

        Contracts.    Devon and Midstream Holdings will enter into a 10-year fixed-fee gathering and processing agreement that will cover gathering services for the Northridge gathering system and processing services at the Northridge processing facility. This contractual arrangement will include a five-year minimum volume commitment of 40 MMcf/d of natural gas delivered for gathering into the Northridge gathering system as well as annual rate escalators.

        Delivery Points.    The substantial majority of the natural gas in the Northridge system is delivered to the Northridge processing facility with limited volumes being delivered to Enogex without processing.

Gulf Coast Fractionators

        Midstream Holdings owns a 38.75% economic interest in Gulf Coast Fractionators, an NGL fractionator located on the Gulf Coast at Mont Belvieu, Texas. Phillips 66 and Targa Resources Partners own 22.50% and 38.75% partnership interests in the fractionator, respectively. Phillips 66 is the operator of the fractionator. Gulf Coast Fractionators receives raw mix NGLs from customers, fractionates the raw mix and redelivers the finished products to the customers for a fee. The facility has a capacity of approximately 120 MBbls/d to 145 MBbls/d depending on the composition of the inlet NGL stream. For the nine months ended September 30, 2013 and the year ended December 31, 2012, Gulf Coast Fractionators contributed 11% and 3%, respectively, to Midstream Holdings' net income from continuing operations.

Competition

        As a result of the relationship between Devon and Midstream Holdings, Midstream Holdings will not compete for the portion of Devon's existing operations subject to existing acreage dedication and for which Midstream Holdings will provide midstream services. For areas where acreage is not dedicated to Midstream Holdings, it will compete with similar enterprises in providing additional gathering and processing services in its respective areas of operation. Some of these competitors may expand or construct gathering, processing and transportation systems that would create additional competition for the services provided by Midstream Holdings to oil and natural gas producers. In addition, third parties that are significant producers of natural gas in Midstream Holdings' areas of operation may develop their own gathering, processing and transportation systems in lieu of employing Midstream Holdings' assets.

 Safety and Maintenance Regulation

        Midstream Holdings is subject to regulation by the Department of Transportation's, or DOT, Pipeline and Hazardous Materials Safety Administration, or PHMSA. Any entity that owns or operates pipeline facilities must comply with such regulations, permit access to and copying of records, and file certain reports and provide information as required by the United States Secretary of Transportation. PHMSA may assess fines and penalties for violations of these and other requirements imposed by its regulations. Midstream Holdings believes that it is in material compliance with all regulations imposed by PHMSA.

        Midstream Holdings is subject to the Natural Gas Pipeline Safety Act of 1968, or the NGPSA, "the Accountable Pipeline and Safety Partnership Act of 1996, or APSA," and the Pipeline Safety Improvement Act of 2002, or PSIA, as reauthorized and amended by the Pipeline Inspection, Protection, Enforcement and Safety Act of 2006, or the PIPES Act. The NGPSA regulates safety requirements in the design, construction, operation and maintenance of natural gas pipeline facilities while the PSIA establishes mandatory inspections for all United States oil and natural gas transportation pipelines, and some gathering lines in high consequence areas. PHMSA regulations implementing the PSIA require pipeline operators to conduct integrity management programs, which involve frequent inspections and other measures to ensure pipeline safety in "high consequence areas," or HCAs, such as high population areas, areas that are sources of drinking water, ecological resource areas that are unusually sensitive to environmental damage from a pipeline release, and commercially navigable waterways. PHMSA has developed regulations that require pipeline operators to implement integrity management programs, including more frequent inspections and other measures to ensure pipeline safety in HCAs. The regulations require operators, including Midstream Holdings, to:

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  perform ongoing assessments of pipeline integrity;

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  identify and characterize applicable threats to pipeline segments that could impact a HCA;

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  improve data collection, integration and analysis;

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  repair and remediate pipelines as necessary; and

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  implement preventive and mitigating actions.

        Although many of Midstream Holdings' pipeline facilities fall within a class that is currently not subject to these requirements, it may incur significant costs and liabilities associated with repair, remediation, preventive or mitigation measures associated with its non-exempt pipelines, particularly its Barnett assets. Midstream Holdings currently estimates that it will incur approximately $2.5 million during 2013 to complete the testing required by existing DOT regulations and their state counterparts. This estimate does not include the costs for any repair, remediation, preventive or mitigating actions that may be determined to be necessary as a result of the testing program, which could be substantial. Such costs and liabilities might relate to repair, remediation, preventive or mitigating actions that may be determined to be necessary as a result of the testing program, as well as lost cash flows resulting from shutting down Midstream Holdings' pipelines during the pendency of such testing and repairs. Additionally, should Midstream Holdings fail to comply with DOT or comparable state regulations, it could be subject to penalties and fines. If future DOT pipeline integrity management regulations were to require that Midstream Holdings expand its integrity managements program to currently unregulated pipelines, including gathering lines, costs associated with compliance may have a material effect on its operations.

        Recently enacted pipeline safety legislation, the Pipeline Safety, Regulatory Certainty, and Job Creation Act of 2011, or the 2011 Pipeline Safety Act, reauthorizes funding for federal pipeline safety programs, increases penalties for safety violations, establishes additional safety requirements for newly constructed pipelines, and requires studies of certain safety issues that could result in the adoption of new regulatory requirements for existing pipelines. The 2011 Pipeline Safety Act, among other things, increases the maximum civil penalty for pipeline safety violations and directs the Secretary of Transportation to promulgate rules or standards relating to expanded integrity management requirements, automatic or remote-controlled valve use, excess flow valve use, leak detection system installation and testing to confirm the material strength of pipe operating above 30% of specified minimum yield strength in high consequence areas. On September 25, 2013, the Pipeline and Hazardous Materials Safety Administration, or PHMSA, released a final rule increasing the civil penalty maximums for pipeline safety violations. The rule increased the maximum penalties from $100,000 to $200,000 per day for each violation and from $1,000,000 to $2,000,000 for a related series of violations and that will apply safety regulations to certain rural low-stress hazardous liquid pipelines not previously covered by some of its safety regulations. PHMSA has also published advance notice of proposed rulemakings to solicit comments on the need for other changes to its natural gas and hazardous liquid pipeline safety regulations, including gathering lines. PHMSA also published an advisory bulletin providing guidance to natural gas transmission operators of the need to verify records related to the maximum allowable operating pressure for each section of a pipeline system. Midstream Holdings has completed the verification process and, in some cases, performed hydrostatic tests on pipelines to confirm and document the maximum allowable operating pressures. Midstream Holdings does not expect that any final rulemaking by PHMSA regarding verification of maximum allowable operating pressure would materially affect its operations or revenues.

        The National Transportation Safety Board has recommended that the PHMSA make a number of changes to its rules, including removing an exemption from most safety inspections for natural gas pipelines installed before 1970. While Midstream Holdings cannot predict the outcome of legislative or regulatory initiatives, such legislative and regulatory changes could have a material effect on its operations, particularly by extending more stringent and comprehensive safety regulations (such as integrity management requirements) to pipelines and gathering lines not previously subjected to these requirements. While Midstream Holdings expects any legislative or regulatory changes to allow it time to become compliant with new requirements, costs associated with compliance may have a material effect on Midstream Holdings' operations.

        States are largely preempted by federal law from regulating pipeline safety, but they may assume responsibility for enforcement of federal regulations and the inspection of intrastate pipelines. States may adopt stricter standards for intrastate pipelines than those imposed by the federal government for interstate lines; however, states vary considerably in their authority and capacity to address pipeline safety. State standards may include requirements for facility design and management in addition to requirements for pipelines. Midstream Holdings does not anticipate any significant problems in complying with state laws and regulations applicable to its operations. Midstream Holdings' natural gas pipelines have continuous inspection and compliance programs designed to maintain compliance with federal and state pipeline maintenance, safety and pollution control requirements.

        Midstream Holdings may be subject to the Chemical Facility Anti-Terrorism Standards Act, or the CFATS, which is administered by the U.S. Department of Homeland Security, or DHS. CFATS requires that certain facilities register with the DHS to determine if their facilities are exempt from regulation or if they present a high level of security risk. A facility determined to have a high level of security risk will be placed by the DHS into a tier level based on a risk-based tier system. All facilities placed into a tier will be required to provide additional information to help determine final security measures. Covered facilities that are determined by DHS to pose a high level of security risk will be required to prepare and submit Security Vulnerability Assessments and Site Security Plans as well as comply with other regulatory requirements, including those regarding inspections, audits, recordkeeping, and protection of chemical-terrorism vulnerability information. Midstream Holdings has complied with the requirements of CFATS by registering certain of its facilities with the DHS.

        While Midstream Holdings is not currently subject to governmental standards for the protection of computer-based systems and technology from cyber threats and attacks, proposals to establish such standards are being considered by the U.S. Congress and by U.S. executive branch departments and agencies, including DHS, and Midstream Holdings may become subject to such standards in the future. A significant cyber-attack could have a material effect on Midstream Holdings' operations and those of Midstream Holdings' customers.

        In addition, Midstream Holdings is subject to a number of federal and state laws and regulations, including the federal Occupational Safety and Health Act, referred to as OSHA, and comparable state statutes, whose purpose is to protect the health and safety of workers, both generally and within the pipeline industry. The applicable laws and regulations include the OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act, the EPA Accidental Release Prevention regulations under the Clean Air Act and comparable state statutes require that information be maintained concerning hazardous materials used or produced in Midstream Holdings' operations, that this information be provided to employees, state and local government authorities and citizens and that Midstream Holdings prepare a risk management plan which is submitted to the EPA. Midstream Holdings is also subject to OSHA Process Safety Management regulations, which are designed to prevent or minimize the consequences of catastrophic releases of toxic, reactive, flammable or explosive chemicals. These regulations apply to any process which involves a chemical at or above specified thresholds, or any process which involves 10,000 pounds or more of a flammable liquid or gas in one location. Flammable liquids stored in atmospheric tanks below their normal boiling point without the benefit of chilling or refrigeration are exempt. Midstream Holdings has an internal program of inspection designed to monitor and enforce compliance with worker safety requirements. Midstream Holdings believes that it is in material compliance with all applicable laws and regulations relating to worker health and safety. However, compliance with these laws and regulations sometimes requires facilities to be shut down for internal inspections, which can have a significant impact on processing unit availability.

Regulation of Operations

        Regulation of pipeline gathering and transportation services, natural gas sales and transportation of NGLs may affect certain aspects of Midstream Holdings' business and the market for its products and services.

        Gathering Pipeline Regulation.    Section 1(b) of the Natural Gas Act of 1938, or the NGA, exempts natural gas gathering facilities from regulation by the Federal Energy Regulatory Commission, or FERC, under the NGA. Although FERC has not made any formal determinations with respect to any of Midstream Holdings' facilities, Midstream Holdings believes that the natural gas pipelines in its gathering systems meet the traditional tests FERC has used to establish whether a pipeline is a gathering pipeline not subject to FERC jurisdiction. The distinction between FERC-regulated transmission services and federally unregulated gathering services, however, has been the subject of substantial litigation, and FERC determines whether facilities are gathering facilities on a case-by-case basis, so the classification and regulation of some of Midstream Holdings' natural gas gathering facilities and intrastate transportation pipelines may be subject to change based on future determinations by FERC, the courts, or Congress. If FERC were to consider the status of an individual facility and determine that the facility or services provided by it are not exempt from FERC regulation under the NGA and that the facility provides interstate service, the rates for, and terms and conditions of, services provided by such facility would be subject to regulation by FERC under the NGA or the NGPA. Such regulation could decrease revenue, increase operating costs, and, depending upon the facility in question, could adversely affect Midstream Holdings' results of operations and cash flows. In addition, if any of Midstream Holdings' facilities were found to have provided services or otherwise operated in violation of the NGA or the NGPA, this could result in the imposition of civil penalties as well as a requirement to disgorge charges collected for such service in excess of the rate established by FERC.

        State regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirements and complaint-based rate regulation. Midstream Holdings' natural gas gathering operations are subject to ratable take and common purchaser statutes in the states in which it operates. These statutes generally require Midstream Holdings' gathering pipelines to take natural gas without undue discrimination in favor of one producer over another producer or one source of supply over another similarly situated source of supply. The regulations under these statutes can have the effect of imposing some restrictions on Midstream Holdings' ability as an owner of gathering facilities to decide with whom it contracts to gather natural gas. States in which Midstream Holdings operates have adopted a complaint-based regulation of natural gas gathering activities, which allows natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to gathering access and rate discrimination. Midstream Holdings cannot predict whether such a complaint will be filed against it in the future. Failure to comply with state regulations can result in the imposition of administrative, civil and criminal remedies. To date, there has been no adverse effect to Midstream Holdings' system due to these regulations.

        Natural gas gathering may receive greater regulatory scrutiny at both the state and federal levels. Midstream Holdings' gathering operations could be adversely affected should they be subject in the future to more stringent application of state or federal regulation of rates and services. Midstream Holdings' gathering operations also may be or become subject to additional safety and operational regulations relating to the design, installation, testing, construction, operation, replacement and management of gathering facilities. Additional rules and legislation pertaining to these matters are considered or adopted from time to time. Midstream Holdings cannot predict what effect, if any, such changes might have on its operations, but the industry could be required to incur additional capital expenditures and increased costs depending on future legislative and regulatory changes.

        Intrastate Natural Gas Pipeline Regulation.    Midstream Holdings' subsidiaries, Southwestern Gas Pipeline, L.L.C. and Acacia Natural Gas, L.L.C., or Acacia, are subject to rate regulation under the Texas Utilities Code, as implemented by the Texas Railroad Commission, or the TRRC, and each have tariffs on file with the TRRC. Generally, the TRRC is vested with the authority to ensure that rates, operations and services of natural gas utilities, including intrastate pipelines and gatherers who have exercised eminent domain authority under the Texas Utilities Code, are just and reasonable, and not discriminatory. The rates Midstream Holdings charges for intrastate services are deemed just and reasonable under Texas law unless challenged in a complaint. Midstream Holdings cannot predict whether such a complaint will be filed against Midstream Holdings or whether the TRRC will change its regulation of these rates. Failure to comply with the Texas Utilities Code can result in the imposition of administrative, civil and criminal remedies. To date, there has been no adverse effect to Midstream Holdings' system due to this regulation.

        The TRRC's current code of conduct applies the common purchaser act to gathering and transportation activities. The common purchaser statutes generally require pipelines to purchase or take without undue discrimination as to source of supply or producer. These statutes are designed to prohibit discrimination in favor of one producer over another producer or one source of supply over another source of supply. The regulations under these statutes can have the effect of imposing some restrictions on Midstream Holdings' ability as an owner of pipeline facilities to decide with whom it contracts to purchase natural gas. Texas has adopted a complaint-based regulation of natural gas purchasing, gathering and transportation activities, which allows natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to natural gas purchases and gathering and transportation access and rate discrimination.

        In Texas, natural gas gathering and transmission pipelines are subject to laws regarding rates, competition and confidentiality ("Competition Statute") and are subject to complaint procedures for challenging determinations of lost and unaccounted for gas by gas gatherers, processors and transporters ("LUG Statute"). The Competition Statute allows the TRRC the ability to use either a cost-of-service method or a market-based method for setting rates for natural gas gathering and/or transmission in formal rate proceedings. It also gives the TRRC specific authority to enforce its statutory duty to prevent discrimination in natural gas gathering and transportation, to enforce the requirement that parties participate in an informal complaint process, and to punish purchaser, transporters, and gatherers for taking discriminatory actions against shippers and sellers. The LUG Statute modifies the informal complaint process at the TRRC with procedures unique to lost and unaccounted for gas issues. Midstream Holdings cannot predict what effect, if any, these statutes might have on its operations, but they have had no adverse effect since they were enacted in 2007.

        The pipeline, which Midstream Holdings refers to as the Acacia transmission system, owned by Acacia, provides interruptible transportation of natural gas in interstate commerce pursuant to Section 311 of the NGPA, and Part 284 of FERC's regulations. The NGPA regulates, among other things, the provision of transportation services by an intrastate natural gas pipeline on behalf of an interstate natural gas pipeline or a local distribution company ("LDC") served by an interstate natural gas pipeline. Pipelines providing transportation service under Section 311 of the NGPA are required to provide services on an open and nondiscriminatory basis. The rates, terms and conditions of the transportation services provided under Section 311 are subject to FERC regulation. Under Section 311, rates charged for intrastate transportation must be fair and equitable, and amounts collected in excess of fair and equitable rates are subject to refund with interest. Rates for service pursuant to Section 311 of the NGPA are generally subject to review and approval by FERC at least once every five years. The terms and conditions of service set forth in the intrastate facility's statement of operating conditions are also subject to FERC review and approval. In addition, Acacia is required to file periodic reports with FERC. Midstream Holdings believes that it is in material compliance with all applicable state and federal laws and regulations governing the Acacia transmission system. Midstream Holdings' most recent rate filing was accepted by FERC on November 30, 2012. Should FERC determine not to authorize rates equal to or greater than Midstream Holdings' currently approved Section 311 rates, its business may be adversely affected. Failure to observe the service limitations applicable to transportation and storage services under Section 311, failure to comply with the rates approved by FERC for Section 311 service, and failure to comply with the terms and conditions of service established in the pipeline's FERC-approved statement of operating conditions could result in alteration of jurisdictional status, or the imposition of administrative, civil and criminal remedies.

        Under Oklahoma statutes a gatherer may not refuse to provide "open access" natural gas gathering "including the redelivery of such natural gas to existing redelivery points" for a fee, subject to certain exceptions. Further, a gatherer may not impose unfair, unjust, unreasonable or unduly discriminatory fees and terms of service. The Oklahoma Corporation Commission ("OCC") has the authority to remedy such fees or terms by ordering an adjustment of the fees and terms offered by the gatherer. If the natural gas is also processed by the gatherer, the OCC may provide a mechanism in the fee that replicates bypassing the shipper's natural gas. In general, the statutes require that the OCC determine fees and terms of service that would result from "arms-length bargaining in good faith in a competitive market between persons of equal bargaining power." Oklahoma statutes also provide that the OCC has jurisdiction to adjudicate complaints regarding the purchase and transportation of natural gas. The OCC may order the purchase or transportation of natural gas by the pipeline, subject to certain exceptions.

        Natural Gas Storage Regulation.    The storage field's injection and withdrawal wells used in association with the Acacia system, along with water disposal wells located at the Bridgeport processing facility, are under the jurisdiction of the TRRC. Regulatory requirements for these wells involve monthly and annual reporting of the natural gas and water disposal volumes associated with the operation of such wells, respectively. Results of periodic mechanical integrity tests run on these wells must also be reported to the TRRC. Midstream Holdings believes that it is in material compliance with all applicable rules and regulations related to these wells.

Environmental Matters

        General.    Midstream Holdings' natural gas gathering, processing, transportation and fractionation activities are subject to stringent and complex federal, state and local laws and regulations relating to the protection of the environment. As an owner or operator of these facilities, Midstream Holdings must comply with these laws and regulations at the federal, state and local levels. These laws and regulations can restrict or impact Midstream Holdings' business activities in many ways, such as:

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  requiring the installation of pollution-control equipment, imposing emission or discharge limits or otherwise restricting the way Midstream Holdings operates, resulting in additional costs to its operations;

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  limiting or prohibiting construction activities in areas, such as air quality nonattainment areas, wetlands, coastal regions or areas inhabited by endangered or threatened species;

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  delaying system modification or upgrades during review of permit applications and revisions;

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  requiring investigatory and remedial actions to mitigate discharges, releases or pollution conditions associated with Midstream Holdings' operations or attributable to former operations; and

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  enjoining the operations of facilities deemed to be in non-compliance with permits issued pursuant to or regulatory requirements imposed by such environmental laws and regulations.

        Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties and natural resource damages. Certain environmental statutes impose strict joint and several liability for costs required to clean up and restore sites where hazardous substances, hydrocarbons or solid wastes have been disposed or otherwise released. Moreover, neighboring landowners and other third parties may file common law claims for personal injury and property damage allegedly caused by the release of hazardous substances, hydrocarbons or solid waste into the environment.

        The trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment and thus, there can be no assurance as to the amount or timing of future expenditures for environmental compliance or remediation and actual future expenditures may be different from the amounts Midstream Holdings currently anticipates. As with the midstream industry in general, complying with current and anticipated environmental laws and regulations can increase Midstream Holdings' capital costs to construct, maintain and operate equipment and facilities. While these laws and regulations affect Midstream Holdings' maintenance capital expenditures and net income, it does not believe they will have a material adverse effect on its business, financial position or results of operations or cash flows, nor does it believe that they will affect its competitive position since the operations of its competitors are generally similarly affected. In addition, Midstream Holdings believes that the various environmental activities in which it is presently engaged are not expected to materially interrupt or diminish Midstream Holdings' operational ability to gather natural gas. Midstream Holdings cannot assure you, however, that future events, such as changes in existing laws or enforcement policies, the promulgation of new laws or regulations, or the development or discovery of new facts or conditions will not cause it to incur significant costs. Below is a discussion of the material environmental laws and regulations that relate to Midstream Holdings' business. Midstream Holdings believes that it is in substantial compliance with all of these environmental laws and regulations.

        Hazardous Waste.    Midstream Holdings' operations generate solid wastes, including some hazardous wastes, that are subject to the federal Resource Conservation and Recovery Act, or RCRA, and comparable state laws, which impose requirements for the handling, storage, treatment and disposal of hazardous waste. RCRA currently exempts many natural gas gathering and field processing wastes from classification as hazardous waste. Specifically, RCRA excludes from the definition of hazardous waste produced waters and other wastes intrinsically associated with the exploration, development, or production of crude oil and natural gas. However, these oil and gas exploration and production wastes may still be regulated under state solid waste laws and regulations. Moreover, common industrial wastes generated by Midstream Holdings that do not fall under the RCRA exemption for oil and gas exploration and production wastes, such as paint wastes, waste solvents, laboratory wastes, and waste compressor oils may be regulated as special or hazardous waste. The transportation of natural gas and NGL in pipelines may also generate some hazardous wastes subject to RCRA or comparable state law requirements.

        Site Remediation.    The Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, also known as the Superfund law, and comparable state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons responsible for the release of hazardous substances into the environment. Such classes of persons include the current and past owners or operators of sites where a hazardous substance was released and companies that disposed or arranged for disposal of hazardous substances at offsite locations, such as landfills. Although petroleum as well as natural gas is excluded from CERCLA's definition of "hazardous substance," in the course of Midstream Holdings' ordinary operations, Midstream Holdings generates wastes that may be designated as hazardous substances. CERCLA authorizes the U.S. Environmental Protection Agency, or EPA, states, and in some cases, third parties to take actions in response to releases or threatened releases of hazardous substances into the environment and to seek to recover from the classes of responsible persons the costs they incur. Under CERCLA, Midstream Holdings could be subject to strict joint and several liability for the costs of cleaning up and restoring sites where hazardous substances have been released into the environment and for damages to natural resources.

        Midstream Holdings currently owns, leases or operates, and may have in the past owned, leased or operated, properties that for many years have been used for the measurement, gathering, compression, treating and processing of natural gas. Although Midstream Holdings typically used operating and disposal practices that were standard in the industry at the time, petroleum hydrocarbons or wastes may have been disposed of or released on or under the properties owned, leased or operated by it or on or under other locations where such substances have been taken for disposal. Such petroleum hydrocarbons or wastes may have migrated to property adjacent to Midstream Holdings' owned, leased or operated sites or the disposal sites. In addition, some of the properties may have been operated by third parties or by previous owners whose treatment and disposal or release of petroleum hydrocarbons or wastes was not under Midstream Holdings' control. These properties and the substances disposed or released on them may be subject to CERCLA, RCRA and analogous state laws. Under such laws, Midstream Holdings could be required to remove previously disposed wastes, including waste disposed of by prior owners or operators; remediate contaminated property, including groundwater contamination, whether from prior owners or operators or other historic activities or spills; or perform remedial operations to prevent future contamination. Midstream Holdings is not currently identified as a potentially responsible party in any federal or state Superfund site remediation and there are no current, pending or, to Midstream Holdings' knowledge, anticipated Superfund response or remedial activities at or implicating Midstream Holdings' facilities or operations.

        Air Emissions.    The Clean Air Act, and comparable state laws, regulate emissions of air pollutants from various industrial sources, including natural gas processing plants and compressor stations, and also impose various emission limits, operational limits and monitoring, reporting and record keeping requirements on air emission sources. Failure to comply with these requirements could result in monetary penalties, injunctions, conditions or restrictions on operations, and potentially criminal enforcement actions. Such laws and regulations require pre- construction permits for the construction or modification of certain projects or facilities with the potential to emit air emissions above certain thresholds. These pre-construction permits generally require use of best available control technology ("BACT") to limit air emissions. Several EPA new source performance standards ("NSPS") and national emission standards for hazardous air pollutants ("NESHAP") also apply to Midstream Holdings' facilities and operations. These NSPS and NESHAP standards impose emission limits and operational limits as well as detailed testing, recordkeeping and reporting requirements on the "affected facilities" covered by these regulations. Several Midstream Holdings facilities are "major" facilities requiring Title V operating permits which impose semi-annual reporting requirements. Midstream Holdings operates in material compliance with these various air quality regulatory programs. Midstream Holdings may incur capital expenditures in the future for air pollution control equipment in connection with complying with existing and recently proposed rules, or with obtaining or maintaining operating permits and complying with federal, state and local regulations related to air emissions. However, Midstream Holdings does not believe that such requirements will have a material adverse effect on its operations.

        In addition, the EPA included Wise County in its January 2012 revision to the Dallas-Ft. Worth ozone nonattainment area for the 2008 revised ozone national ambient air quality standard ("NAAQS"). As a result of this designation, new major sources, meaning sources that emit greater than 100 tons/year of nitrogen oxides ("NOx") and volatile organic compounds ("VOCs"), as well as major modifications of existing facilities resulting in net emissions increases of greater than 40 tons/year of NOx or VOCs, are subject to more stringent new source review ("NSR") pre-construction permitting requirements than they would be in an area that is in attainment with the 2008 ozone NAAQS. NSR pre-construction permits can take twelve to eighteen months to obtain and require the permit applicant to offset the proposed emission increases with reductions elsewhere at 1.15 to 1 ratio. In addition, more stringent Texas emission standards could be applied to Devon's existing compressor engines requiring Devon to install additional emission controls or otherwise affecting operations. Costs to comply with these more stringent standards are estimated at approximately $15 million. Devon, Texas industry trade groups and the State of Texas filed petitions for reconsideration with EPA and a petition for review in the U.S. D.C. Circuit Court of Appeals challenging the nonattainment designation of Wise County under the 2008 ozone NAAQS. The appeal remains pending.

        Water Discharges.    The Federal Water Pollution Control Act, or the Clean Water Act, and analogous state laws impose restrictions and strict controls with respect to the discharge of pollutants, including spills and leaks of oil and other substances, into waters of the United States. The discharge of pollutants into jurisdictional waters is prohibited, except in accordance with the terms of a permit issued by the EPA or a delegated state agency. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations. EPA regulations also require facilities that store oil to have spill prevention control and countermeasure ("SPCC") plans. Midstream Holdings' facilities are in material compliance with EPA SPCC requirements. Any unpermitted release of petroleum or other pollutants from Midstream Holdings' operations could result in government penalties and civil liability.

        Endangered Species.    The Endangered Species Act, or ESA, restricts activities that may affect endangered or threatened species or their habitats. While some of Midstream Holdings' processing facilities and pipelines are located in areas that are or may be designated as habitats for endangered or threatened species, Midstream Holdings believes that it is in substantial compliance with the ESA. However, the designation of previously unidentified endangered or threatened species could cause Midstream Holdings to incur additional costs or become subject to limits on future development activity in the affected areas. Specifically, the Northridge Gas Plant and Gathering System in southeast

Oklahoma are located in a habitat for the American Burying Beetle, a federally-listed endangered species. However, location in this habitat does not affect current plant and gathering system operations and there are no construction projects currently planned for the plant which could trigger ESA requirements.

        Climate Change.    In December 2009, the EPA determined that emissions of greenhouse gases, or GHGs, present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to the warming of the earth's atmosphere and other climatic changes. Based on these findings, the EPA has adopted regulations under existing provisions of the federal Clean Air Act, that establish Prevention of Significant Deterioration ("PSD") pre-construction permits, and Title V operating permits for GHG emissions from certain large stationary sources. Under these regulations, facilities required to obtain PSD permits must meet "best available control technology" standards for their GHG emissions established by the states or, in some cases, by the EPA on a case-by-case basis. The EPA has also adopted rules requiring the monitoring and reporting of GHG emissions from specified sources in the United States, including, among others, certain onshore oil and natural gas processing and fractionating facilities. Midstream Holdings believes it is in substantial compliance with all GHG emissions permitting and reporting requirements applicable to Midstream Holdings' operations. While Congress has from time to time considered legislation to reduce emissions of GHGs, the prospect for adoption of significant legislation at the federal level to reduce GHG emissions is perceived to be low at this time. Nevertheless, the Obama administration has announced it intends to adopt additional regulations to reduce emissions of GHGs and to encourage greater use of low carbon technologies. Although it is not possible at this time to predict how legislation or new regulations that may be adopted to address GHG emissions would impact Midstream Holdings' business, any such future laws and regulations that limit emissions of GHGs could adversely affect demand for the oil and natural gas that exploration and production operators produce, some of whom are Midstream Holdings' customers, which could thereby reduce demand for its midstream services. Finally, it should be noted that some scientists have concluded that increasing concentrations of GHGs in the Earth's atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts and floods and other climatic events; if any such effects were to occur, it is uncertain if they would have an adverse effect on Midstream Holdings' financial condition and operations.

Title to Properties and Rights-of-Way

        Midstream Holdings' real property falls into two categories: (i) parcels that it owns in fee and (ii) parcels in which its interest derives from easements, rights-of-way, leases, permits or licenses from landowners or governmental authorities permitting the use of such land for its operations. The surface of the land on which Midstream Holdings' processing facilities and many of its compressors and other facilities are located is owned by Midstream Holdings in fee title, and Midstream Holdings believes that it has satisfactory title to such land. Midstream Holdings has no knowledge of any challenge to the underlying title of any material easement, right-of-way, lease, permit or license it holds or to its title to any material easement, right-of-way, permit or lease, and Midstream Holdings believes that it has satisfactory title to all of its material easements, rights-of-way, permits and licenses.

        Some of the easements, rights-of-way, permits and licenses to be transferred to Midstream Holdings may require the consent of the grantor of such rights, which in certain instances is a governmental entity. Midstream Holdings expects to obtain, prior to the consummation of the mergers, sufficient third-party consents, permits and authorizations for the transfer of the assets necessary to enable Midstream Holdings to operate its business in all material respects as described in this proxy statement/prospectus. With respect to any material consents, permits or authorizations that have not been obtained prior to the consummation of the mergers, the mergers will not be consummated unless reasonable bases exist that permit Midstream Holdings to conclude that such consents, permits or authorizations will be obtained within a reasonable period following the consummation of the mergers, or the failure to obtain such consents, permits or authorizations will have no material adverse effect on the operation of Midstream Holdings' business.

Employees

        Midstream Holdings does not have any employees. All of the employees required to conduct and support Midstream Holdings' operations will be employed by an affiliate of Devon or Crosstex after the consummation of the mergers. None of these employees are covered by collective bargaining agreements, and Devon considers its employee relations to be good.

Legal Proceedings

        Midstream Holdings' operations are subject to a variety of risks and disputes normally incident to its business. As a result, it is and may, at any given time, be a defendant in various legal proceedings and litigation arising in the ordinary course of business. However, assets that will be contributed to Midstream Holdings are not currently subject to any material litigation.

        With respect to Midstream Holdings' properties, Devon maintains insurance policies with insurers in amounts and with coverage and deductibles that Midstream Holdings, with the advice of its insurance advisors and brokers, believes are reasonable and prudent. Midstream Holdings cannot, however, assure you that this insurance will be adequate to protect it from all material expenses related to potential future claims for personal and property damage or that these levels of insurance will be available in the future at economical prices or at all.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The historical financial statements included in this proxy statement/prospectus reflect the assets, liabilities and operations of EnLink Midstream Holdings, LP Predecessor (the "Predecessor"), the predecessor to EnLink Midstream Holdings, LP (formerly known as Devon Midstream Holdings, L.P.) ("Midstream Holdings"). The Predecessor is comprised of all of Devon's U.S. midstream assets and operations, including its 38.75% economic interest in Gulf Coast Fractionators. However, in connection with the mergers described in this proxy statement/prospectus, only the Predecessor's systems serving the Barnett, Cana-Woodford and Arkoma-Woodford Shales in Texas and Oklahoma, as well as the 38.75% economic interest in Gulf Coast Fractionators, will be contributed to Midstream Holdings. These contributed assets represent 95% of the Predecessor's net income from continuing operations for the nine months ended September 30, 2013.

        The following discussion analyzes the results of operations and financial condition of the Predecessor, including the less significant assets that will not be contributed to Midstream Holdings in connection with the mergers. You should read this discussion in conjunction with the historical and pro forma financial statements and accompanying notes included in this proxy statement/prospectus. All references in this section to Midstream Holdings refer to the Predecessor when used in historical context.

 Overview

        Midstream Holdings is a limited partnership recently formed by Devon to own, operate, develop and acquire midstream assets in North America. Midstream Holdings will gather, process and transport natural gas, primarily for Devon, pursuant to long-term contracts that include fee-based rates, annual rate escalators and primary terms of 10 years. Midstream Holdings will also fractionate NGLs into component NGL products. Under its gathering and processing agreements, Midstream Holdings will not have direct exposure to natural gas and NGL prices because it will not take title to the natural gas that it will gather, process and transport or the NGLs that it will fractionate. Its midstream assets are integral to the success of Devon's oil and natural gas exploration and production operations.

        Midstream Holdings will own substantially all of Devon's U.S. midstream assets, consisting of natural gas gathering and transportation systems, natural gas processing facilities and NGL fractionation facilities located in Texas and Oklahoma. Midstream Holdings' primary assets will consist of three processing facilities with 1.3 Bcf/d of natural gas processing capacity, approximately 3,685 miles of pipelines with aggregate capacity of 2.9 Bcf/d and fractionation facilities with up to 160 MBbls/d of aggregate NGL fractionation capacity. These assets include the following systems and facilities.

  •
  Barnett assets—Midstream Holdings will own the following midstream assets in the Barnett Shale:

  •
  Bridgeport processing facility—This natural gas processing facility is one of the largest processing plants in the U.S. with 790 MMcf/d of processing capacity, 63 MBbls/d of NGL production capacity and 15 MBbls/d of NGL fractionation capacity.

  •
  Bridgeport rich gathering system—This rich natural gas gathering system consists of approximately 2,442 miles of low- and intermediate-pressure pipeline segments with approximately 145,000 horsepower of compression.

  •
  Bridgeport lean gathering system—This lean natural gas gathering system consists of approximately 300 miles of low-, intermediate- and high-pressure pipeline segments with approximately 59,000 horsepower of compression.

  •
  Acacia transmission system—This transmission system consists of approximately 120 miles of pipeline, associated storage and approximately 17,000 horsepower of compression and interconnects the tailgate of the Bridgeport processing facility and the Bridgeport lean gathering system to intrastate pipelines as well as two local power plants.

    •
    East Johnson County gathering system—This natural gas gathering system consists of approximately 270 miles of low-, intermediate- and high-pressure pipeline segments with approximately 41,000 horsepower of compression.

  •
  Cana system—This natural gas gathering and processing system is located in the Cana-Woodford Shale in West Central Oklahoma and consists of a 350 MMcf/d processing facility, 30 MBbls/d of NGL production capacity and approximately 413 miles of associated low-, intermediate- and high-pressure pipeline segments with approximately 92,500 horsepower of compression.

  •
  Northridge system—This natural gas gathering and processing system is located in the Arkoma-Woodford Shale in Southeastern Oklahoma and consists of a 200 MMcf/d processing facility, 17 MBbls/d of NGL production capacity and approximately 140 miles of associated low-, intermediate- and high-pressure pipeline segments with approximately 18,000 horsepower of compression.

  •
  Gulf Coast Fractionators—Midstream Holdings will own a 38.75% economic interest in Gulf Coast Fractionators, an NGL fractionator located on the Texas Gulf Coast at the Mont Belvieu hub. This facility has a capacity of approximately 120 MBbls/d to 145 MBbls/d depending on the composition of the inlet NGL stream.

Midstream Holdings' Operations

        Midstream Holdings' results will be driven primarily by the volumes of natural gas it will gather, process and transport through its systems. This volume throughput is substantially dependent on Devon's success in the regions where Midstream Holdings will operate. Devon is a leading independent energy company engaged primarily in the exploration, development and production of oil, natural gas and NGLs. Devon is the largest natural gas producer in the Barnett and Cana-Woodford Shales, the largest NGL producer in the Barnett Shale and one of the largest NGL producers in the Cana-Woodford Shale.

        In Midstream Holdings' gathering operations, it contracts with producers to gather natural gas from individual wells located near its gathering systems. Midstream Holdings connects wells to gathering lines through which natural gas is compressed and may be delivered to a processing plant or downstream pipeline, and ultimately to end-users.

        Devon will dedicate to Midstream Holdings natural gas production for 10 years from 795,000 net acres in the Barnett, Cana-Woodford and Arkoma-Woodford Shales. Midstream Holdings expects all of these dedications to result in associated deliveries to its Bridgeport, Cana, East Johnson County and Northridge systems. Devon will provide five-year minimum natural gas volume commitments to Midstream Holdings of 850 MMcf/d to the Bridgeport gathering systems, 650 MMcf/d to the Bridgeport processing facility, 125 MMcf/d to the East Johnson County gathering system, 330 MMcf/d to the Cana system and 40 MMcf/d to the Northridge system.

        The Predecessor historically provided services pursuant to fixed-fee and percent-of-proceeds contracts. Under the fixed-fee arrangements that will be entered into prior to the consummation of the mergers, Midstream Holdings will receive a fixed fee based on the volume and thermal content of the natural gas gathered, processed and transported. The Predecessor's percent-of-proceeds arrangements were based on the sales value of extracted NGLs and residue natural gas that resulted from natural gas processing. Additionally, the Predecessor historically took title to the natural gas it gathered and processed.

        In connection with the consummation of the mergers, Midstream Holdings will enter into new contracts with Devon pursuant to which it will provide services under fixed-fee arrangements and will not take title to the natural gas gathered, processed and transported. Midstream Holdings believes this change will provide it with a relatively steady revenue stream that is not subject to direct commodity price risk. After the five-year minimum volume commitments, Midstream Holdings will nevertheless continue to have indirect exposure to commodity price risk in that persistently low commodity prices may cause Devon to delay drilling or shut in production, which would reduce the throughput on Midstream Holdings' assets. Please read "—Quantitative Disclosures About Market Risk" below for a discussion of Midstream Holdings' exposure to commodity price risk.

How Midstream Holdings Evaluates its Operations

        Midstream Holdings uses a variety of financial and operational metrics to evaluate its performance. These metrics help Midstream Holdings identify factors and trends that impact Midstream Holdings' operating results, profitability and financial condition. The key metrics Midstream Holdings uses to evaluate its business are provided below.

Operating Margin

        Midstream Holdings uses operating margin as a performance measure of the core profitability of its operations. Midstream Holdings defines operating margin as total operating revenues, which consist of revenues generated from the sale of natural gas and NGLs plus service fee revenues, less the cost of product purchases, consisting primarily of producer payments and other natural gas purchases, and operations and maintenance expenses. Midstream Holdings uses operating margin to assess:

  •
  the financial performance of Midstream Holdings' assets, without regard to financing methods, capital structure or historical cost basis;

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  Midstream Holdings' operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to financing or capital structure; and

  •
  the viability of acquisitions and capital expenditure projects.

Natural Gas Throughput

        Midstream Holdings must continually obtain additional supplies of natural gas to maintain or increase throughput on its systems. Midstream Holdings' ability to maintain existing supplies of natural gas and obtain additional supplies is primarily impacted by its acreage dedication and the level of successful drilling activity by Devon and, to a lesser extent, the acreage dedications with and successful drilling by other producers.

Items Affecting Comparability of Midstream Holdings' Financial Results

        The historical financial results of the Predecessor discussed below may not be comparable to Midstream Holdings' future financial results for the following reasons:

  •
  The Predecessor's historical assets comprised all of Devon's U.S. midstream assets and operations. However, only its assets serving the Barnett, Cana-Woodford and Arkoma-Woodford Shales, as well as the 38.75% economic interest in Gulf Coast Fractionators, will be contributed to Midstream Holdings in connection with the consummation of the mergers. These assets generated approximately 95% of the Predecessor's net income from continuing operations for the nine months ended September 30, 2013.

  •
  Midstream Holdings will enter into new agreements with Devon pursuant to which Midstream Holdings will provide services under fixed-fee arrangements and will no longer take title to the natural gas gathered and processed or the NGLs it fractionates.

  •
  The Predecessor's historical combined financial statements include U.S. federal and state income tax expense. Due to Midstream Holdings' status as a partnership, the 50% interest in Midstream Holdings that will be owned directly by the Partnership will not be subject to U.S. federal income tax and certain state income taxes in the future.

  •
  All historical affiliated transactions related to Midstream Holdings' continuing operations were net settled within its combined financial statements because these transactions related to Devon and were funded by Devon's working capital. In the future, all of Midstream Holdings' transactions will be funded by its working capital. This will impact the comparability of its cash flow statements, working capital analysis and liquidity discussion.

General Trends and Outlook

Natural Gas and NGL Supply and Demand

        Midstream Holdings' gathering and processing operations are generally dependent upon natural gas production from Devon's upstream activity in its areas of operation. The significant decline in natural gas prices as a result of significant new supplies of domestic natural gas production has caused a related decrease in dry natural gas drilling by many producers in the United States. Depressed oil and natural gas prices could affect production rates over time and levels of investment by Devon and third parties in exploration for and development of new oil and natural gas reserves. In addition, there is a natural decline in production from existing wells that are connected to Midstream Holdings' gathering systems. Midstream Holdings believes Devon's five-year minimum volume commitments substantially reduce Midstream Holdings' volumetric risk over that period of time. After the expiration of these five-year minimum volume commitments, a material decline in the volume of natural gas that Midstream Holdings gathers and transports on its systems would result in a material decline in its total operating revenues and cash flows. Although Midstream Holdings expects that Devon will continue to devote substantial resources to the development of the Barnett and Cana-Woodford Shales, it has no control over this activity and Devon has the ability to reduce or curtail such development at its discretion.

Rising Operating Costs and Inflation

        The current level of exploration, development and production activities across the United States has resulted in increased competition for personnel and equipment. This competition has caused, and Midstream Holdings believes it will continue to cause, increases in the prices it pays for labor, supplies and property, plant and equipment. An increase in the general level of prices in the economy could have a similar effect on the operating costs Midstream Holdings incurs. Midstream Holdings will attempt to recover increased costs from its customers, but there may be a delay in doing so or it may be unable to recover all these costs. To the extent Midstream Holdings is unable to procure necessary supplies or recover higher costs, its operating results will be negatively impacted.

Regulatory Compliance

        The regulation of natural gas gathering and transportation activities by FERC and other federal and state regulatory agencies, including the DOT, has a significant impact on Midstream Holdings' business. For example, PHMSA has established pipeline integrity management programs that require more frequent inspections of pipeline facilities and other preventative measures, which may increase Midstream Holdings' compliance costs and increase the time it takes to obtain required permits. Additionally, increased regulation of oil and natural gas producers, including regulation associated with hydraulic fracturing, could reduce regional supply of oil and natural gas and therefore throughput on Midstream Holdings' gathering systems. For more information see "Business—Regulation of Operations."

 Results of the Predecessor's Operations

        The following schedule presents the Predecessor's historical combined key operating and financial metrics.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
	($ in millions, except prices)
Operating revenues	$1,764.1	$1,442.6	$2,000.8	$2,623.4	$2,016.0
Product purchases	(1,307.0)	(1,047.6)	(1,464.5)	(2,014.1)	(1,468.9)
Operations and maintenance expenses	(126.7)	(127.2)	(171.0)	(155.5)	(119.5)

Operating margin(1)	330.4	267.8	365.3	453.8	427.6

Other operating expenses, net	(197.0)	(177.3)	(263.7)	(142.2)	(178.5)
Income (loss) from equity investment	10.2	(0.2)	2.0	9.3	5.1
Income tax expense	(51.7)	(32.5)	(37.3)	(115.5)	(91.5)

Net income from continuing operations	91.9	57.8	66.3	205.4	162.7
Net income from discontinued operations	0.6	10.2	9.5	10.7	16.0

Net income attributable to Devon	$92.5	$68.0	$75.8	$216.1	$178.7

Throughput (thousands of MMBtu/d):
Bridgeport rich gathering system	863.0	808.7	818.4	811.6	731.1
Bridgeport lean gathering system	265.5	300.6	298.0	296.0	311.3
Acacia transmission system	743.5	727.6	732.7	700.1	698.4
East Johnson County gathering system	240.4	280.7	277.8	258.0	201.3

Barnett assets	2,112.4	2,117.6	2,126.9	2,065.7	1,942.1

Cana gathering system	313.1	250.9	265.7	175.7	96.4
Northridge gathering system	70.6	87.3	85.0	109.5	117.5
Other systems	220.9	248.8	243.0	286.5	314.0

Total	2,717.0	2,704.6	2,720.6	2,637.4	2,470.0

NGL production (MBbls/d):
Bridgeport processing facility	57.2	47.8	49.4	52.8	49.8
Cana processing facility	17.1	11.0	12.1	3.9	0.2
Northridge processing facility	8.6	6.7	6.8	10.5	9.4
Other systems	2.7	2.7	2.7	2.5	2.7

Total	85.6	68.2	71.0	69.7	62.1

Residue natural gas production (thousands of MMBtu/d):
Bridgeport processing facility	631.4	608.6	613.1	599.5	530.4
Cana processing facility	240.2	198.5	209.7	151.5	8.1
Northridge processing facility	53.9	67.1	65.5	85.3	96.2
Other systems	7.6	7.5	7.4	2.6	1.8

Total	933.1	881.7	895.7	838.9	636.5

Realized prices:
NGLs ($/Bbl)	$29.51	$37.07	$35.38	$49.16	$38.72
Residue natural gas ($/MMBtu)	$3.20	$2.17	$2.38	$3.58	$3.76

(1)
Operating margin is a non-GAAP financial measure. See below for additional information and a reconciliation of operating margin to operating income, which is its most directly comparable GAAP financial measure.

  Predecessor Non-GAAP Financial Measure

        The historical combined financial data of the Predecessor included in this proxy statement/prospectus includes operating margin, a non-GAAP financial measure.

        The Predecessor's operating margin is defined as operating revenues less product purchases and operations and maintenance expenses. The Predecessor uses operating margin as a performance measure of the core profitability of its operations. As an indicator of the Predecessor's operating performance, operating margin should not be considered an alternative to, or more meaningful than, operating income or net income as determined in accordance with GAAP. The Predecessor's operating margin may not be comparable to similarly titled measures of other companies because other entities may not calculate these amounts in the same manner.

        The following table provides a reconciliation of the Predecessor's operating margin to operating income, which is the most directly comparable GAAP financial measure:

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(in millions)
Predecessor's operating margin	$330.4	$267.8	$365.3	$453.8	$427.6	$366.8	$559.2
Add (deduct):
Depreciation and amortization	(147.1)	(117.8)	(159.8)	(144.8)	(124.9)	(136.6)	(116.4)
General and administrative	(33.7)	(31.2)	(43.6)	(40.1)	(39.4)	(44.8)	(38.6)
Non-income taxes	(13.0)	(9.7)	(13.2)	(15.3)	(13.8)	(12.5)	(9.4)
Asset impairments	(2.5)	(22.0)	(50.1)	—	—	—	—
Other, net	(0.7)	3.4	3.0	58.0	(0.4)	(0.5)	(0.2)

Operating income	$133.4	$90.5	$101.6	$311.6	$249.1	$172.4	$394.6

        Since 2010, operating margin has consistently improved as a result of throughput growth and higher NGL production. The largest contributors to rising throughput have been Midstream Holdings' Cana, East Johnson County, Bridgeport rich and Acacia systems, with daily throughput growth of 225%, 19%, 18% and 6%, respectively, from 2010 to the first nine months of 2013. This growth is the result of Devon and other producers developing liquids-rich natural gas production in the Cana-Woodford and Barnett Shales. However, overall growth has been limited by throughput declines for the Predecessor's other systems, which are the result of natural gas price decreases. As natural gas prices have dropped relative to oil and NGL prices in recent years, many producers, including Devon, have focused on growing their oil and liquids-rich natural gas production rather than dry natural gas. Consequently, Midstream Holdings' systems serving liquids-rich natural gas regions in the Cana-Woodford and Barnett Shales have higher throughput, while Midstream Holdings' systems serving dry natural gas regions have experienced throughput declines.

        Prices have also impacted operating margin. Since 2011, both natural gas and NGL prices have declined significantly, which have negatively impacted operating margin.

 Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012

Operating Margin

        Operating margin increased $62.6 million, or 23%, from the nine months ended September 30, 2012 to the nine months ended September 30, 2013, as summarized in the following schedule:

(in millions)
Operating margin, 2012	$267.8
Change due to volumes	28.2
Change due to pricing	33.9
Change due to operations and maintenance expenses	0.5

Operating margin, 2013	$330.4

        Higher gathering, processing and transportation volumes were responsible for an increase in operating margin of $28.2 million for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012. Higher volumes were primarily the result of NGL production increasing 26%, resulting in $26.6 million of higher operating margin. The increase in NGL production was largely driven by higher inlet volumes at the Cana processing facility, improved efficiencies at the Cana and Bridgeport processing facilities and unplanned downtime impacting Midstream Holdings' Bridgeport processing facility in 2012. The remaining $1.6 million of higher operating margin was largely due to a 6% increase in residue natural gas volumes due to continued development of the liquids-rich areas in the Cana-Woodford and Barnett Shales.

        Changes in pricing led to an increase in operating margin of $33.9 million for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012. Natural gas pipeline fees increased 15%, which resulted in $31.8 million of additional revenues. Additionally, higher residue natural gas prices contributed an additional $31.2 million to operating margin. These increases were partially offset by lower margins of $29.1 million primarily due to NGL price declines.

        Operations and maintenance expenses decreased $0.5 million, or 0%, for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012.

Other Operating Expenses, Net

        Other operating expenses, net increased $19.7 million, or 11%, from the nine months ended September 30, 2012 to the nine months ended September 30, 2013, as summarized in the following schedule:

	2013	2012	Change
	(in millions)
Depreciation and amortization	$147.1	$117.8	$29.3
General and administrative	33.7	31.2	2.5
Non-income taxes	13.0	9.7	3.3
Asset impairments	2.5	22.0	(19.5)
Other, net	0.7	(3.4)	4.1

Other operating expenses, net	$197.0	$177.3	$19.7

        Depreciation and amortization expense increased $29.3 million, or 25%, from the first nine months of 2012 to the first nine months of 2013. The increase primarily resulted from higher capitalized costs on the Cana system and, to a lesser extent, the Barnett assets. Devon and other producers have continued to grow liquids-rich natural gas production in the Cana-Woodford and Barnett Shales. As a result, Midstream Holdings has increased its throughput capacity by expanding its pipeline and gathering systems and its Cana and Bridgeport processing facilities.

        Historical general and administrative expenses consist of costs allocated by Devon for shared services that consist primarily of accounting, treasury, information technology, human resources, legal and facilities management. The costs were allocated based on a proportionate share of Devon's revenues, employee compensation and gross property, plant and equipment.

        General and administrative expense increased $2.5 million, or 8%, from the first nine months of 2012 to the first nine months of 2013 due to higher compensation expense and general inflationary increases.

        Non-income tax expense consists primarily of ad valorem taxes. Non-income taxes increased $3.3 million, or 34%, from the first nine months of 2012 to the first nine months of 2013 primarily due to higher ad valorem tax assessments on Midstream Holdings' Cana assets.

        In the third quarter of 2013 and 2012, Devon recognized asset impairments of $2.5 million and $22.0 million, respectively. Devon determined that the carrying amounts of certain midstream facilities located in south and east Texas were not recoverable from estimated future cash flows due to declining dry natural gas production. Consequently, the assets were written down to their estimated fair values, which were determined using discounted cash flow models.

        During the first nine months of 2013 and 2012, the Predecessor recognized net other expense of $0.7 million and net other income of $3.4 million, respectively. In the second quarter of 2012, the Predecessor received insurance proceeds of $5.6 million related to business interruption that occurred at Gulf Coast Fractionators.

Income Tax Expense

        During the first nine months of 2013 and 2012, Midstream Holdings' effective income tax rates were 36% for both periods. These rates differed from the U.S. statutory income tax rate due to the effect of state income taxes.

Discontinued Operations

        The Predecessor is in the process of selling or has sold certain non-core midstream assets that are presented as discontinued operations in the Predecessor's historical financial statements. Net income from discontinued operations decreased by $9.6 million from the first nine months of 2012 to the first nine months of 2013. The decrease was primarily due to the gain recognized on the divestiture of the West Johnson County processing facility and gathering system in 2012.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Operating Margin

        Operating margin decreased $88.5 million, or 20%, from the year ended December 31, 2011 to the year ended December 31, 2012, as summarized in the following schedule:

(in millions)
Operating margin, 2011	$453.8
Change due to volumes	20.8
Change due to pricing	(93.8)
Change due to operations and maintenance expenses	(15.5)

Operating margin, 2012	$365.3

        Higher gathering, processing and transportation volumes were responsible for an increase in operating margin of $20.8 million for the year ended December 31, 2012 compared to the year ended December 31, 2011. Residue volumes increased 7%, resulting in a $9.1 million increase to operating margin. The remainder of the operating margin increase resulted from higher natural gas gathered volumes and NGL production, which increased 3% and 2%, respectively. These volume increases primarily resulted from the restart of Midstream Holdings' Cana processing facility following tornado damage in 2011, higher volumes on Midstream Holdings' East Johnson County gathering system and continued development of the liquids-rich areas in the Cana-Woodford and Barnett Shales.

        Changes in pricing led to a decrease in operating margin of $93.8 million for the year ended December 31, 2012 compared to the year ended December 31, 2011. Lower NGL and residue natural gas prices reduced operating margin by $71.0 million and $42.8 million, respectively. These decreases were partially offset by higher gathering and compression fees which increased $20.0 million, or 9%.

        Operations and maintenance expenses increased $15.5 million, or 10%, partially due to higher volumes, including the Cana system expansion. Expenses also increased due to repair and testing activities that were required on Midstream Holdings' Bridgeport gathering systems in 2012.

Other Operating Expenses, Net

        Other operating expenses, net increased $121.5 million, or 85%, from the year ended December 31, 2011 to the year ended December 31, 2012, as summarized in the following schedule:

	2012	2011	Change
	(in millions)
Depreciation and amortization	$159.8	$144.8	$15.0
General and administrative	43.6	40.1	3.5
Non-income taxes	13.2	15.3	(2.1)
Asset impairments	50.1	—	50.1
Other, net	(3.0)	(58.0)	55.0

Other operating expenses, net	$263.7	$142.2	$121.5

        Depreciation and amortization expense increased $15.0 million, or 10%, from 2011 to 2012. The increase primarily resulted from higher capitalized costs on the Cana system. Devon and other producers have continued to grow natural gas production in the Cana-Woodford Shale. As a result, Midstream Holdings increased throughput capacity by expanding its pipeline and gathering systems and its Cana processing facility.

        Historical general and administrative expenses consist of costs allocated by Devon for shared services that consist primarily of accounting, treasury, information technology, human resources, legal and facilities management. The costs were allocated based on a proportionate share of Devon's revenues, employee compensation and gross property, plant and equipment.

        General and administrative expense increased $3.5 million, or 9%, from 2011 to 2012, primarily due to higher employee compensation and benefits.

        Non-income tax expense consists primarily of ad valorem taxes. Non-income taxes decreased $2.1 million, or 14%, from 2011 to 2012 primarily due to lower ad valorem tax assessments on Midstream Holdings' Barnett assets.

        The following schedule summarizes asset impairments recognized in 2012. There were no asset impairments in 2011. Due to declining natural gas production resulting from low natural gas and NGL prices, Midstream Holdings' determined that the carrying amounts of certain of the Predecessors' midstream assets, including the Northridge system, were not recoverable from estimated future cash flows. Consequently, the Northridge system and other assets of the Predecessor were written down to their estimated fair values, which were determined using discounted cash flow models.

2012
(in millions)
Northridge	$16.4
Other assets not being contributed to Midstream Holdings	33.7

Total asset impairments	$50.1

        During 2012 and 2011, the Predecessor recognized $3.0 million and $58.0 million of net other income, respectively. In 2012, the Predecessor received insurance proceeds of $5.6 million related to business interruption that occurred at Gulf Coast Fractionators. In 2011, the Predecessor received $57.8 million of excess insurance recoveries related to business interruption and equipment damage at the Cana system that resulted from tornadoes.

Income Tax Expense

        During 2012 and 2011, Midstream Holdings' effective income tax rates were 36% for both periods. These rates differed from the U.S. statutory income tax rate due to the effect of state income taxes.

Discontinued Operations

        The Predecessor is in the process of selling or has sold certain non-core assets that are presented as discontinued operations in the Predecessor's historical financial statements. Net income from discontinued operations decreased $1.2 million from 2011 to 2012. The decrease was due to lower operating earnings subsequent to the divestiture of the West Johnson County processing facility and gathering system in 2012, partially offset by the $8.3 million gain recognized on the divestiture.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Operating Margin

        Operating margin increased $26.2 million, or 6%, from the year ended December 31, 2010 to the year ended December 31, 2011, as summarized in the following schedule:

(in millions)
Operating margin, 2010	$427.6
Change due to volumes	83.4
Change due to pricing	(21.2)
Change due to operations and maintenance expenses	(36.0)

Operating margin, 2011	$453.8

        Higher gathering, processing and transportation volumes were responsible for an increase in operating margin of $83.4 million for the year ended December 31, 2011 compared to the year ended December 31, 2010. Residue natural gas volumes increased 32%, resulting in a $40.7 million operating margin increase. Additionally, NGL production and natural gas pipeline throughput increased 12% and 7%, respectively, contributing to the remainder of the increase. The production increase was primarily related to the continued development of the liquids-rich areas in the Cana-Woodford and Barnett Shales, including the Cana processing facility startup in December 2010.

        Changes in pricing led to a decrease in operating margin of $21.2 million for the year ended December 31, 2011 compared to the year ended December 31, 2010. Lower residue natural gas prices reduced the operating margin by $39.1 million. A 5% decline in gathering and compression fees decreased the operating margin by $14.1 million. These decreases were partially offset by higher NGL prices, which increased operating margin by $32.0 million.

        Operations and maintenance expenses increased $36.0 million, or 30%. The increase was driven by higher volumes and personnel costs associated with the startup of the new Cana processing facility. Expenses also increased $11.0 million due to regulatory testing costs and $8.0 million due to higher maintenance and repair costs.

Other Operating Expenses, Net

        Other operating expenses, net decreased $36.3 million, or 20%, from the year ended December 31, 2010 to the year ended December 31, 2011, as summarized in the following schedule:

	2011	2010	Change
	(in millions)
Depreciation and amortization	$144.8	$124.9	$19.9
General and administrative	40.1	39.4	0.7
Non-income taxes	15.3	13.8	1.5
Other, net	(58.0)	0.4	(58.4)

Other operating expenses, net	$142.2	$178.5	$(36.3)

        Depreciation and amortization expense increased $19.9 million, or 16%, from 2010 to 2011. The increase primarily resulted from higher capitalized costs on the Cana system. Devon and other producers have continued to grow natural gas production in the Cana-Woodford Shale. As a result, Midstream Holdings increased throughput capacity by expanding its pipeline and gathering systems and its Cana processing facility.

        Historical general and administrative expenses consist of costs allocated by Devon for shared services that consist primarily of accounting, treasury, information technology, human resources, legal and facilities management. The costs were allocated based on a proportionate share of Devon's revenues, employee compensation and gross property, plant and equipment.

        General and administrative expense increased $0.7 million, or 2%, due to general inflationary increases.

        Non-income tax expense consists primarily of ad valorem taxes. Non-income taxes increased $1.5 million, or 11%, from 2010 to 2011 primarily due to higher ad valorem tax assessments on Midstream Holdings' Cana assets.

        During 2011 and 2010, the Predecessor recognized $58.0 million of net other income and $0.4 million of net other expense, respectively. In 2011, the Predecessor received $57.8 million of excess insurance recoveries related to business interruption and equipment damage at the Cana system that resulted from tornadoes.

Income Tax Expense

        During 2011 and 2010, effective income tax rates were 36% for both periods. These rates differed from the U.S. statutory income tax rate due to the effect of state income taxes.

Discontinued Operations

        The Predecessor is in the process of selling or has sold certain non-core assets that are presented as discontinued operations in the Predecessor's historical financial statements. Net income from discontinued operations decreased $5.3 million from 2010 to 2011. The decrease was primarily due to lower earnings on the Thunder Creek system.

 Midstream Holdings' Liquidity and Capital Resources

Sources and Uses of Cash

        The following schedule presents Midstream Holdings' sources and uses of cash:

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
	(in millions)
Continuing operations:
Operating cash flow	$256.3	$173.2	$254.4	$401.2	$391.5
Capital expenditures	(203.8)	(251.1)	(351.7)	(247.6)	(224.0)
Contributions from (distributions to) owners	(53.6)	93.2	115.7	(131.1)	(171.8)
Other, net	1.1	(15.3)	(18.4)	(22.5)	4.3

Net change in cash	—	—	—	—	—

Discontinued operations:
Operating cash flow	(0.2)	20.2	25.3	33.4	49.1
Divestiture proceeds	149.0	87.6	87.6	—	1.2
Capital expenditures	(2.7)	(12.4)	(13.5)	(22.5)	(7.1)
Contributions from (distributions to) owners	(154.9)	(85.2)	(91.9)	(34.8)	(32.1)

Net change in cash	(8.8)	10.2	7.5	(23.9)	11.1

Total change in cash	$(8.8)	$10.2	$7.5	$(23.9)	$11.1

Sources and Uses of Cash—Continuing Operations

        Operating cash flow has been a significant source of liquidity. Generally, operating cash flow will increase or decrease due to the same factors that cause increases and decreases in operating margin. Consequently, changes in operating cash flow since 2010 were primarily driven by the fluctuations in volume and price described previously in results of operations.

        Historically, operating cash flow has been used to fund capital expenditures. Since 2010, the Predecessor completed several capital expansion activities, including the start-up of the Cana processing facility in 2010 and expansions of the Cana system and Barnett assets in 2013.

        Because Midstream Holdings' continuing operations had no separate cash accounts, the owner contributions and distributions represent the net amount of all transactions that were settled with adjustments to equity.

        Other, net uses and sources since 2010 largely pertain to the Predecessor's equity investment in Gulf Coast Fractionators. During the first nine months of 2012 and the years ended December 31, 2012 and 2011, the Predecessor made contributions related to this investment of $13.7 million, $16.8 million and $21.1 million, respectively. During the first nine months of 2013 and the year ended December 31, 2010, Midstream Holdings received distributions from this investment in excess of the cumulative income of $1.1 million and $3.6 million, respectively.

Sources and Uses of Cash—Discontinued Operations

        Operating cash flow has decreased since 2010 largely due to declining throughput resulting from asset divestitures. In 2013, the Predecessor sold its controlling interest in its assets and operations located in Wyoming for approximately $148 million. In 2012, the Predecessor sold the West Johnson County system for approximately $87 million. The Predecessor also received proceeds in 2013 and 2010 for other minor divestitures. These divestitures also contributed to the general decline in capital expenditures since 2010.

        During the first nine months of 2013 and the years ended 2011 and 2010, the Predecessor made cash distributions to non-controlling interests of $2.5 million, $5.4 million and $4.7 million, respectively. During the first nine months of 2012 and the year ended 2012, the Predecessor received cash contributions from non-controlling interests of $3.8 million and $2.3 million, respectively. The remaining owner contributions and distributions in the table above represent the net amount of all other transactions that were settled with adjustments to equity.

Capital Requirements

        The midstream business is capital intensive and can require significant investment to maintain and upgrade existing operations, connect new wells to the system, organically grow into new areas and comply with environmental and safety regulations. Midstream Holdings' capital requirements will consist of the following:

  •
  maintenance capital expenditures, which are made to replace partially or fully depreciated assets, to maintain the existing operating capacity of assets and extend their useful lives or to maintain existing system volumes and related cash flows; and

  •
  expansion capital expenditures, which are made to construct additional assets to increase operations, to expand and upgrade existing systems and facilities or to acquire additional assets which increase operations.

Contractual Obligations

        A summary of Midstream Holdings' contractual obligations as of December 31, 2012 is provided in the following table:

	Payments Due by Period
	Total	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years
	(in millions)
Lease obligations(1)	$26.8	$21.6	$5.2	$—	$—
Rights-of-way(2)	1.1	0.2	0.2	0.2	0.5
Purchase commitments(3)	21.4	21.4	—	—	—
Asset retirement obligations(4)	13.2	0.1	0.1	0.1	12.9

Total	$62.5	$43.3	$5.5	$0.3	$13.4

(1)
Lease obligations consist of non-cancelable operating leases for equipment and office space used in daily operations.

(2)
Right-of-way payments are estimated to approximate $0.1 million per year for the next ten years. Payments for rights-of-way will be required as long as Midstream Holdings' systems are in use, which may be more or less than the 10 years assumed for this disclosure.

(3)
Purchase commitments include commitments to purchase materials in connection with Midstream Holdings' projects to construct new facilities or expand existing facilities.

(4)
Asset retirement obligations represent the estimated discounted costs for future dismantlement, abandonment and rehabilitation costs. These obligations are recorded as liabilities on Midstream Holdings' December 31, 2012 balance sheet.

Off-Balance Sheet Arrangements

        Midstream Holdings does not currently have any material off-balance sheet arrangements.

Midstream Holdings' Critical Accounting Policies and Estimates

        The preparation of financial statements in conformity with GAAP requires Midstream Holdings to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates, and changes in these estimates are recorded when known. Changes in these estimates can have a material effect on the financial statements.

        The critical accounting policies used by management in the preparation of Midstream Holdings' combined financial statements are those that require significant judgments by management with regard to estimates used and are important both to the presentation of its financial condition and results of operations. Midstream Holdings' critical accounting policies and significant judgments and estimates related to those policies are described below.

Allocation of Devon Corporate Overhead Costs

        Certain of Devon's centralized overhead and operating costs are incurred for the benefit of its subsidiaries and affiliates, including Midstream Holdings. As a result, a portion of such costs are allocated to Midstream Holdings' operations. The portion of such costs that directly benefits Midstream Holdings' operations is allocated entirely to Midstream Holdings. The remaining portion of costs that benefits Midstream Holdings and other Devon affiliates is allocated using a three-factor formula. This formula uses an equal weighting of revenues, employee compensation and gross property, plant and equipment balances to determine amounts to be allocated to Midstream Holdings and other Devon affiliates.

        These cost allocations are affected by the amount of costs Devon incurs for its centralized overhead and operating activities and the allocation methodologies chosen. Determining the amount of costs Devon incurs for its centralized overhead and operating activities generally does not require significant judgment by management because such costs are readily identifiable. Although there are a number of alternative methodologies for allocating Devon's centralized overhead and operating costs, management believes the allocation methodologies used are based on assumptions that are reasonable. However, if certain costs were allocated using different methodologies, Midstream Holdings' profitability and financial condition could change significantly.

Depreciation of Property, Plant and Equipment

        Midstream Holdings' depreciation calculations include estimates of salvage value and useful lives. As estimates of salvage values decrease, the amount of depreciation recognized in successive periods and over the estimated useful life of PP&E increases. Midstream Holdings estimates salvage values to be near zero at the end of the asset's useful life.

        Similar to salvage value estimates, as estimates of useful lives decrease, the amount of depreciation recognized in successive periods increases. However, useful life estimates have no impact on the amount of depreciation recognized over the life of PP&E. For assets subject to the straight-line method of calculating depreciation, Midstream Holdings utilizes estimated useful lives ranging from three to 25 years. These estimates are based on the historical usage of similar assets.

        For assets subject to the units-of-production basis of calculating depreciation, useful lives are estimated based on proved oil, natural gas and NGL reserve estimates from the fields being serviced by those assets. Estimates of reserves are forecasts based on engineering data, projected future rates of production and the timing of future expenditures. The process of estimating oil, natural gas and NGL reserves requires substantial judgment, resulting in imprecise determinations, particularly for new discoveries. Different reserve engineers may make different estimates of reserve quantities based on the same data. However, based on historical experience, such differences are not expected to be material.

Impairment of Property, Plant & Equipment

        Midstream Holdings evaluates PP&E for potential impairment annually and more frequently when events or changes in circumstances indicate that the carrying amount of Midstream Holdings' PP&E may not be recoverable from estimated future cash flows.

        Midstream Holdings determines PP&E fair values from estimated discounted future net cash flows. The estimated cash flows can be significantly affected by the inputs used in the calculations, such as future throughput volumes, natural gas and NGL prices, operating costs, useful lives and discount rates. Different assumptions and judgments could be used to determine the cash flow inputs. There are also alternative valuation techniques that could be used to estimate fair value.

        There are a number of inter-related inputs that can affect discounted cash flows. Due to the number of inter-related inputs, it is impractical to provide specific quantitative analyses of potential changes in these estimates. However, general analyses can be provided for the most significant inputs which include current and projected throughput and current and projected natural gas and NGL prices. As such inputs decrease, the cash flows will generally change in a like manner and would increase the likelihood of a PP&E impairment charge.

        A PP&E impairment would have no direct effect on Midstream Holdings' operating margin or liquidity. However, it would adversely affect Midstream Holdings' net income.

Goodwill Valuation

        Midstream Holdings has one reporting unit with goodwill, which requires management to estimate the fair value of the reporting unit and evaluate goodwill for potential impairment. Midstream Holdings tests goodwill annually in the fourth quarter of each year and more frequently when an event occurs or circumstances change that would more likely than not reduce the fair value of Midstream Holdings' reporting unit below its carrying amount.

        Because quoted market prices are not available for Midstream Holdings' reporting unit, Midstream Holdings estimates its fair value using valuation analyses based on values of comparable companies and comparable transactions. In a comparable companies analysis, Midstream Holdings reviews the public stock market trading multiples for selected publicly-traded midstream companies with comparable financial and operating characteristics. These characteristics are market capitalization, location of midstream operations and the characterization of such operations that are deemed to be similar to ours. In a comparable transactions analysis, Midstream Holdings reviews certain acquisition multiples for selected recent midstream company or asset package transactions.

        The fair value of Midstream Holdings' reporting unit is then estimated by applying the average multiple determined from the two valuation techniques described above to current year projected cash flow. As these valuation multiples decrease, the estimated fair value of the reporting unit would decrease. As a result, the likelihood of a goodwill impairment charge would increase.

        There are a number of inter-related inputs which can affect the valuation multiples. Due to the number of inter-related inputs, it is impractical to provide specific quantitative analyses of potential changes in these estimates. However, general analyses can be provided for the most significant inputs which include current and projected throughput and current and projected natural gas and NGL prices. As such inputs decrease, the trading multiples will generally change in a like manner and would increase the likelihood of a goodwill impairment charge.

        A goodwill impairment would have no direct effect on Midstream Holdings' operating margin or liquidity. However, it would adversely affect Midstream Holdings' net income.

Quantitative Disclosures About Market Risk

        Because of the new fixed-fee arrangements Midstream Holdings is making with Devon in conjunction with the mergers, pursuant to which it will not take title to natural gas gathered, processed and transported, it bears almost no commodity price risk with respect to its future contractual arrangements. After the five-year minimum volume commitments, Midstream Holdings will nevertheless continue to have indirect exposure to commodity price risk in that persistently low commodity prices may cause Devon to delay drilling or shut-in production, which would reduce throughput on Midstream Holdings' assets.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Devon Energy Corporation:

        We have audited the accompanying combined balance sheets of EnLink Midstream Holdings, LP Predecessor (Predecessor) and formerly Devon Midstream Holdings, L.P. as of December 31, 2012 and 2011, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 2012. These combined financial statements are the responsibility of the Predecessor's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Predecessor as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Oklahoma City, Oklahoma
November 19, 2013

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

COMBINED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Operating revenues:
Operating revenues—affiliates	$1,816.5	$2,325.0	$1,778.1
Operating revenues	184.3	298.4	237.9

Total operating revenues	2,000.8	2,623.4	2,016.0

Operating expenses:
Product purchases—affiliates	1,324.2	1,774.2	1,288.4
Product purchases	140.3	239.9	180.5
Operations and maintenance	127.2	109.6	81.4
Operations and maintenance—affiliates	43.8	45.9	38.1
Depreciation and amortization	159.8	144.8	124.9
General and administrative—affiliates	43.6	40.1	39.4
Non-income taxes	13.2	15.3	13.8
Asset impairments	50.1	—	—
Other, net	(3.0)	(58.0)	0.4

Total operating expenses	1,899.2	2,311.8	1,766.9

Operating income	101.6	311.6	249.1
Income from equity investment	2.0	9.3	5.1

Income from continuing operations before income taxes	103.6	320.9	254.2
Income tax expense	37.3	115.5	91.5

Net income from continuing operations	66.3	205.4	162.7

Discontinued operations:
Net income from discontinued operations	10.6	12.8	20.5
Net income from discontinued operations attributable to non-controlling interests	(1.1)	(2.1)	(4.5)

Net income from discontinued operations attributable to Devon	9.5	10.7	16.0

Net income attributable to Devon	$75.8	$216.1	$178.7

See accompanying notes to the combined financial statements.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

COMBINED BALANCE SHEETS

	December 31,
	2012	2011
	(in millions)
Assets
Current assets:
Inventories	$5.5	$6.0
Prepaid expenses	4.2	4.3
Assets held for sale	21.4	16.7
Other	0.3	0.3

Total current assets	31.4	27.3

Property, plant and equipment, at cost	2,985.8	2,619.3
Less accumulated depreciation and amortization	(1,142.6)	(932.3)

Net property, plant and equipment	1,843.2	1,687.0
Equity investment	57.7	41.8
Goodwill	401.7	401.7
Assets held for sale	201.2	288.5

Total assets	$2,535.2	$2,446.3

Liabilities and Equity
Current liabilities:
Accrued expenses and other	$80.1	$80.0
Current liabilities associated with assets held for sale	3.3	4.0

Total current liabilities	83.4	84.0
Asset retirement obligations	13.2	11.8
Deferred income taxes	431.8	443.8
Other	4.8	5.4

Total liabilities	533.2	545.0

Equity:
Devon equity	1,953.3	1,856.0
Non-controlling interests	48.7	45.3

Total equity	2,002.0	1,901.3
Commitments and contingencies (Note 9)

Total liabilities and equity	$2,535.2	$2,446.3

See accompanying notes to the combined financial statements.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

COMBINED STATEMENTS OF EQUITY

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Devon equity
Balance as of beginning of year	$1,856.0	$1,800.4	$1,820.9
Net income	75.8	216.1	178.7
Net distributions from (to) Devon—continuing operations	115.7	(131.1)	(171.8)
Net distributions to Devon—discontinued operations	(94.2)	(29.4)	(27.4)

Balance as of end of year	$1,953.3	$1,856.0	$1,800.4

Non-controlling interests
Balance as of beginning of year	$45.3	$48.6	$48.8
Net income	1.1	2.1	4.5
Net distributions from (to) non-controlling interests—discontinued operations	2.3	(5.4)	(4.7)

Balance as of end of year	$48.7	$45.3	$48.6

Total equity
Balance as of beginning of year	$1,901.3	$1,849.0	$1,869.7
Net income	76.9	218.2	183.2
Net distributions from (to) Devon—continuing operations	115.7	(131.1)	(171.8)
Net distributions to Devon and non-controlling interests—discontinued operations	(91.9)	(34.8)	(32.1)

Balance as of end of year	$2,002.0	$1,901.3	$1,849.0

See accompanying notes to the combined financial statements.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Cash flows from operating activities:
Net income from continuing operations	$66.3	$205.4	$162.7
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	159.8	144.8	124.9
Asset impairments	50.1	—	—
Deferred income tax (benefit) expense	(10.5)	42.0	91.1
(Income) loss from equity investment, net of distributions	0.3	(0.9)	—
Other noncash items, net	(1.0)	1.9	10.7
Changes in assets and liabilities:
Inventories	0.5	3.7	1.7
Prepaid expenses	0.1	(1.0)	(1.0)
Other assets	0.5	0.7	(1.1)
Accrued expenses and other liabilities	(11.7)	4.6	2.5

Net cash provided by operating activities	254.4	401.2	391.5

Cash used in investing activities:
Capital expenditures	(351.7)	(247.6)	(224.0)
Contribution to equity investment	(16.8)	(21.1)	—
Distribution from equity investment in excess of cumulative income	—	—	3.6
Other	—	0.1	—

Net cash used in investing activities	(368.5)	(268.6)	(220.4)

Cash flows from financing activities:
Net distributions from (to) Devon	115.7	(131.1)	(171.8)
Other	(1.6)	(1.5)	0.7

Net cash provided by (used in) financing activities	114.1	(132.6)	(171.1)

Cash flows from discontinued operations:
Net cash provided by operating activities	25.3	33.4	49.1
Net cash provided by (used in) investing activities	74.1	(22.5)	(5.9)
Net cash used in financing activities—net distributions to Devon and non-controlling interests	(91.9)	(34.8)	(32.1)

Net cash provided by (used in) discontinued operations	7.5	(23.9)	11.1

Net change in cash and cash equivalents	7.5	(23.9)	11.1
Beginning cash and cash equivalents—related to assets held for sale	8.1	32.0	20.9

Ending cash and cash equivalents—related to assets held for sale	$15.6	$8.1	$32.0

See accompanying notes to the combined financial statements.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Organization and Nature of Business

        The accompanying financial statements of EnLink Midstream Holdings, LP Predecessor (the "Predecessor") have been prepared in connection with the proposed agreement and plan of merger between Crosstex Energy, Inc. ("Crosstex") and Devon Energy Corporation ("Devon") and certain of its wholly owned subsidiaries (the "merger agreement"). The Predecessor is comprised of Devon's U.S. midstream assets and operations, including its 38.75% economic interest in Gulf Coast Fractionators.

        Effective January 16, 2014, the name of the Predecessor was changed from Devon Midstream Holdings, L.P. to EnLink Midstream Holdings, LP.

        As part of the merger agreement, Crosstex and Acacia Natural Gas Corp I, Inc., a wholly owned subsidiary of Devon ("New Acacia"), will merge with subsidiaries of a new holding company named EnLink Midstream, LLC ("EnLink Midstream") and will survive as wholly owned subsidiaries of EnLink Midstream. Pursuant to these mergers, the business of EnLink Midstream will be the combined business of Crosstex and a 50% limited partner interest in EnLink Midstream Holdings, LP ("Midstream Holdings"), which, together with its subsidiaries, will own Devon's midstream assets in the Barnett Shale in North Texas, the Cana-Woodford and Arkoma-Woodford Shales in Oklahoma and Devon's economic interest in Gulf Coast Fractionators in Mont Belvieu, Texas. Pursuant to a separate contribution agreement among Devon, Crosstex Energy, L.P. (the "Partnership") and certain of their respective wholly owned subsidiaries, Devon will contribute the remaining 50% limited partner interest in Midstream Holdings to the Partnership in exchange for limited partner interests in the Partnership. EnLink Midstream and its directly and indirectly wholly owned subsidiaries have all adopted December 31 fiscal year ends.

        The Predecessor is engaged in the business of purchasing natural gas from Devon and third parties at or near the wellhead and then gathering, compressing, treating and processing the purchased natural gas and fractionating the natural gas liquids, or NGLs, that result from the natural gas processing. After performing these activities, the Predecessor sells its natural gas and NGLs to Devon. The Predecessor primarily performs these activities to support Devon's operations. However, to the extent system capacity is available, the Predecessor also provides these services to other companies engaged in the production, distribution and marketing of natural gas and NGLs.

        The Predecessor's assets consist of Devon's U.S. natural gas gathering and processing systems, as well as a 38.75% economic interest in Gulf Coast Fractionators. These systems are located primarily in Texas and Oklahoma. The most significant system is the Bridgeport system, which serves the Barnett Shale in North Texas. This system includes integrated gathering pipelines, one gas processing plant and an NGL fractionator. The Cana system serves the Cana-Woodford Shale in West Central Oklahoma. This system consists of integrated gathering pipelines and a gas processing plant. The Northridge system serves the Arkoma-Woodford Shale in Southeastern Oklahoma. This system consists of integrated gathering pipelines and a gas processing plant. Gulf Coast Fractionators is a full-service NGL fractionator located on the Gulf Coast at the Mont Belvieu hub. The Predecessor's other assets include systems that serve the Powder River Basin in Wyoming and other areas where Devon operates.

2. Summary of Significant Accounting Policies

  Basis of Presentation

        The Predecessor's accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on the basis of Devon's

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

historical ownership of the Predecessor's assets and its operations. These financial statements include the Predecessor's accounts and those of its majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

        The accompanying financial statements have been prepared from records maintained by Devon and may not be indicative of the actual results of operations that might have occurred if the Predecessor had been operated separately during the periods reported. Because a direct ownership relationship did not exist among the businesses comprising the Predecessor, the net investment in the Predecessor is shown as equity, in lieu of owner's equity, in the combined financial statements.

        During the reporting periods for the accompanying financial statements, Devon provided cash management services to the Predecessor through a centralized treasury system. As a result, all revenues covered by the centralized treasury system were deemed to have been received in cash by the Predecessor from Devon during the period in which the revenue was recorded in the financial statements. All charges and cost allocations covered by the centralized treasury system were deemed to have been paid in cash to Devon during the period in which the cost was recorded in the financial statements. The net effects of these amounts are reflected as net distributions to or contributions from Devon and non-controlling interests in the accompanying statements of equity. As a result of this accounting treatment, the Predecessor's working capital does not reflect any affiliate accounts receivables or payables, except for amounts that pertain to planned cash transfers between the Predecessor and Devon affiliates.

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include the following:

  •
  reporting unit fair value and the related assessment of goodwill for impairment,

  •
  fair value of property, plant and equipment and the related impairment assessment,

  •
  depreciation of property, plant and equipment,

  •
  allocations of Devon's corporate overhead costs,

  •
  legal and environmental risks and exposures,

  •
  asset retirement obligations, and

  •
  income taxes.

  Reportable Segments

        The Predecessor's operations are managed through distinct operating segments, which are defined primarily as each natural gas gathering and processing system serving separate geographic regions. For

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

financial reporting purposes, the operating segments are aggregated into one reporting segment due to the similar nature of the businesses.

  Revenue Recognition and Gas Balancing

        The Predecessor's operating revenues consist of revenues from gathering, compressing, treating and processing natural gas and from fractionating NGLs. Generally, the Predecessor receives fees for the services it provides. For natural gas processing services, the Predecessor receives a percent-of-proceeds fee based on the sales value of extracted NGLs and residue natural gas. For gathering, compression and treating services, the Predecessor receives a fixed fee based on the volume and thermal content of the associated natural gas.

        Operating revenues are recorded at the time products are sold or services are provided to Devon or other customers at a fixed or determinable price, delivery or performance has occurred, title has transferred and collectability of the revenue is probable.

        Operating revenues and expenses attributable to the Predecessor's natural gas and NGL purchase and processing contracts are reported on a gross basis when the Predecessor takes title to the products and has risks and rewards of ownership. The natural gas purchased under these contracts is processed in the Predecessor's processing facilities.

  Allocation of Costs

        Certain of Devon's centralized overhead and operating costs represent shared services that benefit its subsidiaries and affiliates, including the Predecessor. The shared services consist primarily of accounting, treasury, information technology, human resources, legal and facilities management. The accompanying financial statements include costs allocated by Devon for these shared services in the form of a management services fee. The costs are allocated to the Predecessor based on its proportionate share of Devon's revenues, employee compensation and gross property, plant and equipment. Management believes these allocation methodologies are reasonable. All allocated costs are included in general and administrative expenses in the accompanying combined statements of operations.

        Devon grants certain share-based awards to members of its Board of Directors and selected employees. The Predecessor does not grant share-based awards but does participate in Devon's share-based award plans. The awards granted under Devon's plans are measured at fair value on the date of grant and are recognized as expense over the applicable requisite service periods.

        The Predecessor does not sponsor any pension, postretirement or employee savings plans. However, the Predecessor participates in certain plans sponsored by Devon. The Predecessor participates in Devon's non-contributory defined benefit pension plans, including both qualified and nonqualified plans. Devon also has defined benefit postretirement plans that provide medical and, in some cases, life insurance benefits, in which the Predecessor participates. Devon also sponsors, and the Predecessor participates in, 401(k) and enhanced contribution plans to which Devon makes contributions to participant accounts.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

  Income Taxes

        Certain of the Predecessor's operations are subject to income taxes assessed by the federal and various state jurisdictions in the U.S. Additionally, certain of the Predecessor's operations are subject to tax assessed by the State of Texas that is computed based on modified gross margin as defined by the State of Texas. The Texas margin tax is presented as income tax expense in the accompanying combined statements of operations.

        In addition, the Predecessor accounts for deferred income taxes related to the federal and state jurisdictions using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for the future tax benefits attributable to the expected utilization of existing tax net operating loss carryforwards and other types of carryforwards. If the future utilization of some portion of carryforwards is determined to be unlikely, a valuation allowance is provided to reduce the recorded tax benefits from such assets. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        The Predecessor recognizes the financial statement effects of tax positions when it is more likely than not, based on the technical merits, that the position will be sustained upon examination by a taxing authority. Recognized tax positions are initially and subsequently measured as the largest amount of tax benefit that is more likely than not of being realized upon ultimate settlement with a taxing authority. Liabilities for unrecognized tax benefits are presented as other current or long-term liabilities in the accompanying balance sheet based on timing of the expected settlement. Interest and penalties related to unrecognized tax benefits are included in current income tax expense.

        In connection with the mergers, the Predecessor's operations will be structured so that none of its operations will be subject to income tax, except for the operations subject to the Texas gross margin tax. Accordingly, Midstream Holdings, including its subsidiaries, will no longer be subject to corporate federal income taxes.

  Discontinued Operations

        The Predecessor classifies as discontinued operations its assets or asset groups that have clearly distinguishable cash flows and are in the process of being sold or have been sold.

  Cash and Cash Equivalents

        The Predecessor considers all highly liquid investments with original contractual maturities of three months or less to be cash equivalents. Under the Predecessor's cash management arrangement with Devon, the Predecessor remits all excess cash to Devon who then funds the Predecessor's controlled disbursement accounts as amounts are presented for payment. There were no outstanding checks in excess of cash balances as of December 31, 2012.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

  Inventories

        Inventories consist of materials and supplies used in the Predecessor's operations. All inventories are recorded at the lower of the weighted average cost or market value.

  Property, Plant and Equipment

        Costs directly and indirectly related to the acquisition or construction of the Predecessor's processing facilities, pipelines and equipment are capitalized and recorded as property, plant and equipment. Direct costs include labor and material costs. Indirect costs include taxes, fees, the cost of funds used during construction and other various costs. Improvement costs which extend the useful lives or increase the capacity of these assets are also capitalized. Repair and maintenance costs which do not increase the useful lives or capacity of these assets are recognized as operations and maintenance expense in the accompanying statements of operations.

        Costs for property, plant and equipment that are in use are depreciated over the assets' estimated useful lives, using either the unit-of-production or straight-line method.

        Upon the disposition or retirement of property, plant and equipment related to continuing operations, any gain or loss is recognized as other income or expense in the statement of operations. When a disposition or retirement occurs which qualifies as discontinued operations, any gain or loss is recognized as income or loss from discontinued operations in the statement of operations.

        The Predecessor evaluates its property, plant and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The carrying amount of a long-lived asset is not recoverable when it exceeds the undiscounted sum of the cash flows expected to result from the use and eventual disposition of the asset. Estimates of expected future cash flows represent management's best estimate based on reasonable and supportable assumptions. When the carrying amount of a long-lived asset is not recoverable, an impairment loss is recognized equal to the excess of the asset's carrying value over its fair value. The fair values of long-lived assets are generally determined from estimated discounted future net cash flows. The fair value of the predecessor's long-lived assets is considered a level 3 fair value measurement. Estimated future net cash flows are highly dependent on the duration of expected cash flows and estimated future natural gas and NGL pricing, operating costs, capital expenditures and throughput volumes.

  Equity Method of Accounting

        The Predecessor accounts for investments it does not control but has the ability to exercise significant influence using the equity method of accounting. Under this method, equity investments are carried originally at the acquisition cost, increased by the Predecessor's proportionate share of the investee's net income and by contributions made, and decreased by the Predecessor's proportionate share of the investee's net losses and by distributions received.

        The Predecessor evaluates its equity investments for potential impairment whenever events or changes in circumstances indicate that the carrying amount of the investments may not be recoverable.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

  Goodwill

        Goodwill represents the excess of the purchase price of business combinations over the fair value of the net assets acquired. Goodwill is tested at least annually for impairment. The impairment test requires allocating goodwill and all other assets and liabilities to assigned reporting units. The fair value of each reporting unit is estimated and compared to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, then the goodwill is written down to the implied fair value of the goodwill through a charge to expense. Because quoted market prices are not available for the Predecessor's reporting unit, the fair value of the reporting unit is estimated using valuation analyses based on values of comparable companies and comparable transactions. The Predecessor performed annual impairment tests of goodwill as of the fourth quarters of 2012, 2011 and 2010. Based on these assessments, no impairment of goodwill was required.

  Asset Retirement Obligations

        The Predecessor recognizes liabilities for retirement obligations associated with its pipelines and processing and fractionation facilities. Such liabilities are recognized when there is a legal obligation associated with the retirement of the assets and the amount can be reasonably estimated. The initial measurement of an asset retirement obligation is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property, plant and equipment. If the fair value of a recorded asset retirement obligation changes, a revision is recorded to both the asset retirement obligation and the asset retirement cost. The Predecessor's asset retirement obligations include estimated environmental remediation costs which arise from normal operations and are associated with the retirement of the long-lived assets. The asset retirement cost is depreciated using a systematic and rational method similar to that used for the associated property, plant and equipment.

  Commitments and Contingencies

        Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Liabilities for environmental remediation or restoration claims resulting from improper operation of assets are recorded when it is probable that an obligation has been incurred and the amount can be reasonably estimated. Expenditures related to such environmental matters are expensed or capitalized in accordance with the Predecessor's accounting policy for property, plant and equipment.

3. Affiliate Transactions

        The Predecessor engages in various transactions with Devon and other affiliated entities. These transactions relate to sales to and from affiliates, services provided by affiliates, cost allocations from affiliates and centralized cash management activities performed by affiliates. Management believes these transactions are executed on terms that are fair and reasonable and are consistent with terms for transactions with nonaffiliated third parties. The amounts related to affiliate transactions are specified in the accompanying combined financial statements.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

3. Affiliate Transactions (Continued)

        The following schedule presents the affiliate transactions and other transactions made to or received from Devon, all of which are settled through an adjustment to equity:

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Continuing operations:
Operating revenues—affiliates	$(1,816.5)	$(2,325.0)	$(1,778.1)
Operating expenses—affiliates	1,411.6	1,860.2	1,365.9

Net affiliate transactions	(404.9)	(464.8)	(412.2)

Capital expenditures	351.7	247.6	224.0
Other third-party transactions, net	168.9	86.1	16.4

Total third-party transactions	520.6	333.7	240.4

Net distributions from (to) Devon—continuing operations	$115.7	$(131.1)	$(171.8)

Discontinued operations:
Operating revenues—affiliates	$(89.5)	$(152.3)	$(173.2)
Operating expenses—affiliates	60.3	107.6	111.8
Cash used in financing activities—affiliates	(1.1)	(24.7)	(22.3)

Net affiliate transactions	(30.3)	(69.4)	(83.7)

Capital expenditures	13.5	22.5	7.0
Other third-party transactions, net	(75.1)	12.1	44.6

Net third-party transactions	(61.6)	34.6	51.6

Net distributions to Devon and non-controlling interests—discontinued operations	$(91.9)	$(34.8)	$(32.1)

        During 2012, 2011 and 2010, Devon was the Predecessor's only significant customer. Devon accounted for 91%, 89% and 88% of the Predecessor's operating revenues during 2012, 2011 and 2010, respectively.

        Share-based compensation costs included in the management services fee charged to the Predecessor by Devon were approximately $12.8 million, $12.6 million, and $12.7 million for 2012, 2011 and 2010, respectively. Pension, postretirement and employee savings plan costs included in the management services fee charged to the Predecessor by Devon were approximately $9.1 million, $8.3 million, and $6.9 million for 2012, 2011 and 2010, respectively. These amounts are included in general and administrative expenses in the accompanying combined statements of operations.

4. Other, net

        During 2012 and 2011, the Predecessor recognized $3.0 million and $58.0 million of net other income, respectively. In 2012, the Predecessor received insurance proceeds of $5.6 million related to business interruption that occurred at Gulf Coast Fractionators. In 2011, the Predecessor received $57.8 million of excess insurance recoveries related to business interruption and equipment damage at its Cana system that resulted from tornadoes.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

5. Income Taxes

  Income Tax Expense

        The Predecessor is a member of an affiliated group that files consolidated income tax returns. Income taxes are calculated based on each entity's separate taxable income or loss. The components of income tax expense related to the Predecessor's income from continuing operations are as follows:

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Current income tax expense:
U.S. federal	$46.2	$71.4	$0.4
Various states	1.6	2.1	—

Total current tax expense	47.8	73.5	0.4

Deferred income tax expense (benefit):
U.S. federal	(10.2)	40.8	88.3
Various states	(0.3)	1.2	2.8

Total deferred tax expense (benefit)	(10.5)	42.0	91.1

Total income tax expense	$37.3	$115.5	$91.5

        The following schedule reconciles the Predecessor's total income tax expense and the amount computed by applying the statutory U.S. federal tax rate to income from continuing operations before income taxes:

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Expected income tax expense based on federal statutory rate of 35%	$36.0	$112.2	$88.7
State income taxes, net of federal benefit and other	1.3	3.3	2.8

Total income tax expense	$37.3	$115.5	$91.5

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

5. Income Taxes (Continued)

  Deferred Tax Assets and Liabilities

        The tax effects of temporary differences that gave rise to significant portions of the Predecessor's deferred tax assets and liabilities are presented below:

	December 31,
	2012	2011
	(in millions)
Deferred tax assets:
Asset retirement obligations	$4.2	$3.9
Other	0.1	1.8

Total deferred tax assets	4.3	5.7

Deferred tax liabilities:
Property, plant and equipment	(435.4)	(449.5)
Other	(0.7)	—

Total deferred tax liabilities	(436.1)	(449.5)

Deferred tax liability, net	$(431.8)	$(443.8)

  Unrecognized Tax Benefits

        For the years ended December 31, 2012, 2011 and 2010, the Predecessor had not recorded any amounts related to unrecognized tax benefits. Included below is a summary of the tax years that remain subject to examination by taxing authorities:

Jurisdiction	Tax Years Open
U.S. federal	2008 - 2012
Various U.S. states	2008 - 2012

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

6. Discontinued Operations

        The Predecessor is in the process of selling or has sold certain non-core assets that are presented as discontinued operations in the accompanying financial statements. The following schedule summarizes net income for the Predecessor's discontinued operations:

	Year Ended December 31,
	2012	2011	2010
	(in millions)
Operating revenues:
Operating revenues	$22.6	$20.4	$25.5
Operating revenues—affiliates	89.5	152.3	173.2

Total operating revenues	112.1	172.7	198.7

Operating expenses:
Operating expenses	40.9	38.3	51.9
Operating expenses—affiliates	60.3	107.6	111.8
Asset impairments	3.0	6.8	1.2
(Gain) loss on sale of assets, net	(8.7)	—	1.7

Total operating expenses	95.5	152.7	166.6

Income before income taxes	16.6	20.0	32.1
Income tax expense	6.0	7.2	11.6

Net income	10.6	12.8	20.5
Net income attributable to non-controlling interests	(1.1)	(2.1)	(4.5)

Net income attributable to Devon	$9.5	$10.7	$16.0

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

6. Discontinued Operations (Continued)

        The following schedule presents the main classes of assets and liabilities associated with the Predecessor's discontinued operations:

	December 31,
	2012	2011
	(in millions)
Cash and cash equivalents	$15.6	$8.1
Accounts receivable	3.7	4.3
Inventories	2.0	2.2
Other current assets	0.1	2.1

Total current assets	21.4	16.7
Property, plant and equipment	184.7	262.5
Goodwill	16.5	26.0

Total assets	$222.6	$305.2

Accounts payable	$2.8	$3.6
Other current liabilities	0.5	0.4

Total current liabilities	3.3	4.0
Asset retirement obligations	4.2	4.8
Other long-term liabilities	0.3	0.2

Total liabilities	$7.8	$9.0

Non-controlling interests in equity	$48.7	$45.3

  Subsequent Events

        In May 2013, the Predecessor entered into an agreement to sell its controlling interest in its assets and operations located in Montana for approximately $10 million. This sales price is subject to customary adjustments for financial activity between the effective and closing date of the transaction.

        In August 2013, the Predecessor sold its controlling interest in its assets and operations located in Wyoming for approximately $148 million.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

7. Property, Plant and Equipment

        The components of property, plant and equipment are as follows:

	December 31,
	2012	2011
	(in millions)
Pipelines	$1,817.2	$1,634.0
Processing facilities	1,160.0	977.1
Other	8.6	8.2

Property, plant and equipment	2,985.8	2,619.3
Accumulated depreciation and amortization	(1,142.6)	(932.3)

Property, plant and equipment, net	$1,843.2	$1,687.0

        During 2012, the Predecessor recognized $50.1 million of asset impairments related to its continuing operations. The impairments resulted from the impact of lower natural gas and NGL prices on the Predecessor's Northridge system and other less significant systems.

8. Asset Retirement Obligations

        The schedule below summarizes the changes in the Predecessor's asset retirement obligations:

	Year Ended December 31,
	2012	2011
	(in millions)
Beginning asset retirement obligations	$11.8	$10.0
Revisions to existing liabilities	0.2	1.0
Liabilities incurred	0.5	0.4
Liabilities settled	—	(0.1)
Liabilities assumed by others	—	(0.2)
Accretion	0.7	0.7

Ending asset retirement obligations	$13.2	$11.8

9. Commitments and Contingencies

  Commitments

        The Predecessor leases certain equipment and office space under operating lease arrangements. Total rental expense recognized under these operating leases was $27.8 million, $25.9 million and $27.8 million in 2012, 2011 and 2010, respectively.

        In addition to its operating leases, the Predecessor has rights-of-way commitments that have remaining non-cancelable terms in excess of one year. The following schedule includes these long-term

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

9. Commitments and Contingencies (Continued)

commitments and short-term commitments to purchase materials in connection with the Predecessor's growth projects as of December 31, 2012:

Year Ending December 31,	Operating Leases	Rights-of-Way	Purchase Commitments
	(in millions)
2013	$21.6	$0.2	$21.4
2014	5.2	0.1	—
2015	—	0.1	—
2016	—	0.1	—
2017	—	0.1	—
Thereafter	—	0.5	—

Total	$26.8	$1.1	$21.4

  Litigation Contingencies

        The Predecessor is involved in various routine legal actions and proceedings arising in the normal course of its business. However, to the Predecessor's knowledge, there were no material pending legal proceedings to which the Predecessor is a party or to which any of its property is subject.

  Environmental Contingencies

        The operation of pipelines, plants and other facilities for gathering, processing or transmitting natural gas, NGLs and other products is subject to stringent and complex laws and regulations pertaining to health, safety and the environment. As an owner or operator of these facilities, the Predecessor must comply with United States laws and regulations at the federal, state and local levels that relate to air and water quality, hazardous and solid waste management and disposal, and other environmental matters. The cost of planning, designing, constructing and operating pipelines, plants, and other facilities must incorporate compliance with environmental laws and regulations and safety standards. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and potentially criminal enforcement measures, including citizen suits, which can include the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of injunctions or restrictions on operation. Management believes that, based on currently known information, compliance with these laws and regulations will not have a material adverse effect on the Predecessor's results of operations, financial condition or cash flows. At December 31, 2012, the Predecessor had $0.4 million of liabilities recorded for environmental matters which are included in other long-term liabilities in the accompanying combined balance sheet.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

COMBINED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
	(in millions)
Operating revenues:
Operating revenues—affiliates	$1,605.9	1,307.9
Operating revenues	158.2	134.7

Total operating revenues	1,764.1	1,442.6

Operating expenses:
Product purchases—affiliates	1,181.6	945.2
Product purchases	125.4	102.4
Operations and maintenance	92.9	93.6
Operations and maintenance—affiliates	33.8	33.6
Depreciation and amortization	147.1	117.8
General and administrative—affiliates	33.7	31.2
Non-income taxes	13.0	9.7
Asset impairments	2.5	22.0
Other, net	0.7	(3.4)

Total operating expenses	1,630.7	1,352.1

Operating income	133.4	90.5
Income (loss) from equity investment	10.2	(0.2)

Income from continuing operations before income taxes	143.6	90.3
Income tax expense	51.7	32.5

Net income from continuing operations	91.9	57.8
Discontinued operations:
Net income from discontinued operations	2.0	11.2
Net income from discontinued operations attributable to non-controlling interests	(1.4)	(1.0)

Net income from discontinued operations attributable to Devon	0.6	10.2

Net income attributable to Devon	$92.5	$68.0

See accompanying notes to the unaudited combined financial statements.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

COMBINED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(unaudited)
	(in millions)
Assets
Current assets:
Inventories	$3.6	$5.5
Prepaid expenses	5.3	4.2
Assets held for sale	9.3	21.4
Other	0.4	0.3

Total current assets	18.6	31.4

Property, plant and equipment, at cost	3,161.6	2,985.8
Less accumulated depreciation and amortization	(1,293.2)	(1,142.6)

Net property, plant and equipment	1,868.4	1,843.2
Equity investment	55.9	57.7
Goodwill	401.7	401.7
Assets held for sale	10.5	201.2
Other long-term assets	0.6	—

Total assets	$2,355.7	$2,535.2

Liabilities and Equity
Current liabilities:
Accrued expenses and other	$52.2	$80.1
Current liabilities associated with assets held for sale	1.0	3.3

Total current liabilities	53.2	83.4
Asset retirement obligations	14.7	13.2
Deferred income taxes	443.2	431.8
Other	2.3	4.8

Total liabilities	513.4	533.2

Equity:
Devon equity	1,839.8	1,953.3
Non-controlling interests	2.5	48.7

Total equity	1,842.3	2,002.0
Commitments and contingencies (Note 6)

Total liabilities and equity	$2,355.7	$2,535.2

See accompanying notes to the unaudited combined financial statements.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

COMBINED STATEMENTS OF EQUITY

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
	(in millions)
Devon equity
Balance as of beginning of year	$1,953.3	$1,856.0
Net income	92.5	68.0
Net distributions from (to) Devon—continuing operations	(53.6)	93.2
Net distributions to Devon—discontinued operations	(152.4)	(89.0)

Balance as of end of year	$1,839.8	$1,928.2

Non-controlling interests
Balance as of beginning of year	$48.7	$45.3
Net income	1.4	1.0
Sale of non-controlling interest	(45.1)	—
Net distributions from (to) non-controlling interests—discontinued operations	(2.5)	3.8

Balance as of end of year	$2.5	$50.1

Total equity
Balance as of beginning of year	$2,002.0	$1,901.3
Net income	93.9	69.0
Sale of non-controlling interest	(45.1)	—
Net distributions from (to) Devon—continuing operations	(53.6)	93.2
Net distributions from (to) Devon and non-controlling interests—discontinued operations	(154.9)	(85.2)

Balance as of end of year	$1,842.3	$1,978.3

See accompanying notes to the unaudited combined financial statements.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
	(in millions)
Cash flows from operating activities:
Net income from continuing operations	$91.9	$57.8
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	147.1	117.8
Asset impairments	2.5	22.0
Deferred income tax expense (benefit)	13.2	(7.3)
(Income) loss from equity investment, net of distributions	0.6	2.4
Other noncash items, net	(1.2)	(1.2)
Changes in assets and liabilities:
Inventories	1.9	(2.3)
Prepaid expenses	(1.2)	(1.7)
Other assets	(0.5)	(2.5)
Accrued expenses and other liabilities	2.0	(11.8)

Net cash provided by operating activities	256.3	173.2

Cash flows from investing activities:
Capital expenditures	(203.8)	(251.1)
Contribution to equity investment	—	(13.7)
Distribution from equity investment in excess of cumulative income	1.1	—

Net cash used in investing activities	(202.7)	(264.8)

Cash flows from financing activities:
Net distributions from (to) Devon	(53.6)	93.2
Other	—	(1.6)

Net cash provided by (used in) financing activities	(53.6)	91.6

Cash flows from discontinued operations:
Net cash provided by operating activities.	(0.2)	20.2
Net cash provided by investing activities	146.3	75.2
Net cash provided by (used in) financing activities—net distributions from (to) Devon and non-controlling interests	(154.9)	(85.2)

Net cash provided by (used in) discontinued operations	(8.8)	10.2

Net change in cash and cash equivalents	(8.8)	10.2
Beginning cash and cash equivalents—related to assets held for sale	15.6	8.1

Ending cash and cash equivalents—related to assets held for sale	$6.8	$18.3

See accompanying notes to the unaudited combined financial statements.

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. Organization and Nature of Business

        The accompanying financial statements of EnLink Midstream Holdings, LP Predecessor (the "Predecessor") have been prepared in connection with the proposed agreement and plan of merger between Crosstex Energy, Inc. ("Crosstex") and Devon Energy Corporation ("Devon") and certain of its wholly owned subsidiaries (the "merger agreement"). The Predecessor is comprised of Devon's U.S. midstream assets and operations, including its 38.75% economic interest in Gulf Coast Fractionators.

        Effective January 16, 2014, the name of the Predecessor was changed from Devon Midstream Holdings, L.P. to EnLink Midstream Holdings, LP.

        As part of the merger agreement, Crosstex and Acacia Natural Gas Corp I, Inc., a wholly owned subsidiary of Devon ("New Acacia"), will merge with subsidiaries of a new holding company named EnLink Midstream, LLC ("EnLink Midstream") and will survive as wholly owned subsidiaries of EnLink Midstream. Pursuant to these mergers, the business of EnLink Midstream will be the combined business of Crosstex and a 50% limited partner interest in EnLink Midstream Holdings, LP ("Midstream Holdings"), which, together with its subsidiaries, will own Devon's midstream assets in the Barnett Shale in North Texas, the Cana-Woodford and Arkoma-Woodford Shales in Oklahoma and Devon's economic interest in Gulf Coast Fractionators in Mont Belvieu, Texas. Pursuant to a separate contribution agreement among Devon, Crosstex Energy, L.P. (the "Partnership") and certain of their respective wholly owned subsidiaries, Devon will contribute the remaining 50% limited partner interest in Midstream Holdings to the Partnership in exchange for limited partner interests in the Partnership. EnLink Midstream and its directly and indirectly wholly owned subsidiaries have all adopted December 31 fiscal year ends.

        The Predecessor is engaged in the business of purchasing natural gas from Devon and third parties at or near the wellhead and then gathering, compressing, treating and processing the purchased natural gas and fractionating the natural gas liquids, or NGLs, that result from the natural gas processing. After performing these activities, the Predecessor sells its natural gas and NGLs to Devon. The Predecessor primarily performs these activities to support Devon's operations. However, to the extent system capacity is available, the Predecessor also provides these services for other companies engaged in the production, distribution and marketing of natural gas and NGLs.

        The Predecessor's assets consist of Devon's U.S. natural gas gathering and processing systems, as well as a 38.75% economic interest in Gulf Coast Fractionators. These systems are located primarily in Texas and Oklahoma. The most significant system is the Bridgeport system, which serves the Barnett Shale in North Texas. This system includes integrated gathering pipelines, one gas processing plant and an NGL fractionator. The Cana system serves the Cana-Woodford Shale in West Central Oklahoma. This system consists of integrated gathering pipelines and a gas processing plant. The Northridge system serves the Arkoma-Woodford Shale in Southeastern Oklahoma. This system consists of integrated gathering pipelines and a gas processing plant. Gulf Coast Fractionators is a full-service NGL fractionator located on the Gulf Coast at the Mont Belvieu hub. The Predecessor's other assets include systems that serve the Powder River Basin in Wyoming and other areas where Devon operates.

2. Basis of Presentation

        These financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. Pursuant to such rules and regulations, certain disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying combined financial

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS (Continued)

2. Basis of Presentation (Continued)

statements and notes should be read in conjunction with the Predecessor's audited combined financial statements and notes for the three-year period ended December 31, 2012.

        The accompanying unaudited interim combined financial statements reflect all adjustments that are, in the opinion of management, necessary to a fair statement of the Predecessor's financial position as of September 30, 2013 and its results of operations and cash flows for the nine-month periods ended September 30, 2013 and 2012. Due to seasonal fluctuations and other factors, the operating results for the nine months ended September 30, 2013, are not necessarily indicative of the results that may be expected for the year ending December 31, 2013 or for any future period.

3. Affiliate Transactions

        The Predecessor engages in various transactions with Devon and other affiliated entities. These transactions relate to sales to and from affiliates, services provided by affiliates, cost allocations from affiliates, centralized cash management performed by affiliates and financing with affiliates. Management believes these transactions are executed on terms that are fair and reasonable and are consistent with terms for transactions with nonaffiliated third parties. The amounts related to affiliate transactions are specified in the accompanying unaudited combined financial statements.

        The following schedule presents the affiliate transactions and other transactions made to or received from Devon, all of which are settled through an adjustment to equity:

	Nine Months Ended September 30,
	2013	2012
	(in millions)
Continuing operations:
Operating revenues—affiliates	$(1,605.9)	$(1,307.9)
Operating expenses—affiliates	1,249.1	1,010.0

Net affiliate transactions	(356.8)	(297.9)

Capital expenditures	203.8	251.1
Other third-party transactions, net	99.4	140.0

Total third-party transactions	303.2	391.1

Net distributions from (to) Devon—continuing operations	$(53.6)	$93.2

Discontinued operations:
Operating revenues—affiliates	$(19.1)	$(83.5)
Operating expenses—affiliates	5.8	58.9
Cash used in financing activities—affiliates	(5.6)	3.3

Net affiliate transactions	(18.9)	(21.3)

Capital expenditures	2.7	12.3
Other third-party transactions, net	(138.7)	(76.2)

Net third-party transactions	(136.0)	(63.9)

Net distributions to Devon and non-controlling interests—discontinued operations	$(154.9)	$(85.2)

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS (Continued)

3. Affiliate Transactions (Continued)

        During the nine-month periods ended September 30, 2013 and 2012, Devon was the Predecessor's only significant customer. Devon accounted for 91% of the Predecessor's operating revenues during both of these nine-month periods in 2013 and 2012.

        Share-based compensation costs included in the management services fee charged to the Predecessor by Devon were approximately $10.1 million and $9.1 million for the nine months ended September 30, 2013 and 2012, respectively. Pension, postretirement and employee savings plan costs included in the management services fee charged to the Predecessor by Devon were approximately $6.1 million and $6.2 million for the nine months ended September 30, 2013 and 2012, respectively. These amounts are included in general and administrative expenses in the accompanying unaudited combined statements of operations.

4. Income Taxes

        The Predecessor is a member of an affiliated group that files consolidated income tax returns. Income taxes are calculated based on each entity's separate taxable income or loss. The components of income tax expense related to the Predecessor's income from continuing operations are as follows:

	Nine Months Ended September 30,
	2013	2012
	(in millions)
Current income tax expense:
U.S. federal	$37.5	$38.6
Various states	1.1	1.2

Total current tax expense	38.6	39.8

Deferred income tax expense (benefit):
U.S. federal	12.8	(7.1)
Various states	0.3	(0.2)

Total deferred tax expense (benefit):	13.1	(7.3)

Total income tax expense	$51.7	$32.5

        The following schedule reconciles the Predecessor's total income tax expense and the amount computed by applying the statutory U.S. federal tax rate to income from continuing operations before income taxes:

	Nine Months Ended September 30,
	2013	2012
	(in millions)
Expected income tax expense based on federal statutory rate of 35%	$50.3	$31.6
State income taxes, net of federal benefit	1.4	0.9

Total income tax expense	$51.7	$32.5

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS (Continued)

5. Discontinued Operations

        The Predecessor is in the process of selling or has sold certain non-core assets that are presented as discontinued operations in the accompanying unaudited combined financial statements. The following schedule summarizes net income for the Predecessor's discontinued operations:

	Nine Months Ended September 30,
	2013	2012
	(in millions)
Operating revenues:
Operating revenues	$11.5	$17.3
Operating revenues—affiliates	19.1	83.5

Total operating revenues	30.6	100.8

Operating expenses:
Operating expenses	18.9	33.5
Operating expenses—affiliates	5.8	58.9
(Gain) loss on sale of assets, net	2.8	(9.1)

Total operating expenses	27.5	83.3

Income before income taxes	3.1	17.5
Income tax expense	1.1	6.3

Net income	2.0	11.2
Net income attributable to non-controlling interests	(1.4)	(1.0)

Net income attributable to Devon	$0.6	$10.2

        The following schedule presents the main classes of assets and liabilities associated with the Predecessor's discontinued operations:

	September 30, 2013	December 31, 2012
	(in millions)
Cash and cash equivalents	$6.8	$15.6
Accounts receivable	0.5	3.7
Inventories and other current assets	2.0	2.1

Total current assets	9.3	21.4
Property, plant and equipment	9.4	184.7
Goodwill	1.1	16.5

Total assets	$19.8	$222.6

Accounts payable and other current liabilities	$1.0	$3.3
Asset retirement obligations	2.0	4.2
Other long-term liabilities	—	0.3

Total liabilities	$3.0	$7.8

Non-controlling interests in equity	$2.5	$48.7

ENLINK MIDSTREAM HOLDINGS, LP PREDECESSOR

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS (Continued)

5. Discontinued Operations (Continued)

  Divestiture Agreements

        In May 2013, the Predecessor entered into an agreement to sell its controlling interest in its assets and operations located in Montana for approximately $10 million. This sales price is subject to customary adjustments for financial activity between the effective and closing date of the transaction.

        In August 2013, the Predecessor sold its controlling interest in its assets and operations located in Wyoming for approximately $148 million.

6. Commitments and Contingencies

  Litigation Contingencies

        The Predecessor is involved in various routine legal actions and proceedings arising in the normal course of its business. However, to the Predecessor's knowledge, there were no material pending legal proceedings to which the Predecessor is a party or to which any of its property is subject.

  Environmental Contingencies

        The operation of pipelines, plants and other facilities for gathering, processing or transmitting natural gas, NGLs and other products is subject to stringent and complex laws and regulations pertaining to health, safety and the environment. As an owner or operator of these facilities, the Predecessor must comply with United States laws and regulations at the federal, state and local levels that relate to air and water quality, hazardous and solid waste management and disposal, and other environmental matters. The cost of planning, designing, constructing and operating pipelines, plants, and other facilities must incorporate compliance with environmental laws and regulations and safety standards. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and potentially criminal enforcement measures, including citizen suits, which can include the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of injunctions or restrictions on operation. Management believes that, based on currently known information, compliance with these laws and regulations will not have a material adverse effect on the Predecessor's results of operations, financial condition or cash flows. At September 30, 2013, the Predecessor had $0.4 million of liabilities recorded for environmental matters, which are included in other long-term liabilities in the accompanying unaudited combined balance sheet.

ANNEX B

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

DEVON ENERGY CORPORATION,

DEVON GAS SERVICES, L.P.,

ACACIA NATURAL GAS CORP I, INC.

CROSSTEX ENERGY, INC.,

NEW PUBLIC RANGERS, L.L.C.,

BOOMER MERGER SUB, INC.

AND

RANGERS MERGER SUB, INC.

October 21, 2013

B-i

B-ii

B-iii

Schedules
Schedule 1	—	Devon Reorganization Transactions
Exhibits
Exhibit A	—	Form of Amended Certificate of Formation of New Public Rangers
Exhibit B	—	Form of Amended Limited Liability Company Agreement of New Public Rangers
Exhibit C	—	Form of Midstream Holdings Partnership Agreement
Exhibit D	—	Form of Registration Rights Agreement
Exhibit E	—	Form of Amended Limited Liability Company Agreement of New Public Rangers Manager
Exhibit F	—	Form of First Offer Agreement

B-iv

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER is made as of October 21, 2013 (the "Execution Date"), by and among Devon Energy Corporation, a Delaware corporation ("Devon"), Devon Gas Services, L.P., a Delaware limited partnership ("Devon Gas Services"), Acacia Natural Gas Corp I, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Devon ("New Acacia"), Crosstex Energy, Inc., a Delaware corporation ("Crosstex"), New Public Rangers, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of Devon Gas Services ("New Public Rangers"), Boomer Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New Public Rangers ("Boomer Merger Sub"), and Rangers Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New Public Rangers ("Rangers Merger Sub"). Capitalized terms used and not otherwise defined in this Agreement have the meanings set forth in Article IX.

R E C I T A L S

        WHEREAS, in anticipation of the Mergers, Devon Gas Services has formed (a) New Public Rangers, (b) Boomer Merger Sub and (c) Rangers Merger Sub;

        WHEREAS, (a) each of Crosstex, New Public Rangers and Rangers Merger Sub desires, following the satisfaction or waiver (to the extent permitted by Law) of the conditions set forth in Article VII, to effect a merger upon the terms and subject to the conditions set forth in this Agreement whereby Rangers Merger Sub shall be merged with and into Crosstex, with Crosstex surviving and becoming a wholly-owned Subsidiary of New Public Rangers in such merger (the "Crosstex Merger") and (b) contemporaneously with the consummation of the Crosstex Merger, each of Devon, Devon Gas Services, New Acacia, New Public Rangers and Boomer Merger Sub desires, following the satisfaction or waiver (to the extent permitted by Law) of the conditions set forth in Article VII, to effect a merger upon the terms and subject to the conditions set forth in this Agreement, whereby Boomer Merger Sub shall be merged with and into New Acacia, with New Acacia surviving and becoming a wholly-owned Subsidiary of New Public Rangers in such merger (the "Devon Merger" and, together with the Crosstex Merger, the "Mergers");

        WHEREAS, concurrently with and as a condition to the execution of this Agreement, Devon, Devon Gas Corporation, a Delaware corporation, Devon Gas Services, Southwestern Gas Pipeline, Inc., a Delaware corporation ("Southwestern Gas"), Crosstex Energy, L.P., a Delaware limited partnership ("Crosstex MLP") and Crosstex Energy Services, L.P., a Delaware limited partnership ("Crosstex Energy Services"), are entering into a Contribution Agreement, providing for the contribution of a 50% limited partner interest in Devon Midstream Holdings, L.P., a Delaware limited partnership ("Midstream Holdings"), and a 100% membership interest in Devon Midstream Holdings GP, L.L.C., a Delaware limited liability company and the general partner of Midstream Holdings ("Midstream Holdings GP"), to Crosstex Energy Services in exchange for common units representing limited partner interests of Crosstex MLP (the "Contribution Agreement");

        WHEREAS, the board of directors of Devon (the "Devon Board") has determined that the Mergers and the other transactions contemplated by this Agreement are in the best interests of Devon's stockholders, and has approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Mergers;

        WHEREAS, the board of directors of Crosstex (the "Crosstex Board") has determined that the Crosstex Merger and the other transactions contemplated by this Agreement are in the best interests of Crosstex and its stockholders and (a) has approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Crosstex Merger, and (b) has determined to submit to the Crosstex stockholders for approval and to recommend that the Crosstex stockholders adopt this Agreement and approve the transactions contemplated hereby, including the Crosstex Merger;

        WHEREAS, (a) New Public Rangers Manager, L.L.C., a Delaware limited liability company, as the sole member of New Public Rangers (the "New Public Rangers Manager"), has determined that the Mergers and the other transactions contemplated by this Agreement are consistent with, and will further, the business strategies and goals of New Public Rangers, and are in the best interests of New Public Rangers and its sole member and has approved this Agreement and the transactions contemplated by this Agreement, including the Mergers, (b) the board of directors of Boomer Merger Sub has determined that the Devon Merger and the other transactions contemplated by this Agreement are in the best interests of Boomer Merger Sub and its sole stockholder and has unanimously approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Devon Merger, (c) the board of directors of Rangers Merger Sub has determined that the Crosstex Merger and the other transactions contemplated by this Agreement are in the best interests of Rangers Merger Sub and its sole stockholder and has unanimously approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Crosstex Merger, and (d) the board of directors of New Acacia has determined that the Devon Merger and the other transactions contemplated by this Agreement are in the best interests of New Acacia and its sole stockholder and has unanimously approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Devon Merger;

        WHEREAS, (a) New Public Rangers, as the sole stockholder of Boomer Merger Sub and Rangers Merger Sub, will, immediately following the execution of this Agreement, approve the Devon Merger, the Crosstex Merger and the other transactions contemplated by this Agreement, and (b) Devon Gas Corporation, as the sole stockholder of New Acacia as of the Execution Date, will, immediately following the execution of this Agreement, approve the Devon Merger and the other transactions contemplated by this Agreement;

        WHEREAS, for U.S. federal income tax purposes, the parties intend that (i) the Devon Merger and the Crosstex Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder and intend for this Agreement to constitute a "plan of reorganization" within the meaning of the Code and (ii) the Devon Merger and the Crosstex Merger, together, shall qualify as a transaction described in Section 351(a) of the Code;

        WHEREAS, concurrently with the execution of this Agreement and the Contribution Agreement, certain individuals have agreed to waive certain rights which would otherwise be triggered by the consummation of the transactions contemplated herein and in the Contribution Agreement, and have delivered executed binding waivers with respect thereto (such waivers, together, the "Change of Control Waivers");

        WHEREAS, concurrently with and as a condition to the execution of this Agreement, certain stockholders of Crosstex are executing voting agreements with Devon (the "Voting Agreements"), pursuant to which, among other things, such stockholders have agreed to vote the shares of Crosstex Common Stock of which they are the record and beneficial owner in favor of the approval of this Agreement and the Crosstex Merger; and

        WHEREAS, each of the parties intends to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I
THE MERGERS

        1.1    The Mergers.

        (a)    The Crosstex Merger.

            (i)  Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with Section 251 of the DGCL, at the Crosstex Effective Time, Rangers Merger Sub shall be merged with and into Crosstex. As a result of the Crosstex Merger, the separate existence of Rangers Merger Sub shall cease and Crosstex shall continue as the surviving corporation after the Crosstex Merger ("Crosstex Surviving Corporation").

           (ii)  As soon as practicable on the Closing Date, the parties shall cause the Crosstex Merger to be consummated by filing a certificate of merger relating to the Crosstex Merger (the "Certificate of Crosstex Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Crosstex Merger shall become effective at such time at which the Certificate of Crosstex Merger is filed with the Secretary of State of the State of Delaware or at such subsequent time as Devon and Crosstex shall agree and as shall be specified in the Certificate of Crosstex Merger (the date and time the Crosstex Merger becomes effective being the "Crosstex Effective Time").

          (iii)  At the Crosstex Effective Time, the effect of the Crosstex Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Crosstex Effective Time, all the property, rights, privileges, powers and franchises of Crosstex and Rangers Merger Sub shall vest in Crosstex Surviving Corporation, and all debts, liabilities and duties of Crosstex and Rangers Merger Sub shall become the debts, liabilities and duties of Crosstex Surviving Corporation.

        (b)    The Devon Merger.

            (i)  Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with Section 251 of the DGCL, at the Devon Effective Time, Boomer Merger Sub shall be merged with and into New Acacia. As a result of the Devon Merger, the separate corporate existence of Boomer Merger Sub shall cease and New Acacia shall continue as the surviving corporation after the Devon Merger ("Devon Surviving Corporation").

           (ii)  As soon as practicable on the Closing Date, the parties shall cause the Devon Merger to be consummated by filing a certificate of merger relating to the Devon Merger (the "Certificate of Devon Merger" and together with the Certificate of Crosstex Merger, the "Certificates of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Devon Merger shall become effective at such time at which the Certificate of Devon Merger is filed with the Secretary of State of the State of Delaware or at such subsequent time as Devon and Crosstex shall agree and as shall be specified in the Certificate of Devon Merger, provided that the parties shall cause the Devon Merger to become effective concurrently with the Crosstex Effective Time (the date and time the Devon Merger is effective being the "Devon Effective Time").

          (iii)  At the Devon Effective Time, the effect of the Devon Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Devon Effective Time, all the property, rights, privileges, powers and franchises of New Acacia and Boomer Merger Sub shall vest in Devon Surviving Corporation, and all debts, liabilities and duties of New Acacia and Boomer Merger Sub shall become the debts, liabilities and duties of Devon Surviving Corporation.

        1.2    Closing.    The closing of the Mergers (the "Closing") shall take place at 9:00 a.m. Dallas time on the second Business Day after the satisfaction or waiver of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions as of the Closing) set forth in Article VII, at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, unless another time, date or place is agreed to in writing by Devon and Crosstex; provided, however, that the Closing shall not occur unless the Contribution Closing shall occur concurrently therewith. The date of the Closing is referred to in this Agreement as the "Closing Date."

        1.3    Organizational and Governing Documents.

        (a)    Organizational Documents of New Public Rangers.     New Public Rangers Manager, as the sole member of New Public Rangers, shall take all requisite action to cause (i) the certificate of formation of New Public Rangers in effect immediately prior to the Crosstex Effective Time to be in the form attached to this Agreement as Exhibit A and (ii) the limited liability company agreement of New Public Rangers in the form attached to this Agreement as Exhibit B (the "New Public Rangers Limited Liability Company Agreement") to be in effect immediately prior to the Crosstex Effective Time. The name of New Public Rangers immediately after the Crosstex Effective Time shall be as mutually agreed by Devon and Crosstex. Devon Gas Services, as the sole member of New Public Rangers Manager, shall take all requisite action to cause the New Public Rangers Manager Limited Liability Company Agreement to be in effect at the Crosstex Effective Time.

        (b)    Crosstex Surviving Corporation.     At the Crosstex Effective Time, by virtue of the Crosstex Merger, the certificate of incorporation and bylaws of Crosstex as in effect immediately prior to the Crosstex Effective Time shall be the certificate of incorporation and bylaws of Crosstex Surviving Corporation, from and after the Crosstex Effective Time, until thereafter amended (subject to Section 6.8) as provided therein or by applicable Law.

        (c)    Devon Surviving Corporation.     At the Devon Effective Time, by virtue of the Devon Merger, the certificate of incorporation and bylaws of New Acacia as in effect immediately prior to the Crosstex Effective Time shall be the certificate of incorporation and bylaws of Devon Surviving Corporation, from and after the Devon Effective Time, until thereafter amended as provided therein or by applicable Law.

        1.4    Directors and Officers.

        (a)    New Public Rangers.     Prior to the Closing, Devon Gas Services, as the sole member of New Public Rangers Manager, shall take all action necessary to elect as directors of New Public Rangers Manager, effective as of the Crosstex Effective Time (i) three (3) persons who are Independent Directors mutually agreed upon by Devon and Crosstex prior to the Closing, (ii) Barry E. Davis and (iii) five (5) persons selected by Devon prior to the Closing (who, together with the persons in (i) and (ii) shall be the sole directors of New Public Rangers Manager immediately after the Crosstex Effective Time), each to hold office in accordance with the New Public Rangers Manager Limited Liability Company Agreement, and except as otherwise determined by Devon prior to the Closing, appoint the persons who are the officers of Crosstex immediately prior to the Crosstex Effective Time as officers holding the same offices of New Public Rangers Manager effective as of the Crosstex Effective Time, each such person to hold office in accordance with the New Public Rangers Manager Limited Liability Company Agreement.

        (b)    Crosstex Surviving Corporation.     The parties shall take all action necessary to cause officers of Crosstex immediately prior to the Crosstex Effective Time to be appointed as the directors of Crosstex Surviving Corporation from and after the Crosstex Effective Time, each to hold office in accordance with the certificate of incorporation and the bylaws of Crosstex Surviving Corporation. The officers of

Crosstex immediately prior to the Crosstex Effective Time shall be the officers of Crosstex Surviving Corporation from and after the Crosstex Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of Crosstex Surviving Corporation.

        (c)    Devon Surviving Corporation.     The parties shall take all action necessary to cause officers of Crosstex immediately prior to the Crosstex Effective Time to be appointed as the directors of Devon Surviving Corporation from and after the Devon Effective Time, each to hold office in accordance with the certificate of incorporation and the bylaws of Devon Surviving Corporation. The officers of Crosstex immediately prior to the Devon Effective Time shall be the officers of Devon Surviving Corporation from and after the Devon Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of Devon Surviving Corporation.

ARTICLE II
EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

        2.1    Conversion of Securities.

        (a)    Crosstex and Rangers Merger Sub.     Immediately prior to the Crosstex Effective Time, Devon shall contribute or cause to be contributed to New Public Rangers $100,000,000 in cash to pay the aggregate Cash Consideration. At the Crosstex Effective Time, by virtue of the Crosstex Merger and without any action on the part of any party or the holders of any securities of Crosstex or Rangers Merger Sub:

          (i)    Generally.    Each share of Crosstex Common Stock issued and outstanding immediately prior to the Crosstex Effective Time (other than any shares of Crosstex Common Stock to be cancelled pursuant to Section 2.1(a)(ii) or Section 2.1(a)(iv) and other than Dissenting Shares) shall be converted into the right to receive (A) an amount in cash equal to the quotient of (1) $100,000,000 divided by (2) the number of shares of Crosstex Common Stock issued and outstanding immediately prior to the Crosstex Effective Time (other than any shares of Crosstex Common Stock to be cancelled pursuant to Section 2.1(a)(ii) or Section 2.1(a)(iv)) (the "Cash Consideration") and (B) one (1) validly issued, fully paid and nonassessable New Public Rangers Common Unit (the "Unit Consideration" and, together with the Cash Consideration, the "Crosstex Merger Consideration"). All such shares of Crosstex Common Stock that were issued and outstanding immediately prior to the Crosstex Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder of a certificate or certificates which immediately prior to the Crosstex Effective Time represented any such shares of Crosstex Common Stock ("Crosstex Certificates") or book-entry shares which immediately prior to the Crosstex Effective Time represented shares of Crosstex Common Stock ("Crosstex Book-Entry Shares") shall thereafter cease to have any rights with respect to such shares of Crosstex Common Stock, except the right to receive the Crosstex Merger Consideration and as provided by Law.

          (ii)    Devon and New Acacia Owned Shares.    Each share of Crosstex Common Stock owned by Devon or any of its wholly-owned Subsidiaries shall be cancelled and shall cease to exist and no Crosstex Merger Consideration or other consideration shall be delivered in exchange therefor.

          (iii)    Rangers Merger Sub Common Stock.    Each share of common stock of Rangers Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Crosstex Effective Time shall be converted into one share of common stock of Crosstex Surviving Corporation, par value $0.01 per share, which shall constitute the only outstanding shares of common stock of Crosstex Surviving Corporation.

          (iv)    Cancellation of Treasury Shares.    Each share of Crosstex Common Stock held in the Crosstex treasury and each share of Crosstex Common Stock, if any, owned by any wholly-owned

  Subsidiary of Crosstex immediately prior to the Crosstex Effective Time shall be cancelled and shall cease to exist without any conversion thereof.

        (b)    New Acacia and Boomer Merger Sub.     At the Devon Effective Time, by virtue of the Devon Merger and without any action on the part of any party or the holders of any securities of New Acacia or Boomer Merger Sub:

          (i)    Generally.    The sole share of New Acacia Common Stock issued and outstanding immediately prior to the Devon Effective Time shall be converted into the right to receive 115,495,669 validly issued, fully paid and nonassessable New Public Rangers Class B Common Units (the "Devon Merger Consideration"). All such shares of New Acacia Common Stock that were issued and outstanding immediately prior to the Devon Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and each holder of a certificate or certificates which immediately prior to the Devon Effective Time represented any such shares of New Acacia Common Stock ("New Acacia Certificates") shall thereafter cease to have any rights with respect to such shares of New Acacia Common Stock. Without any action on the part of holders of New Acacia Common Stock, all outstanding New Acacia Certificates shall, from and after the Devon Effective Time and upon surrender of the certificate or certificates for New Acacia Common Stock for cancellation to the Exchange Agent, represent the right to receive the Devon Merger Consideration with respect to each share of New Acacia Common Stock represented thereby immediately prior to the Devon Effective Time. Promptly following the Devon Effective Time, the parties shall cause the transfer agent of New Public Rangers to issue and deliver to the sole stockholder of New Acacia immediately prior to the Devon Effective Time, the Devon Merger Consideration (in the form of book-entry interests, unless such stockholder expressly requests that such interests be delivered in certificated form) in respect of such New Acacia Common Stock.

          (ii)    Boomer Merger Sub Common Stock.    Each share of common stock of Boomer Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Devon Effective Time shall be converted into one share of common stock of Devon Surviving Corporation, par value $0.01 per share, which shall constitute the only outstanding shares of common stock of Devon Surviving Corporation.

          (iii)    Cancellation of Treasury Shares.    Each share of New Acacia Common Stock held in the New Acacia treasury and each share of New Acacia Common Stock, if any, owned by any Subsidiary of Devon immediately prior to the Devon Effective Time shall be cancelled and shall cease to exist without any conversion thereof.

        2.2    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary and to the extent available under the DGCL, shares of Crosstex Common Stock that are outstanding immediately prior to the Crosstex Effective Time and that are held by holders of shares of Crosstex Common Stock who shall have neither voted in favor of the Crosstex Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such shares of Crosstex Common stock in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into, or represent the right to receive, the Crosstex Merger Consideration. Such Crosstex stockholders shall be entitled instead to receive payment of the fair value of such shares of Crosstex Common Stock in accordance with the provisions of Section 262 of the DGCL and at the Crosstex Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and the holders of such shares shall cease to have any rights with respect thereto except as set forth in this Section 2.2, except that such Dissenting Shares held by holders of shares of Crosstex Common Stock who shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal of such shares of Crosstex Common Stock under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Crosstex Effective Time, the right to receive the Crosstex Merger Consideration, without interest thereon, in accordance with Section 2.1(a). Crosstex shall deliver prompt notice to Devon of any demands for appraisal of any shares of Crosstex Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL that are received by Crosstex for appraisal of any shares of Crosstex Common Stock, and provide Devon with the opportunity to participate in and control all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Crosstex Effective Time, Crosstex shall not, without the prior written consent of Devon, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

        2.3    Exchange of Crosstex Certificates.

        (a)    Exchange Agent.     Prior to the Crosstex Effective Time, Devon shall cause New Public Rangers to deposit with a commercial bank or trust company designated by Devon and reasonably satisfactory to Crosstex (the "Exchange Agent"), for the benefit of the holders of shares of Crosstex Common Stock, book-entry interests (which, to the extent subsequently requested, shall be exchanged for certificates) representing the total number of New Public Rangers Common Units issuable as Unit Consideration and an amount of cash sufficient to effect the delivery of the Cash Consideration pursuant to the Crosstex Merger. Following the Crosstex Effective Time, New Public Rangers agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends or other distributions pursuant to Section 2.3(c) that may be payable following the Crosstex Effective Time (such amounts, together with the Unit Consideration and the Cash Consideration, the "Exchange Fund").

        (b)    Exchange Procedures.

          (i)    Holders of Crosstex Certificates.    New Public Rangers shall instruct the Exchange Agent to promptly (and in any event no more than five (5) Business Days) after the Crosstex Effective Time, mail to each holder of record of a Crosstex Certificate (A) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Crosstex Certificates shall pass, only upon proper delivery of the Crosstex Certificates to the Exchange Agent) and (B) instructions for use in effecting the surrender of the Crosstex Certificates in exchange for the Crosstex Merger Consideration payable in respect of the shares of Crosstex Common Stock formerly represented by such Crosstex Certificates. Upon surrender of a Crosstex Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required pursuant to such instructions, the Exchange Agent shall issue and deliver to the holder of such Crosstex Certificate (1) the number of whole New Public Rangers Common Units (in the form of book-entry interests, unless the holder of such Crosstex Certificate expressly requests that such interests be delivered in certificated form) and (2) a check in an amount equal to the aggregate amount of Cash Consideration that such holder has the right to receive, in each case, in respect of the shares of Crosstex Common Stock formerly represented by such Crosstex Certificate, and the Crosstex Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Crosstex Common Stock that is not registered in the transfer records of Crosstex, the Crosstex Merger Consideration payable in respect of such shares of Crosstex Common Stock may be paid to a transferee if the Crosstex Certificate formerly representing such shares of Crosstex Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Crosstex Certificate shall be deemed at any time after the Crosstex Effective Time to represent only the right to receive upon such surrender the Crosstex Merger Consideration payable in respect of the shares of Crosstex Common Stock formerly represented by such Crosstex Certificate and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3(c), in each case, without any interest thereon, except for Crosstex

  Certificates in respect of Dissenting Shares, which shall represent the right to receive the consideration due with respect to such Dissenting Shares in accordance with Section 2.2 and to the extent provided by Section 262 of the DGCL.

          (ii)    Holders of Crosstex Book-Entry Shares.    Promptly (and in any event no more than two (2) Business Days) after the Crosstex Effective Time, the Exchange Agent shall issue and deliver to each holder of Crosstex Book-Entry Shares (x) the number of whole New Public Rangers Common Units (in the form of book-entry interests, unless the holder of such shares of Crosstex Common Stock expressly requests that such interests be delivered in certificated form) and (y) a check in an amount equal to the aggregate amount of Cash Consideration that such holder has the right to receive, in each case in respect of such shares of Crosstex Common Stock, without such holder being required to deliver a Crosstex Certificate or an executed letter of transmittal to the Exchange Agent.

        (c)    Distributions with Respect to Unexchanged Shares of Crosstex Common Stock.     No dividends or other distributions declared or made in respect of New Public Rangers Common Units with a record date after the Crosstex Effective Time shall be paid to the holder of any unsurrendered Crosstex Certificate, unless and until the holder of such Crosstex Certificate shall surrender such Crosstex Certificate. Subject to the effect of abandoned property, escheat or other applicable Laws, following surrender of any such Crosstex Certificate, there shall be paid to the holder of whole New Public Rangers Common Units issuable in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Crosstex Effective Time theretofore paid with respect to such whole New Public Rangers Common Units, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Crosstex Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole New Public Rangers Common Units.

        (d)    Further Rights in Crosstex Common Stock and New Acacia Common Stock.     The Crosstex Merger Consideration issued and paid upon conversion of a share of Crosstex Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such share of Crosstex Common Stock (other than the right to receive dividends or other distributions, if any, in accordance with Section 2.3(c)). The Devon Merger Consideration issued upon conversion of a share of New Acacia Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such share of New Acacia Common Stock.

        (e)    Fractional Units.     No certificates or scrip representing fractional interests in New Public Rangers Common Units or book-entry credit of the same will be issued upon the surrender for exchange of shares of Crosstex Common Stock.

        (f)    Unclaimed Merger Consideration.     Any portion of the Exchange Fund that remains unclaimed by former stockholders of Crosstex entitled thereto one hundred and eighty (180) days after the Crosstex Effective Time shall be returned to New Public Rangers and such former stockholders shall thereafter look only to New Public Rangers for payment of the Crosstex Merger Consideration, without any interest thereon.

        (g)    No Liability.     Neither New Public Rangers nor the Exchange Agent shall be liable to any former holder of shares of Crosstex Common Stock for the Crosstex Merger Consideration from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or other applicable Law.

        (h)    Lost Certificates.     If any Crosstex Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Crosstex Certificate to be lost, stolen or destroyed and, if required by New Public Rangers, the posting by such Person of a bond, in such reasonable amount as New Public Rangers may direct as indemnity against any claim that may be made against it with respect to such Crosstex Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Crosstex Certificate the Crosstex Merger Consideration payable in respect of the shares of Crosstex Common Stock formerly represented by such Crosstex Certificate and any dividend or other distribution to which the holder thereof is entitled pursuant to Section 2.3(c), in each case without any interest thereon.

        (i)    Withholding.     New Public Rangers and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of local, state, federal, or foreign Tax Law. To the extent that amounts are so deducted or withheld by New Public Rangers or the Exchange Agent, as the case may be, and paid over to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by New Public Rangers or the Exchange Agent, as the case may be.

        2.4    Stock Transfer Books.    At the Crosstex Effective Time, the stock transfer books of Crosstex shall be closed with respect to shares of Crosstex Common Stock and thereafter there shall be no further registration of transfers of shares of Crosstex Common Stock theretofore outstanding on the records of Crosstex. At the Devon Effective Time, the stock transfer books of New Acacia shall be closed with respect to shares of New Acacia Common Stock and thereafter there shall be no further registration of transfers of shares of New Acacia Common Stock theretofore outstanding on the records of New Acacia.

        2.5    Crosstex Options and Other Equity Awards.

        (a)   Except with respect to "Covered Awards," as defined in and covered by any Change of Control Waivers, all equity or equity based awards including, stock options, restricted stock, and restricted stock units, and any other right to receive Crosstex Common Stock or benefits measured by the value of such shares, and each award consisting of shares of Crosstex Common Stock in each case issued prior to the Execution Date pursuant to any plan or program of Crosstex (collectively, the "Crosstex Equity Plans") that remain outstanding (the "Awards") immediately prior to the Crosstex Effective Time shall be fully vested and exercisable immediately prior to the Crosstex Effective Time. For purposes of clarity, the defined term "Awards" shall not include any Covered Awards.

        (b)   Awards that (i) are settled in cash pursuant to their terms and (ii) are not stock options shall become fully vested immediately prior to the Crosstex Effective Time and the amount of cash that is deliverable to the holder of the Award in respect of settlement shall be calculated pursuant to and in accordance with the terms of the Award agreement and Crosstex Equity Plan under which the Award was granted. The cash payment upon such settlement, minus any applicable taxes required to be withheld that are payable in respect of the lapse of vesting and settlement of the Award, shall be delivered to the Award holder as soon as reasonably practicable on or after the Crosstex Effective Time, but in no event later than thirty (30) days following the Crosstex Effective Time.

        (c)   Awards that (i) consist of shares of Crosstex Common Stock or are settled in stock pursuant to their terms and (ii) are not stock options shall be settled immediately prior to the Crosstex Effective Time and the number of shares of Crosstex Common Stock that are deliverable to the holder of the Award in respect of such settlement shall be determined pursuant to and in accordance with the terms of the Award agreement and the Crosstex Equity Plan under which the Award was granted. Such settlement shall be calculated net of any applicable taxes required to be withheld that are payable in respect of the lapse of vesting and the settlement of the Award. The shares of Crosstex Common Stock issuable upon settlement of the Award shall be considered for all purposes as outstanding immediately prior to the Crosstex Effective Time and such shares will be converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(i) .

        (d)   Awards that constitute stock options and that remain unexercised at the Crosstex Effective Time shall remain in effect in accordance with their terms and no amounts shall be payable in respect thereto under Section 2.1 to the Award holder with respect to the unexercised portion of such Award in connection with the Crosstex Effective Time; provided, that such Awards shall be converted as of the Crosstex Effective Time from awards in respect of Crosstex Common Stock to awards in New Public Rangers Common Units pursuant to the terms of the applicable Crosstex Equity Plan.

        (e)   Subject to the terms of the Change of Control Waivers, with respect to each Covered Award and notwithstanding the terms of the applicable Crosstex Equity Plans and award agreements, a change of control or change in control, as applicable and as defined therein, will be deemed not to have occurred as a result of the transactions contemplated by the Transaction Agreements with respect to the Covered Awards in respect of Crosstex Common Stock, and as a result (i) no portion of any Covered Award that would otherwise vest or become payable or exercisable as a result of the transactions contemplated by the Transaction Agreements shall vest, or become payable or exercisable, and (ii) the "Restricted Period", as defined in the applicable Crosstex Equity Plan and award agreement, if any, with respect to the Covered Awards shall not terminate, and the performance criteria, if any, with respect to the Covered Awards shall not be deemed to have been achieved at any level as a result of the transactions contemplated by the Transaction Agreements. The Covered Awards shall be converted from awards in respect of Crosstex Common Stock to awards in New Public Rangers Common Units pursuant to the terms of the applicable Crosstex Equity Plan.

        (f)    Prior to the Effective Time, Crosstex shall take, or shall cause its Affiliates to take, all actions, including, as applicable, amending any of the Crosstex Equity Plans or award agreements, necessary to permit and facilitate the foregoing.

        2.6    Reservation of Units; Registration.    New Public Rangers shall take, and shall cause its Affiliates to take, all corporate action necessary to comply with all rules, regulations and guidance issued by the Agreed Securities Exchange and the SEC, in addition to any other applicable Laws, as they relate to the listing and registration of any New Public Rangers Common Units granted, or to be granted to employees, consultants, or directors of New Public Rangers or its Affiliates as new awards or converted awards in connection with the transactions contemplated in this Agreement or the Contribution Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CROSSTEX

        Crosstex hereby represents and warrants to the Devon Parties that except (i) as disclosed in any of the Crosstex SEC Documents or Crosstex MLP SEC Documents filed or furnished with the SEC prior to the Execution Date (excluding any disclosures included in any "risk factor" section of such documents or any other disclosures in such documents to the extent they are predictive or forward looking and general in nature) or (ii) as set forth on the disclosure letter delivered to the Devon Parties on the date of the execution of this Agreement (the "Crosstex Disclosure Letter"), which identifies items of disclosure by reference to a particular section or subsection of this Agreement (it being understood that any matter disclosed pursuant to any section or subsection of the Crosstex Disclosure Letter shall be deemed to be disclosed for all purposes of this Agreement and the Crosstex Disclosure Letter, as long as the relevance of such disclosure is reasonably apparent), as follows:

        3.1    Organization; Qualification.    Crosstex is an entity duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to have a Crosstex Material Adverse Effect. Crosstex has made available to the Devon Parties true and complete copies of the Organizational Documents of each Crosstex Entity, as in effect on the Execution Date.

        3.2    Authority; Enforceability.

        (a)   Crosstex has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party and, subject to receipt of the Crosstex Stockholder Approval, to consummate the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party. The execution and delivery by Crosstex of this Agreement and the other Transaction Agreements to which it is a party and the consummation by Crosstex of the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party have been duly and validly authorized by Crosstex, and, subject to the accuracy of the representations in Section 4.20, except for the Crosstex Stockholder Approval, no other corporate proceedings on the part of Crosstex is necessary to authorize this Agreement and the other Transaction Agreements to which it is a party or to consummate the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party. The Crosstex Board has unanimously (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Crosstex and its stockholders and (iii) resolved to recommend that the holders of Crosstex Common Stock vote to adopt this Agreement.

        (b)   This Agreement and the other Transaction Agreements to which Crosstex is a party have been, or, in the case of the Transaction Agreements to be delivered after the Execution Date, will be, duly executed and delivered by Crosstex, and, assuming the due authorization, execution and delivery by the Devon Parties, this Agreement and the other Transaction Agreements to which Crosstex is a party constitute the valid and binding agreement of Crosstex, enforceable against Crosstex in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors' rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, "Creditors' Rights").

        3.3    Non-Contravention.    The execution, delivery and performance of this Agreement and the other Transaction Agreements by Crosstex and the consummation by Crosstex of the transactions contemplated by this Agreement and the Transaction Agreements does not and will not: (a) result in any breach of any provision of the Organizational Documents of any Crosstex Entity; (b) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which any Crosstex Entity is a party or by which any property or asset of any Crosstex Entity is bound or affected; (c) assuming compliance with the matters referred to in Section 3.4, violate any Law to which any Crosstex Entity is subject or by which any Crosstex Entity's properties or assets is bound or (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of any Crosstex Entity, except, in the cases of clauses (b), (c) and (d), for such defaults or rights of termination, cancellation, amendment, acceleration, violations or Liens as would not reasonably be expected to have a Crosstex Material Adverse Effect. The Crosstex Entities are in material compliance with, and no event has occurred which would constitute (with or without the giving of notice or the passage of time or both) a material default under, or give rise to any right of termination, cancellation, amendment or acceleration under any terms of, any Contracts set forth on Section 3.3 of the Crosstex Disclosure Letter.

        3.4    Approvals of Governmental Entities and Other Third Parties.    Except for the need to obtain the Crosstex Stockholder Approval and to file the Certificate of Crosstex Merger with the Secretary of State of the State of Delaware as required by the DGCL, subject to the accuracy of the representations and warranties of the Devon Parties in Article IV, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Person or Governmental Entity is necessary for the consummation by any Crosstex Entity of the transactions contemplated by this Agreement, other than (a) the filings and/or notices under the HSR Act and the rules and regulations thereunder and the expiration of the waiting periods thereunder, (b) compliance with any applicable requirements of the federal securities Laws, any applicable state or other local securities Laws and any applicable requirements of a national securities exchange and (c) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not reasonably be expected to have a Crosstex Material Adverse Effect.

        3.5    Capitalization.

        (a)   The authorized capital stock of Crosstex consists of 150,000,000 shares, consisting of (i) 140,000,000 shares of Crosstex Common Stock and (ii) 10,000,000 shares of Crosstex Preferred Stock, par value $0.01 per share ("Crosstex Preferred Stock"). As of the Execution Date: (i) 47,735,609 shares of Crosstex Common Stock were issued and outstanding, (ii) no shares of Crosstex Preferred Stock were issued and outstanding and (iii) 2,464,665 shares of Crosstex Common Stock were reserved for issuance under the Crosstex Energy, Inc. Amended and Restated Long-Term Incentive Plan, effective as of September 6, 2006, and the Crosstex Energy, Inc. 2009 Long-Term Incentive Plan, as amended and restated on May 9, 2013, of which 37,500 shares of Crosstex Common Stock were subject to issuance upon exercise of outstanding Crosstex options and 1,453,033 shares of Crosstex Common Stock were subject to issuance upon the vesting of outstanding restricted shares of Crosstex Common Stock. Except (A) as set forth in the preceding sentence of this Section 3.5(a), (B) any shares of Crosstex Common Stock issued upon exercise or settlement of Crosstex Awards outstanding as of the Execution Date, and (C) any shares of Crosstex Common Stock described in Section 5.1(b)(viii) or Section 5.1(b)(xv) of the Crosstex Disclosure Letter or issued with the written consent of Devon (and any shares of Crosstex Common Stock issuable upon exercise or settlement of Crosstex Awards which were granted after the Execution Date in accordance with this Agreement or as described in Section 5.1(b)(viii) or Section 5.1(b)(xv) of the Crosstex Disclosure Letter or with the written consent of Devon), there are no shares of Crosstex Common Stock or other Equity Interests of Crosstex issued or outstanding. There are no fractional shares or treasury shares of Crosstex Common Stock outstanding. No Subsidiary of Crosstex owns any shares of capital stock of Crosstex.

        (b)   All of the outstanding shares of Crosstex Common Stock are duly authorized and validly issued in accordance with the Organizational Documents of Crosstex, and are fully paid and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. All of the issued and outstanding Equity Interests in each Subsidiary of Crosstex is authorized and validly issued in accordance with the Organizational Documents of such Crosstex Entity and are fully paid (to the extent required under the Organizational Documents of such Crosstex Entity) and nonassessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 153.102, 153.202 and 153.210 of the TBOC) and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. Each Subsidiary of Crosstex is set forth on Section 3.5(b)(1) of the Crosstex Disclosure Letter. Except as set forth on Section 3.5(b)(2) of the Crosstex Disclosure Letter, Crosstex owns, directly or indirectly, all of the outstanding Equity Interests in each Subsidiary of Crosstex free and clear of all Liens other than (1) transfer restrictions imposed by federal and state securities laws and (2) any transfer restrictions contained in the Organizational Documents of the Crosstex Entities.

        (c)   Except as set forth in the Organizational Documents of the Crosstex Entities and except as otherwise provided in Section 3.5(a), there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the Crosstex Entities to issue or sell any Equity Interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any Equity Interests in any of the Crosstex Entities, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

        (d)   No Crosstex Entity has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of Equity Interests in Crosstex on any matter.

        (e)   Except as set forth on Section 3.5(e) of the Crosstex Disclosure Letter, and except with respect to the ownership of any equity or long-term debt securities between or among the Crosstex Entities, none of the Crosstex Entities owns, directly or indirectly, any equity or long-term debt securities of any Person.

        3.6    Compliance with Law.    Except for Environmental Laws, Laws requiring the obtaining or maintenance of a Permit, Tax matters, Laws relating to employee benefits, employment and labor matters, and Laws relating to regulatory and compliance matters, which are the subject of Sections 3.11, 3.14, 3.15, 3.16 and 3.17, respectively, and except as to matters that would not reasonably be expected to have a Crosstex Material Adverse Effect, (a) each Crosstex Entity is in compliance with all applicable Laws, (b) none of the Crosstex Entities has received written notice of any violation of any applicable Law and (c) none of the Crosstex Entities has received written notice that it is under investigation by any Governmental Entity for potential non-compliance with any Law.

        3.7    Crosstex SEC Reports; Financial Statements.

        (a)   Crosstex has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Crosstex with the SEC since January 1, 2013 (such documents, together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, being collectively referred to as the "Crosstex SEC Documents"). Each Crosstex SEC Document (i) at the time filed, complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Crosstex SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the Execution Date, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   Each of the consolidated financial statements of Crosstex included in the Crosstex SEC Documents ("Crosstex Financial Statements") complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP, applied on a consistent basis throughout the periods presented thereby and fairly present in all material respects the consolidated financial position and operating results, equity and cash flows of Crosstex and its consolidated Subsidiaries as of, and for the periods ended on, the respective dates thereof, subject, however, in the case of unaudited financial statements, to normal year-end audit adjustments.

        (c)   None of the Crosstex Entities has any liability, whether accrued, contingent, absolute or otherwise, that would be required to be included in the financial statements of Crosstex and its consolidated Subsidiaries under GAAP except for (i) liabilities set forth on the consolidated balance sheet of Crosstex dated as of June 30, 2013 or the notes thereto; (ii) liabilities that have arisen since June 30, 2013, in the ordinary course of business; and (iii) liabilities which would not reasonably be expected to have a Crosstex Material Adverse Effect.

        3.8    Absence of Certain Changes.    Except as expressly contemplated by this Agreement, from and after January 1, 2013, (a) the Crosstex Entities have operated their business only in the ordinary course of business and consistent with past practice and (b) through the Execution Date, there has not been any Event which has had, or would be reasonably expected to have, a Crosstex Material Adverse Effect.

        3.9    Title to Properties and Assets.    Except as to matters that would not reasonably be expected to have a Crosstex Material Adverse Effect, each Crosstex Entity has title to or rights or interests in its real property and personal property free and clear of all Liens (subject to Permitted Liens), sufficient to allow it to conduct its business as currently being conducted.

        3.10    Intellectual Property.    Except as would not reasonably be expected to have a Crosstex Material Adverse Effect, (a) the Crosstex Entities own or have the right to use pursuant to a license, sublicense, agreement or otherwise all material items of Intellectual Property required in the operation of their business as presently conducted; (b) no third party has asserted in a writing delivered to any Crosstex Entity an unresolved claim that any Crosstex Entity is infringing on the Intellectual Property of such third party; and (c) to the Knowledge of Crosstex, no third party is infringing on the Intellectual Property owned by the Crosstex Entities.

        3.11    Environmental Matters.    Except for matters that would not reasonably be expected to have a Crosstex Material Adverse Effect:

        (a)   each of the Crosstex Entities is and, during the relevant time periods specified in all applicable statutes of limitations, has been, in compliance with all applicable Environmental Laws;

        (b)   each of the Crosstex Entities possesses all Permits required under Environmental Laws for its operations as currently conducted and is in compliance with the terms of such Permits, and such Permits are in full force and effect;

        (c)   none of the Crosstex Entities nor any of their properties or operations is subject to any pending or, to the Knowledge of Crosstex, threatened Proceeding arising under any Environmental Law, nor has any Crosstex Entity received any written and pending notice, order or complaint from any Governmental Entity alleging a violation of or liability arising under any Environmental Law; and

        (d)   there has been no Release of Hazardous Substances on, at, under, to, or from any of the properties owned by the Crosstex Entities, from or in connection with the Crosstex Entities' operations or for which any of the Crosstex Entities have assumed contractual liability, in each case in a manner that would reasonably be expected to give rise to any uninsured liability pursuant to any Environmental Law.

        3.12    Material Contracts.

        (a)   Except as set forth on Section 3.12 of the Crosstex Disclosure Letter or filed with any Crosstex SEC Document or Crosstex MLP SEC Document (including incorporation by reference) filed with the SEC prior to the Execution Date, as of the Execution Date, none of the Crosstex Entities is a party to or bound by any Contract that:

            (i)  is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K of the SEC if such a registration statement was filed by Crosstex on the Execution Date;

           (ii)  includes any Affiliate of Crosstex (other than a wholly-owned Subsidiary of Crosstex) as a counterparty or third party beneficiary;

          (iii)  has a term in excess of one (1) year and, together with any other Contract listed in Section 3.12(a)(iii) of the Crosstex Disclosure Letter with the same counterparty, generates annual gross operating margin in excess of $10,000,000;

          (iv)  contains any provision or covenant which materially restricts any Crosstex Entity or any Affiliate thereof from engaging in any lawful business activity or competing with any Person, other than exclusivity arrangements with respect to joint development projects with a term of less than one year;

           (v)  (A) relates to the creation, incurrence, assumption, or guarantee of any indebtedness for borrowed money by any Crosstex Entity or (B) creates a capitalized lease obligation (except, in the case of both clause (A) and (B), any such Contract with an aggregate principal amount not exceeding $10,000,000);

          (vi)  is in respect of the formation of any partnership, limited liability company agreement or joint venture or otherwise relates to the joint ownership or operation of the assets owned by any Crosstex Entity involving assets or obligations in excess of $25,000,000;

         (vii)  includes the acquisition or sale of assets with a book value in excess of $10,000,000 (whether by merger, sale of stock, sale of assets or otherwise);

        (viii)  relates to futures, swaps, collars, puts, calls, floors, caps, options or otherwise is intended to reduce or eliminate the fluctuations in the prices of commodities, including natural gas, natural gas liquids, crude oil and condensate, other than any Contract that is both (A) entered into in accordance with Crosstex' internal commodity risk hedging policy in effect as of the Execution Date and (B) in the ordinary course of business; or

          (ix)  is a purchase Contract with respect to commodities that is material to the Crosstex Entities, taken as a whole.

        (b)   Each Contract required to be disclosed pursuant to Section 3.12(a) and each Contract to which any Crosstex Entity is bound as of the Execution Date that relates to (i) the purchase of materials, supplies, goods, services or other assets (in each case, other than commodities), or (ii) the construction of capital assets, in the cases of both clauses (i) and (ii) that provides for annual payments by or to any Crosstex Entity in excess of $10,000,000 (collectively, the "Crosstex Material Contracts") has been made available to the Devon Parties and, to the Knowledge of Crosstex, is a valid and binding obligation of the applicable Crosstex Entity, and is in full force and effect and enforceable in accordance with its terms against such Crosstex Entity and, to the Knowledge of Crosstex, the other parties thereto, except, in each case, as enforcement may be limited by Creditors' Rights.

        (c)   Except as set forth in Section 3.12(c) of the Crosstex Disclosure Letter, to the Knowledge of Crosstex, none of the Crosstex Entities nor any other party to any Crosstex Material Contract is in default or breach in any material respect under the terms of any Crosstex Material Contract and no event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default in any material respect by such Crosstex Entity or, to the Knowledge of Crosstex, any other party to any Crosstex Material Contract, or would permit termination, modification or acceleration under any Crosstex Material Contract.

        3.13    Legal Proceedings.    Except with respect to Proceedings arising under Environmental Laws which are the subject of Section 3.11 or as is set forth on Section 3.13 of Crosstex Disclosure Letter, there are no Proceedings pending or, to the Knowledge of Crosstex, threatened against the Crosstex Entities, except such Proceedings as would not reasonably be expected to have a Crosstex Material Adverse Effect.

        3.14    Permits.    Other than with respect to Permits issued pursuant to or required under Environmental Laws which are the subject of Section 3.11, the Crosstex Entities have all Permits as are necessary to use, own and operate their assets in the manner such assets are currently used, owned and operated by the Crosstex Entities, except where the failure to have such Permits would not reasonably be expected to have a Crosstex Material Adverse Effect.

        3.15    Taxes.

        (a)   Except as set forth on Section 3.15(a) of the Crosstex Disclosure Letter, all material Tax Returns required to be filed with respect to the Crosstex Entities have been filed and all Tax Returns of the Crosstex Entities are complete and correct in all material respects and all material Taxes due relating to the Crosstex Entities have been paid in full. There is no claim (other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been made in accordance with GAAP) against any Crosstex Entity for any material Taxes, and no material assessment, deficiency, or adjustment has been asserted or proposed in writing with respect to any material Taxes or material Tax Returns of or with respect to the Crosstex Entities.

        (b)   Except as set forth on Section 3.15(b) of the Crosstex Disclosure Letter, no material Tax audits or administrative or judicial proceedings are being conducted or are pending with respect to the Crosstex Entities.

        (c)   All material Taxes required to be withheld, collected or deposited by or with respect to the Crosstex Entities have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

        (d)   Except as set forth on Section 3.15(d) of the Crosstex Disclosure Letter, there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for payment or assessment of any material Tax of, or any material Taxes associated with the ownership or operation of the assets of, any Crosstex Entity.

        (e)   None of the Crosstex Entities is a party to any Tax sharing agreement or Tax indemnification agreement, and no payments are due or will become due by any Crosstex Entity pursuant to any such agreement or arrangement.

        (f)    None of the Crosstex Entities has engaged in a transaction that would be reportable by or with respect to any Crosstex Entity pursuant to Treasury Regulation § 1.6011-4 or any predecessor thereto.

        (g)   There are no Liens on any of the assets of any Crosstex Entity that arose in connection with any failure (or alleged failure) to pay any Tax.

        (h)   Except as set forth on Section 3.15(h) of the Crosstex Disclosure Letter, none of the Crosstex Entities has been a member of or is a successor to an entity that has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

        (i)    Crosstex MLP has not elected to be treated as a corporation for federal Tax purposes. Crosstex MLP qualifies as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code and at least 90% of the gross income of Crosstex MLP for each taxable year since its formation has been from sources that are treated as "qualifying income" within the meaning of Section 7704(d) of the Code. Crosstex MLP has filed a federal income tax return that has in effect an election pursuant to Section 754 of the Code.

        3.16    Employee Benefits; Employment and Labor Matters.

        (a)   Section 3.16(a) of the Crosstex Disclosure Letter contains a list of each of the following that any Crosstex Entity or any ERISA Affiliate thereof, sponsors, maintains or contributes to, or has sponsored, maintained or contributed to within six (6) years prior to the Closing Date with respect to items listed in Section 3.16(a)(i) and within three (3) years prior to the Closing Date with respect to items listed in Section 3.16(a)(ii):

            (i)  any "employee benefit plan," as such term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA), (A) which is material and pursuant to which compensation or other benefits are provided to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of any Crosstex Entity or (B) which is subject to Title IV of ERISA; or

           (ii)  any material personnel policy, equity-based plan (including, but not limited to, stock option plans, stock purchase plans, stock appreciation rights and phantom stock plans), bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan or arrangements, change in control policies or agreements, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.16(a)(i) pursuant to which compensation or other benefits are provided to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of any Crosstex Entity.

        (b)   True, correct and complete copies of the current version of each item described in Section 3.16(a)(i) or Section 3.16(a)(ii), and if applicable, the current summary plan description, the most recent determination letter, the most recent actuarial report, related trusts, the current insurance or group annuity contracts and each other funding or financing arrangement relating to any such item, as well as in every case all amendments, modifications or supplements thereto, have been made reasonably available to the Devon Parties.

        (c)   All items described under Section 3.16(a)(i) or Section 3.16(a)(ii) that any Crosstex Entity or any ERISA Affiliate thereof, sponsors, maintains or contributes to, or has sponsored, maintained or contributed to within six (6) years prior to the Closing Date, shall be referred to as the "Crosstex Benefit Plans". Except for matters that would not reasonably be expected to have a Crosstex Material Adverse Effect:

            (i)  each Crosstex Benefit Plan has been administered in compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements;

           (ii)  there do not now exist, nor do any circumstances exist that could result in, any liabilities under or arising with respect to (A) Title IV of ERISA, (B) Section 302 of ERISA, or (C) Sections 412 and 4971 of the Code; and

          (iii)  as to any Crosstex Benefit Plan intended to be qualified under Section 401 of the Code, such Plan has received a favorable determination letter or opinion letter, as applicable, from the IRS to such effect (or has applied or has time remaining to apply for such letter) and, to the Knowledge of Crosstex, no fact, circumstance or event has occurred or exists since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Crosstex Benefit Plan.

        (d)   Except as would not reasonably be expected to have a Crosstex Material Adverse Effect, the consummation of the transactions contemplated by this Agreement or any other Transaction Agreement will not result in a nondeductible expense of Crosstex or any of its Affiliates under Section 280G of the Code. Further, no gross-up tax payment shall be owed or made by Crosstex or any of its Affiliates with respect to any tax payment due under Section 4999 of the Code as a result of the transactions contemplated by this Agreement or any other Transaction Agreement.

        (e)   Except as set forth on Section 3.16(e) of the Crosstex Disclosure Letter, neither the execution and delivery of this Agreement or any other Transaction Agreement to which Crosstex or any of its Affiliates is a party nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including severance, unemployment compensation, parachute, bonus or otherwise) becoming due to any officer, director, employee or consultant of any Crosstex Entity or Affiliate thereof; (ii) materially increase any benefits otherwise payable by any Crosstex Entity or Affiliate thereof; or (iii) result in the acceleration of the time of payment or vesting of any awards or benefits or give rise to any additional service credits under any Crosstex Benefit Plan.

        (f)    Except as would not reasonably be expected to have a Crosstex Material Adverse Effect, each of the Crosstex Entities (i) is in compliance with all applicable Laws regarding labor and employment, including, but not limited to, all Laws relating to employment discrimination, labor relations, payment of wages and overtime, leaves of absence, employment tax and social security, classification of employees and independent contractors, occupational health and safety, and immigration; (ii) has not, any time within the six (6) months preceding the Execution Date, had any "plant closing" or "mass layoff" (as defined by the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act")) or other terminations of employees which would create any obligations upon or liabilities for any Crosstex Entity under the WARN Act or similar state and local laws; (iii) is not subject to any material disputes pending, or, to the Knowledge of Crosstex, threatened, by any of its prospective, current, or former employees, independent contractors or Governmental Entity relating to the engagement of employees or independent contractors by any Crosstex Entity or related to any Crosstex Benefit Plan (except for routine undisputed claims for benefits); (iv) is not subject to any material judgment, order or decree with or relating to any present or former employee, independent contractor or any Governmental Entity relating to claims of discrimination, wage or hour practices, or other claims in respect to employment or labor practices and policies; (v) is not required to comply with Executive Order 11246, as amended, Section 503 of the Rehabilitation Act of 1973, as amended, or the Vietnam Era Veterans Readjustment Assistance Act of 1974, as amended; and (vi) is not required to maintain any affirmative action plans.

        (g)   Except as would not reasonably be expected to have a Crosstex Material Adverse Effect: (i) none of the Crosstex Entities is a party to or bound by or negotiating any collective bargaining agreement or other agreement with any labor union, nor has any of them experienced any strike, slowdown, work stoppage, boycott, picketing, lockout, or material grievance, claim of unfair labor practices, or other collective bargaining or labor dispute within the past two years and (ii) to the Knowledge of Crosstex, there are no current union representation questions or petitions or organizing campaigns involving employees of any Crosstex Entity.

        3.17    Regulatory Matters.    No Crosstex Entity is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (b) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," a "public utility" or a "public-utility company," as each such term is defined in the Public Utility Holding Company Act of 2005. All natural gas pipeline systems and related facilities of the Crosstex Entities are "gathering facilities" or "intrastate pipelines" that are exempt from regulation by the FERC under the Natural Gas Act of 1938, as amended. None of the Crosstex Entities is a "natural gas company" under the Natural Gas Act of 1938, as amended. Except as set forth on Section 3.17 of the Crosstex Disclosure Letter, no Crosstex Entity has utilized its facilities to provide service as a common carrier subject to the jurisdiction of FERC under the Interstate Commerce Act as such statute is implemented by FERC pursuant to the Department of Energy Organization Act of 1977. Except as set forth on Section 3.17 of the Crosstex Disclosure Letter, none of the Crosstex Entities' "intrastate pipelines" provide transportation services pursuant to Section 311 of the Natural Gas Policy Act of 1978.

        3.18    Insurance.    Except as would not reasonably be expected to have a Crosstex Material Adverse Effect, (a) each insurance policy under which any Crosstex Entity is an insured or otherwise the principal beneficiary of coverage (collectively, the "Crosstex Insurance Policies") is in full force and effect, all premiums due thereon have been paid in full and such Crosstex Entity is in compliance with the terms and conditions of such Crosstex Insurance Policy; (b) no Crosstex Entity is in breach or default under any Crosstex Insurance Policy; and (c) no event has occurred which, with notice or lapse of time, would constitute such breach of default, or permit termination or modification, under any Crosstex Insurance Policy.

        3.19    Required Vote of the Crosstex Stockholders.    Subject to the accuracy of the representations set forth in Section 4.20, (a) the affirmative vote of the holders of at least 67% of the shares of Crosstex Common Stock issued and outstanding and entitled to vote on the adoption of this Agreement and the approval of the Crosstex Merger, voting together as a single class (the "Crosstex Stockholder Approval") is the only vote or approval of holders of securities of Crosstex which is necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Crosstex Merger; (b) the action of the Crosstex Board in approving this Agreement is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby and by the Contribution Agreement, the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in the DGCL; and (c) no other Takeover Laws are applicable to the Crosstex Merger, this Agreement or any transaction contemplated hereby or by the Contribution Agreement. As used in this Agreement, "Takeover Laws" means any "moratorium," "control share acquisition, "fair price," "supermajority," "affiliate transactions," or "business combination statute or regulation" or other similar state anti-takeover Laws and regulations.

        3.20    Brokers' Fee.    Except for the fees payable to Citigroup Global Markets Inc., Evercore Group L.L.C., Greenhill & Co. and Simmons & Company International, which shall be paid by Crosstex or Crosstex MLP, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Crosstex.

        3.21    Opinion of Financial Advisors.    The Crosstex Board has received the opinion of Citigroup Global Markets Inc. and the Special Committee of the Board of Directors of Crosstex has received the opinion of Evercore Group L.L.C. (collectively, the "Crosstex Financial Advisors") to the effect that, as of the date of each such opinion and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Crosstex Merger Consideration is fair, from a financial point of view, to the holders of Crosstex Common Stock.

        3.22    Information Supplied.    None of the information supplied or to be supplied by Crosstex for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Crosstex Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.

        3.23    Investigation; No Other Representations or Warranties.    Crosstex has undertaken such investigation as it deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is a party. Crosstex has had the opportunity to ask questions and receive answers from Devon Gas Services regarding the business, properties, prospects and financial condition of the Midstream Group Entities. The foregoing investigation, however, does not modify the representations and warranties of the Devon Parties in Article IV. Crosstex acknowledges that the representations and warranties in this Agreement, the Devon Disclosure Letter or in the certificate referenced in Section 7.3(d) constitute the sole and exclusive representations and warranties of the Devon Parties to Crosstex in connection with the transactions contemplated by this Agreement and the other Transaction Agreements. Except for the representations and warranties contained in this Article III, in the Crosstex Disclosure Letter or in the certificate referenced in Section 7.2(d), neither Crosstex nor any other Person makes any other express or implied representation or warranty, and the Devon Parties hereby disclaim reliance on any other representation or warranty, on behalf of or relating to Crosstex or any of its Affiliates, or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE DEVON PARTIES

        The Devon Parties hereby, jointly and severally, represent and warrant to Crosstex that except (i) as disclosed in any of the Devon SEC Documents filed or furnished with the SEC prior to the Execution Date or the Midstream Registration Statement (in each case excluding any disclosures included in any "risk factor" section of such documents or any other disclosures in such documents to the extent they are predictive or forward looking and general in nature) or (ii) as set forth on the disclosure letter delivered to Crosstex on the Execution Date (the "Devon Disclosure Letter"), which identifies items of disclosure by reference to a particular section or subsection of this Agreement (it being understood that any matter disclosed pursuant to any section or subsection of the Devon Disclosure Letter shall be deemed to be disclosed for all purposes of this Agreement and the Devon Disclosure Letter, as long as the relevance of such disclosure is reasonably apparent), as follows:

        4.1    Organization; Qualification; Devon Reorganization Transactions.

        (a)   Each of the Devon Parties is and, as of the time immediately following the completion of the Devon Reorganization Transactions, each Midstream Group Entity will be, an entity duly formed or organized, validly existing and in good standing under the laws of the state of its formation or organization and has or, in the case of the Midstream Group Entities, will have, as of the time immediately following the completion of the Devon Reorganization Transactions, all requisite corporate, limited partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is or, in the case of the Midstream Group Entities, will be, as of the time immediately following the completion of the Devon Reorganization Transactions, duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to have a Midstream Group Material Adverse Effect. The Devon Parties have made available to Crosstex true and complete copies of the Organizational Documents of each Devon Party, as in effect on the Execution Date. Following the completion of the Devon Reorganization Transactions, the Devon Parties will have made available to Crosstex true and complete copies of the Organizational Documents of each Midstream Group Entity.

        (b)   As of the Devon Effective Time, the Devon Reorganization Transactions will have been consummated in full and in accordance with the steps set forth in Schedule 1.

        4.2    Authority; Enforceability.

        (a)   Each of the Devon Parties has the requisite corporate, limited partnership or limited liability company power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party. The execution and delivery by each Devon Party of this Agreement and the other Transaction Agreements to which it is a party and the consummation by each Devon Party of the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party have been duly and validly authorized by such Devon Party, and no other corporate, limited partnership or limited liability company proceedings on the part of any Devon Party is necessary to authorize this Agreement and the other Transaction Agreements to which it is a party or to consummate the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party.

        (b)   This Agreement and the other Transaction Agreements to which a Devon Party is a party have been, or, in the case of the Transaction Agreements to be delivered after the Execution Date, will be, duly executed and delivered by such Devon Party, and, assuming the due authorization, execution and delivery by the Crosstex, this Agreement and the other Transaction Agreements to which a Devon Party is a party constitute the valid and binding agreement of such Devon Party, enforceable against such Devon Party in accordance with its terms, except as such enforceability may be limited by Creditors' Rights.

        4.3    Non-Contravention.    The execution, delivery and performance of this Agreement and the other Transaction Agreements by each Devon Party party thereto and the consummation by the Devon Parties of the transactions contemplated by this Agreement and the Transaction Agreements does not and will not: (a) result in any breach of any provision of the Organizational Documents of any Devon Party or any Midstream Group Entity; (b) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which any Devon Party or any Midstream Group Entity is a party or by which any property or asset of any Devon Party or any Midstream Group Entity is bound or affected; (c) assuming compliance with the matters referred to in Section 4.4, violate any Law to which any Devon Party or any Midstream Group Entity is subject or by which any Devon Party's or any Midstream Group Entity's properties or assets is bound; or (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of any Midstream Group Entity, except, in the cases of clauses (b), (c) and (d), for such defaults or rights of termination, cancellation, amendment, acceleration, violations or Liens as would not reasonably be expected to have a Midstream Group Material Adverse Effect.

        4.4    Approvals of Governmental Entities and Other Third Parties.    Except for the need to file the Certificate of Devon Merger with the Secretary of State of the State of Delaware as required by the DGCL, subject to the accuracy of the representations and warranties of Crosstex in Article III, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Person or Governmental Entity is necessary for the consummation by any Devon Entity of the transactions contemplated by this Agreement, other than (a) the filings and/or notices under the HSR Act and the rules and regulations thereunder and the expiration of the waiting periods thereunder, (b) compliance with any applicable requirements of the federal securities Laws, any applicable state or other local securities Laws and any applicable requirements of a national securities exchange and (c) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not reasonably be expected to have a Midstream Group Material Adverse Effect.

        4.5    Capitalization.

        (a)   Section 4.5(a) of the Devon Disclosure Letter sets forth, as of the time following the Devon Reorganization Transactions and before the Closing, a correct and complete description of the following: (i) all of the issued and outstanding Equity Interests in each of the New Public Rangers Entities and the Midstream Group Entities; and (ii) the record owners of each of the outstanding

Equity Interests in each of the New Public Rangers Entities and the Midstream Group Entities. Except as set forth on Section 4.5(a) of the Devon Disclosure Letter, there are no other outstanding Equity Interests of any New Public Rangers Entity or Midstream Group Entity. As of the Execution Date all of the issued and outstanding Equity Interests in each of the New Public Rangers Entities have been, and as of the time immediately following the Devon Reorganization Transactions all of the issued and outstanding Equity Interests in each of the Midstream Group Entities will have been, duly authorized and validly issued in accordance with the Organizational Documents of such New Public Rangers Entity or Midstream Group Entity, as applicable, and are fully paid (to the extent required under the Organizational Documents of such New Public Rangers Entity or Midstream Group Entity, as applicable) and nonassessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 or 18-804 of the Delaware LLC Act) and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. As of the Execution Date all of the issued and outstanding Equity Interests in each of the New Public Rangers Entities have been, and following the completion of the Devon Reorganization Transactions all of the issued and outstanding Equity Interests in each of the Target Entities will be, owned by the Persons set forth on Section 4.5(a) of the Devon Disclosure Letter named as owning such interests free and clear of all Liens other than (A) transfer restrictions imposed by federal and state securities laws and (B) any transfer restrictions contained in the Organizational Documents of such New Public Rangers Entity or Target Entity. Following the completion of the Devon Reorganization Transactions, the Target Entities will own, directly or indirectly, all of the outstanding Equity Interests in each Midstream Group Entity (other than the Target Entities) free and clear of all Liens other than (1) transfer restrictions imposed by federal and state securities laws and (2) any transfer restrictions contained in the Organizational Documents of the Midstream Group Entities.

        (b)   Except as set forth in the Organizational Documents of any New Public Rangers Entity or Midstream Group Entity, there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the New Public Rangers Entities or the Midstream Group Entities to issue or sell any Equity Interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any Equity Interests in any of the New Public Rangers Entities or the Midstream Group Entities, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

        (c)   No New Public Rangers Entity or Midstream Group Entity has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of Equity Interests in any New Public Rangers Entity or Midstream Group Entity on any matter.

        (d)   Except as set forth on Section 4.5(d) of the Devon Disclosure Letter and except with respect to the ownership of any equity or long-term debt securities between or among the Midstream Group Entities, none of the Midstream Group Entities owns, directly or indirectly, any equity or long-term debt securities of any Person.

        4.6    Compliance with Law.    Except for Environmental Laws, Laws requiring the obtaining or maintenance of a Permit, Tax matters, Laws relating to employee benefits, employment and labor matters, and Laws relating to regulatory and compliance matters, which are the subject of Sections 4.12, 4.15, 4.16, and 4.17 and 4.18 respectively, and except as to matters that would not reasonably be expected to have a Midstream Group Material Adverse Effect, (a) each Midstream Group Entity is in compliance with all applicable Laws, (b) no Midstream Group Entity has received written notice of any violation of any applicable Law and (c) none of the Midstream Group Entities has received written notice that it is under investigation by any Governmental Entity for potential non-compliance with any Law.

        4.7    Devon SEC Reports; Financial Statements.

        (a)   Devon has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Devon with the SEC since January 1, 2013 (such documents, together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, being collectively referred to as the "Devon SEC Documents"). Each Devon SEC Document and the Midstream Registration Statement (i) at the time filed, complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Devon SEC Document or the Midstream Registration Statement and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the Execution Date, then at the time of such filing or amendment) contain any untrue statement of a material fact related to the Midstream Business or omit to state a material fact related to the Midstream Business required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   The Devon Parties have made available to Crosstex copies of the Midstream Business Financial Statements. The Midstream Business Financial Statements included in the Midstream Registration Statement complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods presented thereby and fairly present in all material respects the consolidated financial position and operating results, equity and cash flows of Devon Midstream Holdings, L.P. Predecessor, on a combined consolidated basis, as of, and for the periods ended on, the respective dates thereof, subject, however, in the case of unaudited financial statements, to normal year-end audit adjustments.

        (c)   The pro forma financial statements included in the Midstream Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Midstream Registration Statement. The pro forma financial statements included in the Midstream Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act.

        (d)   Following the completion of the Devon Reorganization Transactions, none of the Midstream Group Entities has any liability, whether accrued, contingent, absolute or otherwise, that would be required to be included in the financial statements of the Midstream Group Entities under GAAP except for (i) liabilities set forth on the consolidated balance sheet dated as of June 30, 2013 or the notes thereto contained in the Midstream Business Financial Statements; (ii) liabilities that have arisen since June 30, 2013, in the ordinary course of business; and (iii) liabilities which would not reasonably be expected to have a Midstream Group Material Adverse Effect.

        (e)   Except as set forth on the consolidated balance sheet dated as of June 30, 2013 or the notes thereto contained in the Midstream Business Financial Statements, none of the Midstream Group Entities has any Indebtedness.

        4.8    Absence of Certain Changes.

        (a)   Since their respective dates of formation or incorporation, as applicable, none of New Public Rangers, Boomer Merger Sub or Rangers Merger Sub has carried on any business or conducted any operations other than the execution of this Agreement and the other Transaction Agreements, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

        (b)   Except as expressly contemplated by this Agreement, from and after January 1, 2013, (i) the Midstream Business has been operated only in the ordinary course of business and consistent with past practice and (ii) through the Execution Date, there has not been any Event which has had, or would be reasonably expected to have, a Midstream Group Material Adverse Effect.

        4.9    Title to Property and Assets.    Except as set forth on Section 4.9 of the Devon Disclosure Letter, after giving effect to the Devon Reorganization Transactions, except as to matters that would not reasonably be expected to have a Midstream Group Material Adverse Effect, each Midstream Group Entity has title to or rights or interests in its real property and personal property free and clear of all Liens (subject to Permitted Liens), sufficient to allow it to conduct its business as currently being conducted.

        4.10    Sufficiency of Assets; Title to Tangible Property.    Except as set forth on Section 4.10 of the Devon Disclosure Letter, after giving effect to the Devon Reorganization Transactions, the transactions contemplated hereby and by the Contribution Agreement, the licenses to be granted and the other arrangements contemplated by the Transaction Agreements, including the provision of corporate and other services following the Closing by Devon in accordance with the Transition Services Agreement and by Crosstex GP LLC or its Affiliates, (a) the assets, personnel and rights of the Midstream Group Entities will be sufficient for the Crosstex Entities and the Midstream Group Entities to conduct, in all material respects, the Midstream Business immediately after the Closing in substantially the same manner as currently conducted by Devon and the Midstream Group Entities and (b) there are no assets, personnel or rights that are material to the conduct of the Midstream Business other than those that will be transferred to and held by the Midstream Group Entities following the Devon Reorganization Transactions and the Mergers.

        4.11    Intellectual Property.    Except as would not reasonably be expected to have a Midstream Group Material Adverse Effect, as of immediately following the Devon Reorganization Transactions, (a) the Midstream Group Entities own or have the right to use pursuant to a license, sublicense, agreement or otherwise all material items of Intellectual Property required in the operation of the Midstream Business as presently conducted; (b) no third party has asserted in a writing delivered to any Midstream Group Entity an unresolved claim that any of the Midstream Group Entities is infringing on the Intellectual Property of such third party; and (c) to the Knowledge of Devon, no third party is infringing on the Intellectual Property owned by the Midstream Group Entities.

        4.12    Environmental Matters.    Following the completion of the Devon Reorganization Transactions, except for matters that would not reasonably be expected to have a Midstream Group Material Adverse Effect:

        (a)   each of the Midstream Group Entities is and, during the relevant time periods specified in all applicable statutes of limitations, has been, in compliance with all applicable Environmental Laws;

        (b)   each of the Midstream Group Entities possesses all Permits required under Environmental Laws for its operations as currently conducted and is in compliance with the terms of such Permits, and such Permits are in full force and effect;

        (c)   none of the Midstream Group Entities nor any of their properties or operations is subject to any pending or, to the Knowledge of Devon, threatened Proceeding arising under any Environmental Law, nor has any Devon Entity received any written and pending notice, order or complaint from any Governmental Entity alleging a violation of or liability arising under any Environmental Law relating to the Midstream Business; and

        (d)   there has been no Release of Hazardous Substances on, at, under, to, or from any of the properties owned by the Midstream Group Entities, from or in connection with the Midstream Group Entities' operations or for which any of the Midstream Group Entities have assumed contractual liability, in each case in a manner that would reasonably be expected to give rise to any uninsured liability pursuant to any Environmental Law.

        4.13    Material Contracts.

        (a)   Except as set forth on Section 4.13 of the Devon Disclosure Letter or filed with any Devon SEC Document (including incorporation by reference) filed with the SEC prior to the Execution Date or as filed with the Midstream Registration Statement prior to the Execution Date, as of the Execution Date, and giving effect to the Devon Reorganization Transactions, none of the Midstream Group Entities is a party to or bound by any Contract that:

            (i)  is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K of the SEC if such a registration statement was filed by such Midstream Group Entity on the Execution Date;

           (ii)  includes Devon or any Affiliate of Devon (other than the Midstream Group Entities) as a counterparty or third-party beneficiary;

          (iii)  contains any provision or covenant which materially restricts any Midstream Group Entity or any Affiliate thereof from engaging in any lawful business activity or competing with any Person, other than exclusivity arrangements with respect to joint development projects with a term of less than one year;

          (iv)  (A) relates to the creation, incurrence, assumption, or guarantee of any indebtedness for borrowed money by any Midstream Group Entity or (B) creates a capitalized lease obligation (except, in the cases of clauses (A) and (B), any such Contract with an aggregate principal amount not exceeding $5,000,000);

           (v)  is in respect of the formation of any partnership, limited liability company agreement or joint venture or otherwise relates to the joint ownership or operation of the assets owned by any of the Midstream Group Entities involving assets or obligations in excess of $25,000,000;

          (vi)  includes the acquisition or sale of assets with a book value in excess of $10,000,000 (whether by merger, sale of stock, sale of assets or otherwise);

         (vii)  relates to natural gas or oil transportation, gathering, treating or processing, natural gas liquids or oil fractionation, transportation, purchase, sales or storage, or the purchase of natural gas or oil, in each case, that involves, or is reasonably expected in the future to involve, annual revenues or payments by the Midstream Group Entities of $10,000,000 in the aggregate;

        (viii)  relates to futures, swaps, collars, puts, calls, floors, caps, options or otherwise is intended to reduce or eliminate the fluctuations in the prices of commodities, including natural gas, natural gas liquids, crude oil and condensate, other than any Contract that is both (A) entered into in accordance with Devon's internal hedge policy in effect as of the Execution Date and (B) in the ordinary course of business; or

          (ix)  is a purchase Contract with respect to commodities that is material to the Midstream Business, as a whole.

        (b)   Each Contract required to be disclosed pursuant to Section 4.13(a) and each Contract to which any of the Midstream Group Entities is bound as of the Execution Date that relates to (i) the purchase of materials, supplies, goods, services or other assets (in each case, other than commodities), or (ii) the construction of capital assets, in the cases of clauses (i) and (ii) that provides for annual payments by or to any of the Midstream Group Entities in excess of $10,000,000 (collectively, the "Midstream Group Material Contracts") has been made available to Crosstex and, to the Knowledge of Devon is a valid and binding obligation of the applicable Midstream Group Entity, and is in full force and effect and enforceable in accordance with its terms against such Midstream Group Entity and, to the Knowledge of Devon, the other parties thereto, except, in each case, as enforcement may be limited by Creditors' Rights.

        (c)   To the Knowledge of Devon, none of the Midstream Group Entities nor any other party to any Midstream Group Material Contract is in default or breach in any material respect under the terms of any Midstream Group Material Contract and no event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default in any material respect by such Midstream Group Entity or, to the Knowledge of Devon, any other party to any Midstream Group Material Contract, or would permit termination, modification or acceleration under any Midstream Group Material Contract.

        4.14    Legal Proceedings.    Except with respect to Proceedings arising under Environmental Laws which are the subject of Section 4.12, there are no Proceedings pending or, to the Knowledge of Devon, threatened against the Midstream Group Entities, except such Proceedings as would not reasonably be expected to have a Midstream Group Material Adverse Effect.

        4.15    Permits.    Other than with respect to Permits issued pursuant to or required under Environmental Laws which are the subject of Section 4.12, following the completion of the Devon Reorganization Transactions, the Midstream Group Entities have all Permits as are necessary to use, own and operate their assets in the manner such assets are currently used, owned and operated by the Midstream Group Entities, except where the failure to have such Permits would not reasonably be expected to have a Midstream Group Material Adverse Effect.

        4.16    Taxes.

        (a)   All material Tax Returns required to be filed with respect to the Midstream Group Entities have been filed and all Tax Returns with respect to the Midstream Group Entities and the Midstream Business are complete and correct in all material respects and all material Taxes due relating to the Midstream Group Entities and the Midstream Business have been paid in full. There is no claim (other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been made in accordance with GAAP) against any Midstream Group Entity or the Midstream Business for any material Taxes, and no material assessment, deficiency, or adjustment has been asserted or proposed in writing with respect to any material Taxes or material Tax Returns of or with respect to any Midstream Group Entity or the Midstream Business.

        (b)   Except as set forth on Section 4.16(b) of the Devon Disclosure Letter, no material Tax audits or administrative or judicial proceedings are being conducted or are pending with respect to any Midstream Group Entity or the Midstream Business.

        (c)   All material Taxes required to be withheld, collected or deposited by or with respect to any Midstream Group Entity or the Midstream Business have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

        (d)   Except as set forth on Section 4.16(d) of the Devon Disclosure Letter, there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for the payment or assessment of any material Tax of, or any material Taxes associated with the ownership or operation of the assets of, any Midstream Group Entity or the Midstream Business.

        (e)   No Midstream Group Entity is a party to any Tax sharing agreement or Tax indemnification agreement, and no payments are due or will become due by any Midstream Group Entity pursuant to any such agreement or arrangement.

        (f)    No Midstream Group Entity has engaged in a transaction that would be reportable by or with respect to any Midstream Group Entity pursuant to Treasury Regulation § 1.6011-4 or any predecessor thereto.

        (g)   Except as set forth on Section 4.16(g) of the Devon Disclosure Letter, each Midstream Group Entity is currently, and has been since its respective formation, a partnership or an entity disregarded as separate from its owner for United States federal income tax purposes and none of the Midstream Group Entities has elected to be treated as a corporation for federal Tax purposes.

        (h)   There are no Liens on any of the assets of any Midstream Group Entity that arose in connection with any failure (or alleged failure) to pay any Tax.

        (i)    Except as set forth on Section 4.16(i) of the Devon Disclosure Letter, none of the Midstream Group Entities has been a member of or is a successor to an entity that has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

        (j)    At least 90% of the gross income generated by the Midstream Business as of the Closing Date is from sources treated as "qualifying income" within the meaning of Section 7704(d) of the Code.

        4.17    Employee Benefits; Employment and Labor Matters.

        (a)   Section 4.17(a) of the Devon Disclosure Letter contains a list of each of the following that any Midstream Group Entity or any ERISA Affiliate thereof, sponsors, maintains or contributes to, or has sponsored, maintained or contributed to within six (6) years prior to the Closing Date with respect to items listed in Section 4.17(a)(i) and within three (3) years prior to the Closing Date with respect to items listed in Section 4.17(a)(ii):

            (i)  any "employee benefit plan," as such term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA), (A) which is material and pursuant to which compensation or other benefits are provided to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of any Midstream Group Entity or (B) which is subject to Title IV of ERISA; or

           (ii)  any material personnel policy, equity-based plan (including, but not limited to, stock option plans, stock purchase plans, stock appreciation rights and phantom stock plans), bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan or arrangements, change in control policies or agreements, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 4.17(a)(i) pursuant to which compensation or other benefits are provided to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of any Midstream Group Entity.

        (b)   True, correct and complete copies of the current version of each item described in Section 4.17(a)(i) or Section 4.17(a)(ii), and, if applicable, the current summary plan description, the most recent determination letter, the most recent actuarial report, the current insurance or group annuity contracts and each other funding or financing arrangement relating to any such item, as well as in every case all amendments, modifications or supplements thereto, have been made reasonably available to Crosstex.

        (c)   All items described under Section 4.17(a)(i) or Section 4.17(a)(ii) that any Midstream Group Entity or any ERISA Affiliate thereof, sponsors, maintains or contributes to, or has sponsored, maintained or contributed to within six (6) years prior to the Closing Date, shall be referred to as the "Midstream Group Benefit Plans". Except for matters that would not reasonably be expected to have a Midstream Group Material Adverse Effect:

            (i)  each Midstream Group Benefit Plan has been administered in compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements;

           (ii)  there do not now exist, nor do any circumstances exist that could result in, any liabilities under or arising with respect to (A) Title IV of ERISA, (B) Section 302 of ERISA, or (C) Sections 412 and 4971 of the Code; and

          (iii)  as to any Midstream Group Benefit Plan intended to be qualified under Section 401 of the Code, such Midstream Group Benefit Plan has received a favorable determination letter or opinion letter, as applicable, from the IRS to such effect (or has applied or has time remaining to apply for such letter) and, to the Knowledge of Devon, no fact, circumstance or event has occurred or exists since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Midstream Group Benefit Plan.

        (d)   Except as would not reasonably be expected to have a Midstream Group Material Adverse Effect, the consummation of the transactions contemplated by this Agreement or any other Transaction Agreement will not result in a nondeductible expense of Devon or any of its Affiliates with respect to any Midstream Group Employee or other similar Midstream Group service provider under Section 280G of the Code. Further, no gross-up tax payment shall be owed or made by Devon or any of its Affiliates with respect to any tax payment due under Section 4999 of the Code as a result of the transactions contemplated by this Agreement or any other Transaction Agreement.

        (e)   Except as set forth on Section 4.17(e) of the Devon Disclosure Letter, neither the execution and delivery of this Agreement or any other Transaction Agreement to which Devon or any of its Affiliates is a party nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any officer, director, employee or consultant of any Midstream Group Entity or Affiliate thereof; (ii) materially increase any benefits otherwise payable by any Midstream Group Entity or Affiliate thereof; or (iii) result in the acceleration of the time of payment or vesting of any awards or benefits or give rise to any additional service credits under any Midstream Group Benefit Plan.

        (f)    Except as would not reasonably be expected to have a Midstream Group Material Adverse Effect, each of the Midstream Group Entities (i) is in compliance in all material respects with all applicable Laws regarding labor and employment, including, but not limited to, all Laws relating to employment discrimination, labor relations, payment of wages and overtime, leaves of absence, employment tax and social security, classification of employees and independent contractors, occupational health and safety, and immigration; (ii) has not, any time within the six (6) months preceding the Execution Date, had any "plant closing" or "mass layoff" (as defined by the WARN Act) or other terminations of employees which would create any obligations upon or liabilities for any Midstream Group Entity under the WARN Act or similar state and local laws; (iii) is not subject to any material disputes pending, or, to the Knowledge of Devon, threatened, by any of its prospective, current, or former employees, independent contractors or Governmental Entity relating to the engagement of employees or independent contractors by any of the Midstream Group Entities or related to any Midstream Group Benefit Plan (except for routine undisputed claims for benefits); (iv) is not subject to any material judgment, order or decree with or relating to any present or former employee, independent contractor or any Governmental Entity relating to claims of discrimination, wage or hour practices, or other claims in respect to employment or labor practices and policies; (v) is not required to comply with Executive Order 11246, as amended, Section 503 of the Rehabilitation Act of 1973, as amended, or the Vietnam Era Veterans Readjustment Assistance Act of 1974, as amended; and (vi) is not required to maintain any affirmative action plans.

        (g)   Except as would not reasonably be expected to have a Midstream Group Material Adverse Effect: (i) none of the Midstream Group Entities is a party to or bound by or negotiating any collective bargaining agreement or other agreement with any labor union, nor has any of them experienced any strike, slowdown, work stoppage, boycott, picketing, lockout, or material grievance, claim of unfair labor practices, or other collective bargaining or labor dispute within the past two years and (ii) to the Knowledge of Devon, there are no current union representation questions or petitions or organizing campaigns involving employees of any of the Midstream Group Entities.

        4.18    Regulatory Matters.    No Midstream Group Entity is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (b) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," a "public utility" or a "public-utility company," as each such term is defined in the Public Utility Holding Company Act of 2005. All natural gas pipeline systems and related facilities constituting the Midstream Business are "gathering facilities" or "intrastate pipelines" that are exempt from regulation by the FERC under the Natural Gas Act of 1938, as amended. None of the Midstream Group Entities is a "natural gas company" under the Natural Gas Act of 1938, as amended. No Midstream Group Entity has utilized its facilities to provide service as a common carrier subject to the jurisdiction of FERC under the Interstate Commerce Act as such statute is implemented by FERC pursuant to the Department of Energy Organization Act of 1977. None of the "intrastate pipelines" that are part of the Midstream Business provide transportation services pursuant to Section 311 of the Natural Gas Policy Act of 1978.

        4.19    Insurance.    Except as would not reasonably be expected to have a Midstream Group Material Adverse Effect and following the Devon Reorganization Transactions, (a) each insurance policy under which any Midstream Group Entity is an insured or otherwise the principal beneficiary of coverage related to the Midstream Business (collectively, the "Midstream Group Insurance Policies") is in full force and effect, all premiums due thereon have been paid in full and such Midstream Group Entity is in compliance with the terms and conditions of such Midstream Group Insurance Policy; (b) no Midstream Group Entity is in breach or default under any Midstream Group Insurance Policy; and (c) no event has occurred which, with notice or lapse of time, would constitute such breach of default, or permit termination or modification, under any Midstream Group Insurance Policy.

        4.20    Ownership of Crosstex Common Stock.    As of the Execution Date, neither Devon nor any of its Subsidiaries beneficially owns (within the meaning of Section 13 of the Exchange Act) any of the outstanding shares of Crosstex Common Stock. No Devon Party nor any of their respective "affiliates" or "associates" (each as defined in Section 203 of the DGCL) is an "interested stockholder" (as defined in Section 203 of the DGCL) of Crosstex.

        4.21    Brokers' Fee.    Except for the fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated which shall be paid by Devon, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Devon Party.

        4.22    Information Supplied.    None of the information supplied or to be supplied by the Devon Parties for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Crosstex Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.

        4.23    Matters Relating to Acquisition of the Devon Merger Consideration.    Devon Gas Services has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of their investment in the Devon Merger Consideration and is capable of bearing the economic risk of such investment. Devon Gas Services is an "accredited investor" as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act. Devon Gas Services is acquiring the Devon Merger Consideration for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Devon Merger Consideration in violation of applicable state and federal securities laws. Devon Gas Services is not a party to any Contract or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Devon Merger Consideration. Devon Gas Services acknowledges and understands that (i) the acquisition of the Devon Merger Consideration has not been registered under the Securities Act in reliance on an exemption therefrom and (ii) the New Public Rangers Class B Common Units comprising the Devon Merger Consideration will, upon their sale by Devon Gas Services, unless such sale is registered under the Securities Act, be characterized as "restricted securities" under state and federal securities laws. Devon Gas Services agrees that the New Public Rangers Class B Common Units comprising the Devon Merger Consideration may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable state and federal securities laws.

        4.24    Investigation; No Other Representations or Warranties.    Each Devon Party has undertaken such investigation as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is a party. Devon Gas Services has had an opportunity to ask questions and receive answers from Crosstex regarding the terms and conditions of the offering of the Devon Merger Consideration and the business, properties, prospects, and financial condition of New Public Rangers. The foregoing investigation, however, does not modify the representations and warranties of Crosstex in Article III. Each of the Devon Parties acknowledges that such representations and warranties in this Agreement, the Crosstex Disclosure Letter or in the certificate referenced in Section 7.2(d) constitute the sole and exclusive representations and warranties of Crosstex to the Devon Parties in connection with the transactions contemplated by this Agreement and the other Transaction Agreements. Except for the representations and warranties contained in this Article IV, in the Devon Disclosure Letter or in the certificate referenced in Section 7.3(d), neither the Devon Parties nor any other Person makes any other express or implied representation or warranty, and Crosstex hereby disclaims reliance on any other representation or warranty, on behalf of or relating to the Devon Parties or any of their Affiliates, or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects.

ARTICLE V
CERTAIN PRE-CLOSING COVENANTS

        5.1    Conduct of Business of Crosstex.

        (a)   Crosstex covenants and agrees as to itself and its Subsidiaries that, from the Execution Date and continuing until the earlier of the Crosstex Effective Time or the termination of this Agreement, except (1) as expressly required, permitted or contemplated by this Agreement or the Contribution Agreement, (2) as set forth in Section 5.1(a) of the Crosstex Disclosure Letter, (3) as required by Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Crosstex or any of its Subsidiaries, or (4) to the extent Devon shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Crosstex shall, and shall cause each of its Subsidiaries to:

            (i)  conduct its business in the ordinary course of business consistent with past practice;

           (ii)  use reasonable best efforts to preserve intact its goodwill and relationships with customers, suppliers and others having business dealings with them with respect thereto;

          (iii)  comply in all material respects with all applicable Laws relating to them; and

          (iv)  use reasonable best efforts to maintain in full force without interruption its insurance policies as of the Execution Date or comparable insurance coverage.

        (b)   Without limiting the generality of Section 5.1, and except (1) as expressly required, permitted or contemplated by this Agreement or the Contribution Agreement, (2) as set forth in Section 5.1(b) of the Crosstex Disclosure Letter (including the Crosstex Project and Capital Expenditure Schedule), (3) as required under any Contract or any Crosstex Equity Plan filed as an exhibit to any Crosstex SEC Document or Crosstex MLP SEC Document, in each case, filed or furnished with the SEC prior to the Execution Date, or (4) any Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Crosstex or any of its Subsidiaries or to the extent Devon shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), from the Execution Date and continuing until the earlier of the Crosstex Effective Time or the termination of this Agreement, Crosstex shall not, and shall not authorize or permit any of its Subsidiaries to:

            (i)  make any material change or amendment to its Organizational Documents;

           (ii)  purchase any securities or ownership interests of, or make any investment in any Person, other than (A) ordinary course overnight investments consistent with the cash management policies of such Person and (B) purchases and investments in addition to those contemplated by clause (A) not in excess of $10,000,000 individually or $50,000,000 in the aggregate;

          (iii)  make any capital expenditures, other than (A) capital expenditures in accordance with the Crosstex Project and Capital Expenditure Schedule, (B) capital expenditures related to projects other than those set forth on the Crosstex Project and Capital Expenditure Schedule not in excess of $10,000,000 individually or $50,000,000 in the aggregate, and (C) as required on an emergency basis or for the safety of individuals or the environment;

          (iv)  make any material change to its tax methods, principles or elections;

           (v)  except as required pursuant to the Organizational Documents of the Crosstex Entities, declare or pay any dividends or other distribution in respect of any Equity Interests except (A) the declaration and payment of dividends or distributions from any direct or indirect wholly-owned Subsidiary of Crosstex; (B) regular quarterly dividends (and dividend equivalent rights) by Crosstex to its stockholders not to exceed the amount set forth in Section 5.1(b)(2)(v)(B) of the Crosstex Disclosure Letter; and (C) regular quarterly distributions (and distribution equivalent rights) of Available Cash (as defined in the Crosstex MLP Partnership Agreement) by Crosstex MLP to its limited partners not to exceed the amount set forth in Section 5.1(b)(2)(v)(C) of the Crosstex Disclosure Letter;

          (vi)  split, combine or reclassify any of its Equity Interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its Equity Interests, except for any such transaction by a direct or indirect wholly-owned Subsidiary of Crosstex that remains a direct or indirect wholly-owned Subsidiary of Crosstex or any of its Subsidiaries after consummation of such transaction;

         (vii)  repurchase, redeem or otherwise acquire any of its Equity Interests;

        (viii)  except as required pursuant to the Organizational Documents of the Crosstex Entities, issue, deliver, sell, pledge or dispose of, or authorize the issuance, delivery, sale, pledge or disposition of, any (A) Equity Interests, (B) debt securities having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote or

  (C) securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such securities, other than issuances by a direct or indirect wholly-owned Subsidiary of Crosstex of Equity Interests to such Person's parent or any other direct or indirect wholly-owned Subsidiary of Crosstex;

          (ix)  purchase or sell assets (including any general partner or limited partner interest or any other Equity Interests in any other Person), other than purchases or sales of inventory in the ordinary course by Crosstex or any of its Subsidiaries with a value not exceeding $10,000,000 individually or $50,000,000 in the aggregate;

           (x)  create, incur, guarantee or assume any Indebtedness other than Indebtedness (A) of less than $10,000,000 in the aggregate or (B) under the Crosstex MLP Credit Agreement, the Crosstex Capital Credit Agreement or the Senior Notes;

          (xi)  (A) settle any claims, demands, lawsuits or state or federal regulatory Proceedings for damages to the extent such settlements assess damages in excess of $10,000,000 in the aggregate (other than any claims, demands, lawsuits or proceedings to the extent insured (net of deductibles), reserved against in the Crosstex Financial Statements or covered by an indemnity obligation not subject to dispute or adjustment from a solvent indemnitor) or (B) settle any claims, demands, lawsuits or state or federal regulatory Proceedings seeking an injunction or other equitable relief where such settlements would have or would reasonably be expected to materially impair the business of Crosstex and its Subsidiaries, taken as a whole;

         (xii)  merge with or into, or consolidate with, any other Person or acquire all or substantially all of the business or assets of any other Person;

        (xiii)  take any action with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization, or other winding up;

        (xiv)  change or modify any accounting policies, except as required by GAAP or applicable Law;

         (xv)  hire or engage any individual, or approve or make material modifications of the salaries, bonuses or other compensation (including incentive compensation) payable to any individual, whose base salary exceeds $250,000 per annum or adopt or make any material amendment to any employee compensation, benefit or incentive plans other than in the ordinary course of business; provided, however, that any such actions that, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby or otherwise, would (A) result in any payment (including severance, unemployment compensation, parachute, bonus or otherwise) becoming due to any officer, director, employee or consultant of any Crosstex Entity or Affiliate thereof; (B) materially increase any benefits otherwise payable by any Crosstex Entity or Affiliate thereof; or (C) result in the acceleration of the time of payment or vesting of any awards or benefits or give rise to any additional service credits under any Crosstex Benefit Plan, shall not be deemed to be in the ordinary course of business;

        (xvi)  recognize any union or establish, negotiate or become obligated under any collective bargaining agreement or other contract with any labor union;

       (xvii)  terminate the employment or service relationship of any employee or independent contractor, other than where such termination is in the ordinary course of business consistent with past practice;

      (xviii)  (A) materially modify, make any material amendment to or voluntarily terminate, prior to the expiration date thereof, any Crosstex Material Contract; (B) enter into a contract after the Execution Date that would be a Crosstex Material Contract if entered into prior to the Execution

  Date; or (C) waive any material default by, or release, settle or compromise any material claim against, any other party thereto; or

        (xix)  agree or commit to take any of the actions described above.

        5.2    Conduct of the Midstream Business.

        (a)   Devon covenants and agrees as to itself and its Subsidiaries that, from the Execution Date and continuing until the earlier of the Devon Effective Time or the termination of this Agreement, except (1) as expressly required, permitted or contemplated by this Agreement or the Contribution Agreement, (2) as set forth in Section 5.2(a) of the Devon Disclosure Letter, (3) as required by Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Devon or any of its Subsidiaries, or (4) to the extent Crosstex shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Devon shall, and shall cause each Midstream Group Entity to:

            (i)  conduct the Midstream Business in the ordinary course of business consistent with past practice;

           (ii)  use reasonable best efforts to preserve intact the goodwill and relationships with customers, suppliers and others having business dealings with the Midstream Business with respect thereto;

          (iii)  comply in all material respects with all applicable Laws relating to the Midstream Business or any Midstream Group Entity; and

          (iv)  use reasonable best efforts to maintain in full force without interruption the present insurance policies or comparable insurance coverage of the Midstream Group Entities.

        (b)   Without limiting the generality of Section 5.2, and except (1) as expressly required, permitted or contemplated by this Agreement or the Contribution Agreement, (2) as set forth in Section 5.2(b) of the Devon Disclosure Letter (including the Midstream Business Project and Capital Expenditure Schedule), (3) as required under any Contract or Devon benefit plan filed as an exhibit to any Devon SEC Document filed or furnished with the SEC prior to the Execution Date, (4) as required by any Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Devon or any of the Midstream Group Entities or (5) to the extent Crosstex shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), from the Execution Date and continuing until the earlier of the Devon Effective Time or the termination of this Agreement, Devon shall not authorize or permit any Midstream Group Entity to:

            (i)  make any material change or amendment to the Organizational Documents of any Midstream Group Entity;

           (ii)  purchase any securities or ownership interests of, or make any investment in any Person, other than (A) ordinary course overnight investments consistent with the cash management policies of such Person and (B) purchases and investments in addition to those contemplated by clause (A) not in excess of $50,000,000 in the aggregate;

          (iii)  make any capital expenditures other than (A) capital expenditures in accordance with the Midstream Project and Capital Expenditure Schedule, (B) capital expenditures related to projects other than those set forth on the Midstream Project and Capital Expenditure Schedule not in excess of $10,000,000 individually or $50,000,000 in the aggregate, and (C) as required on an emergency basis or for the safety of individuals or the environment;

          (iv)  make any material change to its tax methods, principles or elections;

           (v)  except as required pursuant to the Organizational Documents of the Midstream Group Entities, declare or pay any dividends or other distribution in respect of any of its Equity Interests except the declaration and payment of cash dividends or distributions from any direct or indirect wholly-owned Subsidiary of Devon;

          (vi)  split, combine or reclassify any of its capital stock or other equity securities or partnership units or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its Equity Interests, except for any such transaction by a direct or indirect wholly-owned Subsidiary of Devon that remains a direct or indirect wholly-owned Subsidiary of a Midstream Group Entity after consummation of such transaction;

         (vii)  repurchase, redeem or otherwise acquire any of its Equity Interests;

        (viii)  except as required pursuant to the Organizational Documents of the Midstream Group Entities, issue, deliver, sell, pledge or dispose of, or authorize the issuance, delivery, sale, pledge or disposition of, any (A) Equity Interests, (B) debt securities having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote or (C) securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such securities, other than issuances by a direct or indirect wholly-owned Subsidiary of Devon of Equity Interests to such Person's parent or any other direct or indirect wholly-owned Subsidiary of Devon;

          (ix)  purchase or sell assets (including any general partner or limited partner interest or any other Equity Interests in any other Person), other than purchases or sales of inventory in the ordinary course by any of the Midstream Group Entities with a value not exceeding $10,000,000 individually or $50,000,000 in the aggregate;

           (x)  create, incur, guarantee or assume any Indebtedness other than Indebtedness of less than $10,000,000 in the aggregate;

          (xi)  (A) settle any claims, demands, lawsuits or state or federal regulatory Proceedings for damages to the extent such settlements assess damages in excess of $10,000,000 in the aggregate (other than any claims, demands, lawsuits or proceedings to the extent insured (net of deductibles), reserved against in the Midstream Business Financial Statements or covered by an indemnity obligation not subject to dispute or adjustment from a solvent indemnitor) or (B) settle any claims, demands, lawsuits or state or federal regulatory proceedings seeking an injunction or other equitable relief where such settlements would have or would reasonably be expected to materially impair the Midstream Business;

         (xii)  merge with or into, or consolidate with, any other Person or acquire all or substantially all of the business or assets of any other Person;

        (xiii)  take any action with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization, or other winding up;

        (xiv)  change or modify any accounting policies, except as required by GAAP or applicable Law;

          (xv)  hire or engage any new individual, or approve or make material modifications of the salaries, bonuses or other compensation (including incentive compensation) payable to any individual, whose base salary exceeds $250,000 per annum or adopt or make any material amendment to any employee compensation, benefit or incentive plans other than in the ordinary course of business or to effect or permit the transfer of any employee as contemplated by the Contribution Agreement;

        (xvi)  recognize any union or establish, negotiate or become obligated under any collective bargaining agreement or other contract with any labor union;

       (xvii)  terminate the employment or service relationship of any employee or independent contractor, other than where such termination is in the ordinary course of business consistent with past practice;

      (xviii)  (A) materially modify, make any material amendment to or voluntarily terminate, prior to the expiration date thereof, any Midstream Group Material Contract; (B) enter into a contract after the Execution Date that would be a Midstream Group Material Contract if entered into prior to the Execution Date; or (C) waive any material default by, or release, settle or compromise any material claim against, any other party thereto; or

        (xix)  agree or commit to take any of the actions described above.

ARTICLE VI
ADDITIONAL AGREEMENTS

        6.1    Preparation of Proxy Statement and Registration Statement.

        (a)   Promptly following the Execution Date, Devon and Crosstex shall cooperate in preparing, and shall cause to be filed with the SEC as promptly as practicable and, in any event, within twenty (20) Business Days of the Execution Date, (i) a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") in order to seek the Crosstex Stockholder Approval and (ii) a registration statement on Form S-4 to register the issuance of the New Public Rangers Common Units to be issued pursuant to the Crosstex Merger (together with all amendments thereto, the "Registration Statement"), and in which the Proxy Statement will be included as a prospectus. Devon and Crosstex will cause the Registration Statement and the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder and other applicable Law. Each of Devon and Crosstex will use its reasonable best efforts to have the Registration Statement become effective and the Proxy Statement cleared by the SEC as promptly as is practicable after filing and keep the Registration Statement effective for so long as necessary to consummate the Crosstex Merger, and Crosstex shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the holders of Crosstex Common Stock as promptly as practicable and, in any event, within five (5) Business Days after the Registration Statement shall have become effective and the Proxy Statement shall have been cleared by the SEC. Devon and Crosstex shall also take any action required to be taken and make any necessary filings under the Securities Act, the Exchange Act or any applicable state securities Laws in connection with the Mergers, this Agreement or the issuance of New Public Rangers Common Units and New Public Rangers Class B Units in the Mergers. No amendment or supplement to the Registration Statement or the Proxy Statement shall be filed without the approval of Devon and Crosstex, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that, with respect to documents filed by a party that are incorporated by reference in the Registration Statement or in the Proxy Statement, this right of approval shall apply only with respect to information relating to the other party and its Affiliates, their business, financial condition or results of operations or the transactions contemplated hereby; provided, further, that following a determination by the Crosstex Board to make a Crosstex Recommendation Change in accordance with Section 6.4(f) , Crosstex may file an amendment or supplement to the Proxy Statement (and the related prospectus) or otherwise publicly disclose such Crosstex Recommendation Change and disseminate such information to the stockholders of Crosstex, in each case, without the consent of Devon (provided, however, that Crosstex will provide Devon a reasonable opportunity to review such amendment, supplement or public disclosure prior to filing or dissemination) in order to (i) effect a Crosstex Recommendation Change, (ii) describe the reasons for such Crosstex Recommendation Change and (iii) disclose any additional information reasonably related to the Crosstex Recommendation Change; provided, further that, in the case of clauses (ii) and (iii), if making any such disclosure would constitute a breach of the Confidentiality Agreement, Crosstex shall only be permitted to make such disclosure to the extent the Crosstex Board determines, after consultation with its outside legal advisor, that the failure to make such disclosure would result in a violation of any applicable federal securities Laws.

        (b)   Devon and Crosstex each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Crosstex Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statement was made, not misleading.

        (c)   If at any time prior to the Devon Effective Time, any party discovers any information relating to Devon or Crosstex, or any of their respective Affiliates, directors or officers that should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, the party that discovers such information shall promptly notify the other party and the parties will promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate such information to the stockholders of Crosstex.

        (d)   The parties shall notify each other promptly of the receipt of any correspondence, communications or comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Registration Statement or for additional information and shall supply each other with (i) copies of all correspondence and a description of all material oral discussions between it or any of its respective Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, the Registration Statement or the Crosstex Merger and (ii) copies of all orders of the SEC relating to the Proxy Statement or the Registration Statement.

        6.2    Stockholders Meeting; Recommendations.     Crosstex shall take, in accordance with the DGCL and the Organizational Documents of Crosstex, all actions reasonably necessary to call, give notice of, convene and hold a meeting of its stockholders (the "Crosstex Stockholder Meeting") as soon as reasonably practicable after the Registration Statement is declared effective and the Proxy Statement is cleared by the SEC for the purpose of securing the Crosstex Stockholder Approval and, in any event (subject to the last sentence of this Section 6.2), within thirty (30) days of the date the Proxy Statement is mailed to the holders of Crosstex Common Stock, unless otherwise agreed by the parties; provided, however, that Crosstex shall have no obligation to hold the Crosstex Stockholder Meeting prior to sixty (60) days after the Execution Date. The Proxy Statement shall (i) state that the Crosstex Board has (x) approved this Agreement and the transactions contemplated hereby; and (y) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Crosstex and its stockholders; (ii) include the recommendation of the Crosstex Board that the holders of Crosstex Common Stock vote to adopt this Agreement (such recommendation described in clause (ii), the "Crosstex Recommendation") (except in the case of subclause (i)(y) and clause (ii) to the extent that Crosstex effects a Crosstex Recommendation Change in accordance with Section 6.4); and (iii) subject to the consent of the Crosstex Financial Advisors, include the written opinions of the Crosstex Financial Advisors, that, as of the Execution Date and based upon and subject to the assumptions, qualifications and limitations set forth in such opinion, the Crosstex Merger Consideration to be received by the holders (other than New Acacia and any direct or indirect subsidiary of New Acacia) of Crosstex Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. Unless Crosstex effects a Crosstex Recommendation Change in accordance with Section 6.4, Crosstex shall use its reasonable best efforts to solicit from stockholders of Crosstex votes in favor of the Crosstex Stockholder Approval; provided, however, that if the Crosstex Board effects a Crosstex Recommendation Change in accordance with Section 6.4, Crosstex may cease to use such efforts. The Crosstex Board shall not effect a Crosstex Recommendation Change except pursuant to and solely as permitted by Section 6.4. Notwithstanding any Crosstex Recommendation Change, unless this Agreement has been terminated in accordance with the terms hereof, (x) this Agreement shall be submitted to the stockholders of Crosstex at the Crosstex Stockholder Meeting and nothing contained herein shall be deemed to relieve Crosstex of such obligation and (y) Crosstex shall not submit to the vote of its stockholders any Acquisition Proposal other than the Mergers. Notwithstanding anything to the contrary contained in this Agreement, Crosstex may adjourn or postpone the meeting of Crosstex' stockholders to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to Crosstex' stockholders to provide any disclosure required by applicable Law to be provided to Crosstex' stockholders, or, if as of the time for which the meeting of Crosstex' stockholders is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Crosstex Common Stock represented (either in person or by proxy) to (A) constitute a quorum necessary to conduct business at such meeting or (B) to approve the Crosstex Merger; provided, however, that, unless otherwise agreed to by the parties, no adjournment may be to a date on or after three (3) Business Days prior to the End Date.

        6.3    Access to Information; Confidentiality.

        (a)   Subject to Section 6.3(b) and applicable Law, Crosstex will provide and will cause Crosstex' Subsidiaries and its and their respective directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, and agents and other representatives (collectively, "Representatives") to provide Devon and its authorized Representatives, during normal business hours and upon reasonable advance notice, such reasonable access to the offices, employees, customers, suppliers, properties, books and records of Crosstex and its Subsidiaries (so long as such access does not unreasonably interfere with the operations of Crosstex) as Devon may reasonably request. Subject to applicable Law, Devon will provide and will cause Devon's Subsidiaries and its and their respective Representatives to provide Crosstex and its authorized Representatives, during normal business hours and upon reasonable advance notice, such reasonable access to the offices, employees, properties, books and records of the Midstream Group Entities (so long as such access does not unreasonably interfere with the operations of Devon or the Midstream Group Entities) as Crosstex may reasonably request. No party shall have access to personnel records of the other party or any of its Subsidiaries relating to individual performance or evaluation records, medical histories or other information that in such other party's good faith opinion the disclosure of which could subject such other party or any of its Subsidiaries to risk of liability. No party shall be permitted to conduct any sampling or analysis of any environmental media (including any soils, sediments, groundwater, surface water or atmosphere) or building materials at any facility of the other party or its Subsidiaries without the prior written consent of the other party, which may be granted or withheld in such other party's sole discretion.

        (b)   With respect to any information disclosed pursuant to this Section 6.3, each of Devon and Crosstex shall comply with, and shall cause each of its Representatives to comply with, all of its obligations under the confidentiality agreement, dated July 19, 2013, previously executed by Devon, Crosstex and Crosstex MLP (the "Confidentiality Agreement"). No party shall be required to provide access to or disclose any information where such access or disclosure would jeopardize any attorney-client privilege of such party or any Subsidiary of such party or contravene any Contract or Law (it being agreed that the parties shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

        6.4    No Solicitation.

        (a)

            (i)  Crosstex shall, and shall cause each of its Subsidiaries and its and their respective directors and officers, and shall use reasonable best efforts to cause its and their Representatives to, (A) immediately cease and terminate any solicitation, knowing encouragement or knowing facilitation, discussions, negotiations or other similar activities with any Persons other than Devon and its Affiliates and its and their Representatives that may be ongoing with respect to, or that may reasonably be expected to lead to, an Acquisition Proposal; and (B) immediately revoke or withdraw access of any Person other than Devon and its Affiliates and its and their Representatives to any data room (virtual or actual) containing any non-public information with respect to Crosstex or its Subsidiaries previously furnished in connection with any activities described in clause (A).

           (ii)  Devon shall, and shall cause each of its Subsidiaries and its and their respective directors and officers, and shall use reasonable best efforts to cause its and their Representatives to, (A) immediately cease and terminate any solicitation, knowing encouragement or knowing facilitation, discussions, negotiations or other similar activities with any Persons other than Crosstex and its Affiliates and its and their Representatives that may be ongoing with respect to, or that may reasonably be expected to lead to, a Midstream Acquisition Proposal; and (B) immediately revoke or withdraw access of any Person other than Crosstex and its Affiliates and its and their Representatives to any data room (virtual or actual) containing any non-public information with respect to the Midstream Business previously furnished in connection with any activities described in clause (A) with respect to the Midstream Business; provided, however, that in no event will Devon be required to withdraw the Midstream Registration Statement.

        (b)

            (i)  Crosstex shall not, and shall cause each of its Subsidiaries and its and their respective directors and officers not to, and shall use reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (A) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing information) any inquiries regarding, or the making or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) conduct or engage in any discussions or negotiations with, disclose any information or data relating to Crosstex or any of its Subsidiaries to, or afford access to the business, properties, assets, books or records of Crosstex or any of its Subsidiaries to, or knowingly take any other action to assist, facilitate or cooperate with any effort by any third party with respect to, or that is seeking to make or has made, any Acquisition Proposal, or (C) enter into any agreement, including any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement in circumstances contemplated in Section 6.4(c)).

           (ii)  Devon shall not, and shall cause each of its Subsidiaries and its and their respective directors and officers not to, and shall use reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (A) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing information) any inquiries regarding, or the making or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Midstream Acquisition Proposal, (B) conduct or engage in any discussions or negotiations with, disclose any information or data relating to the Midstream Business to, or afford access to the business, properties, assets, books or records of the Midstream Business to, or knowingly take any other action to assist, facilitate or cooperate with any effort by any third party with respect to, or that is seeking to make or has made, any Midstream Acquisition Proposal, or (C) enter into any agreement, including any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Midstream Acquisition Proposal.

        (c)   Notwithstanding anything in this Agreement to the contrary, Crosstex and its Subsidiaries and its and their Representatives may take the actions described in Section 6.4(b)(i)(B) with respect to a third party prior to, but not after, the receipt of the Crosstex Stockholder Approval, if (i) Crosstex (A) has not materially breached this Section 6.4, and (B) receives after the Execution Date a bona fide, written Acquisition Proposal from such third party that did not result from any breach of this Section 6.4 and (ii) before taking any such actions, the Crosstex Board (or the Special Committee thereof) determines in good faith, after consultation with its financial advisor and outside legal counsel, that (A) failure to take such action would be inconsistent with the fiduciary duties of Crosstex' directors under applicable Law and (B) such Acquisition Proposal either constitutes a Superior Proposal or would be reasonably likely to lead to a Superior Proposal; provided; however, that (1) Crosstex shall not deliver any information or data to such third party or afford such third party any access prior to entering into an Acceptable Confidentiality Agreement with such third party and (2) Crosstex shall, as promptly as practicable (and in any event within twenty-four (24) hours), provide to Devon a copy of such executed Acceptable Confidentiality Agreement. Crosstex agrees that it shall substantially concurrently with delivery to any third party provide to Devon any information concerning Crosstex or its Subsidiaries that is provided to any third party in connection with any Acquisition Proposal which information was not previously provided to Devon.

        (d)

            (i)  Crosstex shall, as promptly as practicable (and in any event within twenty-four (24) hours after receipt), advise Devon orally and in writing of any Acquisition Proposal received by Crosstex, any of its Subsidiaries or any of its or their Representatives from any Person, or any inquiry, discussions or negotiations with respect to or that is related to any Acquisition Proposal or by any party under circumstances reasonably expected to be related to the evaluation or making of any Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and Crosstex shall, as promptly as practicable (and in any event within twenty-four (24) hours after receipt), provide to Devon copies of any written materials received in connection with any of the foregoing, and the identity of the Person making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. Crosstex shall keep Devon reasonably informed of any material developments regarding the material terms and conditions of any Acquisition Proposal on a reasonably current basis (and in any event within twenty-four (24) hours). Crosstex agrees that it and its Subsidiaries will not enter into any confidentiality or other agreement with any Person subsequent to the Execution Date that prohibits Crosstex from providing any information to Devon in accordance with this Section 6.4.

           (ii)  Devon shall, as promptly as practicable (and in any event within twenty-four (24) hours after receipt), advise Crosstex orally and in writing of any Midstream Acquisition Proposal received by Devon, any of its Subsidiaries or any of its or their Representatives from any Person, or any inquiry, request for information, discussions or negotiations with respect to or that is related to any Midstream Acquisition Proposal or by any party under circumstances reasonably expected to be related to the evaluation or making of any Midstream Acquisition Proposal, and the material terms and conditions of such request, Midstream Acquisition Proposal, inquiry, discussions or negotiations and Crosstex shall, as promptly as practicable (and in any event within twenty-four (24) hours after receipt), provide to Crosstex copies of any written materials received in connection with any of the foregoing and the identity of the Person making such a request, Midstream Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. Devon shall keep Crosstex reasonably informed of any material developments, discussions or negotiations regarding the material terms and conditions of any Midstream Acquisition Proposal on a reasonably current basis (and in any event within twenty-four (24) hours). Devon agrees that it and its Subsidiaries will not enter into any confidentiality or other agreement with any Person subsequent to the Execution Date that prohibits Devon from providing any information to Crosstex in accordance with this Section 6.4.

        (e)   Neither the Crosstex Board nor any committee thereof will (i) fail to make, change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify the Crosstex Recommendation; (ii) fail to recommend against acceptance of any tender offer or exchange offer for the shares of Crosstex Common Stock within ten (10) Business Days after commencement of any such offer; (iii) adopt, approve or recommend, or publicly propose to approve or recommend an Acquisition Proposal; (iv) make any public statement that is materially inconsistent with the Crosstex Recommendation; or (v) publicly resolve or agree (whether or not publicly) to take any of the actions described in subclauses (i) through (v) above (actions described in subclauses (i) through (v) being referred to as a "Crosstex Recommendation Change").

        (f)    Notwithstanding anything in this Agreement to the contrary, prior to, but not after, receipt of the Crosstex Stockholder Approval, the Crosstex Board (or the Special Committee thereof) may (A) make a Crosstex Recommendation Change in respect of an Acquisition Proposal or terminate this Agreement in accordance with Section 8.1(g) in order to enter into a definitive written agreement with respect to a Superior Proposal, in each case, if, prior to taking such action, the Crosstex Board (or the Special Committee thereof) has determined in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and the failure to make a Crosstex Recommendation Change or terminate this Agreement in accordance with Section 8.1(g) would be inconsistent with the fiduciary duties of the directors of Crosstex under applicable Law, or (B) make a Crosstex Recommendation Change if, prior to taking such action, the Crosstex Board (or the Special Committee thereof) has determined in good faith, after consultation with its financial advisor and outside legal counsel, that in response to an Intervening Event and in the absence of an Acquisition Proposal, failure to make a Crosstex Recommendation Change in response to such Intervening Event would be inconsistent with the fiduciary duties of the directors of Crosstex under applicable Law. The Crosstex Board (or the Special Committee thereof) shall not make a Crosstex Recommendation Change pursuant to Section 6.4(f)(A) or terminate this Agreement in accordance with Section 8.1(g) unless prior to taking such action (i) Crosstex has given Devon at least three (3) Business Days prior written notice of its intention to make a Crosstex Recommendation Change or terminate this Agreement in accordance with Section 8.1(g) (which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the Person making such Superior Proposal)) and has contemporaneously provided to Devon a copy of any proposed transaction agreements related to such Superior Proposal, (ii) Crosstex has negotiated, and has caused its Representatives to negotiate, in good faith with Devon during such notice period to enable Devon to revise the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (iii) following the end of such notice period, the Crosstex Board shall have considered in good faith any changes to this Agreement proposed in writing by Devon, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that notwithstanding such proposed changes, the third-party proposal remains a Superior Proposal and failure to make a Crosstex Recommendation Change or terminate this Agreement in accordance with Section 8.1(g), as applicable, in response to the Superior Proposal would be inconsistent with the fiduciary duties of the Crosstex directors under applicable Law, and (iv) Crosstex has complied in all material respects with its obligations under this Section 6.4. Any amendment to the financial terms or other material terms of a Superior Proposal after delivery of a notice in respect of such Superior Proposal shall require delivery of another notice and shall commence a new notice period in respect of such Superior Proposal pursuant to this Section 6.4(f) except that, commencing with the third notice period hereunder with respect to a Superior Proposal made by a particular Person, the notice period shall be one (1) Business Day (rather than the three (3) Business Days contemplated by clause (i) above). The Crosstex Board shall not make a Crosstex Recommendation Change pursuant to Section 6.4(f)(B) unless prior to taking such action, (w) Crosstex has given Devon at least three (3) Business Days prior written notice of its intention to make a Crosstex Recommendation Change (which notice shall provide a detailed description of the Intervening Event), (x) Crosstex has negotiated, and has caused its Representatives to negotiate, in good faith with Devon during such notice period to enable Devon to revise the terms of this Agreement in such a manner or take other actions that would obviate the need for taking such action as a result of such Intervening Event, (y) following the end of such notice period, the Crosstex Board shall have considered in good faith any changes to this Agreement or other actions proposed in writing by Devon, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that notwithstanding such proposed changes or other actions, failure to make a Crosstex Recommendation Change in response to an Intervening Event would be inconsistent with the directors' fiduciary duties under applicable Law, and (z) Crosstex has complied in all material respects with its obligations under this Section 6.4. No Crosstex Recommendation Change shall change the approval of this Agreement for purposes of Section 251 of the DGCL, and no Crosstex Recommendation Change shall have the effect of causing any state (including Delaware) corporate Takeover Law or other similar statute to be applicable to the transactions contemplated by this Agreement (including the Mergers).

        (g)   Nothing in this Agreement shall prohibit the Crosstex Board or Devon from complying with its disclosure obligations under U.S. federal or state Law, including (i) taking and disclosing to Crosstex stockholders a position contemplated by Rule 14e-2(a) and Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act, or (ii) making any "stop-look-and-listen" communication to the Crosstex stockholders or Devon stockholders, as applicable, pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that in no event shall any such requirement affect, eliminate or modify the obligations of Crosstex or Devon, as applicable, under, or the effect of any such actions under, this Section 6.4; and provided, further, that any such disclosure made by the Crosstex Board will be deemed to be a Crosstex Recommendation Change unless the Crosstex Board publicly reaffirms the Crosstex Recommendation in such statement or in connection with such action.

        (h)   Crosstex shall promptly inform its Representatives who have been engaged or are otherwise providing assistance in connection with the transactions contemplated by this Agreement of Crosstex' obligations under this Section 6.4. Without limiting the generality of the foregoing, Crosstex acknowledges and agrees that any violation of the restrictions set forth in this Section 6.4 by any Representative of Crosstex or its Subsidiaries shall be deemed to be a breach of this Section 6.4 by Crosstex.

        (i)    Definitions of Acquisition Proposal, Intervening Event; Midstream Acquisition Proposal and Superior Proposal.     For purposes of this Agreement:

  "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement) from any third party involving: (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Crosstex or any of its Subsidiaries whose assets, taken together, constitute fifteen percent (15%) or more of Crosstex' consolidated assets, (b) any purchase (including any lease, long term supply agreement, mortgage, pledge or other arrangement having similar economic effect), directly or indirectly, in any manner of any business or assets (including equity securities or other interest in one or more Subsidiaries) that constitute fifteen percent (15%) or more of the consolidated assets of Crosstex or that generate fifteen percent (15%) or more of Crosstex' consolidated revenues or net income, or (c) the acquisition, directly or indirectly, of beneficial ownership or control of any securities of Crosstex after which any person or group would own securities representing fifteen percent (15%) or more of the total voting power of any class of Crosstex' securities (or that are exchangeable for or convertible into voting securities having such voting power).

  "Intervening Event" means a material Event that did not exist or was not known to the Crosstex Board or the Special Committee thereof on the Execution Date (or if known, the consequences of which were not known or reasonably foreseeable by the Crosstex Board or the Special Committee thereof as of the Execution Date), which Event, or any material consequences thereof, becomes known to the Crosstex Board or the Special Committee thereof prior to receipt of the Crosstex Stockholder Approval; provided; however, that in no event shall the receipt, existence, potential for or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

  "Midstream Acquisition Proposal" means any offer, proposal, inquiry or indication of interest relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement) from any third party involving: (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving any Devon Midstream Entity whose assets, taken together, constitute fifteen percent (15%) or more of the consolidated assets of the Devon Midstream Entities, (b) any purchase (including any lease, long term supply agreement, mortgage, pledge or other arrangement having similar economic effect), directly or indirectly, in any manner of any business or assets (including equity securities or other interest in one or more Subsidiaries) that constitute fifteen percent (15%) or more of the consolidated assets of the Devon Midstream Entities or that generate fifteen percent (15%) or more of the consolidated revenues or net income of the Devon Midstream Entities, or (c) the acquisition, directly or indirectly, of beneficial ownership or control of any securities of any Devon Midstream Entity after which any person or group would own securities representing fifteen percent (15%) or more of the total voting power of any class of securities of any Devon Midstream Entity (or that are exchangeable for or convertible into voting securities having such voting power). For purpose of this definition, "Devon Midstream Entity" means any Person that is or, upon consummation of the Devon Reorganization Transactions, will become, a Midstream Group Entity; provided, however, that a Midstream Acquisition Proposal shall not include any offer, proposal, inquiry, or indication of interest relating to any transaction described in clauses (a), (b) or (c) above on terms which do not materially interfere with the consummation of the transactions contemplated by this Agreement and the Contribution Agreement.

  "Superior Proposal" means a bona fide written Acquisition Proposal, on its most recently amended or modified terms, if amended or modified (except that references in the definition of "Acquisition Proposal" to "15%" shall be replaced with 50%) made by a third party, that the Crosstex Board (or the Special Committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) (i) would be, if consummated, more favorable to Crosstex' stockholders from a financial point of view than the Mergers (taking into account all of the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Devon in response to such offer or otherwise) and relevant legal, financial and regulatory aspects of the proposal and the conditions for completion of such proposal; and (ii) is reasonably likely to be consummated, taking into account the financial, legal, regulatory and other aspects of such proposal.

        6.5    Efforts to Consummate; Notification.

        (a)   Subject to the terms and conditions of this Agreement, each of Devon and Crosstex will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Mergers and the other transactions contemplated by this Agreement including using reasonable best efforts to (i) cause the conditions precedent set forth in Article VII to be satisfied, (ii) obtain all necessary waivers, consents, approvals, permits, orders or authorizations (including the expiration or termination of any waiting periods) from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and take all steps as may be necessary to avoid, or to have terminated, if begun, any Proceeding by any Governmental Entity, (iii) obtain all necessary waivers, consents, approvals, permits, orders or authorizations from third parties, (iv) defend any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to avoid the entry of, or to have reversed, terminated, lifted or vacated, any stay, temporary restraining order or other injunctive relief or order entered by any Governmental Entity that could prevent or delay the Mergers or the consummation of the transactions contemplated hereby and (v) execute and deliver additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In furtherance and not in limitation of the foregoing, Crosstex agrees not to extend any waiting period under HSR Act or enter into any agreement with any Governmental Entity not to consummate the transaction contemplated by this Agreement, except with the prior written consent of Devon.

        (b)   In furtherance and not in limitation of the foregoing, Devon and Crosstex shall (i) make or cause to be made the registrations, declarations and filings required of such party under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the transactions contemplated by this Agreement as promptly as reasonably practicable and advisable after the Execution Date and in no event later than fifteen (15) Business Days after the Execution Date, (ii) furnish to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement, (iii) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by, the Antitrust Division of the U.S. Department of Justice (the "DOJ"), the Federal Trade Commission ("FTC") or by any other Governmental Entity in respect of such registrations, declarations and filings or such transactions, (iv) promptly notify the other party of any material communication between that party and the FTC, the DOJ, or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby (including any communication relating to the antitrust merits, any potential remedies, commitments or undertakings, the timing of any waivers, consents, approvals, Permits, orders or authorizations (including the expiration or termination of any waiting periods), or any agreement regarding the timing of consummation of the Mergers), (v) subject to applicable Law, discuss with and permit the other party (and its counsel) to review in advance, and consider in good faith the other party's reasonable comments in connection with, any proposed filing or communication to the FTC, the DOJ, or any other Governmental Entity or, in connection with any proceeding by a private party to any other Person, relating to any Regulatory Law or any investigation or other Proceeding pursuant to any Regulatory Law in connection with the Mergers or the other transactions contemplated by this Agreement, (vi) not initiate or participate or agree to participate in any substantive meeting, telephone call or discussion (including any meeting, telephone call or discussion relating to the antitrust merits, any potential remedies, commitments or undertakings, the timing of any waivers, consents, approvals, Permits, orders or authorizations (including the expiration or termination of any waiting periods), and any agreement regarding the timing of consummation of the Mergers) with the FTC, the DOJ or any other Governmental Entity in respect of any filings, investigation or inquiry relating to any Regulatory Law or any investigation or other Proceeding pursuant to any Regulatory Law in connection with this Agreement or the Mergers unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate in such meeting, telephone call or discussion, (vii) furnish the other party promptly with copies of all correspondence, filings and communications relating to any Regulatory Law or any investigation or other Proceeding pursuant to any Regulatory Law between them and their Affiliates and their respective Representatives on the one hand, and the FTC, the DOJ or any other Governmental Entity or members of their respective staffs on the other hand, with respect to this Agreement and the Mergers, and (viii) act in good faith and reasonably cooperate with the other party in connection with any such registrations, declarations and filings and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under the HSR Act or any other Regulatory Law with respect to any such registration, declaration and filing or any such transaction; provided, however, that in the event of any disagreement concerning any such filing, submission, investigation, Proceeding, communication or meeting, the determination of Devon shall be final and conclusive; provided, further, that nothing in this Agreement shall prevent a party from responding to or complying with a subpoena or other legal process required by Law or submitting documents or factual information in response therefor. Devon and Crosstex may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.5(b) as "Antitrust Counsel Only Material." Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Devon or Crosstex, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 6.5(b), materials provided to the other party or its outside counsel may be redacted to remove references concerning the valuation of Crosstex and its Subsidiaries or New Acacia and its Subsidiaries.

        (c)   Devon shall have the right, but not the obligation, to agree to or take any action that would result in making or offering proposals, remedies, commitments or undertakings, executing or carrying out agreements (including consent decrees) or submitting to Laws (i) providing for the license, sale, divestiture or other disposition or holding separate (through the establishment of trust or otherwise) of any business, assets, categories of assets, or products of Devon, Crosstex or their respective Subsidiaries or the holding separate of the capital stock or other Equity Interests of a Subsidiary of Crosstex or Devon, (ii) otherwise imposing or seeking to impose any limitation on Devon, Crosstex or any of their respective Subsidiaries' freedom of action with respect to, or their ability to retain, any of the businesses, assets, categories of assets, or products of Devon, Crosstex, New Public Rangers or any of their respective Subsidiaries or (iii) entering into, modifying or terminating any relationship, contract or arrangement between Devon, Crosstex, New Public Rangers or any of their respective Subsidiaries on the one hand and any third party on the other hand (any matter referenced in the foregoing clauses (i)—(iii) being a "Regulatory Divestiture"); provided, however that (A) the consummation of any such Regulatory Divestiture shall be contingent on the consummation of the Mergers, (B) Devon may not agree to or effect any Regulatory Divestiture that would be material to the Midstream Business and Crosstex, taken as a whole, without the prior written consent of Crosstex and (C) the net proceeds of any such Regulatory Divestiture with respect to the business, assets, categories of assets or products of the Midstream Business shall be contributed to the applicable Midstream Group Entity immediately prior to the Devon Effective Time.

        6.6    Certain Notices.    From and after the Execution Date until the earlier to occur of (a) the Closing Date and (b) the termination of this Agreement pursuant to Section 8.1, each of Devon and Crosstex shall promptly notify the other of (i) the occurrence, or non-occurrence, of any Event that would be likely to cause any condition to the obligations of either party to effect the Mergers and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Devon or Crosstex to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement that would reasonably be expected to result in any condition to the obligations of either party to effect the Mergers and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not cure the inaccuracy of any representation or warranty, the failure to comply with any covenant, the failure to meet any condition or otherwise limit or affect the remedies available hereunder to the party receiving such notice; provided, further, that the failure to comply with this Section 6.6 shall not result in the failure of any of the conditions to the Closing in Article VII to be satisfied, or give rise to any right to terminate this Agreement under Section 8.1, if the underlying Event would not in and of itself give rise to such failure or right.

        6.7    Public Announcements.    The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed upon by Devon and Crosstex. Thereafter, except in connection with a Crosstex Recommendation Change in accordance with Section 6.4 (in which case Crosstex will, to the extent practicable, promptly inform Devon in advance of the substance and timing of the release or statement), Devon and Crosstex shall consult with and obtain the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed) before issuing any other press release or other public statements with respect to the Mergers or this Agreement, to the extent they have not been previously issued or disclosed and shall not issue any such other press release prior to such consultation, except as may be required by applicable Law or any listing agreement related to the trading of the shares of either party on any securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, the parties may respond to inquiries from securities analysts, and the news media and make such oral and written public statements, releases or announcements without complying with the preceding sentence if the substance of such statements, releases or announcements was in any prior press release or public statement made by a party in accordance with this Section 6.7; provided, however, that such responses shall be in compliance with applicable securities Laws.

        6.8    Indemnification of Directors and Officers.

        (a)   From and after the Crosstex Effective Time, New Public Rangers shall indemnify and hold harmless (and advance funds in respect of each of the foregoing), in the same manner as provided by Crosstex or any Subsidiary of Crosstex immediately prior to the Execution Date, each present and former director, manager, officer and employee of Crosstex and its Subsidiaries and each person who served as a director, manager, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if such service was at the request of Crosstex or any of its Subsidiaries (such persons, in all of their capacities, together with their respective heirs, executors or administrators, collectively, the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees and expenses and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such Indemnified Party is or was a director, manager, officer or employee of Crosstex or any of its Subsidiaries or a director, manager, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if such service was at the request of Crosstex or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Crosstex Effective Time (including with respect to acts or omissions by directors, managers or officers of Crosstex or its Subsidiaries in their capacities as such arising in connection with the transactions contemplated by this Agreement), and shall provide advancement of expenses to the Indemnified Parties, in all such cases to the same extent that such persons are indemnified or have the right to advancement of expenses as of the Execution Date by Crosstex pursuant to Crosstex' Organizational Documents and indemnification agreements, if any, or by any one of Crosstex' Subsidiaries pursuant to such Subsidiary's Organizational Documents and indemnification agreements of any Subsidiary of Crosstex, if any, in existence on the Execution Date.

        (b)   For six (6) years after the Crosstex Effective Time, New Public Rangers shall maintain in effect for the benefit of the Indemnified Parties an insurance and indemnification policy with an insurer with the same or better credit rating as the current carrier for Crosstex that provides coverage for acts or omissions occurring prior to the Crosstex Effective Time (the "D&O Insurance") covering each such person covered by the officers' and directors' liability insurance policy of Crosstex on terms with respect to coverage and in amounts no less favorable in the aggregate than those of Crosstex' directors' and officers' insurance policy in effect on the Execution Date; provided, however, that New Public Rangers shall not be required to pay an annual premium for the D&O Insurance in excess of 250% of the annual premium currently paid by Crosstex for such coverage; and provided, further, however, that if any annual premium for such insurance coverage exceeds 250% of such annual premium, New Public Rangers shall obtain as much coverage as reasonably practicable for a cost not exceeding such amount. New Public Rangers' obligations under this Section 6.8(b) may be satisfied by New Public Rangers, or, with the approval (such approval not to be unreasonably withheld) of Devon, Crosstex, purchasing a "tail" policy from an insurer with substantially the same or better credit rating as the current carrier for Crosstex' existing directors' and officers' insurance policy, which (i) has an effective term of six (6) years from the Crosstex Effective Time, (ii) covers each person covered by Crosstex' directors' and officers' insurance policy in effect on the Execution Date or at the Crosstex Effective Time for actions and omissions occurring prior to the Crosstex Effective Time, and (iii) contains terms that are no less favorable in the aggregate than those of Crosstex' directors' and officers' insurance policy in effect on the Execution Date. If such "tail" policy has been obtained by Crosstex prior to the Crosstex Effective Time, New Public Rangers shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by New Public Rangers.

        (c)   The provisions of this Section 6.8 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise. New Public Rangers shall pay all reasonable out-of-pocket expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity obligations provided in this Section 6.8 unless it is ultimately determined that such Indemnified Party is not entitled to such indemnity.

        (d)   If New Public Rangers, or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of New Public Rangers honor the indemnification obligations set forth in this Section 6.8.

        6.9    Employee Benefits.

        (a)    Post-closing Employment.     On the Closing Date, Devon shall, or shall cause its Affiliates to, make available for hiring by New Public Rangers or its Subsidiaries all employees (other than corporate general and administrative personnel) who dedicate their full employment services to the Midstream Businesses as well as such additional employees as shall be mutually agreed by Devon and Crosstex between the Execution Date and the Closing Date (each such employee a "Transferring Employee") and Crosstex shall, or shall cause its Affiliates to, make offers of at-will employment within a reasonable time prior to the Closing Date to each such Transferring Employee with such employment to be effective as of the Closing Date (to the extent such offers of employment are accepted); provided, however, that no individual who is collecting payments under any long-term disability plan or short-term disability plan of Devon or its Affiliates as of the Closing Date (a "Disability Employee") shall be a "Transferring Employee". Each employment offer shall be for a position that has duties that are materially consistent with the current position held by such Transferring Employee immediately prior to the Closing Date and will be made on terms and conditions sufficient to avoid statutory, contractual, common law or other severance obligations. In connection with the foregoing offers of employment, Crosstex shall grant equity awards in the amounts and to such Transferring Employees as shall be mutually determined by Devon and Crosstex prior to the Closing Date. Notwithstanding any provision herein to the contrary, Crosstex and its Affiliates shall have no obligation to hire any Disability Employee who does not return to bona fide service with Devon or an Affiliate thereof prior to the first anniversary of the Closing Date, unless otherwise required by applicable Law. To the extent a Disability Employee returns to bona fide service with Devon or an Affiliate thereof prior to the first anniversary of the Closing Date, Devon or such Affiliate shall provide Crosstex with written notice thereof as soon as administratively practicable. Upon receipt of such notice, Crosstex or an Affiliate thereof shall promptly engage in employment offer and hiring procedures similar to those set forth in this Section 6.9(a) with respect to such Disability Employee.

        (b)    Employee Benefits.     Crosstex shall, or shall cause its Affiliates to, provide to each Transferring Employee (i) for a period of twelve (12) months after such Transferring Employee commences employment with Crosstex or an Affiliate thereof under Section 6.9(a), a base salary or wages and bonus opportunities that are no less favorable than those provided by Devon or its Affiliates immediately prior to the Closing Date (or that would have reasonably been provided immediately prior to the Closing Date with respect to a Disability Employee who becomes a Transferring Employee) and (ii) other employee benefits, plans, programs and arrangements that are substantially comparable in the aggregate to those provided to similarly situated employees at Crosstex or its Affiliates under the Crosstex Benefit Plans as in effect on the Closing Date. Each Transferring Employee shall, effective as of the date the Transferring Employee commences employment with Crosstex or an Affiliate hereof under Section 6.9(a), cease to be employed by Devon and its Affiliates and shall cease all active participation in and accrual of benefits under the Midstream Group Benefit Plans, except as otherwise provided under the plan or agreement governing the applicable benefit or required by Law.

        (c)    Severance Obligations.

            (i)  Crosstex or its Affiliates shall bear any costs related to, and shall indemnify and hold harmless Devon or any of its Affiliates from and against, any claims made by any Midstream Group Employee for any statutory, contractual or common law severance or separation benefits and other legally mandated payment obligations (including the employer portion of any employment taxes, together with any compensation payable during any mandatory termination notice period related thereto) (collectively, the "Separation Benefits"), in each case, arising out of or in connection with the failure of Crosstex or its Affiliates to make offers of employment of any Midstream Group Employee in accordance with this Agreement and as required by applicable Law.

           (ii)  Section 6.9(c)(ii) of the Devon Disclosure Letter lists the plans and programs in which the Transferred Employees participate immediately prior to the Effective Date. The Crosstex Entities shall, or shall cause their Affiliates to, provide each Transferring Employee whose employment is terminated within twelve (12) months following the Closing Date with severance and other separation benefits substantially the same as the severance and other separation benefits, if any, available to such Transferring Employee by the Midstream Group Entities as in effect prior to the Closing Date.

        (d)    Allocation of Employment Liabilities.     Except with respect to any liabilities that transfer to Crosstex or its Affiliates pursuant to applicable Law or as otherwise specifically provided in this Agreement, Devon or any of its Affiliates shall retain liability and responsibility for all employment and employee-benefit related liabilities, obligations, claims or losses that arise as a result of an event or events that relate to a Transferring Employee (or any dependent or beneficiary of any Transferring Employee) and that occur prior to the effective time of such Transferring Employee's employment with Crosstex or an Affiliate thereof. Except with respect to any liabilities that transfer to Devon or its Affiliates pursuant to applicable Law or as otherwise specifically provided in this Agreement, Crosstex or any of its Affiliates shall retain liability and responsibility for all employment and employee-benefit related liabilities, obligations, claims or losses that arise as a result of an event or events that relate to the Transferring Employees (or any dependent or beneficiary of any Transferring Employee) and that occur on or after the effective time of such Transferring Employee's employment with Crosstex or an Affiliate thereof.

        (e)    Credit for Prior Service.     Crosstex and its Affiliates agree that from and after the Closing Date, the Transferring Employees shall be credited with their length of service with the Midstream Group Entities for purposes of vesting, eligibility and level of benefits under all employee benefit plans, equity or equity-based awards, bonus plans or agreements, or other programs and policies (other than employee pension plans subject to Title IV of ERISA) in which the Transferring Employees may participate in or be covered under from and after the Closing Date. Such pre-Closing Date service credit shall also be taken into account for purposes of benefit computation under all severance or unemployment compensation plans or policies that may apply to the Transferring Employees after the Closing Date.

        (f)    Vacation Time.     Devon shall, or shall cause its Affiliates to, pay an amount to each Transferring Employee as soon as practical, but in no event later than sixty (60) days following the Closing Date or such earlier date as required by applicable Law, equal to the value of the unused paid time off accrued as of the Closing Date by each Transferring Employee under the paid time off programs of Devon or its Affiliates. As such, no vacation days, sick leave, or paid time off accrued under the plans or programs of Devon or its Affiliates prior to the Closing Date shall roll-over or be credited to the Transferring Employees under the paid time off plans of Crosstex or its Affiliates. Accruals of paid time off under the programs of Crosstex or its Affiliates shall begin following the Closing Date and professional service credit will be provided to both exempt and non-exempt employees under such plans.

        (g)    401(k) Plans.     In the event that a Transferring Employee makes a voluntary election pursuant to Section 401(a)(31) of the Code to roll over his or her account balance in a tax qualified defined contribution plan sponsored by Devon or its Affiliates to a tax-qualified defined contribution plan sponsored by Crosstex or its Affiliates in which such Transferring Employee is eligible to participate, Crosstex agrees, or shall cause its Affiliates to agree, to take commercially reasonable steps to cause such tax-qualified defined contribution plan to accept such rollover in cash, but only to the extent permitted by applicable Law and the terms of such Crosstex Entity plan.

        (h)    Terms of Coverage.     To the extent that any Transferring Employee becomes covered under a Crosstex Benefit Plan of Crosstex or its Affiliate, any restrictions on coverage for pre-existing conditions requirements for evidence of insurability or eligibility waiting periods under such plans will be waived for such Transferring Employee, to the extent such waiver is permitted under the applicable Crosstex Benefit Plan. Crosstex or its Affiliates shall use reasonable best efforts to provide that each Transferring Employee who becomes covered under a Crosstex Benefit Plan that is a group health plan (including a "group health plan" as defined in Section 5000(b)(1) of the Code) shall receive credit for those sums paid in the current year under the corresponding Midstream Group Benefit Plan as deductibles, coinsurance and co-payments, towards any deductible and/or out-of-pocket maximum that may apply under such Crosstex Benefit Plan.

        (i)    No Assumption of Midstream Group Benefit Plan.     Crosstex and its Affiliates shall not assume any Midstream Group Benefit Plan or any similar arrangement of Devon or its Affiliates, and Devon and its Affiliates shall take all necessary actions to ensure that no such Midstream Group Benefit Plan or any similar arrangement is assumed by Crosstex or an Affiliate thereof.

        (j)    Additional Information.     The parties agree to furnish each other with such information concerning employees and employee benefit plans, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated by this Section 6.9, subject to any applicable restrictions under the Health Insurance Portability and Accountability Act of 1996, as amended, and other federal and state privacy Laws. Where any required information is in the possession of third parties controlled by Crosstex or Devon, such as insurers or trustees, Crosstex or Devon, as applicable, shall use reasonable efforts to cause those third parties to cooperate in providing any such information to the other party.

        (k)    No Third Party Beneficiaries.     The provisions of this Section 6.9 are solely for the benefit of the respective Parties to this Agreement and nothing in this Section 6.9, express or implied, shall confer upon any Midstream Group Employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 6.9, express or implied, shall be (i) deemed an amendment of any plan providing benefits to any Midstream Group Employee, or (ii) construed to prevent Crosstex or its Affiliates from terminating or modifying to any extent or in any respect any benefit plan that they may establish or maintain.

        (l)    Waiver of Acceleration.     Crosstex and its Affiliates shall use their reasonable best efforts to obtain executed and enforceable Change of Control Waivers from all executives of Crosstex set forth on Section 6.9(l) of the Crosstex Disclosure Letter.

        6.10    Section 16(b) Matters.    Prior to the Crosstex Effective Time, Devon and Crosstex shall take all such steps as may be required to cause any dispositions of equity securities of Crosstex (including derivative securities with respect thereto) or acquisitions of equity securities of New Public Rangers (including derivative securities with respect thereto) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Crosstex or who will become subject to such reporting requirements with respect to New Public Rangers to be exempt under Rule 16b-3 under the Exchange Act.

        6.11    Takeover Laws.    If any Takeover Laws or any anti-takeover provision or restriction on ownership in the Organizational Documents of Crosstex is or may become applicable to the Mergers or the other transactions contemplated by this Agreement, Crosstex and the Crosstex Board shall grant such approvals and take all such actions as are necessary or advisable so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation or provision in Crosstex' Organizational Documents on such transactions.

        6.12    Transaction Litigation.    Subject to applicable Law, in the event that any Proceeding related to this Agreement, the Mergers or the other transactions contemplated by this Agreement ("Transaction Litigation") is brought, or, to the Knowledge of Devon or Crosstex, threatened in writing, against a party and/or the members of the party's Board of Directors prior to the Devon Effective Time, such party against which the Proceeding has been brought or which has Knowledge of such threat shall promptly notify the other party of such Transaction Litigation and shall keep the other party reasonably informed with respect to the status thereof. Each of Devon and Crosstex shall give the other party the opportunity to participate in the defense or settlement of any Transaction Litigation, but no party shall settle, compromise, come to an arrangement regarding or agree to settle, compromise or come to an arrangement regarding any Transaction Litigation, without the other party's prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, however, that a party may settle any Transaction Litigation without the prior written consent of the other party if such settlement provides (a) for a complete release of the claims, if any, related to or against such other party and (b) that the sole remedy shall be monetary damages, the cost of which is borne entirely by the settling party.

        6.13    Exchange Listing.    Each of Devon and Crosstex shall use their reasonable best efforts to cause the New Public Rangers Common Units issuable to stockholders of Crosstex in the Crosstex Merger, the New Public Rangers Common Units to be issued upon conversion of the New Public Rangers Class B Units in accordance with the New Public Rangers Limited Liability Company Agreement and such other New Public Rangers Common Units reserved for issuance upon exercise or settlement of options and other equity awards of Crosstex to be approved for listing on a national securities exchange agreed to in writing by Devon and Crosstex (the "Agreed Securities Exchange"), subject to official notice of issuance, prior to the Devon Effective Time.

        6.14    Books and Records; Financial Statements.

        (a)   The parties shall, and shall cause their Subsidiaries to, use their reasonable best efforts to cooperate in the preparation of any financial statements that may be required to be filed with the SEC by any party hereto or any of their respective Affiliates as a result of the transactions contemplated hereby, as necessary to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations of any party or any of its Affiliates under the Securities Act or the Exchange Act.

        (b)   The Devon Parties, on the one hand, and Crosstex, on the other hand, hereby consent to the inclusion or incorporation by reference of any such financial statements contemplated by Section 6.14(a) in any registration statement, report or other filing of such other party or any of its Affiliates, as such other party reasonably determines are required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act. The Devon Parties, on the one hand, and Crosstex, on the other hand, shall use reasonable best efforts to cause their respective independent accountants to consent to the inclusion or incorporation by reference of its audit opinion with respect to any of the financial statements of such parties or their respective Subsidiaries in any such registration statement, report or other filing, and the Devon Parties, on the one hand, and Crosstex, on the other hand, shall cause representation letters, in form and substance reasonably satisfactory to its independent accountants, to be executed and delivered to its independent accountants in connection with obtaining any such consent from its independent accountants.

        (c)   The parties shall cooperate in connection with the preparation of any pro forma financial statements that are derived in part from the financial statements of the Devon Parties and any of their Affiliates, on the one hand, or Crosstex and any of its Affiliates, on the other hand, as the Devon Parties or Crosstex reasonably determine are required to be included or incorporated by reference in any registration statement, report or other filing of such party to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act.

        6.15    Tax-Free Qualification.    Each of Devon and Crosstex shall use its reasonable best efforts to take such actions and refrain from taking such actions as are reasonably within its control so as to cause it and each of its Subsidiaries to cause the Devon Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and to cause both Mergers together to qualify as a transaction described in Section 351(a) of the Code.

        6.16    Tax Representation Letters.    Each of Devon and Crosstex shall use its reasonable best efforts to deliver to each of Vinson & Elkins L.L.P. ("Vinson & Elkins") and Baker Botts L.L.P. ("Baker Botts") a tax representation letter, dated as of the Closing Date and signed by an officer of Devon or Crosstex, as the case may be, containing such representations as shall be reasonably necessary or appropriate to enable Vinson & Elkins and Baker Botts to render the respective opinions described in Section 7.2(f) and Section 7.3(f) of this Agreement (each a "Tax Representation Letter").

        6.17    Devon Reorganization Transactions.    Prior to the Closing, Devon shall cause the Devon Reorganization Transactions to be consummated.

        6.18    Transfer Taxes.    All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, resulting directly and solely from the Mergers (the "Transfer Taxes"), shall be borne 50% by the Devon Parties, on the one hand, and 50% by Crosstex, on the other hand. All Transfer Taxes resulting from the Devon Reorganization Transactions shall be borne 100% by the Devon Parties. Notwithstanding anything to the contrary in this Section 6.18, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use reasonable best efforts to provide such Tax Returns to the other party at least ten days prior to the due date for such Tax Returns. Upon the filing of Tax Returns in connection with Transfer Taxes, the filing party shall provide the other party with evidence satisfactory to the other party that such Transfer Taxes have been filed and paid.

        6.19    Contribution Transactions.    Unless this Agreement is terminated pursuant to Section 8.1, Crosstex shall, to the fullest extent permitted under the Crosstex GP LLC Agreement and the Crosstex MLP Partnership Agreement, but subject to the terms hereof including Section 6.4, take all corporate action necessary to (i) cause Crosstex GP LLC to execute and deliver the Partnership Agreement Amendment and Crosstex MLP Certificate Amendment (each as defined in the Contribution Agreement) and the Crosstex MLP Unitholder Agreement at the Contribution Closing, (ii) cause Crosstex MLP to execute the Preferential Rights Agreement (as defined in the Contribution Agreement), and (iii) execute and deliver the Crosstex MLP Unitholder Agreement, the Crosstex GP LLC Certificate Amendment (as defined in the Contribution Agreement) and the Preferential Rights Agreement.

        6.20    Amendment of the Midstream Registration Statement.    From and after the Execution Date, unless and until this Agreement is terminated in accordance with Section 8.1, Devon shall not, and shall cause Midstream Partners, L.P. not to, file any amendment to the Midstream Registration Statement.

        6.21    Agreements of New Public Rangers.    Unless this Agreement is terminated pursuant to Section 8.1, Devon shall, subject to the terms hereof, take all corporate action necessary to cause New Public Rangers to execute and deliver the Registration Rights Agreement and the First Offer Agreement at Closing.

        6.22    Further Assurances.    Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by the Transaction Agreements. Without limiting the generality of the foregoing, Devon and Devon Gas Services shall from time to time after the Closing, execute, deliver, acknowledge, file and record, or cause to be executed, delivered, acknowledged, filed and recorded, such further instruments of sale, conveyance, transfer, assignment or delivery and such further consents, certifications, affidavits and assurances as New Public Rangers may reasonably request in order to vest in New Public Rangers and its Subsidiaries and its and their respective successors and assigns all right, title and interest in the Midstream Business or otherwise to consummate and make effective the transactions contemplated by the Transaction Agreements upon the terms and conditions set forth herein. The parties will coordinate and cooperate with each other in exchanging such information and assistance as any of the parties may reasonably request in connection with the foregoing.

ARTICLE VII
CONDITIONS PRECEDENT

        7.1    Conditions to Each Party's Obligations to Effect the Mergers.    The respective obligations of each party to effect the Mergers are subject to the satisfaction or waiver (to the extent permitted by Law) at or prior to the Closing of the following conditions:

        (a)    Stockholder Approval.     The Crosstex Stockholder Approval shall have been obtained.

        (b)    HSR Approval.     The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or expired.

        (c)    No Injunctions or Restraints.     No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, ruling or Law (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of either of the Mergers.

        (d)    Effectiveness of the Registration Statement.     The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and be in effect and no Proceeding for that purpose shall be pending.

        (e)    Exchange Listing.     The New Public Rangers Common Units issuable in the Crosstex Merger and upon conversion of the New Public Rangers Class B Units shall have been approved for listing on the Agreed Securities Exchange, subject to official notice of issuance.

        (f)    Consummation of Contribution.     Each of the conditions to the Contribution Closing set forth in the Contribution Agreement shall have been fulfilled (or waived by all of the necessary parties to the Contribution Agreement in accordance with the terms thereof) or shall be reasonably capable of being fulfilled at the effective time of the Contribution in accordance with the terms of the Contribution Agreement, and the parties to the Contribution Agreement shall be ready, willing and able to consummate the Contribution.

        7.2    Additional Conditions to the Devon Parties' Obligations.    The obligations of the Devon Parties to effect the Mergers are also subject to the satisfaction or waiver (to the extent permitted by Law) at or prior to the Closing of the following conditions:

        (a)    Representations and Warranties.     The representations and warranties of Crosstex (i) in Article III (other than those contained in Sections 3.5) shall be true and correct (disregarding all qualifications or limitations as to "materiality," "material adverse effect" or other words of similar import except in the case of Section 3.8(b)) in all respects as of the Closing Date as if remade on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date), with only such failures to be so true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Crosstex Material Adverse Effect; and (ii) in Section 3.5 shall be true and correct (disregarding all qualifications or limitations as to "materiality," "material adverse effect" or other words of similar import) other than in de minimis respects as of the Closing Date as if remade on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct other than in de minimis respects as of such specific date.

        (b)    Agreements and Covenants.     Crosstex shall have performed, or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by such party on or prior to the Closing.

        (c)    Crosstex Material Adverse Effect.     Since the Execution Date, there shall not have occurred any Event or Events that have had, or would be reasonably expected to have, individually or in the aggregate, a Crosstex Material Adverse Effect.

        (d)    Compliance Certificate.     Devon shall have received a certificate signed by a senior executive officer of Crosstex dated the Closing Date confirming that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied.

        (e)    Midstream Holdings Partnership Agreement.     Crosstex Energy Services, L.P. shall have duly executed and delivered a counterpart of the agreement of limited partnership of Midstream Holdings, a form of which is attached hereto as Exhibit C (the "Midstream Holdings Partnership Agreement").

        (f)    Tax Opinion.     Devon shall have received the written opinion of Vinson & Elkins or other counsel reasonably satisfactory to Devon, dated the Closing Date, to the effect that (i) the Devon Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and the Mergers, together, will be treated as a transaction described in Section 351(a) of the Code, (ii) none of New Acacia, Crosstex, or New Public Rangers will recognize any gain or loss as a result of the Mergers and (iii) the holders of New Acacia Common

Stock will not recognize any gain or loss as a result of the Mergers. In rendering such opinion, such counsel shall be entitled to receive and rely upon assumptions, representations, warranties and covenants, including those contained in this Agreement and in the Tax Representation Letters described in Section 6.16.

        (g)    Registration Rights Agreement.     New Public Rangers shall have duly executed and delivered a counterpart of the Registration Rights Agreement.

        7.3    Additional Conditions to Crosstex' Obligations.    The obligations of Crosstex to effect the Mergers are also subject to the satisfaction or waiver (to the extent permitted by Law) at or prior to the Closing of the following conditions:

        (a)    Representations and Warranties.     The representations and warranties of the Devon Parties in Article IV shall be true and correct (disregarding all qualifications or limitations as to "materiality," "material adverse effect" or other words of similar import except in the case of Section 4.8(b)(ii)) in all respects as of the Closing Date as if remade on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date), with only such failures to be so true and correct as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Midstream Group Material Adverse Effect.

        (b)    Agreements and Covenants.     The Devon Parties shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by such party on or prior to the Closing.

        (c)    Midstream Group Material Adverse Effect.     Since the Execution Date, there shall not have occurred any Event or Events that have had or would be reasonably expected to have, individually or in the aggregate, a Midstream Group Material Adverse Effect.

        (d)    Compliance Certificate.     Crosstex shall have received a certificate signed by a senior executive of Devon dated the Closing Date confirming that the conditions set forth in Sections 7.3(a), 7.3(b), 7.3(c) and 7.3(h) have been satisfied.

        (e)    Midstream Holdings Partnership Agreement.     Devon Surviving Corporation shall have duly executed and delivered a counterpart of the Midstream Holdings Partnership Agreement.

        (f)    Tax Opinion.     Crosstex shall have received the written opinion of Baker Botts or other counsel reasonably satisfactory to Crosstex, dated the Closing Date, to the effect that (i) the Devon Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and the Mergers, together, will be treated as a transaction described in Section 351(a) of the Code, (ii) none of New Acacia, Crosstex, or New Public Rangers will recognize any gain or loss as a result of the Mergers and (iii) the holders of Crosstex Common Stock will not recognize any gain or loss as a result of the Mergers (other than any gain resulting from the receipt of the cash portion of the Crosstex Merger Consideration); provided that such opinion shall not extend to any holder who acquired Crosstex Common Stock from Crosstex as consideration for services. In rendering such opinion, such counsel shall be entitled to receive and rely upon assumptions, representations, warranties and covenants, including those contained in this Agreement and in the Tax Representation Letters described in Section 6.16.

        (g)    Merger Consideration.     New Public Rangers shall have delivered to the Exchange Agent the aggregate Crosstex Merger Consideration as required by Section 2.3(a).

        (h)    Devon Reorganization.     The Devon Reorganization Transactions shall have been consummated, and Crosstex shall have received evidence, in form and substance reasonably satisfactory to Crosstex, of the completion of the Devon Reorganization Transactions, including the contributions to Midstream Holdings by New Acacia, Southwestern Gas and Devon Gas Services contemplated thereby.

        (i)    First Offer Agreement.     Devon and New Public Rangers shall have duly executed and delivered a counterpart of the First Offer Agreement.

ARTICLE VIII
TERMINATION AND EXPENSES

        8.1    Termination.    This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Closing, whether before or after the receipt of the Crosstex Stockholder Approval:

        (a)   by mutual written consent of Devon and Crosstex in each case duly authorized by their respective Boards of Directors;

        (b)   by either Devon or Crosstex:

            (i)  if any Governmental Entity of competent jurisdiction shall have issued any Law or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers or the consummation of the Contribution Closing, and such Law or other action shall have become final and nonappealable, or if there shall be adopted following the Execution Date any Law that makes consummation of the Mergers illegal or otherwise prohibited; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8(b)(i) has fulfilled its obligations under Section 6.5; or

           (ii)  if the Mergers shall not have been consummated on or before 5:00 p.m., Dallas time, on June 30, 2014, which date may be extended from time to time by the mutual written agreement of Devon and Crosstex (such date, as extended, the "End Date"); provided, however, that the right to terminate this Agreement under this Section 8(b)(ii) shall not be available to any party whose failure to fulfill any of its covenants or agreements under this Agreement has been the principal cause of, or resulted in, the failure of the Mergers to occur on or before the End Date;

        (c)   by Crosstex if any of the representations or warranties of the Devon Parties was or becomes inaccurate or any breach or breaches by any Devon Party of any covenant or other agreement of such parties contained in this Agreement occurs and, (i) as a result of any such breach or inaccuracies, the condition set forth in Section 7.3(a) or 7.3(b), as applicable, would not then be capable of being satisfied, and (ii) any such breaches or inaccuracies are not curable, or, if curable have not been cured prior to the earlier of (x) the Business Day prior to the End Date or (y) the date that is sixty (60) days after the date that notice of such breach or inaccuracy is provided to Devon by Crosstex; provided, however, that Crosstex shall not have the right to terminate pursuant to this clause (c) if, at the time of such termination, Crosstex is in breach of any of its representations, warranties or covenants contained herein such as would result in any of the closing conditions set forth in Section 7.2(a) or 7.2(b) not being satisfied;

        (d)   by Devon if any of the representations or warranties of Crosstex was or becomes inaccurate or any breach or breaches by Crosstex of any covenant or other agreement of the parties contained in this Agreement occurs and, (i) as a result of any such breach or inaccuracies, the condition set forth in Section 7.2(a) or 7.2(b) , as applicable, would not then be capable of being satisfied, and (ii) any such breaches or inaccuracies are not curable, or, if curable have not been cured prior to the earlier of (x) the Business Day prior to the End Date or (y) the date that is sixty (60) days after the date that notice of such breach or inaccuracy is provided to Crosstex by Devon; provided, however, that Devon shall not have the right to terminate pursuant to this clause (d) if, at the time of such termination, the Devon Parties are in breach of any of their respective representations, warranties and covenants contained herein such as would result in any of the closing conditions set forth in Section 7.3(a) or 7.3(b) not being satisfied;

        (e)   by Devon if:

            (i)  a Crosstex Recommendation Change shall have occurred, whether or not permitted by Section 6.4; provided, however, that Devon shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if the Crosstex Stockholder Approval shall have been obtained;

           (ii)  Crosstex shall have materially breached its obligations under Section 6.4;

          (iii)  Crosstex shall have materially breached its obligations under Section 6.2; or

          (iv)  Crosstex or the Crosstex Board publicly announces, resolves or proposes to do any of the foregoing, whether or not permitted by Section 6.4;

        (f)    by either Devon or Crosstex if the Crosstex Stockholder Meeting (or any postponement or adjournment thereof) shall have concluded and the Crosstex Stockholder Approval shall not have been obtained upon a vote held at such meeting; or

        (g)   by Crosstex, at any time prior to receipt of the Crosstex Stockholder Approval, in order to enter into a definitive written agreement with respect to a Superior Proposal (which definitive written agreement shall be entered into concurrently with or promptly following the termination of this Agreement pursuant to this clause (g)), provided that Crosstex has complied with Section 6.2 and Section 6.4 and paid all amounts due pursuant to Section 8.3 in accordance with the terms, and at the times, specified therein.

If the Contribution Agreement is terminated in accordance with its terms, this Agreement shall automatically, and without action by any party, terminate as of the effective date of the termination of the Contribution Agreement.

        8.2    Notice of Termination; Effect of Termination.

        (a)   A terminating party shall provide notice of termination to the other party specifying with particularity the reason for such termination, and any such termination in accordance with Section 8.1 shall be effective immediately upon delivery of such written notice to the other party.

        (b)   In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party except with respect to this Section 8.2, the first sentence of Section 6.3(b), Section 8.3 and Article X which shall remain in full force and effect; provided, however, that, notwithstanding anything to the contrary herein, no such termination shall relieve any party from liability for any damages resulting from or arising out of fraud or Willful and Material Breach of this Agreement. The Confidentiality Agreement shall survive the termination of this Agreement.

        8.3    Expenses and Other Payments.

        (a)   Except as otherwise provided in this Agreement, including in this Section 8.3, and except with respect to costs and expenses of printing and mailing the Proxy Statement, which shall be borne by Crosstex, and all filing and other fees paid to the SEC in connection with the Registration Statement and the Mergers, which shall be borne equally by Crosstex and Devon, each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated by this Agreement, whether or not the Mergers shall be consummated.

        (b)   If Devon terminates this Agreement pursuant to Section 8.1(e) or Crosstex terminates this Agreement pursuant to Section 8.1(g), Crosstex shall (i) pay Devon the Termination Fee, in cash by wire transfer of immediately available funds to an account designated by Devon, (A) no later than two (2) Business Days after such termination, in the case of a termination pursuant to Section 8.1(e) or (B) prior to or concurrently with such termination, in the case of a termination pursuant to

Section 8.1(g), and (ii) reimburse Devon, in cash, for the Devon Expenses, by wire transfer of immediately available funds to an account designated by Devon no later than two (2) Business Days after receipt by Crosstex of an invoice from Devon for the Devon Expenses; provided, however, that if this Agreement is terminated by Crosstex pursuant to Section 8.1(g) prior to 5:00 p.m. Dallas, Texas time on the date that is forty-five (45) days following the Execution Date, then Crosstex shall have no obligation to reimburse Devon for any expenses pursuant to clause (ii).

        (c)   If either Devon or Crosstex terminates this Agreement pursuant to Section 8.1(f) or Devon terminates this Agreement pursuant to Section 8.1(d) and (i) in the case of a termination pursuant to Section 8.1(f), there shall have been publicly announced, publicly disclosed or otherwise publicly made known an Acquisition Proposal for Crosstex (other than by any Devon Party or any of their respective Affiliates) on or after the Execution Date and prior to the Crosstex Stockholder Meeting; or in the case of a termination pursuant to Section 8.1(d) , an Acquisition Proposal shall have been made for Crosstex on or after the Execution Date and prior to such termination, whether or not publicly announced, disclosed or otherwise made known, and (ii) within twelve (12) months after such termination, Crosstex enters into a definitive agreement with respect to or consummates any Acquisition Proposal (provided, that, for purposes of this sentence, any reference in the definition of Acquisition Proposal to 15% shall be deemed to be a reference to 50%), then on the earlier of (A) the date of entering into such definitive agreement and (B) the closing or other consummation of such Acquisition Proposal, Crosstex shall pay Devon the Termination Fee, in cash by wire transfer of immediately available funds to an account designated by Devon and, in addition, if no obligation to reimburse Devon Expenses has previously arisen under Section 8.3(d), Crosstex shall reimburse Devon in cash for the Devon Expenses by wire transfer of immediately available funds to an account designated by Devon no later than two (2) Business Days after receipt by Crosstex of an invoice for the Devon Expenses.

        (d)   If either Devon or Crosstex terminates this Agreement pursuant to Section 8.1(f), then, in addition to any other obligations of Crosstex hereunder, Crosstex shall reimburse Devon in cash for the Devon Expenses by wire transfer of immediately available funds to an account designated by Devon, no later than two (2) Business Days after receipt by Crosstex of an invoice from Devon for the Devon Expenses.

        (e)   The parties acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If a party fails to promptly pay the amount due by it pursuant to this Section 8.3, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate of 8% per annum. If, in order to obtain payment, the other party commences a suit that results in judgment for such party, the defaulting party shall pay the other party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit. Each of the parties further acknowledges that the payment of the amounts by Devon and Crosstex specified in this Section 8.3 is not a penalty, but in each case is liquidated damages in a reasonable amount that will compensate Devon or Crosstex, as the case may be, in the circumstances in which such fees are payable and which do not involve fraud or a Willful and Material Breach as described in Section 8.2(b) , for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. The parties agree that the monetary remedies set forth in this Section 8.3 and the specific performance and equitable remedies set forth in Section 10.11, shall be the exclusive remedies of the Devon Parties against Crosstex for any loss suffered as a result of the failure of the Mergers to be consummated or any breach of this Agreement except in the case of fraud or a Willful and Material Breach and upon payment of such amounts Crosstex shall have no further liability relating to such events except in the case of fraud or a Willful and Material Breach of this Agreement. In no event shall Crosstex be required to pay the Termination Fee more than once.

ARTICLE IX
DEFINITIONS

        9.1    Definitions.    For purposes of this Agreement, the following terms, when used in this Agreement with initial capital letters, shall have the respective meanings set forth in this Agreement:

          "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains confidentiality provisions that are no less favorable to Crosstex in any material respect than those contained in the Confidentiality Agreement.

          "Acquisition Proposal" has the meaning set forth in Section 6.4(i).

          "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, a specified Person. A Person shall be deemed to Control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreed Securities Exchange" has the meaning set forth in Section 6.13.

          "Agreement" means this Agreement, as it may be amended from time to time.

          "Awards" has the meaning set forth in Section 2.5(a).

          "Baker Botts" has the meaning set forth in Section 6.16.

          "Boomer Merger Sub" has the meaning set forth in the preamble hereto.

          "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of Houston in the United States of America.

          "Cash Consideration" has the meaning set forth in Section 2.1(a)(i).

          "Certificate of Crosstex Merger" has the meaning set forth in Section 1.1(a)(ii).

          "Certificate of Devon Merger" has the meaning set forth in Section 1.1(b)(ii).

          "Certificates of Merger" has the meaning set forth in Section 1.1(b)(ii).

          "Change of Control Waivers" has the meaning set forth in the recitals.

          "Closing" has the meaning set forth in Section 1.2.

          "Closing Date" has the meaning set forth in Section 1.2.

          "Code" has the meaning set forth in the recitals.

          "Confidential Information" means all confidential or proprietary information, whether written or oral. Notwithstanding the foregoing, Confidential Information shall not include information (i) that was publicly known prior to initial disclosure of such information by a disclosing Person, (ii) that has become publicly known without any act or omission of any Person in violation of any obligation of confidentiality, (iii) received by a receiving party without violating any obligation of confidentiality at any time from a third party, other than the disclosing party, (iv) shown to have been otherwise known by the receiving party prior to disclosure of such information by the disclosing party to the receiving party or (v) shown to have been independently developed by employees or agents of the receiving party without access to or use of such information of the disclosing party.

          "Confidentiality Agreement" has the meaning set forth in Section 6.3(b).

          "Contract" means any written agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, understanding, instrument or other legally binding arrangement.

          "Contribution Agreement" has the meaning set forth in the recitals.

          "Contribution Closing" has the meaning set forth in the Contribution Agreement.

          "Control" means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of Voting Interests, by contract or otherwise, and the terms "Controlling" and "Controlled" have correlative meanings.

          "Creditors' Rights" has the meaning set forth in Section 3.2(b).

          "Crosstex" has the meaning set forth in the preamble hereto.

          "Crosstex Benefit Plans" has the meaning set forth in Section 3.16(c).

          "Crosstex Board" has the meaning set forth in the recitals.

          "Crosstex Book-Entry Shares" has the meaning set forth in Section 2.1(a)(i).

          "Crosstex Capital Credit Agreement" means the Credit Agreement, dated as of March 5, 2013, among Crosstex Capital, LLC, Citibank , N.A., as Administrative Agent, Collateral Agent and a Lender, and the other lenders party thereto.

          "Crosstex Certificates" has the meaning set forth in Section 2.1(a)(i).

          "Crosstex Common Stock" means the common stock, par value $0.01 per share, of Crosstex.

          "Crosstex Disclosure Letter" has the meaning set forth in Article III.

          "Crosstex Effective Time" has the meaning set forth in Section 1.1(a)(i).

          "Crosstex Energy Services" has the meaning set forth in the recitals.

          "Crosstex Entities" means Crosstex and all Subsidiaries of Crosstex, with each such entity, a "Crosstex Entity."

          "Crosstex Equity Plans" has the meaning set forth in Section 2.5(a).

          "Crosstex Financial Advisors" has the meaning set forth in Section 3.21.

          "Crosstex Financial Statements" has the meaning set forth in Section 3.7(b).

          "Crosstex GP LLC" means Crosstex Energy GP, LLC, a Delaware limited liability company and the general partner of Crosstex MLP.

          "Crosstex Insurance Policies" has the meaning set forth in Section 3.18.

          "Crosstex Material Adverse Effect" means (a) a material adverse effect on the business, financial condition, or results of operations of the Crosstex Entities, taken as a whole or (b) any Event that prevents or materially delays, or would be reasonably expected to prevent or materially delay, consummation by Crosstex of the transactions contemplated by this Agreement or the performance by Crosstex of any of their material obligations under this Agreement; provided, however, that any effect resulting from any of the following Events shall not be considered when determining whether a Crosstex Material Adverse Effect shall have occurred: (i) any change in general economic, political or business conditions (including general changes in commodity prices or exchange rates); (ii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including natural disasters and acts of terrorism, except, in each case, in the event, and only to the extent, of any uninsured damage or destruction to or loss of any physical properties of the Crosstex Entities; (iii) any change affecting the natural gas gathering, processing and transportation industry generally but which does not have a materially disproportionate impact on the business of the Crosstex Entities relative to other similarly situated companies in the natural gas gathering, processing and transportation industry; (iv) any change in accounting requirements or principles imposed by GAAP or any change in Law after the Execution Date but which does not, in each case, have a materially disproportionate impact on the business of the Crosstex Entities relative to other similarly situated companies in the natural gas gathering, processing and transportation industry; (v) any change resulting from the execution of this Agreement or the announcement of the transactions contemplated hereby (including any Proceedings commenced or threatened by or involving any current or former member, partner or stockholder of any Crosstex Entity (on their own or on behalf of such Crosstex Entity) arising out of or related to this Agreement or the transactions contemplated hereby); (vi) any change in the market price or trading volume of the Crosstex Common Stock or the common units of Crosstex MLP but not the underlying cause of such change; or (vii) any change resulting from compliance by Crosstex with the terms of this Agreement or from any action by Crosstex that is expressly permitted by this Agreement.

          "Crosstex Material Contracts" has the meaning set forth in Section 3.12(b).

          "Crosstex Merger" has the meaning set forth in the recitals.

          "Crosstex Merger Consideration" has the meaning set forth in Section 2.1(a)(i).

          "Crosstex MLP" has the meaning set forth in the recitals.

          "Crosstex MLP Credit Agreement" means the Amended and Restated Credit Agreement, dated as of February 10, 2010, by and among Crosstex Energy, L.P., Bank of America, N.A., as Administrative Agent and L/C Issuer thereunder, and the other lenders party thereto, as amended.

          "Crosstex MLP SEC Documents" means the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Crosstex MLP with the SEC, together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein.

          "Crosstex MLP Unitholder Agreement" means the Unitholder Agreement defined in the Contribution Agreement.

          "Crosstex MLP Partnership Agreement" means the Sixth Amended and Restated Agreement of Limited Partnership of Crosstex MLP, as amended through the Execution Date.

          "Crosstex Preferred Stock" has the meaning set forth in Section 3.5(a).

          "Crosstex Project and Capital Expenditure Schedule" means the schedule included in Section 5.1(b) of the Crosstex Disclosure Letter, which schedule sets forth (i) projects previously approved by the Crosstex Board or the board of directors of Crosstex GP LLC, (ii) proposed projects and (iii) related estimated budgets and capital expenditures (which may be increased by no more than 10% in the aggregate).

          "Crosstex Recommendation" has the meaning set forth in Section 6.2.

          "Crosstex Recommendation Change" has the meaning set forth in Section 6.4(e).

          "Crosstex SEC Documents" has the meaning set forth in Section 3.7(a).

          "Crosstex Stockholder Approval" has the meaning set forth in Section 3.19.

          "Crosstex Stockholder Meeting" has the meaning set forth in Section 6.2.

          "Crosstex Surviving Corporation" has the meaning set forth in Section 1.1(a)(i).

          "Delaware LLC Act" means the Delaware Limited Liability Company Act, as amended from time to time.

          "Delaware LP Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

          "Devon 401(k) Plan" means any Devon benefit plan, including a Midstream Group Benefit Plan, which is intended to be qualified under Section 401 of the Code and with respect to which Devon has received a favorable determination letter from the IRS.

          "Devon" has the meaning set forth in the preamble hereto.

          "Devon Board" has the meaning set forth in the recitals.

          "Devon Expenses" means all of the reasonable documented out-of-pocket fees and expenses (including all reasonable, documented fees, expenses and disbursements of counsel, accountants, investment bankers, financing sources, experts and consultants to Devon and its Affiliates and Representatives) incurred by Devon or any of its Subsidiaries on or prior to the termination of this Agreement in connection with the transactions contemplated hereby; provided, that in no event shall Devon Expenses exceed $5,000,000, in the aggregate.

          "Devon Disclosure Letter" has the meaning set forth in Article IV.

          "Devon Effective Time" has the meaning set forth in Section 1.1(b)(ii).

          "Devon Entities" means Devon and each of its Subsidiaries (excluding the Midstream Group Entities).

          "Devon Gas Corporation" means Devon Gas Corporation, a Delaware corporation.

          "Devon Gas Services" has the meaning set forth in the preamble hereto.

          "Devon Merger" has the meaning set forth in the recitals.

          "Devon Merger Consideration" has the meaning set forth in Section 2.1(b)(i).

          "Devon Midstream Holdings, L.P. Predecessor" means all of Devon's U.S. midstream assets and operations described in the Midstream Registration Statement, including its 38.75% interest in Gulf Coast Fractionators, LP, described in the Midstream Registration Statement.

          "Devon Parties" means Devon, Devon Gas Services, New Acacia, New Public Rangers, Boomer Merger Sub and Rangers Merger Sub, with each such entity a "Devon Party."

          "Devon Reorganization Transactions" means each of the transactions set forth on Schedule 1.

          "Devon SEC Documents" has the meaning set forth in Section 4.7(a).

          "Devon Surviving Corporation" has the meaning set forth in Section 1.1(b)(i).

          "DGCL" means the Delaware General Corporation Law, as amended from time to time.

          "Disability Employee" has the meaning set forth in Section 6.9(a).

          "Dissenting Shares" has the meaning set forth in Section 2.1(a)(i).

          "D&O Insurance" has the meaning set forth in Section 6.8(b).

          "DOJ" has the meaning set forth in Section 6.5(b).

          "End Date" has the meaning set forth in Section 8.1(b)(ii).

          "Environmental Laws" means all applicable federal, state, local and foreign laws (including international conventions, protocols and treaties), common law, rules, regulations, published and legally binding guidance documents, ordinances, orders, decrees, judgments, binding agreements or Environmental Permits issued, promulgated or entered into, by or with any Governmental Entity, relating to pollution, contamination, Hazardous Substances, natural resources, protection of the environment or human health or safety relating to exposure to Hazardous Substances.

          "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required under applicable Environmental Laws.

          "Equity Interest" means any share, capital stock, partnership, limited liability company, membership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

          "ERISA Affiliate" means with respect to a Person, any corporation or other trade or business that would be treated as a single employer with such Person pursuant to Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA, either presently or at any time during the six-year period preceding the Execution Date.

          "Event" means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Agent" has the meaning set forth in Section 2.3(a).

          "Exchange Fund" has the meaning set forth in Section 2.3(a).

          "Execution Date" has the meaning set forth in the preamble hereto.

          "FERC" means the Federal Energy Regulatory Commission of the United States of America.

          "First Offer Agreement" means a First Offer Agreement, by and between Devon and New Public Rangers, in the form attached hereto as Exhibit F.

          "FTC" has the meaning set forth in Section 6.5(b).

          "GAAP" means generally accepted accounting principles in the United States of America.

          "GCF" means Gulf Coast Fractionators, a Texas general partnership.

          "GCF Interest" means Devon's 38.75% general partner interest in GCF.

          "Governmental Entity" means any (a) federal, state, local, municipal, foreign or other government, (b) governmental or quasi-governmental body of any nature (including any governmental agency, branch, department, court or tribunal, or other entities), (c) multinational organization or body or (d) body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

          "Hazardous Substances" means each substance, waste or material regulated, defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, radioactive material, radioactive substance, pollutant, contaminant or toxic substance under any Environmental Law.

          "HSR Act" has the meaning set forth in Section 6.5(b).

          "Indebtedness" means, without duplication, all indebtedness, liabilities and obligations, now existing or hereafter arising, for money borrowed by a Person (including accrued and unpaid interest), or any contingent liability for or guaranty by a Person of any obligation of any other Person (including the pledge of any collateral or grant of any security interest by a Person in any property as security for any such liability, guaranty or obligation) whether or not any of the foregoing is evidenced by any note, indenture, guaranty or agreement, but excluding all trade payables incurred in the ordinary course of business.

          "Indemnified Parties" has the meaning set forth in Section 6.8(a).

          "Independent Director" means an individual who satisfies the requirements to serve as a member of the Conflicts Committee as set forth in the New Public Rangers Limited Liability Company Agreement.

          "Intellectual Property" means patents, trademarks, copyrights, and trade secrets.

          "Intervening Event" has the meaning set forth in Section 6.4(i).

          "IRS" means the United States Internal Revenue Service.

          "Knowledge" of a party means with respect to any fact, event, circumstance or condition, the actual knowledge, after due inquiry of the persons listed in Section 9.1(a) of the Crosstex Disclosure Letter with respect to Crosstex or its Subsidiaries, or the persons listed in Section 9.1(a) of the Devon Disclosure Letter with respect to Devon or its Subsidiaries.

          "Law" means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Entity.

          "Liens" means, with respect to any property or asset, (a) any mortgage, pledge, security interest, lien or other similar property interest or encumbrance in respect of such property or asset, and (b) any easements, rights-of-way, restrictions, restrictive covenants, rights, leases and other encumbrances on title to real or personal property (whether or not of record).

          "Mergers" has the meaning set forth in the recitals hereto.

          "Midstream Acquisition Proposal" has the meaning set forth in Section 6.4(i).

          "Midstream Business" means the business of (a) gathering, processing and transporting natural gas for Devon and third parties and (b) fractionating natural gas liquids, or NGLs, into component NGL products, and performing services ancillary to those described in clauses (a) and (b) of Devon Midstream Holdings, L.P. Predecessor, but only with respect to the systems serving the Barnett, Cana—Woodford and Arkoma—Woodford Shales in Texas and Oklahoma, and the rights and obligations relating to the GCF Interest to the extent set forth on Schedule 9.1(b) of the Devon Disclosure Letter, all as described in the Midstream Registration Statement.

          "Midstream Business Financial Statements" means (a) the audited balance sheets of Devon Midstream Holdings, L.P. Predecessor as of December 31, 2011 and 2012 and audited income statements and statements of cash flows of Devon Midstream Holdings, L.P. Predecessor for the twelve-month periods ended December 31, 2012, 2011 and 2010, and (b) the unaudited balance sheet of Devon Midstream Holdings, L.P. Predecessor as of June 30, 2013 and the unaudited income statements and statements of cash flows Devon Midstream Holdings, L.P. Predecessor for the six-month period ended June 30, 2013.

          "Midstream Business Project and Capital Expenditure Schedule" means the schedule included in Section 5.2(b) of the Devon Disclosure Letter, which schedule sets forth (i) projects previously approved by Devon, (ii) proposed projects and (iii) related estimated budgets and capital expenditures (which may be increased by no more than 10% in the aggregate).

          "Midstream Group Benefit Plans" has the meaning set forth in Section 4.17(c).

          "Midstream Group Employees" means any director, officer or employee of Devon or its Affiliates that provides services to the Midstream Business.

          "Midstream Group Entities" means New Acacia and each of the Target Entities and their respective Subsidiaries, collectively, after giving effect to the Devon Reorganization Transactions, with each such entity a "Midstream Group Entity."

          "Midstream Group Insurance Policies" has the meaning set forth in Section 4.19.

          "Midstream Group Material Adverse Effect" means (a) a material adverse effect on the business, financial condition, or results of operations of the Midstream Group Entities, taken as a whole or (b) any Event that prevents or materially delays, or would be reasonably expected to prevent or materially delay, consummation by the Devon Parties of the transactions contemplated by this Agreement or the performance by the Devon Parties of any of their respective material obligations under this Agreement; provided, however, that any effect resulting from any of the following Events shall not be considered when determining whether a Midstream Group Material Adverse Effect shall have occurred: (i) any change in general economic, political or business conditions (including general changes in commodity prices or exchange rates); (ii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including natural disasters and acts of terrorism, except, in each case, in the event, and only to the extent, of any uninsured damage or destruction to or loss of any physical properties of the Midstream Group Entities; (iii) any change affecting the natural gas gathering, processing and transportation industry generally but which does not have a materially disproportionate impact on the business of the Midstream Group Entities relative to other similarly situated companies in the natural gas gathering, processing and transportation industry; (iv) any change in accounting requirements or principles imposed by GAAP or any change in Law after the Execution Date but which does not, in each case, have a materially disproportionate impact on the business of the Midstream Group Entities relative to other similarly situated companies in the natural gas gathering, processing and transportation industry; (v) any change resulting from the execution of this Agreement or the announcement of the transactions contemplated hereby (including any Proceedings commenced or threatened by or involving any current or former member, partner or stockholder of any Midstream Group Entity (on their own or on behalf of such Midstream Group Entity) arising out of or related to this Agreement or the transactions contemplated hereby); or (vi) any change resulting from compliance by the Devon Parties with the terms of this Agreement or from any action by the Devon Parties that is expressly permitted by this Agreement.

          "Midstream Group Material Contracts" has the meaning set forth in Section 4.13(b).

          "Midstream Holdings" has the meaning set forth in the recitals.

          "Midstream Holdings GP" has the meaning set forth in the recitals.

          "Midstream Holdings Partnership Agreement" has the meaning set forth in Section 7.2(f).

          "Midstream Registration Statement" means the Registration Statement on Form S-1 (File No. 333-191415) filed by Devon Midstream Partners, L.P., with respect to the registration of common units representing limited partner interests of Devon Midstream Partners, L.P. with the SEC on September 27, 2013.

          "New Acacia" has the meaning set forth in the preamble.

          "New Acacia Certificates" has the meaning set forth in Section 2.1(b)(i).

          "New Acacia Common Stock" means common stock, par value $0.01 per share, of New Acacia.

          "New Public Rangers" has the meaning set forth in the preamble hereto.

          "New Public Rangers Class B Common Units" means Class B common units, representing limited liability company interests in New Public Rangers, having the terms provided in the New Public Rangers Limited Liability Company Agreement.

          "New Public Rangers Common Units" means common units, representing limited liability company interests in New Public Rangers, having the terms provided in the New Public Rangers Limited Liability Company Agreement.

          "New Public Rangers Entities" means New Public Rangers, New Public Rangers Manager, Boomer Merger Sub and Rangers Merger Sub.

          "New Public Rangers Limited Liability Company Agreement" has the meaning set forth in Section 1.3(a).

          "New Public Rangers Manager" has the meaning set forth in the recitals.

          "New Public Rangers Manager Limited Liability Company Agreement" means the Amended and Restated Limited Liability Company Agreement of New Public Rangers Manager, in the form attached as Exhibit E.

          "Organizational Documents" means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders' agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.

          "Permits" means all permits, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from Governmental Entities.

          "Permitted Liens" means, with respect to any Person, (a) statutory Liens for current Taxes or other governmental charges applicable to the assets of such Person or assessments not yet due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP, (b) mechanics', carriers', workers', repairers', landlords' and other similar statutory Liens arising or incurred in the ordinary course of business of such Person relating to obligations as to which there is no default on the part of such Person, (c) Liens as may have arisen in the ordinary course of business of such Person, none of which are material to the ownership, use or operation of the assets of such Person, (d) any state of facts which an accurate on the ground survey of any real property of such Person would show, and any easements, rights-of-way, restrictions, restrictive covenants, rights, leases, and other encumbrances on title to real or personal property filed of record that do not materially detract from the value of or materially interfere with the use and operation of any of the assets of such Person, (e) statutory Liens for obligations that are not delinquent, (f) Liens encumbering the fee interest of those tracts of real property encumbered by rights-of-way, (g) legal highways, zoning and building laws, ordinances and regulations, that do not materially detract from the value of or materially interfere with the use of the assets of such Person in the ordinary course of business and (h) any Liens with respect to assets of such Person, which, together with all other Liens, do not materially detract from the value of such Person or materially interfere with the present use of the assets owned by such Person or the conduct of the business of such Person.

          "Person" means any natural person, group (including a "group" under Section 13(d) of the Exchange Act), corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Entity.

          "Proceeding" means any civil, criminal or administrative actions, suits, investigations or other proceedings.

          "Proxy Statement" has the meaning set forth in Section 6.1(a).

          "Rangers Merger Sub" has the meaning set forth in the preamble hereto.

          "Registration Rights Agreement" means a Registration Rights Agreement by and between Devon Gas Services and New Public Rangers, in the form attached as Exhibit D.

          "Registration Statement" has the meaning set forth in Section 6.1(a).

          "Regulatory Divestiture" has the meaning set forth in Section 6.5(c).

          "Regulatory Law" means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Federal Trade Commission Act, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition or (ii) protect the national security or the national economy of any nation.

          "Release" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

          "Representatives" has the meaning set forth in Section 6.3(a).

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Senior Notes" means Crosstex MLP's 8.875% senior unsecured notes due February 15, 2018 and Crosstex MLP's 7.125% senior unsecured notes due June 1, 2022.

          "Separation Benefits" has the meaning set forth in Section 6.9(c)(i).

          "Southwestern Gas" has the meaning set forth in the recitals.

          "Special Committee" means, with respect to the Crosstex Board, a duly formed committee thereof which has been delegated authority by the Crosstex Board with respect to the transactions contemplated hereby and any alternative transactions.

          "Subsidiary" means with respect to any party, any corporation, partnership, limited liability company or other legal entity or organization, whether incorporated or unincorporated, of which: (1) such party or any other Subsidiary of such party is a general partner or a managing member or has similar authority; or (2) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, limited liability company or other legal entity or organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries.

          "Superior Proposal" has the meaning set forth in Section 6.4(i).

          "Takeover Laws" has the meaning set forth in Section 3.19.

          "Target Entities" means Midstream Holdings and Midstream Holdings GP, with each such entity a "Target Entity."

          "Tax" means (a) any tax, charge, fee, levy, penalty or other assessment imposed by any United States federal, state, local or foreign taxing authority, including any excise, property, income, sales, use, gross receipts, capital, ad valorem, transfer, profits, inventory, capital stock, license, unemployment, severance, stamp, occupation, margin, franchise, payroll, withholding, social security or other tax, including any interest, penalties or additions attributable thereto, whether disputed or not; and (b) any liability for the payment of any amounts of the type described in clause (b) as a result of being a member of a consolidated, combined or unitary group for any period; and (c) any liability of for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of law (e.g., as a transferee or successor) or any express or implied obligation to indemnify any other Person.

          "Tax Representation Letter" has the meaning set forth in Section 6.16.

          "Tax Returns" means any return, report, information return, declaration, claim for refund or other document (including any related or supporting information or schedules) supplied or required to be supplied to any authority with respect to Taxes and including any supplement or amendment thereof.

          "Termination Fee" means $33,000,000.

          "Transaction Agreements" means this Agreement, the Contribution Agreement, the Voting Agreements, the Transition Services Agreement, the Registration Rights Agreement, the Confidentiality Agreement, and the Midstream Holdings Partnership Agreement.

          "Transaction Litigation" is defined in Section 6.12.

          "Transfer Taxes" has the meaning set forth in Section 6.18.

          "Transferring Employee" has the meaning set forth in Section 6.9(a).

          "Transition Services Agreement" has the meaning set forth in the Contribution Agreement.

          "Unit Consideration" has the meaning set forth in Section 2.1(a)(i).

          "Vinson & Elkins" has the meaning set forth in Section 6.16.

          "Voting Agreement" has the meaning set forth in the recitals.

          "Voting Interests" of any Person as of any date means the equity interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such Person (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

          "WARN Act" has the meaning set forth in Section 3.16(f).

          "Willful and Material Breach" means a material breach that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause a material breach of this Agreement.

        9.2    Construction.    Unless the context otherwise requires, as used in this Agreement (i) words defined in the singular have the parallel meaning in the plural and vice versa, (ii) words of one gender shall be construed to apply to each gender, (iii) the term "party" refers to a party to this Agreement and the term "parties" refers to the parties to this Agreement and (iv) a reference to any Person includes such Person's successors and permitted assigns.

ARTICLE X
MISCELLANEOUS

        10.1    Survival.    This Article X and the agreements of Devon and Crosstex contained in Section 6.8 (Indemnification of Directors and Officers), Section 6.9 (Employees and Benefits), Section 6.13 (Exchange Listing) and Section 6.21 (Further Assurances) shall survive the consummation of the Mergers. No other representations, warranties, covenants and agreements in this Agreement shall survive the consummation of the Mergers , but the Confidentiality Agreement shall terminate as of the Devon Effective Time.

        10.2    Notices.    Any notice or other communication required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person; (b) upon confirmation of receipt when transmitted by facsimile transmission or electronic mail (but only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day); or (c) on the next Business Day if transmitted by national overnight courier, in each case addressed as follows:

  Notices to any Devon Party (prior to the Mergers) and to Devon or Devon Gas Services (following the Mergers):

  Devon Energy Corporation
  333 West Sheridan Avenue
  Oklahoma City, Oklahoma 73102
  Telephone: (405) 228-2800
  Facsimile: (405) 552-1400
  Attention: General Counsel

  And a copy to (which shall not constitute notice):

  Vinson & Elkins L.L.P.
  1001 Fannin, Suite 2500
  Houston, Texas 77007
  Telephone: (713) 758-2194
  Facsimile: (713) 615-5660
  Attention: Jeffery B. Floyd/Lande Spottswood

  Notices to Crosstex (prior to the Mergers) and to New Public Rangers, Devon Surviving Corporation or Crosstex Surviving Corporation (following the Mergers):

  Crosstex Energy, Inc.
  2501 Cedar Springs
  Dallas, Texas 75201
  Telephone: (214) 953-9500
  Facsimile: (214) 953-9501
  Attention: General Counsel

  And a copy to (which shall not constitute notice):

  Baker Botts L.L.P.
  2001 Ross Avenue, Suite 700
  Dallas, Texas 75201
  Telephone: (214) 953-6500

  Facsimile: (214) 661-4634
  Attention: Douglass M. Rayburn

or to such other address as any party shall specify by written notice so given. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such change shall be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

        10.3    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

        10.4    Entire Agreement.    This Agreement, the exhibits hereto, the Crosstex Disclosure Letter, the Devon Disclosure Letter and the other documents delivered pursuant hereto and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement.

        10.5    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempted or purported assignment without such consent shall be null and void.

        10.6    Extension; Waiver.    At any time prior to the Devon Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, managers, general partner or other applicable governing body, may to the extent legally allowed, (a) extend the time for performance of any of the obligations or other acts of the other parties hereunder, (b) waive any breach or inaccuracy in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other of any of the agreements or conditions contained herein. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder. No agreement on the part of a party hereto to any extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

        10.7    Third Party Beneficiaries.    Subject to Section 10.5, this Agreement shall be binding upon, inure solely to the benefit of and be enforceable by the parties and their respective successors and assigns. Except (a) with respect to the Indemnified Parties solely pursuant to Section 6.8 (which shall have no effect until the Devon Effective Time) and (b) from and after the Crosstex Effective Time, the right of the Crosstex stockholders to receive the Crosstex Merger Consideration, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        10.8    Interpretation.

        (a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section, Schedule, Exhibit or Annex, such reference shall be to an Article of, a Section of, a Schedule to, an Exhibit to or Annex to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or

"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        (b)   Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars, "$" refers to United States dollars and all payments hereunder shall be made in United States dollars by wire transfer in immediately available funds to such account as shall have been specified in writing by the recipient thereof.

        10.9    Governing Law and Venue; Consent to Jurisdiction.

        (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN DELAWARE, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

        (b)   Each of the parties irrevocably agrees that any legal action, suit or proceeding with respect to the interpretation and enforcement of this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, including the negotiations thereof, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the state of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware, including any applicable appellate court). Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties irrevocably waives, and agrees not to assert, as a defense in any legal action, suit or Proceeding for the interpretation or enforcement of this Agreement or of any document referred to in this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. The parties consent to and grant to the extent permitted by Law, any said court jurisdiction over the subject matter of any dispute contemplated by this Section 10.9 and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 10.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

        (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9(c).

        10.10    Disclosure Letters.    The statements in the Crosstex Disclosure Letter and the Devon Disclosure Letter relate to the provisions in the section of this Agreement to which they expressly relate; provided, however, that any information set forth in one section of the Crosstex Disclosure Letter or the Devon Disclosure Letter, as the case may be, shall also be deemed to apply to each other section to which its relevance is reasonably apparent. In the Crosstex Disclosure Letter and the Devon Disclosure Letter, (a) all capitalized terms used but not defined therein shall have the meanings assigned to them in this Agreement; (b) the section numbers correspond to the section numbers in this Agreement; and (c) inclusion of any item in a disclosure letter (i) does not represent a determination that such item is material or establish a standard of materiality, (ii) does not represent a determination that such item did not arise in the ordinary course of business and (iii) shall not constitute, or be deemed to be, an admission to any third party concerning such item.

        10.11    Specific Performance.    The parties acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any non-performance or breach of this Agreement by any party could not be adequately compensated by money damages alone and that the parties would not have any adequate remedy at law. Each party agrees that, in the event of any breach or threatened breach by any other party of any provisions contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, except as limited by Section 8.3) to seek (a) a decree or order of specific performance to enforce the observance and performance of such provisions, and (b) an injunction restraining such breach or threatened breach. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The parties further agree that they shall not object to the granting of injunctive relief on the basis that an adequate remedy at law may exist.

        10.12    Joint Obligation.    Whenever this Agreement requires a Subsidiary of Crosstex or Devon to take any action, such requirement shall be deemed to include an undertaking on the part of Crosstex or Devon, as appropriate, to cause such Subsidiary to take such action.

        10.13    Facsimiles; Counterparts.    Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., pdf) shall be deemed binding for all purposes hereof, without delivery of an original signature page being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

        10.14    Amendment.    Subject to the provisions of applicable Law, and except as otherwise provided in this Agreement, at any time prior to the Crosstex Effective Time, this Agreement may be amended, modified or supplemented only by a written instrument executed and delivered by all the parties, whether before or after stockholder approval of the Devon Merger and/or Crosstex Merger; provided, however, that, after any such approval, no amendment shall be made for which applicable Law or the rules of any relevant stock exchange requires further approval by stockholders without such further approval.

        10.15    Representation by Counsel.    Each of the parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Therefore, the parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[Signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

DEVON ENERGY CORPORATION
By:	/s/ JOHN RICHELS John Richels President and Chief Executive Officer

DEVON GAS SERVICES, L.P.
By:	Devon Gas Operating, Inc., its general partner

By:	/s/ JOHN RICHELS John Richels President and Chief Executive Officer

ACACIA NATURAL GAS CORP I, INC.
By:	/s/ JEFFREY A. AGOSTA Jeffrey A. Agosta Executive Vice President and Chief Financial Officer

Signature Page to Agreement and Plan of Merger

CROSSTEX ENERGY, INC.
By:	/s/ BARRY E. DAVIS Barry E. Davis President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

NEW PUBLIC RANGERS, L.L.C.
By:	New Public Rangers Manager, L.L.C., its sole member
By:	Devon Gas Services, L.P., its sole member
By:	Devon Gas Operating, Inc., its general partner

By:	/s/ JOHN RICHELS John Richels President and Chief Executive Officer

BOOMER MERGER SUB, INC.
By:	/s/ JEFFREY A. AGOSTA Jeffrey A. Agosta Executive Vice President and Chief Financial Officer

RANGERS MERGER SUB, INC.
By:	/s/ JEFFREY A. AGOSTA Jeffrey A. Agosta Executive Vice President and Chief Financial Officer

Signature Page to Agreement and Plan of Merger

ANNEX C-1

VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement"), dated as of October 21, 2013, is made and entered into by and among Devon Energy Corporation, a Delaware corporation ("Devon DE"), Blackstone/GSO Capital Solutions Overseas Master Fund L.P. and Blackstone/GSO Capital Solutions Fund LP (collectively, "Stockholder") a stockholder of Crosstex Energy, Inc., a Delaware corporation ("Crosstex").

R E C I T A L S

        WHEREAS, Devon DE, Acacia Natural Gas Corp I, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Devon DE ("New Acacia"), Crosstex, New Public Rangers, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of Devon DE ("New Public Rangers"), Boomer Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New Public Rangers ("Boomer Merger Sub"), and Rangers Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New Public Rangers ("Rangers Merger Sub"), have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), providing for, among other things, (i) the merger of Rangers Merger Sub with and into Crosstex, with Crosstex as the surviving entity and Crosstex becoming a wholly-owned subsidiary of New Public Rangers (the "Crosstex Merger") and (ii) contemporaneously with the consummation of the Crosstex Merger, the merger of Boomer Merger Sub with and into New Acacia, with New Acacia as the surviving entity and New Acacia becoming a wholly-owned subsidiary of New Public Rangers (the "Devon Merger" and, together with the Crosstex Merger, the "Mergers");

        WHEREAS, as of the date hereof, Stockholder is the owner of record of the number of shares of Crosstex Common Stock set forth on Exhibit A hereto (the "Existing Shares"); and

        WHEREAS, as an inducement to and condition of Devon DE's willingness to enter into the Merger Agreement, Stockholder (solely in Stockholder's capacity as such) has agreed to enter into this Agreement and vote the Covered Shares (as defined below) as described herein.

        NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

        (a)   "Covered Shares" means, with respect to Stockholder at any time, (i) the Existing Shares and (ii) all additional shares of Crosstex Common Stock of which Stockholder acquires sole or shared voting power during the period from the date hereof through the Expiration Time.

        (b)   "Expiration Time" means the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated for any reason; (ii) a Crosstex Recommendation Change in accordance with Section 6.4 of the Merger Agreement; (iii) such date and time as the Mergers shall become effective in accordance with the terms and provisions of the Merger Agreement; (iv) 5:00 p.m. Dallas time on June 30, 2014; and (v) such date and time as any amendment or change to any of the

Transaction Agreements or the Contribution Agreement is effected without Stockholder's consent which amendment or change adversely affects Stockholder, including, without limitation, any amendment or change that decreases the Crosstex Merger Consideration.

        (c)   "Securities" means, with respect to Stockholder at any time, (i) the Existing Shares and (ii) all additional securities of Crosstex (including all shares of Crosstex Common Stock and any options and other rights to acquire shares of Crosstex Common Stock) of which Stockholder acquires sole or shared voting power (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like) during the period from the date hereof through the Expiration Time.

        (d)   "Stockholders Agreement" means the Stockholders Agreement, dated August 6, 2013, between Crosstex and the Stockholder.

        (e)   "Waiver Agreement" means the Waiver Agreement, dated as of October 21, 2013, between Crosstex and the Stockholder.

        (f)    A Person shall be deemed to have effected a "Transfer" of a Security if such Person directly or indirectly (i) sells (including short sales), pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Security or any interest in such Security; (ii) grants any proxies or power of attorney with respect to such Security other than pursuant to this Agreement; or (iii) enters into an agreement or commitment, whether or not in writing, providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Security or any interest therein.

        1.2   Other Definitional and Interpretative Provisions.

        (a)   The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section or Exhibit, such reference shall be to an Article of, a Section of or an Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        (b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any arty by virtue of the authorship of any provision of this Agreement.

ARTICLE II
VOTING AGREEMENT

        2.1   Agreement to Vote Covered Shares.

        (a)   During the term of this Agreement, at the Crosstex Stockholder Meeting and every other meeting of the stockholders of Crosstex that is called and at which action is to be taken with respect to approval of the Merger Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Crosstex with respect to approval of the Merger Agreement, Stockholder (solely in Stockholder's capacity as such, and not in any other capacity such as an officer or director) shall, or shall cause the holder of record on any applicable record date to, vote the Covered Shares in favor of (i) the adoption of the Merger Agreement and the transactions contemplated thereby, including the consummation of the Crosstex Merger and (ii) any related matter that must be approved by Stockholders of Crosstex in order for the transactions contemplated by the Merger Agreement to be consummated in accordance with the terms of the Merger Agreement.

        (b)   During the term of this Agreement, Stockholder (solely in Stockholder's capacity as such, and not in any other capacity such as an officer or director) agrees not to vote any Covered Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal; (ii) reorganization, recapitalization, liquidation or winding-up of Crosstex or any other extraordinary transaction involving Crosstex; (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement; or (iv) other matter in furtherance of any of the foregoing matters.

        2.2    Other Voting Rights.    Except as permitted by this Agreement, through the Expiration Time, Stockholder will continue to hold, and shall have the right to exercise, all voting rights related to the Covered Shares.

        2.3    Grant of Irrevocable Proxy.    Subject to Section 6.2, during the term of this Agreement, Stockholder irrevocably appoints Devon DE and any designee of Devon DE, and each of them individually, as Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at any meeting of stockholders of Crosstex at which any of the matters described in Section 2.1 are to be considered through the Expiration Time, with respect to the Covered Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 2.1; provided, however, that Stockholder's grant of the proxy contemplated by this Section 2.3 shall be effective if, and only if, Stockholder has not delivered to the Secretary of Crosstex, at least two (2) Business Days prior to the applicable meeting, a duly executed irrevocable proxy card directing that the Covered Shares be voted in accordance with Section 2.1. This proxy, if it becomes effective, is given to secure the performance of the duties of Stockholder under this Agreement, and its existence will not be deemed to relieve Stockholder of his or its obligations under Section 2.1. This proxy shall expire and be deemed revoked automatically at the Expiration Time.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder represents and warrants to Devon DE that:

        3.1    Organization.    Stockholder (if not a natural person) is an entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated or constituted.

        3.2    Authorization.    Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform Stockholder's obligations hereunder and to consummate the transactions contemplated hereby.

        3.3    Due Execution and Delivery.    This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery hereof by Devon DE, constitutes a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and general principles of equity).

        3.4    No Conflict or Default.    Except for the Waiver Agreement, no consent, approval, authorization or permit of, or declaration or registration with or notification to, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or the compliance by Stockholder with the provisions hereof. None of the execution, delivery or performance of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (with or without notice or lapse of time or both) (a) result in a violation or breach of, or constitute a default (or give rise to any third party right of termination, cancellation, modification, acceleration or entitlement) under, any of the terms, conditions or provisions of any contract, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Stockholder is a party or by which Stockholder or any of Stockholder's properties or assets (including the Covered Shares) may be bound; (b) result in the creation of a Lien on any of Stockholder's assets or property (including the Covered Shares), except as created pursuant to this Agreement; or (c) constitute a violation by Stockholder of any applicable Law, in each case, except for such violations, breaches, defaults that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of the Mergers and the other transactions contemplated by the Merger Agreement and this Agreement or otherwise reasonably be expected prevent or delay Stockholder from performing its or his obligations under this Agreement.

        3.5    Ownership of Shares of Crosstex Common Stock.    Except with respect to Transfers permitted by Section 5.1, Stockholder is the owner of the Existing Shares, all of which are owned free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of such shares of Crosstex Common Stock), other than pursuant to this Agreement and the Stockholders Agreement. None of the Existing Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Existing Shares, other than pursuant to this Agreement and the Stockholders Agreement.

        3.6    Total Shares of Crosstex Common Stock.    Except for the Existing Shares and restricted share units granted pursuant to the Crosstex Energy, Inc. 2009 Long-Term Incentive Plan, as of the date hereof, Stockholder does not beneficially own any (a) shares of capital stock or voting securities of Crosstex; (b) securities of Crosstex convertible into or exchangeable for shares of capital stock or voting securities of Crosstex; or (c) options or other rights to acquire from Crosstex any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Crosstex.

        3.7    No Litigation.    There is no suit, claim, action, proceeding, investigation or arbitration pending or, to the knowledge of Stockholder, threatened against or affecting Stockholder, or Stockholder's assets or property, at law or in equity before or by any Governmental Entity or any other Person that would reasonably be expected to impair the ability of Stockholder to perform his or its obligations hereunder or consummate the transactions contemplated hereby. Stockholder is not subject to any outstanding order, writ, injunction, judgment, decree or arbitration ruling, settlement, award or other finding that would reasonably be expected to impair the ability of Stockholder to perform his or its obligations hereunder or consummate the transactions contemplated hereby.

        3.8    Reliance.    Stockholder understands and acknowledges that Devon DE is entering into the Merger Agreement in reliance upon Stockholder's execution, delivery and performance of this Agreement.

        3.9    Finder's Fees.    No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Devon DE or Crosstex or any of their respective Subsidiaries in respect of this Agreement based upon any arrangement or agreement made by Stockholder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF DEVON DE

        Devon DE represents and warrants to Stockholder that:

        4.1    Organization.    Devon DE is a corporation duly organized, validly existing and in good standing under the applicable Laws of the State of Delaware.

        4.2    Corporation Authorization.    The execution, delivery and performance by Devon DE of this Agreement and the consummation by Devon DE of the transactions contemplated hereby are within the corporate powers of Devon DE and have been duly authorized by all necessary corporate action.

        4.3    Due Execution and Delivery.    This Agreement has been duly and validly executed and delivered by Devon DE and, assuming due authorization, execution and delivery hereof by Stockholders, constitutes a legal, valid and binding agreement of Devon DE, enforceable against Devon DE in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and general principles of equity).

ARTICLE V
COVENANTS

        5.1    Transfer Restrictions.    Stockholder agrees not to, during the term of this Agreement, cause or permit any Transfer of any Securities to be effected. Subject to Section 5.2, Stockholder shall not seek or solicit any Transfer. Stockholder agrees not to deposit (or permit the deposit of) any Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any Securities. This Section 5.1 shall not prohibit a Transfer of the Covered Shares by Stockholder to an Affiliate of Stockholder; provided, however, that such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Devon DE, to be bound by all of the terms of this Agreement.

        5.2    Acquisition Proposals.    Stockholder agrees (solely in Stockholder's capacity as such) that Stockholder shall not, and shall not authorize or permit any of his or its Representatives to, directly or indirectly, take any action with respect to any Acquisition Proposal that Crosstex is prohibited from taking under Section 6.4 of the Merger Agreement as in effect on the date of this Agreement.

        5.3    Further Assurances.    Devon DE and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use his or its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE VI
MISCELLANEOUS

        6.1    Directors and Officers.    No Person executing this Agreement who is or becomes during the term of this Agreement a director or officer of Crosstex shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require Stockholder to attempt to) limit or restrict Stockholder in Stockholder's capacity as a director or officer of Crosstex or any designee of Stockholder who is a director or officer of Crosstex from acting in such capacity or voting in such Person's sole discretion on any matter (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Crosstex).

        6.2    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Devon DE any direct or indirect ownership or incidence of ownership of or with respect to the Securities owned by Stockholder. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to Stockholder, and Devon DE shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of Crosstex or exercise any power or authority to direct Stockholder in the voting of any of the Securities owned by Stockholder, except as otherwise provided herein.

        6.3    Publicity.    Stockholder consents to and authorizes Devon DE and Crosstex to include and disclose in the Proxy Statement, the Registration Statement and in such other schedules, certificates, applications, agreements or documents, filed with the SEC or otherwise, as Devon DE and Crosstex reasonably determine to be necessary or appropriate in connection with the consummation of the Mergers and the transactions contemplated by the Merger Agreement Stockholder's identity and ownership of the Covered Shares and the nature of Stockholder's commitments, arrangements and understandings pursuant to this Agreement.

        6.4    Notices.    Any notice or other communication required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person; (b) upon confirmation of receipt when transmitted by an electronic transmission device (but only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day); or (c) on the next Business Day if transmitted by national overnight courier, in each addressed as follows: (i) if to Stockholder, to the address set forth below Stockholder's name on the signature page hereto; and (ii) if to Devon DE, in accordance with Section 10.2 of the Merger Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing to the other party by the Person entitled to receive such communication as provided above.

        6.5    Amendments.    Subject to the provisions of applicable Law, and except as otherwise provided in this Agreement, this Agreement may be amended, modified or supplemented only by a written instrument executed and delivered by all parties.

        6.6    Termination.    This Agreement shall terminate and shall have no further force or effect as of the Expiration Time.

        6.7    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        6.8    Entire Agreement.    This Agreement and the Exhibits hereto constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement.

        6.9    Assignment.    Neither this Agreement nor any of the rights, interests nor any of the rights, interests or obligations hereunder shall be assigned by the parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other party, and any attempted or purported assignment without such consent shall be null and void; provided, however, that Devon DE may transfer or assign its rights, interests and obligations to any Affiliate of Devon DE. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        6.10    Third Party Beneficiaries.    This Agreement shall be binding upon and inure solely to the benefit of each party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        6.11 Governing Law and Venue; Consent to Jurisdiction.

        (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF, THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

        (b)   The parties irrevocably submit to the exclusive personal jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims relating to such action, Proceeding or transactions shall be heard and determined in such a Delaware state or Federal court. The parties consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

        (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11(c) .

        6.12    Facsimiles; Counterparts.    Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., pdf) shall be deemed binding for all purposes hereof, without delivery of an original signature page being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

        6.13    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

        6.14    Specific Performance.    The parties acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any non-performance or breach of this Agreement by any party could not be adequately compensated by money damages alone and that the parties would not have any adequate remedy at law. In the event of any breach or threatened breach by any party of any provisions contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such provisions, and (b) an injunction restraining such breach or threatened breach. Neither party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.14, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The parties further agree that they shall not object to the granting of an injunctive relief on the basis that an adequate remedy at law may exist.

[Signature page follows.]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

DEVON ENERGY CORPORATION
By:	/s/ JOHN RICHELS John Richels President and Chief Executive Officer

Signature Page to Voting Agreement

BLACKSTONE / GSO CAPITAL SOLUTIONS FUND LP
By:	Blackstone / GSO Capital Solutions Associates LLC, its general partner
By:	/s/ GEORGE FAN George Fan Authorized Person
BLACKSTONE / GSO CAPITAL SOLUTIONS OVERSEAS MASTER FUND L.P.
By:	Blackstone / GSO Capital Solutions Overseas Associates LLC, its general partner
By:	/s/ GEORGE FAN George Fan Authorized Person
Notice Address:

Blackstone / GSO Capital Solutions Overseas
Master Fund L.P.
Blackstone / GSO Capital Solutions Fund LP
c/o GSO Capital Partners LP
345 Park Avenue, 31st Floor
New York, NY 10154
E-mail: gsolegal@blackstone.com
Attention: Chief Legal Officer

with a copy (which shall not constitute notice) to:
Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 Email: moleary@andrewskurth.com Attention: G. Michael O'Leary

Signature Page to Voting Agreement

 Exhibit A

Blackstone / GSO Capital Solutions Overseas Master Fund L.P.:            1,878,520 shares

Blackstone / GSO Capital Solutions Fund LP:            5,121,480 shares

ANNEX C-2

FORM OF VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement"), dated as of October 21, 2013, is made and entered into by and between Devon Energy Corporation, a Delaware corporation ("Devon DE"), and [            ] ("Stockholder") a stockholder of Crosstex Energy, Inc., a Delaware corporation ("Crosstex").

R E C I T A L S

        WHEREAS, Devon DE, Acacia Natural Gas Corp I, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Devon DE ("New Acacia"), Crosstex, New Public Rangers, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of Devon DE ("New Public Rangers"), Boomer Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New Public Rangers ("Boomer Merger Sub"), and Rangers Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New Public Rangers ("Rangers Merger Sub"), have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), providing for, among other things, (i) the merger of Rangers Merger Sub with and into Crosstex, with Crosstex as the surviving entity and Crosstex becoming a wholly-owned subsidiary of New Public Rangers (the "Crosstex Merger") and (ii) contemporaneously with the consummation of the Crosstex Merger, the merger of Boomer Merger Sub with and into New Acacia, with New Acacia as the surviving entity and New Acacia becoming a wholly-owned subsidiary of New Public Rangers (the "Devon Merger" and, together with the Crosstex Merger, the "Mergers"); and

        WHEREAS, as an inducement to and condition of Devon DE's willingness to enter into the Merger Agreement, Stockholder (solely in Stockholder's capacity as such) has agreed to enter into this Agreement and vote the Covered Shares (as defined below) as described herein.

        NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

        (a)   "Covered Shares" means, with respect to Stockholder at any time, (i) the Existing Shares and (ii) all additional shares of Crosstex Common Stock of which Stockholder acquires sole or shared voting power during the period from the date hereof through the Expiration Time.

        (b)   "Existing Shares" means all shares of Crosstex Common Stock of which Stockholder exercises sole or shared voting power as of the date hereof as set forth on Exhibit A hereto.

        (c)   "Expiration Time" means the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated for any reason; (ii) a Crosstex Recommendation Change in accordance with Section 6.4 of the Merger Agreement; (iii) such date and time as the Mergers shall become effective in accordance with the terms and provisions of the Merger Agreement; and (iv) such date and time as any amendment or change to the Merger Agreement is effected without Stockholder's consent that decreases the Crosstex Merger Consideration.

        (d)   "Securities" means, with respect to Stockholder at any time, (i) the Existing Shares and (ii) all additional securities of Crosstex (including all shares of Crosstex Common Stock and any options and other rights to acquire shares of Crosstex Common Stock) of which Stockholder acquires sole or shared voting power (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like) during the period from the date hereof through the Expiration Time.

        (e)   A Person shall be deemed to have effected a "Transfer" of a Security if such Person directly or indirectly (i) sells (including short sales), pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Security or any interest in such Security; (ii) grants any proxies or power of attorney with respect to such Security other than pursuant to this Agreement; or (iii) enters into an agreement or commitment, whether or not in writing, providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Security or any interest therein.

        1.2   Other Definitional and Interpretative Provisions.

        (a)   The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section or Exhibit, such reference shall be to an Article of, a Section of or an Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        (b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any arty by virtue of the authorship of any provision of this Agreement.

ARTICLE II
VOTING AGREEMENT

        2.1   Agreement to Vote Covered Shares.

        (a)   During the term of this Agreement, at the Crosstex Stockholder Meeting and every other meeting of the stockholders of Crosstex that is called and at which action is to be taken with respect to approval of the Merger Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Crosstex with respect to approval of the Merger Agreement, Stockholder (solely in Stockholder's capacity as such, and not in any other capacity such as an officer or director) shall, or shall cause the holder of record on any applicable record date to, vote the Covered Shares in favor of (i) the adoption of the Merger Agreement and the transactions contemplated thereby, including the consummation of the Crosstex Merger and (ii) any related matter that must be approved by Stockholders of Crosstex in order for the transactions contemplated by the Merger Agreement to be consummated in accordance with the terms of the Merger Agreement.

        (b)   During the term of this Agreement, Stockholder (solely in Stockholder's capacity as such, and not in any other capacity such as an officer or director) agrees not to vote any Covered Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal; (ii) reorganization, recapitalization, liquidation or winding-up of Crosstex or any other extraordinary transaction involving Crosstex; (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement; or (iv) other matter in furtherance of any of the foregoing matters.

        2.2   Other Voting Rights. Except as permitted by this Agreement, through the Expiration Time, Stockholder will continue to hold, and shall have the right to exercise, all voting rights related to the Covered Shares.

        2.3   Grant of Irrevocable Proxy. Subject to Section 6.2, during the term of this Agreement, Stockholder irrevocably appoints Devon DE and any designee of Devon DE, and each of them individually, as Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at any meeting of stockholders of Crosstex at which any of the matters described in Section 2.1 are to be considered through the Expiration Time, with respect to the Covered Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 2.1; provided, however, that Stockholder's grant of the proxy contemplated by this Section 2.3 shall be effective if, and only if, Stockholder has not delivered to the Secretary of Crosstex, at least two (2) Business Days prior to the applicable meeting, a duly executed irrevocable proxy card directing that the Covered Shares be voted in accordance with Section 2.1. This proxy, if it becomes effective, is given to secure the performance of the duties of Stockholder under this Agreement, and its existence will not be deemed to relieve Stockholder of his or its obligations under Section 2.1. This proxy shall expire and be deemed revoked automatically at the Expiration Time.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder represents and warrants to Devon DE that:

        3.1   Organization. Stockholder (if not a natural person) is an entity duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which it is incorporated or constituted.

        3.2   Authorization. Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform Stockholder's obligations hereunder and to consummate the transactions contemplated hereby.

        3.3   Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery hereof by Devon DE, constitutes a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and general principles of equity).

        3.4   No Conflict or Default. No consent, approval, authorization or permit of, or declaration or registration with or notification to, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or the compliance by Stockholder with the provisions hereof. None of the execution, delivery or performance of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (with or without notice or lapse of time or both) (a) result in a violation or breach of, or constitute a default (or give rise to any third party right of termination, cancellation, modification, acceleration or entitlement) under, any of the terms, conditions or provisions of any contract, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Stockholder is a party or by which Stockholder or any of Stockholder's properties or assets (including the Covered Shares) may be bound; (b) result in the creation of a Lien on any of Stockholder's assets or property (including the Covered Shares), except as created pursuant to this Agreement; or (c) constitute a violation by Stockholder of any applicable Law, in each case, except for such violations, breaches, defaults that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of the Mergers and the other transactions contemplated by the Merger Agreement and this Agreement or otherwise reasonably be expected prevent or delay Stockholder from performing its or his obligations under this Agreement.

        3.5   Ownership of Shares of Crosstex Common Stock. Except with respect to Transfers permitted by Section 5.1, Stockholder is the owner of the Existing Shares, all of which are owned free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of such shares of Crosstex Common Stock), other than pursuant to this Agreement. None of the Existing Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Existing Shares, other than pursuant to this Agreement.

        3.6   Total Shares of Crosstex Common Stock. Except for the Existing Shares and restricted share units granted pursuant to the Crosstex Energy, Inc. Long-Term Incentive Plan and the Crosstex Energy, Inc. 2009 Amended and Restated Long-Term Incentive Plan, as of the date hereof, Stockholder does not beneficially own any (a) shares of capital stock or voting securities of Crosstex; (b) securities of Crosstex convertible into or exchangeable for shares of capital stock or voting securities of Crosstex; or (c) options or other rights to acquire from Crosstex any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Crosstex.

        3.7   No Litigation. There is no suit, claim, action, proceeding, investigation or arbitration pending or, to the knowledge of Stockholder, threatened against or affecting Stockholder, or Stockholder's assets or property, at law or in equity before or by any Governmental Entity or any other Person that would reasonably be expected to impair the ability of Stockholder to perform his or its obligations hereunder or consummate the transactions contemplated hereby. Stockholder is not subject to any outstanding order, writ, injunction, judgment, decree or arbitration ruling, settlement, award or other finding that would reasonably be expected to impair the ability of Stockholder to perform his or its obligations hereunder or consummate the transactions contemplated hereby.

        3.8   Reliance. Stockholder understands and acknowledges that Devon DE is entering into the Merger Agreement in reliance upon Stockholder's execution, delivery and performance of this Agreement.

        3.9   Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Devon DE or Crosstex or any of their respective Subsidiaries in respect of this Agreement based upon any arrangement or agreement made by Stockholder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF DEVON DE

        Devon DE represents and warrants to Stockholder that:

        4.1   Organization. Devon DE is a corporation duly organized, validly existing and in good standing under the applicable Laws of the State of Delaware.

        4.2   Corporation Authorization. The execution, delivery and performance by Devon DE of this Agreement and the consummation by Devon DE of the transactions contemplated hereby are within the corporate powers of Devon DE and have been duly authorized by all necessary corporate action.

        4.3   Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by Devon DE and, assuming due authorization, execution and delivery hereof by Stockholders, constitutes a legal, valid and binding agreement of Devon DE, enforceable against Devon DE in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and general principles of equity).

ARTICLE V
COVENANTS

        5.1   Transfer Restrictions. Stockholder agrees not to, during the term of this Agreement, cause or permit any Transfer of any Securities to be effected. Subject to Section 5.2, Stockholder shall not seek or solicit any Transfer. Stockholder agrees not to deposit (or permit the deposit of) any Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any Securities. This Section 5.1 shall not prohibit a Transfer of the Covered Shares by Stockholder to an Affiliate of Stockholder; provided, however, that such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Devon DE, to be bound by all of the terms of this Agreement.

        5.2   Acquisition Proposals. Stockholder agrees (solely in Stockholder's capacity as such) that Stockholder shall not, and shall not authorize or permit any of his or its Representatives to, directly or indirectly, take any action with respect to any Acquisition Proposal that Crosstex is prohibited from taking under Section 6.4 of the Merger Agreement as in effect on the date of this Agreement.

        5.3   Further Assurances. Devon DE and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use his or its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE VI
MISCELLANEOUS

        6.1   Directors and Officers. No Person executing this Agreement who is or becomes during the term of this Agreement a director or officer of Crosstex shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require Stockholder to attempt to) limit or restrict Stockholder in Stockholder's capacity as a director or officer of Crosstex or any designee of Stockholder who is a director or officer of Crosstex from acting in such capacity or voting in such Person's sole discretion on any matter (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Crosstex).

        6.2   No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Devon DE any direct or indirect ownership or incidence of ownership of or with respect to the Securities owned by Stockholder. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to Stockholder, and Devon DE shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of Crosstex or exercise any power or authority to direct Stockholder in the voting of any of the Securities owned by Stockholder, except as otherwise provided herein.

        6.3   Publicity. Stockholder consents to and authorizes Devon DE and Crosstex to include and disclose in the Proxy Statement, the Registration Statement and in such other schedules, certificates, applications, agreements or documents, filed with the SEC or otherwise, as Devon DE and Crosstex reasonably determine to be necessary or appropriate in connection with the consummation of the Mergers and the transactions contemplated by the Merger Agreement Stockholder's identity and ownership of the Covered Shares and the nature of Stockholder's commitments, arrangements and understandings pursuant to this Agreement.

        6.4   Notices. Any notice or other communication required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person; (b) upon confirmation of receipt when transmitted by an electronic transmission device (but only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day); or (c) on the next Business Day if transmitted by national overnight courier, in each addressed as follows: (i) if to Stockholder, to the address set forth below Stockholder's name on the signature page hereto; and (ii) if to Devon DE, in accordance with Section 10.2 of the Merger Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing to the other party by the Person entitled to receive such communication as provided above.

        6.5   Amendments. Subject to the provisions of applicable Law, and except as otherwise provided in this Agreement, this Agreement may be amended, modified or supplemented only by a written instrument executed and delivered by all parties.

        6.6   Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Time.

        6.7   Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        6.8   Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement.

        6.9   Assignment. Neither this Agreement nor any of the rights, interests nor any of the rights, interests or obligations hereunder shall be assigned by the parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other party, and any attempted or purported assignment without such consent shall be null and void; provided, however, that Devon DE may transfer or assign its rights, interests and obligations to any Affiliate of Devon DE. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        6.10 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        6.11 Governing Law and Venue; Consent to Jurisdiction.

        (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF, THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

        (b)   The parties irrevocably submit to the exclusive personal jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims relating to such action, Proceeding or transactions shall be heard and determined in such a Delaware state or Federal court.

The parties consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

        (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11(c) .

        6.12 Facsimiles; Counterparts. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., pdf) shall be deemed binding for all purposes hereof, without delivery of an original signature page being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

        6.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

        6.14 Specific Performance. The parties acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any non-performance or breach of this Agreement by any party could not be adequately compensated by money damages alone and that the parties would not have any adequate remedy at law. In the event of any breach or threatened breach by any party of any provisions contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such provisions, and (b) an injunction restraining such breach or threatened breach. Neither party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.14, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The parties further agree that they shall not object to the granting of an injunctive relief on the basis that an adequate remedy at law may exist.

[Signature page follows.]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

DEVON ENERGY CORPORATION
By:	[Name] [Title]

Signature Page to Voting Agreement

By:	[Name] [Title]
Notice Address:
[•]

Signature Page to Voting Agreement

 Exhibit A

ANNEX D

CERTIFICATE OF FORMATION
OF
NEW PUBLIC RANGERS, L.L.C.

        This Certificate of Formation, dated October 16, 2013, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company (the "Company") under the Act.

1.
Name. The name of Company is "New Public Rangers, L.L.C."

2.
Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801

          The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company 1209 Orange Street Wilmington, DE 19801

          EXECUTED as of the date first written above.

By:	/s/ CROSBY SCOFIELD Name: Crosby Scofield Title: Authorized Person

D-1

 CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION
OF
NEW PUBLIC RANGERS, L.L.C.

        The undersigned, desiring to amend the Certificate of Formation of New Public Rangers, L.L.C. (the "Company") pursuant to the provisions of Section 18-202 of the Delaware Limited Liability Company Act, does hereby certify as follows:

3.
The name of Company is New Public Rangers, L.L.C.

4.
The Certificate of Formation of the Company is hereby amended by deleting Section 1 thereof in its entirety and inserting the following in lieu thereof:

"1. Name. The name of the Company is EnLink Midstream, LLC."

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to on this 15th day of January, 2014.

By:
/s/ Jeffrey A. Agosta
	Name:	Jeffrey A. Agosta
	Title:	Authorized Person

D-2

Annex E

FORM OF

FIRST AMENDED AND RESTATED

OPERATING AGREEMENT

OF

ENLINK MIDSTREAM, LLC

E-ii

E-iii

E-iv

FIRST AMENDED AND RESTATED
OPERATING AGREEMENT
OF ENLINK MIDSTREAM, LLC

        THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT OF ENLINK MIDSTREAM, LLC, dated as of [            ], 2014, is entered into by EnLink Midstream Manager, LLC, a Delaware limited liability company, as the Managing Member, and any other Persons who become Members in the Company or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Definitions.     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        "Acacia" means Acacia Natural Gas Corp I, Inc., a Delaware corporation.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Agreement" means this First Amended and Restated Operating Agreement of EnLink Midstream, LLC, as it may be amended, supplemented or restated from time to time.

        "Associate" means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

        "Board of Directors" means the board of directors of the Managing Member.

        "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

        "Capital Contribution" means any cash, cash equivalents or the fair market value of property that a Member contributes to the Company or that is contributed or deemed contributed to the Company on behalf of a Member (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions).

        "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the Managing Member is liable to the Company or any Non-Managing Member for actual fraud or willful misconduct in its capacity as a managing member of the Company.

        "Certificate" means a certificate in such form (including in global form if permitted by applicable rules and regulations) as may be adopted by the Managing Member, issued by the Company evidencing ownership of one or more Membership Interests.

        "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 7.3, as such Certificate of Formation may be amended, supplemented or restated from time to time.

        "Class B Common Unit" means a Membership Interest having the rights and obligations specified with respect to Class B Common Units in this Agreement.

        "Closing Date" means the date on which Common Units and Class B Common Units are issued and delivered by the Company to Crosstex Stockholders and Devon Gas, respectively, pursuant to the Crosstex Merger Agreement.

        "Closing Price" means, in respect of any class of Non-Managing Member Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange on which such Non-Managing Member Interests are listed or admitted to trading or, if such Non-Managing Member Interests are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Non-Managing Member Interests of such class, or, if on any such day such Non-Managing Member Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Non-Managing Member Interests of such class selected by the Managing Member, or if on any such day no market maker is making a market in such Non-Managing Member Interests of such class, the fair value of such Non-Managing Member Interests on such day as determined by the Managing Member.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

        "Combined Interest" is defined in Section 11.3(a).

        "Commission" means the United States Securities and Exchange Commission.

        "Common Unit" means a Membership Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term "Common Unit" does not refer to or include any Class B Common Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

        "Company" means EnLink Midstream, LLC, a Delaware limited liability company.

        "Company Group" means, collectively, the Company and its Subsidiaries.

        "Conflicts Committee" means a committee of the Board of Directors composed entirely of two or more directors, each of whom (a) is not an officer or employee of the Managing Member, (b) is not an officer or employee of any Affiliate of the Managing Member or a director of any Affiliate of the Managing Member (other than any Group Member), (c) is not a holder of any ownership interest in the Managing Member or any of its Affiliates, including any Group Member, other than Common Units and awards that are granted to such director under the LTIP and (d) is determined by the Board of Directors of the Managing Member to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which any class of Membership Interests is listed or admitted to trading (or, if the Membership Interests are not listed or admitted on any National Securities Exchange, the New York Stock Exchange).

        "Contribution Agreement" means that certain Contribution Agreement, dated as of October 21, 2013, by and among Devon, Devon Gas, Devon Gas Corporation, Southwestern Gas Pipeline, Inc., Crosstex Energy, L.P. and Crosstex Energy Services, L.P.

        "Crosstex Energy" means Crosstex Energy, Inc., a Delaware corporation.

        "Crosstex Merger Agreement" means the Agreement and Plan of Merger, dated as of October 21, 2013, by and among the Company, Devon, Devon Gas, Acacia, Crosstex Energy, Rangers Merger Sub, Inc. and Boomer Merger Sub, Inc.

        "Crosstex Stockholder" means a Person who receives the Crosstex Merger Consideration (as defined in the Crosstex Merger Agreement) in exchange for shares of Crosstex Common Stock (as defined in the Crosstex Merger Agreement) pursuant to the Crosstex Merger Agreement.

        "Current Market Price" means, in respect of any class of Non-Managing Member Interests, as of the date of determination, the average of the daily Closing Prices per Non-Managing Member Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

        "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

        "Departing Managing Member" means a former Managing Member from and after the effective date of any withdrawal or removal of such former Managing Member pursuant to Section 11.1 or 11.2.

        "Derivative Instruments" means options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative instruments (other than equity interests in the Company) relating to, convertible into or exchangeable for Membership Interests.

        "Devon" means Devon Energy Corporation, a Delaware corporation.

        "Devon Gas" means Devon Gas Services, L.P., a Texas limited partnership.

        "EnLink Midstream Group Member" means each of the Company and its Subsidiaries, but excluding Crosstex Energy, L.P. and its Subsidiaries (other than EnLink Midstream Holdings, LP for so long as the Company owns an equity interest thereof).

        "Event of Withdrawal" is defined in Section 11.1(a).

        "Group" means two or more Persons that with or through any of their respective Affiliates or Associates have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Membership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Membership Interests.

        "Group Member" means a member of the Company Group.

        "Group Member Agreement" means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

        "Indemnitee" means (a) any Managing Member, (b) any Departing Managing Member, (c) any Person who is or was an Affiliate of the Managing Member or any Departing Managing Member, (d) any Person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any (i) EnLink Midstream Group Member, a Managing Member or any Departing Managing Member or (ii) any Affiliate of any EnLink Midstream Group Member, a Managing Member or any Departing Managing Member, (e) any Person who is or was

serving at the request of a Managing Member, any Departing Managing Member or any of their respective Affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another Person owing a fiduciary or similar duty to any EnLink Midstream Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (f) any Person the Managing Member designates as an "Indemnitee" for purposes of this Agreement because such Person's service, status or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the business and affairs of any EnLink Midstream Group Member.

        "Initial Non-Managing Members" means (a) Devon Gas, and (b) Crosstex Stockholders, in each case with respect to the Class B Common Units and Common Units, respectively, received by them as described in Section 5.2 and upon being admitted to the Company in accordance with Section 10.1.

        "Liquidator" means one or more Persons selected by the Managing Member to perform the functions described in Section 12.4 as liquidating trustee of the Company within the meaning of the Delaware Act.

        "LTIP" means benefit plans, programs and practices adopted by the Managing Member pursuant to Section 7.5(c).

        "Managing Member" means EnLink Midstream Manager, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Company as managing member of the Company, in their capacities as managing member of the Company (except as the context otherwise requires).

        "Managing Member Interest" means the non-economic management interest of the Managing Member in the Company (in its capacity as a managing member and without reference to any Non-Managing Member Interest held by it) and includes any and all rights, powers and benefits to which the Managing Member is entitled as provided in this Agreement, together with all obligations of the Managing Member to comply with the terms and provisions of this Agreement. The Managing Member Interest does not include any rights to profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Company.

        "Members" means the Managing Member and the Non-Managing Members.

        "Membership Interest" means any class or series of equity interest (or, in the case of the Managing Member, management interest) in the Company, which shall include any Managing Member Interest and Non-Managing Member Interests but shall exclude all Derivative Instruments.

        "Merger Agreement" is defined in Section 14.1.

        "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section).

        "Non-Managing Member" means, unless the context otherwise requires, each Initial Non-Managing Member and each additional Person that becomes a Non-Managing Member pursuant to the terms of this Agreement, in each case, in such Person's capacity as a member (other than a managing member) of the Company.

        "Non-Managing Member Interest" means the ownership interest of a Non-Managing Member in the Company, which may be evidenced by Common Units, Class B Common Units or other Membership Interests (other than the Managing Member Interest) or a combination thereof or interest therein, and includes any and all benefits to which such Non-Managing Member is entitled as provided in this Agreement, together with all obligations of such Non-Managing Member to comply with the terms and provisions of this Agreement.

        "Notice of Election to Purchase" is defined in Section 15.1(b).

        "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Company or the Managing Member or any of its Affiliates) acceptable to the Managing Member.

        "Outstanding" means, with respect to Membership Interests, all Membership Interests that are issued by the Company and reflected as outstanding on the Company's books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the Managing Member or its Affiliates) beneficially owns 20% or more of the Membership Interests of any class, none of the Membership Interests owned by such Person or Group shall be entitled to be voted on any matter or be considered to be Outstanding when sending notices of a meeting of Non-Managing Members to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement (such Membership Interests shall not, however, be treated as a separate class of Membership Interests for purposes of this Agreement or the Delaware Act); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Membership Interests of any class directly from the Managing Member or its Affiliates (other than the Company), (ii) any Person or Group who acquired 20% or more of the Membership Interests of any class directly or indirectly from a Person or Group described in clause (i) provided that the Managing Member shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) any Person or Group who acquired 20% or more of any Membership Interests issued by the Company with the written approval of the Managing Member.

        "Percentage Interest" means, as of any date of determination, as to any Unitholder with respect to Units, the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the total number of Outstanding Units. The Percentage Interest with respect to the Managing Member Interest shall at all times be zero.

        "Person" means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        "Pro Rata" means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, and (b) when used with respect to Members or Record Holders, apportioned among all Members or Record Holders in accordance with their relative Percentage Interests.

        "Purchase Date" means the date determined by the Managing Member as the date for purchase of all Outstanding Non-Managing Member Interests of a certain class (other than Non-Managing Member Interests owned by the Managing Member and its Affiliates) pursuant to Article XV.

        "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Company, or, with respect to the fiscal quarter of the Company in which the Closing Date occurs, the portion of such fiscal quarter after the Closing Date.

        "Record Date" means the date established by the Managing Member or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Non-Managing Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Non-Managing Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

        "Record Holder" means (a) with respect to any class of Membership Interests for which a Transfer Agent has been appointed, the Person in whose name a Membership Interest of such class is registered on the books of the Transfer Agent as of the closing of business on a particular Business Day, or (b) with respect to other classes of Membership Interests, the Person in whose name any such other

Membership Interest is registered on the books that the Managing Member has caused to be kept as of the closing of business on such Business Day.

        "Registration Statement" means the Registration Statement on Form S-4 (Registration No. 333-192419) as it has been or as it may be amended or supplemented from time to time, filed by the Company with the Commission under the Securities Act to register the offering of the Common Units in pursuant to the Crosstex Merger Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

        "Special Approval" means approval by a majority of the members of the Conflicts Committee, acting pursuant to Section 7.9(a).

        "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

        "Surviving Business Entity" is defined in Section 14.2(b)(ii).

        "Trading Day" means a day on which the principal National Securities Exchange on which the referenced Membership Interests of any class are listed or admitted to trading is open for the transaction of business or, if such Membership Interests are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

        "transfer" is defined in Section 4.4(a).

        "Transfer Agent" means such bank, trust company or other Person (including the Managing Member or one of its Affiliates) as may be appointed from time to time by the Managing Member to act as registrar and transfer agent for any class of Membership; provided, that if no such Person is appointed as registrar and transfer agent for any class of Membership Interests, the Managing Member shall act in such capacity.

        "Unit" means a Membership Interest that is designated as a "Unit" and shall include Common Units and Class B Common Units but shall not include the Managing Member Interest.

        "Unitholders" means the Record Holders of Units.

        "Unit Majority" means a majority of the Units.

        "Unrestricted Person" means (a) each Indemnitee, (b) each Member, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a Managing Member or any Departing Managing Member or any Affiliate of any Group Member, a Managing Member or any Departing Managing Member and (d) any Person the Managing Member designates as an "Unrestricted Person" for purposes of this Agreement.

        "U.S. GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

        "Withdrawal Opinion of Counsel" is defined in Section 11.1(b).

        Section 1.2    Construction.     Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms "include", "includes", "including" and words of like import shall be deemed to be followed by the words "without limitation"; and (d) the terms "hereof", "herein" and "hereunder" refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The Managing Member has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Agreement by the Managing Member and any action taken pursuant thereto and any determination made by the Managing Member in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.

ARTICLE II
ORGANIZATION

        Section 2.1    Formation.     The Managing Member has previously formed the Company as a limited liability company pursuant to the provisions of the Delaware Act. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act.

        Section 2.2    Name.     The name of the Company shall be "EnLink Midstream, LLC." The Company's business may be conducted under any other name or names as determined by the Managing Member, including the name of the Managing Member. The words "Limited Liability Company," "L.L.C." or "LLC," or similar words or letters shall be included in the Company's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing Member may change the name of the Company at any time and from time to time and shall notify the Non-Managing Members of such change in the next regular communication to the Non-Managing Members.

        Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices.     Unless and until changed by the Managing Member, the registered office of the Company in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 2501 Cedar Springs Rd., Dallas, Texas 75201, or such other place as the Managing Member may from time to time designate by notice to the Non-Managing Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate.

        Section 2.4    Purpose and Business.     The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Managing Member, in its sole discretion, and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the Managing Member shall have no duty or obligation to propose or approve, and may, in its sole discretion, decline to propose or approve, the conduct by the Company Group of any business.

        Section 2.5    Powers.     The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

        Section 2.6    Term.     The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

        Section 2.7    Title to Company Assets.     Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member, one or more of its Affiliates or one or more nominees, as the Managing Member may determine. The Managing Member hereby declares and warrants that any Company assets for which record title is held in the name of the Managing Member or one or more of its Affiliates or one or more nominees shall be held by the Managing Member or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing Member determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company or one or more of the Company's designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the Managing Member or as soon thereafter as practicable, the Managing Member shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Managing Member. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III
RIGHTS OF MEMBERS

        Section 3.1    Limitation of Liability.     The Members shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

        Section 3.2    Management of Business.     No Non-Managing Member, in its capacity as such, shall participate in the operation, management or control of the Company's business, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company.

        Section 3.3    Outside Activities of the Non-Managing Members.     Subject to the provisions of Section 7.6, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Non-Managing Members, each Non-Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Non-Managing Member.

        Section 3.4    Rights of Non-Managing Members.

          (a)   Each Non-Managing Member shall have the right, for a purpose that is reasonably related, as determined by the Managing Member, to such Non-Managing Member's interest as a Non-Managing Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Non-Managing Member's own expense, to obtain:

              (i)  true and full information regarding the status of the business and financial condition of the Company (provided that the requirements of this Section 3.4(a)(i) shall be satisfied to the extent the Non-Managing Member is furnished the Company's most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the Commission pursuant to Section 13 of the Exchange Act);

             (ii)  a current list of the name and last known business, residence or mailing address of each Record Holder; and

            (iii)  a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed.

          (b)   The rights to information granted the Non-Managing Members pursuant to Section 3.4(a) and Section 8.3 replace in their entirety any rights to information provided for in Section 18-305(a) of the Delaware Act and each of the Members and each other Person or Group who acquires an interest in Membership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Members to receive any information either pursuant to Sections 18-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.4(a).

          (c)   The Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member deems reasonable, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

          (d)   Notwithstanding any other provision of this Agreement or Section 18-305 of the Delaware Act, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Company or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Company or any Indemnitee relating to the affairs of the Company except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.

ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF MEMBERSHIP INTERESTS;
REDEMPTION OF MEMBERSHIP INTERESTS

        Section 4.1    Certificates.     Notwithstanding anything to the contrary herein, unless the Managing Member shall determine otherwise in respect of some or all of any or all classes of Membership Interests, Membership Interests shall not be evidenced by certificates. Any Certificates that are issued shall be executed on behalf of the Company by the Chairman of the Board, Chief Executive Officer, President or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Managing Member. No Certificate for a class of

Membership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class of Membership Interests; provided, however, that if the Managing Member elects to cause the Company to issue Membership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Membership Interests have been duly registered in accordance with the directions of the Company.

        Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates.

          (a)   If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the Managing Member on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Membership Interests as the Certificate so surrendered.

          (b)   The appropriate officers of the Managing Member on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

              (i)  makes proof by affidavit, in form and substance satisfactory to the Managing Member, that a previously issued Certificate has been lost, destroyed or stolen;

             (ii)  requests the issuance of a new Certificate before the Managing Member has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (iii)  if requested by the Managing Member, delivers to the Managing Member a bond, in form and substance satisfactory to the Managing Member, with surety or sureties and with fixed or open penalty as the Managing Member may direct to indemnify the Company, the Members, the Managing Member and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

            (iv)  satisfies any other reasonable requirements imposed by the Managing Member or the Transfer Agent.

          If a Non-Managing Member fails to notify the Managing Member within a reasonable period of time after such Non-Managing Member has notice of the loss, destruction or theft of a Certificate, and a transfer of the Non-Managing Member Interests represented by the Certificate is registered before the Company, the Managing Member or the Transfer Agent receives such notification, the Non-Managing Member shall be precluded from making any claim against the Company, the Managing Member or the Transfer Agent for such transfer or for a new Certificate.

          (c)   As a condition to the issuance of any new Certificate under this Section 4.2, the Managing Member may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

        Section 4.3    Record Holders.     The Company and the Managing Member shall be entitled to recognize the Record Holder as the Member with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other Person, regardless of whether the Company or the Managing Member shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Membership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Membership Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be (a) the Record Holder of such Membership

Interest and (b) bound by this Agreement and shall have the rights and obligations of a Member hereunder as, and to the extent, provided herein.

        Section 4.4    Transfer Generally.

          (a)   The term "transfer," when used in this Agreement with respect to a Membership Interest, shall mean a transaction (i) by which the Managing Member assigns its Managing Member Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Non-Managing Member Interest assigns such Non-Managing Member Interest to another Person who is or becomes a Non-Managing Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

          (b)   No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article IV shall be, to the fullest extent permitted by law, null and void.

          (c)   Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of any Member of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in such Member and the term "transfer" shall not mean any such disposition.

        Section 4.5    Registration and Transfer of Non-Managing Member Interests.

          (a)   The Managing Member shall keep or cause to be kept on behalf of the Company a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Company will provide for the registration and transfer of Non-Managing Member Interests.

          (b)   The Company shall not recognize any transfer of Non-Managing Member Interests evidenced by Certificates until the Certificates evidencing such Non-Managing Member Interests are surrendered for registration of transfer. No charge shall be imposed by the Managing Member for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Managing Member may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Non-Managing Member Interests evidenced by a Certificate, and subject to the provisions hereof, the appropriate officers of the Managing Member on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Non-Managing Member Interests as was evidenced by the Certificate so surrendered.

          (c)   Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any class or series of Non-Managing Member Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Non-Managing Member and (vi) provisions of applicable law including the Securities Act, Non-Managing Member Interests shall be freely transferable.

        Section 4.6    Transfer of the Managing Member's Managing Member Interest.

          (a)   Subject to Section 4.6(b), the Managing Member may at its option transfer all or any part of its Managing Member Interest without approval from any other Member.

          (b)   Notwithstanding anything herein to the contrary, no transfer by the Managing Member of all or any part of its Managing Member Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the Managing Member under this Agreement and to be bound by the provisions of this Agreement and (ii) the Company receives an Opinion of Counsel that such transfer would not result in the loss of limited liability under the Delaware Act of any Non-Managing Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Company as the Managing Member effective immediately prior to the transfer of the Managing Member Interest, and the business of the Company shall continue without dissolution.

        Section 4.7    Restrictions on Transfers.

          (a)   Notwithstanding the other provisions of this Article IV, no transfer of any Membership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation.

          (b)   Nothing contained in this Agreement, other than Section 4.7(a), shall preclude the settlement of any transactions involving Membership Interests entered into through the facilities of any National Securities Exchange on which such Membership Interests are listed or admitted to trading.

ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF MEMBERSHIP INTERESTS

        Section 5.1    Organizational Contributions.     In connection with the formation of the Company under the Delaware Act, the Managing Member has contributed $1,000 to the Company and has been admitted as the sole Member of the Company.

        Section 5.2    Contributions and Issuances on the Closing Date.     Pursuant to the Crosstex Merger Agreement, (i) a newly-formed, wholly-owned Subsidiary of the Company has merged with and into Crosstex Energy (with Crosstex Energy surviving as a wholly-owned subsidiary of the Company), (ii) a second newly-formed, wholly-owned Subsidiary of the Company has merged with and into Acacia (with Acacia surviving as a wholly-owned subsidiary of the Company), and (iii) in consideration for the mergers described in clauses (i) and (ii), the Company has issued or will issue Common Units and Class B Common Units to the Crosstex Stockholders and Devon, respectively.

        Section 5.3    Interest and Withdrawal.     No interest shall be paid by the Company on Capital Contributions. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon liquidation of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions.

        Section 5.4    Issuances of Additional Membership Interests and Derivative Instruments.

          (a)   The Company may issue additional Membership Interests and Derivative Instruments for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of any Non-Managing Members.

          (b)   Each additional Membership Interest authorized to be issued by the Company pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Membership Interests), as shall be fixed by the Managing Member, including (i) the right to share in Company distributions; (ii) the rights upon dissolution and liquidation of the Company; (iii) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Membership Interest (including sinking fund provisions); (iv) whether such Membership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which each Membership Interest will be issued, evidenced by Certificates and assigned or transferred; (vi) the method for determining the Percentage Interest as to such Membership Interest; and (vii) the right, if any, of each such Membership Interest to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Membership Interest.

          (c)   The Managing Member shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Membership Interests and Derivative Instruments pursuant to this Section 5.4, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) reflecting admission of such additional Non-Managing Members in the books and records of the Company as the Record Holders of such Non-Managing Member Interests and (iv) all additional issuances of Membership Interests. The Managing Member shall determine the relative rights, powers and duties of the holders of the Units or other Membership Interests being so issued. The Managing Member shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Membership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Membership Interests are listed or admitted to trading.

          (d)   No fractional Units shall be issued by the Company.

        Section 5.5    Limited Preemptive Right.     Except as provided in this Section 5.5 or as otherwise provided in a separate agreement by the Company, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Membership Interest, whether unissued, held in the treasury or hereafter created. The Managing Member shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Membership Interests from the Company whenever, and on the same terms that, the Company issues Membership Interests to Persons other than the Managing Member and its Affiliates, to the extent necessary to maintain the Percentage Interests of the Managing Member and its Affiliates equal to that which existed immediately prior to the issuance of such Membership Interests. The determination by the Managing Member to exercise (or refrain from exercising) its right pursuant to the immediately preceding sentence shall be a determination made in its individual capacity.

        Section 5.6    Splits and Combinations.

          (a)   The Company may make a distribution of Membership Interests to all Record Holders or may effect a subdivision or combination of Membership Interests so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event (subject to the effect of Section 5.6(d)), and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

          (b)   Whenever such a distribution, subdivision or combination of Membership Interests is declared, the Managing Member shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Managing Member also may cause a firm of independent public accountants selected by it to calculate the number of Membership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Managing Member shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

          (c)   Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Membership Interests as of the applicable Record Date representing the new number of Membership Interests held by such Record Holders, or the Managing Member may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Membership Interests Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

          (d)   The Company shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(d) and this Section 5.6(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

        Section 5.7    Fully Paid and Non-Assessable Nature of Membership Interests.

          All Membership Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Membership Interests in the Company, except as such non-assessability may be affected by Section 18-607 or 18-804 of the Delaware Act.

        Section 5.8    Establishment of Class B Common Units.

          (a)   General.    The Managing Member hereby designates and creates a class of Units to be designated as "Class B Common Units" and consisting of a total of [                ] Class B Common Units, and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of holders of the Class B Common Units as set forth in this Section 5.8.

          (b)   Rights of Class B Common Units.    During the period commencing upon issuance of the Class B Common Units and ending upon the conversion of the Class B Common Units into Common Units pursuant to Section 5.8(d), except as otherwise provided in this Agreement, the Class B Common Units shall have the right to share in distributions on a Pro Rata basis with the Common Units (excluding distributions with respect to (A) the calendar quarter in which the Closing Date occurs and (B) the calendar quarter prior to the calendar quarter in which the Closing Date occurs), so that the amount of any distribution to each Common Unit will equal the amount of such distribution to each Class B Common Unit. The Class B Common Units shall have the right to share in distributions with respect to the calendar quarter in which the Closing Date occurs, so that the amount of any distribution to each Class B Common Unit will equal (A) the amount of such distribution to each Common Unit multiplied by (B) a fraction, (x) the numerator of which is the number of days commencing with the Closing Date and ending with the last day of such calendar quarter and (y) the denominator of which is the total number of days in such calendar quarter.

          (c)   Voting Rights.    The Class B Common Units shall be entitled to vote as a single class with the holders of the Common Units on any matters on which Unitholders are entitled to vote, and shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B Common Units in relation to other classes of Membership Interests (including as a result of a merger or consolidation) or as required by law. The approval of a majority of the Class B Common Units shall be required to approve any matter for which the holders of the Class B Common Units are entitled to vote as a separate class. Each Class B Common Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Common Unit is convertible at the time of the record date for the vote or written consent on the matter.

          (d)   Conversion.    Each Class B Common Unit shall automatically convert into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units or other Units that occurs prior to the conversion of the Class B Common Units) effective as of the first business day following the record date for the distribution with respect to the calendar quarter in which the Closing Date occurs without any further action by the holders thereof and without the approval of any Member.

ARTICLE VI
DISTRIBUTIONS

        Section 6.1    Distributions.

          (a)   The Board of Directors may adopt a cash distribution policy, which it may change from time to time without amendment to this Agreement.

          (b)   Except as set forth in Section 5.8(b), the Company will make distributions, if any, to Unitholders Pro Rata.

          (c)   All distributions required to be made under this Agreement or otherwise made by the Company shall be made subject to Sections 18-607 and 18-804 of the Delaware Act.

          (d)   Notwithstanding Section 6.1(a), in the event of the dissolution and liquidation of the Company, all Company assets shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

          (e)   Each distribution in respect of a Membership Interest shall be paid by the Company, directly or through any Transfer Agent or through any other Person or agent, only to the Record Holder of such Membership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

        Section 7.1    Management.

          (a)   The Managing Member shall conduct, direct and manage all activities of the Company. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the Managing Member to delegate its rights and power to other Persons, all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, and no other Member shall have any management power over the business and affairs of the Company. In addition to the powers now or hereafter granted to a managing member of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to Section 7.4, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

              (i)  the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Membership Interests, and the incurring of any other obligations;

             (ii)  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

            (iii)  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.4 or Article XIV);

            (iv)  the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group; the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

             (v)  the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company;

            (vi)  the distribution of cash or cash equivalents by the Company;

           (vii)  the selection, employment, retention and dismissal of employees (including employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors of the Managing Member or the Company Group and the determination of their compensation and other terms of employment or hiring;

          (viii)  the maintenance of insurance for the benefit of the Company Group, the Members and Indemnitees;

            (ix)  the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time);

             (x)  the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

            (xi)  the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

           (xii)  the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Membership Interests from, or requesting that trading be suspended on, any such exchange;

          (xiii)  the purchase, sale or other acquisition or disposition of Membership Interests, or the issuance of Derivative Instruments;

          (xiv)  the undertaking of any action in connection with the Company's participation in the management of any Group Member; and

            (xv)  the entering into of agreements with any of its Affiliates, including agreements to render services to a Group Member or to itself in the discharge of its duties as Managing Member of the Company.

          (b)   Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person who is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Crosstex Merger Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement (in the case of each agreement other than this Agreement, without giving effect to any amendments, supplements or restatements after the date hereof); (ii) agrees that the Managing Member (on its own behalf or on behalf of the Company) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement without any further act, approval or vote of the Members, the other Persons who acquire a Membership Interest and the Persons who are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the Managing Member, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the Managing Member or any Affiliate of the Managing Member of the rights accorded pursuant to Article XV) shall not constitute a breach by the Managing Member of any fiduciary or other duty existing at law, in equity or otherwise that the Managing Member may owe the Company, the Non-Managing Members, the other Persons who acquire a Membership Interest or the Persons who are otherwise bound by this Agreement.

        Section 7.2    Replacement of Fiduciary Duties.     Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the Managing Member or any other Indemnitee would have duties (including fiduciary duties) to the Company, to another Member, to any Person who acquires an interest in a Membership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) and replacement thereof with the duties expressly set forth herein are approved by the Company, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement.

        Section 7.3    Certificate of Formation.     The Managing Member has caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents that the Managing Member determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent the Managing Member determines such action to be necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property. Subject to the terms of Section 3.4(a), the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

        Section 7.4    Restrictions on the Managing Member's Authority.     Except as provided in Article XII and Article XIV, the Managing Member may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions without the approval of a Unit Majority; provided, however, that this provision shall not preclude or limit the Managing Member's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

        Section 7.5    Reimbursement of the Managing Member.

          (a)   Except as provided in this Section 7.5, the Managing Member shall not be compensated for its services as Managing Member or as a general partner or managing member of any Group Member.

          (b)   The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company Group (including salary, bonus, incentive compensation and other amounts paid to any Person (including Affiliates of the Managing Member) to perform services for the Company Group or for the Managing Member in the discharge of its duties to the Company Group), and (ii) all other expenses allocable to the Company Group or otherwise incurred by the Managing Member in connection with operating the Company Group's business (including expenses allocated to the Managing Member by its Affiliates). The Managing Member shall determine the expenses that are allocable to any Group Member. Reimbursements pursuant to this Section 7.5 shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 7.7. The Managing Member and its Affiliates may charge any Group Member a management fee to the extent necessary to allow the Company Group to reduce the amount of any state franchise or income tax or any tax based upon revenues or gross margin of any Group Member if the tax benefit produced by the payment for such management fee exceeds the amount of such fee.

          (c)   The Managing Member, without the approval of the Non-Managing Members (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Company benefit plans, programs and practices (including plans, programs and practices involving the issuance of Membership Interests), or cause the Company to issue Membership Interests in connection with, or pursuant to, any benefit plan, program or practice maintained or sponsored by the Managing Member or any of its Affiliates, any Group Member or their Affiliates, or any of them, in each case for the benefit of employees, officers, consultants and directors of the Managing Member or its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Company Group. The Company agrees to issue and sell to the Managing Member or any of its Affiliates any Membership Interests that the Managing Member or such Affiliates are obligated to provide to any employees, officers, consultants and directors pursuant to any such benefit plans, programs or practices. Expenses incurred by the Managing Member in connection with any such plans, programs and practices (including the net cost to the Managing Member or such Affiliates of Membership Interests purchased by the Managing Member or such Affiliates, from the Company or otherwise, to fulfill awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.5(b). Any and all obligations of the Managing Member under any benefit plans, programs or practices adopted by the Managing Member as permitted by this Section 7.5(c) shall constitute obligations of the Managing Member hereunder and shall be assumed by any successor Managing Member approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the Managing Member's Managing Member Interest pursuant to Section 4.6.

        Section 7.6    Outside Activities.

          (a)   The Managing Member, for so long as it is the Managing Member of the Company agrees that (i) its sole business will be to act as a general partner or managing member, as the case may be, of the Company and other entities of which the Company is, directly or indirectly, a partner or member and (ii) that it shall not engage in any other business or activity or incur any debts or liabilities, provided that the Managing Member may engage in any business or activity or incur any debts or liabilities in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members, (B) the acquiring, owning or disposing of debt securities or equity interests in any Group Member or (C) the direct or indirect provision of management, advisory, and administrative services to its Affiliates or to other Persons.

          (b)   Each Unrestricted Person (other than the Managing Member) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member. No such business interest or activity shall constitute a breach of this Agreement, any fiduciary or other duty existing at law, in equity or otherwise, or obligation of any type whatsoever to the Company or other Group Member, to another Member, to any Person who acquires an interest in a Membership Interest or any Person who is otherwise bound by this Agreement.

          (c)   Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the Managing Member). No Unrestricted Person (including, subject to Section 7.6(a), the Managing Member) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company, shall have any duty to communicate or offer such opportunity to any Group Member, and such Unrestricted Person (including the Managing Member) shall not be liable to the Company or any other Group Member, to another Member, to any Person who acquires a Membership Interest or any other Person who is otherwise bound by this Agreement for breach of any fiduciary or other duty existing at law, in equity or otherwise by reason of the fact that such Unrestricted Person (including the Managing Member) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to any Group Member.

          (d)   The Managing Member and each of its Affiliates may acquire Units or other Membership Interests in addition to those acquired on the Closing Date and, except as otherwise expressly provided in Section 7.11, shall be entitled to exercise, at their option, all rights relating to all Units or other Membership Interests acquired by them.

        Section 7.7    Indemnification.

          (a)   To the fullest extent permitted by law, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. For purposes of this Agreement, any determination, other action or failure to act by any Indemnitee will be considered to be in bad faith only if such Indemnitee subjectively believed such determination, other action or failure to act was adverse to the interest of the Company. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, it being agreed that the Managing Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

          (b)   To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

          (c)   The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Non-Managing Member Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

          (d)   The Company may purchase and maintain (or reimburse the Managing Member or its Affiliates for the cost of) insurance, on behalf of an Indemnitee and such other Persons as the Managing Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Indemnitee in connection with the Company's activities or such Indemnitee's activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Indemnitee against such liability under the provisions of this Agreement.

          (e)   For purposes of this Section 7.7, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

          (f)    In no event may an Indemnitee subject the Non-Managing Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h)   The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

          (i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        Section 7.8    Liability of Indemnitees.

          (a)   Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Persons who have acquired interests in a Membership Interest or is otherwise bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. In the case where an Indemnitee is liable for damages, those damages shall only be direct damages and shall not include punitive damages, consequential damages or lost profits.

          (b)   The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member in good faith.

          (c)   To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Members, any Person who acquires an interest in a Membership Interest or is otherwise bound by this Agreement, the Managing Member and any other Indemnitee acting in connection with the Company's business or affairs shall not be liable, to the fullest extent permitted by law, to the Company, the Members, any Person who acquires an interest in a Membership Interest or is otherwise bound by this Agreement, for its reliance on the provisions of this Agreement.

          (d)   Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        Section 7.9    Standards of Conduct and Modification of Duties.

          (a)   Whenever the Managing Member, acting in its capacity as the managing member of the Company, makes a determination or takes or declines to take any action in such capacity (or the Board of Directors or any committee of the Board of Directors (including the Conflicts Committee) or any Affiliates of the Managing Member cause the Managing Member to make a determination or take or decline to take any action in such capacity), whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the Managing Member (or the Board of Directors, such committee or such Affiliates), shall make such determination or take or decline to take such other action in good faith. The foregoing is the sole and exclusive standard governing any such determinations, actions and omissions of the Managing Member, the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) and any Affiliate of the Managing Member and no such Person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby waived and disclaimed), under this Agreement any Group Member Agreement or any other agreement contemplated hereby, or under the Delaware Act or any other law, rule or regulation or at equity. A determination, other action or failure to act by the Managing Member, the Board of Directors of the Managing Member or any committee thereof (including the Conflicts Committee) will be deemed to be in good faith so long as the Managing Member, the Board of Directors of the Managing Member or any committee thereof (including the Conflicts Committee) subjectively believed such determination, other action or failure to act was in, or not opposed to, the best interests of the Company. In any proceeding brought by the Company, any Non-Managing Member, or any Person who acquires an interest in a Non-Managing Member Interest or any other Person who is bound by this Agreement challenging such action, determination or failure to act, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act was not in good faith.

          (b)   Whenever the Managing Member makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity or its sole discretion as opposed to in its capacity as the managing member of the Company, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the Managing Member, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any fiduciary duty or other duty existing at law, in equity or otherwise or obligation whatsoever to the Company, any Non-Managing Member, any other Person who acquires an interest in a Membership Interest or any other Person who otherwise is bound by this Agreement, and the Managing Member, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement or any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

          (c)   For purposes of Sections 7.9(a) and (b) of this Agreement, "acting in its capacity as the managing member of the Company" means and is solely limited to, the Managing Member exercising its authority as a managing member under this Agreement, other than when it is "acting in its individual capacity or its sole discretion." For purposes of this Agreement, "acting in its individual capacity or its sole discretion" means: (A) any action by the Managing Member or its Affiliates other than through the exercise of the Managing Member of its authority as a managing member under this Agreement; and (B) any action or inaction by the Managing Member by the exercise (or failure to exercise) of its rights, powers or authority under this Agreement that are modified by: (i) the phrase "at the option of the Managing Member," (ii) the phrase "in its sole discretion" or "in its discretion" or (iii) some variation of the phrases set forth in clauses (i) and (ii). For the avoidance of doubt, whenever the Managing Member acquires or votes (or refrains from voting) Non-Managing Member Interests or transfers (or refrains from transferring) its Membership Interests, it shall be and be deemed to be "acting in its individual capacity or its sole discretion."

          (d)   Whenever a potential conflict of interest exists or arises between the Managing Member or any of its Affiliates, on the one hand, and the Company, any Group Member or any Member, any other Person who acquires an interest in a Membership Interest or any other Person who is bound by this Agreement on the other hand, the Managing Member may in its sole discretion submit any resolution, course of action with respect to or causing such conflict of interest or transaction (i) for Special Approval or (ii) for approval by the vote of a majority of the Units (excluding Units owned by the Managing Member and its Affiliates). If any resolution, course of action or transaction: (i) receives Special Approval; or (ii) receives approval of a majority of the Units (excluding Units owned by the Managing Member and its Affiliates), then such resolution, course of action or transaction shall be conclusively deemed to be approved by the Company, all the Members, each Person who acquires an interest in a Membership Interest and each other Person who is bound by this Agreement, and shall be and be deemed to be duly authorized, legal and binding and to be fair to the Company, all the Members, each Person who acquires an interest in a Membership Interest and each other Person who is bound by this Agreement, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any fiduciary or other duty or obligation existing at law, in equity or otherwise or obligation of any type whatsoever.

          (e)   Notwithstanding anything to the contrary in this Agreement, the Managing Member and its Affiliates or any other Indemnitee shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Company Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the Managing Member and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Managing Member or any of its Affiliates to enter into such contracts shall be in its sole discretion.

          (f)    The Members, each Person who acquires an interest in a Membership Interest or is otherwise bound by this Agreement hereby authorize the Managing Member, on behalf of the Company as a partner or member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Managing Member pursuant to this Section 7.9.

          (g)   For the avoidance of doubt, whenever the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee), the officers of the Managing Member or any Affiliates of the Managing Member make a determination on behalf of the Managing Member, or cause the Managing Member to take or omit to take any action, whether in the Managing Member's capacity as the Managing Member or in its individual capacity or its sole discretion, the standards of care applicable to the Managing Member shall apply to such Persons, and such Persons shall be entitled to all benefits and rights of the Managing Member hereunder, including waivers and modifications of duties, protections and presumptions, as if such Persons were the Managing Member hereunder.

        Section 7.10    Other Matters Concerning the Managing Member and Indemnitees.

          (a)   The Managing Member and any other Indemnitee may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b)   The Managing Member and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Managing Member or such other Indemnitee, as applicable, reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

          (c)   The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of any Group Member.

        Section 7.11    Purchase or Sale of Membership Interests.     The Managing Member may cause the Company to purchase or otherwise acquire Membership Interests. As long as Membership Interests are held by any Group Member, such Membership Interests shall not be entitled to any vote and shall not be considered Outstanding for any purpose.

        Section 7.12    Reliance by Third Parties.     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member and any officer of the Managing Member authorized by the Managing Member to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member or any such officer as if it were the Company's sole party in interest, both legally and beneficially. Each Non-Managing Member, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available to such Member to contest, negate or disaffirm any action of the Managing Member or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

        Section 8.1    Records and Accounting.     The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company's business, including all books and records necessary to provide to the Non-Managing Members any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Units or other Membership Interests, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

        Section 8.2    Fiscal Year.     The fiscal year of the Company shall be a fiscal year ending December 31.

        Section 8.3    Reports.

          (a)   As soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Company, the Managing Member shall cause to be mailed or made available, by any reasonable means, to each Record Holder of a Unit or other Membership Interest as of a date selected by the Managing Member, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Company equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Managing Member.

          (b)   As soon as practicable, but in no event later than 50 days after the close of each Quarter except the last Quarter of each fiscal year, the Managing Member shall cause to be mailed or made available, by any reasonable means to each Record Holder of a Unit or other Membership Interest, as of a date selected by the Managing Member, a report containing unaudited financial statements of the Company.

          (c)   The Managing Member shall be deemed to have made a report available to each Record Holder as required by this Section 8.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Company.

ARTICLE IX
TAX MATTERS

        Section 9.1    Tax Elections and Information.

          (a)   The Company is authorized and has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

          (b)   Except as otherwise provided herein, the Managing Member shall determine whether the Company should make any other elections permitted by the Code.

          (c)   The tax information reasonably required by Record Holders for U.S. federal income tax reporting purposes shall be furnished to Record Holders on or before the date required under the Code and treasury regulations thereunder, but in any event no later than 90 days after the close of each calendar year.

        Section 9.2    Withholding.     Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that may be required to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount with respect to a distribution or payment to or for the benefit of any Member, the Managing Member may treat the amount withheld as a distribution of cash pursuant to Section 6.1 in the amount of such withholding from such Member.

ARTICLE X
ADMISSION OF MEMBERS

        Section 10.1    Admission of Non-Managing Members.

          (a)   A Person shall be admitted as a Non-Managing Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Non-Managing Member Interest and becomes the Record Holder of such Non-Managing Member Interests in accordance with the provisions hereof. Upon the issuance by the Company of Units to Devon Gas and Crosstex Stockholders as described in Article V, such parties will be automatically admitted to the Company as Initial Non-Managing Members in respect of the Units issued to them.

          (b)   By acceptance of the transfer of any Non-Managing Member Interests in accordance with Article IV or the acceptance of any Non-Managing Member Interests issued pursuant to Article V or pursuant to a merger or consolidation or conversion pursuant to Article XIV, and each transferee of, or other such Person acquiring, a Non-Managing Member Interest (including any nominee holder or an agent or representative acquiring such Non-Managing Member Interests for the account of another Person) (i) shall be admitted to the Company as a Non-Managing Member with respect to the Non-Managing Member Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Company and such Non-Managing Member becomes the Record Holder of the Non-Managing Member Interests so transferred or issued, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Non-Managing Member Interests and the admission of any new Non-Managing Member shall not constitute an amendment to this Agreement. A Person may become a Non-Managing Member or Record Holder of a Non-Managing Member Interest without the consent or approval of any of the Members. A Person may not become a Non-Managing Member without acquiring a Non-Managing Member Interest and until such Person is reflected in the books and records of the Company as the Record Holder of such Non-Managing Member Interest.

          (c)   The name and mailing address of each Record Holder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Managing Member shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

          (d)   Any transfer of a Non-Managing Member Interest shall not entitle the transferee to distributions or to any other rights to which the transferor was entitled until the transferee becomes a Non-Managing Member pursuant to Section 10.1(b).

        Section 10.2    Admission of Successor Managing Member.     A successor Managing Member approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the Managing Member Interest pursuant to Section 4.6 who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately prior to the withdrawal or removal of the predecessor or transferring Managing Member, pursuant to Section 11.1 or 11.2 or the transfer of the Managing Member Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Company until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Company Group without dissolution.

        Section 10.3    Amendment of Agreement and Certificate of Formation.     To effect the admission to the Company of any Member, the Managing Member shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Company to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Managing Member shall prepare and file an amendment to the Certificate of Formation.

 ARTICLE XI
WITHDRAWAL OR REMOVAL OF MEMBERS

        Section 11.1    Withdrawal of the Managing Member.

          (a)   The Managing Member shall be deemed to have withdrawn from the Company upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

              (i)  The Managing Member voluntarily withdraws from the Company by giving written notice to the other Members;

             (ii)  The Managing Member transfers all of its Managing Member Interest pursuant to Section 4.6;

            (iii)  The Managing Member is removed pursuant to Section 11.2;

            (iv)  The Managing Member (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Managing Member in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the Managing Member or of all or any substantial part of its properties;

             (v)  A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the Managing Member; or

            (vi)  (A) if the Managing Member is a corporation, a certificate of dissolution or its equivalent is filed for the Managing Member, or 90 days expire after the date of notice to the Managing Member of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the Managing Member is a partnership or a limited liability company, the dissolution and commencement of winding up of the Managing Member; (C) if the Managing Member is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the Managing Member is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the Managing Member.

          If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing Managing Member shall give notice to the Non-Managing Members within 30 days after such occurrence. The Members hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the Managing Member from the Company.

          (b)   Withdrawal of the Managing Member from the Company upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the Managing Member withdraws by giving at least 90 days' advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the Managing Member ceases to be the Managing Member pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. If the Managing Member gives a notice of withdrawal pursuant to Section 11.1(a)(i), a Unit Majority may, prior to the effective date of such withdrawal, elect a successor Managing Member. If, prior to the effective date of the Managing Member's withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the

  Unitholders as provided herein or the Company does not receive an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor Managing Member) would not result in the loss of the limited liability under the Delaware Act of any Non-Managing Member, the Company shall be dissolved in accordance with Section 12.1 unless the business of the Company is continued pursuant to Section 12.2. Any successor Managing Member elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

        Section 11.2    Removal of the Managing Member.     The Managing Member may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the Managing Member and its Affiliates) voting as a single class. Any such action by such holders for removal of the Managing Member must also provide for the election of a successor Managing Member by the Unitholders holding a majority of the Outstanding Units (including Units held by the Managing Member and its Affiliates). Such removal shall be effective immediately following the admission of a successor Managing Member pursuant to Section 10.2. The removal of the Managing Member shall also automatically constitute the removal of the Managing Member as general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member. If a Person is elected as a successor Managing Member in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member. The right of the holders of Outstanding Units to remove the Managing Member shall not exist or be exercised unless the Company has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor Managing Member elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

        Section 11.3    Interest of Departing Managing Member and Successor Managing Member.

          (a)   In the event of (i) withdrawal of the Managing Member under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the Managing Member by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor Managing Member is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing Managing Member shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing Managing Member, to require its successor to purchase its Managing Member Interest and its or its Affiliates' managing member interest (or equivalent interest), if any, in the other Group Members (collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the Managing Member is removed by the Unitholders under circumstances where Cause exists or if the Managing Member withdraws under circumstances where such withdrawal violates this Agreement, and if a successor Managing Member is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Company is continued pursuant to Section 12.2 and the successor Managing Member is not the former Managing Member), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing Managing Member (or, in the event the business of the Company is continued, prior to the date the business of the Company is continued), to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing Managing Member shall be entitled to receive all reimbursements due such Departing Managing Member pursuant to Section 7.5, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Managing Member or its Affiliates (other than any Group Member) for the benefit of the Company or the other Group Members.

          For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing Managing Member and its successor or, failing agreement within 30 days after the effective date of such Departing Managing Member's withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing Managing Member and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing Managing Member shall designate an independent investment banking firm or other independent expert, the Departing Managing Member's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the value of the Units, including the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Company's assets, the rights and obligations of the Departing Managing Member, and other factors it may deem relevant.

          (b)   If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Managing Member (and its Affiliates, if applicable) shall become a Non-Managing Member and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Membership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor Managing Member shall indemnify the Departing Managing Member as to all debts and liabilities of the Company arising on or after the date on which the Departing Managing Member becomes a Non-Managing Member. For purposes of this Agreement, conversion of the Combined Interest to Common Units will be characterized as if the Departing Managing Member (and its Affiliates, if applicable) contributed the Combined Interest to the Company in exchange for the newly issued Common Units.

        Section 11.4    Withdrawal of Non-Managing Members.     No Non-Managing Member shall have any right to withdraw from the Company; provided, however, that when a transferee of a Non-Managing Member's Non-Managing Member Interest becomes a Record Holder of the Non-Managing Member Interest so transferred, such transferring Non-Managing Member shall cease to be a Non-Managing Member with respect to the Non-Managing Member Interest so transferred.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

        Section 12.1    Dissolution.     The Company shall not be dissolved by the admission of additional Non-Managing Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the removal or withdrawal of the Managing Member, if a successor Managing Member is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, the Company shall not be dissolved and such successor Managing Member is hereby authorized to, and shall, continue the business of the Company. Subject to Section 12.2, the Company shall dissolve, and its affairs shall be wound up, upon:

          (a)   an Event of Withdrawal of the Managing Member as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Company pursuant to this Agreement;

          (b)   an election to dissolve the Company by the Managing Member that is approved by a Unit Majority;

          (c)   the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

          (d)   at any time there are no Non-Managing Members, unless the Company is continued without dissolution in accordance with the Delaware Act.

        Section 12.2    Continuation of the Business of the Company After Dissolution.     Upon (a) an Event of Withdrawal caused by the withdrawal or removal of the Managing Member as provided in Section 11.1(a)(i) or (iii) and the failure of the Members to select a successor to such Departing Managing Member pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, a Unit Majority may elect to continue the business of the Company on the same terms and conditions set forth in this Agreement by appointing as a successor Managing Member a Person approved by a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Company shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

            (i)  the Company shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

           (ii)  if the successor Managing Member is not the former Managing Member, then the interest of the former Managing Member shall be treated in the manner provided in Section 11.3; and

          (iii)  the successor Managing Member shall be admitted to the Company as Managing Member, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, that the right of a Unit Majority to approve a successor Managing Member and to continue the business of the Company shall not exist and may not be exercised unless the Company has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability under the Delaware Act of any Non-Managing Member.

        Section 12.3    Liquidator.     Upon dissolution of the Company, unless the business of the Company is continued pursuant to Section 12.2, the Managing Member shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Managing Member) shall be entitled to receive such compensation for its services as may be approved by holders of a majority of the Outstanding Units. The Liquidator (if other than the Managing Member) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a majority of the Outstanding Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a majority of the Outstanding Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

        Section 12.4    Liquidation.     The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

          (a)   The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company's assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

          (b)   Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Members otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

          (c)   All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed 100% to the Members Pro Rata.

        Section 12.5    Cancellation of Certificate of Formation.     Upon the completion of the distribution of Company cash and property as provided in Section 12.4 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

        Section 12.6    Return of Contributions.     The Managing Member shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Non-Managing Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

        Section 12.7    Waiver of Partition.     To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

ARTICLE XIII
AMENDMENT OF OPERATING AGREEMENT; MEETINGS; RECORD DATE

        Section 13.1    Amendments to be Adopted Solely by the Managing Member.     Each Member agrees that the Managing Member, without the approval of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a)   a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

          (b)   admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

          (c)   a change that the Managing Member determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or other entity in which the Non-Managing Members have limited liability under the laws of any state;

          (d)   a change that the Managing Member determines (i) does not adversely affect the Non-Managing Members (including any particular class of Membership Interests as compared to other classes of Membership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the Managing Member pursuant to Section 5.6 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

          (e)   a change in the fiscal year or taxable period of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the fiscal year or taxable period of the Company including, if the Managing Member shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Company;

          (f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Company, or the Managing Member or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (g)   an amendment that the Managing Member determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Membership Interests and Derivative Instruments pursuant to Section 5.4;

          (h)   any amendment expressly permitted in this Agreement to be made by the Managing Member acting alone;

          (i)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

          (j)    an amendment that the Managing Member determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4 or Section 7.1(a);

          (k)   a merger, conveyance or conversion pursuant to Section 14.3(d); or

          (l)    any other amendments substantially similar to the foregoing.

        Section 13.2    Amendment Procedures.     Amendments to this Agreement may be proposed only by the Managing Member. To the fullest extent permitted by law, the Managing Member shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so in its sole discretion. An amendment shall be effective upon its approval by the Managing Member and, except as otherwise provided by Section 13.1 or 13.3, a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Managing Member shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The Managing Member shall notify all Record Holders upon final adoption of any amendments. The Managing Member shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has either (i) filed such amendment with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such amendment is publicly available on such system or (ii) made such amendment available on the Company's website.

        Section 13.3    Amendment Requirements.

          (a)   Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no provision of this Agreement (other than Section 11.2 or Section 13.4) that establishes a percentage of Outstanding Units (including Units deemed owned by the Managing Member) or requires a vote or approval of Members (or a subset of Members) holding a specified Percentage Interest to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing or increasing such percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced or increased, as applicable, or the affirmative vote of Members whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced or increased, as applicable.

          (b)   Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of (including requiring any holder of a class of Membership Interests to make additional Capital Contributions to the Company) any Non-Managing Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the Managing Member or any of its Affiliates without its consent, which consent may be given or withheld at its option.

          (c)   Except as provided in Section 14.3 or Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Membership Interests in relation to other classes of Membership Interests must be approved by the holders of not less than a majority of the Outstanding Membership Interests of the class affected. If the Managing Member determines an amendment does not satisfy the requirements of Section 13.1(d)(i) because it adversely affects one or more classes of Membership Interests, as compared to other classes of Membership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class or classes.

          (d)   Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Percentage Interests of all Non-Managing Members voting as a single class unless the Company obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Non-Managing Member under applicable limited liability company law of the state under whose laws the Company is organized.

          (e)   Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of Members (including the Managing Member and its Affiliates) holding at least 90% of the Percentage Interests of all Non-Managing Members.

        Section 13.4    Special Meetings.     All acts of Non-Managing Members to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Non-Managing Members may be called by the Managing Member or by Non-Managing Members owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Non-Managing Members shall call a special meeting by delivering to the Managing Member one or more requests in writing stating that the signing Non-Managing Members wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Non-Managing Members or within such greater time as may be reasonably necessary for the Company to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing Member shall send a notice of the meeting to the Non-Managing Members either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Managing Member on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1. Non-Managing Members shall not vote on matters that would cause the Non-Managing Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Non-Managing Members' limited liability under the Delaware Act or the law of any other state in which the Company is qualified to do business.

        Section 13.5    Notice of a Meeting.     Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

        Section 13.6    Record Date.     For purposes of determining the Non-Managing Members entitled to notice of or to vote at a meeting of the Non-Managing Members or to give approvals without a meeting as provided in Section 13.11 the Managing Member may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Non-Managing Members are requested in writing by the Managing Member to give such approvals. If the Managing Member does not set a Record Date, then (x) the Record Date for determining the Non-Managing Members entitled to notice of or to vote at a meeting of the Non-Managing Members shall be the close of business on the day next preceding the day on which notice is given, and (y) the Record Date for determining the Non-Managing Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in care of the Managing Member in accordance with Section 13.11.

        Section 13.7    Adjournment.     Prior to the date upon which any meeting of Non-Managing Members is to be held, the Managing Member may postpone such meeting one or more times for any reason by giving notice to each Non-Managing Member entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless such postponement shall be for more than 45 days. Any meeting of Non-Managing Members may be adjourned by the Managing Member one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Non-Managing Member vote shall be required for any adjournment. A meeting of Non-Managing Members may be adjourned by the Managing Member as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

        Section 13.8    Waiver of Notice; Approval of Meeting; Approval of Minutes.     The transaction of business at any meeting of Non-Managing Members, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Non-Managing Member at a meeting shall constitute a waiver of notice of the meeting, except when the Non-Managing Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

        Section 13.9    Quorum and Voting.     The holders of a majority, by Percentage Interest, of Membership Interests of the class or classes for which a meeting has been called (including Membership Interests deemed owned by the Managing Member) represented in person or by proxy shall constitute a quorum at a meeting of Members of such class or classes unless any such action by the Members requires approval by holders of a greater Percentage Interest, in which case the quorum shall be such greater Percentage Interest. At any meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Members holding Membership Interests that, in the aggregate, represent a majority of the Percentage Interest of those present in person or by proxy at such meeting shall be deemed to constitute the act of all Members, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Members holding Membership Interests that in the aggregate represent at least such greater or different percentage shall be required; provided, however, that if, as a matter of law or provision of this Agreement, approval by plurality vote of Members (or any class thereof) is required to approve any action, no minimum quorum shall be required. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by Members holding the required Percentage Interest specified in this Agreement.

        Section 13.10    Conduct of a Meeting.     The Managing Member shall have full power and authority concerning the manner of conducting any meeting of the Non-Managing Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing Member shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Managing Member. The Managing Member may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Non-Managing Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

        Section 13.11    Action Without a Meeting.     If authorized by the Managing Member, any action that may be taken at a meeting of the Non-Managing Members may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Non-Managing Members owning not less than the minimum percentage, by Percentage Interest, of the Membership Interests of the class or classes for which a meeting has been called (including Membership Interests deemed owned by the Managing Member), as the case may be, that would be necessary to authorize or take such action at a meeting at which all the Non-Managing Members entitled to vote at such meeting were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Non-Managing Members who have not approved in writing. The Managing Member may specify that any written ballot submitted to Non-Managing Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Managing Member. If a ballot returned to the Company does not vote all of the Membership Interests held by the Non-Managing Members, the Company shall be deemed to have failed to receive a ballot for the Membership Interests that were not voted. If approval of the taking of any action by the Non-Managing Members is solicited by any Person other than by or on behalf of the Managing Member, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in care of the Managing Member and (b) an Opinion of Counsel is delivered to the Managing Member to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Non-Managing Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Non-Managing Members' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Company and the Members. Nothing contained in this Section 13.11 shall be deemed to require the Managing Member to solicit all Non-Managing Members in connection with a matter approved by the holders of the requisite percentage of Membership Interests acting by written consent without a meeting.

        Section 13.12    Right to Vote and Related Matters.

          (a)   Only those Record Holders of the Outstanding Membership Interests on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Non-Managing Members or to act with respect to matters as to which the holders of the Outstanding Membership Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Membership Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Membership Interests.

          (b)   With respect to Membership Interests that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Membership Interests are registered, such other Person shall, in exercising the voting rights in respect of such Membership Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Membership Interests in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV
MERGER OR CONSOLIDATION

        Section 14.1    Authority.     The Company may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

        Section 14.2    Procedure for Merger or Consolidation.

          (a)   Merger or consolidation of the Company pursuant to this Article XIV requires the prior consent of the Managing Member, provided, however, that, to the fullest extent permitted by law, the Managing Member, in declining to consent to a merger or consolidation, may act in its sole discretion.

          (b)   If the Managing Member shall determine to consent to the merger or consolidation, the Managing Member shall approve the Merger Agreement, which shall set forth:

              (i)  the name and jurisdiction of formation or organization of each of the business entities proposing to merge or consolidate;

             (ii)  the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

            (iii)  the terms and conditions of the proposed merger or consolidation;

            (iv)  the manner and basis of exchanging or converting the equity interests of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, then the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of equity interests represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

             (v)  a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or partnership agreement, certificate of formation or limited liability company agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

            (vi)  the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain and stated in the certificate of merger); and

           (vii)  such other provisions with respect to the proposed merger or consolidation that the Managing Member determines to be necessary or appropriate.

        Section 14.3    Approval by Non-Managing Members.

          (a)   Except as provided in Section 14.3(d) and Section 14.3(e), the Managing Member, upon its approval of the Merger Agreement shall direct that the Merger Agreement and the merger or consolidation contemplated thereby, as applicable, be submitted to a vote of Non-Managing Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.

          (b)   Except as provided in Sections 14.3(d) and 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Non-Managing Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

          (c)   Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the Non-Managing Members, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

          (d)   Notwithstanding anything else contained in this Article XIV or in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to convert the Company or any Group Member into a new limited liability entity, to merge the Company or any Group Member into, or convey all of the Company's assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Company or other Group Member if (i) the Managing Member has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Non-Managing Member, (ii) the sole purpose of such merger, or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity and (iii) the Managing Member determines that the governing instruments of the new entity provide the Non-Managing Members and the Managing Member with substantially the same rights and obligations as are herein contained.

          (e)   Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to merge or consolidate the Company with or into another entity if (A) the Managing Member has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Non-Managing Member, (B) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (C) the Company is the Surviving Business Entity in such merger or consolidation, (D) each Membership Interest outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Membership Interest of the Company after the effective date of the merger or consolidation, and (E) the number of Membership Interests to be issued by the Company in such merger or consolidation does not exceed 20% of the Membership Interests Outstanding immediately prior to the effective date of such merger or consolidation.

          (f)    Pursuant to Section 18-209(f) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new operating agreement for the Company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

        Section 14.4    Certificate of Merger.     Upon the required approval by the Managing Member and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

        Section 14.5    Effect of Merger or Consolidation.     At the effective time of the certificate of merger:

          (a)   all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

          (b)   the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

          (c)   all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

          (d)   all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

ARTICLE XV
RIGHT TO ACQUIRE NON-MANAGING MEMBERSHIP INTERESTS

        Section 15.1    Right to Acquire Non-Managing Member Interests.

          (a)   Notwithstanding any other provision of this Agreement, if at any time the Managing Member and its Affiliates hold more than 90% of the total Non-Managing Member Interests of any class then Outstanding, the Managing Member shall then have the right, which right it may assign and transfer in whole or in part to the Company or any Affiliate of the Managing Member, exercisable in its sole discretion, to purchase all, but not less than all, of such Non-Managing Member Interests of such class then Outstanding held by Persons other than the Managing Member and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the Managing Member or any of its Affiliates for any such Non-Managing Member Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

          (b)   If the Managing Member, any Affiliate of the Managing Member or the Company elects to exercise the right to purchase Non-Managing Member Interests granted pursuant to Section 15.1(a), the Managing Member shall deliver to the Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Non-Managing Member Interests of such class (as of a Record Date selected by the Managing Member) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Non-Managing Member Interests are listed. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Non-Managing Member Interests will be purchased and state that the Managing Member, its Affiliate or the Company, as the case may be, elects to purchase such Non-Managing Member Interests, upon surrender of Certificates representing such Non-Managing Member Interests in the case of Non-Managing Member Interests evidenced by Certificates, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Non-Managing Member Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Non-Managing Member Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the Managing Member, its Affiliate or the Company, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Non-Managing Member Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Non-Managing Member Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Non-Managing Member Interests shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a))for Non-Managing Member Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Non-Managing Member Interests in the case of Non-Managing Member Interests evidenced by Certificates, and such Non-Managing Member Interests shall thereupon be deemed to be transferred to the Managing Member, its Affiliate or the Company, as the case may be, on the record books of the Transfer Agent and the Company, and the Managing Member or any Affiliate of the Managing Member, or the Company, as the case may be, shall be deemed to be the owner of all such Non-Managing Member Interests from and after the Purchase Date and shall have all rights as the owner of such Non-Managing Member Interests.

ARTICLE XVI
GENERAL PROVISIONS

        Section 16.1    Addresses and Notices; Written Communications.

          (a)   Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Membership Interests at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Membership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the Managing Member, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) or other delivery if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 2.3. The Managing Member may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

          (b)   The terms "in writing", "written communications," "written notice" and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

        Section 16.2    Further Action.     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        Section 16.3    Binding Effect.     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        Section 16.4    Integration.     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        Section 16.5    Creditors.     None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

        Section 16.6    Waiver.     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

        Section 16.7    Third-Party Beneficiaries.     Each Member agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

        Section 16.8    Counterparts.     This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Non-Managing Member Interest, pursuant to Section 10.1(a) without execution hereof.

        Section 16.9    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.

          (a)   This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

          (b)   Each of the Members and each Person holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

              (i)  irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Members or of Members to the Company, or the rights or powers of, or restrictions on, the

    Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a fiduciary or other duty owed by any director, officer, or other employee of the Company or the Managing Member, or owed by the Managing Member, to the Company or the Members, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

             (ii)  irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) in connection with any such claim, suit, action or proceeding;

            (iii)  agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

            (iv)  expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and

             (v)  consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law.

        Section 16.10    Invalidity of Provisions.     If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

        Section 16.11    Consent of Members.     Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

        Section 16.12    Facsimile Signatures.     The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on Certificates representing Units is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MANAGING MEMBER:
ENLINK MIDSTREAM MANAGER, LLC
By:
Name:
Title:

ANNEX F

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

October 20, 2013

The Board of Directors
Crosstex Energy, Inc.
2501 Cedar Springs, Suite 100
Dallas, Texas 75201

The Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Crosstex Energy, Inc. ("CEI") of the CEI Merger Consideration (defined below) to be received by such holders (i) pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the "Merger Agreement") proposed to be entered into among Devon Energy Corporation ("DEC"), Devon Gas Services, L.P. ("DGS"), Acacia Natural Gas Corp I, Inc. ("Acacia"), CEI, New Public Rangers, L.L.C. ("New CEI"), and Boomer Merger Sub, Inc. ("Boomer Sub") and Rangers Merger Sub, Inc. ("Ranger Sub"), each a wholly owned subsidiary of New CEI, and (ii) after taking into account the transactions contemplated by a Contribution Agreement (the "Contribution Agreement" and, together with the Merger Agreement, the "Agreements") proposed to be entered into among DEC, Devon Gas Corporation ("DGC"), DGS, Southwestern Gas Pipeline, Inc. ("SGPI"), Crosstex Energy, L.P. ("CEI LP" and, together with CEI, "Crosstex") and Crosstex Energy Services, L.P. ("CES LP"). As more fully described in the Agreements, after giving effect to a series of reorganization transactions involving various DEC affiliated entities (collectively, the "Reorganization Transactions"), (a) Ranger Sub will be merged with and into CEI (the "CEI Merger") pursuant to which each outstanding share of the common stock, par value $0.01 per share, of CEI ("CEI Common Stock") will be converted into the right to receive (x) an amount in cash equal to the quotient of $100 million, which amount DEC will contribute to New CEI (the "DEC Cash Contribution"), divided by the number of shares of CEI Common Stock (other than such shares held by DEC and its affiliates) outstanding immediately prior to the effective time of the CEI Merger (such per share cash amount, the "Per Share Cash Consideration") and (y) one common unit, representing limited liability company interests, in New CEI (a "New CEI Common Unit" and, together with the Per Share Cash Consideration, the "CEI Merger Consideration"), (b) Boomer Sub will be merged with and into Acacia, an indirect wholly owned subsidiary of DEC (the "Acacia Merger" and, together with the CEI Merger, the "Mergers"), pursuant to which the sole outstanding share of the common stock, par value $0.01 per share, of Acacia will be converted into the right to receive 115,495,669 Class B common units, representing limited liability company interests, in New CEI ("New CEI Class B Common Units") and as a result of which 50% of the businesses of DEC and certain of its affiliates of gathering, processing and transporting natural gas and fractionating of natural gas liquids into component natural gas liquids and related ancillary services (collectively, the "Midstream Business" and, together with the DEC Cash Contribution, the "Devon Contributed Assets") will be transferred to New CEI, and (c) outstanding interests in certain affiliates of DEC which collectively hold the remaining 50% of the Midstream Business will be contributed to CEI LP (the "Contribution") in exchange for an aggregate of 120,542,441 Class B common units, representing limited partner interests, in CEI LP ("CEI LP Class B Common Units"). The terms and conditions of the Mergers and the Contribution (collectively viewed as a single integrated transaction, the "Transaction") are more fully described in the Agreements.

        In arriving at our opinion, we reviewed drafts, dated October 20, 2013, of the Agreements and held discussions with certain senior officers, directors and other representatives and advisors of CEI and certain senior officers and other representatives and advisors of DEC concerning the businesses, operations and prospects of Crosstex and the Devon Contributed Assets. We reviewed certain business

The Board of Directors
Crosstex Energy, Inc.
October 20, 2013

and financial information relating to Crosstex and the Devon Contributed Assets provided to or discussed with us by the respective managements of CEI and DEC, including financial forecasts and other information and data relating to Crosstex under alternative moderate growth and higher growth scenarios and the Devon Contributed Assets both before and after giving effect to the potential tax impact on New CEI of the Transaction and certain potential cost savings and revenue enhancements from growth opportunities anticipated by the management of CEI to result from the Transaction (such cost savings and revenue enhancements, collectively, the "Synergies"). We reviewed the financial terms of the Transaction as set forth in the Agreements in relation to, among other things: current and historical market prices and trading volumes of CEI Common Stock and CEI LP common units, the historical and projected cash flow and other operating data of Crosstex and the Devon Contributed Assets, the capitalization of Crosstex, and the financial condition of Crosstex and the Devon Contributed Assets. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Crosstex and the Devon Contributed Assets and analyzed, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Transaction. We also evaluated certain potential pro forma financial effects of the Transaction on New CEI and CEI LP utilizing financial forecasts and other information and data (including, without limitation, as to certain contemplated drop-down and acquisition transactions associated with the Transaction and assuming conversion of all outstanding New CEI Class B Common Units and CEI LP Class B Common Units into New CEI Common Units and CEI LP common units, respectively) provided to or discussed with us by the managements of CEI and DEC relating to Crosstex and the Devon Contributed Assets. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us relating to Crosstex and the Devon Contributed Assets and upon the assurances of the managements of CEI and DEC that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, including, without limitation, the Synergies and potential pro forma financial effects of the Transaction, we have been advised by the managements of CEI and DEC, and we have assumed, with your consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of CEI and DEC as to the future financial performance of Crosstex under the alternative growth scenarios reflected therein and the Devon Contributed Assets, the potential pro forma financial effects of the Transaction and the other matters covered thereby. With respect to the alternative moderate growth and higher growth scenarios relating to Crosstex, we have been directed by the management of CEI, based on such management's assessments as to the relative likelihood of achieving such growth scenarios, to rely primarily on the moderate growth scenario for purposes of our analyses and opinion. We have assumed, with your consent, that the financial results (including, without limitation, the Synergies) reflected in the financial forecasts and other information and data relied upon for purposes of our analyses will be realized in the amounts and at the times projected. We have relied, at your direction, upon the assessments of the

The Board of Directors
Crosstex Energy, Inc.
October 20, 2013

managements of CEI and DEC as to (i) existing and future relationships, agreements and arrangements with, and the ability of New CEI to retain, key customers and related contracts of, or otherwise relating to, Crosstex and the Devon Contributed Assets and (ii) the potential impact on Crosstex, the Devon Contributed Assets and New CEI of market trends and prospects relating to the natural gas and natural gas gathering, processing, transporting and fractionating industry, including assumptions of the managements of CEI and DEC regarding future drilling and production, volume commitments, acreage dedication with respect to certain assets, and gathering and processing rates as reflected in the financial forecasts and other information and data utilized in our analyses, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on Crosstex, the Devon Contributed Assets, New CEI or the Transaction (including the contemplated benefits thereof) or that would otherwise be meaningful in any respect to our analyses or opinion.

        We have not made or been provided with an independent evaluation or appraisal of the Devon Contributed Assets or related liabilities (contingent or otherwise) or of the assets or liabilities (contingent or otherwise) of Crosstex or any other entity nor have we made any physical inspection of the Devon Contributed Assets or of the properties or assets of Crosstex or any other entity. We have assumed, with your consent, that the Devon Contributed Assets represent all assets necessary for the conduct of the Midstream Business, there are appropriate reserves or other provisions with respect to, and there are no undisclosed, material liabilities of or relating to the Devon Contributed Assets and no liabilities unrelated to the Devon Contributed Assets will be assumed or incurred. We also have assumed, with your consent, that the Transaction and related transactions (including, without limitation, the Reorganization Transactions) will be consummated in accordance with their respective terms and in compliance with all applicable laws and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Transaction and related transactions, no delay, limitation, restriction or condition, including any divestiture requirements, amendments or modifications, will be imposed that would have an adverse effect on Crosstex, the Devon Contributed Assets, New CEI or the Transaction (including the contemplated benefits thereof). We are not expressing any view or opinion as to the actual value of New CEI Common Units, New CEI Class B Common Units or CEI LP Class B Common Units (or, as the case may be, underlying limited liability company or limited partner interests) when issued or the prices at which any such securities or other securities of New CEI, Crosstex, DEC or any other entity will trade or otherwise be transferable at any time. We have assumed, with your consent, that the Mergers will qualify for U.S. federal income tax purposes as reorganizations within the meaning of Section 368(a) and/or as transactions described in Section 351 of the Internal Revenue Code of 1986, as amended. Representatives of CEI have advised us, and we further have assumed, that the final terms of the Agreements will not vary materially from those set forth in the drafts reviewed by us. We are not expressing any opinion with respect to accounting, tax, regulatory, legal or similar matters and we have relied, with your consent, upon the assessments of representatives of CEI as to such matters.

        Our opinion does not address any terms (other than the CEI Merger Consideration to the extent expressly specified herein) or other aspects or implications of the Transaction or related transactions, including, without limitation, the form or structure of the Transaction, the form of the CEI Merger Consideration or apportionment of the aggregate consideration payable in the Mergers and the

The Board of Directors
Crosstex Energy, Inc.
October 20, 2013

Contribution between CEI and CEI LP or among the Devon Contributed Assets, the Reorganization Transactions or any voting or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Transaction, any related transactions or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of Crosstex to effect the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Crosstex or the effect of any other transaction in which Crosstex might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Transaction or any related transactions, or any class of such persons, relative to the CEI Merger Consideration or otherwise. Our opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to us as of the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Crosstex, the Devon Contributed Assets, New CEI or the Transaction (including the contemplated benefits thereof).

        Citigroup Global Markets Inc. has acted as financial advisor to CEI in connection with the proposed Transaction and will receive a fee for such services, the principal portion of which is contingent upon consummation of the Transaction. We also will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided, currently are providing and in the future may provide services to Crosstex, DEC and their respective affiliates unrelated to the proposed Transaction, for which services we and our affiliates have received and may receive compensation, including during the past two years, (i) having acted as sole participant in a bilateral facility of CEI in March 2013, as joint bookrunner with respect to certain equity or debt offerings of CEI LP in 2012 and 2013 and as co-manager of certain debt offerings of DEC in 2012 and (ii) acting as a lender under existing revolving credit facilities of CEI LP and DEC. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of CEI, CEI LP, DEC and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Crosstex, DEC and their respective affiliates.

        Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of CEI in its evaluation of the proposed Transaction. Our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the proposed Transaction or otherwise.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof and taking into account the Transaction as a whole, the CEI Merger Consideration to be received by holders of CEI Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

ANNEX G

October 20, 2013

Special Committee of the Board of Directors of
Crosstex Energy, Inc.
2501 Cedar Springs, Suite 100
Dallas, TX 75201

Members of the Special Committee:

        We understand that Crosstex Energy, Inc., a Delaware corporation (the "Company"), proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Devon Energy Corporation, a Delaware corporation ("Devon"), Devon Gas Services, L.P., a Delaware limited partnership ("Devon Gas Services"), Acacia Natural Gas Corp I, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Devon ("New Acacia"), New Public Rangers, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of Devon Gas Services ("New Public Company"), Boomer Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New Public Company ("Boomer Merger Sub"), and Rangers Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New Public Company ("MergerCo"), pursuant to which MergerCo will be merged with and into the Company, with the Company surviving and becoming a wholly-owned subsidiary of New Public Company (the "Company Merger"), and Boomer Merger Sub will be merged with and into New Acacia, with New Acacia surviving and becoming a wholly-owned subsidiary of New Public Company (the "Devon Merger" and, together with the Company Merger, the "Mergers"). In the Company Merger, each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the effective time of the Company Merger (other than certain shares of Company Common Stock to be cancelled or excluded pursuant to the Merger Agreement) will be converted into the right to receive an amount of cash as described in Section 2.1(a)(i) of the Merger Agreement (the "Cash Consideration") and 1.0 common unit representing a limited liability company interest in New Public Company ("New Public Company Common Units") (together with the Cash Consideration, the "Merger Consideration"). As a result of the Company Merger, New Public Company will own 100% of the Company. In the Devon Merger, the sole share of common stock, par value $0.01 per share, of New Acacia issued and outstanding immediately prior to the effective time of the Devon Merger will be converted into the right to receive 115,495,669 Class B common units representing limited liability company interests in New Public Company. As a result of the Devon Merger, New Public Company will own 100% of New Acacia, which will own a 50% limited partner interest in Devon Midstream Holdings, L.P., a Delaware limited partnership ("Devon Midstream"). The terms and conditions of the Mergers are more fully set forth in the Merger Agreement, and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

        The Special Committee (the "Special Committee") of the Board of Directors of the Company has asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

        In connection with rendering our opinion, we have, among other things:

  (i)
  Reviewed a draft of the Merger Agreement dated October 20, 2013;

  (ii)
  Reviewed a draft of the Contribution Agreement, dated October 20, 2013 (the "Contribution Agreement"), among Devon, Devon Gas Corporation, a Delaware corporation, Devon Gas Services, Southwestern Gas Pipeline, Inc., a Delaware corporation ("Southwestern Gas"), Crosstex Energy, L.P., a Delaware limited partnership (the "Partnership"), and Crosstex Energy Services, L.P., a Delaware limited partnership and a wholly-owned subsidiary of the Partnership ("Crosstex Energy Services"), pursuant to which (i) Devon Gas Services and

    Southwestern Gas will contribute (the "Contributions") a 50% limited partner interest in Devon Midstream to Crosstex Energy Services, and (ii) Devon Gas Services will contribute 100% of the outstanding membership interests in Devon Midstream Holdings GP, L.L.C., a Delaware limited liability company and the general partner of Devon Midstream ("Devon Midstream Holdings"), to Crosstex Energy Services in exchange for common units representing limited partner interests in the Partnership ("Partnership Common Units);

  (iii)
  Reviewed a draft of the First Amended and Restated Operating Agreement of New Public Company dated October 17, 2013;

  (iv)
  Reviewed a draft of the First Amended and Restated Limited Liability Company Agreement of New Public Rangers Manager, L.L.C. dated October 16, 2013;

  (v)
  Reviewed a draft of the form of Amendment No. 5 to Sixth Amended and Restated Agreement of Limited Partnership of the Partnership dated October 20, 2013;

  (vi)
  Reviewed a draft of the Limited Liability Company Agreement of Devon Midstream Holdings dated October 17, 2013;

  (vii)
  Reviewed a draft of the First Amended and Restated Agreement of Limited Partnership of Devon Midstream dated October 19, 2013;

  (viii)
  Reviewed a draft of the Unitholder Agreement dated October 17, 2013

  (ix)
  Reviewed a draft of the First Offer Agreement dated October 19, 2013;

  (x)
  Reviewed a draft of the Expense Reimbursement Agreement, dated October 20, 2013, between the Company and the Partnership, setting forth the terms upon which the Company may be required to reimburse the Partnership for certain expenses that the Partnership has incurred or will incur in connection with the Merger Agreement and the Contribution Agreement and the transactions contemplated thereby;

  (xi)
  Reviewed a draft of the Preferential Rights Agreement, dated October 20, 2013 (the "E2 ROFR Agreement"), between the Company, the Partnership, and New Public Company setting forth (i) the terms upon which the Company may be required to offer the Partnership a right of first refusal in the event the Company receives an offer to transfer its interest in E2 Appalachian Compression, LLC, a Delaware limited liability company, or E2 Energy Services, LLC, a Delaware limited liability company, and (ii) the terms upon which New Public Company may be required to offer the Partnership a right of first refusal in the event New Public Company acquires the Access Interest (as defined in the E2 ROFR Agreement) and receives an offer to transfer the Access Interest;

  (xii)
  Reviewed certain publicly available business, operating and financial information relating to the Company, the Partnership and Devon Midstream that we deemed to be relevant;

  (xiii)
  Reviewed certain non-public projected financial data relating to the Company, the Partnership and Devon Midstream that were furnished to us by management of the Company and Devon;

  (xiv)
  Reviewed certain non-public historical and projected operating data relating to the Company, the Partnership and Devon Midstream that were furnished to us by management of the Company and Devon;

  (xv)
  Discussed the past and current operations, financial projections and current financial condition of the Company, the Partnership and Devon Midstream with management of the Company (including management's views on the risks and uncertainties of achieving such projections);

  (xvi)
  Reviewed the reported prices and the historical trading activity of Company Common Stock and the Partnership Common Units;

  (xvii)
  Performed a discounted cash flow analysis utilizing financial projections for the Company, the Partnership and Devon Midstream;

  (xviii)
  Compared the financial performance of the Company, the Partnership and Devon Midstream and certain of their respective market trading metrics, as applicable, with those of certain publicly-traded partnerships and their securities that we deemed relevant;

  (xix)
  Compared the financial performance of the Company, the Partnership and Devon Midstream and the valuation multiples implied by the Mergers with those of certain other transactions that we deemed relevant;

  (xx)
  Compared the relative contribution by each of the Company, the Partnership and Devon Midstream to the pro forma New Public Company with the relative ownership as implied by the Merger Consideration using certain financial metrics we deemed relevant; and

  (xxi)
  Performed such other analyses and examinations and considered such other factors that we deemed appropriate.

        For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company, the Partnership and Devon Midstream referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company, the Partnership and Devon Midstream as to the future financial performance of the companies under the alternative business assumptions reflected therein. We have relied, at your direction, without independent verification, upon the assessments of the management of the Company as to the future financial and operating performance of New Public Company, the Company, the Partnership and Devon Midstream and we have assumed that New Public Company, the Company, the Partnership and Devon Midstream will realize the synergies and benefits that they expect to realize from the Mergers and the Contributions. We express no view as to any projected financial data relating to the Company, the Partnership or Devon Midstream or the assumptions on which they are based.

        For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement and the Contribution Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and the Contribution Agreement and that all conditions to the consummation of the Mergers and the Contributions will be satisfied without material waiver or modification thereof. Additionally, we have assumed that the Mergers are consummated concurrently and that the Contributions are consummated immediately following the consummation of the Mergers. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Mergers and the Contributions will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company, the Partnership or Devon Midstream or the consummation of the Mergers or the Contributions or materially reduce the benefits of the Mergers or the Contributions to New Public Company or the Partnership. We have assumed the final versions of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed by us.

        We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, New Public Company, the Partnership or Devon Midstream, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company, New Public Company, the Partnership and Devon Midstream under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, monetary, market, regulatory and other conditions and circumstances as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

        We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness of the Merger Consideration, from a financial point of view, as of the date hereof, to the holders of Company Common Stock. We do not express any view on, and our opinion does not address, the fairness of the Mergers to, or any consideration received in connection therewith by, the holders of any other securities, or any creditors or other constituencies, of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any of the other parties to the Merger Agreement, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have assumed that any modification to the structure of the Mergers or Contributions will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Mergers as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Mergers. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Company Common Stock or any business combination or other extraordinary transaction involving the Company. This letter, and our opinion, does not constitute a recommendation to the Special Committee or to any other persons in respect of the Mergers, including as to how any holder of Company Common Stock should vote or act in respect of the Mergers. We express no opinion herein as to the price at which Company Common Stock, the New Public Company Common Units or the Partnership Common Units will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

        We will receive a fee for our services upon the rendering of this opinion. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a fee if the Company Merger is consummated. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and the Company or any other party to the Merger Agreement pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship other than in 2012, Evercore Group L.L.C. and its affiliates provided financial advisory services to the Company for which Evercore Group L.L.C. received a fee. We may provide financial or other services to the Company, the New Public Company, the Partnership and Devon and their respective affiliates in the future and in connection with any such services we may receive compensation.

        Evercore Group L.L.C. and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to the Company, the New Public Company, the Partnership, Devon and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        This letter, and the opinion expressed herein is addressed to, and is for the information and benefit of, the Special Committee and, to the extent determined by the Special Committee, the Board of Directors of the Company in connection with the evaluation of the proposed Company Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

        This letter, and the opinion expressed herein, may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full, and may include references to our opinion and us and our relationship with the Company and the Special Committee and summarize our opinion, in any document relating to the Company Merger that is required to be filed with the U.S. Securities and Exchange Commission; provided, however, that all references to us or our opinion in any such document and the description or inclusion of our opinion and advice or related analysis therein shall be subject to our prior written consent with respect to form and substance, which consent shall not be unreasonably withheld or delayed.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,
EVERCORE GROUP L.L.C.
By:	/s/ RAYMOND B. STRONG III Raymond B. Strong III Senior Managing Director

ANNEX H

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX I

GLOSSARY OF TERMS

        As generally used in the energy industry and in this proxy statement/prospectus, the identified terms have the following meanings:

Abbreviation	Term
Bbl(s)	Barrel(s) (equal to 42 gallons)
Bcf	Billion cubic feet
Btu	British thermal units
/d	Per day
Gal(s)	Gallon(s)
HP	Horsepower
MBbls	Thousand Barrels
MMBtu	Million British thermal units
MMcf	Million cubic feet
NGL(s)	Natural gas liquid(s)

I-1

SPECIAL MEETING OF STOCKHOLDERS OF CROSSTEX ENERGY, INC. <Month Date>, 2014 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement/prospectus and proxy card are available at http://www.astproxyportal.com/ast/13278/ Please complete, sign, date and mail your proxy card in the postage-paid envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership's name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. The Board of Directors recommends you vote “FOR” proposals 1, 2 and 3. 1. Proposal to adopt the Agreement and Plan of Merger, dated as of October 21, 2013, as such agreement may be amended from time to time, by and among Crosstex Energy, Inc. ("Crosstex"), Devon Energy Corporation ("Devon"), Acacia Natural Gas Corp I, Inc. ("New Acacia"), EnLink Midstream, LLC (formerly known as EnLink Midstream, LLC (formerly known as New Public, L.L.C.) ("EnLink Midstream") and certain other wholly owned subsidiaries of Devon, pursuant to which, among other things, a wholly owned subsidiary of EnLink Midstream will merge with and into Crosstex (the "Crosstex merger"), and another wholly owned subsidiary of EnLink Midstream will merge with and into New Acacia, with Crosstex and New Acacia surviving as wholly owned subsidiaries of EnLink Midstream. 2. Proposal to approve adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1. 3. Proposal to approve, on an advisory (non-binding) basis, a resolution regarding the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK. Please detach along perforated line and mail in the envelope provided.  00003000000303000000 5 FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

1 14475 COMMENTS: PROXY CROSSTEX ENERGY, INC. 2501 CEDAR SPRINGS RD. DALLAS, TEXAS 75201 Proxy Solicited on Behalf of the Board of Directors The undersigned, revoking any proxy heretofore given for the meeting of the stockholders described on the reverse side of this card, hereby appoints Barry E. Davis and Joe A. Davis, and each of them, proxies, with full powers of substitution, to represent the undersigned at the special meeting of stockholders of Crosstex Energy, Inc. to be held on <Month Date>, 2014, and at any adjournment or postponement thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows: The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED "FOR" APPROVAL OF ITEMS 1, 2, AND 3. The undersigned hereby acknowledges receipt of notice of, and the proxy statement/prospectus for, the aforesaid special meeting of stockholders. (Continued and to be signed and dated on the reverse side.)

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. The Board of Directors recommends you vote “FOR” proposals 1, 2 and 3. 1. Proposal to adopt the Agreement and Plan of Merger, dated as of October 21, 2013, as such agreement may be amended from time to time, by and among Crosstex Energy, Inc. ("Crosstex"), Devon Energy Corporation ("Devon"), Acacia Natural Gas Corp I, Inc. ("New Acacia"), EnLink Midstream, LLC (formerly known as EnLink Midstream, L.L.C.) EnLink Midstream and certain other wholly owned subsidiaries of Devon, pursuant to which, among other things, a wholly owned subsidiary of EnLink Midstream will merge with and into Crosstex (the "Crosstex merger"), and another wholly owned subsidiary of EnLink Midstream will merge with and into New Acacia (the "Devon merger" and, together with the Crosstex merger, the "mergers"), with Crosstex and New Acacia surviving as wholly owned subsidiaries of EnLink Midstream. 2. Proposal to approve adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1. 3. Proposal to approve, on an advisory (non-binding) basis, a resolution regarding the compensation payments that will or may be paid by Crosstex to its named executive officers in connection with the Crosstex merger. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 SPECIAL MEETING OF STOCKHOLDERS OF CROSSTEX ENERGY, INC. <Month Date>, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM Eastern time on , 2014. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK. 00003000000303000000 5 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement/prospectus and proxy card are available at http://www.astproxyportal.com/ast/13278/ FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN EnLink Midstream, LLC (formerly known as EnLink Midstream